As filed with the Securities and Exchange Commission on February 14, 2022

Registration No. 333-261689

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

PRE-EFFECTIVE AMENDMENT NO. 1

to

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

PROSHARES TRUST II

(Exact name of registrant as specified in its charter)

Delaware	6221	87-6284802
(State of Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

7272 Wisconsin Avenue

21st Floor

Bethesda, Maryland 20814

(240) 497-6400

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Michael L. Sapir

c/o ProShare Capital Management LLC

7272 Wisconsin Avenue

21st Floor

Bethesda, Maryland 20814

(240) 497-6400

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Michael M. Philipp c/o Morgan, Lewis & Bockius LLP 77 West Wacker Drive Chicago, Illinois 60601	Richard F. Morris c/o ProShare Capital Management LLC 7272 Wisconsin Avenue 21st Floor Bethesda, MD 20814

Approximate date of commencement of proposed sale to the public:

As promptly as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

ProShares VIX Mid-Term Futures ETF

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☒

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

ProShares Ultra Bloomberg Natural Gas

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☒

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

ProShares UltraShort Bloomberg Natural Gas

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☒

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

ProShares UltraShort Silver

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☒

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

ProShares UltraShort Gold

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☒

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

ProShares UltraShort Australian Dollar

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☒

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

ProShares Ultra Euro

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☒

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

ProShares Short Euro

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☒

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

ProShares UltraShort Euro

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

ProShares Ultra Yen

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☒

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

ProShares UltraShort Yen

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☒

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this Prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This Prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.Subject to completion, February 14, 2022
PROSHARES TRUST II

Common Units of Beneficial Interest

Title of Securities to be Registered	Benchmark	Proposed Maximum Aggregate Offering Price Per Fund
ProShares VIX Mid-Term Futures ETF (VIXM)	S&P 500® VIX Mid-Term Futures Index	$233,804,446
ProShares Ultra Bloomberg Natural Gas (BOIL)	Bloomberg Natural Gas SubindexSM	$882,603,430
ProShares UltraShort Bloomberg Natural Gas (KOLD)	Bloomberg Natural Gas SubindexSM	$1,108,579,068
ProShares UltraShort Silver (ZSL)	Bloomberg Silver SubindexSM	$139,174,409
ProShares UltraShort Gold (GLL)	Bloomberg Gold SubindexSM	$71,290,164
ProShares UltraShort Australian Dollar (CROC)	The U.S. dollar price of the Australian dollar	$57,562,542
ProShares Ultra Euro (ULE)	The U.S. dollar price of the euro	$28,620,131
ProShares Short Euro (EUFX)	The U.S. dollar price of the euro	$53,055,627
ProShares UltraShort Euro (EUO)	The U.S. dollar price of the euro	$39,851,670
ProShares Ultra Yen (YCL)	The U.S. dollar price of the Japanese yen	$41,792,144
ProShares UltraShort Yen (YCS)	The U.S. dollar price of the Japanese yen	$50,975,999
ProShares Trust II (the “Trust”) is a Delaware statutory trust organized into separate series. The Trust may from time to time offer to sell common units of beneficial interest (“Shares”) of any or all of the series of the Trust listed above (each, a “Fund” and collectively, the “Funds”) or other series of the Trust. Shares represent units of fractional undivided beneficial interest in and ownership of a series of the Trust. Each Fund’s Shares are offered on a continuous basis. With the exception of the Shares of the ProShares VIX Mid-Term Futures ETF, the Shares of each Fund are listed for trading on NYSE Arca, Inc. under the ticker symbol shown above next to each Fund’s name. The Shares of the ProShares VIX Mid-Term Futures ETF are listed for trading on Cboe BZX Exchange, Inc. (collectively with the NYSE Arca, Inc., the “Exchange”). Please note that the Trust has series other than the Funds.
The ProShares VIX Mid-Term Futures ETF seeks investment results, before fees and expenses, that match the performance of the S&P 500® VIX Mid-Term Futures Index (the “Index”).
Each of the other Funds is “geared” (each, a “Geared Fund” and collectively, the “Geared Funds”) which means that each has an investment objective to seek daily investment results, before fees and expenses, that correspond either to a multiple (2x), the inverse (-1x) or an inverse multiple (-2x) of the performance of a benchmark for a single day, not for any other period. The Geared Funds do not seek to achieve their stated investment objective over a period greater than a single day. A “single day” is measured from the time a Fund calculates its respective net asset value (“NAV”) to the time of the Fund’s next NAV calculation. The NAV calculation times for the Funds typically range from 7:00 a.m. to 4:15 p.m. (Eastern Time). Please see the section entitled “Summary-Creation and Redemption Transactions” for additional details on the NAV calculation times for the Funds.
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The Funds seek to achieve their respective investment objectives through the appropriate amount of exposure to its benchmark. Each Fund also has the ability to engage in swap transactions, forward contracts, options contacts, and other instruments in order to achieve its investment objective, in the manner and to the extent described herein. The Funds will not invest directly in any commodities or currencies.
The ProShares VIX Mid-Term Futures ETF may be referred to herein as the “VIX Futures Fund” or the “Matching Fund.” The ProShares Ultra Bloomberg Natural Gas (the “Ultra Natural Gas Fund”) and the ProShares UltraShort Bloomberg Natural Gas (the “UltraShort Natural Gas Fund”) may be collectively referred to as the “Natural Gas Funds.” The ProShares UltraShort Silver (the “UltraShort Silver Fund”) and the ProShares UltraShort Gold (the “UltraShort Gold Fund”) may be collectively referred to as the “Precious Metals Funds.” The ProShares UltraShort Australian Dollar (the “UltraShort Australian Dollar Fund”), the ProShares Ultra Euro (the “Ultra Euro Fund”), the ProShares Short Euro (the “Short Euro Fund” or the “Short Fund”), ProShares UltraShort Euro (the “UltraShort Euro Fund”), the ProShares Ultra Yen (the “Ultra Yen Fund”) and the ProShares UltraShort Yen (the “UltraShort Yen Fund”) may be collectively referred to as the “Currency Funds.” The Ultra Natural Gas Fund, the Ultra Euro Fund and the Ultra Yen Fund may be collectively referred to as the “Ultra Funds.” The UltraShort Natural Gas Fund, the UltraShort Australian Dollar Fund, the UltraShort Euro Fund, the UltraShort Yen Fund and the Precious Metals Funds may be collectively referred to as the “UltraShort Funds.”

INVESTING IN THE SHARES INVOLVES SIGNIFICANT RISKS. PLEASE REFER TO “RISK FACTORS” BEGINNING ON PAGE 13.
THE FUNDS PRESENT SIGNIFICANT RISKS NOT APPLICABLE TO OTHER TYPES OF FUNDS. THE FUNDS ARE NOT APPROPRIATE FOR ALL INVESTORS. THE VIX FUTURES FUND INCLUDES RISKS RELATING TO INVESTING IN AND SEEKING EXPOSURE TO VIX FUTURES CONTRACTS. THE GEARED FUNDS THAT USE LEVERAGE ARE RISKIER THAN SIMILARLY BENCHMARKED EXCHANGE-TRADED FUNDS THAT DO NOT USE LEVERAGE. AN INVESTOR SHOULD ONLY CONSIDER AN INVESTMENT IN A GEARED FUND IF HE OR SHE UNDERSTANDS THE CONSEQUENCES OF SEEKING DAILY LEVERAGED, DAILY INVERSE OR DAILY INVERSE LEVERAGED INVESTMENT RESULTS, INCLUDING THE IMPACT OF COMPOUNDING ON GEARED FUND PERFORMANCE.
THE RETURN OF A GEARED FUND FOR A PERIOD LONGER THAN A SINGLE DAY IS THE RESULT OF ITS RETURN FOR EACH DAY COMPOUNDED OVER THE PERIOD AND USUALLY WILL DIFFER IN AMOUNT AND POSSIBLY EVEN DIRECTION FROM THE GEARED FUND’S STATED MULTIPLE TIMES THE RETURN OF THE BENCHMARK FOR THE SAME PERIOD. THESE DIFFERENCES CAN BE SIGNIFICANT.
THE FUNDS’ INVESTMENTS MAY BE ILLIQUID AND/OR HIGHLY VOLATILE AND THE FUNDS MAY EXPERIENCE LARGE LOSSES FROM BUYING, SELLING OR HOLDING SUCH INVESTMENTS. AN INVESTOR IN ANY OF THE FUNDS COULD POTENTIALLY LOSE THE FULL PRINCIPAL VALUE OF HIS/HER INVESTMENT WITHIN A SINGLE DAY.
SHAREHOLDERS WHO INVEST IN THE FUNDS SHOULD ACTIVELY MANAGE AND MONITOR THEIR INVESTMENTS, AS FREQUENTLY AS DAILY.
The Short Euro Fund seeks daily investment results, before fees and expenses, that correspond to the inverse (-1x) of the performance of its benchmark for a single day, not for any other period. Each Ultra Fund seeks daily investment results, before fees and expenses, that correspond to two times (2x) the performance of its benchmark for a single day, not for any other period. Each UltraShort Fund seeks daily investment results, before fees and expenses, that correspond to two times the inverse (-2x) of the performance of its benchmark for a single day, not for any other period.
The return of a Geared Fund for a period longer than a single day is the result of its return for each day compounded over the period and usually will differ in amount and possibly even direction from the Geared Fund’s stated multiple times the return of the Geared Fund’s benchmark for the same period. Daily compounding of a Geared Fund’s investment returns can dramatically and adversely affect its longer-term performance especially during periods of high volatility. Volatility has a negative impact on Geared Fund performance and the volatility of a Geared Fund’s benchmark may be at least as important to a Geared Fund’s return as the return of the Fund’s benchmark.
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The Geared Funds that use leverage should produce returns for a single day that are more volatile than those of its respective benchmark. For example, the return for a single day of each of the Ultra Natural Gas Fund, the Ultra Euro Fund and the Ultra Yen Fund with its (2x) multiple should be approximately two times as volatile for a single day as the return of a fund with an objective of matching the same benchmark. The return for a single day of each of the UltraShort Natural Gas Fund, the UltraShort Silver Fund, the UltraShort Gold Fund, the UltraShort Australian Dollar Fund, the UltraShort Euro Fund, and the UltraShort Yen Fund with a -2x multiple should be approximately two times as volatile for a single day as the inverse of the return of a fund with an objective of matching the same benchmark.
THE VIX FUTURES FUND PRESENTS DIFFERENT RISKS THAN OTHER TYPES OF FUNDS, INCLUDING RISKS RELATING TO INVESTING AND SEEKING EXPOSURE TO VIX FUTURES CONTRACTS. AN INVESTOR SHOULD ONLY CONSIDER AN INVESTMENT IN THE VIX FUTURES FUND IF HE OR SHE UNDERSTANDS THE CONSEQUENCES OF SEEKING EXPOSURE TO VIX FUTURES CONTRACTS. THE VIX FUTURES FUND GENERALLY IS INTENDED TO BE USED ONLY FOR SHORT-TERM HORIZONS.
The VIX Futures Fund is benchmarked to the S&P 500 VIX Mid-Term Futures Index. The VIX Futures Fund is not benchmarked to the VIX Index (which is commonly referred to as the “VIX”). The S&P 500 VIX Mid-Term Futures Index and the VIX are two separate indices and can be expected to perform very differently.
The VIX is a non-investable index that measures the implied volatility of the S&P 500. For these purposes, “implied volatility” is a measure of the expected volatility (i.e., the rate and magnitude of variations in performance) of the S&P 500 over the next 30 days. The VIX does not represent the actual volatility of the S&P 500. The VIX is calculated based on the prices of a constantly changing portfolio of S&P 500 put and call options. The S&P 500 VIX Mid-Term Futures Index, the index used by the VIX Futures Fund, consists of mid-term VIX futures contracts. As such, the performance of the Index can be expected to be very different from the actual volatility of the S&P 500 or the performance of the VIX. As a result, the performance of the Funds also can be expected to be very different from the actual volatility of the S&P 500 or the performance of the VIX.
Unlike certain other asset classes that, in general, have historically increased in price over long periods of time, the volatility of the S&P 500 as measured by the VIX has historically reverted to a long-term average level over time. This means that the potential upside of an investment in the VIX Futures Fund may be limited. In addition, gains of the VIX Futures Fund, if any, may be subject to significant and unexpected reversals. Investors holding Shares of the VIX Futures Fund beyond short-term periods have an increased risk of losing all or a substantial portion of their investment.
Each Fund will distribute to shareholders a Schedule K-1 that will contain information regarding the income and expenses of the Fund.
NEITHER THE TRUST NOR ANY FUND IS A MUTUAL FUND OR ANY OTHER TYPE OF INVESTMENT COMPANY AS DEFINED IN THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED (THE “1940 ACT”), AND NEITHER IS SUBJECT TO REGULATION THEREUNDER. SHAREHOLDERS DO NOT HAVE THE PROTECTIONS ASSOCIATED WITH OWNERSHIP OF SHARES IN AN INVESTMENT COMPANY REGISTERED UNDER THE 1940 ACT. SEE RISK FACTOR ENTITLED “SHAREHOLDERS DO NOT HAVE THE PROTECTIONS ASSOCIATED WITH OWNERSHIP OF SHARES IN AN INVESTMENT COMPANY REGISTERED UNDER THE 1940 ACT IN PART ONE OF THIS PROSPECTUS FOR MORE INFORMATION.
Each Fund continuously offers and redeems Shares only in large blocks of Shares known as “Creation Units”, each of which consists of 50,000 Shares (25,000 Shares with respect to the VIX Futures Fund). Only Authorized Participants (as defined herein) may purchase and redeem Shares from a Fund and then only in Creation Units. An Authorized Participant is an entity that has entered into an Authorized Participant Agreement with the Trust and ProShare Capital Management LLC (the “Sponsor”). Shares are offered to Authorized Participants in Creation Units at each Fund’s respective NAV. Authorized Participants may then offer to the public, from time to time, Shares from any Creation Unit they create at a per-Share market price. The form of Authorized Participant Agreement and the related Authorized Participant Procedures Handbook set forth the terms and conditions under which an Authorized Participant may purchase or redeem a Creation Unit. Authorized Participants will not receive from any Fund, the Sponsor, or any of their affiliates, any fee or other compensation in connection with their sale of Shares to the public. An Authorized Participant may receive commissions or fees from investors who purchase Shares through their commission or fee-based brokerage accounts.
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These securities have not been approved or disapproved by the United States Securities and Exchange Commission (the “SEC”) or any state securities commission nor has the SEC or any state securities commission passed upon the accuracy or adequacy of this Prospectus. Any representation to the contrary is a criminal offense.
THE COMMODITY FUTURES TRADING COMMISSION HAS NOT PASSED UPON THE MERITS OF PARTICIPATING IN THIS POOL NOR HAS THE COMMISSION PASSED ON THE ADEQUACY OR ACCURACY OF THIS DISCLOSURE DOCUMENT.

February ___, 2022
The Shares are neither interests in nor obligations of the Sponsor, Wilmington Trust Company, or any of their respective affiliates. The Shares are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.
This Prospectus has two parts: the offered series disclosure and the general pool disclosure. These parts are bound together and are incomplete if not distributed together to prospective participants.
COMMODITY FUTURES TRADING COMMISSION
RISK DISCLOSURE STATEMENT
YOU SHOULD CAREFULLY CONSIDER WHETHER YOUR FINANCIAL CONDITION PERMITS YOU TO PARTICIPATE IN A COMMODITY POOL. IN SO DOING, YOU SHOULD BE AWARE THAT COMMODITY INTEREST TRADING CAN QUICKLY LEAD TO LARGE LOSSES AS WELL AS GAINS. SUCH TRADING LOSSES CAN SHARPLY REDUCE THE NET ASSET VALUE OF THE POOL AND CONSEQUENTLY THE VALUE OF YOUR INTEREST IN THE POOL. IN ADDITION, RESTRICTIONS ON REDEMPTIONS MAY AFFECT YOUR ABILITY TO WITHDRAW YOUR PARTICIPATION IN THE POOL.
FURTHER, COMMODITY POOLS MAY BE SUBJECT TO SUBSTANTIAL CHARGES FOR MANAGEMENT, AND ADVISORY AND BROKERAGE FEES. IT MAY BE NECESSARY FOR THOSE POOLS THAT ARE SUBJECT TO THESE CHARGES TO MAKE SUBSTANTIAL TRADING PROFITS TO AVOID DEPLETION OR EXHAUSTION OF THEIR ASSETS. THIS DISCLOSURE DOCUMENT CONTAINS A COMPLETE DESCRIPTION OF EACH EXPENSE TO BE CHARGED TO THIS POOL, AT PAGES 80 THROUGH 84, AND A STATEMENT OF THE PERCENTAGE RETURN NECESSARY TO BREAK EVEN, THAT IS, TO RECOVER THE AMOUNT OF YOUR INITIAL INVESTMENT, AT PAGES 80 THROUGH 84.
THIS BRIEF STATEMENT CANNOT DISCLOSE ALL THE RISKS AND OTHER FACTORS NECESSARY TO EVALUATE YOUR PARTICIPATION IN THIS COMMODITY POOL. THEREFORE, BEFORE YOU DECIDE TO PARTICIPATE IN THIS COMMODITY POOL, YOU SHOULD CAREFULLY STUDY THIS DISCLOSURE DOCUMENT, INCLUDING A DESCRIPTION OF THE PRINCIPAL RISK FACTORS OF THIS INVESTMENT, AT PAGES 13 THROUGH 51.
YOU SHOULD ALSO BE AWARE THAT THIS COMMODITY POOL MAY TRADE FOREIGN FUTURES OR OPTIONS CONTRACTS. TRANSACTIONS ON MARKETS LOCATED OUTSIDE THE UNITED STATES, INCLUDING MARKETS FORMALLY LINKED TO A UNITED STATES MARKET, MAY BE SUBJECT TO REGULATIONS WHICH OFFER DIFFERENT OR DIMINISHED PROTECTION TO THE POOL AND ITS PARTICIPANTS. FURTHER, UNITED STATES REGULATORY AUTHORITIES MAY BE UNABLE TO COMPEL THE ENFORCEMENT OF THE RULES OF REGULATORY AUTHORITIES OR MARKETS IN NON-UNITED STATES JURISDICTIONS WHERE TRANSACTIONS FOR THE POOL MAY BE EFFECTED.
SWAPS TRANSACTIONS, LIKE OTHER FINANCIAL TRANSACTIONS, INVOLVE A VARIETY OF SIGNIFICANT RISKS. THE SPECIFIC RISKS PRESENTED BY A PARTICULAR SWAP TRANSACTION NECESSARILY DEPEND UPON THE TERMS OF THE TRANSACTION AND YOUR CIRCUMSTANCES. IN GENERAL, HOWEVER, ALL SWAPS TRANSACTIONS
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INVOLVE SOME COMBINATION OF MARKET RISK, CREDIT RISK, COUNTERPARTY CREDIT RISK, FUNDING RISK, LIQUIDITY RISK, AND OPERATIONAL RISK.
HIGHLY CUSTOMIZED SWAPS TRANSACTIONS IN PARTICULAR MAY INCREASE LIQUIDITY RISK, WHICH MAY RESULT IN A SUSPENSION OF REDEMPTIONS. HIGHLY LEVERAGED TRANSACTIONS MAY EXPERIENCE SUBSTANTIAL GAINS OR LOSSES IN VALUE AS A RESULT OF RELATIVELY SMALL CHANGES IN THE VALUE OR LEVEL OF AN UNDERLYING OR RELATED MARKET FACTOR. IN EVALUATING THE RISKS AND CONTRACTUAL OBLIGATIONS ASSOCIATED WITH A PARTICULAR SWAP TRANSACTION, IT IS IMPORTANT TO CONSIDER THAT A SWAP TRANSACTION MAY, IN CERTAIN INSTANCES, BE MODIFIED OR TERMINATED ONLY BY MUTUAL CONSENT OF THE ORIGINAL PARTIES AND SUBJECT TO AGREEMENT ON INDIVIDUALLY NEGOTIATED TERMS. THEREFORE, IT MAY NOT BE POSSIBLE FOR THE COMMODITY POOL OPERATOR TO MODIFY, TERMINATE, OR OFFSET THE POOL’S OBLIGATIONS OR THE POOL’S EXPOSURE TO THE RISKS ASSOCIATED WITH A TRANSACTION PRIOR TO ITS SCHEDULED TERMINATION DATE.

THIS PROSPECTUS DOES NOT INCLUDE ALL OF THE INFORMATION OR EXHIBITS IN THE REGISTRATION STATEMENT OF THE TRUST. INVESTORS CAN READ AND COPY THE ENTIRE REGISTRATION STATEMENT AT THE PUBLIC REFERENCE FACILITIES MAINTAINED BY THE SEC IN WASHINGTON, D.C.

THE TRUST WILL FILE QUARTERLY AND ANNUAL REPORTS WITH THE SEC. INVESTORS CAN READ AND COPY THESE REPORTS AT THE SEC PUBLIC REFERENCE FACILITIES IN WASHINGTON, D.C. PLEASE CALL THE SEC AT 1-800-SEC-0330 FOR FURTHER INFORMATION.
THE FILINGS OF THE TRUST ARE POSTED AT THE SEC WEBSITE AT WWW.SEC.GOV.
REGULATORY NOTICES
NO DEALER, SALESMAN OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH OTHER INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE TRUST, ANY OF THE FUNDS, THE SPONSOR, THE AUTHORIZED PARTICIPANTS OR ANY OTHER PERSON.
THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OR SOLICITATION TO SELL OR A SOLICITATION OF AN OFFER TO BUY, NOR SHALL THERE BE ANY OFFER, SOLICITATION, OR SALE OF THE SHARES IN ANY JURISDICTION IN WHICH SUCH OFFER, SOLICITATION, OR SALE IS NOT AUTHORIZED OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE ANY SUCH OFFER, SOLICITATION, OR SALE.

AUTHORIZED PARTICIPANTS MAY BE REQUIRED TO DELIVER A PROSPECTUS WHEN TRANSACTING IN SHARES. SEE “PLAN OF DISTRIBUTION” IN PART TWO OF THIS PROSPECTUS.
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PROSHARES TRUST II
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PART ONE
OFFERED SERIES DISCLOSURE
SUMMARY
Investors should read the following summary together with the more detailed information in this Prospectus before investing in Shares of any of the Funds, including the information under the caption “Risk Factors,” and all exhibits to this Prospectus and the information incorporated by reference in this Prospectus, including the financial statements and the notes to those financial statements in the Trust’s Annual Report on Form 10-K, and the Quarterly Reports on Form 10-Q, and Current Reports, if any, on Form 8-K. Please see the section entitled “Incorporation by Reference of Certain Documents” in Part Two of this Prospectus. Investors should also read any updated Prospectus, supplements to this Prospectus, notices and press releases, and other important information about the Funds which are posted on the Sponsor’s website at www.ProShares.com.
For ease of reference, any references throughout this Prospectus to various actions taken by any or all of the Funds are actually actions taken by the Trust on behalf of such Funds.
The definitions of capitalized terms used in this Prospectus can be found in the Glossary of Defined Terms in Appendix A and throughout this Prospectus.
Important Information About the Funds

THE FUNDS PRESENT SIGNIFICANT RISKS NOT APPLICABLE TO OTHER TYPES OF FUNDS. THE FUNDS ARE NOT APPROPRIATE FOR ALL INVESTORS. THE VIX FUTURES FUND INCLUDES RISKS RELATING TO INVESTING IN AND SEEKING EXPOSURE TO VIX FUTURES CONTRACTS. THE GEARED FUNDS THAT USE LEVERAGE ARE RISKIER THAN SIMILARLY BENCHMARKED EXCHANGE-TRADED FUNDS THAT DO NOT USE LEVERAGE. AN INVESTOR SHOULD ONLY CONSIDER AN INVESTMENT IN A GEARED FUND IF HE OR SHE UNDERSTANDS THE CONSEQUENCES OF SEEKING DAILY LEVERAGED, DAILY INVERSE OR DAILY INVERSE LEVERAGED INVESTMENT RESULTS, INCLUDING THE IMPACT OF COMPOUNDING ON GEARED FUND PERFORMANCE.
THE RETURN OF A GEARED FUND FOR A PERIOD LONGER THAN A SINGLE DAY IS THE RESULT OF ITS RETURN FOR EACH DAY COMPOUNDED OVER THE PERIOD AND USUALLY WILL DIFFER IN AMOUNT AND POSSIBLY EVEN DIRECTION FROM THE GEARED FUND’S STATED MULTIPLE TIMES THE RETURN OF THE FUND’S BENCHMARK FOR THE SAME PERIOD. THESE DIFFERENCES CAN BE SIGNIFICANT.
THE FUNDS’ INVESTMENTS MAY BE ILLIQUID (I.E., DIFFICULT OR IMPOSSIBLE TO SELL AT THE DESIRED PRICE) AND/OR HIGHLY VOLATILE AND THE FUNDS MAY EXPERIENCE LARGE LOSSES FROM BUYING, SELLING OR HOLDING SUCH INVESTMENTS. AN INVESTOR IN ANY OF THE FUNDS COULD POTENTIALLY LOSE THE FULL PRINCIPAL VALUE OF HIS/HER INVESTMENT WITHIN A SINGLE DAY.
SHAREHOLDERS WHO INVEST IN THE FUNDS SHOULD ACTIVELY MANAGE AND MONITOR THEIR INVESTMENTS,
AS FREQUENTLY AS DAILY.
The Short Euro Fund seeks daily investment results, before fees and expenses, that correspond to the inverse (-1x) of the performance of its benchmark for a single day, not for any other period. Each UltraShort Fund seeks daily investment results, before fees and expenses, that correspond to two times the inverse (-2x) of the performance of its benchmark for a single day, not for any other period. Each Ultra Fund seeks daily investment results, before fees and expenses, that correspond to two times (2x) the performance of its benchmark for a single day, not for any other period. The return of a Geared Fund for a period longer than a single day is the result of its return for each day compounded over the period and usually will differ in amount and possibly even direction from the Geared Fund’s stated multiple times the return of the Geared Fund’s benchmark for the same period. These differences can be significant. Daily compounding of a Geared Fund’s investment returns can dramatically and adversely affect its longer-term performance, especially during periods of high volatility.
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Volatility has a negative impact on Geared Fund performance and the volatility of a Geared Fund’s benchmark may be at least as important to a Geared Fund’s return as the return of the Geared Fund’s benchmark. Each Geared Fund (except for the Short Euro Fund) uses leverage and should produce returns for a single day that are more volatile than that of its benchmark. For example, the return for a single day of an Ultra Fund with a 2x multiple should be approximately two times as volatile for a single day as the return of a fund with an objective of matching the same benchmark. The return for a single day of an UltraShort Fund with a -2x multiple should be approximately two times as volatile for a single day as the return of a fund with an objective of matching the same benchmark. The Short Euro Fund is designed to return for a single day the inverse (-1x) of the return that would be expected of a fund with an objective of matching the same benchmark for such day.

THE VIX FUTURES FUND PRESENTS DIFFERENT RISKS THAN OTHER TYPES OF FUNDS, INCLUDING RISKS RELATING TO INVESTING AND SEEKING EXPOSURE TO VIX FUTURES CONTRACTS. AN INVESTOR SHOULD ONLY CONSIDER AN INVESTMENT IN THE VIX FUTURES FUND IF HE OR SHE UNDERSTANDS THE CONSEQUENCES OF
SEEKING EXPOSURE TO VIX FUTURES CONTRACTS.
The VIX Futures Fund is benchmarked to the S&P 500 VIX Mid-Term Futures Index (the “Index”), an investable index of VIX futures contracts. The VIX Futures Fund is a matching fund (the “Matching Fund”) which seeks results, before fees and expenses, that over time match the performance of the Index. The VIX Futures Fund is not benchmarked to the VIX Index (which is commonly referred to as the “VIX”). The VIX is a non-investable index that measures the implied volatility of the S&P 500. For these purposes, “implied volatility” is a measure of the expected volatility (i.e., the rate and magnitude of variations in performance) of the S&P 500 over the next 30 days. The VIX does not represent the actual volatility of the S&P 500. The VIX is calculated based on the prices of a constantly changing portfolio of S&P 500 put and call options. The index underlying the VIX Futures Fund consists of mid-term VIX futures contracts.

THE PERFORMANCE OF THE INDEX AND THE VIX FUTURES FUND CAN BE EXPECTED TO BE VERY DIFFERENT
FROM THE ACTUAL VOLATILITY OF THE S&P 500 OR THE PERFORMANCE OF THE VIX INDEX.
Unlike certain other asset classes that, in general, have historically increased in price over long periods of time, the volatility of the S&P 500 as measured by the VIX has historically reverted to a long-term average level over time. This means that the potential upside of an investment in the VIX Futures Fund may be limited. In addition, gains of the VIX Futures Fund, if any, may be subject to significant and unexpected reversals. Investors holding Shares of the VIX Futures Fund beyond short-term periods have an increased risk of losing a substantial portion of their investment. Historically, the longer an investor’s holding period in the VIX Futures Fund, the greater the potential of loss. The VIX Futures Fund generally is intended to be used only for short-term investment horizons.
Overview
Each Fund is listed below along with its respective benchmark.
The VIX Futures Fund
Fund Name	Benchmark
ProShares VIX Mid-Term Futures ETF	S&P 500® VIX Mid-Term Futures Index
The Natural Gas Funds
Fund Name	Benchmark
ProShares Ultra Bloomberg Natural Gas	Bloomberg Natural Gas SubindexSM
ProShares UltraShort Bloomberg Natural Gas	Bloomberg Natural Gas SubindexSM
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The Precious Metals Funds
Fund Name	Benchmark
ProShares UltraShort Silver	Bloomberg Silver SubindexSM
ProShares UltraShort Gold	Bloomberg Gold SubindexSM
The Currency Funds
Fund Name	Benchmark
ProShares UltraShort Australian Dollar	The U.S. dollar price of the Australian dollar
ProShares Ultra Euro	The U.S. dollar price of the euro
ProShares Short Euro	The U.S. dollar price of the euro
ProShares UltraShort Euro	The U.S. dollar price of the euro
ProShares Ultra Yen	The U.S. dollar price of the Japanese yen
ProShares UltraShort Yen	The U.S. dollar price of the Japanese yen
The VIX Futures Fund
The VIX Futures Fund is sometimes referred to herein as the “Matching Fund.” This Fund offers investors the opportunity to obtain “matching” (i.e., not leveraged, inverse or inverse leveraged) exposure to its underlying benchmark, as described herein.
The Geared Funds
The Geared Funds currently include the following Funds: the Natural Gas Funds, the Precious Metals Funds and the Currency Funds.
The “Short Fund” seeks daily investment results, before fees and expenses, that correspond to the inverse (-1x) of the performance of its benchmark for a single day. Each “UltraShort Fund” seeks daily investment results, before fees and expenses, that correspond to two times the inverse (-2x) of the performance of its benchmark. Each “Ultra Fund” seeks daily investment results, before fees and expenses, that correspond to two times (2x) of the performance of its benchmark. The Geared Funds do not seek to achieve their stated objective over a period greater than a single day. A “single day” is measured from the time the Fund calculates its net asset value (“NAV”) to the time of the Fund’s next NAV calculation.
Each Geared Fund seeks to engage in daily rebalancing to position its portfolio so that its exposure to its benchmark is consistent with its daily investment objective. The impact of changes to the value of a Fund’s benchmark each day will affect whether such Fund’s portfolio needs to be rebalanced. For example, if the Short Fund’s or an UltraShort Fund’s benchmark has risen on a given day, net assets of such Fund should fall (assuming there were no Creation Units issued). As a result, inverse exposure will need to be decreased. Conversely, if the Short Fund’s or an UltraShort Fund’s benchmark has fallen on a given day, net assets of such Fund should rise (assuming there were no Creation Unit redemptions). As a result, inverse exposure will need to be increased. For an Ultra Fund, the Fund’s long exposure will need to be increased on days when such Fund’s benchmark rises (assuming there were no Creation Unit redemptions) and decreased on days when such Fund’s benchmark falls (assuming there were no Creation Units issued). The time and manner in which a Geared Fund rebalances its portfolio may vary from day to day at the discretion of the Sponsor depending upon market conditions and other circumstances.
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DAILY REBALANCING AND THE COMPOUNDING OF EACH DAY’S RETURN OVER TIME MEANS THAT THE RETURN OF EACH GEARED FUND FOR A PERIOD LONGER THAN A SINGLE DAY WILL BE THE RESULT OF EACH DAY’S RETURNS COMPOUNDED OVER THE PERIOD, WHICH WILL VERY LIKELY DIFFER FROM A MULTIPLE (2X), THE INVERSE (-1X) OR AN INVERSE MULTIPLE (-2X) OF THE RETURN OF THE GEARED FUND’S BENCHMARK FOR THE SAME PERIOD. A GEARED FUND WILL LOSE MONEY IF ITS BENCHMARK’S PERFORMANCE IS FLAT OVER TIME, AND A GEARED FUND CAN LOSE MONEY REGARDLESS OF THE PERFORMANCE OF ITS BENCHMARK, AS A RESULT OF DAILY REBALANCING,
THE BENCHMARK’S VOLATILITY, COMPOUNDING AND OTHER FACTORS.
All Funds
Each of the Funds intends to invest in Financial Instruments to gain the appropriate amount of exposure to its benchmark in the manner and to the extent described herein. “Financial Instruments” are instruments whose value is derived from the value of an underlying asset, rate or benchmark (such asset, rate or benchmark, a “Reference Asset”) and include futures contracts, swap agreements, forward contracts, option contracts, and other instruments. The Funds will not invest directly in any commodities or currencies.
In seeking to achieve the Funds’ investment objectives, the Sponsor uses a mathematical approach to investing. Using this approach, the Sponsor determines the type, quantity and mix of Financial Instruments that the Sponsor believes, in combination, should produce daily returns consistent with the Funds’ objectives.
The Funds are not actively managed by traditional methods (e.g., by effecting changes in the composition of a portfolio on the basis of judgments relating to economic, financial and market conditions with a view toward obtaining positive results under all market conditions). Each Fund seeks to remain fully invested at all times in Financial Instruments and money market instruments that, in combination, provide exposure to its underlying benchmark consistent with its investment objective, even during periods in which the benchmark is flat or moving in a manner which causes the value of a Fund to decline.
The Sponsor has the authority to change a Fund’s investment objective, benchmark or investment strategy at any time, or to terminate the Trust or a Fund, in each case, without shareholder approval or advance notice, subject to applicable regulatory requirements.
ProShare Capital Management LLC, a Maryland limited liability company, serves as the Trust’s Sponsor and commodity pool operator. The principal office of the Sponsor and the Funds is located at 7272 Wisconsin Avenue, 21st Floor, Bethesda, Maryland 20814. The telephone number of the Sponsor and each of the Funds is (240) 497-6400.
Purchases and Sales in the Secondary Market
The Shares of each Fund are listed on NYSE Arca, Inc. with the exception of Shares of the VIX Mid-Term Futures ETF which are listed for trading on the Cboe BZX Exchange, Inc. (the “Exchange”) under the ticker symbols shown on the front cover of this Prospectus. Secondary market purchases and sales of Shares are subject to ordinary brokerage commissions and charges.
Creation and Redemption Transactions
Only an Authorized Participant may purchase (i.e., create) or redeem Shares with the Funds. Authorized Participants may create and redeem Shares only in large blocks of Shares known as “Creation Units”, each of which consists of 50,000 Shares (25,000 Shares with respect to the VIX Futures Fund). An “Authorized Participant” is an entity that has entered into an Authorized Participant Agreement with the Trust and the Sponsor. Creation Units are offered to Authorized Participants at each Fund’s NAV. Creation Units in a Fund are expected to be created when there is sufficient demand for Shares in such Fund that the market price per Share is at a premium to the NAV per Share. Authorized Participants will likely sell such Shares to the public at prices that are expected to reflect, among other factors, the trading price of the Shares of such Fund and the supply of and demand for the Shares at the time of sale. Similarly, it is expected that Creation Units in a Fund will be redeemed when the market price per Share of such Fund is at a discount to the NAV per Share. The Sponsor expects that the exploitation of such arbitrage opportunities by Authorized Participants and their clients will tend to cause the public trading price of the Shares to track the NAV per
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Share of a Fund over time, though there can be no guarantees this will be the case. Retail investors seeking to purchase or sell Shares on any day effect such transactions in the secondary market at the market price per Share, rather than in connection with the creation or redemption of Creation Units.
A creation transaction, which is subject to acceptance by SEI Investments Distribution Co. (“SEI” or the “Distributor”), generally takes place when an Authorized Participant deposits a specified amount of cash (unless as provided otherwise in this Prospectus) in exchange for a specified number of Creation Units. Similarly, Shares can be redeemed only in Creation Units, generally for cash (unless as provided otherwise in this Prospectus). Except when aggregated in Creation Units, Shares are not redeemable. The prices at which creations and redemptions occur are based on the next calculation of the NAV after an order is received in proper form, as described in the Authorized Participant Agreement and the related Authorized Participant Procedures Handbook. From time to time the Sponsor, in its sole discretion, may impose limits on the number of Creation Units that may be created each day by each Authorized Participant, or on the total number of Creation Units that may be created by all Authorized Participants on such day, or may suspend the purchase and/or redemption of Creation Units altogether. For example, the Sponsor may impose such limits or suspension if it believes doing so would help a Fund manage its portfolio, such as by allowing a Fund to comply with counterparty or position limits, or to manage or otherwise comply with Share registration requirements, or in response to significant and/or rapid increases in the size of a Fund as a result of an increase in creation activity. The manner by which Creation Units are purchased and redeemed is governed by the terms of this Prospectus, the Authorized Participant Agreement and Authorized Participant Procedures Handbook. Creation and redemption orders are not effective until accepted by the Distributor and may be rejected or revoked. By placing a purchase order, an Authorized Participant agrees to deposit cash (unless as provided otherwise in this Prospectus) with The Bank of New York Mellon (“BNYM”, the “Custodian”, the “Transfer Agent” and the “Administrator”), acting in its capacity as custodian of the Funds.
Creation and redemption transactions must be placed each day with SEI by the create/redeem cut-off time (stated below) to receive that day’s NAV. The Sponsor may require orders to be placed earlier if, for example, the Exchange or other exchange material to the valuation or operation of such Fund closes before such cut-off time. Because the primary trading session for the commodities and/or futures contracts underlying certain of the Funds have different closing (or fixing) times than U.S. Equity markets, the create/redeem cut-off time and NAV calculation time for each Fund may differ. See the section entitled “Net Asset Value” for additional information about the NAV calculations.
Underlying Benchmark	Create/Redeem Cut-off	NAV Calculation Time
S&P 500 VIX Mid-Term Futures Index	2:00 p.m. (Eastern Time)	4:00 p.m. (Eastern Time)
Bloomberg Natural Gas SubindexSM	2:00 p.m. (Eastern Time)	2:30 p.m. (Eastern Time)
Bloomberg Silver SubindexSM	1:00 p.m. (Eastern Time)	1:25 p.m. (Eastern Time)
Bloomberg Gold SubindexSM	1:00 p.m. (Eastern Time)	1:30 p.m. (Eastern Time)
Australian dollar	3:00 p.m. (Eastern Time)	4:00 p.m. (Eastern Time)
Euro	3:00 p.m. (Eastern Time)	4:00 p.m. (Eastern Time)
Yen	3:00 p.m. (Eastern Time)	4:00 p.m. (Eastern Time)
Breakeven Amounts
A Fund will be profitable only if returns from the Fund’s investments exceed its “breakeven amount.” Estimated breakeven amounts are set forth in the table below. The estimated breakeven amounts represent the estimated amount of trading income that each Fund would need to achieve during one year to offset the Fund’s estimated fees, costs and expenses, net of any interest income earned by the Fund on its investments. Estimated amounts do not represent actual results, which may be different. It is not possible to predict whether a Fund will break even at the end of the first twelve months of an investment or any other period. See “Charges—Breakeven Table,” beginning on page 80, for more detailed tables showing Breakeven Amounts.
Fund Name	Breakeven Amount (% Per Annum of Average Daily NAV)*	Assumed Selling Price Per Share*	Breakeven Amount ($ for the Assumed Selling Price Per Share)*
ProShares VIX Mid-Term Futures ETF	0.98%	$35.00	$0.34
ProShares Ultra Bloomberg Natural Gas	1.61%	$40.00	$0.64
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Fund Name	Breakeven Amount (% Per Annum of Average Daily NAV)*	Assumed Selling Price Per Share*	Breakeven Amount ($ for the Assumed Selling Price Per Share)*
ProShares UltraShort Bloomberg Natural Gas	1.88%	$10.00	$0.19
ProShares UltraShort Silver	1.49%	$30.00	$0.45
ProShares UltraShort Gold	1.37%	$35.00	$0.48
ProShares Ultra Euro	0.98%	$15.00	$0.15
ProShares Short Euro	0.97%	$45.00	$0.44
ProShares UltraShort Euro	0.98%	$25.00	$0.25
ProShares UltraShort Australian Dollar	1.03%	$50.00	$0.52
ProShares Ultra Yen	0.98%	$50.00	$0.49
ProShares UltraShort Yen	0.98%	$80.00	$0.78

*
The breakeven analysis set forth in this table assumes that the Shares have a constant NAV equal to the amount shown. The amount approximates the NAV of such shares based on recent NAV history as of November 30, 2021, rounded to the nearest $5. The actual NAV of each Fund differs and is likely to change on a daily basis. The numbers in this chart have been rounded to the nearest 0.01.
Important Tax Information
Please note that each Fund will distribute to each shareholder a Schedule K-1 that will contain information regarding the shareholder’s share of income and expense items of the Fund. Schedule K-1 is a complex form and shareholders may find that preparing tax returns may require additional time or may require the assistance of an accountant or other tax preparer, at an additional expense to the shareholder.
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RISK FACTOR SUMMARY
Risks Related to All Funds
•Each Fund seeks to achieve its investment objective even during periods when the performance of the Fund’s benchmark is flat or when the benchmark is moving in a manner that may cause the value of the Fund to decline.
•There is no guarantee that any Fund will achieve its investment objective.
•Potential negative impact from rolling futures positions; there have been extended periods in the past where the investment strategies utilized by the Funds have caused significant and sustained losses.
•The number of underlying components included in a Fund’s benchmark may impact the volatility of such benchmark, which could adversely affect an investment in the Shares.
•Possible illiquid markets may cause or exacerbate losses; the large size of the positions the Funds may acquire increases these risks.
•Changes implemented by the benchmark provider that affect the composition and valuation of the benchmark could negatively impact the performance of the benchmark and therefore the performance of the Funds.
•For the Funds linked to a benchmark, changes implemented by the benchmark provider that affect the composition and valuation of the benchmark could negatively impact the performance of the Funds.
•The particular benchmark used by a Fund may underperform other asset classes and may underperform other indices or benchmarks based upon the same underlying Reference Asset.
•A Fund may change its investment objective, benchmark and investment strategies, and/or may terminate, at any time without shareholder approval.
•There may be circumstances that could prevent or make it impractical for a Fund to operate in a manner consistent with its investment objective and investment strategies.
•Historical correlation trends between Fund benchmarks and other asset classes may not continue or may reverse, limiting or eliminating any potential diversification or other benefit from owning a Fund.
•The lack of active trading markets for the Shares may result in losses upon the sale of such Shares.
•Investors may be adversely affected by redemption or creation orders that are subject to postponement, suspension or rejection under certain circumstances.
•The NAV per Share may not correspond to the market price per Share.
•Investors may be adversely affected by an overstatement or understatement of a Fund’s NAV due to the valuation method employed or errors in the NAV calculation.
•The liquidity of the Shares may also be affected by the withdrawal from participation of Authorized Participants, which could adversely affect the market price of the Shares.
•Shareholders that are not Authorized Participants may only purchase or sell their Shares in secondary trading markets, and the conditions associated with trading in secondary markets may adversely affect investors’ investment in the Shares.
•A Fund’s listing exchange may halt trading in Shares of the Fund which would adversely impact investors’ ability to sell Shares and could lead to investor losses.
•Shareholders do not have the protections associated with ownership of shares in an investment company registered under the 1940 Act.
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•Regulatory changes or actions may alter the operations and profitability of the Funds.
•Regulatory and exchange daily price limits, position limits and accountability levels may cause the Sponsor to restrict the creation of Creation Units which could have a negative impact on the operation of each Fund, prevent a Fund from achieving its investment objective, and disrupt secondary market trading of Fund Shares.
•The use of futures contracts may expose the Funds to liquidity and other risks, which could result in significant loss to the Funds.
•Margin requirements and position limits applicable to futures contracts and the ability of and market required by swap counterparties may limit a Fund’s ability to achieve sufficient exposure and prevent a Fund from achieving its investment objective.
•The insolvency of a futures commission merchant (“FCM”) or clearinghouse or the failure of an FCM or clearinghouse to properly segregate Fund assets held as margin on futures transactions may result in losses to the Funds.
•A Fund’s performance could be adversely affected if an FCM reduces its internal risk limits for the Fund.
•The use of swap agreements may expose the Funds to liquidity risk, counterparty credit risk and other risks, which could result in significant loss to the Funds.
•The use of derivatives, such as swap agreements and forward contracts, exposes the Funds to counterparty credit risks.
•The use of options strategies may expose the Funds to significant loss and liquidity, counterparty and other risks.
•Use of an options strategy is costly and may not protect a Fund.
•Shareholders’ tax liability may exceed cash distributions on the Shares.
•Investors in our Funds may be exposed to various tax risks, as described in further detail below.
•Natural disasters and public health disruptions, such as the COVID-19 virus, may have a significant negative impact on the performance of each Fund; the risks and other information described herein could become outdated as a result of such events.
•Financial markets, including the benchmark and Financial Instruments used by a Fund and Fund Shares may be subject to unusual trading activity, volatility, and potential fraud and/or manipulation by third parties, which could have a negative impact on the performance of the benchmark and the Fund or the liquidity and price of Fund Shares.
•Benchmark changes and market transactions, including the daily rebalancing of futures contracts by the Funds may have a significant impact on the trading, liquidity and price of the futures contracts underlying the benchmark and, in turn, a significant impact on the performance of the benchmark and the Funds and the trading, liquidity, and price of Fund Shares.
•Purchases of Creation Units by Authorized Participants may be limited or suspending by the Sponsor in its sole discretion. For example, the Sponsor may limit or suspend the purchase of Creation Units if it believes doing so would help a Fund manage its portfolio, such as by allowing a Fund to comply with counterparty or position limits, or to manage or otherwise comply with Share registration requirements, or in response to significant and/or rapid increases in the size of a Fund as a result of an increase in creation activity. This may, among other things, cause Fund Shares to trade at a premium to NAV or otherwise have a negative impact on the liquidity and trading of Fund Shares.
Risks Specific to the Geared Funds, VIX Futures Fund, Natural Gas Funds, Precious Metals Funds, and Currency Funds
•The use of leveraged or inverse leveraged positions increases risk and could result in the total loss of an investor’s investment within a single day.
•Due to the compounding of daily returns, a Geared Fund’s returns over periods longer than a single day will likely differ in amount and possibly even direction from the Fund’s stated multiple times the return of its benchmark for such period. Intraday price performance of Geared Fund shares will likely differ from the Fund’s stated daily multiple times the performance of its benchmark for such day.
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•Intraday price performance of Geared Fund shares will likely differ from the Fund’s stated daily multiple times the performance of its benchmark for such day.
•To achieve a high degree of correlation with their applicable underlying benchmarks, the Geared Funds seek to rebalance their portfolios daily to keep exposure consistent with their respective investment objectives. Various market factors may adversely affect such Geared Funds’ ability to adjust exposure to requisite levels.
•The Natural Gas Funds are linked to an index of natural gas futures contracts, and are not directly linked to the “spot” price of natural gas. Natural Gas futures contracts may perform very differently from the spot price of natural gas.
•The Precious Metals Funds do not hold gold or silver bullion. Rather, the Precious Metals Funds use Financial Instruments to gain exposure to gold or silver bullion. Using Financial Instruments to obtain exposure to gold or silver bullion may cause tracking error and subject the Precious Metals Funds to the effects of contango and backwardation as described herein.
•Currency exchange rates may be susceptible to distortion, manipulation and their values may fluctuate drastically.
•VIX futures contracts can be highly volatile and the Fund may experience sudden and large losses when buying, selling or holding such instruments.
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RISK FACTORS
Investing in the Funds involves significant risks not applicable to other types of investments. The Funds may be highly volatile and you could potentially lose the full principal value of your investment within a single day. Before you decide to purchase any Shares, you should consider carefully the risks described below together with all of the other information included in this Prospectus, as well as information found in documents incorporated by reference in this Prospectus. These risk factors may be amended, supplemented or superseded from time to time by risk factors contained in any periodic report, prospectus supplement, post-effective amendment or in other reports filed with the SEC in the future.
The assets that the Funds invest in can be highly volatile and the Funds may experience sudden and large losses when buying, selling or holding such instruments; you can lose all of your investment within a single day.
Investments linked to commodity or currency markets can be highly volatile compared to investments in traditional securities and the Funds may experience sudden and large losses. These markets may fluctuate widely based on a variety of factors including changes in overall market movements, political and economic events, wars, acts of terrorism, natural disasters (including disease, epidemics and pandemics) and changes in interest rates or inflation rates. High volatility may have an adverse impact on the performance of the Funds. An investor in any of the Funds could potentially lose the full principal value of his or her investment within a single day.
Risks Specific to the Geared Funds
The use of leveraged or inverse leveraged positions increases risk and could result in the total loss of an investor’s investment within a single day.
Each of the Geared Funds (except for the Short Euro Fund) utilizes leverage in seeking to achieve its investment objective and will lose more money in market environments adverse to its daily investment objective than funds that do not employ leverage. The use of leveraged and/or inverse leveraged positions increases risk and could result in the total loss of an investor’s investment within a single day. The more a Fund invests in leveraged positions, the more this leverage will magnify any losses on those investments. A Fund’s investments in leveraged positions generally requires a small investment relative to the amount of investment exposure assumed. As a result, such investments may give rise to losses that far exceed the amount invested in those instruments.
For example, because the Ultra Funds and the UltraShort Funds offered hereby include a two times (2x) or a two times inverse (-2x) multiplier, a single-day movement in the benchmark for one of these Funds approaching 50% at any point in the day could result in the total loss or almost total loss of an investment in such Fund if that movement is contrary to the investment objective of the Fund. This would be the case with downward single-day or intraday movements in the underlying benchmark of an Ultra Fund or upward single day or intraday movements in the benchmark of an UltraShort Fund, even if the underlying benchmark maintains a level greater than zero at all times and even if the benchmark subsequently moves in an opposite direction, eliminating all or a portion of the prior adverse movement. It is not possible to predict when sudden large changes in the daily movement of a benchmark may occur.
Due to the compounding of daily returns, a Geared Fund’s returns over periods longer than a single day will likely differ in amount and possibly even direction from the Fund’s stated multiple times the return of its benchmark for such period.
Each of the Geared Funds is “geared” which means that each has an investment objective to seek daily investment results, before fees and expenses, that correspond either to two times (2x), the inverse (-1x) or two times the inverse (-2x) of the performance of a benchmark for a single day, not for any other period. A single day is measured from the time a Fund calculates its respective net asset value (“NAV”) to the time of the Fund’s next NAV calculation. The NAV calculation times for the Funds typically range from 7:00 a.m. to 4:15 p.m. (Eastern Time); please see the section entitled “Summary–Creation and Redemption Transactions” above for additional details on the NAV calculation times for the Funds. The return of a Geared Fund for a period longer than a single day is the result of its return for each day compounded over the period and usually will differ from two times (2x), the inverse (-1x) or two times the inverse (-2x) of the return of the Geared Fund’s benchmark for the same period. Compounding is the cumulative effect of applying investment gains and losses and income to the principal amount invested over time. Gains or losses experienced over a given period will increase or reduce the principal amount invested from which the subsequent period’s returns are calculated. The effects of compounding will likely cause the performance of a Geared Fund to differ from the Geared Fund’s stated multiple times the return of its benchmark for the same period. The effect of compounding becomes more pronounced as benchmark volatility
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and holding period increase. The impact of compounding will impact each shareholder differently depending on the period of time an investment in a Geared Fund is held and the volatility of the benchmark during the holding period of an investment in the Geared Fund.
A Geared Fund will lose money if its benchmark’s performance is flat over time, and a Geared Fund can lose money regardless of the performance of an underlying benchmark, as a result of daily rebalancing, the benchmark’s volatility, compounding and other factors. Longer holding periods, higher benchmark volatility, inverse exposure and greater leverage each affect the impact of compounding on a Geared Fund’s returns. Daily compounding of a Geared Fund’s investment returns can dramatically and adversely affect performance, especially during periods of high volatility. Volatility has a negative impact on Geared Fund performance and the volatility of a Geared Fund’s benchmark may be at least as important to a Geared Fund’s return for a period as the return of the Fund’s benchmark.
Each of the Ultra Fund and UltraShort Fund uses leverage and should produce returns for a single day that are more volatile than that of its benchmark. For example, the return for a single day of an Ultra Fund with a 2x multiple should be approximately two times as volatile for a single day as the return of a fund with an objective of matching the performance of the same benchmark. The return for a single day of an UltraShort Fund with a -2x multiple should be approximately two times as volatile for a single day as the inverse of the return of a fund with an objective of matching the performance of the same benchmark.
The Geared Funds are not appropriate for all investors and present different risks than other funds. The Geared Funds (other than the Short Euro Fund) use leverage and are riskier than similarly benchmarked exchange-traded funds that do not use leverage. An investor should only consider an investment in a Geared Fund if he or she understands the consequences of seeking daily leveraged, daily inverse or daily inverse leveraged investment results for a single day. Shareholders who invest in the Geared Funds should actively manage and monitor their investments, as frequently as daily.
The hypothetical examples below illustrate how daily geared fund returns can behave for periods longer than a single day. Each involves a hypothetical fund XYZ that seeks returns that are two times (2x) the daily performance of benchmark XYZ, before fees and expenses. On each day, fund XYZ performs in line with its objective (two times (2x) the benchmark’s daily performance before fees and expenses). Notice that, in the first example (showing an overall benchmark loss for the period), over the entire seven-day period, the fund’s total return is more than two times (2x) the loss of the period return of the benchmark. For the seven-day period, benchmark XYZ lost 3.26% while fund XYZ lost 7.01% (versus -6.52% (or 2 x -3.26%)).
	Benchmark XYZ		Fund XYZ
	Level	Daily Performance	Daily Performance	Net Asset Value
Start	100.00			$100.00
Day 1	97.00	-3.00%	-6.00%	$94.00
Day 2	99.91	3.00%	6.00%	$99.64
Day 3	96.91	-3.00%	-6.00%	$93.66
Day 4	99.82	3.00%	6.00%	$99.28
Day 5	96.83	-3.00%	-6.00%	$93.32
Day 6	99.73	3.00%	6.00%	$98.92
Day 7	96.74	-3.00%	-6.00%	$92.99
Total Return		-3.26%	-7.01%
Similarly, in another example (showing an overall benchmark gain for the period), over the entire seven-day period, the fund’s total return is considerably less than two times (2x) that of the period return of the benchmark. For the seven-day period, benchmark XYZ gained 2.72% while fund XYZ gained 4.86% (versus 5.44% (or 2 × 2.72%)).
	Benchmark XYZ		Fund XYZ
	Level	Daily Performance	Daily Performance	Net Asset Value
Start	100.00			$100.00
Day 1	103.00	3.00%	6.00%	$106.00
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	Benchmark XYZ		Fund XYZ
	Level	Daily Performance	Daily Performance	Net Asset Value
Day 2	99.91	-3.00%	-6.00%	$99.64
Day 3	102.91	3.00%	6.00%	$105.62
Day 4	99.82	-3.00%	-6.00%	$99.28
Day 5	102.81	3.00%	6.00%	$105.24
Day 6	99.73	-3.00%	-6.00%	$98.92
Day 7	102.72	3.00%	6.00%	$104.86
Total Return		2.72%	4.86%
These effects are caused by compounding, which exists in all investments, but has a more significant impact in geared funds. In general, during periods of higher benchmark volatility, compounding will cause an Ultra Fund’s returns for periods longer than a single day to be less than two times (2x) the return of its benchmark (or less than the inverse (-1x) or two times the inverse (-2x) of the return of its benchmark for a Short Fund or an UltraShort Fund, respectively). This effect becomes more pronounced as volatility increases. Conversely, in periods of lower benchmark volatility (particularly when combined with higher benchmark returns), an Ultra Fund’s returns over longer periods can be greater than two times (2x) the return of its benchmark (or greater than two times the inverse (-2x) of the return of its benchmark for an UltraShort Fund). Actual results for a particular period are also dependent on the magnitude of the benchmark return in addition to the benchmark volatility. Similar effects exist for a Short Fund and an UltraShort Fund, and the significance of these effects may be even greater with such inverse, inverse leveraged or leveraged funds.
The graphs that follow illustrate this point. Each of the graphs shows a simulated hypothetical one-year performance of a benchmark compared with the performance of a geared fund that perfectly achieves its geared daily investment objective. The graphs demonstrate that, for periods greater than a single day, a geared fund is likely to underperform or overperform (but not match) the benchmark performance (or the inverse of the benchmark performance) times the multiple stated as the daily fund objective. Investors should understand the consequences of holding daily rebalanced funds for periods longer than a single day and should actively manage and monitor their investments, as frequently as daily. A one-year period is used solely for illustrative purposes. Deviations from the benchmark return (or the inverse of the benchmark return) times the fund multiple can occur over periods as short as two days (each day as measured from NAV to NAV) and may also occur in periods of a single day, or even intra-day. To isolate the impact of daily leveraged, inverse or inverse leveraged exposure, these graphs assume: a) no fund expenses or transaction costs; b) borrowing/lending rates of zero percent (to obtain required leveraged, inverse or inverse leveraged exposure) and cash reinvestment rates of zero percent; and c) the fund consistently maintaining perfect exposure (-1x, -2x or 2x) as of the fund’s NAV time each day. If these assumptions were different, the fund’s performance would be different than that shown. If fund expenses, transaction costs and financing expenses greater than zero percent were included, the fund’s performance would also be different than shown. Each of the graphs also assumes a volatility rate of 45% which is an approximate average of the five-year historical volatility rate of the most volatile benchmark referenced herein (the daily performance of Bloomberg Natural Gas Subindex) as of November 30, 2021. A benchmark’s volatility rate is a statistical measure of the magnitude of fluctuations in its returns.
HYPOTHETICAL PERFORMANCE RESULTS HAVE MANY INHERENT LIMITATIONS. NO REPRESENTATION IS BEING MADE THAT ANY BENCHMARK OR FUND WILL OR IS LIKELY TO ACHIEVE GAINS OR LOSSES SIMILAR TO THOSE SHOWN OR WILL EXPERIENCE VOLATILITY SIMILAR TO THAT SHOWN. THE INFORMATION PROVIDED IN THE CHART BELOW IS FOR ILLUSTRATIVE PURPOSES ONLY.
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One-Year Simulation; Benchmark Flat (0%)
(Annualized Benchmark Volatility 45%)

The graph above shows a scenario where the benchmark, which exhibits day-to-day volatility, is flat or trendless over the year (i.e., provides a return of 0% over the course of the year), but the Short Fund (-1x) is down.
HYPOTHETICAL PERFORMANCE RESULTS HAVE MANY INHERENT LIMITATIONS. NO REPRESENTATION IS BEING MADE THAT ANY BENCHMARK OR FUND WILL OR IS LIKELY TO ACHIEVE GAINS OR LOSSES SIMILAR TO THOSE SHOWN OR WILL EXPERIENCE VOLATILITY SIMILAR TO THAT SHOWN. THE INFORMATION PROVIDED IN THE CHART BELOW IS FOR ILLUSTRATIVE PURPOSES ONLY.
One-Year Simulation; Benchmark Down 36%
(Annualized Benchmark Volatility 45%)

-16

The graph above shows a scenario where the benchmark, which exhibits day-to-day volatility, is down over the year, but the Short Fund (-1x) is up less than the inverse of the benchmark.
HYPOTHETICAL PERFORMANCE RESULTS HAVE MANY INHERENT LIMITATIONS. NO REPRESENTATION IS BEING MADE THAT ANY BENCHMARK OR FUND WILL OR IS LIKELY TO ACHIEVE GAINS OR LOSSES SIMILAR TO THOSE SHOWN OR WILL EXPERIENCE VOLATILITY SIMILAR TO THAT SHOWN. THE INFORMATION PROVIDED IN THE CHART BELOW IS FOR ILLUSTRATIVE PURPOSES ONLY.
One-Year Simulation; Benchmark Up 36%
(Annualized Benchmark Volatility 45%)

The graph above shows a scenario where the benchmark, which exhibits day-to-day volatility, is up over the year, but the Short Fund (-1x) is down more than the inverse of the benchmark.
HYPOTHETICAL PERFORMANCE RESULTS HAVE MANY INHERENT LIMITATIONS. NO REPRESENTATION IS BEING MADE THAT ANY BENCHMARK OR FUND WILL OR IS LIKELY TO ACHIEVE GAINS OR LOSSES SIMILAR TO THOSE SHOWN OR WILL EXPERIENCE VOLATILITY SIMILAR TO THAT SHOWN. THE INFORMATION PROVIDED IN THE CHART BELOW IS FOR ILLUSTRATIVE PURPOSES ONLY.
-17

One-Year Simulation; Benchmark Flat (0%)
(Annualized Benchmark Volatility 45%)

The graph above shows a scenario where the benchmark, which exhibits day-to-day volatility, is flat or trendless over the year (i.e., provides a return of 0% over the course of the year), but the Ultra Fund (2x) and the UltraShort Fund (-2x) are both down.
HYPOTHETICAL PERFORMANCE RESULTS HAVE MANY INHERENT LIMITATIONS. NO REPRESENTATION IS BEING MADE THAT ANY BENCHMARK OR FUND WILL OR IS LIKELY TO ACHIEVE GAINS OR LOSSES SIMILAR TO THOSE SHOWN OR WILL EXPERIENCE VOLATILITY SIMILAR TO THAT SHOWN. THE INFORMATION PROVIDED IN THE CHART BELOW IS FOR ILLUSTRATIVE PURPOSES ONLY.
One-Year Simulation; Benchmark Down 36%
(Annualized Benchmark Volatility 45%)

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The graph above shows a scenario where the benchmark, which exhibits day-to-day volatility, is down over the year, but the Ultra Fund (2x) is down less than two times the benchmark and the UltraShort Fund (-2x) is up less than two times the inverse of the benchmark.
HYPOTHETICAL PERFORMANCE RESULTS HAVE MANY INHERENT LIMITATIONS. NO REPRESENTATION IS BEING MADE THAT ANY BENCHMARK OR FUND WILL OR IS LIKELY TO ACHIEVE GAINS OR LOSSES SIMILAR TO THOSE SHOWN OR WILL EXPERIENCE VOLATILITY SIMILAR TO THAT SHOWN. THE INFORMATION PROVIDED IN THE CHART BELOW IS FOR ILLUSTRATIVE PURPOSES ONLY.
One-Year Simulation; Benchmark Up 36%
(Annualized Benchmark Volatility 45%)

The graph above shows a scenario where the benchmark, which exhibits day-to-day volatility, is up over the year, but the Ultra Fund (2x) is up less than two times the benchmark and the UltraShort Fund (-2x) is down less than two times the inverse of the benchmark.
The historical five-year average volatility of the benchmarks utilized by the Funds ranges from 6.62% to 44.71% as of November 30, 2021, as set forth in the table below.
Benchmark	Historical Five-Year Average November 30, 2021
S&P 500 VIX Mid-Term Futures Index	35.50%
Bloomberg Natural Gas SubindexSM	44.71%
Bloomberg Silver SubindexSM	28.91%
Bloomberg Gold SubindexSM	14.44%
The U.S. dollar price of the Australian dollar	8.93%
The U.S. dollar price of the euro	6.62%
The U.S. dollar price of the Japanese yen	7.16%
Historical average volatility does not predict future volatility, which may be significantly higher or lower than historical averages.
Fund performance for periods greater than a single day can be estimated given any set of assumptions for the following factors: a) benchmark volatility; b) benchmark performance; c) period of time; d) financing rates associated with leveraged exposure; and e) other Fund expenses. The tables below illustrate the impact of two factors that affect a geared fund’s performance: benchmark volatility and benchmark
-19

return. Benchmark volatility is a statistical measure of the magnitude of fluctuations in the returns of a benchmark and is calculated as the standard deviation of the natural logarithms of one plus the benchmark return (calculated daily), multiplied by the square root of the number of trading days per year (assumed to be 252). The tables show estimated fund returns for a number of combinations of benchmark volatility and benchmark return over a one-year period. To isolate the impact of daily leveraged, inverse or inverse leveraged exposure, these tables assume: a) no fund expenses or transaction costs; b) borrowing/lending rates of zero percent (to obtain required leveraged, inverse or inverse leveraged exposure) and cash reinvestment rates of zero percent; and c) the fund consistently maintaining perfect exposure (2x, -1x, -2x) as of the fund’s NAV time each day. If these assumptions were different, the fund’s performance would be different than that shown. If fund expenses, transaction costs and financing expenses were included, the fund’s performance would be different than that shown.
The first table below shows an example in which a geared fund has an investment objective to correspond (before fees and expenses) to two times (2x) the daily performance of a benchmark. The geared fund could incorrectly be expected to achieve a 20% return on a yearly basis if the benchmark return was 10%, absent the effects of compounding. However, as the table shows, with a benchmark volatility of 40%, such a fund would return 3.1%. In the charts below, shaded areas represent those scenarios where a geared fund with the investment objective described will outperform (i.e., return more than) the benchmark performance times the stated multiple in the fund’s investment objective; conversely areas not shaded represent those scenarios where the fund will underperform (i.e., return less than) the benchmark performance times the multiple stated as the daily fund objective.
HYPOTHETICAL PERFORMANCE RESULTS HAVE MANY INHERENT LIMITATIONS. NO REPRESENTATION IS BEING MADE THAT ANY BENCHMARK OR FUND WILL OR IS LIKELY TO ACHIEVE GAINS OR LOSSES SIMILAR TO THOSE SHOWN OR WILL EXPERIENCE VOLATILITY SIMILAR TO THAT SHOWN. THE INFORMATION PROVIDED IN THE CHART BELOW IS FOR ILLUSTRATIVE PURPOSES ONLY.
Estimated Fund Return Over One Year When the Fund’s Objective is to Seek Daily Investment Results, Before Fees and Expenses, that Correspond to Two Times (2x) the Performance of a Benchmark for a Single Day.
One Year Benchmark Performance	Two Times (2x) One Year Benchmark Performance	Benchmark Volatility
		0%	5%	10%	15%	20%	25%	30%	35%	40%	45%	50%	55%	60%	65%	70%
-60%	-120%	-84.0%	-84.0%	-84.2%	-84.4%	-84.6%	-85.0%	-85.4%	-85.8%	-86.4%	-86.9%	-87.5%	-88.2%	-88.8%	-89.5%	-90.2%
-55%	-110%	-79.8%	-79.8%	-80.0%	-80.2%	-80.5%	-81.0%	-81.5%	-82.1%	-82.7%	-83.5%	-84.2%	-85.0%	-85.9%	-86.7%	-87.6%
-50%	-100%	-75.0%	-75.1%	-75.2%	-75.6%	-76.0%	-76.5%	-77.2%	-77.9%	-78.7%	-79.6%	-80.5%	-81.5%	-82.6%	-83.6%	-84.7%
-45%	-90%	-69.8%	-69.8%	-70.1%	-70.4%	-70.9%	-71.6%	-72.4%	-73.2%	-74.2%	-75.3%	-76.4%	-77.6%	-78.9%	-80.2%	-81.5%
-40%	-80%	-64.0%	-64.1%	-64.4%	-64.8%	-65.4%	-66.2%	-67.1%	-68.2%	-69.3%	-70.6%	-72.0%	-73.4%	-74.9%	-76.4%	-77.9%
-35%	-70%	-57.8%	-57.9%	-58.2%	-58.7%	-59.4%	-60.3%	-61.4%	-62.6%	-64.0%	-65.5%	-67.1%	-68.8%	-70.5%	-72.3%	-74.1%
-30%	-60%	-51.0%	-51.1%	-51.5%	-52.1%	-52.9%	-54.0%	-55.2%	-56.6%	-58.2%	-60.0%	-61.8%	-63.8%	-65.8%	-67.9%	-70.0%
-25%	-50%	-43.8%	-43.9%	-44.3%	-45.0%	-46.0%	-47.2%	-48.6%	-50.2%	-52.1%	-54.1%	-56.2%	-58.4%	-60.8%	-63.1%	-65.5%
-20%	-40%	-36.0%	-36.2%	-36.6%	-37.4%	-38.5%	-39.9%	-41.5%	-43.4%	-45.5%	-47.7%	-50.2%	-52.7%	-55.3%	-58.1%	-60.8%
-15%	-30%	-27.8%	-27.9%	-28.5%	-29.4%	-30.6%	-32.1%	-34.0%	-36.1%	-38.4%	-41.0%	-43.7%	-46.6%	-49.6%	-52.6%	-55.7%
-10%	-20%	-19.0%	-19.2%	-19.8%	-20.8%	-22.2%	-23.9%	-26.0%	-28.3%	-31.0%	-33.8%	-36.9%	-40.1%	-43.5%	-46.9%	-50.4%
-5%	-10%	-9.8%	-10.0%	-10.6%	-11.8%	-13.3%	-15.2%	-17.5%	-20.2%	-23.1%	-26.3%	-29.7%	-33.3%	-37.0%	-40.8%	-44.7%
0%	0%	0.0%	-0.2%	-1.0%	-2.2%	-3.9%	-6.1%	-8.6%	-11.5%	-14.8%	-18.3%	-22.1%	-26.1%	-30.2%	-34.5%	-38.7%
5%	10%	10.3%	10.0%	9.2%	7.8%	5.9%	3.6%	0.8%	-2.5%	-6.1%	-10.0%	-14.1%	-18.5%	-23.1%	-27.7%	-32.5%
10%	20%	21.0%	20.7%	19.8%	18.3%	16.3%	13.7%	10.6%	7.0%	3.1%	-1.2%	-5.8%	-10.6%	-15.6%	-20.7%	-25.9%
15%	30%	32.3%	31.9%	30.9%	29.3%	27.1%	24.2%	20.9%	17.0%	12.7%	8.0%	3.0%	-2.3%	-7.7%	-13.3%	-19.0%
20%	40%	44.0%	43.6%	42.6%	40.8%	38.4%	35.3%	31.6%	27.4%	22.7%	17.6%	12.1%	6.4%	0.5%	-5.6%	-11.8%
25%	50%	56.3%	55.9%	54.7%	52.8%	50.1%	46.8%	42.8%	38.2%	33.1%	27.6%	21.7%	15.5%	9.0%	2.4%	-4.3%
30%	60%	69.0%	68.6%	67.3%	65.2%	62.4%	58.8%	54.5%	49.5%	44.0%	38.0%	31.6%	24.9%	17.9%	10.8%	3.5%
35%	70%	82.3%	81.8%	80.4%	78.2%	75.1%	71.2%	66.6%	61.2%	55.3%	48.8%	41.9%	34.7%	27.2%	19.4%	11.7%
40%	80%	96.0%	95.5%	94.0%	91.6%	88.3%	84.1%	79.1%	73.4%	67.0%	60.1%	52.6%	44.8%	36.7%	28.5%	20.1%
45%	90%	110.3%	109.7%	108.2%	105.6%	102.0%	97.5%	92.2%	86.0%	79.2%	71.7%	63.7%	55.4%	46.7%	37.8%	28.8%
50%	100%	125.0%	124.4%	122.8%	120.0%	116.2%	111.4%	105.6%	99.1%	91.7%	83.8%	75.2%	66.3%	57.0%	47.5%	37.8%
55%	110%	140.3%	139.7%	137.9%	134.9%	130.8%	125.7%	119.6%	112.6%	104.7%	96.2%	87.1%	77.5%	67.6%	57.5%	47.2%
60%	120%	156.0%	155.4%	153.5%	150.3%	146.0%	140.5%	134.0%	126.5%	118.1%	109.1%	99.4%	89.2%	78.6%	67.8%	56.8%
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HYPOTHETICAL PERFORMANCE RESULTS HAVE MANY INHERENT LIMITATIONS. NO REPRESENTATION IS BEING MADE THAT ANY BENCHMARK OR FUND WILL OR IS LIKELY TO ACHIEVE GAINS OR LOSSES SIMILAR TO THOSE SHOWN OR WILL EXPERIENCE VOLATILITY SIMILAR TO THAT SHOWN. THE INFORMATION PROVIDED IN THE CHART BELOW IS FOR ILLUSTRATIVE PURPOSES ONLY.
Estimated Fund Return Over One Year When the Fund’s Objective is to Seek Daily Investment Results, Before Fees and Expenses, that Correspond to the Inverse (-1x) of the Performance of a Benchmark for a Single Day.
One Year Benchmark Performance	Inverse (-1x) of One Year Benchmark Performance	Benchmark Volatility
		0%	5%	10%	15%	20%	25%	30%	35%	40%	45%	50%	55%	60%	65%	70%
-60%	60%	150.0%	149.4%	147.5%	144.4%	140.2%	134.9%	128.5%	121.2%	113.0%	104.2%	94.7%	84.7%	74.4%	63.9%	53.2%
-55%	55%	122.2%	121.7%	120.0%	117.3%	113.5%	108.8%	103.1%	96.6%	89.4%	81.5%	73.1%	64.2%	55.0%	45.6%	36.1%
-50%	50%	100.0%	99.5%	98.0%	95.6%	92.2%	87.9%	82.8%	76.9%	70.4%	63.3%	55.8%	47.8%	39.5%	31.1%	22.5%
-45%	45%	81.8%	81.4%	80.0%	77.8%	74.7%	70.8%	66.2%	60.9%	54.9%	48.5%	41.6%	34.4%	26.9%	19.2%	11.4%
-40%	40%	66.7%	66.3%	65.0%	63.0%	60.1%	56.6%	52.3%	47.5%	42.0%	36.1%	29.8%	23.2%	16.3%	9.2%	2.1%
-35%	35%	53.8%	53.5%	52.3%	50.4%	47.8%	44.5%	40.6%	36.1%	31.1%	25.6%	19.8%	13.7%	7.3%	0.8%	-5.7%
-30%	30%	42.9%	42.5%	41.4%	39.7%	37.3%	34.2%	30.6%	26.4%	21.7%	16.7%	11.3%	5.6%	-0.3%	-6.4%	-12.5%
-25%	25%	33.3%	33.0%	32.0%	30.4%	28.1%	25.3%	21.9%	18.0%	13.6%	8.9%	3.8%	-1.5%	-7.0%	-12.6%	-18.3%
-20%	20%	25.0%	24.7%	23.8%	22.2%	20.1%	17.4%	14.2%	10.6%	6.5%	2.1%	-2.6%	-7.6%	-12.8%	-18.1%	-23.4%
-15%	15%	17.6%	17.4%	16.5%	15.0%	13.0%	10.5%	7.5%	4.1%	0.3%	-3.9%	-8.4%	-13.1%	-17.9%	-22.9%	-27.9%
-10%	10%	11.1%	10.8%	10.0%	8.6%	6.8%	4.4%	1.5%	-1.7%	-5.3%	-9.3%	-13.5%	-17.9%	-22.5%	-27.2%	-31.9%
-5%	5%	5.3%	5.0%	4.2%	2.9%	1.1%	-1.1%	-3.8%	-6.9%	-10.3%	-14.0%	-18.0%	-22.2%	-26.6%	-31.0%	-35.5%
0%	0%	0.0%	-0.2%	-1.0%	-2.2%	-3.9%	-6.1%	-8.6%	-11.5%	-14.8%	-18.3%	-22.1%	-26.1%	-30.2%	-34.5%	-38.7%
5%	-5%	-4.8%	-5.0%	-5.7%	-6.9%	-8.5%	-10.5%	-13.0%	-15.7%	-18.8%	-22.2%	-25.8%	-29.6%	-33.6%	-37.6%	-41.7%
10%	-10%	-9.1%	-9.3%	-10.0%	-11.1%	-12.7%	-14.6%	-16.9%	-19.6%	-22.5%	-25.8%	-29.2%	-32.8%	-36.6%	-40.4%	-44.3%
15%	-15%	-13.0%	-13.3%	-13.9%	-15.0%	-16.5%	-18.3%	-20.5%	-23.1%	-25.9%	-29.0%	-32.3%	-35.7%	-39.3%	-43.0%	-46.7%
20%	-20%	-16.7%	-16.9%	-17.5%	-18.5%	-19.9%	-21.7%	-23.8%	-26.3%	-29.0%	-31.9%	-35.1%	-38.4%	-41.9%	-45.4%	-48.9%
25%	-25%	-20.0%	-20.2%	-20.8%	-21.8%	-23.1%	-24.8%	-26.9%	-29.2%	-31.8%	-34.7%	-37.7%	-40.9%	-44.2%	-47.6%	-51.0%
30%	-30%	-23.1%	-23.3%	-23.8%	-24.8%	-26.1%	-27.7%	-29.7%	-31.9%	-34.5%	-37.2%	-40.1%	-43.2%	-46.3%	-49.6%	-52.9%
35%	-35%	-25.9%	-26.1%	-26.7%	-27.6%	-28.8%	-30.4%	-32.3%	-34.5%	-36.9%	-39.5%	-42.3%	-45.3%	-48.3%	-51.5%	-54.6%
40%	-40%	-28.6%	-28.7%	-29.3%	-30.2%	-31.4%	-32.9%	-34.7%	-36.8%	-39.1%	-41.7%	-44.4%	-47.2%	-50.2%	-53.2%	-56.2%
45%	-45%	-31.0%	-31.2%	-31.7%	-32.6%	-33.7%	-35.2%	-37.0%	-39.0%	-41.2%	-43.7%	-46.3%	-49.0%	-51.9%	-54.8%	-57.7%
50%	-50%	-33.3%	-33.5%	-34.0%	-34.8%	-35.9%	-37.4%	-39.1%	-41.0%	-43.2%	-45.6%	-48.1%	-50.7%	-53.5%	-56.3%	-59.2%
55%	-55%	-35.5%	-35.6%	-36.1%	-36.9%	-38.0%	-39.4%	-41.0%	-42.9%	-45.0%	-47.3%	-49.8%	-52.3%	-55.0%	-57.7%	-60.5%
60%	-60%	-37.5%	-37.7%	-38.1%	-38.9%	-40.0%	-41.3%	-42.9%	-44.7%	-46.7%	-49.0%	-51.3%	-53.8%	-56.4%	-59.0%	-61.7%
HYPOTHETICAL PERFORMANCE RESULTS HAVE MANY INHERENT LIMITATIONS. NO REPRESENTATION IS BEING MADE THAT ANY BENCHMARK OR FUND WILL OR IS LIKELY TO ACHIEVE GAINS OR LOSSES SIMILAR TO THOSE SHOWN OR WILL EXPERIENCE VOLATILITY SIMILAR TO THAT SHOWN. THE INFORMATION PROVIDED IN THE CHART BELOW IS FOR ILLUSTRATIVE PURPOSES ONLY.
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Estimated Fund Return Over One Year When the Fund’s Objective is to Seek Daily Investment Results, Before Fees and Expenses, that Correspond to Two Times the Inverse (-2x) of the Performance of a Benchmark for a Single Day.
One Year Benchmark Performance	Two Times Inverse (-2x) of One Year Benchmark Performance	Benchmark Volatility
		0%	5%	10%	15%	20%	25%	30%	35%	40%	45%	50%	55%	60%	65%	70%
-60%	120%	525.0%	520.3%	506.5%	484.2%	454.3%	418.1%	377.1%	332.8%	286.7%	240.4%	195.2%	152.2%	112.2%	76.0%	43.7%
-55%	110%	393.8%	390.1%	379.2%	361.6%	338.0%	309.4%	277.0%	242.0%	205.6%	169.0%	133.3%	99.3%	67.7%	39.0%	13.5%
-50%	100%	300.0%	297.0%	288.2%	273.9%	254.8%	231.6%	205.4%	177.0%	147.5%	117.9%	88.9%	61.4%	35.8%	12.6%	-8.0%
-45%	90%	230.6%	228.1%	220.8%	209.0%	193.2%	174.1%	152.4%	128.9%	104.6%	80.1%	56.2%	33.4%	12.3%	-6.9%	-24.0%
-40%	80%	177.8%	175.7%	169.6%	159.6%	146.4%	130.3%	112.0%	92.4%	71.9%	51.3%	31.2%	12.1%	-5.7%	-21.8%	-36.1%
-35%	70%	136.7%	134.9%	129.7%	121.2%	109.9%	96.2%	80.7%	63.9%	46.5%	28.9%	11.8%	-4.5%	-19.6%	-33.4%	-45.6%
-30%	60%	104.1%	102.6%	98.1%	90.8%	81.0%	69.2%	55.8%	41.3%	26.3%	11.2%	-3.6%	-17.6%	-30.7%	-42.5%	-53.1%
-25%	50%	77.8%	76.4%	72.5%	66.2%	57.7%	47.4%	35.7%	23.1%	10.0%	-3.2%	-16.0%	-28.3%	-39.6%	-49.9%	-59.1%
-20%	40%	56.3%	55.1%	51.6%	46.1%	38.6%	29.5%	19.3%	8.2%	-3.3%	-14.9%	-26.2%	-36.9%	-46.9%	-56.0%	-64.1%
-15%	30%	38.4%	37.4%	34.3%	29.4%	22.8%	14.7%	5.7%	-4.2%	-14.4%	-24.6%	-34.6%	-44.1%	-53.0%	-61.0%	-68.2%
-10%	20%	23.5%	22.5%	19.8%	15.4%	9.5%	2.3%	-5.8%	-14.5%	-23.6%	-32.8%	-41.7%	-50.2%	-58.1%	-65.2%	-71.6%
-5%	10%	10.8%	10.0%	7.5%	3.6%	-1.7%	-8.1%	-15.4%	-23.3%	-31.4%	-39.6%	-47.7%	-55.3%	-62.4%	-68.8%	-74.5%
0%	0%	0.0%	-0.7%	-3.0%	-6.5%	-11.3%	-17.1%	-23.7%	-30.8%	-38.1%	-45.5%	-52.8%	-59.6%	-66.0%	-71.8%	-77.0%
5%	-10%	-9.3%	-10.0%	-12.0%	-15.2%	-19.6%	-24.8%	-30.8%	-37.2%	-43.9%	-50.6%	-57.2%	-63.4%	-69.2%	-74.5%	-79.1%
10%	-20%	-17.4%	-18.0%	-19.8%	-22.7%	-26.7%	-31.5%	-36.9%	-42.8%	-48.9%	-55.0%	-61.0%	-66.7%	-71.9%	-76.7%	-81.0%
15%	-30%	-24.4%	-25.0%	-26.6%	-29.3%	-32.9%	-37.3%	-42.3%	-47.6%	-53.2%	-58.8%	-64.3%	-69.5%	-74.3%	-78.7%	-82.6%
20%	-40%	-30.6%	-31.1%	-32.6%	-35.1%	-38.4%	-42.4%	-47.0%	-51.9%	-57.0%	-62.2%	-67.2%	-72.0%	-76.4%	-80.4%	-84.0%
25%	-50%	-36.0%	-36.5%	-37.9%	-40.2%	-43.2%	-46.9%	-51.1%	-55.7%	-60.4%	-65.1%	-69.8%	-74.2%	-78.3%	-82.0%	-85.3%
30%	-60%	-40.8%	-41.3%	-42.6%	-44.7%	-47.5%	-50.9%	-54.8%	-59.0%	-63.4%	-67.8%	-72.0%	-76.1%	-79.9%	-83.3%	-86.4%
35%	-70%	-45.1%	-45.5%	-46.8%	-48.7%	-51.3%	-54.5%	-58.1%	-62.0%	-66.0%	-70.1%	-74.1%	-77.9%	-81.4%	-84.6%	-87.4%
40%	-80%	-49.0%	-49.4%	-50.5%	-52.3%	-54.7%	-57.7%	-61.1%	-64.7%	-68.4%	-72.2%	-75.9%	-79.4%	-82.7%	-85.6%	-88.3%
45%	-90%	-52.4%	-52.8%	-53.8%	-55.5%	-57.8%	-60.6%	-63.7%	-67.1%	-70.6%	-74.1%	-77.5%	-80.8%	-83.8%	-86.6%	-89.1%
50%	-100%	-55.6%	-55.9%	-56.9%	-58.5%	-60.6%	-63.2%	-66.1%	-69.2%	-72.5%	-75.8%	-79.0%	-82.1%	-84.9%	-87.5%	-89.8%
55%	-110%	-58.4%	-58.7%	-59.6%	-61.1%	-63.1%	-65.5%	-68.2%	-71.2%	-74.2%	-77.3%	-80.3%	-83.2%	-85.9%	-88.3%	-90.4%
60%	-120%	-60.9%	-61.2%	-62.1%	-63.5%	-65.4%	-67.6%	-70.2%	-73.0%	-75.8%	-78.7%	-81.5%	-84.2%	-86.7%	-89.0%	-91.0%
The foregoing tables are intended to isolate the effect of benchmark volatility and benchmark performance on the return of leveraged, inverse or inverse leveraged funds. The Funds’ actual returns may be greater or less than the returns shown above.
Correlation and Performance Risks Specific to the Geared Funds.
While the Geared Funds seek to meet their investment objectives, there is no guarantee they will do so. Factors that may affect a Geared Fund’s ability to meet its investment objective include: (1) the Sponsor’s ability to purchase and sell Financial Instruments in a manner that correlates to a Fund’s objective, including the Sponsor’s ability to enter into new positions and contracts to replace exposure that has been reduced or terminated by a counterparty or otherwise; (2) an imperfect correlation between the performance of the Financial Instruments held by a Fund and the performance of the applicable benchmark; (3) bid-ask spreads on such Financial Instruments; (4) fees, expenses, transaction costs, financing costs and margin requirements associated with the use of Financial Instruments and commission costs; (5) holding or trading Financial Instruments in a market that has become illiquid or disrupted; (6) a Fund’s Share prices being rounded to the nearest cent and/or valuation methodologies; (7) changes to a benchmark that are not disseminated in advance; (8) the need to conform a Fund’s portfolio holdings to comply with investment restrictions or policies, position limits and accountability levels, and regulatory or tax law requirements; (9) early or unanticipated closings of the markets on which the holdings of a Fund trade, limiting or preventing the Fund from executing intended portfolio transactions; (10) accounting standards; (11) differences caused by a Fund obtaining exposure to only a representative sample of the components of a benchmark, overweighting or underweighting certain components of a benchmark or obtaining exposure to assets that are not included in a benchmark; (12) large movements of assets into and/or out of a Fund, particularly late in the day; (13) significant and/or rapid increases in the size of the Fund as a result of an increase in creation activity that cause the Fund to approach or reach Share registration limits, position or accountability limits or other portfolio limits; and (14) events such as natural disasters (including disease, epidemics and pandemics) that can be highly disruptive to economies, markets and companies including, but not limited to, the Sponsor and third party service providers.
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In order to achieve a high degree of correlation with their applicable underlying benchmarks, the Geared Funds seek to rebalance their portfolios daily to keep exposure consistent with their respective investment objectives. A Geared Fund’s ability to achieve or maintain such exposure may be limited by a number of factors. For example, being materially under- or overexposed to the benchmarks may prevent a Geared Fund from achieving a high degree of correlation with their applicable underlying benchmarks. Market disruptions or closures, large movements of assets into or out of the Geared Funds, regulatory restrictions, market volatility, illiquidity, margin requirements, accountability levels, position limits, and daily price fluctuation limits set forth by the exchanges and other factors will adversely affect such Geared Funds’ ability to adjust exposure to requisite levels. The target amount of a Fund’s portfolio exposure may be impacted by changes to the value of its benchmark each day. Other things being equal, more significant movement in the value of its benchmark up or down will require more significant adjustments to a Fund’s portfolio. Because of this, it is unlikely that the Geared Funds will be perfectly exposed (i.e., 2x, -1x, -2x, as applicable) at the end of each day, and the likelihood of being materially under- or overexposed is higher on days when the benchmark levels are volatile at or near the close of the trading day.
The time and manner in which a Geared Fund rebalances its portfolio may vary from day to day at the discretion of the Sponsor, depending upon market conditions and other circumstances. Unlike other funds that do not rebalance their portfolios as frequently, each Geared Fund may be subject to increased trading costs associated with daily portfolio rebalancings. The effects of these trading costs have been estimated and included in the Breakeven Table. See “Charges–Breakeven Table” below.
Changes to a Benchmark and Daily Rebalancing of the Geared Funds May Impact Trading in the Underlying Futures Contracts.
Changes to a benchmark and daily rebalancing may cause the Geared Funds to adjust their portfolio positions. This trading activity will contribute to the trading volume of the underlying futures contracts and may adversely affect the market price of such underlying futures contracts.
Intraday Price/Performance of Geared Fund Shares Will Likely Differ from the Fund’s Stated Daily Multiple Times the Performance of its Benchmark for Such Day.
The intraday performance of Shares of a Geared Fund traded in the secondary market generally will be different from the performance of the Fund when measured from one NAV calculation-time to the next. When Shares are bought intraday, the performance of such Shares relative to its benchmark until the Geared Fund’s next NAV calculation likely will be greater than or less than the Fund’s stated daily multiple times the performance of its benchmark. These differences can be significant.
The amount of the discount or premium in the trading price of the Shares relative to their NAV may be influenced by non-concurrent trading hours between the Exchange (the exchange on which the Shares trade) and the exchanges on which futures contracts trade. While the Shares are expected to trade on the Exchange until 4:00 p.m. (Eastern time), liquidity in the markets for the futures contracts in which the Funds seek to invest is expected to be reduced whenever the principal markets for those contracts are closed. As a result, trading spreads, and the resulting premium or discount on Shares, may widen during these gaps in market trading hours and the value of the Fund’s holdings may vary, perhaps significantly. Whether Shares will trade above, below or at a price equal to the value of the Fund’s holdings cannot be predicted.
If an investor purchases Shares when a Fund’s secondary market price is higher than the Fund’s NAV, or sells Shares when a Fund’s secondary market price is lower than the Fund’s NAV, such investment may not be as profitable as the investment would have been if the secondary market price was equal to the Fund’s NAV.
Natural Disasters and Public Health Disruptions, such as the COVID-19 Virus, May Have a Significant Negative Impact on the Performance of Each Fund.
Natural or environmental disasters, such as earthquakes, fires, floods, hurricanes, tsunamis and other severe weather-related phenomena generally, and widespread disease, including public health disruptions, pandemics and epidemics (for example, the novel coronavirus COVID-19), have been and may continue to be highly disruptive to economies and markets. These conditions have recently led, and may continue to lead, to increased or extreme market volatility, illiquidity and significant market losses. Such natural disaster and health crises could exacerbate political, social, and economic risks, and result in significant breakdowns, delays, shutdowns, social isolation, civil unrest, periods of high unemployment, shortages in and disruptions to the medical care and consumer goods and services industries, and other disruptions to important global, local and regional supply chains affected, with potential corresponding results on the operating performance of the Funds and
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their investments. For example, the U.S. federal government, along with state and local governments, have adopted various laws and regulations in response to the COVID-19 pandemic, the effects and results of which are uncertain. A climate of uncertainty and panic, including the contagion of infectious viruses or diseases, may adversely affect global, regional, and local economies and reduce the availability of potential investment opportunities and accuracy of economic projections. Further, such events can be highly disruptive to economies and markets, significantly disrupt the operations of individual companies (including, but not limited to, the Funds, the Funds’ Sponsor and third party service providers), sectors, industries, markets, securities and commodity exchanges, currencies, interest and inflation rates, credit ratings, investor sentiment, and other factors affecting the value of the Funds’ investments. These factors can cause extreme market volatility, illiquidity, exchange trading suspensions and market closures. A widespread crisis, such as the COVID-19 pandemic, may also affect the global economy in ways that cannot necessarily be foreseen at the current time. How long such events will last and whether they will continue or recur cannot be predicted. Impacts from these events could have significant impact on a Fund’s performance, and the value of an investment in the Fund may decline significantly.
The COVID-19 pandemic has already had, and may continue to have, a significant negative and unpredictable impact on the U.S. and global economy. For example, equity and other markets have experienced extreme declines and volatility. During much of 2020 and the first quarter of 2021, the unemployment rate in the U.S. has been extremely high by historical standards. Further, the global slowdown in the economy contributed to a significant oversupply in the crude oil market, resulting in historic shocks to, and extreme volatility in, the price of oil and related derivatives contracts. The global slowdown in the economy and other factors could further shocks to the crude oil market, as well as the markets for other commodities, such as natural gas, and related derivative contracts. It is not possible to predict when unemployment and market conditions will return to more normal levels.
Market downturns, disruptions or illiquidity as a result of, or related to, the COVID-19 pandemic can have a significant negative impact on the value of Fund portfolio investments, the operations of each Fund, the markets in which the Funds invest and the trading of Fund Shares in the secondary market. For example, market factors may adversely affect the price and liquidity of the Funds’ investments and potentially increase margin and collateral requirements in ways that have a significant negative impact on Fund performance or make it difficult, or impossible, for a Fund to achieve its investment objective. Under these circumstances, a Fund could have difficulty finding counterparties to transactions, entering or exiting positions at favorable prices and could incur significant losses. Further, Fund counterparties may close out positions with the Funds without notice, at unfavorable times or unfavorable prices, or may choose to transact on a more limited basis (or not at all). In such cases, it may be difficult or impossible for a Fund to achieve the desired investment exposure consistent with its investment objective. These conditions also can impact the ability of the Funds to complete creation and redemption transactions and disrupt Fund trading in the secondary market.
This outbreak of COVID-19 (including any variants), or any future epidemic or pandemic similar to COVID-19, SARS, H1N1, or MERS, could have a significant adverse impact on the Funds and their investments, could adversely affect the Funds’ ability to fulfill its investment objectives, and could result in significant losses to the Funds. The extent of the impact of any outbreak on the performance of the Funds and their investments depend on many factors, including the duration and scope of such outbreak, the development and distribution of treatments and vaccines for viruses such as COVID-19, the extent of any such outbreak’s disruption to important global, regional and local supply chains and economic markets, and the impact of such outbreak on overall supply and demand, investor liquidity, consumer confidence and levels of economic activity, all of which are highly uncertain and cannot be predicted.
Risk that Current Assumptions and Expectations Could Become Outdated As a Result of Global Economic Shocks.
The onset of the novel coronavirus (COVID-19) has caused significant shocks to global financial markets and economies, with many governments taking extreme actions in an attempt to slow and contain the spread of COVID-19. These actions have had, and likely will continue to have, a severe economic impact on global economies as economic activity in some instances has essentially ceased. Financial markets across the globe are experiencing severe distress at least equal to what was experienced during the global financial crisis in 2008. U.S. equity markets entered a bear market in the fastest such move in the history of U.S. financial markets in March 2020. Contemporaneous with the onset of the COVID-19 pandemic in the U.S., crude oil markets experienced shocks to the supply of and demand for crude oil. This led to an oversupply of crude oil, which impacted the price of crude oil and futures contracts on crude oil and caused historic volatility in the market for crude oil and crude oil futures contracts. In April 2020, the market for crude oil futures contracts experienced a period of “extraordinary contango” that resulted in a negative price in the May 2020 WTI crude oil futures contract. The futures contracts held by the Funds may experience a period of extraordinary contango in the future. The effects of rolling futures contracts under extraordinary contango market conditions generally are more exaggerated than rolling futures contracts under contango market conditions and can result in significant losses. These and other global
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economic shocks as a result of the COVID-19 pandemic may cause the underlying assumptions and expectations concerning the investments, operations and performance of the Funds and secondary market trading of Fund Shares to become inaccurate or outdated quickly, resulting in significant and unexpected losses.
Each Fund seeks to achieve its investment objective even during periods when the performance of the Fund’s benchmark is flat or when the benchmark is moving in a manner that may cause the value of the Fund to decline.
The Funds are not actively managed by traditional methods (e.g., by effecting changes in the composition of a portfolio on the basis of judgments relating to economic, financial and market considerations with a view toward obtaining positive results under all market conditions). Each Fund seeks to remain fully invested at all times in Financial Instruments and money market instruments that, in combination, provide exposure to its benchmark consistent with its investment objective. This is the case even during periods in which the benchmark is flat or moving in a manner which causes the value of a Fund to decline. A Fund can lose money regardless of the performance of an underlying benchmark, due to the effects of daily rebalancing, volatility, compounding and other risk factors.
Risks Specific to the VIX Futures Fund
In addition to the risks described elsewhere in this “Risk Factors” section, the following risks could apply to the VIX Futures Fund.
VIX futures contracts can be highly volatile and the Funds may experience sudden and large losses when buying, selling or holding such instruments; you can lose all or a portion of your investment within a single day.
Investments linked to equity market volatility, including VIX futures contracts, can be highly volatile and may experience sudden, large and unexpected losses. For example, in 2018 the S&P 500 VIX Mid-Term Futures Index (the “VIX Mid-Term Futures Index” or “Index”), which is comprised of VIX futures contracts, had its largest one-day move ever of approximately 96%. In the future, the Index could have even larger single-day or intraday moves, up or down, that could cause investors to lose all or a substantial portion of their investment in a short period of time. VIX futures contracts are unlike traditional futures contracts and are not based on a tradable reference asset. The VIX is not directly investable, and the settlement price of a VIX futures contract is based on the calculation that determines the level of the VIX. As a result, the behavior of a VIX futures contract may be different from a traditional futures contract whose settlement price is based on a specific tradable asset and may differ from an investor’s expectations. The market for VIX futures contracts may fluctuate widely based on a variety of factors including changes in overall market movements, political and economic events and policies, wars, acts of terrorism, natural disasters (including disease, epidemics and pandemics), changes in interest rates or inflation rates. High volatility may have an adverse impact on the performance of the Funds. The UltraFund’s leverage factor (1.5x) increases the potential for loss on an investment in this Fund. An investor in any of the Funds could potentially lose the full principal of his or her investment within a single day.
Generally, a VIX of over 20 indicates a high degree of volatility. During February and March 2020, market volatility elevated to historic highs as measured by the VIX, which may be attributed to the COVID-19 pandemic. Although the VIX started the year at a level of 12.47 on January 2, 2020, it spiked to 82.69 on March 16, 2020. However, there is no certainty that such levels will persist even if the scope and duration of the disruption caused by the COVID-19 pandemic is prolonged or if other economic or political developments contribute to volatility and investor uncertainty. Such performance is not typical and may not continue for a sustained period of time.
The VIX Futures Fund is benchmarked to the VIX Mid-Term Futures Index. It is not benchmarked to the VIX or actual realized volatility of the S&P 500. As a result, the Index and the VIX Futures Fund should be expected to perform very differently from the VIX over all periods of time.
The performance of the VIX Mid-Term Futures Index is based on the value of the VIX mid-term futures contracts that comprise the Index. While there is a relationship between the performance of the Index and future levels of the VIX, the performance of the Index is not directly linked to the performance of the VIX, to the realized volatility of the S&P 500® or to the options that underlie the calculation of the VIX. As a result, the Index and the VIX Futures Fund should be expected to perform very differently from the VIX over all periods of time. In many cases, the Index (and thus the VIX Futures Fund) will underperform the VIX. Further, the performance of the Index and the VIX Futures Fund should not be expected to represent the realized volatility of the S&P 500®.
The VIX seeks to measure the market’s current expectation of 30-day volatility of the S&P 500® Index, as reflected by the prices of S&P 500® options. The market’s current expectation of the possible rate and magnitude of movements in an index is commonly referred to as the
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“implied volatility” of the index. Because S&P 500® options derive value from the possibility that the S&P 500® may experience movement before such options expire, the prices of S&P 500® options are used to calculate the implied volatility of the S&P 500®.
Unlike many indexes, the VIX is not an investable index. It is not practical to invest in the VIX as it is comprised of a constantly changing portfolio of options on the S&P 500®. Rather, the VIX is designed to serve as a market volatility forecast. The VIX Futures Fund is not benchmarked to the performance of the VIX or the realized volatility of the S&P 500® and, in fact, can be expected to perform very differently from the VIX and the realized volatility of the S&P 500® over all periods of time.
The prices of futures contacts based on a non-investable index such as the VIX may behave differently from the prices of futures contracts whose settlement price is based on a tradable asset.
As noted, the VIX Futures Fund is benchmarked against an underlying index of VIX mid-term futures contracts. The value of VIX futures contracts is based on the expected value of the VIX at a future point in time, specifically the expiration date of the VIX futures contracts. Therefore, VIX futures contracts represent the forward implied volatility of the VIX, and therefore the forward implied volatility of the S&P 500®, over the 30-day period following the expiration of such contract. As a result, a change in the VIX today will not necessarily result in a corresponding movement in the price of VIX futures contracts since the price of VIX futures contracts is based on expectations of the performance of the VIX at a future point in time. For example, a VIX futures contract purchased in March that expires in May, in effect, is a forward contract on what the level of the VIX, as a measure of 30-day implied volatility of the S&P 500®, will be on the May expiration date. The forward volatility reading of the VIX may not correlate directly to the current volatility reading of the VIX because the implied volatility of the S&P 500® at a future expiration date may be different from the current implied volatility of the S&P 500®. As a result, the Index and the VIX Futures Fund should be expected to perform very differently from the VIX over all periods of time.
It has been reported that in 2018 various U.S. regulators commenced inquiries into whether the Chicago Board Options Exchange, Incorporated (“Cboe”) VIX Index has been manipulated by one or more financial firms and algorithmic traders, and that a number of private lawsuits have been filed against the Cboe alleging the manipulation of the Cboe VIX Index. The regulators have not yet made public any determinations. On January 27, 2020, a federal judge dismissed a private lawsuit with prejudice, but on May 19, 2020, the plaintiffs filed notice of appeal to the U.S. Court of Appeals for the Seventh Circuit. See In re Chicago Board Options Exchange Volatility Index Manipulation Antitrust Litigation. Northern District of Illinois. No. 18-04171. The Trust and the Sponsor cannot predict the outcome of these reported inquiries and private lawsuits. Any finding of manipulation of the Cboe VIX Futures Index could materially adversely affect the VIX Futures Fund’s investments and its ability to continue to implement its trading strategy and achieve its investment objectives.
The level of the VIX has historically reverted to a long-term mean (i.e., average) level and any increase or decrease in the level of the VIX will likely continue to be constrained.
In the past, the level of the VIX has typically reverted over the longer term to a historical mean, and its absolute level has been constrained within a band. As such, the potential upside of long or short exposure to VIX futures contracts may be limited as the performance of VIX reverts to its long-term average. In addition, any gains may be subject to significant and unexpected reversals as the VIX reverts to its long-term mean.
When economic uncertainty and other market risks increase, or are expected to increase, and there is an associated increase in expected volatility, the price of VIX futures contracts will likely also increase. Similarly, when economic uncertainty recedes, or is expected to recede, and there is an associated decrease in expected volatility, the price of VIX futures contracts will likely also decrease. Historically, each of these patterns have tended to reverse. These reversals may be significant and unexpected and have a negative impact on the performance of the VIX Futures Fund. During February and March 2020, market volatility elevated to historic highs as measured by the VIX. In 2020, the VIX started the year at a level of 12.47 on January 2, 2020, and it spiked to 82.69 on March 16, 2020. However, there is no certainty that such levels may persist even if the scope and duration of the disruption caused by the COVID-19 pandemic is prolonged or if other economic or political developments contribute to volatility and investor uncertainty. Such performance is not typical and may not continue for a sustained period of time.
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The value of the Shares of the VIX Futures Fund relates directly to the value of, and realized gain or loss from, the Financial Instruments and other assets held by the Fund. Fluctuations in the price of these Financial Instruments or assets could materially adversely affect an investment in Shares of the VIX Futures Fund.
A number of factors may affect the price and/or liquidity of VIX futures contracts and other Financial Instruments, if any, owned by the VIX Futures Fund, including, but not limited to:
•Prevailing market prices and forward volatility levels of the U.S. stock markets, the S&P 500, the equity securities included in the S&P 500 and prevailing market prices of options on the S&P 500, the VIX, options on the VIX, the relevant VIX futures contracts, or any other financial instruments related to the S&P 500 and the VIX or VIX futures contracts;
•Interest rates and investors’ expectations concerning interest rates;
•Inflation rates and investors’ expectations concerning inflation rates;
•Economic, financial, political, regulatory, geographical, judicial and other events that affect the level of the Mid-Term VIX Futures Index or the market price or forward volatility of the U.S. stock markets, the equity securities included in the S&P 500, the S&P 500, the VIX or the relevant futures or option contracts on the VIX;
•Supply and demand as well as hedging activities in the listed and OTC equity derivatives markets;
•The level of margin requirements;
•The position and accountability limits imposed by futures exchanges and any position or risk limits imposed by Futures Commission Merchants (“FCMs”) or swap counterparties;
•Disruptions in trading of the S&P 500, futures contracts on the S&P 500 or options on the S&P 500;
•The level of contango or backwardation in the VIX futures contract market;
•Global or regional political, economic, or financial events and situations and investor expectations concerning such events;
•Weather, natural disasters (including disease, epidemics and pandemics), and other environmental conditions; and
•Investment and trading activities of mutual funds, hedge funds and other market participants, including the Fund.
Each of these factors could have a negative impact on the price and/or liquidity of VIX futures contracts and other Financial Instruments, the Index and the VIX Futures Fund. These factors interrelate in complex ways, and the effect of one factor on the market value of the VIX Futures Fund may offset or enhance the effect of another factor.
Margin requirements for VIX futures contracts and position limits imposed by exchanges and/or FCMs may limit the VIX Futures Fund’s ability to achieve sufficient exposure and prevent the Fund from achieving its investment objective.
The term “margin” refers to the minimum amount a Fund must deposit and maintain with its FCM in order to establish an open position in futures contracts. The minimum amount of margin required in connection with a particular futures contract is set by the exchange on which such contract is traded and is subject to change at any time during the term of the contract. Futures contracts are customarily bought and sold on margins that represent a percentage of the aggregate purchase or sales price of the contract.
An FCM may compute margin requirements multiple times per day and at least once per day. When a Fund has an open futures contract position, it is subject to daily variation margin calls by an FCM that could be substantial in the event of adverse price movements. Because futures contracts require only a small initial investment in the form of a deposit or initial margin, they involve a high degree of leverage. A Fund with open positions is subject to maintenance or variation margin on its open positions. When the market value of a particular open futures contract position changes to a point where the margin on deposit does not satisfy maintenance margin requirements, a margin call is made by the FCM. If the margin call is not met within a reasonable time, the FCM may close out a Fund’s position. If a Fund has insufficient cash to meet
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daily variation margin requirements, it may need to sell Financial Instruments at a time when such sales are disadvantageous. Futures markets are highly volatile and the use of or exposure to futures contracts may increase volatility of a Fund’s NAV.
VIX futures contracts in particular have been subject to periods of sudden and extreme volatility. As a result, margin requirements for VIX futures contracts are higher than the margin requirements for most other types of futures contracts. In addition, the FCMs utilized by the Fund may impose margin requirements in addition to those imposed by the clearinghouse. Margin requirements are subject to change, and may be raised in the future by either or both of the clearinghouse and the FCMs. High margin requirements could prevent the Fund from obtaining sufficient exposure to VIX futures contracts and may adversely affect the Fund’s ability to achieve its investment objective. An FCM’s failure to return required margin to the Fund on a timely basis may cause the Fund to delay redemption settlement dates and/or restrict, postpone or limit the right of redemption.
Futures contracts are subject to liquidity risk. Certain of the FCMs utilized by the Fund have imposed their own “position limits” on the Fund. Position limits restrict the amount of exposure to futures contracts the Fund can obtain through such FCMs. As a result, the Fund may need to transact through a number of FCMs to achieve its investment objective. If enough FCMs are not willing to transact with the Fund, or if the position limits imposed by such FCMs do not provide sufficient exposure, the Fund may not be able to achieve its investment objective
The VIX Futures Fund generally is intended to be used as a trading tool for short-term investment horizons and investors holding shares of the Fund over longer-term periods may be subject to increased risk of loss.
The VIX Futures Fund generally is intended to be used only for short-term investment horizons. An investor in the Fund can lose all or a substantial portion of his or her investment within a single day. The longer an investor’s holding period in the Fund, the greater the potential for loss.
VIX futures contracts that the VIX Futures Fund invests in can be highly volatile and the Fund may experience large losses when buying, selling or holding such instruments; you can lose all of your investment within a single day.
Investments linked to equity market volatility, including VIX futures contracts, can be highly volatile and may experience sudden, large and unexpected losses. VIX futures contracts are unlike traditional futures contracts and are not based on a tradable reference asset. The VIX is not directly investable, and the settlement price of a VIX futures contract is based on the calculation that determines the level of the VIX. As a result, the behavior of a VIX futures contract may be different from traditional futures contracts whose settlement price is based on a specific tradable asset and may differ from an investor’s expectations. High volatility may have an adverse impact on the Fund. An investor could potentially lose the full principal value of his or her investment within a single day.
VIX Mid-Term Futures Index changes and market transactions, including the daily rebalancing of the futures contracts by the VIX Futures Fund may have a significant impact on the performance of the Index and the Fund and the trading, liquidity and price of Fund Shares.
Index changes and transactions by market participants in the futures contracts underlying the Index, including the daily rebalancing of such futures contracts by the VIX Futures Fund may have a significant impact on the trading, liquidity and price of such futures contacts and, in turn, impact on the performance of the Index and the Fund. The trading activity associated with such transactions will contribute to the existing open interest and trading volume of the underlying futures contracts and could have a significant adverse impact on the trading and price of such contracts. This, in turn, could have a negative impact on the performance of the Index and the Fund. The Fund has engaged, and may continue to engage, in futures transactions that may constitute holding a substantial portion (e.g., 50% or more) of the open interest and/or trading volume of the futures contracts underlying the Index. To the extent the Fund transactions in a relatively higher percentage of the open interest and/or trading volume of such futures contracts, the Fund’s activity may be more likely to have an impact which could be significant on the trading, liquidity, and price of such contracts. This in turn could have a significant negative impact on the performance of the Index and the Fund as well as the market for Fund Shares making it more difficult for investors to buy or sell Fund Shares at the desired price or at all.
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Potential negative impact from rolling futures positions; there have been extended periods in the past where the strategies utilized by the VIX Futures Fund have caused significant and sustained losses.
The VIX Futures Fund invests in or has exposure to VIX futures contracts and is subject to risks related to rolling these positions. The contractual obligations of a buyer or seller holding a futures contract to expiration may be satisfied by settling in cash as designated in the contract specifications. Alternatively, futures contracts may be closed out prior to expiration by making an offsetting sale or purchase of an identical futures contract with a later expiration date. This process is referred to as rolling. The Fund does not intend to hold futures contracts through expiration, but instead intends to roll its positions as they approach expiration. Accordingly, the Fund is subject to risks relating to rolling.
When the market for these futures contracts is such that the prices are higher in the more distant delivery months than in the nearer delivery months, the sale during the course of the rolling process of the more nearby futures contract would take place at a price that is lower than the price of the more distant futures contract. This pattern of higher prices for longer expiration futures contracts is often referred to as contango. Alternatively, when the market for these contracts is such that the prices are higher in the nearer months than in the more distant months, the sale during the course of the rolling process of the more nearby futures contract would take place at a price that is higher than the price of the more distant futures contract. This pattern of higher prices for shorter expiration futures contracts is referred to as backwardation. The presence of contango in the relevant futures contracts at the time of rolling would be expected to adversely affect the Fund. In contrast, the presence of backwardation in certain futures contracts at the time of rolling such contracts would be expected to positively affect the Funds.
There have been extended periods in which contango or backwardation has existed in the VIX futures contract markets, and such periods can be expected to occur in the future. These extended periods have caused in the past, and may cause in the future, significant and sustained losses. Since the non-investable VIX Index is based on the price of a constantly changing portfolio of option contracts, rather than futures contracts subject to contango and backwardation, the VIX Index may experience less severe downturns or may even provide positive performance during periods where the Fund is experiencing poor performance. Additionally, because of the frequency with which the Funds may roll futures contracts, the impact of such contango or backwardation may be greater than the impact would be if a Fund experienced less rolling. In April 2020, the market for crude oil futures contracts experienced a period of “extraordinary contango” that resulted in a negative price in the May 2020 WTI crude oil futures contract. It is possible that the futures contracts held by the Funds also may experience periods of extraordinary contango in the future.
Concentration Risk
The VIX Futures Fund will typically concentrate its investments in first- and second-month VIX futures contracts. Investors should be aware that other volatility investments may be more diversified both in terms of the number and variety of instruments included and of the volatility exposure offered. Concentration exclusively in first- and second-month futures contracts may result in a greater degree of volatility and adverse performance of the VIX Futures Fund under specific market conditions and over time. Concentration in fewer futures contracts as opposed to exposure to a broader set of futures contracts may increase the risk of the VIX Futures Fund’s trading activity affecting such futures contracts and this may adversely affect the performance of the VIX Futures Fund. For example, such concentration and the large size of the positions the VIX Futures Fund may take (including positions resulting from significant and/or rapid increases in the size of the Fund as a result of an increase in creation activity or for any other reason) may cause the daily rolling or rebalancing of the VIX Futures Fund’s portfolio to adversely impact the market price of its concentrated portfolio of futures contracts and in turn the level of the VIX Mid-Term Futures Index and the performance of the VIX Futures Fund.
Risks Specific to the Natural Gas Funds and the Precious Metals Funds
In addition to the risks described elsewhere in this “Risk Factors” section, the following risks could apply to the Natural Gas Funds and the Precious Metals Funds.
A number of factors may have a negative impact on the price of commodities, such as gold, silver and natural gas, and the price of Financial Instruments based on such commodities.
With regard to the Natural Gas Funds and the Precious Metals Funds, a number of factors may affect the price of these commodities and, in turn, the Financial Instruments and other assets, if any, owned by such a Fund, including, but not limited to:
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•Significant increases or decreases in the available supply of a physical commodity due to natural, technological or other factors. Natural factors would include depletion of known cost-effective sources for a commodity or the impact of severe weather or other natural events on the ability to produce or distribute the commodity. Technological factors, such as increases in availability created by new or improved extraction, refining and processing equipment and methods or decreases caused by failure or unavailability of major refining and processing equipment (for example, shutting down or constructing natural gas processing plants), also materially influence the supply of the commodity. General economic conditions in the world or in a major region, such as population growth rates, periods of civil unrest, government austerity programs, or currency exchange rate fluctuations may affect prices of underlying commodities.
•The exploration and production of commodities are uncertain processes with many risks. The cost of extraction, completing and operating wells / mines is often uncertain, and a number of factors can delay or prevent operations or production of commodities, including: (1) unexpected extraction or drilling conditions; (2) pressure or irregularities in formations; (3) equipment failures or repairs; (4) fires or other accidents; (5) adverse weather conditions; (6) pipeline ruptures, spills or other supply disruptions; and (7) shortages or delays in the availability of extraction delivery equipment.
•Significant increases or decreases in the demand for a physical commodity due to natural, technological or other factors. Natural factors would include such events as unusual climatological or health conditions (such as disease or pandemics) impacting the demand for commodities. Technological or other factors may include such developments as substitutes or new uses for particular commodities or changes in the demand for particular commodities. General economic conditions in the world or in a major region, such as population growth rates, periods of civil unrest, government austerity programs, or currency exchange rate fluctuations may affect prices of underlying commodities. For example, gold and silver are used in a wide range of industrial applications and demand for gold and silver is driven by, among other things, demand for jewelry. An economic downturn could have a negative impact on gold and silver demand and, consequently, their prices.
•A significant change in the attitude of speculators and investors towards a commodity or in the commodity hedging activities of commodity producers. Should the speculative community take a negative or positive view towards any given commodity, or if there is an increase or decrease in the level of hedge activity of commodity producing companies, countries and/or organizations, such action could cause a change in world prices of any given commodity.
•Large purchases or sales of physical commodities by the official sector. Governments and large institutions have large commodities holdings or may establish major commodities positions. For example, a significant portion of the aggregate world precious metals holdings is owned by governments, central banks and related institutions. Similarly, nations with centralized or nationalized energy production organizations may control large physical quantities of certain commodities. The purchase or sale by one of these institutions in large amounts could potentially cause a change in prices for that commodity.
•Political activity such as the adoption of and changes to legislation, imposition of regulations, or entry into trade treaties, as well as political disruptions caused by societal breakdown, insurrection, terrorism, pandemics, sabotage and/or war may greatly influence commodities prices.
•With regard to the Natural Gas Funds, the demand for natural gas correlates closely with general economic growth rates. The occurrence of recessions or other periods of low or negative economic growth will typically have a direct adverse impact on natural gas demand and natural gas prices. The supply and demand for natural gas may also be impacted by changes in interest rates, inflation, and other local or regional weather and market conditions, as well as by the development of alternative energy sources. The demand for natural gas has traditionally been cyclical, with higher demand during winter months and lower demand during summer months. Natural gas prices are subject to volatile, sudden, unpredictable and/or temporary price movements over short periods of time.
•With regard to the Natural Gas Funds, competition from clean power companies, fluctuations in the supply and demand of alternative energy fuels, energy conservation, changes in consumer preferences regarding the use of renewable energy sources to replace fossil fuels, and tax and other government regulations can significantly affect the price of natural gas.
•The recent proliferation of commodity-linked, exchange-traded products and their unknown effect on the commodity markets.
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•The prices, supply and demand for gold and silver may also be impacted by changes in interest rates, inflation, and other local or regional market conditions, as well as by investor confidence. There can be no assurance that either gold or silver will maintain its long-term value in terms of future purchasing power. As of the date of this prospectus, gold and silver prices are at or near historically high levels. Gold and silver prices are volatile and subject to sudden, and unpredictable price movements, including reversals. Gold and silver markets also have historically experienced extended periods of flat or declining prices. There can be no assurance that either gold or silver prices will maintain their price levels as of the date of this prospectus.
Each of these factors could have a negative impact on the value of the Funds. These factors interrelate in complex ways, and the effect of one factor on the market value of a Fund may offset or enhance the effect of another factor.
The Natural Gas Funds are linked to an index of natural gas futures contracts, and are not directly linked to the “spot” price of natural gas. Natural Gas futures contracts may perform very differently from the spot price of natural gas.
The Natural Gas Funds are not directly linked to the “spot” price of natural gas. The price of a futures contract reflects the expected value of the commodity upon delivery in the future, whereas the spot price of a commodity reflects the immediate delivery values of the commodity. While prices of swaps, futures contracts and other derivatives contracts are related to the prices of an underlying cash market (i.e., the “spot” market), they may not be well correlated and have typically performed very differently. Natural gas futures contracts typically perform very differently from, and commonly underperform, the spot price of natural gas due to current (and future expectations of) factors such as storage costs, geopolitical risks, interest charges incurred to finance the purchase of the commodity, and expectations concerning supply and demand for the commodity. Derivatives contract prices may not be correlated to spot market prices and may be substantially lower or higher than the spot market prices for a number of reasons, including as a result of differences in derivatives contract terms or as supply, demand or other economic or regulatory factors become more pronounced in either the cash or derivatives markets. In April 2020, the market for crude oil futures contracts experienced a period of “extraordinary contango” that resulted in a negative price in the May 2020 WTI crude oil futures contract. The futures contracts held by the Natural Gas Funds may experience a period of extraordinary contango in the future.
The Precious Metals Funds do not hold gold or silver bullion. Rather, the Precious Metals Funds use Financial Instruments to gain exposure to gold or silver bullion. Using Financial Instruments to obtain exposure to gold or silver bullion may cause tracking error and subject the Precious Metals Funds to the effects of contango and backwardation as described herein.
Using Financial Instruments such as swaps, options, forwards and futures in an effort to replicate the inverse performance of gold or silver bullion may cause tracking error, which is the divergence between the price behavior of a position and that of a benchmark. While prices of Financial Instruments are related to the prices of an underlying cash market (i.e., the “spot” market), they may not be perfectly correlated and typically have performed differently. In addition, the use of forward or futures contracts exposes a Fund to risks associated with “rolling” as described herein (forward contracts are subject to the same risks as rolling futures contracts), including the possibility that contango or backwardation can occur. Gold and silver historically exhibit contango markets during most periods. The existence of historically prevalent contango markets would be expected to adversely affect the Precious Metals Funds. Alternatively, the existence of backwardated markets would be expected to be beneficial to the Precious Metals Funds. In April 2020, the market for crude oil futures contracts experienced a period of “extraordinary contango” that resulted in a negative price in the May 2020 WTI crude oil futures contract. The futures contracts held by the Precious Metals Funds may experience a period of extraordinary contango in the future.
Risks Specific to the Currency Funds.
In addition to the risks described elsewhere in this “Risk Factors” section, the following risks could apply to the Currency Funds.
A number of factors may have a negative impact on the value of non-U.S. currencies or the U.S. dollar and the value of Financial Instruments based on such currencies.
A number of factors may affect the value of non-U.S. currencies or the U.S. dollar and, in turn, Financial Instruments based on such non-U.S. currencies or the U.S. dollar. These factors include:
•Natural or environmental disasters and widespread disease, including public health disruptions, pandemics and epidemics (for example, the novel coronavirus COVID-19);
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•Debt level and trade deficit of the relevant foreign countries;
•Inflation rates of the U.S. and the relevant foreign countries and investors’ expectations concerning inflation rates;
•Interest rates of the U.S. and the relevant foreign countries and investors’ expectations concerning interest rates;
•Investment and trading activities of mutual funds, hedge funds and other market participants;
•Global or regional political, economic or financial events and situations;
•Sovereign action to set or restrict currency conversion;
•Monetary policies and other related activities of central banks within the U.S. and other relevant non-U.S. markets;
•Overall growth and performance of the economies of relevant countries; and
•Non-U.S. financial markets may be closed on a day when U.S. domestic markets are open for trading. As a result, liquidity and/or pricing may be affected by the absence of trading in a specific currency.
In periods of financial turmoil, capital can move quickly out of countries or geographic regions that are perceived to be more vulnerable to the other effects of the crisis than other countries or geographic regions, with sudden and severely adverse consequences to the currencies of those countries or geographic regions. Each of these factors could have a negative impact on the value of a Currency Fund. These factors interrelate in complex ways, and the effect of one factor on the market value of a Currency Fund may offset or enhance the effect of another factor. All of these factors are, in turn, sensitive to the monetary, fiscal and trade policies observed by the relevant countries and those of other countries important to international trade and finance. In addition, information relating to non-U.S. countries or currencies may not be as well-known or as rapidly or thoroughly reported as information regarding the U.S. or the U.S. dollar.
Currency exchange rates may be susceptible to distortion and manipulation.
The concentration of currency trading among a small number of market participants, combined with the relative lack of transparency and regulatory oversight over the manner in which currency exchange rates are determined compared to the markets for other Financial Instruments such as exchange-traded stocks, and other factors create the potential for a small number of market participants to have a distorting effect on exchange rates, including as a result of activities designed to manipulate currency exchange rates.
The value of the Euro could fluctuate drastically.
The European financial markets and the value of the euro have experienced significant volatility, in part related to unemployment, budget deficits and economic downturns. In addition, several member countries of the Economic and Monetary Union (the “EMU”) of the European Union (the “EU”) have experienced credit rating downgrades, rising government debt levels and, for certain EU member countries (including Greece, Spain, Portugal, Ireland and Italy), weaknesses in sovereign debt. Following a referendum in June 2016, the United Kingdom (the “UK”) formally exited the EU on January 31, 2020 (known as “Brexit”). During a transition period where the UK remained subject to EU rules but had no role in the EU law-making process, the UK and EU representatives negotiated the precise terms of their future relationship, reaching an agreement on December 24, 2020. On December 31, 2020, the transition period concluded and the terms of the new agreement went into effect on January 1, 2021. The complete impact of the new agreement, as well as the full scope and nature of the consequences of the exit, are not at this time known and are unlikely to be known for a significant period of time, but may impact the future direction of the value of non-U.S. currencies or the U.S. dollar and, in turn, affect the value of the Currency Funds. In addition, these uncertainties could increase volatility in the market prices of non-U.S. currencies or the U.S. dollar and, in turn, affect the value of the Currency Funds. The effects of Brexit will depend on agreements the UK negotiates to retain access to EU markets either during a transitional period or more permanently. Brexit could lead to legal and tax uncertainty and potentially divergent national laws and regulations as the UK determines which EU laws to replace and replicate.
In addition, it is possible that the euro could be abandoned in the future by countries that have already adopted its use. If this were to occur, the value of the euro could fluctuate drastically. Increased volatility related to the euro could exacerbate the effects of daily compounding
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on the Ultra Euro Fund’s and the Short Euro Fund’s performance over periods longer than a single day. If the euro is abandoned by all or a significant number of countries that have adopted its use, the Ultra Euro Fund and the Short Euro Fund may be forced to switch benchmarks or terminate.
The use of forward contracts may limit the Ultra Euro Fund’s ability to achieve sufficient exposure, and may prevent the Fund from achieving its investment objective.
In order to attempt to gain exposure to the euro, the Ultra Euro Fund may enter into forward contracts to purchase or sell the cash value of the euro at a set price, with delivery and settlement at a specified future date. Unlike futures contracts, forward contracts are typically not cleared by a clearinghouse. There are no limitations on the percentage of its assets the Ultra Euro Fund may invest in forward contracts with a particular counterparty. Because a counterparty may stop trading with the Ultra Euro Fund, the Fund may need to transact through a number of counterparties in order to achieve its investment objective. If enough counterparties are not willing to transact with the Ultra Euro Fund, it may not be possible for the Fund to enter into another forward contract or to invest in other Financial Instruments necessary to achieve the desired exposure consistent with the Fund’s investment objective. This, in turn, may prevent the Ultra Euro Fund from achieving its investment objective. If the Ultra Euro Fund has insufficient cash to meet its collateral requirements, the Fund may need to sell Financial Instruments at a time when such sales are disadvantageous. The Ultra Euro Fund’s use of forward contracts involves counterparty credit risk – i.e., the risk that a counterparty is or is perceived to be unwilling or unable to make timely payments or otherwise meet its contractual obligations. A counterparty’s failure to return collateral to the Ultra Euro Fund on a timely basis may cause the Fund to delay redemption settlement dates and/or restrict, postpone or limit the right of redemption. If a counterparty becomes bankrupt or otherwise fails to perform its obligations due to financial difficulties or other reasons, the Ultra Euro Fund could suffer significant losses on these contracts and the value of an investor’s investment in the Fund may decline.
The value of the Yen could fluctuate drastically.
The Japanese financial markets and the value of the yen may experience volatility and are exposed to other risks. Such risks include, but are not limited to (i) political, economic, or social instability in Japan; (ii) risks associated with Japan’s large government deficit; (iii) risks associated with an increasingly aging and declining population that is likely to strain Japan’s social welfare and pension systems; and (iv) relatively high unemployment. The Japanese economy has in the past been negatively impacted by government intervention and protectionism, an unstable financial services sector and a heavy reliance on international trade. Additionally, natural disasters have in the past had an adverse impact on the Japanese economy. As an island nation Japan has limited natural resources and land area, and the Japanese economy is heavily dependent on international trade and reliant on imports for its commodity needs. Consequently, Japan’s economy and export growth are impacted by economic development of its trading partners particularly the U.S. and the developing nations in Southeast Asia. Fluctuations or shortages in the commodity markets may negatively impact the Japanese economy. Slowdowns in the U.S. and/or China and other Southeast Asian countries, including economic, political or social instability in such countries, could have a negative impact on Japan.
The Japanese economy may be adversely impacted by currency fluctuations. The Japanese government has intervened in its currency market in the past, to maintain or reduce the value of the yen. Any such future intervention could cause the yen’s value to fluctuate and could cause losses to investors. Increased volatility related to the yen could exacerbate the effects of daily compounding on the Ultra Yen Fund’s and the UltraShort Yen Fund’s performance over periods longer than a single day.
The value of the Australian dollar could fluctuate drastically.
The Australian financial markets and the value of the Australian dollar may experience volatility and are exposed to other risks. Such risks include, but are not limited to (i) political, economic, or social instability in Australia; and (ii) risks associated with Australia’s sovereign debt levels and trade deficits. The Australian economy has in the past been negatively impacted by a heavy reliance on international trade. Additionally, natural disasters such as hurricanes and droughts have in the past had an adverse impact on the Australian economy. As an island nation Australia has limited natural resources and land area, and the Australian economy is heavily dependent on exports from its energy, agricultural and mining sectors, and reliant on imports. Consequently, Australia’s economy and export growth are impacted by economic development of its trading partners, particularly the U.S., China, Japan, South Korea, other Asian and certain European countries. Fluctuations or shortages in the commodity markets may negatively impact the Australian economy. Economic slowdowns in the U.S. and/or China and other
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Asian countries, including economic, political or social instability in such countries, could have a negative impact on Australia. Reduction in spending on Australian products and services, or changes in any of those economies, may cause an adverse impact on the Australian economy.
The Australian economy may be adversely impacted by currency fluctuations. Increased volatility related to the Australian dollar could exacerbate the effects of daily compounding on the UltraShort Australian Dollar Fund Fund’s over periods longer than a single day.
Risks Related to All Funds
Potential negative impact from rolling futures positions; there have been extended periods in the past where the investment strategies utilized by the Funds have caused significant and sustained losses.
Each Fund intends to, or may, have exposure to futures contracts and each Fund is subject to risks related to “rolling” such futures contracts, which is the process by which a Fund closes out a futures position prior to its expiration month and purchases an identical futures contract with a later expiration date. The Funds do not intend to hold futures contracts through expiration, but instead intend to “roll” their respective positions as they approach expiration. The contractual obligations of a buyer or seller holding a futures contract to expiration may be satisfied by settling in cash as designated in the contract specifications. As explained further below, the price of futures contracts further from expiration may be higher (a condition known as “contango”) or lower ( a condition known as “backwardation”), which can impact the Funds’ returns.
When the market for these futures contracts is such that the prices are higher in the more distant delivery months than in the nearer delivery months, the sale during the course of the rolling process of the more nearby futures contract would take place at a price that is lower than the price of the more distant futures contract. This pattern of higher prices for longer expiration futures contracts is often referred to as “contango.” Alternatively, when the market for these futures contracts is such that the prices are higher in the nearer months than in the more distant months, the sale during the course of the rolling process of the more nearby futures contract would take place at a price that is higher than the price of the more distant futures contract. This pattern of higher prices for shorter expiration futures contracts is referred to as “backwardation.” The presence of contango in certain futures contracts at the time of rolling would be expected to adversely affect the Funds with long positions, and positively affect the Funds with short positions. Similarly, the presence of backwardation in certain futures contracts at the time of rolling such contracts would be expected to adversely affect the Funds with short positions and positively affect the Funds with long positions.
There have been extended periods in which contango or backwardation have existed in the futures contract markets for various types of futures contracts, and such periods can be expected to occur in the future. These extended periods have caused in the past, and may cause in the future, significant losses, and these periods can have as much or more impact over time than movements in the level of a Fund’s benchmark. Additionally, because of the frequency with which the Funds may roll futures contracts, the impact of such contango or backwardation on Fund performance may be greater than it would have been if the Funds rolled futures contracts less frequently.
In April 2020, the market for crude oil futures contracts experienced a period of “extraordinary contango” that resulted in a negative price in the May 2020 WTI crude oil futures contract. The futures contracts held by the Funds may experience a period of extraordinary contango in the future. If all or a significant portion of the futures contracts held by an Ultra Fund at a future date were to reach a negative price, investors in such Fund could lose their entire investment. If such event were to occur, and the price of the applicable futures contracts subsequently reversed, investors in the Short or an UltraShort Fund could suffer significant losses or lose their entire investment. The effects of rolling futures contracts under extraordinary contango market conditions generally are more exaggerated than rolling futures contracts under contango market conditions and may cause significant losses.
Each Fund seeks to achieve its investment objective even during periods when the performance of the Fund’s benchmark is flat or when the benchmark is moving in a manner that may cause the value of the Fund to decline.
The Funds are not actively managed by traditional methods (e.g., by effecting changes in the composition of a portfolio on the basis of judgments relating to economic, financial and market considerations with a view toward obtaining positive results under all market conditions). Each Fund seeks to remain fully invested at all times in Financial Instruments and money market instruments that, in combination, provide exposure to its benchmark consistent with its investment objective. This is the case even during periods in which the benchmark is flat or moving in a manner which causes the value of a Fund to decline. A Fund can lose money regardless of the performance of an underlying benchmark, due to the effects of daily rebalancing, volatility, compounding and other risk factors.
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The number of underlying components included in a Fund’s benchmark may impact the volatility of such benchmark, which could adversely affect an investment in the Shares.
The number of underlying components in a Fund’s benchmark may impact the volatility of such benchmark, which could adversely affect an investment in the Shares. For example, certain of the Funds’ benchmarks are concentrated in terms of the number and type of commodities and currencies represented, and some of the benchmarks consist solely of a single commodity or currency exchange rate. Investors should be aware that other benchmarks are more diversified in terms of both the number and variety of investments included. Concentration in fewer components may result in a greater degree of volatility in a benchmark and the Fund which corresponds to that benchmark under specific market conditions and over time.
Possible illiquid markets may cause or exacerbate losses.
Financial Instruments and/or markets may be illiquid. In such cases and during such times it may be difficult or impossible to buy or sell a position at the desired price. For example, it may be difficult to execute a trade at a specific price when there is a relatively small volume of buy and sell orders in a market. Market disruptions or volatility can also make it difficult for a Fund to buy or sell a position or find a swap or forward contract counterparty willing to transact at a reasonable price and sufficient size. Illiquid markets and/or Financial Instruments may cause losses, which could be significant, for the Funds. The large size of the positions which the Funds may acquire increases the risk of illiquidity by both making their positions more difficult to liquidate and increasing the losses incurred while trying to do so. Any type of disruption or illiquidity will potentially be exacerbated due to the fact that each Fund typically invests in Financial Instruments related to a single benchmark, which is highly concentrated. Limits imposed by counterparties, exchanges or other regulatory organizations, such as accountability levels, position limits and daily price fluctuation limits, may contribute to a lack of liquidity with respect to some Financial Instruments and have a negative impact on Fund performance. During periods of market illiquidity, including periods of market disruption and volatility, it may be difficult or impossible for a Fund to buy or sell futures contracts or other Financial Instruments or for investors to buy or sell Fund Shares at desired prices or at all.
Fees are charged regardless of a Fund’s returns and may result in depletion of assets.
The Funds are subject to the fees and expenses described herein which are payable irrespective of a Fund’s returns, as well as the effects of commissions, trading spreads, and embedded financing, borrowing costs and fees associated with swaps, forwards, futures contracts, and costs relating to the purchase of U.S. Treasury securities or similar high credit quality, short-term fixed-income or similar securities. Additional charges may include other fees as applicable. These fees and expenses have a negative impact on Fund returns.
For the Funds linked to a benchmark, changes implemented by the benchmark provider that affect the composition and valuation of the benchmark could negatively impact the performance of the Funds.
The Funds, other than the Currency Funds, are linked to benchmarks maintained by third-party providers that are unaffiliated with the Funds or the Sponsor. There can be no guarantee or assurance that the methodology used by the third-party provider to create the benchmark will result in a Fund achieving high, or even positive, returns. The policies implemented by each benchmark provider concerning the calculation or the composition of a benchmark could affect the value of a benchmark and, therefore, the value of such Fund’s Shares. A benchmark provider may change the composition of the benchmark, or make other methodological changes that could change the value of a benchmark. Additionally, a benchmark provider may alter, discontinue or suspend calculation or dissemination of a benchmark. Any of these actions could adversely affect the value of Shares of a Fund using that benchmark. There is no guarantee the methodology underlying the benchmark will be free from error. Benchmark providers have no obligation to consider Fund shareholder interests in calculating or revising a benchmark. Each of these factors could have a negative impact on the performance of the Funds.
In addition, for the VIX Futures Fund, the Cboe can make methodological changes to the calculation of the VIX that could affect the value of VIX futures contracts and, consequently, the value of the VIX Futures Fund’s Shares. There can be no assurance that Cboe will not change the VIX calculation methodology in a way which may affect the value of the VIX Futures Fund’s Shares. The Cboe may also alter, discontinue or suspend calculation or dissemination of the VIX and/or exercise settlement value. It is also possible that third parties may attempt to manipulate the value of the VIX Mid-Term Futures Index or the VIX. S&P Dow Jones Indices may also make changes to the equity securities
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underlying the S&P 500 or the futures contracts included in the Index, or make other methodological changes that could change the level of the S&P 500. Any of these actions could adversely affect the value of such Fund’s Shares.
Calculation of a benchmark may not be possible or feasible under certain events or circumstances that are beyond the reasonable control of the Sponsor, which in turn may adversely impact both the benchmark and/or the Shares, as applicable. Additionally, benchmark calculations are subject to error and may be disrupted by rollover disruptions, rebalancing disruptions and/or market emergencies, which may have a negative impact on the performance of the Funds.
The particular benchmark used by a Fund may underperform other asset classes and may underperform other indices or benchmarks based upon the same underlying Reference Asset.
The Funds, other than the Currency Funds, are linked to benchmarks maintained by third-party providers unaffiliated with the Funds or the Sponsor. There can be no guarantee or assurance that the methodology used by the third party provider to create the benchmark will result in a Fund achieving high, or even positive, returns. Further, there can be no guarantee that the methodology underlying the benchmark or the daily calculation of the benchmark will be free from error. It is also possible that the value of the benchmark or its underlying Reference Asset may be subject to intentional manipulation by third-party market participants. The particular benchmark used by each Fund may underperform other asset classes and may underperform other indices or benchmarks based upon the same underlying Reference Asset. Each of these factors could have a negative impact on the performance of a Fund.
Financial markets, including the Financial Instruments used by a Fund, and Fund Shares may be subject to unusual trading activity, volatility, and potential fraud and/or manipulation by third parties.
Financial markets, including the Financial Instruments in which the Funds invest, and Fund Shares, can be highly volatile and the Funds may experience sudden and large movements in price. Unusual trading activity that is unrelated to economic fundamentals, including activity that is considered market fraud and/or manipulation or excessive speculation, or significant and/or rapid increases in the size of a Fund as a result of an increase in creation activity, can potentially lead to unusual movements in the prices of the Financial Instruments in which the Funds invest as well as the price of Fund Shares, and increase the risk of investing in such Financial Instruments and in Fund shares. Market fraud and/or manipulation and other fraudulent trading practices (such as the intentional dissemination of false or misleading information (e.g., false rumors)) can, among other things, lead to disruption of the orderly functioning of markets, lead to significant market volatility and cause the value of a Fund and/or the Financial Instruments held by a Fund to fluctuate quickly and without warning. Such fluctuations could be significant and could be temporary or last for longer periods of time. High volatility may have an adverse impact on the performance of the Funds. The widespread demand for a commodity, currency, or security may cause price increases in the commodity, currency, or security, which could result in an increased demand for Shares. The Funds may experience difficulty in registering additional Shares in a timely manner in response to a high demand for Shares.
The UltraShort Natural Gas Fund experienced significantly higher than normal creation activity in mid-September of 2021. The Ultra Natural Gas Fund experienced significantly higher than normal creation activity in mid-November of 2021. Each Fund potentially could experience similar creation activity in the future. The offering of each Fund’s Shares is registered with the SEC. If a Fund issues all of its currently remaining registered Shares before a registration statement regarding additional new Shares is declared effective, the Fund will not be able to issue additional Shares. A Fund experiencing significant and rapid growth could potentially experience difficulty in registering additional Shares in a timely manner in response to a high demand for Shares or difficulty achieving appropriate exposure in response to significant increases in Fund assets, each of which could cause a Fund to limit or suspend purchases of Creation Units. Any limitation or suspension of Creation Units, among other things, could cause a Fund’s Shares to trade at a premium, widen trading spreads, or otherwise disrupt secondary market trading in a Fund’s Shares. Increases in the price of Financial Instruments and a Fund’s Shares as a result of the conditions described above are subject to significant and unexpected reversals. An investor in any of the Funds could potentially lose the full principal value of his or her investment within a single day.
A Fund may change its investment objective, benchmark and investment strategies, and/or may terminate, at any time without shareholder approval.
The Sponsor has the authority to change a Fund’s investment objective, benchmark or investment strategy at any time, or to terminate the Trust or a Fund, in each case, without shareholder approval or advance notice, subject to applicable regulatory requirements. Although such
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changes may be subject to applicable regulatory approvals, the Sponsor may determine to operate a Fund in accordance with its new investment objective, benchmark or investment strategy while the applicable approvals, if any, are pending. Such changes may expose shareholders to losses on their investments in a Fund. When a Fund’s assets are sold as part of the Fund’s termination, the resulting proceeds distributed to shareholders may be less than those that could have been realized in a sale outside of a termination context.
There may be circumstances that could prevent or make it impractical for a Fund to operate in a manner consistent with its investment objective and investment strategies.
There may be circumstances outside the control of the Sponsor and/or a Fund that could prevent or make it impractical to rebalance such Fund’s portfolio investments, to process purchase or redemption orders, or to otherwise operate the Fund in a manner consistent with its investment objective and investment strategies. Examples of such circumstances include: market disruptions; significant or extreme market volatility, particularly late in the trading day; difficulty in registering additional Shares in a timely manner in response to a high demand for Shares, or difficulty achieving appropriate exposure in response to significant increases in Fund assets; natural disasters (including disease, epidemics and pandemics); public service disruptions or utility problems such as those caused by fires, floods, extreme weather conditions, and power outages resulting in telephone, telecopy, and computer failures; market conditions or activities causing trading halts; systems failures involving computer or other information systems affecting the aforementioned parties, as well as the Depository Trust Company (“DTC”), the National Securities Clearing Corporation (“NSCC”), or any other participant in the trading or operations of a Fund; and similar extraordinary events.
While the Sponsor has implemented and tested a business continuity plan and a disaster recovery plan designed to address circumstances such as those above, these and other circumstances may prevent a Fund from being operated in a manner consistent with its investment objective and/or investment strategies and could cause significant losses to the Funds.
The Funds use investment techniques that may be considered aggressive.
Some investment techniques of the Funds, such as their use of Financial Instruments, may be considered aggressive. Risks associated with Financial Instruments include potentially dramatic price changes (losses) in the value of the instruments and imperfect correlations between the price of the contract and the underlying Reference Asset. The use of Financial Instruments may increase the volatility of a Fund and may involve a small investment of cash relative to the magnitude of the risk assumed.
Historical correlation trends between Fund benchmarks and other asset classes may not continue or may reverse, limiting or eliminating any potential diversification or other benefit from owning a Fund.
To the extent that an investor purchases a Fund seeking diversification benefits based on the historic correlation (whether positive or negative) between the returns of the Fund or its underlying benchmark and other asset classes, such historic correlation may not continue or may reverse itself. In this circumstance, the diversification or other benefits sought may be limited or non-existent. The diversification or other benefits sought by an investor in a Fund may also become limited or cease to exist if the Sponsor determines to change the Fund’s benchmark or otherwise modify the Fund’s investment objective or investment strategy.
The lack of active trading markets for the Shares may result in losses upon the sale of such Shares.
Although the Shares are publicly listed and traded on the Exchange, there can be no guarantee that an active trading market for the Shares will develop or be maintained. If investors need to sell their Shares at a time when an active market for such Shares does not exist, the price investors receive for their Shares, assuming that investors are able to sell them at all, likely will be lower than the price that investors would receive if an active market did exist.
Investors may be adversely affected by redemption or creation orders that are subject to postponement, suspension or rejection under certain circumstances.
In respect of any Fund, the Sponsor may, in its sole discretion, limit or suspend the right of creation or redemption or may postpone the redemption or purchase settlement date. For example, the Sponsor may limit or suspend purchases or postpone settlement for (1) any period
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during which the Exchange or any other exchange, marketplace or trading center, deemed to affect the normal operations (e.g., valuation) of such Fund, is closed, or when trading is restricted or suspended on such exchanges in any of the Funds’ Financial Instruments or underlying Reference Assets, (2) any period during which an emergency exists as a result of which the fulfillment of a purchase order or the redemption distribution is not reasonably practicable, or (3) such other period as the Sponsor determines, in its sole discretion, to be appropriate for the protection of the Fund, the shareholders of the Fund or otherwise in the interest of such Fund (for example, in response to, or anticipation of, a period of significant and/or rapid increases in the size of a Fund as a result of an increase in creation activity). In addition, a Fund will reject a redemption order if the order is not in proper form as described in the Authorized Participant Agreement or if the fulfillment of the order might be unlawful. Any such limitation, postponement, suspension or rejection could adversely affect a redeeming Authorized Participant. For example, the resulting delay may adversely affect the value of the Authorized Participant’s redemption proceeds if the NAV of a Fund declines during the period of delay. The Funds disclaim any liability for any loss or damage that may result from any such limitation, postponement, suspension or rejection. Investors should be aware that during any period where creations or redemptions have been limited, postponed, suspended or rejected, the public trading price per Share of a Fund may be materially different from the NAV per Share of the Fund (i.e., the secondary market price may trade at a material premium or discount to NAV), the bid-ask spreads on a Fund’s Shares may widen, and/or the number of Shares on which quotes may be available could decrease. These events could increase the trading costs to investors, cause a Fund to not perform consistent with its investment objective, and otherwise result in significant losses for investors.
Purchases of a Fund’s Creation Units may be limited or suspended to prevent a Fund from issuing all of its currently remaining registered Shares or to allow a Fund to achieve appropriate exposure.
The offering of each Fund’s Shares is registered with the SEC in accordance with the Securities Act of 1933, as amended (the “1933 Act”). If a Fund issues all of its currently remaining registered shares before a registration statement regarding additional, new shares is declared effective, the Fund will not be able to issue additional shares. In such event, Authorized Participants would be unable to purchase new Creation Units of that Fund until such time as the registration statement for the additional shares has been declared effective by the SEC. In situations where a Fund is approaching or has reached its registered share amount, or in situations where a Fund may have difficulty achieving, or be unable to achieve, appropriate exposure in response to significant increases, or anticipated significant increases in Fund assets, a Fund may place upper limits or other restrictions on the number of Creation Units Authorized Participants may purchase or may suspend purchases of Creation Units altogether. The Funds disclaim any liability for any loss or damage that may result from any such suspension or limits. The Sponsor expects that such limits or suspensions will not impact the ability of Authorized Participants to redeem Creation Units during such period.
As a result of such limits or suspension, secondary market trading of a Fund’s Shares may be halted or disrupted. Investors should be aware that during periods in which the purchase of Creation Units is suspended or limited, the public trading price per Share of a Fund may be materially different from the NAV per Share of the Fund (i.e., the secondary market price may trade at a material premium or discount to NAV), the bid-ask spreads on a Fund’s Shares may widen, and/or the number of Shares on which quotes may be available could decrease. These events could increase the trading costs to investors, could cause a Fund’s trading price to not perform consistent with its investment objective and otherwise lead to significant losses for the Fund and investors. These conditions could reverse suddenly and without warning when the suspension or limitation on Authorized Participants’ ability to purchase Creation Units is lifted or modified, causing losses for Fund investors.
The NAV per Share may not correspond to the market price per Share.
The NAV per Share of a Fund changes as fluctuations occur in the market value of the Fund’s portfolio. Investors should be aware that the public trading price per Share of a Fund may be substantially different from the NAV per Share of the Fund (i.e., the secondary market price may trade at a substantial premium or discount to NAV). The price at which an investor may be able to sell Shares at any time, especially in times of market volatility, may be significantly less than the NAV per Share of the Fund at the time of sale. Consequently, an Authorized Participant may be able to create or redeem a Creation Unit of a Fund at a discount or a premium to the public trading price per Share of that Fund.
Authorized Participants or their customers may have an opportunity to realize a profit if they can purchase a Creation Unit at a discount to the public trading price of the Shares of a Fund or can redeem a Creation Unit at a premium over the public trading price of the Shares of a Fund. The Sponsor expects that the exploitation of such arbitrage opportunities by Authorized Participants and their clients and customers will tend to cause the public trading price to track the NAV per Share of the Funds closely over time.
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Investors who purchase Fund Shares in the secondary market and pay a premium purchase price over a Fund’s indicative optimized performance value (“IOPV”) could incur significant losses in the event such investor sells such Fund Shares at a time when such premium is no longer present in the marketplace.
The value of a Share may be influenced by non-concurrent trading hours between the Exchange and the market in which Financial Instruments (or related Reference Assets) held by a Fund are traded. The Shares of each Fund trade on the Exchange from 9:30 a.m. to 4:00 p.m. (Eastern Time). The Financial Instruments (and/or the related Reference Assets) held by a particular Fund, however, have earlier fixing or settlement times or, in the case of the VIX Futures Fund, a later fixing time. Consequently, liquidity in the Financial Instruments (and/or the Reference Assets) may be reduced after such fixing or settlement time. As a result, during the time when the Exchange is open for trading but after the applicable fixing or settlement time of an underlying component, trading spreads and the resulting premium or discount on the Shares of a Fund may widen, and, therefore, may increase the difference between the price of the Shares of a Fund and the NAV of such Shares. Also, during the time when the Exchange is open for trading but the Fund’s NAV has already been determined (or, in the case of the VIX Futures Fund, closed for trading but before the determination of its NAV), there could be market developments or other events that cause or exacerbate the difference between the price of the Shares of such Funds in the secondary market and the NAV of such Shares or otherwise have a negative impact on the value of an investment in the Shares.
The VIX futures contracts in which the VIX Futures Fund invests may be traded throughout the day, including between 4:30 p.m. and 5:00 p.m. As a result, during the time when the Exchange is closed for trading but before the determination of NAV, there could be market developments or other events that cause or exacerbate the difference between the price of the Shares of the VIX Futures Fund in the secondary market and the NAV of such Shares or otherwise have a negative impact on the value of an investment in the Shares.
Investors may be adversely affected by an overstatement or understatement of a Fund’s NAV due to the valuation method employed or errors in the NAV calculation.
Under normal circumstances, the NAV of a Fund reflects the value of the Financial Instruments held by the Fund, as of the time the NAV is calculated. The NAV of the Funds includes, in part, any unrealized profits or losses on open Financial Instrument positions. In certain circumstances (e.g., if the Sponsor believes market quotations do not accurately reflect fair value of an investment, or a trading halt closes an exchange or market early), the Sponsor may, in its sole discretion, choose to determine a fair value price as the basis for determining the market value of such position for such day. The fair value of an investment determined by the Sponsor may be different from other value determinations of the same investment. Such fair value prices generally would be determined based on available inputs about the current value of the underlying Reference Assets and would be based on principles that the Sponsor deems fair and equitable. A swap counterparty may have the right to close out a Fund’s position due to the occurrence of certain events (for example, if the counterparty is unable to hedge its obligations to the Fund, or if the Fund defaults on certain terms of the swap agreement, or if there is a material decline in the Fund’s benchmark on a particular day) and request immediate payment of amounts owed by the Fund under the agreement. If the level of a Fund’s benchmark has a dramatic intraday move, the terms of the swap agreement may permit the counterparty to immediately close out a transaction with the Fund at a price set by the counterparty, which may not represent fair market value. A swap counterparty may also have the right to close out a Fund’s position for no reason, in some cases with same day notice. The valuation method used to calculate NAV or errors in calculation of a Fund’s NAV may cause the Fund’s NAV to be overstated or understated and may affect the performance of the Fund and the value of an investment in the Shares.
Trading on exchanges outside the United States is generally not subject to U.S. regulation and may result in different or diminished investor protections.
To the extent that a Fund places trades on exchanges outside the United States, trading on such exchanges is generally not regulated by any U.S. governmental agency and may involve certain risks not applicable to trading on U.S. exchanges, including different or diminished investor protections. In trading contracts denominated in currencies other than U.S. dollars, the Shares are subject to the risk of adverse exchange rate movements between the dollar and the functional currencies of such contracts. Investors could incur substantial losses from trading on foreign exchanges which such investors would not have otherwise been subject had the Funds’ trading been limited to U.S. markets.
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Competing claims of intellectual property rights may adversely affect the Funds and an investment in the Shares.
The Sponsor believes that it has obtained all required licenses or the appropriate consent of all necessary parties with respect to the intellectual property rights necessary to operate the Funds. However, other third parties could allege ownership as to such rights and may bring legal action asserting their claims. The expenses in litigating, negotiating, cross-licensing or otherwise settling such claims may adversely affect the Funds. Additionally, as a result of such action, a Fund could potentially change its investment objective, benchmark or investment strategies. Each of these factors could have a negative impact on the performance of the Funds.
The liquidity of the Shares may also be affected by the withdrawal from participation of Authorized Participants, which could adversely affect the market price of the Shares.
In the event that one or more Authorized Participants which have substantial interests in the Shares withdraw from participation, the liquidity of the Shares will likely decrease, which could adversely affect the market price of the Shares and result in investors incurring a loss on their investment.
Shareholders that are not Authorized Participants may only purchase or sell their Shares in secondary trading markets, and the conditions associated with trading in secondary markets may adversely affect investors’ investment in the Shares.
Only Authorized Participants may create or redeem Creation Units. All other investors that desire to purchase or sell Shares must do so through the Exchange or in other markets, if any, in which the Shares may be traded. Shares may trade at a premium or discount to NAV per Share.
The Exchange may halt trading in the Shares of a Fund which would adversely impact investors’ ability to sell Shares.
Trading in Shares of a Fund may be halted by the Exchange due to market conditions or, in light of the applicable Exchange rules and procedures. In addition, trading is subject to trading halts caused by market volatility pursuant to “circuit breaker” rules that require trading to be halted for a specified period based on a specified decline or rise in a market index (e.g., the Dow Jones Industrial Average) or in the price of a Fund’s Shares. There can be no assurance that the requirements necessary to maintain the listing of the Shares of a Fund will continue to be met or will remain unchanged.
Shareholders do not have the protections associated with ownership of shares in an investment company registered under the 1940 Act.
The Funds are not subject to registration or regulation under the 1940 Act. Consequently, shareholders do not have the regulatory protections provided to investors in investment companies registered under the 1940 Act. These protections include, but are not limited to, provisions in the 1940 Act that limit transactions with affiliates, prohibit the suspension of redemptions (except under limited circumstances), require a board of directors that must include disinterested directors, limit leverage, impose a fiduciary duty on the fund’s manager with respect to the receipt of compensation for services, require shareholder approval for certain fundamental changes, limit sales loads, and require proper valuation of fund assets.
The value of the Shares will be adversely affected if the Funds are required to indemnify Wilmington Trust Company (the “Trustee”) and/or the Sponsor.
Under the Trust Agreement, the Trustee and the Sponsor each has the right to be indemnified for any liability or expense incurred without gross negligence or willful misconduct. That means the Sponsor may require the assets of a Fund to be sold in order to cover losses or liability suffered by it or by the Trustee. Any such sale would decrease the value of an investment in an impacted Fund.
Although the Shares are limited liability investments, certain circumstances, such as the bankruptcy of a Fund could increase a shareholder’s liability.
The Shares are limited liability investments; investors may not lose more than the amount that they invest plus any gains or income recognized on their investment. However, shareholders could be required, as a matter of bankruptcy law, to return to the estate of a Fund any distribution they received at a time when such Fund was in fact insolvent or in violation of the Trust Agreement.
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A court could potentially conclude that the assets and liabilities of one Fund are not segregated from those of another series of the Trust and may thereby potentially expose assets in a Fund to the liabilities of another series of the Trust.
Each series of the Trust is a separate series of a Delaware statutory trust and not itself a separate legal entity. Section 3804(a) of the Delaware Statutory Trust Act, as amended (the “DSTA”), provides that if certain provisions are in the formation and governing documents of a statutory trust organized in series, and if separate and distinct records are maintained for any series and the assets associated with that series are held in separate and distinct records (directly or indirectly, including through a nominee or otherwise) and accounted for in such separate and distinct records separately from the other assets of the statutory trust, or any series thereof, then the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular series are enforceable against the assets of such series only, and not against the assets of the statutory trust generally or any other series thereof, and none of the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to the statutory trust generally or any other series thereof shall be enforceable against the assets of such series. The Sponsor is not aware of any court case that has interpreted Section 3804(a) of the DSTA or provided any guidance as to what is required for compliance. The Sponsor maintains separate and distinct records for each series and accounts for them separately, but it is possible a court could conclude that the methods used did not satisfy Section 3804(a) of the DSTA and thus potentially expose assets of a Fund to the liabilities of another series of the Trust.
Due to the increased use of technologies, intentional and unintentional cyber-attacks pose operational and information security risks.
With the increased use of technologies such as the Internet and the dependence on computer systems to perform necessary business functions, the Funds and their service providers are susceptible to operational and information security risks. In general, cyber incidents can result from deliberate attacks or unintentional events. Cyber-attacks include, but are not limited to gaining unauthorized access to digital systems for purposes of misappropriating assets or sensitive information, corrupting data, or causing operational disruption. Cyber-attacks may also be carried out in a manner that does not require gaining unauthorized access, such as causing denial-of-service attacks on websites. Cyber security failures or breaches of a Fund’s third party service provider (including, but not limited to, index providers, the administrator and transfer agent) or the issuers of securities in which the Funds invest, have the ability to cause disruptions and impact business operations, potentially resulting in financial losses, the inability of Fund shareholders to transact business, violations of applicable privacy and other laws, regulatory fines, penalties, reputational damage, reimbursement or other compensation costs, and/or additional compliance costs. In addition, substantial costs may be incurred in order to prevent any cyber incidents in the future. The Funds and their shareholders could be negatively impacted as a result. While the Funds have established business continuity plans and systems to prevent such cyber-attacks, there are inherent limitations in such plans and risk management systems including the possibility that certain risks have not been identified. Furthermore, the Funds cannot control the cyber security plans and systems of each Fund’s service providers, market makers, Authorized Participants or issuers of securities in which each Fund invests.
Investors cannot be assured of the Sponsor’s continued services, the discontinuance of which may be detrimental to the Funds.
Investors cannot be assured that the Sponsor will be able to continue to service the Funds for any length of time. If the Sponsor discontinues its activities on behalf of the Funds, the Funds may be adversely affected, as there may be no entity servicing the Funds for a period of time. If the Sponsor’s registrations with the CFTC or memberships in the National Futures Association (the “NFA”) were revoked or suspended, the Sponsor would no longer be able to provide services and/or to render advice to the Funds. If the Sponsor were unable to provide services and/or advice to the Funds, the Funds would be unable to pursue their investment objectives unless and until the Sponsor’s ability to provide services and advice to the Funds was reinstated or a replacement for the Sponsor as commodity pool operator could be found. Such an event could result in termination of the Funds.
It may not be possible to gain exposure to the benchmarks using exchange-traded Financial Instruments in the future.
The Funds intend to utilize exchange-traded Financial Instruments. It may not be possible to gain exposure to the benchmarks with these Financial Instruments in the future. If these Financial Instruments cease to be traded on regulated exchanges, they may be replaced with Financial Instruments traded on trading facilities that are subject to lesser degrees of regulation or, in some cases, no substantive regulation. As a result, trading in such Financial Instruments, and the manner in which prices and volumes are reported by the relevant trading facilities, may not be subject to the provisions of, and the protections afforded by, the Commodity Exchange Act, as amended (the “CEA”), or other applicable statutes and related regulations that govern trading on regulated U.S. futures exchanges, or similar statutes and regulations that govern trading on
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regulated U.K. futures exchanges. In addition, many electronic trading facilities have only recently initiated trading and do not have significant trading histories. As a result, the trading of contracts on such facilities, and the inclusion of such contracts in a benchmark, may be subject to certain risks not presented by U.S. or U.K. exchange-traded futures contracts, including risks related to the liquidity and price histories of the relevant contracts.
Regulatory changes or actions, including the implementation of new legislation, may alter the operations and profitability of the Funds.
The U.S. derivatives markets and market participants have been subject to comprehensive regulation, not only by the CFTC but also by self-regulatory organizations, including the NFA and the exchanges on which the derivatives contracts are traded and/or cleared. The regulation of commodity interest transactions and markets, including under the Dodd-Frank Act, is a rapidly changing area of law and is subject to ongoing modification by governmental and judicial action. In particular, the Dodd-Frank Act has expanded the regulation of markets, market participants and financial instruments. The regulatory regime under the Dodd-Frank Act has imposed additional compliance and legal burdens on participants in the markets for futures and other commodity interests. For example, under the Dodd-Frank Act new capital and risk requirements have been imposed on market intermediaries. Those requirements may cause the cost of trading to increase for market participants, like the Funds, that must interact with those intermediaries to carry out their trading activities. These increased costs can detract from the Funds’ performance.
As with any regulated activity, changes in regulations may have unexpected results. For example, changes in the amount or quality of the collateral that traders in derivatives contracts are required to provide to secure their open positions, or in the limits on number or size of positions that a trader may have open at a given time, may adversely affect the ability of the Funds to enter into certain transactions that could otherwise present lucrative opportunities. Considerable regulatory attention has been focused on non-traditional investment pools which are publicly distributed in the United States. There is a possibility of future regulatory changes altering, perhaps to a material extent, the nature of an investment in the Funds or the ability of the Funds to continue to implement their investment strategies.
In November 2019, the SEC issued proposed regulations limiting the purchase and sale of funds like the Geared Funds. Instead of adopting these regulations, in October 2020, the SEC directed its staff to conduct a review of the existing regulatory framework related to the purchase and sale of funds like the Geared Funds. Although it is impossible to predict the outcome of such review, its impact could be adverse to the Geared Funds.
In addition, the SEC, CFTC and the exchanges are authorized to take extraordinary actions in the event of a market emergency, including, for example, the retroactive implementation of speculative position limits or higher margin requirements, the establishment of daily price limits and the suspension of trading. The regulation of swaps, forwards and futures transactions in the United States is a rapidly changing area of law and is subject to modification by government and judicial action. The effect of any future regulatory change on the Funds is impossible to predict, but could be substantial and adverse.
In particular, the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) has made and will continue to make sweeping changes to the way in which the U.S. financial system is supervised and regulated. Title VII of the Dodd Frank Act sets forth a legislative framework for OTC derivatives, including certain Financial Instruments, such as swaps, in which certain of the Funds may invest. Title VII of the Dodd-Frank Act makes broad changes to the OTC derivatives market, grants significant new authority to the SEC and the CFTC to regulate OTC derivatives and market participants, and, pursuant to regulations that have been and will continue to be adopted by the regulators, requires the clearing and exchange trading of many types of OTC derivatives transactions.
Pursuant to regulations adopted by the CFTC, swap dealers are required to be registered and are subject to various regulatory requirements, including, but not limited to, margin, recordkeeping, reporting and various business conduct requirements, as well as minimum financial capital requirements.
Pursuant to the Dodd-Frank Act, regulations adopted by the CFTC and the federal banking regulators that are now in effect require swap dealers to post and collect margin (comprised of specified liquid instruments and subject to a required haircut) in connection with a Fund’s trading of swaps that are not traded on an exchange or cleared by a clearinghouse. These requirements may increase the amount of collateral the Funds are required to provide and the costs associated with providing such collateral.
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Swap agreements submitted for clearing are subject to minimum margin requirements set by the relevant clearinghouse, as well as margin requirements mandated by the CFTC, SEC and/or federal banking regulators. Swap dealers also typically demand the unilateral ability to increase a Fund’s collateral requirements for swap agreements that are cleared by a clearinghouse beyond any regulatory and clearinghouse minimums. Such requirements may make it more difficult and costly for investment funds, such as the Funds, to enter into customized transactions. They may also render certain investment strategies in which a Fund might otherwise engage impossible or so costly that they will no longer be economical to implement. If a Fund decides to execute swap agreements through an exchange or swap execution facility, the Fund would be subject to the rules of the exchange or swap execution facility, which would bring additional risks and liabilities, and potential requirements under applicable regulations and under rules of the relevant exchange or swap execution facility.
With respect to cleared OTC derivatives, a Fund will not face a clearinghouse directly but rather will do so through a swap dealer that is registered with the CFTC or SEC and that acts as a clearing member. A Fund may face the indirect risk of the failure of another clearing member customer to meet its obligations to its clearing member. This risk could arise due to a default by the clearing member on its obligations to the clearinghouse triggered by a customer’s failure to meet its obligations to the clearing member.
Swap dealers also are required to post margin to the clearinghouses through which they clear their swaps with customers instead of using such margin in their operations, as was widely permitted before Dodd-Frank. This has increased and will continue to increase swap dealers’ costs, and these increased costs are generally passed through to other market participants such as the Funds in the form of higher upfront and mark-to-market margin, less favorable trade pricing, and the imposition of new or increased fees, including clearing account maintenance fees.
While certain regulations have been promulgated and are already in effect, the full impact of the Dodd-Frank Act on any of the Funds remains uncertain. The legislation and the related regulations that have been and may be promulgated in the future may negatively impact a Fund’s ability to meet its investment objective either through limits on its investments or requirements imposed on it or any of its counterparties. In particular, new requirements, including capital requirements and mandatory clearing of OTC derivatives transactions, which may increase derivative counterparties’ costs and are expected to generally be passed through to other market participants in the form of higher upfront and mark-to-market margin, less favorable trade pricing, and the imposition of new or increased fees, including clearinghouse account maintenance fees, may increase the cost of a Fund’s investments and the cost of doing business, which could adversely affect investors.
Regulatory bodies outside the U.S. have also passed or proposed, or may propose in the future, legislation similar to that proposed by Dodd-Frank or other legislation containing other restrictions that could adversely impact the liquidity of and increase costs of participating in the commodities markets. For example, the European Union Markets in Financial Instruments Directive (Directive 2014/65/EU) and Markets in Financial Instruments Regulation (Regulation (EU) No 600/2014) (together “MiFID II”), which has applied since January 3, 2018, governs the provision of investment services and activities in relation to, as well as the organized trading of, financial instruments such as shares, bonds, units in collective investment schemes and derivatives. In particular, MiFID II requires European Union (the “EU”) Member States to apply position limits to the size of a net position which a person can hold at any time in commodity derivatives traded on EU trading venues and in “economically equivalent” OTC contracts. By way of further example, the European Market Infrastructure Regulation (Regulation (EU) No 648/2012, as amended) (“EMIR”) introduced certain requirements in respect of OTC derivatives including: (i) the mandatory clearing of OTC derivative contracts declared subject to the clearing obligation; (ii) risk mitigation techniques in respect of OTC derivative contracts that are not cleared by a clearinghouse, including the mandatory margining of such contracts; and (iii) reporting and recordkeeping requirements in respect of all derivatives contracts. In the event that the requirements under EMIR and MiFID II apply, these are expected to increase the cost of transacting derivatives.
In addition, regulations adopted by U.S. federal banking regulators will require certain bank-regulated swap dealer counterparties and certain of their affiliates and subsidiaries, including swap dealers, to include in certain financial contracts, including many derivatives contracts, such as swap agreements, terms that delay or restrict the rights of counterparties, such as a Fund, to terminate such contracts, foreclose upon collateral, exercise other default rights or restrict transfers of credit support in the event that the counterparty and/or its affiliates are subject to certain types of resolution or insolvency proceedings. Similar regulations and laws have been adopted in the UK and the EU that apply to the Funds’ counterparties located in those jurisdictions. It is possible that these new requirements could adversely affect the Funds’ ability to terminate existing derivatives agreements or to realize amounts to be received under such agreements.
CFTC rules do not apply to all of the physically settled forward contracts entered into by the Funds. Investors, therefore, may not receive the protection of CFTC regulation or the statutory scheme of the CEA in connection with each Fund’s physically settled forward contracts. The
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lack of regulation in these markets could expose investors to significant losses under certain circumstances, including in the event of trading abuses or financial failure by participants.
Regulatory and exchange daily price limits, position limits and accountability levels may have a negative impact on the operation and performance of each Fund.
Many U.S. futures exchanges limit the amount of fluctuation permitted in futures contract prices during a single trading day by regulations referred to as “daily price fluctuation limits” or “daily limits.” Once the daily limit has been reached in a particular contract, no trades may be made that day at a price beyond that limit or trading may be suspended for specified periods during the trading day. Derivatives contract prices could move to a limit for several consecutive trading days with little or no trading thereby preventing prompt liquidation of or entry into derivatives positions and potentially subjecting the Fund to substantial losses or periods in which the Fund does not create additional Creation Units.
In addition, the CFTC, U.S. futures exchanges and certain non-U.S. exchanges have established limits referred to as “speculative position limits” or “accountability levels” on the maximum net long or short futures positions that any person may hold or control in futures contracts traded on U.S. and certain non-U.S. exchanges. The CFTC’s rules require that all accounts owned or managed by an entity that is responsible for such accounts’ trading decisions, their principals and their affiliates be aggregated for position limits. The CFTC amended these aggregation rules in December 2016.
In connection with these limits, the Dodd-Frank Act amended the Commodity Exchange Act, and as a result, the CFTC has adopted regulations establishing speculative position limits applicable to regulated futures and OTC derivatives and impose aggregate speculative position limits across regulated U.S. futures, OTC positions and certain futures contracts traded on non-U.S. exchanges. The CFTC has sought to amend its position limits rules for several years and on October 15, 2020 the CFTC adopted rules on position limits with respect to the 25 physical delivery commodity futures contracts and options on futures, as well as to swaps that are economically equivalent to such contracts and futures and options thereon that are directly or indirectly linked to the price of such contracts or to the same commodity underlying such contracts (e.g., cash-settled look-a-like futures).
Exchanges may establish accountability levels applicable to futures contracts instead of position limits. An accountability level is not a strict limit, but when a person holds or controls a position in excess of a position accountability level, the relevant exchange may convert the accountability level to a limit based on information that it collects from the person as to the person’s investment intentions and strategy as part of the position accountability process and market conditions. In addition, the relevant exchange may order a person who holds or controls a position in excess of a position accountability level not to further increase its position, to comply with any prospective limit that exceeds the size of the position owned or controlled, or to reduce any open position that exceeds the position accountability level if the exchange determines that such action is necessary to maintain an orderly market. Position accountability levels could adversely affect each of the Fund’s ability to establish and maintain positions in commodity futures contracts to which such levels apply, if the Funds were to trade in such contracts. Such an outcome could adversely affect each of the Fund’s ability to pursue its investment objective.
Currently, the Sponsor and the Funds are subject to position limits and accountability levels established by the CFTC and exchanges. Accordingly, the Sponsor and the Funds may be required to reduce the size of outstanding positions or be restricted from entering into new positions that would otherwise be taken for the Fund or not trade in certain markets on behalf of the Fund in order to comply with those limits or any future limits established by the CFTC and the relevant exchanges. These restrictions, if implemented, could limit the ability of each Fund to invest in additional futures contracts, add to existing positions in the desired amount, or create additional Creation Units and could otherwise have a significant negative impact on Fund operations and secondary market trading.
In addition, the Sponsor may be required to liquidate certain open positions in order to ensure compliance with the speculative position limits at unfavorable prices, which may result in substantial losses for the relevant Funds. There also can be no assurance that the Sponsor will liquidate positions held on behalf of all the Sponsor’s accounts, including any proprietary accounts, in a proportionate manner. In the event the Sponsor chooses to liquidate a disproportionate number of positions held on behalf of any of the Funds at unfavorable prices, such Funds may incur substantial losses and the value of the Shares may be adversely affected.
A person is generally required by CFTC or exchange rules, as applicable, to aggregate all positions in accounts as to which the person has 10% or greater ownership or control. However, CFTC and exchange rules provide certain exemptions from this requirement. For example, a
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person is not required to aggregate positions in multiple accounts that it owns or controls if that person is able to satisfy the requirements of an exemption from aggregation of those accounts, including, where available, the independent account controller exemption. Any failure to comply with the independent account controller exemption or another exemption from the aggregation requirement could obligate the Sponsor to aggregate positions in multiple accounts under its control, which could include the Funds and other commodity pools or accounts under the Sponsor’s control. In such a scenario, the Funds may not be able to obtain exposure to one or more Financial Instruments necessary to pursue their investment objectives, or they may be required to liquidate existing futures contract positions in order to comply with a limit. Such an outcome could adversely affect each of the Fund’s ability to pursue its investment objective or achieve favorable performance.
The Funds are currently subject to position limits and accountability levels and may be subject to new or more restrictive position limits or accountability levels in the future. A Fund that experiences significant and/or rapid increases in size may reach position limits or accountability levels and/or become subject to daily limits. Funds reaching or approaching such limits would be unable or limited in their ability to establish new futures positions or add to existing positions until they were back below such limits and their ability to engage in future transactions on a going-forward basis could be severely limited. This could prevent each Fund from achieving its investment objective and otherwise have a significant negative impact on the performance of each Fund. To the extent a Fund reaches or approaches position limits or accountability levels, such a Fund may limit or suspend the purchase of Creation Units since the Fund may be unable to invest the cash received from such Creation Units in sufficient futures transactions to meet its investment objective. As discussed elsewhere herein, the limitation or suspension of Creation Unit purchases could cause a Fund’s Shares to trade at significant premiums or discounts and otherwise disrupt secondary market trading of Fund Shares.
If a Fund approached or reached a position limit, accountability level or daily limit, the Sponsor would likely seek to cause the Fund to invest in swap transactions that provide exposure to the benchmark or components of the benchmark. There can be no guarantees that this strategy would be successful or that a Fund would achieve sufficient exposure through swap transactions to achieve its investment objective. In addition, the Trust or the Sponsor may apply to the CFTC or to the relevant exchanges for relief from certain position limits, accountability levels and daily limits. There can be no guarantee that the CFTC or relevant exchange would grant such a request. If the Trust or Sponsor is unable to obtain such relief, a Fund’s ability to invest in additional futures contracts, achieve its investment objective, and issue new Creation Units would be limited as described herein.
The UltraShort Natural Gas Fund experienced significantly higher than normal creation activity in mid-September of 2021. The Ultra Natural Gas Fund experienced significantly higher than normal creation activity in mid-November of 2021. Each Fund potentially could experience similar creation activity in the future. The VIX Futures Fund, the Shares of which are offered by this prospectus, along with ProShares VIX Short-Term Futures ETF, ProShares Ultra VIX Short-Term Futures ETF and ProShares Short VIX Short-Term Futures ETF, the shares of which are offered under a different prospectus (collectively, the “Four VIX Funds”), are subject to an aggregate VIX futures contract accountability level. During the period from January 1, 2021 to October 31, 2021, the net VIX contract positions held by the Four VIX Funds in the aggregate ranged from 19% to 52% of the VIX futures contract accountability level applicable to them (the “Accountability Level Percentage”). The Accountability Level Percentage should be expected to change on a daily basis and will be affected by, among other things, changes in the size of each of the Four VIX Funds, market conditions, investor demand for each of the Four VIX Funds, and the number and mix of long and short VIX futures contract positions held by the Four VIX Funds. There can be no guarantee or assurance that the Accountability Level Percentage will continue to be within such range in the future, and the Accountability Level Percentage may be higher or lower in the future.
The Funds and the Sponsor are subject to extensive legal and regulatory requirements.
The Funds are subject to a comprehensive scheme of regulation under the federal commodity futures trading and securities laws, as well as futures exchange rules and the rules and listing standards for their Shares. Each Fund and the Sponsor could each be subject to sanctions for a failure to comply with those requirements, which could adversely affect the Fund’s financial performance and its ability to pursue its investment objectives. Each Fund is subject to significant disclosure, internal control, governance, and financial reporting requirements because its Shares are publicly traded.
For example, the Funds are responsible for establishing and maintaining internal controls over financial reporting. Under this requirement, the Funds must adopt, implement and maintain an internal control system designed to provide reasonable assurance to its management regarding the preparation and fair presentation of published financial statements. The Funds are also required to adopt, implement, and maintain disclosure
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controls and procedures that are designed to ensure information required to be disclosed by the Funds in reports that they file or submit to the SEC is recorded, processed, summarized and reported within the time periods specified by the SEC. There is a risk that the Funds’ internal controls over financial reporting and disclosure controls and procedures could fail to operate as designed or otherwise fail to satisfy SEC requirements. Such a failure could result in the reporting or disclosure of incorrect information or a failure to report information on a timely basis. Such a failure could be to the disadvantage of shareholders and could expose the Funds to penalties or otherwise adversely affect each of the Fund’s status under the federal securities laws and SEC regulations. Any internal control system, no matter how well designed, has inherent limitations. Therefore, even those systems determined to be effective may provide only reasonable assurance with respect to financial statement preparation and presentation and other disclosure matters.
In addition, the SEC, CFTC, and exchanges are empowered to intervene in their respective markets in response to extreme market conditions. Those interventions could adversely affect the Funds’ ability to pursue their investment objectives and could lead to losses for the Funds and their shareholders.
The discontinuance of the U.S. dollar London interbank offered rate (LIBOR) could cause or contribute to market volatility and could affect the market value and/or liquidity of the Funds’ investments.
Shareholders should be aware that (i) relevant regulatory announcements about the phase out of LIBOR, (ii) the possibility of changes being made to the basis on which LIBOR is calculated and published (or its ceasing to be published), (iii) uncertainty as to whether or how any alternative reference rate may replace LIBOR, (iv) the ability of the Funds’ third-party service providers and/or counterparties to support and process the Funds’ investments based on an alternative reference rate, and (v) any other actions taken by the ICE Benchmark Administration, the Financial Conduct Authority (the “FCA”) or any other entity with respect to LIBOR or its replacement (if any), could cause or contribute to market volatility and could negatively affect the market value, availability and/or liquidity of the Funds’ investments. The unavailability or replacement of LIBOR may affect the valuation of certain Fund investments. Any pricing adjustments to a Fund’s investments resulting from a substitute reference rate may also adversely affect the Fund’s performance and/or NAV. However, it is not possible at this time to predict or ascertain what precise impact these will have on the Funds.
The use of futures contracts may expose the Funds to liquidity and other risks, which could result in significant loss to the Funds.
Risks of futures contracts include: (i) an imperfect correlation between the value of the futures contract and the underlying commodity or commodity index; (ii) possible lack of a liquid secondary market; (iii) the inability to close a futures contract when desired; (iv) losses caused by unanticipated market movements, which may be significant; (v) an obligation for a Fund to make daily cash payments to maintain its required margin, particularly at times when the Fund may have insufficient cash or must sell investments to meet those margin requirements; (vi) the possibility that a failure to close a position may result in a Fund receiving an illiquid commodity; (vii) unfavorable execution prices from rapid selling; and (viii) inability to achieve desired exposure because of position limits or accountability levels. The use of futures contracts exposes a Fund to risks associated with “rolling” as described herein, including the possibility that contango or backwardation can occur. In addition, futures contracts may be subject to contractual or other restrictions on resale and may lack readily available markets for resale.
Margin requirements and position limits applicable to futures contracts may limit a Fund’s ability to achieve sufficient exposure and prevent a Fund from achieving its investment objective.
Each Fund may enter into written agreements with one or more FCMs governing the terms of the Fund’s futures transactions cleared by such FCM. Because futures contracts typically require only a relatively small initial investment, they may involve a high degree of leverage. A Fund must provide margin when it invests in a futures contract. Such margin requirements are subject to change suddenly and without warning at any time during the term of the contract and could be substantial in the event of adverse price movements or volatility. High margin requirements could prevent a Fund from obtaining sufficient exposure to futures contracts and may prevent or have a significant adverse impact on a Fund’s ability to achieve its investment objective. If a margin call is not met within a reasonable time, an FCM may close out a Fund’s position which may prevent the Fund from achieving its investment objective. If a Fund has insufficient cash to meet daily margin requirements, it may need to sell Financial Instruments at a time when such sales are disadvantageous. An FCM’s failure to return required margin to a Fund on a timely basis may cause the Fund to delay redemption settlement dates and/or restrict, postpone or limit the right of redemption and could also have a negative impact on a Fund’s ability to achieve its investment objective.
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Exchanges impose futures contract position limits and accountability levels on the Funds and the Funds may be subject to new or more restrictive position limits or accountability levels in the future. If a Fund reaches a position limit or accountability level or becomes subject to a daily limit, its ability to issue new Creation Units or reinvest in additional commodity futures contracts may be limited to the extent these restrictions limit its ability to establish new futures positions, add to existing positions, or otherwise transact in futures.
Certain of the FCMs utilized by the Funds may impose their own “position limits”, or risk limits, on the Funds. Any such risk limits restrict the amount of exposure to futures contracts that a Fund can obtain through such FCMs. These risk limits may, for example, be imposed as a result of significant and/or rapid increases in the size of the Fund as a result of an increase in creation activity. As a result, a Fund may need to transact through a number of FCMs in order to achieve its investment objective. If enough FCMs are not willing to transact with a Fund, or if the risk limits imposed by such FCMs do not provide sufficient exposure, the Fund may not be able to achieve its investment objective. In addition, in such instances, a Fund may limit or suspend the purchase of Creation Units since the Fund may be unable to invest the cash received from such Creation Unit in sufficient futures transactions to meet its investment objective. As discussed elsewhere herein, the limitation or suspension of Creation Units could cause a Fund’s Shares to trade at significant premiums or discounts and otherwise disrupt secondary market trading of Fund Shares.
Futures markets are highly volatile, and may become more volatile during periods of general market and/or economic volatility, and the use of or exposure to futures contracts may increase volatility of a Fund’s NAV.
VIX futures contracts in particular have been subject to periods of sudden and extreme volatility. As a result, margin requirements for VIX futures contracts are higher than those for most other types of futures contracts. In addition, the FCMs utilized by the Funds may impose margin requirements in addition to those imposed by the clearinghouse. Margin requirements are subject to change, and may be raised in the future by either or both of the clearinghouse and the FCMs. High margin requirements could prevent a Fund from obtaining sufficient exposure to VIX futures contracts and may adversely affect a Fund’s ability to achieve its investment objective. An FCM’s failure to return required margin to a Fund on a timely basis may cause such Fund to delay redemption settlement dates and/or restrict, postpone or limit the right of redemption.
The insolvency of an FCM or clearinghouse or the failure of an FCM or clearinghouse to properly segregate Fund assets held as margin on futures transactions may result in losses to the Funds.
The CEA requires FCMs to segregate client assets received as margin on futures transactions from their own proprietary assets. However, in the event of the FCM’s bankruptcy or if an FCM fails to properly segregate Fund assets deposited as margin, a Fund may not be able to recover any assets held by the FCM, or may recover only a limited portion of such assets.
Furthermore, customer funds held at a clearinghouse in connection with any futures contracts are permitted to be held in a commingled omnibus account that does not identify the name of the clearing member’s individual customers. A clearinghouse may use assets held in such accounts to satisfy payment obligations of a defaulting customer of the FCM to the clearinghouse. As a result, in the event of a default of one or more of the FCM’s other clients together with the bankruptcy or insolvency of the FCM, a Fund may not be able to recover the assets deposited by the FCM on behalf of the Fund with the clearinghouse.
In the event of a bankruptcy or insolvency of any exchange or a clearinghouse, a Fund could experience a loss of the funds deposited through its FCM as margin with the clearinghouse, a loss of any profits on its open positions on the exchange, and the loss of unrealized profits on its closed positions on the exchange.
A Fund’s performance could be adversely affected if an FCM reduces its internal risk limits for the Fund.
CFTC rules require clearing member FCMs to establish risk-based limits on position and order size. As a result, the Trust’s FCMs may be required or may choose to reduce their internal limits on the size of the positions they will execute or clear for the Funds, and the Funds’ ability to transact in futures contracts could be reduced or eliminated. Under these circumstances, the Trust may seek to use additional FCMs, which may increase the costs for the Funds, make the Funds’ trading less efficient or more prone to error, or adversely affect the value of the Shares. If enough FCMs are not willing to transact with a Fund, it may not be possible for the Fund to transact in futures contracts or to invest in other Financial Instruments necessary to achieve the desired exposure consistent with the Fund’s investment objective.
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The use of swap agreements may expose the Funds to liquidity risk, counterparty credit risk and other risks, which could result in significant loss to the Funds.
Each Fund may enter into swaps referencing its benchmark or particular futures contracts comprising its benchmark. Swaps are contracts between two parties who agree to exchange the returns on, among other things, a particular predetermined security, commodity, interest rate or index for a fixed or floating rate of return with reference to a predetermined notional amount of money. The Funds trade swaps that are not cleared by a clearinghouse. There are no limitations on the percentage of its assets a Fund may invest in swaps with a particular counterparty. A swap counterparty or affiliate thereof may be an Authorized Participant or shareholder of one or more Funds. Swap agreements do not have uniform terms. A swap counterparty may have the right to close out a Fund’s position due to the occurrence of certain events (for example, if a counterparty is unable to hedge its obligations to a Fund, or if the Fund defaults on certain terms of the swap agreement, or if there is a material decline in the Fund’s benchmark on a particular day) and request immediate payment of amounts owed by the Fund under the agreement. If the level of a Fund’s benchmark has a dramatic intraday move, the terms of the swap agreement may permit the counterparty to immediately close out a transaction with the Fund at a price set by the counterparty, which may not represent fair market value. A swap counterparty may also have the right to close out a Fund’s position for no reason, in some cases with same day notice. The valuation method used to calculate NAV or errors in calculation of a Fund’s NAV may cause the Fund’s NAV to be overstated or understated and may affect the performance of the Fund and the value of an investment in the Shares.
Because a swap counterparty may stop trading with a Fund, in some cases with same day notice, a Fund may need to transact through a number of swap counterparties in order to achieve its investment objective. If enough swap counterparties are not willing to transact with a Fund, it may not be possible for the Fund to enter into another swap or to invest in other Financial Instruments necessary to achieve the desired exposure consistent with the Fund’s objective. This, in turn, may prevent the Fund from achieving its investment objective, particularly if the level of the Fund’s benchmark reverses all or part of an intraday move by the end of the day. In addition, in such instances, a Fund may limit or suspend the purchase of Creation Units since the Fund may be unable to invest the cash received from such Creation Units through swap transactions and other Financial Instruments in a manner designed to meet its investment objective. As discussed elsewhere herein, the limitation or suspension of Creation Unit purchases could cause a Fund’s Shares to trade at significant premiums or discounts and otherwise disrupt secondary market trading of the Fund’s Shares.
The Funds have sought to mitigate these risks by typically entering into transactions only with major, global financial institutions, generally requiring that swap counterparties agree to post collateral for the benefit of the Fund, marked to market daily, subject to certain minimum thresholds. Notwithstanding the use of collateral arrangements, to the extent any collateral provided to such Fund is insufficient or there are delays in accessing the collateral, the Fund will be exposed to possibly significant costs and delays in recovering such amounts. The swap counterparty’s failure to return collateral to such Fund on a timely basis may cause the Fund to delay redemption settlement dates and/or restrict, postpone or limit the right of redemption. If the swap counterparty becomes bankrupt or otherwise fails to perform its obligations due to financial difficulties or other reasons, such Fund could suffer significant losses on these contracts and the value of an investor’s investment in the Fund may decline.
Each Natural Gas and Precious Metals Fund may, but is not required to, seek to use swap agreements that limit losses (i.e., have “floors”) or are otherwise designed to prevent the Fund’s net asset value from going to or below zero. Use of such swap agreements will not prevent a Natural Gas or Precious Metals Fund from losing value, and their use may not prevent the Fund’s NAV from going to or below zero. Rather, it is intended to allow a Natural Gas or Precious Metals Fund to preserve a small portion of its value in the event of significant movements in its benchmark or Financial Instruments based on its benchmark. There can be no guarantee that use of such swap agreements will be successful. Each Natural Gas and Precious Metals Fund will incur additional costs as a result of using such swap agreements. Use of swap agreements designed to limit losses may also place “caps” or “ceilings” on performance and could significantly limit Fund gains, could cause a Fund to perform in a manner not consistent with its investment objective, and could otherwise have a significant impact on Fund performance.
Margin requirements for swaps may limit a Fund’s ability to achieve sufficient exposure and prevent a Fund from achieving its investment objective.
Margin requirements imposed by a swap counterparty are subject to change and could be substantial, especially in the event of adverse price movements. High margin requirements could prevent a Fund from obtaining sufficient exposure to swap agreements and may adversely affect a Fund’s ability to achieve its investment objective. If a Fund has insufficient cash to meet its margin requirements, the Fund may need to
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sell Financial Instruments at a time when such sales are disadvantageous. A Fund’s use of swaps involves counterparty credit risk – i.e., the risk that a counterparty is or is perceived to be unwilling or unable to make timely payments or otherwise meet its contractual obligations. Regulators impose margin requirements applicable to swaps that are not cleared by a clearinghouse relating to the amount of initial margin, the timing of margin transfers, and the calculation of margin requirements. Although a Fund is not directly subject to these requirements, when a Fund’s counterparty is subject to these requirements, the swaps between the Fund and that counterparty are subject to these margin requirements, and collateral is required to be exchanged between the Fund and the counterparty to account for any changes in the value of such swaps. It is possible that in the future these rules could apply to the Funds, may result in significant operational burdens and costs to a Fund, and may impair the Fund’s ability to achieve its investment objective.
The use of derivatives, such as swap agreements and forward contracts, exposes the Funds to counterparty credit risks.
Each Fund may use derivatives such as swap agreements and forward contracts (collectively referred to herein as “derivatives”) in the manner described herein as a means to achieve their respective investment objectives. Use of derivatives exposes the Funds to the credit risk of the counterparty to a derivative transaction.
Derivative transactions may be “cleared” or “uncleared.” In the case of derivatives that are not cleared by a clearinghouse, the Funds will be subject to the credit risk of the counterparty to the transaction – typically a single bank or financial institution. If a counterparty becomes bankrupt or otherwise fails to perform its obligations due to financial difficulties or other reasons, a Fund could suffer significant losses on these contracts and the value of an investor’s investment in a Fund may decline.
In the case of derivatives that are cleared by a clearinghouse, the Funds will have credit risk to the clearinghouse in a similar manner as the Funds would for futures contracts. The counterparty risk for these derivatives transactions is generally lower than for derivatives transactions that are not cleared by a clearinghouse. Once a transaction is cleared, the clearinghouse is substituted and is the Fund’s counterparty for the derivative transaction. The clearinghouse guarantees the performance of the other side of the derivative transaction. Nevertheless, some risk remains, as there is no assurance that the clearinghouse, or its members, will satisfy their obligations to a Fund.
The use of options strategies may expose the Funds to significant loss and liquidity, counterparty and other risks.
Options transactions may be considered speculative in nature and may be highly leveraged. Certain options transactions may subject the writer (seller) to unlimited risk of loss in the event of an increase in the price of the contract to be purchased or delivered. The value of a Fund’s options transactions, if any, will be affected by, among other things, changes in the value of a Fund’s underlying benchmark relative to the strike price, changes in interest rates, changes in the actual and implied volatility of the Fund’s underlying benchmark, and the remaining time to until the options expire, or any combination thereof. The value of the options should not be expected to increase or decrease at the same rate as the level of the Fund’s underlying benchmark, which may contribute to tracking error. Options may be less liquid than certain other securities. A Fund’s ability to trade options will be dependent on the willingness of counterparties to trade such options with the Fund. In a less liquid market for options, a Fund may have difficulty closing out certain option positions at desired times and prices. A Fund may experience substantial downside from specific option positions and certain option positions may expire worthless. Over-the-counter options generally are not assignable except by agreement between the parties concerned, and no party or purchaser has any obligation to permit such assignments. The over-the-counter market for options is relatively illiquid, particularly for relatively small transactions. The use of options transactions exposes a Fund to liquidity risk and counterparty credit risk, and in certain circumstances may expose the Fund to unlimited risk of loss. The Funds may buy and sell options on futures contracts, which may present even greater volatility and risk of loss.
Use of options strategies may be costly and may not be successful.
Each Fund may buy and sell options in order to achieve exposure to the markets. An option is a contract that gives the buyer the right, but not the obligation, to buy or sell a specified quantity of a commodity or other instrument at a specific (or strike) price within a specified period of time, regardless of the market price of that instrument. As the buyer of a call or put option, a Fund may lose the entire premium paid for the option if the value of the security underlying the option does not rise above the call strike price, or fall below the put strike price, which means the option will expire worthless. As a seller (writer) of a call or put option, a Fund will tend to lose money if the value of the underlying security rises above the call strike price or falls below the put strike price. A Fund’s losses are potentially large in written put or call transactions. In addition to futures contracts, the principal futures exchanges offer a number of listed options on futures contracts. Options on futures contracts
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offer market participants another type of Financial Instrument to use in managing exposure to the relevant commodity market. A Fund may purchase options on futures contracts on these exchanges in pursuing its investment objective. Further, in addition to Financial Instruments such as futures contracts and options on futures contracts, there also exists an active nonexchange-traded market in derivatives tied to various commodities.
In addition, each Fund may, but is not required to, seek to use options strategies that limit losses (i.e., have “floors”) or are otherwise designed to prevent the Fund’s net asset value from going to or below zero. Use of such options strategies will not prevent a Fund from losing value, and their use may not prevent the Fund’s NAV from going to or below zero. Rather, it is intended to allow a Fund to preserve a small portion of its value in the event of significant movements in its benchmark or Financial Instruments based on its benchmark. There can be no guarantee that use of such options strategies will be successful. Each Fund will incur additional costs as a result of using such options strategies. Use of options strategies designed to limit losses may also place “caps” or “ceilings” on performance and could significantly limit Fund gains, could cause a Fund to perform in a manner not consistent with its investment objective, and could otherwise have a significant impact on Fund performance.
A Fund will incur additional transaction, compliance and other costs as a result of using options strategies. The use of options may be considered aggressive, may not prevent a Fund from losing value, and may not prevent a Fund’s NAV from decreasing to or below zero. There can be no guarantee that a Fund will be able to implement options strategies, continue to use options strategies, or that options strategies will be successful. Use of an options strategy could cause a Fund to perform in a manner not consistent with its investment objective and could otherwise have a negative impact on Fund performance.
Shareholders’ tax liability may exceed cash distributions on the Shares.
Shareholders of each Fund may be subject to U.S. federal income taxation and, in some cases, state, local, or foreign income taxation on their share of the Fund’s taxable income, whether or not they receive cash distributions from the Fund. Each Fund does not currently expect to make distributions with respect to capital gains or ordinary income. Accordingly, shareholders of a Fund will not receive cash distributions equal to their share of the Fund’s taxable income or the tax liability that results from such income. A Fund’s income, gains, losses and deductions are allocated to shareholders on a monthly basis. If you own Shares in a Fund at the beginning of a month and sell them during the month, you are generally still considered a shareholder through the end of that month.
The U.S. Internal Revenue Service (the “IRS”) could adjust or reallocate items of income, gain, deduction, loss and credit with respect to the Shares if the IRS does not accept the assumptions or conventions utilized by the Fund.
U.S. federal income tax rules applicable to partnerships, which each Fund is anticipated to be treated as under the Internal Revenue Code of 1986, as amended (the “Code”), are complex and their application is not always clear. Moreover, the rules generally were not written for, and in some respects are difficult to apply to, publicly traded interests in partnerships. The Funds apply certain assumptions and conventions intended to comply with the intent of the rules and to report income, gain, deduction, loss and credit to shareholders in a manner that reflects the shareholders’ economic gains and losses, but these assumptions and conventions may not comply with all aspects of the applicable Regulations (as defined below). It is possible therefore that the IRS will successfully assert that these assumptions or conventions do not satisfy the technical requirements of the Code or the Treasury regulations promulgated thereunder (the “Regulations”) and will require that items of income, gain, deduction, loss and credit be adjusted or reallocated in a manner that could be adverse to investors.
Shareholders will receive partner information tax returns on Schedule K-1, which could increase the complexity of tax returns.
The partner information tax returns on Schedule K-1, which the Funds will distribute to shareholders, will contain information regarding the income items and expense items of the Funds. If you have not received Schedules K-1 from other investments, you may find that preparing your tax return may require additional time, or it may be necessary for you to retain an accountant or other tax preparer, at an additional expense to you, to assist you in the preparation of your return.
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Shareholders of each Fund may recognize significant amounts of ordinary income and short-term capital gain.
Due to the investment strategy of the Funds, the Funds may realize and pass through to shareholders significant amounts of ordinary income and short-term capital gains as opposed to long-term capital gains, the latter of which are generally taxed at a preferential rate. A Fund’s income, gains, losses and deductions are allocated to shareholders on a monthly basis. If you own Shares in a Fund at the beginning of a month and sell them during the month, the Fund will generally still consider you a shareholder through the end of that month.
A Fund may be liable for U.S. federal income tax on any “imputed underpayment” of tax resulting from an adjustment as a result of an IRS audit. The amount of the imputed underpayment generally includes increases in allocations of items of income or gains to any shareholder and decreases in allocations of items of deduction, loss, or credit to any shareholder without any offset for any corresponding reductions in allocations of items of income or gain to any shareholder or increases in allocations of items of deduction, loss, or credit to any shareholder. If a Fund is required to pay any U.S. federal income taxes on any imputed underpayment, the resulting tax liability would reduce the net assets of the Fund and would likely have an adverse impact on the value of the Shares. Under certain circumstances, a Fund may be eligible to make an election to cause the shareholders to take into account the amount of any imputed underpayment, including any interest and penalties. However, there can be no assurance that such election will be made or effective. If the election is made, the Fund would be required to provide shareholders who owned beneficial interests in the Shares in the year to which the adjusted allocations relate with a statement setting forth their proportionate shares of the adjustment (“Adjustment Statements”). Those shareholders would be required to take the adjustment into account in the taxable year in which the Adjustment Statements are issued.
A Fund could be treated as a corporation for federal income tax purposes, which may substantially reduce the value of its Shares.
Each Fund has received an opinion of counsel that, under current U.S. federal income tax laws, such will be treated as a partnership that is not taxable as a corporation for U.S. federal income tax purposes, provided that, inter alia, (i) at least 90 percent of such Fund’s annual gross income will be derived from qualifying income which includes dividends, interest, capital gains from the sale or other disposition of stocks and debt instruments and, in the case of a partnership a principal activity of which is the buying and selling of commodities or certain positions with respect to commodities, income and gains derived from certain swap agreements or regulated futures or forward contracts with respect to commodities, (ii) such Fund is organized and operated in accordance with its governing agreements and applicable law and (iii) such Fund does not elect to be taxed as a corporation for federal income tax purposes. Although the Sponsor anticipates that each Fund has satisfied and will continue to satisfy the “qualifying income” requirement for all of its taxable years, such result cannot be assured. The Funds have not requested and will not request any ruling from the IRS with respect to their classification that each Fund is treated as a partnership not taxable as a corporation for federal income tax purposes. If the IRS were to successfully assert that a Fund is taxable as a corporation for federal income tax purposes in any taxable year, rather than passing through its income, gains, losses and deductions proportionately to shareholders, such Fund would be subject to tax on its net income for the year at the 21% corporate tax rate. In addition, although each Fund does not currently intend to make distributions with respect to Shares, any distributions would be taxable to shareholders as dividend income. Taxation of a Fund as a corporation could materially reduce the after-tax return on an investment in Shares and could substantially reduce the value of the Shares.
Shareholders will not be eligible for the deduction for qualified publicly traded partnership income.
For taxable years beginning before January 1, 2026, there is a 20% deduction for “qualified publicly traded partnership income” within the meaning of Section 199A(e)(4) of the Code. In general, “qualified publicly traded partnership income” for this purpose is an item of income, gain, deduction or loss that is effectively connected with a United States trade or business and includable in determining taxable income for the year, but does not include certain investment income. It is currently not expected that a Fund’s income will be eligible for such deduction because as discussed below, although the matter is not free from doubt, each Fund believes that the activities directly conducted by the Fund will not result in the Fund being engaged in a trade or business within the United States. Potential investors should consult their tax advisors regarding the availability of such deduction for their allocable share of a Fund’s items of income, gain, deduction and loss.
PROSPECTIVE INVESTORS ARE STRONGLY URGED TO CONSULT THEIR OWN TAX ADVISORS AND COUNSEL WITH RESPECT TO THE POSSIBLE TAX CONSEQUENCES TO THEM OF AN INVESTMENT IN THE SHARES OF A FUND; SUCH TAX CONSEQUENCES MAY DIFFER IN RESPECT OF DIFFERENT INVESTORS.
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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This Prospectus and the documents incorporated by reference in this Prospectus contain “forward-looking statements” within the meaning of Section 27A of the 1933 Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “1934 Act”), that are subject to risks and uncertainties. Investors can identify these forward-looking statements by the use of expressions such as “may,” “will,” “expect,” “anticipate,” “believe,” “intend,” “plan,” “project,” “should,” “estimate,” “seek” or any negative or other variations on such expression. These forward-looking statements are based on information currently available to the Sponsor and are subject to a number of risks, uncertainties and other factors, both known, such as those described in “Risk Factors” and elsewhere in this Prospectus and the documents incorporated by reference in this Prospectus, and unknown, that could cause the actual results, performance, prospects or opportunities of the Funds to differ materially from those expressed in, or implied by, these forward-looking statements.
Except as expressly required by federal securities laws, the Trust assumes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise. Investors should not place undue reliance on any forward-looking statements.
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DESCRIPTION OF EACH FUND’S BENCHMARK
DESCRIPTION OF THE MID-TERM VIX FUTURES FUND’S INDEX
The S&P 500 VIX Mid-Term Futures Index
The VIX Futures Fund seeks to offer exposure to forward equity market volatility by obtaining exposure to the S&P 500 VIX Mid-Term VIX Futures Index (the “Mid-Term VIX Futures Index”). The S&P 500 VIX Mid-Term Futures Index is an investable index based on publicly traded VIX futures contracts. The S&P 500(R) VIX Mid-Term Futures Index measures the return of a daily rolling long position in the fourth, fifth, sixth and seventh month VIX(R) futures contracts.
The S&P 500 VIX Mid-Term Futures Index employs rules for selecting the VIX futures contracts comprising the Mid-Term VIX Futures Index and a formula to calculate a level for that Index from the prices of these VIX futures contracts (these rules and the formula may be changed from time to time, and without notice, by S&P). Currently, the VIX futures contracts comprising the Index represent the prices of four mid-term VIX futures contracts, replicating a position that rolls the fourth month VIX futures to the seventh month VIX futures on a daily basis in equal fractional amounts, while maintaining a constant weight in the fifth and sixth month VIX futures. This results in a constant weighted average term to expiration of five months.
The level of the Index will be published by Bloomberg Finance L.P. in real time and at the close of trading on each Index business day under the Bloomberg ticker: SPVXMPID.
The performance of the S&P 500(R) VIX Mid-Term Futures Index is influenced by the performance of the S&P 500 (and options thereon) and the performance of the VIX index. A description of VIX futures contracts, the VIX and the S&P 500 follows.
VIX Futures Contracts
The S&P 500(R) VIX Mid-Term VIX Futures Index is comprised of VIX futures contracts. VIX futures contracts were first launched for trading by the Cboe in 2004. VIX futures contracts allow investors to invest based on their view of the forward implied market volatility of the S&P 500. Investors that believe the forward implied market volatility of the S&P 500 will increase may buy VIX futures contracts. Conversely, investors that believe that the forward implied market volatility of the S&P 500 will decline may sell VIX futures contracts.
While the VIX represents a measure of the current expected volatility of the S&P 500 over the next 30 days, the prices of VIX futures contracts are based on the current expectation of the expected 30-day volatility of the S&P 500 on the expiration date of the futures contract. Since the VIX and VIX futures contracts are two distinctly different measures, the VIX and VIX futures contracts generally behave quite differently.
An important consequence of the spot/forward relationship between the VIX and VIX futures contracts (and therefore between the VIX and the VIX Futures Fund) that investors should understand is that the price of a VIX futures contract can be lower, equal to or higher than the VIX, depending on whether the market expects volatility to be lower, equal to or higher in the 30-day forward period covered by the VIX futures contract than in the 30-day spot period covered by the VIX. Therefore the performance of VIX futures contracts should be expected to be very different than the performance of the VIX as there is no direct relationship between the two measures. As a result, since the performance of the VIX Futures Fund is linked to the performance of the VIX futures contracts included in the Index, the VIX Futures Fund should be expected to perform very differently from the VIX.
The VIX
The VIX is an index designed to measure the implied volatility of the S&P 500 over 30 days in the future. The VIX is calculated based on the prices of certain put and call options on the S&P 500. The VIX is reflective of the premium paid by investors for certain options linked to the level of the S&P 500.
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•During periods of rising investor uncertainty, including periods of market instability, the implied level of volatility of the S&P 500 typically increases and, consequently, the prices of options linked to the S&P 500 typically increase (assuming all other relevant factors remain constant or have negligible changes). This, in turn, causes the level of the VIX to increase.
•During periods of declining investor uncertainty, the implied level of volatility of the S&P 500 typically decreases and, consequently, the prices of options linked to the S&P 500 typically decrease (assuming all other relevant factors remain constant or have negligible changes). This, in turn, causes the level of the VIX to decrease.
Volatility, and the level of the VIX, can increase (or decrease) without warning. The performance of the VIX has historically had a negative correlation to the performance of the S&P 500. The VIX was developed by the Cboe and is calculated, maintained and published by the Cboe. The Cboe may change the methodology used to determine the VIX and has no obligation to continue to publish, and may discontinue the publication of, the VIX. The VIX is reported by Bloomberg Finance L.P. under the ticker symbol “VIX.”
The S&P 500
The S&P 500 is an index that measures large-cap U.S. stock market performance. It is a float-adjusted, market capitalization-weighted index of 500 U.S. operating companies and real estate investment trusts selected by the S&P U.S. Index Committee through a non-mechanical process that factors in criteria such as domicile, investible weight factor, liquidity, market capitalization and financial viability. Changes to index composition are made on an as-needed basis. There is no scheduled reconstitution. Rather, changes in response to corporate actions and market developments can be made at any time. S&P publishes the S&P 500. The daily calculation of the current value of the S&P 500 is based on the relative value of the aggregate market value of the common stocks of 500 companies as of a particular time compared to the aggregate average initial market value of the common stocks of 500 similar companies at the time of the inception of the S&P 500. The 500 companies are not the 500 largest publicly traded companies and not all 500 companies are listed on the Exchange. Constituent selection is at the discretion of the Index Committee and is based on eligibility criteria. The index has a fixed constituent company count of 500. Sector balance, as measured by a comparison of each GICS sector’s weight in an index with its weight in the S&P Total Market Index, in the relevant market capitalization range, is also considered in the selection of companies for the indices. S&P may from time to time, in its sole discretion, add companies to, or delete companies from, the S&P 500 to achieve the objectives stated above. Relevant criteria employed by S&P include the viability of the particular company, the extent to which that company represents the industry group to which it is assigned, the extent to which the company’s common stock is widely held and the market value and trading activity of the common stock of that company.
Information about the Index Licensor
PROSHARES VIX MID-TERM FUTURES ETF (THE VIX FUTURES FUND) IS NOT SPONSORED, ENDORSED, SOLD OR PROMOTED BY S&P AND ITS AFFILIATES OR CBOE. S&P AND CBOE MAKE NO REPRESENTATION, CONDITION OR WARRANTY, EXPRESS OR IMPLIED, TO THE OWNERS OF THE VIX FUTURES FUND OR ANY MEMBER OF THE PUBLIC REGARDING THE ADVISABILITY OF INVESTING IN SECURITIES GENERALLY OR IN THE VIX FUTURES FUND PARTICULARLY OR THE ABILITY OF THE S&P 500 VIX MID-TERM FUTURES INDEX (THE MID-TERM VIX FUTURES INDEX) TO TRACK MARKET PERFORMANCE AND/OR OF GROUPS OF ASSETS OR ASSET CLASSES AND/ OR TO ACHIEVE ITS STATED OBJECTIVE AND/OR TO FORM THE BASIS OF A SUCCESSFUL INVESTMENT STRATEGY, AS APPLICABLE. S&P’S AND CBOE’S ONLY RELATIONSHIP TO PROSHARES TRUST II ON BEHALF OF ITS APPLICABLE SERIES AND PROSHARE CAPITAL MANAGEMENT LLC IS THE LICENSING OF CERTAIN TRADEMARKS AND TRADE NAMES AND OF THE MID-TERM VIX FUTURES INDEX WHICH IS DETERMINED, COMPOSED AND CALCULATED BY S&P WITHOUT REGARD TO PROSHARES TRUST II ON BEHALF OF ITS APPLICABLE SERIES AND PROSHARE CAPITAL MANAGEMENT LLC OR THE VIX FUTURES FUND. S&P HAS NO OBLIGATION TO TAKE THE NEEDS OF PROSHARES TRUST II ON BEHALF OF ITS APPLICABLE SERIES AND PROSHARE CAPITAL MANAGEMENT LLC OR THE OWNERS OF THE VIX FUTURES FUND INTO CONSIDERATION IN DETERMINING, COMPOSING OR CALCULATING THE MID-TERM VIX FUTURES INDEX. S&P AND CBOE ARE NOT ADVISORS TO THE VIX FUTURES FUND AND ARE NOT RESPONSIBLE FOR AND HAVE NOT PARTICIPATED IN THE DETERMINATION OF THE PRICES AND AMOUNT OF THE VIX FUTURES FUND OR THE TIMING OF THE ISSUANCE OR SALE OF THE VIX FUTURES FUND OR IN THE DETERMINATION OR CALCULATION OF THE EQUATION BY WHICH THE VIX FUTURES FUND SHARES ARE TO BE CONVERTED INTO CASH. S&P AND CBOE HAVE NO OBLIGATION OR LIABILITY IN CONNECTION WITH THE ADMINISTRATION, MARKETING, OR TRADING OF THE VIX FUTURES FUND.
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NEITHER S&P DOW JONES INDICES NOR THIRD PARTY LICENSOR GUARANTEES THE ADEQUACY, ACCURACY, TIMELINESS, AND/OR THE COMPLETENESS OF THE S&P 500 VIX MID-TERM FUTURES INDEX OR ANY DATA RELATED THERETO OR ANY COMMUNICATION INCLUDING BUT NOT LIMITED TO, ORAL OR WRITTEN COMMUNICATION, (INCLUDING ELECTRONIC COMMUNICATIONS) WITH RESPECT THERETO. NEITHER S&P DOW JONES INDICES NOR CBOE SHALL BE SUBJECT TO ANY DAMAGES OR LIABILITY FOR ANY ERRORS, OMISSIONS, OR DELAYS THEREIN. S&P DOW JONES INDICES AND CBOE MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES, OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE AS TO RESULTS TO BE OBTAINED BY PROSHARES TRUST II, ON BEHALF OF ITS PROSHARES VIX MID-TERM FUTURES ETF, AND PROSHARE CAPITAL MANAGEMENT LLC, OWNERS OF PROSHARES VIX MID-TERM FUTURES ETF, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE S&P 500 VIX SHORT-TERM FUTURES OR MCAP INDEX OR WITH RESPECT TO ANY DATA RELATED THERETO. IN NO EVENT WHATSOEVER SHALL S&P DOW JONES INDICES OR CBOE, BE LIABLE FOR ANY INDIRECT, SPECIAL, INCIDENTAL, PUNITIVE, OR CONSEQUENTIAL DAMAGES INCLUDING BUT NOT LIMITED TO, LOSS OF PROFITS, TRADING LOSSES, LOST TIME OR GOODWILL, EVEN IF THEY HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, WHETHER IN CONTRACT, TORT, STRICT LIABILITY, OR OTHERWISE. THERE ARE NO THIRD PARTY BENEFICIARIES OF ANY AGREEMENTS OR ARRANGEMENTS BETWEEN S&P DOW JONES INDICES AND PROSHARES TRUST II, ON BEHALF OF ITS PROSHARES VIX MID-TERM FUTURES ETF, OR PROSHARES CAPITAL MANAGEMENT LLC, OTHER THAN THE LICENSORS OF S&P DOW JONES INDICES.
DESCRIPTION OF THE NATURAL GAS FUNDS’ BENCHMARK
Bloomberg Natural Gas SubindexSM
The Natural Gas Funds seek daily investment results, before fees and expenses, that correspond to two times (2x) or two times the inverse (-2x), of the daily performance of the Bloomberg Natural Gas SubindexSM (the “Natural Gas Subindex”).
The Natural Gas Subindex is intended to reflect the performance of a rolling position in natural gas futures contracts traded on the NYMEX without regard to income earned on cash positions. An investment in natural gas futures contracts may often perform very differently than the price of physical natural gas (e.g., the wellhead or end-user price of natural gas).
The Natural Gas Subindex is based on the Natural Gas component of the Bloomberg Commodity IndexSM (the “Bloomberg Commodity Index”) and tracks what is known as a rolling futures position. Unlike equities, which entitle the holder to a continuing stake in a corporation, commodity futures contracts specify a delivery date for the underlying physical commodity or its cash equivalent. The Natural Gas Subindex is a “rolling index,” which means that the Natural Gas Subindex does not take actual physical possession of the commodity; rather, it tracks a rolling futures position. An investor with a rolling futures position is able to avoid delivering (or taking delivery of) the underlying physical commodity while maintaining exposure to the commodity. The roll occurs over a period of five Bloomberg Commodity Index business days in pre-determined months according to the Bloomberg Commodity Index contract schedule, generally beginning on the sixth business day of the month and ending on the tenth business day. Each day during the roll period, approximately 20% of the expiring futures position will be rolled into a new contract with a longer dated expiry, increasing from 0% to 20%, 40%, 60%, 80% and finally 100%. The Natural Gas Subindex will reflect the performance of its underlying natural gas contracts, including the impact of rolling, without regard to income earned on cash positions.
The methodology for determining the composition of the Natural Gas Subindex and for calculating its level may be changed at any time by Bloomberg without notice.
The daily performance of the Natural Gas Subindex is published by Bloomberg Finance L.P. and is available under the following Bloomberg Ticker: BCOMNG.
Information About the Index Licensor
“BLOOMBERG® ” AND “BLOOMBERG NATURAL GAS SUBINDEXSM” ARE SERVICE MARKS OF BLOOMBERG FINANCE L.P. AND ITS AFFILIATES, INCLUDING BLOOMBERG INDEX SERVICES LIMITED (“BISL”), THE ADMINISTRATOR OF
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THE INDICES (COLLECTIVELY, “BLOOMBERG”) AND HAVE BEEN LICENSED FOR USE FOR CERTAIN PURPOSES BY PROSHARES TRUST II (THE “LICENSEE”).
The Natural Gas Funds are not sponsored, endorsed, sold or promoted by Bloomberg. Bloomberg does not make any representation or warranty, express or implied, to the owners of or counterparties to the Natural Gas Funds or any member of the public regarding the advisability of investing in securities or commodities generally or in the Natural Gas Funds particularly. The only relationship of Bloomberg to the Licensee is the licensing of certain trademarks, trade names and service marks and of the Bloomberg Commodity Index and Natural Gas Subindex which are determined, composed and calculated by BISL without regard to the Licensee or the Natural Gas Funds. Bloomberg has no obligation to take the needs of the Licensee or the owners of the Natural Gas Funds into consideration in determining, composing or calculating the Bloomberg Commodity Index or Natural Gas Subindex. Bloomberg is not responsible for or has not participated in the determination of the timing of, prices at, or quantities of the Natural Gas Funds to be issued or in the determination or calculation of the equation by which the Natural Gas Funds are to be converted into cash. Bloomberg shall not have any obligation or liability, including, without limitation, to the Natural Gas Funds’ customers, in connection with the administration, marketing or trading of the Natural Gas Funds.
The Prospectus relates only to the Natural Gas Funds and does not relate to the exchange-traded physical commodities underlying any of the Bloomberg Commodity Index or the Natural Gas Subindex components. Purchasers of the Natural Gas Funds should not conclude that the inclusion of a futures contract in the Bloomberg Commodity Index or the Natural Gas Subindex is any form of investment recommendation of the futures contract or the underlying exchange-traded physical commodity by Bloomberg. The information in the Prospectus regarding the Bloomberg Commodity Index and the Natural Gas Subindex components has been derived solely from publicly available documents. Bloomberg has not made any due diligence inquiries with respect to the Bloomberg Commodity Index or Bloomberg Natural Gas Subindex components in connection with the Natural Gas Funds. Bloomberg makes no representation that these publicly available documents or any other publicly available information regarding the Bloomberg Commodity Index or the Natural Gas Subindex components, including without limitation a description of factors that affect the prices of such components, are accurate or complete.
BLOOMBERG DOES NOT GUARANTEES THE ACCURACY AND/OR THE COMPLETENESS OF THE BLOOMBERG COMMODITY INDEX, THE NATURAL GAS SUBINDEX OR ANY DATA RELATED THERETO AND BLOOMBERG SHALL NOT HAVE ANY LIABILITY FOR ANY ERRORS, OMISSIONS OR INTERRUPTIONS THEREIN. BLOOMBERG DOES NOT MAKE ANY WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY THE LICENSEE, OWNERS OF THE NATURAL GAS FUNDS OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE BLOOMBERG COMMODITY INDEX, THE NATURAL GAS SUBINDEX OR ANY DATA RELATED THERETO. BLOOMBERG DOES NOT MAKE ANY EXPRESS OR IMPLIED WARRANTIES AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE BLOOMBERG COMMODITY INDEX, THE NATURAL GAS SUBINDEX OR ANY DATA RELATED THERETO. WITHOUT LIMITING ANY OF THE FOREGOING, TO THE MAXIMUM EXTENT ALLOWED BY LAW, BLOOMBERG, ITS LICENSORS, AND ITS AND THEIR RESPECTIVE EMPLOYEES, CONTRACTORS, AGENTS, SUPPLIERS, AND VENDORS SHALL HAVE NO LIABILITY OR RESPONSIBILITY WHATSOEVER FOR ANY INJURY OR DAMAGES WHETHER DIRECT, INDIRECT, CONSEQUENTIAL, INCIDENTAL, PUNITIVE OR OTHERWISE ARISING IN CONNECTION WITH THE NATURAL GAS FUNDS OR THE BLOOMBERG COMMODITY INDEX, THE NATURAL GAS SUBINDEX OR ANY DATA OR VALUES RELATING THERETO WHETHER ARISING FROM THEIR NEGLIGENCE OR OTHERWISE, EVEN IF NOTIFIED OF THE POSSIBILITY THEREOF.
DESCRIPTION OF THE PRECIOUS METALS FUNDS’ BENCHMARKS
Bloomberg Silver SubindexSM
The UltraShort Silver Fund seeks daily investment results, before fees and expenses, that correspond to two times the inverse (-2x) of the daily performance of the Bloomberg Silver SubindexSM (the “Silver Subindex”), a subindex of the Bloomberg Commodity Index. The Silver Subindex is intended to reflect the performance of silver, as measured by the price of COMEX silver futures contracts, including the impact or rolling, without regard to income earned on cash positions. The Silver Subindex is not directly linked to the “spot price” of silver. Futures contracts may perform very differently from the spot price of silver.
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The Silver Subindex is based on the silver component of the Bloomberg Commodity Index and tracks what is known as a rolling futures position. Unlike equities, which entitle the holder to a continuing stake in a corporation, commodity futures contracts specify a delivery date for the underlying physical commodity or its cash equivalent. The Silver Subindex is a “rolling index,” which means that the Silver Subindex does not take physical possession of any commodities. An investor with a rolling futures position is able to avoid delivering (or taking delivery of) underlying physical commodities while maintaining exposure to those commodities. The roll occurs over a period of five Bloomberg Commodity Index business days in pre-determined months according to the Bloomberg Commodity Index contract schedule, generally beginning on the sixth business day of the month and ending on the tenth business day. Each day during the roll period, approximately 20% of the expiring futures position will be rolled into a new contract with a longer dated expiry, increasing from 0% to 20%, 40%, 60%, 80% and finally 100%. The Silver Subindex will reflect the performance of its underlying silver futures contracts, including the impact of rolling, without regard to the income earned on cash positions.
The methodology for determining the composition of the Silver Subindex and for calculating its level may be changed at any time by Bloomberg without notice.
The daily performance of the Silver Subindex is published by Bloomberg Finance L.P. and is available under the Bloomberg ticker symbol: BCOMSI.
Information About the Index Licensor
“BLOOMBERG® ”, AND “BLOOMBERG SILVER SUBINDEXSM” ARE SERVICE MARKS OF BLOOMBERG FINANCE L.P. AND ITS AFFILIATES, INCLUDING BLOOMBERG INDEX SERVICES LIMITED (“BISL”), THE ADMINISTRATOR OF THE INDICES (COLLECTIVELY, “BLOOMBERG”) AND HAVE BEEN LICENSED FOR USE FOR CERTAIN PURPOSES BY THE LICENSEE.
The UltraShort Silver Fund is not sponsored, endorsed, sold or promoted by Bloomberg. Bloomberg does not make any representation or warranty, express or implied, to the owners of or counterparties to the UltraShort Silver Fund or any member of the public regarding the advisability of investing in securities or commodities generally or in the UltraShort Silver Fund particularly. The only relationship of Bloomberg to the Licensee is the licensing of certain trademarks, trade names and service marks and of the Silver Subindex which is determined, composed and calculated by BISL without regard to the Licensee or the UltraShort Silver Fund. Bloomberg has no obligation to take the needs of the Licensee or the owners of the UltraShort Silver Fund into consideration in determining, composing or calculating the Silver Subindex. Bloomberg is not responsible for or has not participated in the determination of the timing of, prices at, or quantities of the UltraShort Silver Fund to be issued or in the determination or calculation of the equation by which the UltraShort Silver Fund are to be converted into cash. Bloomberg shall have no obligation or liability, including, without limitation, to the UltraShort Silver Fund’s customers, in connection with the administration, marketing or trading of the UltraShort Silver Fund.
The Prospectus relates only to the UltraShort Silver Fund and does not relate to the exchange-traded physical commodities underlying any of the Silver Subindex components. Purchasers of the UltraShort Silver Fund should not conclude that the inclusion of a futures contract in the Silver Subindex is any form of investment recommendation of the futures contract or the underlying exchange-traded physical commodity by Bloomberg. The information in the Prospectus regarding the Silver Subindex components has been derived solely from publicly available documents. Bloomberg has not made any due diligence inquiries with respect to the Bloomberg Silver Subindex components in connection with the UltraShort Silver Fund. Bloomberg makes no representation that these publicly available documents or any other publicly available information regarding the Silver Subindex components, including without limitation a description of factors that affect the prices of such components, are accurate or complete.
BLOOMBERG DOES NOT GUARANTEES THE ACCURACY AND/OR THE COMPLETENESS OF THE BLOOMBERG SILVER SUBINDEX OR ANY DATA RELATED THERETO AND BLOOMBERG SHALL HAVE NO ANY LIABILITY FOR ANY ERRORS, OMISSIONS OR INTERRUPTIONS THEREIN. BLOOMBERG MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY THE LICENSEE, OWNERS OF THE ULTRASHORT SILVER FUND OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE BLOOMBERG SILVER SUBINDEX OR ANY DATA RELATED THERETO. BLOOMBERG DOES NOT MAKE ANY EXPRESS OR IMPLIED WARRANTIES AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE BLOOMBERG SILVER SUBINDEX OR ANY DATA
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RELATED THERETO. WITHOUT LIMITING ANY OF THE FOREGOING, TO THE MAXIMUM EXTENT ALLOWED BY LAW, BLOOMBERG, ITS LICENSORS, AND ITS AND THEIR RESPECTIVE EMPLOYEES, CONTRACTORS, AGENTS, SUPPLIERS, AND VENDORS SHALL HAVE NO LIABILITY OR RESPONSIBILITY WHATSOEVER FOR ANY INJURY OR DAMAGES WHETHER DIRECT, INDIRECT, CONSEQUENTIAL, INCIDENTAL, PUNITIVE OR OTHERWISE ARISING IN CONNECTION WITH THE ULTRASHORT SILVER FUND OR THE BLOOMBERG SILVER SUBINDEX OR ANY DATA OR VALUES RELATING THERETO WHETHER ARISING FROM THEIR NEGLIGENCE OR OTHERWISE, EVEN IF NOTIFIED OF THE POSSIBILITY THEREOF.
Bloomberg Gold SubindexSM
The UltraShort Gold Fund seeks daily investment results, before fees and expenses, that correspond to two times the inverse (-2x) of the daily performance of the Bloomberg Gold SubindexSM (the “Gold Subindex”), a subindex of the Bloomberg Commodity Index. The Gold Subindex is intended to reflect the performance of gold, as measured by the price of COMEX gold futures contracts, including the impact of rolling, without regard to income earned on cash positions. The Gold Subindex is not directly linked to the “spot price” of gold. Futures contracts may perform very differently from the spot price of gold.
The Gold Subindex is based on the gold component of the Bloomberg Commodity Index and tracks what is known as a rolling futures position. Unlike equities, which entitle the holder to a continuing stake in a corporation, commodity futures contracts specify a delivery date for the underlying physical commodity or its cash equivalent. The Gold Subindex is a “rolling index,” which means that the Gold Subindex does not take physical possession of any commodities. An investor with a rolling futures position is able to avoid delivering (or taking delivery of) underlying physical commodities while maintaining exposure to those commodities. The roll occurs over a period of five Bloomberg Commodity Index business days in pre-determined months according to the Bloomberg Commodity Index contract schedule, generally beginning on the sixth business day of the month and ending on the tenth business day. Each day during the roll period, approximately 20% of the expiring futures position will be rolled into a new contract with a longer dated expiry, increasing from 0% to 20%, 40%, 60%, 80% and finally 100%. The Gold Subindex will reflect the performance of its underlying silver futures contracts, including the impact of rolling, without regard to the income earned on cash positions.
The methodology for determining the composition of the Gold Subindex and for calculating its level may be changed at any time by Bloomberg without notice.
The daily performance of the Gold Subindex is published by Bloomberg Finance L.P. and is available under the Bloomberg ticker symbol: BCOMGC.
Information About the Index Licensor
“BLOOMBERG® ”, AND “BLOOMBERG GOLD SUBINDEXSM” ARE SERVICE MARKS OF BLOOMBERG FINANCE L.P. AND ITS AFFILIATES, INCLUDING BLOOMBERG INDEX SERVICES LIMITED (“BISL”), THE ADMINISTRATOR OF THE INDICES (COLLECTIVELY, “BLOOMBERG”) AND HAVE BEEN LICENSED FOR USE FOR CERTAIN PURPOSES BY THE LICENSEE.
The UltraShort Gold Fund is not sponsored, endorsed, sold or promoted by Bloomberg. Bloomberg does not make any representation or warranty, express or implied, to the owners of or counterparties to the UltraShort Gold Fund or any member of the public regarding the advisability of investing in securities or commodities generally or in the UltraShort Gold Fund particularly. The only relationship of Bloomberg to the Licensee is the licensing of certain trademarks, trade names and service marks and of the Gold Subindex which is determined, composed and calculated by BISL without regard to the Licensee or the UltraShort Gold Fund. Bloomberg has no obligation to take the needs of the Licensee or the owners of the UltraShort Gold Fund into consideration in determining, composing or calculating the Gold Subindex. Bloomberg is not responsible for and has not participated in the determination of the timing of, prices at, or quantities of the UltraShort Gold Fund to be issued or in the determination or calculation of the equation by which the UltraShort Gold Fund are to be converted into cash. Bloomberg shall not have any obligation or liability, including, without limitation, to the UltraShort Gold Fund’s customers, in connection with the administration, marketing or trading of the UltraShort Gold Fund.
The Prospectus relates only to the UltraShort Gold Fund and does not relate to the exchange-traded physical commodities underlying any of the Gold Subindex components. Purchasers of the UltraShort Gold Fund should not conclude that the inclusion of a futures contract in the
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Gold Subindex is any form of investment recommendation of the futures contract or the underlying exchange-traded physical commodity by Bloomberg. The information in the Prospectus regarding the Bloomberg Gold Subindex components has been derived solely from publicly available documents. Bloomberg has not made any due diligence inquiries with respect to the Gold Subindex components in connection with the UltraShort Gold Fund. Bloomberg makes no representation that these publicly available documents or any other publicly available information regarding the Gold Subindex components, including without limitation a description of factors that affect the prices of such components, are accurate or complete.
BLOOMBERG DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE BLOOMBERG GOLD SUBINDEX OR ANY DATA RELATED THERETO AND BLOOMBERG SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS OR INTERRUPTIONS THEREIN. BLOOMBERG MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY THE LICENSEE, OWNERS OF THE ULTRASHORT GOLD FUND OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE BLOOMBERG GOLD SUBINDEX OR ANY DATA RELATED THERETO. BLOOMBERG MAKES NO EXPRESS OR IMPLIED WARRANTIES AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE BLOOMBERG GOLD SUBINDEX OR ANY DATA RELATED THERETO. WITHOUT LIMITING ANY OF THE FOREGOING, TO THE MAXIMUM EXTENT ALLOWED BY LAW, BLOOMBERG, ITS LICENSORS, AND ITS AND THEIR RESPECTIVE EMPLOYEES, CONTRACTORS, AGENTS, SUPPLIERS, AND VENDORS SHALL HAVE NO LIABILITY OR RESPONSIBILITY WHATSOEVER FOR ANY INJURY OR DAMAGES WHETHER DIRECT, INDIRECT, CONSEQUENTIAL, INCIDENTAL, PUNITIVE OR OTHERWISE ARISING IN CONNECTION WITH THE ULTRASHORT GOLD FUND OR THE BLOOMBERG GOLD SUBINDEX OR ANY DATA OR VALUES RELATING THERETO WHETHER ARISING FROM THEIR NEGLIGENCE OR OTHERWISE, EVEN IF NOTIFIED OF THE POSSIBILITY THEREOF.
DESCRIPTION OF THE CURRENCY FUNDS’ BENCHMARKS
Australian dollar
The UltraShort Australian Dollar Fund seeks daily investment results, before fees and expenses, that correspond to two times the inverse (-2x), of the daily performance of the Australian dollar spot price versus the U.S. dollar. The Fund uses the 4:00 p.m. (Eastern Time) Australian dollar/U.S. dollar exchange rate as provided by Bloomberg, expressed in terms of U.S. dollars per unit of non-U.S. currency, as the basis for the underlying benchmark. The Fund does not directly or physically hold Australian dollars and will instead seek exposure through the use of certain Financial Instruments whose value is based on the price of the Australian dollar to pursue its investment objective.
The Australian dollar is the national currency of Australia and the currency of the accounts of the Reserve Bank of Australia (the “RBA”), the Australian central bank. The official currency code for the Australian dollar is “AUD.” The Australian dollar is referred to in Australia as “dollar.” As with U.S. currency, 100 Australian cents are equal to one Australian dollar. In Australia, unlike most other countries, cash transactions are rounded to the nearest five cents. The most commonly used symbol used to represent the Australian dollar is “A$.”
At various times throughout the 1900s, the value of Australian currency was based on a fixed quantity of gold; at other times, the Australian dollar was pegged to non-U.S. currencies, including the U.S. dollar. Beginning in 1983, the Australian dollar’s value was allowed to float, with the result that its value now depends almost entirely on market forces. The foregoing information is compiled from the RBA’s website (www.rba.gov.au).
The daily performance of the Australian dollar spot price versus the U.S. dollar is available under the Bloomberg ticker: AUDUSD.
Euro
The Ultra Euro Fund, the Short Euro Fund, and the UltraShort Euro Fund seek daily investment results, before fees and expenses, that correspond to two times (2x), the inverse (-1x), or two times the inverse (-2x), respectively, of the daily performance of the euro spot price versus the U.S. dollar, respectively. Each of the Ultra Euro Fund and the Short Euro Fund use the 4:00 p.m. (Eastern Time) euro/U.S. dollar exchange rate as provided by Bloomberg, expressed in terms of U.S. dollars per unit of non-U.S. currency, as the basis for the underlying benchmark. The Funds do not directly or physically hold euro and will instead seek exposure through the use of certain Financial Instruments whose value is based on the price of the euro to pursue their respective investment objectives.
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The daily performance of the euro spot price versus the U.S. dollar is available under the Bloomberg ticker: EURUSD.
Japanese Yen
The Ultra Yen Fund and the UltraShort Yen Fund seek daily investment results, before fees and expenses, that correspond to two times (2x) or two times the inverse (-2x) of the daily performance of the Japanese yen spot price versus the U.S. dollar, respectively. Each of the Ultra Yen Fund and the UltraShort Yen Fund use the 4:00 p.m. (Eastern Time) Japanese yen/U.S. dollar exchange rate as provided by Bloomberg, expressed in terms of U.S. dollars per unit of non-U.S. currency, as the basis for the underlying benchmark. Each of the Ultra Yen Fund and the UltraShort Yen Fund do not directly or physically hold Japanese yen and will instead seek exposure through the use of certain Financial Instruments whose value is based on the price of Japanese yen to pursue their respective investment objectives.
The daily performance of the Japanese yen spot price versus the U.S. dollar is available under the Bloomberg ticker: JPYUSD.
INVESTMENT OBJECTIVES AND PRINCIPAL INVESTMENT STRATEGIES
Investment Objectives
Investment Objective of the “Matching Fund”: The VIX Futures Fund, which is also referred to herein as the “Matching Fund”, seeks investment results, before fees and expenses, that over time match the performance of the Mid-Term VIX Futures Index. If the VIX Futures Fund is successful in meeting its objective, its value (before fees and expenses) should gain approximately as much on a percentage basis as the level of the Mid-Term VIX Futures Index when the index rises (assuming there were no Creation Unit redemptions). Conversely, its value (before fees and expenses) should lose approximately as much on a percentage basis as the level of the Mid-Term VIX Futures Index when the index falls (assuming there were no Creation Units issued). The VIX Futures Fund acquires exposure through VIX futures contracts.
Investment Objective of the “Ultra Funds”: Each Ultra Fund seeks daily investment results, before fees and expenses, that correspond to two times (2x) the performance of its benchmark for a single day. The Ultra Funds do not seek to achieve their stated objectives over a period greater than a single day. A “single day” is measured from the time an Ultra Fund calculates its respective NAV to the time of the Ultra Fund’s next NAV calculation.
If an Ultra Fund is successful in meeting its objective, its value on a given day (before fees and expenses) should gain approximately two times as much on a percentage basis as the level of its corresponding benchmark when the benchmark rises. Conversely, its value on a given day (before fees and expenses) should lose approximately two times as much on a percentage basis as the level of its corresponding benchmark when the benchmark declines. Each Ultra Fund acquires long exposure through any one of or combinations of Financial Instruments such that each Ultra Fund typically has exposure intended to approximate two times (2x) its corresponding benchmark at the time of its NAV calculation.
Investment Objective of the “Short Fund”: The Short Fund seeks daily investment results, before fees and expenses, that correspond to the inverse (-1x) of the performance of its benchmark for a single day. The Short Fund does not seek to achieve its stated objective over a period greater than a single day. A “single day” is measured from the time the Short Fund calculates its NAV to the time of the Short Fund’s next NAV calculation.
If the Short Fund is successful in meeting its objective, its value on a given day (before fees and expenses) should gain approximately as much on a percentage basis as the level of its corresponding benchmark when the benchmark declines. Conversely, its value on a given day (before fees and expenses) should lose approximately as much on a percentage basis as the level of its corresponding benchmark when the benchmark rises. The Short Fund acquires inverse exposure through futures contracts, and under certain circumstances, forward contracts, such that the Short Fund typically has exposure intended to approximate the inverse (-1x) of its corresponding benchmark at the time of its NAV calculation.
Investment Objective of the “Ultra Short Funds”: Each UltraShort Fund seeks daily investment results, before fees and expenses, that correspond to two times the inverse (-2x) of the performance of its benchmark for a single day. The UltraShort Funds do not seek to achieve their stated objectives over a period greater than a single day. A “single day” is measured from the time an UltraShort Fund calculates its respective NAV to the time of the UltraShort Fund’s next NAV calculation.
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If an UltraShort Fund is successful in meeting its objective, its value on a given day (before fees and expenses) should gain approximately two times as much on a percentage basis as the level of its corresponding benchmark when the benchmark declines. Conversely, its value on a given day (before fees and expenses) should lose approximately two times as much on a percentage basis as the level of its corresponding benchmark when the benchmark rises. Each UltraShort Fund acquires inverse exposure through any one of or combinations of Financial Instruments such that each UltraShort Fund typically has exposure intended to approximate two times the inverse (-2x) of its corresponding benchmark at the time of its NAV calculation.

There can be no assurance that any Fund will achieve its investment objective or avoid substantial losses. The Geared Funds do not seek to achieve their stated investment objectives over a period of time greater than a single day because mathematical compounding prevents the Geared Funds from achieving such results. Results for the Geared Funds over periods of time greater than a single day should not be expected to be a simple multiple (2x), inverse (-1x) or inverse multiple (-2x) of the period return of the corresponding benchmark and will likely differ in amount and possibly even direction from the Fund’s stated multiple times the return of the benchmark over time. These differences can be significant. A Geared Fund will lose money if its benchmark’s performance is flat over time, and a Geared Fund can lose money regardless of the performance of an underlying benchmark, as a result of daily rebalancing, the benchmark’s volatility and compounding. Daily compounding of a Geared Fund’s investment returns can dramatically and adversely affect its longer-term performance during periods of high volatility. Volatility has a negative impact on Geared Fund performance and may be at least as important to a Geared Fund’s return for a period as the return of the Geared Fund’s underlying benchmark. The VIX Futures Fund seeks to achieve its stated investment objective over time, not just for a single day.
The VIX Futures Fund is benchmarked to the Mid-Term VIX Futures Index, which is comprised of VIX futures contracts and seeks to offer exposure to market volatility through publicly traded futures markets. The VIX Futures Fund is not benchmarked to the VIX, which is calculated based on the prices of put and call options on the S&P 500. The VIX is a theoretical calculation and cannot be traded on a spot basis. As such, the VIX Futures Fund can be expected to perform very differently from the VIX.
Principal Investment Strategies
In seeking to achieve the Funds’ investment objectives, the Sponsor uses a mathematical approach to investing. Using this approach, the Sponsor determines the type, quantity and mix of investment positions that the Sponsor believes, in combination, should produce daily returns consistent with the Funds’ objectives.
Investment Strategies of the VIX Futures Fund:
The VIX Futures Fund takes long positions in VIX futures contracts in seeking to meet its investment objective.
In the event accountability rules, price limits, position limits, margin limits or other exposure limits are reached with respect to VIX futures contracts, the Sponsor may cause the VIX Futures Fund to obtain exposure to the Mid-Term VIX Futures Index through swaps referencing the Mid-Term VIX Futures Index or particular VIX futures contracts comprising the Mid-Term VIX Futures Index. The Sponsor may cause the VIX Futures Fund to obtain exposure to the Mid-Term VIX Futures Index through swaps referencing the Mid-Term VIX Futures Index, particularly VIX futures contracts comprising the Mid-Term VIX Futures Index or swaps on funds that seek to track the performance of the Mid-Term VIX Futures Index. The VIX Futures Fund may utilize swap transactions in the event accountability rules, price limits, position limits, margin limits or other exposure limits are reached with respect to VIX futures contracts (which could potentially occur in connection with significant and rapid increases in the size of the VIX Futures Fund as a result of an increase in creation activity). The VIX Futures Fund may also invest in swaps if the market for a specific futures contract experiences emergencies (e.g., natural disaster, terrorist attack or an act of God) or disruptions (e.g., a trading halt or a flash crash) or in situations where the Sponsor deems it impractical or inadvisable to buy or sell futures contracts (such as during periods of market volatility or illiquidity or during periods of significant and/or rapid increases in the size of the Fund as a result of an increase in creation activity).
In addition, the VIX Futures Fund may, but is not required to, seek to use options strategies that limit losses (i.e., have “floors”) or are otherwise designed to prevent the Fund’s net asset value from going to or below zero. Use of such options strategies will not prevent the VIX Futures Fund from losing value, and their use may not prevent the Fund’s NAV from going to or below zero. Rather, it is intended to allow the VIX Futures Fund to preserve a small portion of its value in the event of significant movements in its benchmark or Financial Instruments based
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on its benchmark. The VIX Futures Fund will also hold cash or cash equivalents such as U.S. Treasury securities or other high credit quality, short-term fixed-income or similar securities (such as shares of money market funds) as collateral for Financial Instruments and pending investment in Financial Instruments.
Investment Strategies of the UltraShort Silver Fund, the UltraShort Gold Fund, the Ultra Euro Fund, the Ultra Yen Fund and the UltraShort Yen Fund:
Each of the UltraShort Silver Fund, the UltraShort Gold Fund, the Ultra Euro Fund, the Ultra Yen Fund and the UltraShort Yen Fund seeks to meet its investment objective by investing under normal market conditions in any one of, or combinations of, Financial Instruments (including swap agreements, futures contracts and forward contracts) based on the Fund’s benchmark. The types and mix of Financial Instruments in which these Funds invest may vary daily at the discretion of the Sponsor. The Funds will not invest directly in any commodity or currency.
Each Fund will also hold cash or cash equivalents such as U.S. Treasury securities or other high credit quality, short-term fixed-income or similar securities (such as shares of money market funds) as collateral for Financial Instruments and pending investment in Financial Instruments.
In addition, each Precious Metals Fund may, but is not required to, seek to use options strategies and/or swap agreements that limit losses (i.e., have “floors”) or are otherwise designed to prevent the Fund’s net asset value from going to or below zero. Use of such options strategies and/or swap agreements will not prevent a Precious Metals Fund from losing value, and their use may not prevent the Fund’s NAV from going to or below zero. Rather, it is intended to allow a Precious Metals Fund to preserve a small portion of its value in the event of significant movements in its benchmark or Financial Instruments based on its benchmark.
Investment Strategies of the Natural Gas Funds:
The Natural Gas Funds seek to meet their investment objectives by investing under normal market conditions in Natural Gas futures contracts. The Natural Gas Funds will not invest directly in natural gas.
In the event position accountability rules are reached with respect to such contracts, the Sponsor may, in its commercially reasonable judgment, cause the Natural Gas Funds to obtain exposure through swaps referencing its index or particular Natural Gas futures contracts. The Fund may invest in other futures contracts or swaps not based on the particular Natural Gas futures contracts if such instruments tend to exhibit trading prices or returns that correlate with its index or any Natural Gas futures contract and the sponsor believes such investment will further the investment objective of such Fund. The Natural Gas Funds may also invest in swaps if the market for a specific futures contract experiences emergencies (e.g., natural disaster, terrorist attack, or an act of God) or disruptions (e.g., a trading halt or a flash crash) or in situations where the Sponsor deems it impractical or inadvisable to buy or sell futures contracts (such as during periods of market volatility or illiquidity).
In addition, each Natural Gas Fund may, but is not required to, seek to use options strategies and/or swap agreements that limit losses (i.e., have “floors”) or are otherwise designed to prevent the Fund’s net asset value from going to or below zero. Use of such options strategies and/or swap agreements will not prevent a Natural Gas Fund from losing value, and their use may not prevent the Fund’s NAV from going to or below zero. Rather, it is intended to allow a Natural Gas Fund to preserve a small portion of its value in the event of significant movements in its benchmark or Financial Instruments based on its benchmark. Each Natural Gas Fund will also hold cash or cash equivalents such as U.S. Treasury securities or other high credit quality, short-term fixed-income or similar securities (such as shares of money market funds) as collateral for Financial Instruments and pending investment in Financial Instruments.
Investment Strategies of the UltraShort Australian Dollar Fund, the Short Euro Fund, and the UltraShort Euro Fund:
Each of the UltraShort Australian Dollar Fund, the Short Euro Fund, and the UltraShort Euro Fund seeks to meet its investment objective under normal market conditions by obtaining short exposures to its benchmark through futures contracts on its underlying currency. The UltraShort Australian Dollar Fund, the Short Euro Fund, and the UltraShort Euro Fund will not invest directly in any currency.
In the event position accountability rules or position limits are reached with respect to futures contracts, the Sponsor may in its commercially reasonable judgment, cause the UltraShort Australian Dollar Fund, the Short Euro Fund, and the UltraShort Euro Fund to obtain exposure to its benchmark through forward contracts referencing the benchmark. The Fund may invest in other forward contracts if such
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instruments tend to exhibit trading prices or returns that correlate with the benchmark or a component of the benchmark and will further the investment objective of the Fund. The UltraShort Australian Dollar Fund, the Short Euro Fund, and the UltraShort Euro Fund may also invest in forward contracts if the market for a specific futures contract experiences emergencies (e.g., natural disaster (including disease, epidemics and pandemics), terrorist attack or an act of God) or disruptions (e.g., a trading halt or a flash crash) or in situations where the Sponsor deems it impractical or inadvisable to buy or sell futures contracts (such as during periods of market volatility or illiquidity).
In addition, each of the UltraShort Australian Dollar Fund, the Short Euro Fund, and the UltraShort Euro may, but is not required to, seek to use options strategies that limit losses (i.e., have “floors”) or are otherwise designed to prevent the Fund’s net asset value from going to or below zero. Use of such options strategies will not prevent the UltraShort Australian Dollar Fund, the Short Euro Fund, or the UltraShort Euro from losing value, and their use may not prevent the Fund’s NAV from going to or below zero. Rather, it is intended to allow the UltraShort Australian Dollar Fund, the Short Euro Fund, or the UltraShort Euro to preserve a small portion of its value in the event of significant movements in its benchmark or Financial Instruments based on its benchmark. Each of the UltraShort Australian Dollar Fund, the Short Euro Fund, and the UltraShort Euro will also hold cash or cash equivalents such as U.S. Treasury securities or other high credit quality, short-term fixed-income or similar securities (such as shares of money market funds) as collateral for Financial Instruments and pending investment in Financial Instruments.
Investment Strategies Applicable to All Funds:
The Funds are not actively managed by traditional methods (e.g., by effecting changes in the composition of a portfolio on the basis of judgments relating to economic, financial and market conditions with a view toward obtaining positive results under all market conditions). Each Fund seeks to remain fully invested at all times in Financial Instruments and money market instruments that, in combination, provide exposure to its underlying benchmark consistent with its investment objective without regard to market conditions, trends or direction.
A Fund may obtain exposure through Financial Instruments to a representative sample of the components in its underlying benchmark which have aggregate characteristics similar to those of the underlying benchmark. This “sampling” process typically involves selecting a representative sample of components in a benchmark principally to enhance liquidity and reduce transaction costs while seeking to maintain high correlation with, and similar aggregate characteristics (e.g., underlying commodities and valuations) to, the underlying benchmark. In addition, the Funds may obtain exposure to components not included in its underlying benchmark, invest in assets that are not included in its underlying benchmark or may overweight or underweight certain components contained in the underlying benchmark.
Each Fund seeks to position its portfolio so that its exposure to its benchmark is consistent with its investment objective. The time and manner in which a Fund rebalances its portfolio may vary from day to day depending upon market conditions and other circumstances, at the discretion of the Sponsor. The impact of a benchmark’s movements each day will affect whether a Geared Fund’s portfolio needs to be rebalanced and the amount of such rebalance.
•For example, if the benchmark underlying the Short Fund or an UltraShort Fund has risen on a given day, net assets of such Fund should fall (assuming there were no Creation Units issued). As a result, inverse exposure will need to be decreased. Conversely, if the benchmark underlying the Short Fund or an UltraShort Fund has fallen on a given day, net assets of such Fund should rise (assuming there were no Creation Unit redemptions). As a result, inverse exposure will need to be increased.
•For an Ultra Fund, the Fund’s long exposure will need to be increased on days when the Fund’s benchmark rises and decreased on days when the Fund’s benchmark falls.
Daily rebalancing and the compounding of each day’s return over time means that the return of each Geared Fund for a period longer than a single day will be the result of each day’s returns compounded over the period, which will very likely differ in amount and possibly even direction from two times (2x), the inverse (-1x) or two times the inverse (-2x) of the return of the Geared Fund’s benchmark for the period. These differences can be significant. A Geared Fund will lose money if its benchmark’s performance is flat over time, and a Geared Fund can lose money regardless of the performance of an underlying benchmark, as a result of daily rebalancing, the benchmark’s volatility and compounding.
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The amount of exposure each Fund has to a specific combination of Financial Instruments differs with each particular Fund and may be changed without shareholder approval or advance notice at any given time. Currently, the Funds anticipate that, in the normal course of business and absent any unforeseen circumstances, they will be exposed to the specific Financial Instruments below as follows:
	Swaps	Forwards	Futures
ProShares VIX Mid-Term Futures ETF	0%	0%	100%
ProShares Ultra Bloomberg Natural Gas	0%	0%	200%
ProShares UltraShort Bloomberg Natural Gas	0%	0%	-200%
ProShares UltraShort Silver	-75 to -200%	0%	0 to -125%
ProShares UltraShort Gold	-75 to -200%	0%	0 to -125%
ProShares UltraShort Australian Dollar	0%	0%	-200%
ProShares Ultra Euro	0%	200%	0%
ProShares Short Euro	0%	0%	-100%
ProShares UltraShort Euro	0%	0%	-200%
ProShares Ultra Yen	0%	200%	0%
ProShares UltraShort Yen Fund	0%	-200%	0%
The amount of each Fund’s exposure should be expected to change from time to time at the discretion of the Sponsor based on market conditions and other factors.
In addition, the Sponsor has the authority to change a Fund’s investment objective, benchmark or investment strategy, and may terminate a Fund at any time, in each case, without shareholder approval or advance notice, subject to applicable regulatory requirements.
Swap Agreements
Each Fund may enter into swaps referencing the Index or particular VIX futures contracts comprising the Index. Swaps are contracts that have traditionally been entered into primarily by institutional investors in OTC markets for a specified period ranging from a day to many years. Certain types of swaps may be cleared, and certain types are, in fact, required to be cleared. The types of swaps that may be cleared are generally limited to only swaps where the most liquidity exists and a clearinghouse is willing to clear the trade on standardized terms. Swaps with customized terms or those of which significant market liquidity does not exist are generally not able to be cleared.
In a standard swap transaction, the parties agree to exchange the returns on, among other things, a particular predetermined security, commodity, interest rate, or index for a fixed or floating rate of return (the “interest rate leg,” which will also include the cost of borrowing for short swaps) in respect of a predetermined notional amount. The notional amount of the swap reflects the basis upon which the returns are exchanged (i.e., the returns are calculated by multiplying the reference rates or prices, as applicable, by the specific notional amount). In the case of indexes on which futures contracts are based, such as those used by the VIX Futures Fund and the Natural Gas Funds, the reference interest rate typically is zero, although a financing spread or fee is generally still applied. Transaction or commission costs are reflected in the benchmark level at which the transaction is entered into. The gross returns to be exchanged are calculated with respect to the notional amount and the benchmark returns to which the swap is linked. Swaps are usually closed out on a net basis, i.e., the two payment streams are netted out in a cash settlement on the payment date specified in the agreement, with the parties receiving or paying, as the case may be, only the net amount of the two payments. Thus, while the notional amount reflects the amount on which a Fund’s total investment exposure under the swap is based (i.e., the entire face amount or principal of a swap), the net amount is a Fund’s current obligations (or rights) under the swap that is the amount to be paid or received under the agreement based on the relative values of the positions held by each party to the agreement on any given termination date.
Swaps may also expose the Funds to liquidity risk. Although a Fund and the swap counterparty has the ability to terminate a swap at any time and under certain other circumstances, doing so may subject the Fund to certain early termination charges. In addition, there may not be a liquid market within which to dispose of an outstanding swap even if a permitted disposal might avoid an early termination charge. Swap agreements that are not traded on an exchange or cleared by a clearinghouse generally are not assignable except by agreement between the parties to the swap, and generally no party or purchaser has any obligation to permit such assignments.
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Swaps involve, to varying degrees, elements of market risk and exposure to loss in excess of the amount which would be reflected on a Fund’s Statement of Financial Condition. In addition to market risk and other risks, the use of swaps also comes with counterparty credit risk – i.e., the inability of a counterparty to a swap to perform its obligations. Each Fund that invests in swaps bears the risk of loss of the net amount, if any, expected to be received under a swap agreement in the event of the default or bankruptcy of a swap counterparty. Each such Fund enters or intends to enter into swaps only with major, global financial institutions. However, there are no limitations on the percentage of its assets a Fund may invest in swaps with a particular counterparty.
Each Fund that invests in swaps may use various techniques to minimize counterparty credit risk. Each Fund that invests in swaps generally enters into arrangements with its counterparties whereby both sides exchange collateral on a mark-to-market basis. In addition, such Fund may post margin to counterparties in swaps. Such collateral serves as protection for the counterparty in the event of a failure by a Fund and is in addition to any mark-to-market collateral that (i.e., the Fund may post margin to the counterparty even where the counterparty would owe money to the Fund if the swap were to be terminated). The amount of margin posted by a Fund may vary depending on the risk profile of the swap. The collateral, whether for mark-to-market or for margin purposes, generally consists of cash and/or securities.
Collateral posted by a Fund to a counterparty in connection with derivatives transactions that are not cleared by a clearinghouse is generally held for the benefit of the counterparty in a segregated tri-party account at the Custodian to protect the counterparty against non-payment by the Fund. In the event of a default by a Fund, and the counterparty is owed money in the transaction, such counterparty will seek withdrawal of this collateral from the segregated account.
Collateral posted by the counterparty to a Fund is typically held for the benefit of the Fund in a segregated tri-party account at a third-party custodian. In the event of a default by the counterparty, and the Fund is owed money in the transaction, such Fund will seek withdrawal of this collateral from the segregated account. A Fund may incur certain costs exercising its right with respect to the collateral.
Notwithstanding the use of collateral arrangements, to the extent any collateral provided to a Fund is insufficient or there are delays in accessing the collateral, such Fund will be exposed to counterparty credit risk as described above, including possible delays in recovering amounts as a result of bankruptcy proceedings.
Futures Account Agreements
Each Fund has entered into a written agreement (each, a “Futures Account Agreement”) with one or more FCMs governing the terms of futures transactions of the Fund cleared by such FCM. Each FCM has its own agreement and other documentation used for establishing customer relationships. As such, the terms of the Futures Account Agreement and other documentation that a Fund has with a particular FCM may differ in material respects from that with another FCM.
Most Futures Account Agreements do not require the FCM to enter into new transactions or maintain existing transactions with a Fund. In general, each FCM is permitted to terminate its agreement with a Fund at any time in its sole discretion. In addition, an FCM generally will have the discretion to set margin requirements and/or position limits that would be in addition to any margin requirements and/or position limits required by applicable law or set by the clearinghouse that clears, or the exchange that offers for trading, the futures contracts in which the Fund transacts. As a result, a Fund’s ability to engage in futures contracts or maintain open positions in such contracts will be dependent on the willingness of its FCMs to continue to accept or maintain such transactions on terms that are economically appropriate for the Fund’s investment strategy.
When a Fund has an open futures contract position, it is subject to daily margin calls by an FCM that could be substantial in the event of adverse price movements. Because futures contracts require only a small initial investment in the form of a deposit or margin, they involve a high degree of leverage. A Fund with open positions is subject to margin on its open positions. If a Fund has insufficient cash to meet daily margin requirements, it may need to sell Financial Instruments at a time when such sales are disadvantageous. Futures markets are highly volatile and the use of or exposure to futures contracts may increase volatility of a Fund’s NAV.
Margin posted by a Fund to an FCM typically will be held by relevant exchange’s clearinghouse (in the case of clearinghouse-required margin) or the FCM (in the case of “house” margin requirements of the FCM). In the event that market movements favorable to a Fund result in the Fund having posted more margin than is required, the Fund typically would have a right to return of margin from the FCM. However, the
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timing of such return may be uncertain. As a result, it is possible that a Fund may face liquidity constraints including potential delays in its ability to pay redemption proceeds, where margin is not immediately returned by an FCM.
In the event that a Fund fails to comply with its obligations under a Futures Account Agreement (including, for example, failing to deliver the margin required by an FCM on a timely basis), the Futures Account Agreement typically will provide the FCM with broad discretion to take remedial action against the Fund. Among other things, the FCM typically will have the right, upon the occurrence of such a failure by the Fund, to terminate any or all futures contracts in the Fund’s account with that FCM, to sell the collateral posted as margin by the Fund, to close out any open positions of the Fund in whole or in part, and to cancel any or all pending transactions with the Fund. Futures Account Agreements typically provide that a Fund will remain liable for paying to the relevant FCM, on demand, the amount of any deficiency in such Fund’s account with that FCM.
The Futures Account Agreement between a Fund and an FCM generally requires the Fund to indemnify and hold harmless the FCM, its directors, officers, employees, agents and affiliates (collectively, “indemnified persons”) from and against all claims, damages, losses and costs (including reasonable attorneys’ fees) incurred by the indemnified persons, in connection with: (1) any failure by the Fund to perform its obligations under the Futures Account Agreement and the FCM’s exercise of its rights and remedies thereunder; (2) any failure by a Fund to comply with applicable law; (3) any action reasonably taken by the indemnified persons pursuant to the Futures Account Agreement to comply with applicable law; and (4) any actions taken by the FCM in reliance on instructions, notices and other communications that the FCM and its relevant personnel, as applicable, reasonably believes to originate from a person authorized to act on behalf of the Fund.
To the extent that the Funds trade in futures contracts on U.S. exchanges, the assets deposited by the Funds with the FCMs as margin must be segregated pursuant to the regulations of the CFTC. Such segregated funds may be invested only in a limited range of instruments—principally U.S. government obligations.
Each Fund currently uses BofA Securities, Inc. (“BofAS”), RBC Capital Markets, LLC (“RBC”), ED&F Man Capital Markets (“Man”), Deutsche Bank Securities Inc. (“DBSI”) SG Americas Securities, LLC (“SGAS”), Barclays Capital Inc. (“BCI”), UBS Securities LLC (“UBSS”), Credit Suisse Securities USA LLC (“CSS”), StoneX Financial Inc. (“StoneX”), Goldman Sachs & Co. LLC (“GS”), and Goldman Sachs International (“GSI”) as an FCM. The FCMs used by a Fund may change from time to time. The above discussion relating to BofAS, RBC, Man, DBSI, SGAS, BCI, UBSS, CSS, StoneX, GS, and GSI also would apply to other firms that serve as an FCM to the Funds in the future. Each of BofAS, RBC, Man, DBSI, SGAS, BCI, UBSS, CSS, StoneX, GS, and GSI in its capacity as a registered FCM, serves as a clearing broker to the Trust and the Funds and certain other funds of the Trust and as such arranges for the execution and clearing of the Funds’ futures transactions. All of BofAS, RBC, Man, DBSI, SGAS, BCI, UBSS, CSS, StoneX, GS, and GSI acts as clearing broker for many other funds and individuals. A variety of executing brokers may execute futures transactions on behalf of the Funds. The executing brokers will give-up all such transactions to BofAS, RBC, Man, DBSI, SGAS, BCI, UBSS, CSS, StoneX, GS, and GSI as applicable. Each of BofAS, RBC, Man, DBSI, SGAS, BCI, UBSS, CSS, StoneX, and GS is registered as an FCM with the CFTC and is a member of the NFA. BofAS, RBC, Man, DBSI, SGAS, BCI, UBSS, CSS, StoneX, and GS are clearing members of the CBOT, CME, NYMEX, and all other major U.S. futures exchanges. None of BofAS, RBC, Man, DBSI, SGAS, BCI, UBSS, CSS, StoneX, GS, or GSI is affiliated with or acts as a supervisor of the Trust, the Funds, the Sponsor, the Trustee or BNYM (the Administrator, Transfer Agent and the Custodian). None of BofAS, RBC, Man, DBSI, SGAS, BCI, UBSS, CSS, StoneX, GS, or GSI in its capacity as FCM, is acting as an underwriter or sponsor of the offering of the Shares, or has passed upon the merits of participating in this offering. None of BofAS, RBC, Man, DBSI, SGAS, BCI, UBSS, CSS, StoneX, GS, or GSI has passed upon the adequacy of this Prospectus or on the accuracy of the information contained herein. None of BofAS, RBC, Man, DBSI, SGAS, BCI, UBSS, CSS, StoneX, GS, or GSI provides any commodity trading advice regarding the Funds’ trading activities. Investors should not rely upon BofAS, RBC, Man, DBSI, SGAS, BCI, UBSS, CSS, StoneX, GS, or GSI in deciding whether to invest in the Funds or retain their interests in the Funds. Prospective investors should also note that the Sponsor may select additional clearing brokers or replace BofAS, RBC, Man, DBSI, SGAS, BCI, UBSS, CSS, StoneX, GS, and/or GSI as the Funds’ clearing broker.
To the extent, if any, that a Fund enters into trades in futures on markets other than regulated U.S. futures exchanges, funds deposited to margin positions held on such exchanges are invested in bank deposits or in instruments of a credit standing generally comparable to those authorized by the CFTC for investment of “customer segregated funds,” although applicable CFTC rules prohibit funds employed in trading on foreign exchanges from being deposited in “customer segregated fund accounts” for trading on domestic exchanges. Instead, funds employed in trading on foreign exchanges are deposited in “customer secured amount accounts.”
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Forward Contracts
A forward contract is a contractual obligation to purchase or sell a specified quantity of a particular underlying asset at or before a specified date in the future at a specified price and, therefore, is economically similar to a futures contract. Unlike futures contracts, however, forward contracts are typically traded in the OTC markets and are not standardized contracts. Forward contracts for a given commodity or currency are generally available for various amounts and maturities and are subject to individual negotiation between the parties involved. Moreover, there is generally no direct means of offsetting or closing out a forward contract by taking an offsetting position as one would a futures contract on a U.S. exchange. If a trader desires to close out a forward contract position, he generally will establish an opposite position in the contract but will settle and recognize the profit or loss on both positions simultaneously on the delivery date. Thus, unlike in the futures contract market where a trader who has offsetting positions will recognize profit or loss immediately, in the forward market a trader with a position that has been offset at a profit will generally not receive such profit until the delivery date, and likewise a trader with a position that has been offset at a loss will generally not have to pay money until the delivery date. In recent years, however, the terms of forward contracts have become more standardized, and in some instances such contracts now provide a right of offset or cash settlement as an alternative to making or taking delivery of the underlying commodity or currency. The primary risks associated with the use of forward contracts arise from the inability of the counterparty to perform.
Each Fund that invests in forward contracts generally collateralizes forward contracts that are not cleared on an exchange with cash and/or certain securities. Such collateral is generally held for the benefit of the counterparty in a segregated tri-party account at the Custodian to protect the counterparty against non-payment by the Fund. The counterparty also may collateralize such forward contracts with cash and/or certain securities, which collateral is typically held for the benefit of the Fund in a segregated tri-party account at a third-party custodian. In the event of a default by the counterparty, and the Fund is owed money in the forward transaction, such Fund will seek withdrawal of this collateral from the segregated account and may incur certain costs exercising its right with respect to the collateral. These Funds remain subject to credit risk with respect to the amount it expects to receive from OTC counterparties.
The Funds have sought to mitigate these risks with respect to such forwards by generally requiring that the counterparties for each Fund agree to post collateral for the benefit of the Fund, marked to market daily, subject to certain minimum thresholds; however, there are no limitations on the percentage of its assets each Fund may invest in forward contracts with a particular counterparty. To the extent any such collateral is insufficient or there are delays in accessing the collateral, the Funds will be exposed to counterparty credit risk as described above, including possible delays in recovering amounts as a result of bankruptcy proceedings.
The forward markets provide what has typically been a highly liquid market for foreign exchange trading, and in certain cases the prices quoted for foreign exchange forward contracts may be more favorable than the prices for foreign exchange futures contracts traded on U.S. exchanges. Forward contracts have traditionally not been cleared or guaranteed by a third party. As a result of the Dodd-Frank Act, the CFTC now regulates non-deliverable forwards (including deliverable forwards where the parties do not take delivery). Certain non-deliverable forward contracts, such as non-deliverable foreign exchange forwards, may be subject to regulation as swap agreements and subject to certain requirements under the Dodd-Frank Act. Changes in the forward markets may entail increased costs and result in burdensome reporting requirements.
Commercial banks participating in trading OTC foreign exchange forward contracts often do not require margin deposits, but rely upon internal credit limitations and their judgments regarding the creditworthiness of their counterparties. In recent years, however, many OTC market participants in foreign exchange trading have begun to require that their counterparties post margin.
Futures Contracts and Options
A futures contract is a standardized contract traded on, or subject to the rules of, an exchange that calls for the future delivery of a specified quantity and type of a particular underlying asset at a specified time and place or alternatively may call for cash settlement. Futures contracts are traded on a wide variety of underlying assets, including bonds, interest rates, agricultural products, stock indexes, currencies, energy, metals, economic indicators and statistical measures. The notional size and calendar term futures contracts on a particular underlying asset are identical and are not subject to any negotiation, other than with respect to price and the number of contracts traded between the buyer and seller. Each Fund generally deposits cash and/or securities with an FCM for its open positions in futures contracts, which may, in turn, transfer such deposits to the clearinghouse to protect the clearinghouse against non-payment by the Fund. The clearinghouse becomes
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substituted for each counterparty to a futures contract, and, in effect, guarantees performance. In addition, the FCM may require the Funds to deposit collateral in excess of the clearinghouse’s margin requirements for the FCM’s own protection.
Certain futures contracts, including VIX futures contracts, stock index contracts and certain commodity futures contracts, settle in cash, reflecting the difference between the contract purchase/sale price and the contract settlement price. The cash settlement amount reflects the difference between the contract purchase/sale price and the contract settlement price. The cash settlement mechanism avoids the potential for either counterparty to be required to deliver the underlying asset. For other futures contracts, the contractual obligations of a buyer or seller may generally be satisfied by taking or making physical delivery of the underlying asset or by making an offsetting sale or purchase of an identical futures contract on the same or linked exchange before the designated date of delivery. The difference between the price at which the futures contract is purchased or sold and the price paid for the offsetting sale or purchase, after allowance for brokerage commissions, constitutes the profit or loss to the trader.
Futures contracts involve, to varying degrees, elements of market risk and exposure to loss in excess of the amounts of margin, which are the amounts of cash that the Funds agree to pay to or receive from FCMs equal to the daily fluctuation in the value of a futures contract. Additional risks associated with the use of futures contracts are imperfect correlation between movements in the price of the futures contracts and the level of the underlying benchmark and the possibility of an illiquid market for a futures contract. With futures contracts, there is minimal but some counterparty credit risk to the Funds since futures contracts are exchange traded and the exchange’s clearinghouse, as counterparty to all exchange-traded futures contracts, effectively guarantees futures contracts against default. Many futures exchanges limit the amount of fluctuation permitted in futures contract prices during a single trading day. Once the daily limit has been reached in a particular contract, no trades may be made that day at a price beyond that limit or trading may be suspended for specified times during the trading day. Futures contracts prices could move to the limit for several consecutive trading days with little or no trading, thereby preventing prompt liquidation of futures positions and potentially subjecting a Fund to substantial losses. If trading is not possible or if a Fund determines not to close a futures position in anticipation of adverse price movements, the Fund may be required to make daily cash payments of margin.
An option is a contract that gives the buyer the right, but not the obligation, to buy or sell a specified quantity of a commodity or other instrument at a specific (or strike) price within a specified period of time, regardless of the market price of that instrument.
There are two types of options: calls and puts. A call option conveys to the option buyer the right to purchase a particular futures contract at a stated price at any time during the life of the option. A put option conveys to the option buyer the right to sell a particular futures contract at a stated price at any time during the life of the option. Options written by a Fund may be wholly or partially covered (meaning that the Fund holds an offsetting position) or uncovered. In the case of the purchase of an option, the risk of loss of an investor’s entire investment (i.e., the premium paid plus transaction charges) reflects the nature of an option as a wasting asset that may become worthless when the option expires. Where an option is written or granted (i.e., sold) uncovered, the seller may be liable to pay substantial additional margin, and the risk of loss is unlimited, as the seller will be obligated to deliver, or take delivery of, an asset at a predetermined price which may, upon exercise of the option, be significantly different from the market value.
Money Market Instruments
Money market instruments are short-term debt instruments that have a remaining maturity of 397 days or less and exhibit high quality credit profiles. Money market instruments may include U.S. government securities, securities issued by governments of other developed countries and repurchase agreements.
U.S. Derivatives Exchanges
Derivatives exchanges, including swap execution facilities that are required under the Dodd-Frank Act, provide centralized market facilities for trading derivatives in which multiple persons have the ability to execute or trade contracts by accepting bids and offers from multiple participants. Members of, and trades executed on, a particular exchange are subject to the rules of that exchange. Among the principal exchanges in the United States are those operated by the Cboe Group (which includes the Cboe Futures Exchange (the “CFE”)), those operated by the CME Group (which includes, the Chicago Mercantile Exchange (“CME”), the Chicago Board of Trade (“CBOT”), and the New York Mercantile Exchange ( the “NYMEX”) and the Intercontinental Exchange (“ICE”) (which includes ICE Futures U.S.).
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Each derivatives exchange in the United States has an associated “clearinghouse.” Clearinghouses provide services designed to transfer credit risk and ensure the integrity of trades. Once trades between members of an exchange have been confirmed and/or cleared, the clearinghouse becomes substituted for each buyer and each seller of contracts traded on the exchange and, in effect, becomes the other party to each trader’s open position in the market. Thereafter, each party to a trade looks only to the clearinghouse for performance. The clearinghouse generally establishes some sort of security or guarantee fund to which all clearing members of the exchange must contribute. This fund acts as an emergency buffer which is intended to enable the clearinghouse to meet its obligations with regard to the other side of an insolvent clearing member’s contracts. Furthermore, clearinghouses require margin deposits and continuously mark positions to market to provide some assurance that their members will be able to fulfill their contractual obligations. Thus, customers effecting derivatives transactions on an organized exchange or clearing an OTC derivatives transaction through a clearinghouse do not bear the risk of the insolvency of the party on the opposite side of the trade; their credit risk is limited to the respective solvencies of their commodity broker and the clearinghouse. The clearinghouse “guarantee” of performance on open positions does not run to customers of a clearinghouse firm. If a member firm goes bankrupt, customers could lose money.
If a Fund decides to execute derivatives transactions through such derivatives exchanges–and especially if it decides to become a direct member of one or more exchanges or swap execution facilities–a Fund would be subject to the rules of the exchange or swap executive facility, which would bring additional risks and liabilities, and potential additional regulatory requirements.
Regulations
Derivatives exchanges in the United States are subject to regulation under the CEA, by the CFTC, the governmental agency having responsibility for regulation of derivatives exchanges and trading on those exchanges. Following the adoption of the Dodd-Frank Act, the CFTC also has authority to regulate certain OTC derivatives markets, including certain OTC foreign exchange markets.
The CFTC has exclusive authority to designate exchanges for the trading of specific futures contracts and options on futures contracts and to prescribe rules and regulations governing such exchanges. The CFTC also regulates the activities of “commodity pool operators” and the CFTC has adopted regulations with respect to certain of such persons’ activities. Pursuant to its authority, the CFTC requires a commodity pool operator, such as the Sponsor, to keep accurate, current and orderly records with respect to each pool it operates. The CFTC may suspend, modify or terminate the registration of any registrant for failure to comply with CFTC rules or regulations. Suspension, restriction or termination of the Sponsor’s registration as a commodity pool operator would prevent it, until such time (if any) as such registration were to be reinstated, from managing, and might result in the termination of, the Funds. If the Sponsor were unable to provide services and/or advice to the Funds, the Funds would be unable to pursue their investment objectives unless and until the Sponsor’s ability to provide services and advice to the Funds was reinstated or a replacement for the Sponsor as commodity pool operator could be found. Such an event could result in termination of the Funds.
The CEA requires all FCMs to meet and maintain specified fitness and financial requirements, segregate customer funds from proprietary funds and account separately for all customers’ funds and positions, and to maintain specified books and records open to inspection by the staff of the CFTC. See “Risk Factors—Failure of the FCMs to segregate assets may increase losses in the Funds.”
The CEA also gives the states certain powers to enforce its provisions and the regulations of the CFTC.
Under certain circumstances, the CEA grants shareholders the right to institute a reparations proceeding before the CFTC against the Sponsor (as a registered commodity pool operator), an FCM, as well as those of their respective employees who are required to be registered under the CEA. Shareholders may also be able to maintain a private right of action for certain violations of the CEA.
Pursuant to authority in the CEA, the NFA has been formed and registered with the CFTC as a registered futures association. At the present time, the NFA is the only self-regulatory organization for derivatives professionals other than exchanges. As such, the NFA promulgates rules governing the conduct of derivatives professionals and disciplines those professionals that do not comply with such standards. The CFTC has delegated to the NFA responsibility for the registration of commodity pool operators, FCMs, swap dealers, commodity trading advisors, introducing brokers and their respective associated persons and floor brokers. The Sponsor is a member of the NFA (the Funds themselves are not required to become members of the NFA). As an NFA member, the Sponsor is subject to NFA standards relating to fair trade practices, financial condition, and consumer protection. The CFTC is prohibited by statute from regulating trading on foreign futures exchanges and markets.
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The CEA and CFTC regulations prohibit market abuse and generally require that all futures exchange-based trading be conducted in compliance with rules designed to ensure the integrity of market prices and without any intent to manipulate prices. CFTC regulations and futures exchange rules also impose limits on the size of the positions that a person may hold or control as well as standards for aggregating certain positions. The rules of the CFTC and the futures exchanges also authorize special emergency actions to halt, suspend or limit trading overall or to restrict, halt, suspend or limit the trading of an individual trader or to otherwise impose special reporting or margin requirements.
Each Fund’s investments in Financial Instruments will be subject to regulation under the CEA and traded pursuant to CFTC and applicable exchange regulations.
Non-U.S. Derivatives Exchanges
Foreign derivatives exchanges differ in certain respects from their U.S. counterparts. Non-U.S. derivatives exchanges are generally not subject to regulation by the CFTC. In contrast to U.S. exchanges, certain foreign exchanges are “principals’ markets,” where trades remain the liability of the traders involved, and the exchange or an affiliated clearinghouse, if any, does not become substituted for any party. Therefore, participants in such markets must often satisfy themselves as to the creditworthiness of their counterparty. Additionally, in the event of the insolvency or bankruptcy of a non-U.S. market or broker, the rights of market participants are likely to be more limited than the rights afforded by the U.S. derivatives exchanges. The Sponsor does not anticipate that the Funds will hold futures traded on foreign exchanges.
Daily Limits
Most U.S. futures exchanges (but generally not foreign exchanges or banks or dealers in the cases of forward contracts, swap agreements and options on forward contracts) limit the amount of fluctuation in some futures contract or options on futures contract prices during a single day by regulations. These regulations specify what are referred to as “daily price fluctuation limits” or more commonly “daily limits.” Once the daily limit has been reached in a particular futures contract, no trades may be made at a price beyond that limit.
Margin
Initial margin is the minimum dollar amount that a counterparty to a derivatives contract that is cleared on an exchange must deposit with its commodity broker in order to establish an open position. Variation margin is the amount (generally less than initial margin) to which a Fund’s account may decline before the Fund must deliver additional margin so as to maintain open positions. A margin deposit is like a cash performance bond. It helps assure each Fund’s performance of the futures contracts that it purchases or sells. The minimum amount of margin required in connection with a particular futures contract is set by the clearinghouse that clears the futures contract and is subject to change at any time during the term of the contract. Futures contracts are customarily bought and sold on margins that typically represent a small percentage of the aggregate purchase or sales price of the contract.
Brokerage firms may require higher amounts of margin than exchange minimums. These requirements may change without warning.
Margin requirements are computed at least each day by an FCM and the relevant clearinghouse. At the close of each trading day, each open futures contract is marked-to-market, that is, the gain or loss on the position is calculated from the prior day’s close. When the market value of a particular open futures contract position changes to a point where the margin on deposit does not satisfy maintenance margin requirements, a margin call is made by the FCM. If the margin call is not met within a reasonable time, the FCM may close out the customer’s position.
PERFORMANCE OF THE OFFERED COMMODITY POOLS OPERATED BY THE COMMODITY POOL OPERATOR
The following performance information is presented in accordance with CFTC regulations. The performance of each Fund, which is presented herein, will differ materially from the performance of the other series of the Trust (the “Other Funds”) which is included in the section entitled “Performance of the Other Commodity Pools Operated by the Commodity Pool Operator” in Part Two of this Prospectus.
All summary performance information is as of November 30, 2021. Performance information is set forth, in accordance with CFTC regulations, since each Fund’s inception of trading.
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Name of Pool:	ProShares VIX Mid-Term Futures ETF
Type of Pool:	Public, Exchange-listed Commodity Pool
Date of Inception of Trading:	January 3, 2011
Aggregate Gross Capital Subscriptions[1] as of November 30, 2021	$824,553,711
Aggregate Net Capital Subscriptions[2] as of November 30, 2021	$287,832,170
Net Asset Value as of November 30, 2021	$132,856,724
Net Asset Value per Share[3] as of November 30, 2021	$32.91
Worst Monthly Loss:[4]	-15.88% (March 2021)
Worst Peak-to-Valley Loss:[5]	-94.26% (September 2011 - September 2018)
PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.
Rate of Return:[6]	2016	2017	2018	2019	2020	2021
January	8.60%	-12.29%	-0.14%	-11.93%	-0.69%	16.15%
February	5.89%	-3.69%	16.38%	-8.36%	10.48%	-3.19%
March	-15.06%	-10.39%	7.55%	0.62%	65.97%	-15.88%
April	3.55%	-5.88%	-7.00%	-2.16%	1.44%	-1.82%
May	-6.39%	-2.30%	-6.44%	8.04%	-0.13%	-5.78%
June	1.71%	-6.36%	-0.53%	-6.37%	2.98%	-5.06%
July	-8.54%	-8.17%	-6.61%	1.09%	-1.80%	3.86%
August	-0.56%	3.85%	-1.45%	9.33%	1.33%	-3.71%
September	-3.24%	-3.77%	-2.95%	-0.75%	1.96%	5.61%
October	-2.07%	-8.44%	21.33%	-3.45%	1.64%	-5.88%
November	-4.58%	1.65%	-5.13%	-2.19%	-13.82%	8.51%
December	-1.41%	-9.22%	12.55%	-4.16%	2.28%
Annual	-21.91%	-49.47%	25.17%	-20.21%	72.71%	N/A
Year-to-Date	N/A	N/A	N/A	N/A	N/A	-10.39%
See accompanying Footnotes to Performance Information.
Name of Pool:	ProShares Ultra Bloomberg Natural Gas
Type of Pool:	Public, Exchange-listed Commodity Pool
Date of Inception of Trading:	October 4, 2011
Aggregate Gross Capital Subscriptions[1] as of November 30, 2021	$1,839,547,669
Aggregate Net Capital Subscriptions[2] as of November 30, 2021	$345,443,204
Net Asset Value as of November 30, 2021	$199,148,264
Net Asset Value per Share[3] as of November 30, 2021	$41.17
Worst Monthly Loss:[4]	-57.68% (December 2018)
Worst Peak-to-Valley Loss:[5]	-99.95% (Inception -December 2020)
PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.
Rate of Return:[6]	2016	2017	2018	2019	2020	2021
January	-6.84%	-30.47%	4.81%	-5.56%	-27.78%	1.46%
February	-46.12%	-23.59%	-21.65%	-4.00%	-20.88%	17.14%
March	16.16%	22.55%	2.50%	-11.33%	-12.94%	-14.61%
April	15.98%	0.42%	-1.95%	-10.47%	23.44%	14.28%
May	-4.07%	-17.02%	10.78%	-12.61%	-29.43%	-0.05%
June	47.36%	-4.46%	-1.88%	-12.90%	-22.20%	45.17%
July	-4.53%	-15.95%	-8.21%	-5.36%	-1.64%	15.63%
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Rate of Return:[6]	2016	2017	2018	2019	2020	2021
August	-8.03%	14.11%	8.41%	-1.50%	68.97%	21.17%
September	-7.09%	-6.73%	4.13%	-0.33%	-26.98%	68.64%
October	-0.83%	-17.07%	12.17%	3.06%	23.90%	-22.92%
November	8.57%	-1.20%	75.57%	-31.78%	-32.50%	-36.01%
December	20.88%	-8.83%	-57.68%	-7.22%	-26.94%
Annual	1.50%	-65.37%	-22.53%	-66.80%	-75.00%	N/A
Year-to-Date	N/A	N/A	N/A	N/A	N/A	96.08%
See accompanying Footnotes to Performance Information.
Name of Pool:	ProShares UltraShort Bloomberg Natural Gas
Type of Pool:	Public, Exchange-listed Commodity Pool
Date of Inception of Trading:	October 4, 2011
Aggregate Gross Capital Subscriptions[1] as of November 30, 2021	$1,293,358,217
Aggregate Net Capital Subscriptions[2] as of November 30, 2021	$260,734,769
Net Asset Value as of November 30, 2021	$232,035,816
Net Asset Value per Share[3] as of November 30, 2021	$9.11
Worst Monthly Loss:[4]	-63.45% (November 2018)
Worst Peak-to-Valley Loss:[5]	-91.31% (February 2016 - September 2021)
PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.
Rate of Return:[6]	2016	2017	2018	2019	2020	2021
January	1.27%	29.38%	-9.49%	-7.09%	34.40%	-7.11%
February	71.49%	23.73%	24.33%	1.36%	20.18%	-21.75%
March	-17.44%	-20.93%	-3.50%	11.30%	1.86%	13.10%
April	-19.84%	-3.34%	0.55%	10.26%	-28.73%	-15.02%
May	-0.52%	15.56%	-11.06%	11.49%	26.90%	-2.17%
June	-35.93%	1.52%	0.64%	10.46%	17.25%	-33.75%
July	-2.13%	14.05%	7.99%	0.50%	-8.93%	-16.32%
August	4.35%	-13.95%	-8.74%	-1.67%	-49.67%	-21.57%
September	4.33%	4.07%	-6.38%	-3.19%	24.38%	-50.38%
October	-3.38%	18.01%	-13.86%	-5.90%	-23.92%	5.01%
November	-12.71%	-3.35%	-63.45%	35.41%	36.88%	23.56%
December	-24.57%	2.21%	92.78%	2.78%	19.29%
Annual	-50.35%	70.91%	-45.27%	78.32%	23.56%	N/A
Year-to-Date	N/A	N/A	N/A	N/A	N/A	-80.87%
See accompanying Footnotes to Performance Information.
Name of Pool:	ProShares UltraShort Silver
Type of Pool:	Public, Exchange-listed Commodity Pool
Date of Inception of Trading:	December 1, 2008
Aggregate Gross Capital Subscriptions[1] as of November 30, 2021	$2,699,775,226
Aggregate Net Capital Subscriptions[2] as of November 30, 2021	$272,673,517
Net Asset Value as of November 30, 2021	$41,034,073
Net Asset Value per Share[3] as of November 30, 2021	$28.47
Worst Monthly Loss:[4]	-44.81% (July 2020)
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Name of Pool:	ProShares UltraShort Silver
Worst Peak-to-Valley Loss:[5]	-99.79% (Inception - May 2021)
PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.
Rate of Return:[6]	2016	2017	2018	2019	2020	2021
January	-5.29%	-12.52%	-4.21%	-6.80%	-2.04%	-8.22%
February	-10.36%	-11.09%	9.56%	6.50%	17.73%	-3.80%
March	-9.47%	1.26%	1.93%	6.31%	18.38%	14.06%
April	-27.13%	7.04%	-1.41%	2.60%	-14.00%	-10.92%
May	22.15%	0.55%	-2.14%	5.22%	-36.62%	-16.28%
June	-24.93%	9.89%	6.22%	-9.65%	-1.45%	12.25%
July	-18.65%	-4.92%	7.90%	-13.11%	-44.81%	3.70%
August	12.60%	-7.78%	10.68%	-19.88%	-35.87%	11.59%
September	-8.04%	4.97%	4.91%	12.25%	39.57%	15.59%
October	16.98%	0.11%	-0.59%	-11.99%	-4.55%	-16.31%
November	10.18%	2.91%	1.20%	12.60%	6.08%	8.80%
December	3.60%	-3.73%	-15.29%	-9.59%	-29.38%
Annual	-42.24%	-14.97%	17.05%	-27.94%	-74.10%	N/A
Year-to-Date	N/A	N/A	N/A	N/A	N/A	2.68%
See accompanying Footnotes to Performance Information.
Name of Pool:	ProShares UltraShort Gold
Type of Pool:	Public, Exchange-listed Commodity Pool
Date of Inception of Trading:	December 1, 2008
Aggregate Gross Capital Subscriptions[1] as of November 30, 2021	$1,013,222,995
Aggregate Net Capital Subscriptions[2] as of November 30, 2021	$122,268,937
Net Asset Value as of November 30, 2021	$35,334,156
Net Asset Value per Share[3] as of November 30, 2021	$33.75
Worst Monthly Loss:[4]	-20.47% (February 2016)
Worst Peak-to-Valley Loss:[5]	-94.08% (Inception - August 2020)
PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.
Rate of Return:[6]	2016	2017	2018	2019	2020	2021
January	-9.65%	-11.36%	-7.80%	-5.65%	-7.46%	4.16%
February	-20.47%	-6.93%	4.22%	1.21%	1.68%	13.47%
March	-1.45%	1.41%	-0.85%	3.49%	-7.76%	1.20%
April	-8.04%	-3.59%	1.81%	1.87%	-12.77%	-6.19%
May	11.92%	-0.13%	1.31%	-3.14%	-5.94%	-14.14%
June	-16.76%	3.71%	9.25%	-14.44%	-6.07%	14.49%
July	-3.43%	-4.01%	5.18%	-1.85%	-15.62%	-4.85%
August	4.85%	-6.83%	3.26%	-12.09%	-1.03%	-0.81%
September	-2.22%	4.45%	2.74%	7.21%	8.19%	6.32%
October	7.78%	2.00%	-4.40%	-5.71%	1.08%	-3.42%
November	15.76%	-1.48%	-0.23%	6.48%	10.58%	0.43%
December	5.16%	-1.62%	-8.98%	-6.65%	-12.24%
Annual	-21.19%	-22.83%	3.98%	-27.67%	-40.72%	N/A
Year-to-Date	N/A	N/A	N/A	N/A	N/A	7.35%
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See accompanying Footnotes to Performance Information.
Name of Pool:	ProShares UltraShort Australian Dollar
Type of Pool:	Public, Exchange-listed Commodity Pool
Date of Inception of Trading:	July 17, 2012
Aggregate Gross Capital Subscriptions[1] as of November 30, 2021	$42,781,314
Aggregate Net Capital Subscriptions[2] as of November 30, 2021	$(2,309,489)
Net Asset Value as of November 30, 2021	$2,521,219
Net Asset Value per Share[3] as of November 30, 2021	$50.42
Worst Monthly Loss:[4]	-14.12% (March 2016)
Worst Peak-to-Valley Loss:[5]	-39.35% (March 2020 - May 2021)
PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.
Rate of Return:[6]	2016	2017	2018	2019	2020	2021
January	5.13%	-9.74%	-6.36%	-6.11%	10.07%	1.52%
February	-2.33%	-2.50%	7.45%	4.98%	5.53%	-1.72%
March	-14.12%	0.30%	2.05%	-0.17%	10.40%	2.31%
April	0.88%	3.82%	4.04%	1.45%	-11.53%	-3.04%
May	9.89%	1.27%	-1.11%	3.46%	-4.79%	-0.29%
June	-6.95%	-6.84%	4.28%	-2.34%	-7.42%	5.34%
July	-4.20%	-7.95%	-0.93%	5.47%	-7.02%	4.21%
August	1.80%	1.03%	6.65%	3.35%	-6.34%	0.35%
September	-4.13%	2.52%	-1.25%	-0.36%	5.75%	2.18%
October	0.94%	4.76%	4.19%	-3.94%	3.47%	-7.83%
November	5.65%	2.16%	-6.29%	3.98%	-8.54%	11.15%
December	4.25%	-6.21%	7.54%	-7.07%	-9.58%
Annual	-5.45%	-17.26%	20.68%	1.68%	-21.18%	N/A
Year-to-Date	N/A	N/A	N/A	N/A	N/A	13.80%
See accompanying Footnotes to Performance Information.
Name of Pool:	ProShares Ultra Euro
Type of Pool:	Public, Exchange-listed Commodity Pool
Date of Inception of Trading:	November 24, 2008
Aggregate Gross Capital Subscriptions[1] as of November 30, 2021	$88,819,630
Aggregate Net Capital Subscriptions[2] as of November 30, 2021	$4,848,741
Net Asset Value as of November 30, 2021	$3,321,589
Net Asset Value per Share[3] as of November 30, 2021	$13.29
Worst Monthly Loss:[4]	-7.10% (November 2016)
Worst Peak-to-Valley Loss:[5]	-60.98% (November 2009 -April 2020)
PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.
Rate of Return:[6]	2016	2017	2018	2019	2020	2021
January	-0.90%	4.71%	6.66%	-0.67%	-2.57%	-1.54%
February	0.54%	-3.92%	-3.83%	-1.60%	-1.27%	-1.30%
March	9.10%	1.00%	1.16%	-3.14%	-0.73%	-5.86%
April	1.03%	3.97%	-4.05%	-0.41%	-1.62%	4.86%
May	-5.83%	5.96%	-6.67%	-1.20%	2.37%	2.68%
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Rate of Return:[6]	2016	2017	2018	2019	2020	2021
June	-0.96%	2.98%	-0.72%	3.18%	2.26%	-5.64%
July	1.22%	7.08%	-0.11%	-5.64%	9.61%	-0.15%
August	-0.80%	0.74%	-1.93%	-1.86%	2.39%	-1.13%
September	1.13%	-1.72%	-0.35%	-1.97%	-3.67%	-3.96%
October	-4.80%	-3.17%	-5.20%	4.25%	-1.55%	-0.59%
November	-7.10%	3.96%	-0.54%	-2.69%	4.68%	-3.96%
December	-1.76%	1.13%	1.90%	3.22%	4.52%
Annual	-9.63%	24.42%	-13.48%	-8.64%	14.54%	N/A
Year-to-Date	N/A	N/A	N/A	N/A	N/A	-15.86%
See accompanying Footnotes to Performance Information.
Name of Pool:	ProShares Short Euro
Type of Pool:	Public, Exchange-listed Commodity Pool
Date of Inception of Trading:	June 26, 2012
Aggregate Gross Capital Subscriptions[1] as of November 30, 2021	$59,505,176
Aggregate Net Capital Subscriptions[2] as of November 30, 2021	$(928,722)
Net Asset Value as of November 30, 2021	$2,253,776
Net Asset Value per Share[3] as of November 30, 2021	$45.08
Worst Monthly Loss:[4]	-4.67% (July 2020)
Worst Peak-to-Valley Loss:[5]	-14.14% (December 2016 -January 2018)
PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.
Rate of Return:[6]	2016	2017	2018	2019	2020	2021
January	0.24%	-2.43%	-3.26%	0.43%	1.40%	0.66%
February	-0.51%	1.93%	1.88%	0.96%	0.66%	0.55%
March	-4.43%	-0.66%	-0.63%	1.70%	-0.08%	2.89%
April	-0.64%	-2.00%	2.08%	0.36%	0.73%	-2.50%
May	2.92%	-2.95%	3.52%	0.77%	-1.39%	-1.42%
June	0.18%	-1.53%	0.31%	-1.47%	-1.21%	2.74%
July	-0.76%	-3.43%	0.11%	3.06%	-4.67%	-0.05%
August	0.25%	-0.44%	0.99%	1.05%	-1.38%	0.46%
September	-0.69%	0.80%	0.20%	1.16%	1.78%	1.91%
October	2.39%	1.57%	2.81%	-1.89%	0.64%	0.18%
November	3.58%	-2.02%	0.36%	1.45%	-2.38%	1.93%
December	0.71%	-0.54%	-0.85%	-1.57%	-2.41%
Annual	3.04%	-11.24%	7.58%	6.05%	-8.17%	N/A
Year-to-Date	N/A	N/A	N/A	N/A	N/A	7.45%
See accompanying Footnotes to Performance Information.
Name of Pool:	ProShares Ultra Yen
Type of Pool:	Public, Exchange-listed Commodity Pool
Date of Inception of Trading:	November 24, 2008
Aggregate Gross Capital Subscriptions[1] as of November 30, 2021	$30,492,596
Aggregate Net Capital Subscriptions[2] as of November 30, 2021	$4,371,389
Net Asset Value as of November 30, 2021	$2,455,000
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Name of Pool:	ProShares Ultra Yen
Net Asset Value per Share[3] as of November 30, 2021	$49.13
Worst Monthly Loss:[4]	-16.28% (November 2016)
Worst Peak-to-Valley Loss:[5]	-67.44% (August 2011 - October 2021)
PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.
Rate of Return:[6]	2016	2017	2018	2019	2020	2021
January	-1.64%	6.67%	6.19%	0.85%	0.25%	-2.98%
February	14.96%	0.80%	4.26%	-4.85%	0.79%	-3.57%
March	0.08%	1.38%	0.02%	0.80%	-0.34%	-7.49%
April	11.41%	-0.44%	-5.66%	-1.55%	-0.04%	2.47%
May	-7.91%	0.96%	0.56%	5.34%	-1.07%	-1.09%
June	14.33%	-3.38%	-3.90%	0.67%	-0.47%	-2.37%
July	1.96%	3.81%	-2.31%	-2.22%	3.83%	2.38%
August	-3.10%	0.20%	0.83%	4.35%	-0.25%	-0.68%
September	3.70%	-4.86%	-4.75%	-3.74%	0.69%	-2.44%
October	-6.77%	-2.33%	0.98%	-0.15%	1.31%	-4.76%
November	-16.28%	1.76%	-1.54%	-2.93%	0.39%	1.49%
December	-4.62%	-0.67%	6.54%	0.94%	1.97%
Annual	1.24%	3.42%	0.35%	-2.96%	7.17%	N/A
Year-to-Date	N/A	N/A	N/A	N/A	N/A	-17.88%
See accompanying Footnotes to Performance Information.
Name of Pool:	ProShares UltraShort Yen
Type of Pool:	Public, Exchange-listed Commodity Pool
Date of Inception of Trading:	November 24, 2008
Aggregate Gross Capital Subscriptions[1] as of November 30, 2021	$1,968,312,649
Aggregate Net Capital Subscriptions[2] as of November 30, 2021	$(168,790,914)
Net Asset Value as of November 30, 2021	$31,981,395
Net Asset Value per Share[3] as of November 30, 2021	$80.10
Worst Monthly Loss:[4]	-13.65% (February 2016)
Worst Peak-to-Valley Loss:[5]	-36.16% (May 2015 - September 2016)
PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.
Rate of Return:[6]	2016	2017	2018	2019	2020	2021
January	1.18%	-6.99%	-6.02%	-0.88%	-0.28%	2.82%
February	-13.65%	-1.08%	-4.36%	5.17%	-1.06%	3.41%
March	-0.43%	-1.72%	-0.23%	-0.72%	-1.68%	7.79%
April	-11.15%	0.19%	5.87%	1.61%	-0.28%	-2.65%
May	8.16%	-1.30%	-0.69%	-5.00%	0.83%	0.85%
June	-13.59%	3.24%	4.01%	-0.51%	0.14%	2.17%
July	-3.07%	-3.88%	2.31%	2.30%	-3.99%	-2.63%
August	2.67%	-0.42%	-0.85%	-4.33%	-0.07%	0.44%
September	-4.04%	4.73%	4.94%	3.96%	-0.88%	2.22%
October	6.83%	2.26%	-0.96%	0.18%	-1.53%	4.69%
November	18.56%	-1.88%	1.65%	2.94%	-0.78%	-1.85%
December	4.42%	0.58%	-6.16%	-0.89%	-2.14%
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Rate of Return:[6]	2016	2017	2018	2019	2020	2021
Annual	-8.76%	-6.61%	-1.39%	3.36%	-11.19%	N/A
Year-to-Date	N/A	N/A	N/A	N/A	N/A	18.09%
See accompanying Footnotes to Performance Information.
Name of Pool:	ProShares UltraShort Euro
Type of Pool:	Public, Exchange-listed Commodity Pool
Date of Inception of Trading:	November 24, 2008
Aggregate Gross Capital Subscriptions[1] as of November 30, 2021	$2,770,218,774
Aggregate Net Capital Subscriptions[2] as of November 30, 2021	$(126,400,289)
Net Asset Value as of November 30, 2021	$51,991,348
Net Asset Value per Share[3] as of November 30, 2021	$26.00
Worst Monthly Loss:[4]	-9.10% (July 2020)
Worst Peak-to-Valley Loss:[5]	-26.84% (November 2015 - January 2018)
PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.
Rate of Return:[6]	2016	2017	2018	2019	2020	2021
January	0.51%	-4.87%	-6.44%	0.67%	2.68%	1.29%
February	-1.04%	3.89%	3.78%	1.72%	1.25%	1.05%
March	-8.72%	-1.32%	-1.30%	3.28%	-0.19%	5.85%
April	-1.26%	-4.03%	4.20%	0.55%	1.29%	-4.91%
May	5.90%	-5.89%	7.00%	1.39%	-2.62%	-2.90%
June	0.28%	-3.09%	0.53%	-3.00%	-2.52%	5.65%
July	-1.42%	-6.81%	0.11%	6.04%	-9.10%	-0.09%
August	0.51%	-0.92%	1.84%	1.96%	-2.62%	0.91%
September	-1.32%	1.57%	0.31%	2.09%	3.51%	3.89%
October	4.77%	3.10%	5.54%	-3.98%	1.27%	0.35%
November	7.26%	-3.99%	0.51%	2.79%	-4.72%	3.85%
December	1.38%	-1.19%	-1.82%	-3.11%	-4.65%
Annual	6.05%	-21.69%	14.41%	10.39%	-15.89%	N/A
Year-to-Date	N/A	N/A	N/A	N/A	N/A	15.36%
See accompanying Footnotes to Performance Information.
Footnotes to Performance Information
1.
“Aggregate Gross Capital Subscriptions” is the aggregate of all amounts ever contributed to the pool, including those of investors who subsequently redeemed their investments.
2.
“Aggregate Net Capital Subscriptions” is the aggregate of all amounts ever contributed to the pool, excluding those of investors who subsequently redeemed their investments.
3.
“Net Asset Value per Share” is the net asset value, based on the pricing policies of the Trust and determined in accordance with Generally Accepted Accounting Principles (“GAAP”), of the pool divided by the total number of Shares outstanding as of November 30, 2021. Please see “Description of the Shares; The Funds; Certain Material Terms of the Trust Agreement—Net Asset Value (NAV)” for additional information regarding the pricing policies of the Trust.
4.
“Worst Monthly Loss” is the largest single month loss sustained during the most recent five calendar years and year-to-date (or since inception of the Fund, if the Fund has had less than five calendar years of performance), expressed as a percentage. “Loss” as used in this section
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of the Prospectus means losses experienced by the relevant pool over the specified period and is calculated on a rate of return basis, i.e., dividing net performance by beginning equity. Loss is measured on the basis of monthly returns only, and does not reflect intra-month figures.
5.
“Worst Peak-to-Valley Loss” is the largest percentage decline in Net Asset Value per Share over the most recent five calendar years and year-to-date (or since inception of the Fund, if the Fund has had less than five calendar years of performance). This need not be a continuous decline, but can be a series of positive and negative returns where the negative returns are larger than the positive returns. Worst Peak-to-Valley Loss represents the greatest percentage decline from any month-end Net Asset Value per Share that occurs without such month-end Net Asset Value per Share being equaled or exceeded as of a subsequent month-end. A Peak-to-Valley loss that begins prior to the beginning of the most recent five calendar years and ends within the most recent five calendar year period is deemed to have occurred during such five calendar year period.
6.
Based on the latest calculated net asset value, as applicable to creations and redemptions of Creation Units, with respect to each period.
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MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS
Investors should consider Management’s Discussion and Analysis of Financial Condition and Results of Operations with respect to the Trust, which section is incorporated by reference to our Annual Report on Form 10-K for the year ended December 31, 2020, and our Quarterly Report on Form 10-Q for the quarters ended March 31, 2021, June 30, 2021 and September 30, 2021.
Except as noted below, there has not been a material change to the financial statements or the notes to those financial statements in the Trust’s Annual Report on Form 10-K for the year ended December 31, 2020, filed on February 19, 2021.
On May 11, 2021, the Trust announced a 1-for-10 reverse split of the Shares of beneficial interest of ProShares Ultra VIX Short-Term Futures ETF and a 1-for-4 reverse split of the Shares of beneficial interest of ProShares UltraShort Silver, ProShares UltraShort Bloomberg Crude Oil, and ProShares VIX Short-Term Futures ETF. The reverse stock split will increase the price per Share of each Fund with a proportionate decrease in the number of Shares outstanding. For example, for a 1-for-10 reverse split, every 10 pre-split Shares will result in the receipt of one post-split Share, which will be priced 10 times higher than the NAV of a pre-split Share. For a 1-for-4 reverse split, every 4 pre-split Shares will result in the receipt of one post-split Share, which will be priced 4 times higher than the NAV of a pre-split Share. The reverse split was effective at the market open on May 25, 2021, when the Funds began trading at their post-split price. The ticker symbol for each Fund did not change. Each of the Funds undergoing a reverse split was issued a new CUSIP number, listed below.
Ticker	Fund	Split Ratio	Old Cusip	New Cusip
UVXY	ProShares Ultra VIX Short-Term Futures ETF	1:10	74347W148	74347Y839
ZSL	ProShares UltraShort Silver	1:4	74347W114	74347Y847
SCO	ProShares UltraShort Bloomberg Crude Oil	1:4	74347W668	74347Y862
VIXY	ProShares VIX Short-Term Futures ETF	1:4	74347W171	74347Y854
The Shares outstanding and related Share information disclosed in the financial statements and notes to the financial statements in the Trust’s Annual Report on Form 10-K for the year ended December 31, 2020, filed on February 19, 2021, for the Funds listed above were retroactively adjusted to give effect to the forward split or reverse splits, as permitted under applicable regulations. Presented below are pro forma Shares outstanding after giving retroactive effect for the reverse splits.
Shares outstanding:
	ProShares Ultra VIX Short-Term Futures ETF	ProShares UltraShort Silver	ProShares UltraShort Bloomberg Crude Oil	ProShares VIX Short-Term Futures ETF
Shares outstanding, at December 31, 2020	12,713,091	1,041,744	2,084,971	5,331,579
Shares outstanding, at December 31, 2019	4,163,091	129,244	2,572,471	5,687,829
Selected data for a Share outstanding throughout the year-ended December 31:
	Net asset value, beginning of period	Net investment income (loss)	Net realized and unrealized gain (loss)	Change in net asset value from operations	Net asset value, end of period	Market value per share, end of period
ProShares Ultra VIX Short-Term Futures ETF
For the Year Ended December 31, 2020	126.74	(2.81)	(17.25)	(20.06)	106.68	106.50
For the Year Ended December 31, 2019	814.56	0.05	(687.87)	(687.82)	126.74	128.90
For the Year Ended December 31, 2018	516.74	(4.05)	301.88	297.82	814.56	817.30
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	Net asset value, beginning of period	Net investment income (loss)	Net realized and unrealized gain (loss)	Change in net asset value from operations	Net asset value, end of period	Market value per share, end of period
ProShares UltraShort Silver
For the Year Ended December 31, 2020	107.04	(0.37)	(78.94)	(79.31)	27.73	27.40
For the Year Ended December 31, 2019	148.51	1.22	(42.69)	(41.47)	107.04	107.20
For the Year Ended December 31, 2018	126.83	0.79	20.89	21.68	148.51	148.40
ProShares UltraShort Bloomberg Crude Oil
For the Year Ended December 31, 2020	48.77	(1.03)	(1.29)	(2.32)	46.45	46.56
For the Year Ended December 31, 2019	119.15	0.57	(70.95)	(70.38)	48.77	48.60
For the Year Ended December 31, 2018	97.24	0.44	21.47	21.91	119.15	117.12
ProShares VIX Short-Term Futures ETF
For the Year Ended December 31, 2020	49.19	(0.56)	6.40	5.84	55.03	54.96
For the Year Ended December 31, 2019	154.32	0.70	(105.83)	(105.13)	49.19	49.72
For the Year Ended December 31, 2018	93.36	0.34	60.62	60.96	154.32	154.44
On December 22, 2021, the Trust announced a 1-for-5 reverse split of the Shares of beneficial interest of ProShares UltraShort Bloomberg Natural Gas. The reverse stock split increased the price per Share of the Fund with a proportionate decrease in the number of Shares outstanding. For example, for a 1-for-5 reverse split, every 5 pre-split Shares will result in the receipt of one post-split Share, which will be priced 5 times higher than the NAV of a pre-split Share. The reverse split was effective at the market open on January 14, 2022, when the Fund began trading at its post-split price. The ticker symbol for the Fund did not change. The Fund was issued a new CUSIP number: 74347Y821. The Fund’s previous CUSIP number was 74347W387.
The Shares outstanding and related Share information disclosed in the financial statements and notes to the financial statements in the Trust’s Annual Report on Form 10-K for the year ended December 31, 2020, filed on February 19, 2021, for ProShares UltraShort Bloomberg Natural Gas were retroactively adjusted to give effect to the reverse split, as permitted under applicable regulations. Presented below are pro forma Shares outstanding after giving retroactive effect for the reverse splits.
ProShares UltraShort Bloomberg Natural Gas
Shares outstanding, at December 31, 2020	104,966
Shares outstanding, at December 31, 2019	64,966
Selected data for a Share outstanding throughout the year-ended December 31:
	Net asset value, beginning of period	Net investment income (loss)	Net realized and unrealized gain (loss)	Change in net asset value from operations	Net asset value, end of period	Market value per share, end of period
ProShares UltraShort Bloomberg Natural Gas
For the Year Ended December 31, 2020	$192.65	$(3.40)	$48.71	$45.31	$237.96	$236.90
For the Year Ended December 31, 2019	$108.06	$0.42	$84.17	$84.59	$192.65	$194.10
For the Year Ended December 31, 2018	$197.41	$(0.06)	$(89.29)	$(89.35)	$108.06	$106.10
CHARGES
Breakeven Table
The projected twelve-month breakeven analysis for the Funds is set forth in the Breakeven Table below. For purposes of calculating the amounts in the Breakeven Table for the Funds the analysis assumes that the constant NAV per Fund is equal to the amount shown.
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Expenses(1)	Dollar Amount and Percentage of Expenses per Fund
	ProShares VIX Mid-Term Futures ETF
Selling price per share	$35.00
Management fee(2)	$ 0.30	0.85%
Brokerage commissions and fees	$ 0.07	0.21%
Variable create/redeem fees(3)	$(0.03)	(0.08)%
Other expenses	$ 0.00	0.00%
Total fees and expenses	$ 0.34	0.98%
Interest income(4)	$ 0.00	0.00%
Amount of trading income required for the NAV at the end of one year to equal the initial selling price per share (12-Month breakeven)(5)	$ 0.34	0.98%

Expenses(1)	Dollar Amount and Percentage of Expenses per Fund
	ProShares Ultra Bloomberg Natural Gas
Selling price per share	$40.00
Management fee(2)	$ 0.38	0.95%
Brokerage commissions and fees	$ 0.26	0.66%
Other expenses	$ 0.00	0.00%
Total fees and expenses	$ 0.64	1.61%
Interest income(4)	$ 0.00	0.00%
Amount of trading income required for the NAV at the end of one year to equal the initial selling price per share (12-Month breakeven)(5)	$ 0.64	1.61%

Expenses(1)	Dollar Amount and Percentage of Expenses per Fund
	ProShares UltraShort Bloomberg Natural Gas
Selling price per share	$10.00
Management fee(2)	$ 0.10	0.95%
Brokerage commissions and fees	$ 0.09	0.93%
Other expenses	$ 0.00	0.00%
Total fees and expenses	$ 0.19	1.88%
Interest income(4)	$ 0.00	0.00%
Amount of trading income required for the NAV at the end of one year to equal the initial selling price per share (12-Month breakeven)(5)	$ 0.19	1.88%

Expenses(1)	Dollar Amount and Percentage of Expenses per Fund
	ProShares UltraShort Silver
Selling price per share	$ 30.00
Management fee(2)	$ 0.29	0.95%
Brokerage commissions and fees	$ 0.16	0.54%
Other expenses	$ 0.00	0.00%
Total fees and expenses	$ 0.45	1.49%
Interest income(4)	$ 0.00	0.00%
Amount of trading income required for the NAV at the end of one year to equal the initial selling price per share (12-Month breakeven)(5)	$ 0.45	1.49%

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Expenses(1)	Dollar Amount and Percentage of Expenses per Fund
	ProShares UltraShort Gold
Selling price per share	$35.00
Management fee(2)	$ 0.33	0.95%
Brokerage commissions and fees	$ 0.15	0.42%
Other expenses	$ 0.00	0.00%
Total fees and expenses	$ 0.48	1.37%
Interest income(4)	$ 0.00	0.00%
Amount of trading income required for the NAV at the end of one year to equal the initial selling price per share (12-Month breakeven)(5)	$ 0.48	1.37%

Expenses(1)	Dollar Amount and Percentage of Expenses per Fund
	ProShares Ultra Euro
Selling price per share	$15.00
Management fee(2)	$ 0.14	0.95%
Brokerage commissions and fees	$ 0.01	0.03%
Other expenses	$ 0.00	0.00%
Total fees and expenses	$ 0.15	0.98%
Interest income(4)	$ 0.00	0.00%
Amount of trading income required for the NAV at the end of one year to equal the initial selling price per share (12-Month breakeven)(5)	$ 0.15	0.98%

Expenses(1)	Dollar Amount and Percentage of Expenses per Fund
	ProShares Short Euro
Selling price per share	$45.00
Management fee(2)	$ 0.43	0.95%
Brokerage commissions and fees	$ 0.01	0.02%
Other expenses	$ 0.00	0.00%
Total fees and expenses	$ 0.44	0.97%
Interest income(4)	$ 0.00	0.00%
Amount of trading income required for the NAV at the end of one year to equal the initial selling price per share (12-Month breakeven)(5)	$ 0.44	0.97%

Expenses(1)	Dollar Amount and Percentage of Expenses per Fund
	ProShares UltraShort Euro
Selling price per share	$25.00
Management fee(2)	$ 0.24	0.95%
Brokerage commissions and fees	$ 0.01	0.03%
Other expenses	$ 0.00	0.00%
Total fees and expenses	$ 0.25	0.98%
Interest income(4)	$ 0.00	0.00%
Amount of trading income required for the NAV at the end of one year to equal the initial selling price per share (12-Month breakeven)(5)	$ 0.25	0.98%

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Expenses(1)	Dollar Amount and Percentage of Expenses per Fund
	ProShares UltraShort Australian Dollar
Selling price per share	$50.00
Management fee(2)	$ 0.48	0.95%
Brokerage commissions and fees	$ 0.04	0.08%
Other expenses	$ 0.00	0.00%
Total fees and expenses	$ 0.52	1.03%
Interest income(4)	$ 0.00	0.00%
Amount of trading income required for the NAV at the end of one year to equal the initial selling price per share (12-Month breakeven)(5)	$ 0.52	1.03%

Expenses(1)	Dollar Amount and Percentage of Expenses per Fund
	ProShares Ultra Yen
Selling price per share	$50.00
Management fee(2)	$ 0.47	0.95%
Brokerage commissions and fees	$ 0.02	0.03%
Other expenses	$ 0.00	0.00%
Total fees and expenses	$ 0.49	0.98%
Interest income(4)	$ 0.00	0.00%
Amount of trading income required for the NAV at the end of one year to equal the initial selling price per share (12-Month breakeven)(5)	$ 0.49	0.98%

Expenses(1)	Dollar Amount and Percentage of Expenses per Fund
	ProShares UltraShort Yen
Selling price per share	$80.00
Management fee(2)	$ 0.76	0.95%
Brokerage commissions and fees	$ 0.02	0.03%
Other expenses	$ 0.00	0.00%
Total fees and expenses	$ 0.78	0.98%
Interest income(4)	$ 0.00	0.00%
Amount of trading income required for the NAV at the end of one year to equal the initial selling price per share (12-Month breakeven)(5)	$ 0.78	0.98%

1.
The breakeven analysis set forth in this table assumes that the Shares have a constant NAV equal to the amount shown. This amount approximates the NAV of such Shares as of November 30, 2021, rounded to the nearest $5. The actual NAV of each Fund differs and is likely to change on a daily basis. The numbers provided in this chart have been rounded to the nearest 0.01. The breakeven analysis reflects all fees and expenses, including estimated rebalancing expenses that are anticipated to be incurred by each Fund during a year of an investor’s investment.
2.
From the Management Fee, the Sponsor, though not contractually required, is responsible for paying the fees and expenses of the Administrator, Custodian, Distributor, ProFunds Distributors, Inc. (“PDI”), Transfer Agent and all routine operational, administrative and other ordinary expenses of each Fund, including fees payable to index providers. These fees and expenses are not included in the Breakeven Table.
3.
The Sponsor is currently paying brokerage commissions on VIX futures contracts that exceed variable create/redeem fees collected by more than 0.02% of the VIX Mid-Term Futures ETF’s average net assets annually.
4.
Due to current market conditions interest income is assumed to be zero.
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5.
The breakeven amount reflected in the Breakeven Table does not reflect brokerage commissions or transaction fees paid by individual investors who purchased Fund shares in the secondary market or Authorized Participants when creating or redeeming a Creation Unit.
Management Fee
Each Fund pays the Sponsor a management fee (the “Management Fee”), monthly in arrears, in an amount equal to 0.95% (0.85% for ProShares VIX Mid-Term Futures ETF) per annum of its average daily net assets. “Average daily net assets” is calculated by dividing the month-end net assets of a Fund by the number of calendar days in such month. No other Management Fee are paid by the Funds. The Management Fee is paid in consideration of the Sponsor’s trading advisory services and the other services provided to the Funds that the Sponsor pays directly.
Licensing Fee
The Sponsor pays S&P a licensing fee for use of the Mid-Term VIX Index as the benchmark for the VIX Futures Fund. The Sponsor pays Bloomberg a licensing fee for the Bloomberg Natural Gas SubindexSM, which serves as the benchmark for each Natural Gas Fund. The Sponsor pays Bloomberg a licensing fee for the Bloomberg Silver SubindexSM, which serves as the benchmark for the UltraShort Silver Fund. The Sponsor pays Bloomberg a licensing fee for the Bloomberg Gold SubindexSM, which serves as the benchmark for the UltraShort Gold Fund.
Routine Operational, Administrative and Other Ordinary Expenses
The Sponsor pays all of the routine operational, administrative and other ordinary expenses of each Fund, generally, as determined by the Sponsor, including, but not limited to, fees and expenses of the Administrator, Custodian, Distributor, PDI and Transfer Agent, licensors, accounting and audit fees and expenses, tax preparation expenses, legal fees not in excess of $100,000 per annum, ongoing SEC registration fees not exceeding 0.021% per annum of the net assets of the Funds, individual Schedule K-1 preparation and mailing fees not exceeding 0.10% per annum of the net assets of the Funds, and report preparation and mailing expenses.
Non-Recurring Fees and Expenses
The Funds pay all of their non-recurring and unusual fees and expenses, if any, as determined by the Sponsor. Non-recurring and unusual fees and expenses are fees and expenses which are unexpected or unusual in nature, such as legal claims and liabilities and litigation costs or indemnification or other unanticipated expenses. Extraordinary fees and expenses also include material expenses which are not currently anticipated obligations of the Funds. Routine operational, administrative and other ordinary expenses are not deemed extraordinary expenses.
Selling Commission
Retail investors may purchase and sell Shares through traditional brokerage accounts. Investors are expected to be charged a customary commission by their brokers in connection with purchases of Shares that will vary from investor to investor. Investors are encouraged to review the terms of their brokerage accounts for applicable charges. The price at which an Authorized Participant sells a Share may be higher or lower than the price paid by such Authorized Participant in connection with the creation of such Share in a Creation Unit.
Brokerage Commissions and Fees
Each of the Geared Funds pays all of its respective brokerage commissions, including applicable exchange fees, NFA fees and give-up fees, pit brokerage fees and other transaction related fees and expenses charged in connection with trading activities for each Fund’s investments in CFTC regulated investments. On average, total charges paid to FCMs are expected to be less than $7.00 per round-turn trade, although brokerage commissions and trading fees are determined on a contract-by-contract basis. The Sponsor is currently paying brokerage commissions on VIX futures contracts for the VIX Mid-Term Futures ETF in amounts that exceed variable create/redeem fees collected by more than 0.02% of the VIX Mid-Term Futures ETF’s average net assets annually. The Funds bear other transaction costs including the effects of trading spreads and financing costs/fees, if any, associated with the use of Financial Instruments, and costs relating to the purchase of U.S. Treasury securities or similar high credit quality, short-term fixed-income or similar securities (such as shares of money market funds).
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MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS
The following discussion describes the material U.S. federal (and certain state and local) income tax considerations associated with the purchase, ownership and disposition of Shares as of the date hereof by U.S. Shareholders (as defined below) and non-U.S. Shareholders (as defined below). Except where explicitly noted, this discussion deals only with Shares held as capital assets by shareholders who acquired Shares by purchase and does not address special situations, such as those of:
•dealers in securities, currencies or commodities;
•financial institutions;
•regulated investment companies (“RICs”);
•real estate investment trusts;
•partnerships and persons in their capacity as partners;
•tax-exempt organizations;
•insurance companies;
•persons holding Shares as a part of a hedging, integrated or conversion transaction or a straddle;
•accrual method taxpayers subject to special tax accounting rules as a result of their use of financial statements;
•traders in securities or commodities that elect to use a mark-to-market method of accounting for their securities or commodities holdings; or
•persons liable for the federal alternative minimum tax.
Furthermore, the discussion below is based upon the provisions of the Code, the Regulations, and administrative and judicial interpretations thereof, all as of the date hereof, and such authorities may be repealed, revoked, modified or subject to differing interpretations, possibly on a retroactive basis, so as to result in U.S. federal income tax consequences different from those described below and which may adversely affect a Fund and/or its shareholders.
A “U.S. Shareholder” of Shares means a beneficial owner of Shares that is for U.S. federal income tax purposes:
•an individual that is a citizen or resident of the United States;
•a corporation (or other entity taxable as a corporation) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;
•an estate the income of which is subject to U.S. federal income taxation regardless of its source; or
•a trust if it (1) is subject to the primary supervision of a court within the United States and one or more U.S. persons have the authority to control all substantial decisions of such trust or (2) has a valid election in effect under applicable Regulations to be treated as a U.S. person.
A “non-U.S. Shareholder” of Shares means a beneficial owner of Shares that is not a U.S. Shareholder.
If a partnership or other entity or arrangement treated as a partnership for U.S. federal income tax purposes holds Shares, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If an investor is a partner of a partnership holding Shares, the Trust urges such investor to consult its own tax advisor.
No statutory, administrative or judicial authority directly addresses the treatment of Shares or instruments similar to Shares for U.S. federal income tax purposes. As a result, the Trust cannot assure investors that the IRS or the courts will agree with the tax consequences
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described herein. A different treatment from that described below could adversely affect the amount, timing and character of income, gain or loss in respect of an investment in the Shares.
If an investor is considering the purchase of Shares, the Trust urges investors to consult their own tax advisor concerning the particular U.S. federal income tax consequences to investors of the purchase, ownership and disposition of Shares, as well as any consequences to investors arising under the laws of any other taxing jurisdiction.
Status of the Funds
Under Section 7704 of the Code, unless certain exceptions apply, a publicly traded partnership is generally treated and taxed as a corporation, and not as a partnership, for U.S. federal income tax purposes. A partnership is a publicly traded partnership if (1) interests in the partnership are traded on an established securities market or (2) interests in the partnership are readily tradable on a secondary market or the substantial equivalent thereof. Each Fund is a publicly traded partnership. If 90% or more of the income of a publicly traded partnership during each taxable year consists of “qualifying income” and the partnership is not required to register under the 1940 Act, it will be treated as a partnership or publicly traded partnership taxable as a corporation, for U.S. federal income tax purposes (the “Qualifying Income Exception”). Qualifying income includes dividends, interest, capital gains from the sale or other disposition of stocks and debt instruments and, in the case of a partnership a principal activity of which is the buying and selling of commodities or certain positions with respect to commodities, income and gains derived from certain swap agreements or regulated futures or forward contracts with respect to commodities. Each Fund anticipates that at least 90% of its gross income for each taxable year will constitute qualifying income within the meaning of Section 7704(d) of the Code.
Morgan, Lewis & Bockius LLP has acted as counsel to the Trust in connection with this registration statement. Under current law and assuming full compliance with the terms of the Trust Agreement (and other relevant documents) and based on factual representations made by each Fund, in the opinion of Morgan, Lewis & Bockius LLP, each Fund is classified as a partnership, for U.S. federal income tax purposes, and not as an association or publicly traded partnership taxable as a corporation. The opinion of Morgan, Lewis & Bockius LLP, is based on various assumptions relating to each Fund’s organization, operation, assets and activities, including assumptions that each Fund will not invest in any assets except those specifically provided for currently in this Prospectus, and that neither the Trust Agreement nor any other relevant document will be otherwise amended. The opinion of Morgan, Lewis & Bockius, LLP further assumes that all factual representations and statements set forth in all relevant documents, records, and instruments are true and correct, all actions described in this Prospectus are completed in a timely fashion and that each Fund will at all times operate in accordance with the method of operation described in the Trust Agreement and this Prospectus, and is conditioned upon factual representations and covenants made by the Fund and the Sponsor regarding the Fund’s organization, operation, assets, activities and the conduct of each Fund’s operations, and assumes that such representations and covenants are accurate and complete.
Shareholders should be aware that opinions of counsel are not binding on the IRS, and no assurance can be given that the IRS will not challenge the conclusions set forth in such opinion. The Sponsor will use its best efforts to operate each Fund in such manner as is necessary for a Fund to continue to meet the Qualifying Income Exception.
While it is expected that each Fund will operate so that it will qualify to be treated for U.S. federal income tax purposes as a partnership, and not as an association or a publicly traded partnership taxable as a corporation, given the highly complex nature of the rules governing partnerships, the ongoing importance of factual determinations, the lack of direct guidance with respect to the application of tax laws to the activities a Fund is undertaking and the possibility of future changes in a Fund’s circumstances, it is possible that a Fund will not so qualify for any particular year. Morgan, Lewis & Bockius LLP has no obligation to advise a Fund or its shareholders of any subsequent change in the matters stated, represented or assumed, or of any subsequent change in the applicable law. A Fund’s taxation as a partnership will depend on such Fund’s ability to meet, on a continuing basis, through actual operating results, the Qualifying Income Exception, the compliance of which will not be reviewed by Morgan, Lewis & Bockius LLP. Accordingly, no assurance can be given that the actual results of a Fund’s operations for any taxable year will satisfy the Qualifying Income Exception.
If for any reason a Fund becomes taxable as a corporation for U.S. federal income tax purposes, such Fund’s items of income and deduction would not pass through to the Fund’s shareholders and shareholders would be treated for U.S. federal income tax purposes as stockholders in a corporation. The Fund would be required to pay income tax at the regular corporate rate (currently 21%) on its net income. Distributions by the Fund to the shareholders would constitute dividend income taxable to such shareholders, to the extent of the Fund’s
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earnings and profits, and the payment of these distributions would not be deductible by the Fund. These consequences would have a material adverse effect on the Fund, the Fund’s shareholders and the value of the Shares.
If at the end of any taxable year a Fund fails to meet the Qualifying Income Exception, the Fund may still qualify as a partnership if the Fund is entitled to relief under the Code for an inadvertent termination of partnership status. This relief will be available if (1) the failure is cured within a reasonable time after discovery, (2) the failure is determined by the IRS to be inadvertent, and (3) the Fund agrees to make such adjustments or to pay such amounts as are determined by the IRS. It is not possible to state whether a Fund would be entitled to this relief in any or all circumstances. It is also not clear under the Code whether this relief is available for the Fund’s first taxable year as a publicly traded partnership. If this relief provision is not applicable to a particular set of circumstances involving a Fund, it will not qualify as a partnership for U.S. federal income tax purposes. Even if this relief provision applies and a Fund retains its partnership qualification, the Fund or its shareholders (during the failure period) will be required to pay such amounts as determined by the IRS.
The remainder of this discussion assumes that each Fund is taxed as a partnership for U.S. federal income tax purposes.
U.S. Shareholders
Treatment of Fund Income
A partnership generally does not incur U.S. federal income tax liability. Instead, each partner of a partnership is required to take into account its share of items of income, gain, loss, deduction and other items of the partnership. Accordingly, each shareholder in a Fund is required to include in income its allocable share of the Fund’s income, gain, loss, deduction and other items for the Fund’s taxable year ending with or within its taxable year. In computing a partner’s U.S. federal income tax liability, such items must be included, regardless of whether cash distributions are made by the partnership. Thus, shareholders in a Fund may be required to take into account taxable income without a corresponding current receipt of cash if the Fund generates taxable income but does not make cash distributions in an amount equal to, or if the shareholder is not able to deduct, in whole or in part, such shareholder’s allocable share of a Fund’s expenses or capital losses. Each Fund’s taxable year ends on December 31 unless otherwise required by law. Each Fund uses the accrual method of accounting.
For taxable years beginning before January 1, 2026, a 20% deduction is available to non-corporate shareholders for “qualified publicly traded partnership income” within the meaning of Section 199A(e)(4) of the Code. Qualified publicly traded partnership income includes a Fund’s income effectively connected with the Fund’s trade or business, but does not include certain investment income. In light of the expected character of the income of the Funds, it is unclear whether any of a Fund’s income will be eligible for the deduction. Potential investors should consult their tax advisors regarding the availability of such deduction for their allocable share of a Fund’s items of income, gain, deduction and loss.
Shareholders must take into account their share of ordinary income realized by the respective Fund’s investments, including from accruals of interest on the U.S. Treasury securities or other cash and cash equivalents held in a Fund’s portfolio. Each Fund may hold U.S. Treasury securities or other debt instruments with “acquisition discount” or “original issue discount,” in which case shareholders in such Fund are required to include accrued amounts in taxable income on a current basis even though receipt of those amounts may occur in a subsequent year. Each Fund may also acquire U.S. Treasury securities with “market discount.” Upon disposition of such obligations, gain would generally be required to be treated as interest income to the extent of the market discount, and shareholders in such Fund would be required to include as ordinary income their share of such market discount that accrued during the period the obligations were held by such Fund. Income or loss from transactions involving certain derivative instruments, such as periodic and certain non-periodic payments in swap transactions, will also generally constitute ordinary income or loss and may result in recognition of taxable income to a U.S. Shareholder on a current basis even though receipt of those amounts may occur in a subsequent year.
The character and timing of income that a Fund earns from the positions in its investment strategy depends on the particular U.S. federal income tax treatment of each such position. The U.S. federal income tax treatment of certain positions is not always clear, and the IRS, the Treasury Department and the U.S. Congress sometimes take steps which change the manner in which certain positions are taxed. For example, the IRS has issued guidance indicating that a position that certain taxpayers were previously accounting for as prepaid forward contracts for U.S. federal income tax purposes should, instead, be accounted for under the U.S. federal income tax rules for non-dollar denominated debt instruments. The IRS has also released a Notice (the “IRS Notice”) seeking comments from practitioners about the application of U.S. federal income tax rules to certain derivative positions, including derivative positions in commodities. The IRS Notice asks for comments about, among
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other questions, when investors in these positions should have income, the character of income and gain or loss from these positions and whether the U.S. federal “constructive ownership” rules should apply to these positions. It is not possible to predict what changes, if any, will be adopted or when any such changes would take effect. However, any such changes could affect the amount, timing and character of income, gain and loss in respect of a Fund’s investments, possibly with retroactive effect. As the Funds pass through their items of income, gain and loss to shareholders, any change in the manner in which a Fund accounts for these items could have an adverse impact on the shareholders of that Fund.
The Code generally applies a “mark-to-market” system of taxing unrealized gains and losses on, and otherwise provides for special rules of taxation with respect to certain regulated futures contracts, certain non-equity options and certain non-U.S. currency forward contracts subject to Section 1256 of the Code (“Section 1256 Contracts”). The Sponsor expects substantially all of a Fund’s futures contracts and non-U.S. currency forward contracts to qualify as Section 1256 Contracts. Swap agreements and non-currency forward contracts are generally not Section 1256 Contracts. Cleared swaps and other commodity swaps will most likely not qualify as Section 1256 Contracts. If a commodity swap is not treated as a Section 1256 Contract, any gain or loss on the swap recognized at the time of disposition or termination will be long-term or short-term capital gain or loss depending on the holding period of the swap. Section 1256 Contracts held by the Funds at the end of a taxable year of the Funds will be treated for U.S. federal income tax purposes as if they were sold by the Funds at their fair market value on the last business day of the taxable year. The net gain or loss, if any, resulting from these deemed sales (known as “marking-to-market”), together with any gain or loss resulting from any actual sales of Section 1256 Contracts (or other termination of a Fund’s obligations under such contracts), must be taken into account by a Fund in computing its taxable income for the year. If a Section 1256 Contract held by a Fund at the end of a taxable year is sold in the following year, the amount of any gain or loss realized on the sale will be adjusted to reflect the gain or loss previously taken into account under the mark-to-market rules.
Capital gains and losses from Section 1256 Contracts generally are characterized as short-term capital gains or losses to the extent of 40% of the gains or losses and as long-term capital gains or losses to the extent of 60% of the gains or losses. Shareholders of a Fund will generally take into account their pro rata share of the long-term capital gains and losses and short-term capital gains and losses from Section 1256 Contracts held by a Fund. If a non-corporate taxpayer incurs a net capital loss for a year, the portion of the loss, if any, which consists of a net loss on Section 1256 Contracts may, at the election of the taxpayer, be carried back three years. A loss carried back to a year by a non-corporate taxpayer may be deducted only to the extent (1) the loss does not exceed the net gain on Section 1256 Contracts for the year and (2) the allowance of the carryback does not increase or produce a net operating loss for the year. Due to the Funds’ investment strategy, it is also likely that a significant portion of any capital gain or loss realized by the Funds with respect to non-Section 1256 Contracts will be short-term.
A Fund may enter into certain over-the-counter options that do not qualify as Section 1256 Contracts under the Code and which will generally be treated as options governed by Code Section 1234. Pursuant to Code Section 1234, if a written option expires unexercised, the premium received is short-term capital gain to a Fund. If a Fund enters into a closing transaction, the difference between the premium received for writing the option, and the amount paid to close out its position generally is short-term capital gain or loss.
Allocation of the Funds’ Gains and Losses
For U.S. federal income tax purposes, a shareholder’s distributive share of a Fund’s income, gain, loss, deduction and other items is determined by the Trust Agreement, unless an allocation under the agreement does not have “substantial economic effect,” in which case the allocations will be determined in accordance with the “partners’ interests in the partnership.” Subject to the discussions below under “Monthly Allocation and Revaluation Conventions” and “Section 754 Election,” the allocations pursuant to the Trust Agreement should be considered to have substantial economic effect or deemed to be made in accordance with the partners’ interests in the partnership.
If the allocations provided by the Trust Agreement were successfully challenged by the IRS, the amount of income or loss allocated to shareholders for U.S. federal income tax purposes under the agreement could be increased or reduced, or the character of the income or loss could be modified.
As described in more detail below, the U.S. tax rules that apply to partnerships are complex and their application is not always clear. Additionally, the rules generally were not written for, and in some respects are difficult to apply to, publicly traded partnerships. Each Fund applies certain assumptions and conventions intended to comply with the intent of the rules and to report income, gain, deduction, loss and credit to shareholders in a manner that reflects the economic gains and losses, but these assumptions and conventions may not comply with all aspects of the applicable Regulations. It is possible, therefore, that the IRS will successfully assert that assumptions made and/or conventions used do
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not satisfy the technical requirements of the Code or the Regulations and will require that tax items be adjusted or reallocated in a manner that could adversely impact an investor.
Monthly Allocation and Revaluation Conventions
In general, each Fund’s taxable income and losses are determined monthly and are apportioned among the shareholders of the Fund in proportion to the number of Shares treated as owned by each of them as of the close of the last trading day of the preceding month. By investing in Shares, a U.S. Shareholder agrees that, in the absence of an administrative determination or judicial ruling to the contrary, it will report income and loss under the monthly allocation and revaluation conventions described below.
Under the monthly allocation convention, whoever is treated for U.S. federal income tax purposes as holding Shares as of the close of the last trading day of the preceding month will be treated as continuing to hold the Shares until immediately before the close of the last trading day of the following month. With respect to any Shares that were not treated as outstanding as of the close of the last trading day of the preceding month, the first person that is treated as holding such Shares (other than an underwriter or other person holding in a similar capacity) for U.S. federal income tax purposes will be treated as holding such Shares for this purpose as of the close of the last trading day of the preceding month. As a result, a shareholder who has disposed of Shares prior to the close of the last trading day of a month may be allocated income, gain, loss and deduction realized after the date of transfer. For the initial month of a Fund’s operations, the shareholders at the close of trading at month-end received that month’s allocation.
The Code generally requires that items of partnership income and deductions be allocated between transferors and transferees of partnership interests on a daily basis. It is possible that a transfer of Shares could be considered to occur for U.S. federal income tax purposes when the transfer is completed without regard to a Fund’s monthly convention for allocating income and deductions. If this were to occur, a Fund’s allocation method might be deemed to violate that requirement.
In addition, for any month in which a creation or redemption of Shares takes place, a Fund generally credits or debits, respectively, the “book” capital accounts of the shareholders of existing Shares with any unrealized gain or loss in that Fund’s assets. This results in the allocation of items of a Fund’s income, gain, loss, deduction and credit to existing shareholders of Shares to account for the difference between the tax basis and fair market value of property owned by such Fund at the time new Shares are issued or old Shares are redeemed, or reverse Section 704(c) allocations (described below). The intended effect of these allocations is to allocate any built-in gain or loss in a Fund’s assets at the time of a creation or redemption of Shares to the investors that economically have earned such gain or loss.
As with the other allocations described above, each Fund generally uses a monthly convention for purposes of so-called reverse Section 704(c) allocations. More specifically, each Fund generally credits or debits, respectively, the “book” capital accounts of the shareholders of existing Shares with any unrealized gain or loss in a Fund’s assets based on a calculation utilizing the creation/redemption price of a Fund’s Shares during the month in which the creation or redemption transaction takes place, rather than the fair market value of its assets at the time of such creation or redemption (the “revaluation convention”). As a result, it is possible that, for U.S. federal income tax purposes, (1) a purchaser of newly issued Shares will be allocated some or all of the unrealized gain in a Fund’s assets at the time it acquires the Shares or (2) a purchaser of newly issued Shares will not be allocated its entire share in the loss in a Fund’s assets accruing after the time of such acquisition.
The Code and applicable Regulations generally require that items of partnership income and deductions be allocated between transferors and transferees of partnership interests on a daily basis, and that adjustments to “book” capital accounts be made based on the fair market value of partnership property on the date of adjustment. The Code and Regulations do not contemplate monthly allocation or revaluation conventions. The Sponsor, in an attempt to eliminate book-tax disparities, allocates items of income, gain, or loss for U.S. federal income tax purposes among the shareholders under the principles of the remedial method of Section 1.704-3(d) of the Regulations.
If the IRS does not accept a Fund’s monthly allocation or revaluation convention, the IRS may contend that taxable income or losses of the Funds must be reallocated among the shareholders. If such a contention were sustained, the shareholders’ respective tax liabilities would be adjusted to the possible detriment of certain shareholders. The Sponsor is authorized to revise the Funds’ allocation and revaluation methods in order to comply with applicable law or to allocate items of partnership income and deductions in a manner that reflects more accurately the shareholders’ interests in the Funds.
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Section 754 Election
Each Fund has made the election permitted by Section 754 of the Code. Such an election, once made, is irrevocable without the consent of the IRS. The making of such election by a Fund generally has the effect of requiring a purchaser of Shares in that Fund to adjust, utilizing the lowest closing price during the month, its proportionate share of the basis in that Fund’s assets, or the inside basis, pursuant to Section 743(b) of the Code to fair market value (as reflected in the purchase price for the purchaser’s Shares), as if it had acquired a direct interest in that Fund’s assets. The Section 743(b) adjustment is attributed solely to a purchaser of Shares and is not added to the basis of a Fund’s assets associated with all of the other shareholders. Depending on the relationship between a shareholder’s purchase price for Shares and its unadjusted share of a Fund’s inside basis at the time of the purchase, the Section 754 election may be either advantageous or disadvantageous to the shareholder as compared to the amount of gain or loss a shareholder would be allocated absent the Section 754 election.
The calculations under Section 754 of the Code are complex, and there is little legal authority concerning the mechanics of the calculations, particularly in the context of publicly traded partnerships. Therefore, in making the election under Section 754 of the Code, a Fund applies certain conventions in determining and allocating the Section 743 basis adjustments to help reduce the complexity of those calculations and the resulting administrative costs to a Fund. It is possible that the IRS will successfully assert that some or all of such conventions utilized by a Fund do not satisfy the technical requirements of the Code or the Regulations and, thus, will require different basis adjustments to be made. If the IRS were to sustain such a position, a shareholder may have adverse tax consequences.
In order to make the basis adjustments permitted by Section 754, each Fund is required to obtain information regarding each shareholder’s secondary market transactions in Shares, as well as creations and redemptions of Shares. Each Fund seeks such information from the record holders of Shares, and, by purchasing Shares, each beneficial owner of Shares will be deemed to have consented to the provision of such information by the record owner of such beneficial owner’s Shares. Notwithstanding the foregoing, however, there can be no guarantee that a Fund will be able to obtain such information from record owners or other sources, or that the basis adjustments that a Fund makes based on the information it is able to obtain will be effective in eliminating disparity between a shareholder’s outside basis in its share of the Fund interests and its share of inside basis.
Treatment of Distributions
Distributions of cash by a partnership are generally not taxable to the distributee to the extent the amount of cash does not exceed the distributee’s tax basis in its partnership interest. Thus, any cash distributions made by a Fund will be taxable to a shareholder only to the extent such distributions exceed the shareholder’s tax basis in the partnership interests it is treated as owning. See “Tax Basis in Shares” below. Any cash distributions in excess of a shareholder’s tax basis generally will be considered to be gain from the sale or exchange of the Shares. See “Disposition of Shares” below. The Funds do not currently expect to make any cash distributions.
Creation and Redemption of Creation Units
Shareholders, other than Authorized Participants (or holders for which an Authorized Participant is acting), generally will not recognize gain or loss as a result of an Authorized Participant’s creation or redemption of a Creation Unit. If a Fund disposes of assets in connection with the redemption of a Creation Unit, however, the disposition may give rise to gain or loss that will be allocated in part to investors. An Authorized Participant’s creation or redemption of a Creation Unit may also affect an investor’s share of a Fund’s tax basis in its assets, which could affect the amount of gain or loss allocated to an investor on the sale or disposition of portfolio assets by a Fund.
Disposition of Shares
If a U.S. Shareholder transfers Shares of a Fund, in a sale or other taxable disposition, the U.S. Shareholder will generally be required to recognize gain or loss measured by the difference between the amount realized on the sale and the U.S. Shareholder’s adjusted tax basis in the Shares. The amount realized will include the U.S. Shareholder’s share of a Fund’s liabilities, as well as any proceeds from the sale. The gain or loss recognized will generally be taxable as capital gain or loss.
Capital gain of non-corporate U.S. Shareholders is eligible to be taxed at reduced rates when the Shares are held for more than one year. The maximum rate is currently 20%. Capital gain of corporate U.S. Shareholders is taxed at the same rate as ordinary income. Any capital loss
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recognized by a U.S. Shareholder on a sale of Shares will generally be deductible only against capital gains, except that a non-corporate U.S. Shareholder may generally also offset up to $3,000 per year of ordinary income.
Tax on Investment Income
Certain U.S. Shareholders that are individuals, estates or trusts must pay an additional 3.8% tax on their “net investment income.” U.S. Shareholders should consult their own tax advisors regarding the effect, if any, of this tax on their investment in the Funds.
Tax Basis in Shares
A U.S. Shareholder’s initial tax basis in the partnership interests it is treated as holding will equal the sum of (1) the amount of cash paid by such U.S. Shareholder for its Shares and (2) such U.S. Shareholder’s share of a Fund’s liabilities. A U.S. Shareholder’s tax basis in the Shares will be increased by (1) the U.S. Shareholder’s share of a Fund’s taxable income, including capital gain, (2) the U.S. Shareholder’s share of a Fund’s income, if any, that is exempt from tax and (3) any increase in the U.S. Shareholder’s share of a Fund’s liabilities. A U.S. Shareholder’s tax basis in Shares will be decreased (but not below zero) by (1) the amount of any cash distributed (or deemed distributed) to the U.S. Shareholder, (2) the U.S. Shareholder’s share of a Fund’s losses and deductions, (3) the U.S. Shareholder’s share of a Fund’s expenditures that is neither deductible nor properly chargeable to its capital account and (4) any decrease in the U.S. Shareholder’s share of a Fund’s liabilities.
Limitations on Deductibility of Certain Losses and Expenses
The deductibility for U.S. federal income tax purposes of a U.S. Shareholder’s share of losses and expenses of a Fund is subject to certain limitations, including, but not limited to, rules providing that: (1) a U.S. Shareholder may not deduct a Fund’s losses that are allocated to it in excess of its adjusted tax basis in its Shares; (2) individuals and personal holding companies may not deduct the losses allocable to a particular “activity” in excess of the amount that they are considered to have “at risk” with respect to the activity; and (3) the ability of individuals to take certain miscellaneous itemized deductions (including management fees) is suspended for the taxable years beginning before January 1, 2026. In addition, expenses that are miscellaneous itemized deductions are also not deductible in determining the alternative minimum tax liability of a non-corporate U.S. shareholder. Each Fund will report its expenses on a pro rata basis to the shareholders, and each U.S. Shareholder will determine separately to what extent they are deductible on the U.S. Shareholder’s tax return. It is anticipated that management fees the Funds will pay will constitute miscellaneous itemized deductions. To the extent that a loss or expense that cannot be deducted currently is allocated to a U.S. Shareholder, such U.S. Shareholder may be required to report taxable income in excess of its economic income or cash distributions on the Shares.
The deductibility of a non-corporate U.S. Shareholder’s “investment interest expense” is generally limited to the amount of the U.S. Shareholder’s “net investment income.” Investment interest expense will generally include interest expense incurred by a Fund, if any, and investment interest expense incurred by the U.S. Shareholder on any margin account borrowing or other loan incurred to purchase or carry Shares. Net investment income includes gross income from property held for investment and amounts treated as portfolio income, such as dividends and interest, less deductible expenses, other than interest, directly connected with the production of investment income. For this purpose, any long-term capital gain or qualifying dividend income that is taxable at long-term capital gains rates is excluded from net investment income unless the U.S. Shareholder elects to pay tax on such capital gain or dividend income at ordinary income rates. A U.S. Shareholder’s distributive share of certain interest paid or accrued by a Fund, or certain entities in which such Fund invests may be treated as “business interest,” which is subject to separate limitations on deductibility.
Under Section 709(b) of the Code, amounts paid or incurred to organize a partnership may, at the election of the partnership, be treated as deferred expenses, which are allowed as a deduction ratably over a period of not less than 180 months. Each Fund has elected to treat such expenses as ratably deductible over 180 months, beginning with the month the Fund is considered to have started its investment activities for federal tax purposes. A non-corporate U.S. Shareholder’s allocable share of such organizational expenses would constitute miscellaneous itemized deductions, which are not deductible for taxable years beginning before January 1, 2026. Expenditures in connection with the issuance and marketing of Shares (so-called “syndication fees”) are not eligible for the 180-month amortization provision and are not deductible.
Prospective shareholders are urged to consult their own tax advisors with regard to these and other limitations on the ability to deduct losses or expenses with respect to an investment in a Fund.
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The deductibility of a non-corporate U.S. Shareholder’s “investment interest expense” is generally limited to the amount of the U.S. Shareholder’s “net investment income.” Investment interest expense will generally include interest expense incurred by a Fund, if any, and investment interest expense incurred by the U.S. Shareholder on any margin account borrowing or other loan incurred to purchase or carry Shares. Net investment income includes gross income from property held for investment and amounts treated as portfolio income, such as dividends and interest, less deductible expenses, other than interest, directly connected with the production of investment income. For this purpose, any long-term capital gain or qualifying dividend income that is taxable at long-term capital gains rates is excluded from net investment income unless the U.S. Shareholder elects to pay tax on such capital gain or dividend income at ordinary income rates. A U.S. Shareholder’s distributive share of certain interest paid or accrued by a Fund, or certain entities in which such Fund invests may be treated as “business interest,” which is subject to separate limitations on deductibility.
The deductibility of a non-corporate U.S. Shareholder’s “investment interest expense” is generally limited to the amount of the U.S. Shareholder’s “net investment income.” Investment interest expense will generally include interest expense incurred by a Fund, if any, and investment interest expense incurred by the U.S. Shareholder on any margin account borrowing or other loan incurred to purchase or carry Shares. Net investment income includes gross income from property held for investment and amounts treated as portfolio income, such as dividends and interest, less deductible expenses, other than interest, directly connected with the production of investment income. For this purpose, any long-term capital gain or qualifying dividend income that is taxable at long-term capital gains rates is excluded from net investment income unless the U.S. Shareholder elects to pay tax on such capital gain or dividend income at ordinary income rates. A U.S. Shareholder’s distributive share of certain interest paid or accrued by a Fund, or certain entities in which such Fund invests may be treated as “business interest,” which is subject to separate limitations on deductibility.
Transferor/Transferee Allocations
In general, a Fund’s taxable income and losses are determined monthly as described under “Monthly Allocation and Revaluation Conventions.” As a result, a shareholder transferring its Shares may be allocated income, gain, loss and deduction realized after the date of transfer.
Section 706 of the Code generally requires that items of partnership income and deductions be allocated between transferors and transferees of partnership interests on a daily basis. It is possible that transfers of Shares could be considered to occur for U.S. federal income tax purposes when the transfer is completed without regard to a Fund’s convention for allocating income and deductions. In that event, a Fund’s allocation method might be considered a monthly convention that does not literally comply with that requirement.
If the IRS treats transfers of Shares as occurring throughout each month and a monthly convention is not allowed by the Regulations (or only applies to transfers of less than all of a shareholder’s Shares), or if the IRS otherwise does not accept a Fund’s convention, the IRS may contend that taxable income or losses of a Fund must be reallocated among the shareholders. If such a contention were sustained, the shareholders’ respective tax liabilities would be adjusted to the possible detriment of certain shareholders. Each Fund’s Sponsor is authorized to revise a Fund’s methods of allocation between transferors and transferees (as well as among shareholders whose interests otherwise vary during a taxable period).
Tax Reporting by Each Fund
Each Fund will file a partnership tax return with the IRS and will deliver a Schedule K-1 to the shareholders. Accordingly, tax information will be provided to shareholders on a Schedule K-1 for each calendar year as soon as practicable after the end of such taxable year but generally not later than March 15. Each Schedule K-1 provided to a shareholder will set forth the shareholder’s share of such Fund’s tax items (i.e., income, gain, loss, deduction and other items) in a manner sufficient for a shareholder to complete its tax return with respect to its investment in the Fund’s Shares.
Each shareholder, by its acquisition of Shares, will be deemed to agree to allow brokers and nominees to provide to a Fund its name and address and the other information and forms as may be reasonably requested by a Fund for purposes of complying with their tax reporting and withholding obligations (and to waive any confidentiality rights with respect to the information and forms for this purpose) and to provide information or forms upon request.
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Given the lack of authority addressing structures similar to that of the Funds, it is not certain that the IRS will agree with the manner in which tax reporting by a Fund will be undertaken. Therefore, shareholders should be aware that future IRS interpretations or revisions to Regulations could alter the manner in which tax reporting by a Fund and any nominee will be undertaken.
Treatment of Securities Lending Transactions Involving Shares
A shareholder whose Shares are loaned to a “short seller” to cover a short sale of Shares may be considered as having disposed of those Shares. If so, such shareholder would no longer be a beneficial owner of a pro rata portion of the partnership interests with respect to those Shares during the period of the loan and may recognize gain or loss from the disposition. As a result, during the period of the loan, (1) any of the relevant Fund’s income, gain, loss, deduction or other items with respect to those Shares would not be reported by the shareholder, and (2) any cash distributions received by the shareholder as to those Shares could be fully taxable, likely as ordinary income. Accordingly, shareholders who desire to avoid the risk of income recognition from a loan of their Shares to a short seller are urged to modify any applicable brokerage account agreements to prohibit their brokers from borrowing their Shares.
These rules, however, should not affect the amount or timing of income, gain, deduction or loss reported by a taxpayer that is a dealer in securities that marks the Shares to market for U.S. federal income tax purposes, or a trader in securities that has elected to use the mark-to-market method of tax accounting with respect to the Shares.
Audits and Adjustments to Tax Liability
The Sponsor is expected to be designated as the “partnership representative” (within the meaning of Section 6223 of the Code) of each Fund to act on their behalf in connection with IRS audits and related proceedings.
The partnership representative’s actions, including the partnership representative’s agreement to adjustments of a Fund’s income in settlement of an IRS audit of such Fund, will bind all Shareholders. Shareholders will not be required to receive notice of any audit of a Fund tax return and will not be entitled to participate in any such audit. A Fund may be liable for U.S. federal income tax on any imputed underpayment of tax resulting from an adjustment as a result of an IRS audit. The amount of the imputed underpayment generally includes increases in allocations of items of income or gains to any shareholder and decreases in allocations of items of deduction, loss, or credit to any shareholder without any offset for any corresponding reductions in allocations of items of income or gain to any shareholder or increases in allocations of items of deduction, loss, or credit to any shareholder. If a Fund is required to pay any U.S. federal income taxes on any imputed underpayment, the resulting tax liability would reduce the net assets of the Fund and would likely have an adverse impact on the value of the Shares. Under certain circumstances, a Fund may be eligible to make an election to cause the shareholders to take into account the amount of any imputed underpayment, including any interest and penalties. However, there can be no assurance that such election will be made or effective. If the election is made, the Fund would be required to provide shareholders who owned beneficial interests in the Shares in the year to which the adjusted allocations relate with Adjustment Statements. Those shareholders would be required to take the adjustment into account in the taxable year in which the Adjustment Statements are issued.
In general, if a Fund pays the tax resulting from the adjustment, the amount will be determined by applying the highest rate of tax in effect for the audited year to the net adjustment amount, subject to possible reduction, with the approval of the IRS, to account for certain types of income and for tax-exempt Shareholders.
Shareholders should discuss with their own tax advisors the possible implications of these rules with respect to an investment in a Fund.
Foreign Tax Credits
Subject to generally applicable limitations, U.S. Shareholders will be able to claim foreign tax credits with respect to certain foreign income taxes paid or incurred by a Fund, withheld on payments made to the Trust or paid by the Trust on behalf of Fund shareholders (if any of such foreign income taxes are so paid, incurred or withheld). U.S. Shareholders must include in their gross income, for U.S. federal income tax purposes, both their share of a Fund’s items of income and gain and also their share of the amount which is deemed to be the shareholder’s portion of foreign income taxes paid with respect to, or withheld from interest or other income derived by, a Fund. U.S. Shareholders may then subtract from their U.S. federal income tax the amount of such taxes withheld, or elect to treat such foreign taxes as deductions from gross income; however, as in the case of investors receiving income directly from foreign sources, the tax credit or deduction described above is
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subject to certain limitations. Even if the shareholder is unable to claim a credit, he or she must include all amounts described above in income. U.S. Shareholders are urged to consult their tax advisors regarding this election and its consequences to them.
Tax Shelter Disclosure Rules
There are circumstances under which certain transactions must be disclosed to the IRS in a disclosure statement attached to a taxpayer’s U.S. federal income tax return. (A copy of such statement must also be sent to the IRS Office of Tax Shelter Analysis.) In addition, the Code imposes a requirement on certain “material advisors” to maintain a list of persons participating in such transactions, which list must be furnished to the IRS upon written request. These provisions can apply to transactions not conventionally considered to involve abusive tax planning. Consequently, it is possible that such disclosure could be required by a Fund or the shareholders (1) if a shareholder incurs a loss (in each case, in excess of a threshold computed without regard to offsetting gains or other income or limitations) from the disposition (including by way of withdrawal) of Shares, or (2) possibly in other circumstances. Furthermore, a Fund’s material advisors could be required to maintain a list of persons investing in that Fund pursuant to the Code. While the tax shelter disclosure rules generally do not apply to a loss recognized on the disposition of an asset in which the taxpayer has a qualifying basis (generally a basis equal to the amount of cash paid by the taxpayer for such asset), such rules will apply to a taxpayer recognizing a loss with respect to interests in a pass-through entity (such as the Shares) even if its basis in such interests is equal to the amount of cash it paid. In addition, significant penalties may be imposed in connection with a failure to comply with these reporting requirements. U.S. Shareholders are urged to consult their tax advisors regarding the tax shelter disclosure rules and their possible application to them.
U.S. Shareholders should consult their own tax advisors regarding any tax reporting or filing obligations they may have as a result of their acquisition, ownership or disposition of Shares.
Non-U.S. Shareholders
Except as described below, each Fund anticipates that a non-U.S. Shareholder will not be subject to U.S. federal income tax on such shareholder’s distributive share of a Fund’s income, provided that such income is not considered to be income of the shareholder that is effectively connected with the conduct of a trade or business within the United States. The Funds have not sought a ruling from the IRS or an opinion of counsel as to whether they will be engaged in the conduct of a trade or business within the United States, but there are no assurances that the IRS will agree with the Funds’ determination in this regard. In the case of an individual non-U.S. Shareholder, such shareholder will be subject to U.S. federal income tax on gains on the sale of Shares in a Fund’s or such shareholder’s distributive share of capital gains if such shareholder is present in the United States for 183 days or more during a taxable year and certain other conditions are met.
If the income from a Fund is “effectively connected” with a U.S. trade or business carried on by a non-U.S. Shareholder (and, if certain income tax treaties apply, is attributable to a U.S. permanent establishment), then such shareholder’s share of any income and any gains realized upon the sale or exchange of Shares will be subject to U.S. federal income tax at the graduated rates applicable to U.S. citizens and residents and domestic corporations. Non-U.S. Shareholders that are corporations may also be subject to a 30% U.S. branch profits tax (or lower treaty rate, if applicable) on their effectively connected earnings and profits that are not timely reinvested in a U.S. trade or business. If a Fund has any “effectively connected income,” then the purchaser or transferee of Shares would be generally required to withhold a 10% tax on the “amount realized” by the non-U.S. Shareholder on the sale or exchange of Shares, unless the transferor certifies that it is not a non-U.S. person. However, the U.S. Department of the Treasury and the IRS have suspended these rules for transfers of certain publicly traded partnership interests, including transfers of our common units, that occur before January 1, 2023. Such withholding will be required on open market transactions occurring on or after January 1, 2023, but in the case of a transfer made through a broker, the obligation to withhold is generally imposed on the transferor’s broker.
To the extent any interest income allocated to a non-U.S. Shareholder is considered “portfolio interest,” generally neither the allocation of such interest income to the non-U.S. Shareholder nor a subsequent distribution of such interest income to the non-U.S. Shareholder will be subject to withholding, provided that the non-U.S. Shareholder is not otherwise engaged in a trade or business in the United States and provides the relevant Fund with a timely and properly completed and executed IRS Form W-8BEN, Form W-8BEN-E or other applicable form. In general, “portfolio interest” is interest paid on debt obligations issued in registered form, unless the “recipient” owns 10% or more of the voting power of the issuer.
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Non-U.S. Shareholders that are individuals will be subject to U.S. federal estate tax on the value of U.S. situs property owned at the time of their death (unless a statutory exemption or tax treaty exemption applies). It is unclear whether partnership interests such as the Shares will be considered U.S. situs property. Accordingly, non-U.S. Shareholders may be subject to U.S. federal estate tax on all or part of the value of the Shares owned at the time of their death.
Non-U.S. Shareholders are advised to consult their own tax advisors with respect to the particular tax consequences to them of an investment in the Shares.
Foreign Account Tax Compliance
The Foreign Account Tax Compliance provisions of the Hiring Incentives to Restore Employment Act (“FATCA”) generally impose a reporting and 30% withholding tax regime with respect to certain items of U.S. source income (including dividends and interest) (“Withholdable Payments”). While the 30% withholding tax would have applied also to payments of gross proceeds from the sale or other disposition on or after January 1, 2019 of property that would give rise to U.S. source interest or dividends, proposed Regulations eliminate such withholding on payments of gross proceeds entirely. The U.S. Treasury Department has indicated that taxpayers may rely on these proposed Regulations pending their finalization. As a general matter, the rules are designed to require U.S. persons’ direct and indirect ownership of non-U.S. accounts and non-U.S. entities to be reported to the IRS. The 30% withholding tax regime applies if there is a failure to provide required information regarding U.S. ownership. The withholding rules generally apply to Withholdable Payments.
The rules may subject a non-U.S. Shareholder’s share of Withholdable Payments received by a Fund to 30% withholding tax unless such shareholder provides information, representations and waivers of non-U.S. law as may be required to comply with the provisions of the rules, including information regarding certain U.S. direct and indirect owners of such non-U.S. Shareholder. A non-U.S. Shareholder that is treated as a “foreign financial institution” will generally be subject to withholding unless it agrees to report certain information to the IRS regarding its U.S. accountholders and those of its affiliates.
Prospective shareholders should consult their own advisors regarding the requirements under FATCA with respect to their own situation.
Regulated Investment Companies
The treatment of a RIC’s investment in a Fund will depend, in part, on whether a Fund is classified as a qualified publicly traded partnership within the meaning of Section 851(h) of the Code (a “qualified PTP”). RICs are only allowed to invest up to 25% of their assets in qualified PTPs and to treat gross income and gross gains derived from such investments as qualifying income for purposes of certain rules relevant to determining whether an entity qualifies as a RIC. A RIC is not required to look through to the underlying qualified PTP’s assets when testing compliance with certain asset diversification or gross income tests applicable to determining whether an entity qualified as a RIC. A RIC, however, may be required to look through a qualified publicly traded partnership when testing compliance with the asset diversification tests. A RIC will also be required to look through corporations in which the RIC owns a 20% or more voting stock interest in determining whether a RIC has invested up to 25% of its assets in qualified PTPs, including other issuers, when testing compliance with the asset diversification tests applicable to RICs under the Code. On the other hand, an investment by a RIC in a publicly traded partnership that is not a qualified PTP is not counted against the 25% limit on a RIC’s investments in qualified PTPs and the RIC is treated as earning its proportionate share of the partnership’s gross income and gross gains for purposes of the asset and income tests relevant to determining whether an entity qualifies as a RIC.
It is intended that the VIX Futures Fund, the Natural Gas Funds, and the Precious Metals Funds are and will continue to be qualified PTPs for any taxable year in which such a Fund realizes sufficient gross income from its commodity futures transactions. However, qualification of such Funds as qualified PTPs depends on performance of a Fund for the particular tax year and there is no assurance that it will qualify in a given year or that future results of a Fund will conform to prior experience. In addition, there is, to date, no regulatory guidance on the application of these rules, and it is possible that future guidance may adversely affect qualification of such a Fund as a qualified PTP. RIC investors are urged to monitor their investment in such Funds and consult with a tax advisor concerning the impact of such an investment on their compliance with the income source and asset diversification requirements applicable to RICs.
It is intended that the Currency Funds are not and will not be qualified PTPs. Prospective RIC investors should consult a tax advisor regarding the treatment of an investment in a Fund under current tax rules and in light of their particular circumstances. Under current
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interpretation of the RIC qualification rules, a RIC’s allocable share of income from a Currency Fund is expected to be treated as qualifying income. The U.S. Treasury has specific statutory authority to promulgate regulations excluding from the definition of qualifying income foreign currency gains which are not directly related to a RIC’s principal business of investing in stock or securities (or options and futures with respect to stock or securities), although to date no such regulations have been issued or proposed. RIC investors in a Currency Fund face a risk that future Regulations will recharacterize foreign currency gains received by them as non-qualifying income and be retroactive in application. In addition, because most RICs test their compliance under the RIC asset diversification test by looking through partnerships such as the Currency Funds, there is a risk that a RIC that invests in the Currency Funds could fail to satisfy the applicable asset diversification tests. RIC investors are urged to monitor their investment in the Currency Funds and consult with their tax advisor concerning the impact of such an investment on their compliance with the income source and asset diversification requirements applicable to RICs.
Tax-Exempt Organizations
An organization that is otherwise exempt from U.S. federal income tax is nonetheless subject to taxation with respect to its “unrelated business taxable income,” (“UBTI”), to the extent that its UBTI from all sources exceeds $1,000 in any taxable year. Except as noted below with respect to certain categories of exempt income, UBTI generally includes income or gain derived (either directly or through a partnership) from a trade or business, the conduct of which is substantially unrelated to the exercise or performance of the organization’s exempt purpose or function. UBTI is computed separately with respect to each trade or business of a tax-exempt entity. However, a tax-exempt investor may, if a Fund has multiple unrelated trades or businesses, aggregate its UBTI, deductions and losses in respect of such trades or businesses to the extent its interest in the Fund meets either a de minimis test (generally, if the tax-exempt investor owns no more than 2% of the Fund’s capital and profits) or a participation test (generally, if the tax-exempt investor owns no more than 20% of the Fund’s capital and does not significantly participate in the Fund). Additionally, a tax-exempt investor may be permitted to treat certain investment activities (e.g., its investment in the Fund as well as other similar investments) as a single trade or business and thus permit gross income, deductions and losses with respect to such investment activities to be aggregated for purposes of calculating UBTI.
UBTI generally does not include passive investment income, such as dividends, interest and capital gains, whether realized by the organization directly or indirectly through a partnership (such as the Funds) in which it is a partner. This type of income is exempt, subject to the discussion of “unrelated debt-financed income” below, even if it is realized from securities-trading activity that constitutes a trade or business.
UBTI includes not only trade or business income or gain as described above, but also “unrelated debt-financed income.” This latter type of income generally consists of (1) income derived by an exempt organization (directly or through a partnership) from income producing property with respect to which there is “acquisition indebtedness” at any time during the taxable year and (2) gains derived by an exempt organization (directly or through a partnership) from the disposition of property with respect to which there is acquisition indebtedness at any time during the twelve-month period ending with the date of the disposition. Each Fund does not expect to incur a significant amount of acquisition indebtedness with respect to its assets.
To the extent a Fund recognizes gain from property with respect to which there is “acquisition indebtedness,” the portion of the gain that will be treated as UBTI will be equal to the amount of the gain multiplied by a fraction, the numerator of which is the highest amount of the “acquisition indebtedness” with respect to the property during the twelve-month period ending with the date of their disposition, and the denominator of which is the “average amount of the adjusted basis” of the property during the period that such property is held by a Fund during the taxable year. In determining the unrelated debt-financed income of a Fund, an allocable portion of deductions directly connected with a Fund’s debt-financed property will be taken into account. In making such a determination, for instance, a portion of losses from debt-financed securities (determined in the manner described above for evaluating the portion of any gain that would be treated as UBTI) would offset gains treated as UBTI. Any tax-exempt shareholder that recognizes UBTI will be required to compute such UBTI separately for each line of unrelated business if such shareholder has more than one unrelated trade or business. A charitable remainder trust is subject to a 100% federal excise tax on any UBTI that it earns; in view of the potential for UBTI, the Shares may not be a suitable investment for a charitable remainder trust.
Certain tax-exempt shareholders that are private educational institutions will be subject to a 1.4% excise tax on their net investment income.
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Certain State and Local Taxation Matters
Prospective shareholders should consider, in addition to the U.S. federal income tax consequences described above, the potential state and local tax consequences of investing in the Shares.
State and local laws often differ from U.S. federal income tax laws with respect to the treatment of specific items of income, gain, loss, deduction and credit. A shareholder’s distributive share of the taxable income or loss of a Fund generally will be required to be included in determining the shareholder’s reportable income for state and local tax purposes in the jurisdiction in which the shareholder is a resident. A Fund may conduct business in one or more jurisdictions that will subject a shareholder to tax (and require a shareholder to file an income tax return with the jurisdiction with respect to the shareholder’s share of the income derived from that business). A prospective shareholder should consult its tax advisor with respect to the availability of a credit for such tax in the jurisdiction in which the shareholder is resident.
Backup Withholding
In certain circumstances, shareholders may be subject to backup withholding on certain payments paid to them if they do not establish that they are exempt from the backup withholding rules or if they do not furnish their correct taxpayer identification number (in the case of individuals, their social security number) and certain certifications, or who are otherwise subject to backup withholding. Backup withholding is not an additional tax. Any amounts withheld from payments made to an investor may be refunded or credited against an investor’s U.S. federal income tax liability, if any, provided that the required information is furnished to the IRS.
Shareholders should be aware that certain aspects of the U.S. federal, state and local income tax treatment regarding the purchase, ownership and disposition of Shares are not clear under existing law. Thus, shareholders are urged to consult their own tax advisors to determine the tax consequences of ownership of the Shares in their particular circumstances, including the application of U.S. federal, state, local and foreign tax laws.
Euroclear System
Any participant of the Euroclear System that holds Shares in the Euroclear System will be deemed to have represented to and agreed with the Funds and Euroclear Bank as a condition to Shares being in the Euroclear System to furnish to the Euroclear Bank (a) its tax identification number, (b) notice of whether it is (i) a person who is not a United States person, (ii) a foreign government, an international organization or any wholly owned agency or instrumentality of either of the foregoing or (iii) a tax exempt identity, and (c) such other information as the Euroclear Bank may request from time to time in order to comply with its United States tax reporting obligations. If a participant in the Euroclear System fails to provide such information, Euroclear Bank may, amongst other courses of action, block trades in the Shares and related income distributions of such participant.
-97

PART TWO:
GENERAL POOL DISCLOSURE
This Prospectus has two parts: the offered series disclosure and the general pool disclosure. These parts are bound together and are incomplete if not distributed together to prospective participants.
-98

PERFORMANCE OF THE OTHER COMMODITY POOLS
OPERATED BY THE COMMODITY POOL OPERATOR
The following performance information is presented in accordance with CFTC regulations. The performance of each Fund will differ materially from the performance of the following commodity pools operated by the Sponsor (the “Other Funds”) which is included herein. The performance of the Other Funds which is summarized herein is materially different from the Funds and the past performance summaries of the Other Funds below are generally not representative of how the Funds might perform in the future.
All summary performance information is as of November 30, 2021, except as noted. Performance information is set forth, in accordance with CFTC regulations, since each Fund’s inception of trading.
Name of Pool:	ProShares Short VIX Short-Term Futures ETF
Type of Pool:	Public, Exchange-listed Commodity Pool
Date of Inception of Trading:	October 3, 2011
Aggregate Gross Capital Subscriptions[1] as of November 30, 2021	$14,117,045,679
Aggregate Net Capital Subscriptions[2] as of November 30, 2021	$457,637,303
Net Asset Value as of November 30, 2021	$343,736,136
Net Asset Value per Share[3] as of November 30, 2021	$53.84
Worst Monthly Loss:[4]	-89.59% (February 2018)
Worst Peak-to-Valley Loss:[5]	-93.91% (December 2017-March 2020)
PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.
Rate of Return:[6]	2016	2017	2018	2019	2020	2021
January	-22.30%	29.23%	-6.82%	13.90%	-4.78%	-12.91%
February	-6.58%	4.35%	-89.59%	6.11%	-17.55%	12.24%
March	37.26%	14.69%	-6.11%	2.17%	-39.79%	16.42%
April	2.22%	3.04%	6.43%	6.59%	6.11%	5.70%
May	20.79%	6.44%	4.45%	-10.42%	4.76%	4.11%
June	-20.28%	3.53%	-0.86%	9.13%	-8.93%	7.23%
July	32.73%	14.75%	8.40%	2.47%	7.92%	-3.42%
August	11.27%	-12.55%	3.03%	-9.81%	2.36%	7.77%
September	-1.33%	16.54%	3.56%	7.05%	1.96%	-5.92%
October	-1.36%	14.64%	-18.15%	7.63%	-4.62%	13.03%
November	17.32%	4.39%	4.39%	8.89%	22.61%	-12.52%
December	8.55%	13.56%	-16.11%	3.84%	0.12%
Annual	79.54%	179.12%	-91.68%	54.92%	-36.89%	N/A
Year-to-Date	N/A	N/A	N/A	N/A	N/A	30.02%
See accompanying Footnotes to Performance Information.
Name of Pool:	ProShares Ultra Bloomberg Crude Oil†
Type of Pool:	Public, Exchange-listed Commodity Pool
Date of Inception of Trading:	November 24, 2008
Aggregate Gross Capital Subscriptions[1] as of November 30, 2021	$16,052,404,815
Aggregate Net Capital Subscriptions[2] as of November 30, 2021	$1,255,706,413
Net Asset Value as of November 30, 2021	$950,647,565
Net Asset Value per Share[3] as of November 30, 2021	$67.85
Worst Monthly Loss:[4]	-85.06% (March 2020)
Worst Peak-to-Valley Loss:[5]	-99.94% (Inception -April 2020)
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PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.
Rate of Return:[6]	2016	2017	2018	2019	2020	2021
January	-24.75%	-7.28%	14.44%	37.17%	-28.51%	11.58%
February	-16.75%	2.10%	-8.64%	10.52%	-26.25%	35.90%
March	14.14%	-14.18%	11.06%	8.71%	-85.06%	-4.74%
April	31.14%	-6.77%	11.67%	12.78%	-63.40%	14.07%
May	9.78%	-6.09%	-4.72%	-30.81%	70.27%	8.69%
June	-6.05%	-10.82%	17.42%	16.85%	14.42%	20.06%
July	-28.95%	16.64%	-10.52%	-0.54%	5.91%	2.83%
August	9.10%	-10.36%	4.71%	-12.95%	9.49%	-10.33%
September	11.46%	15.62%	11.19%	-5.39%	-13.36%	17.09%
October	-7.66%	8.73%	-20.14%	0.73%	-20.52%	14.45%
November	6.48%	10.15%	-40.66%	2.59%	42.35%	-29.81%
December	12.93%	10.42%	-22.95%	22.63%	11.90%
Annual	-7.23%	1.42%	-44.82%	55.99%	-92.86%	N/A
Year-to-Date	N/A	N/A	N/A	N/A	N/A	86.49%
See accompanying Footnotes to Performance Information.
Name of Pool:	ProShares Ultra Gold
Type of Pool:	Public, Exchange-listed Commodity Pool
Date of Inception of Trading:	December 1, 2008
Aggregate Gross Capital Subscriptions[1] as of November 30, 2021	$969,593,689
Aggregate Net Capital Subscriptions[2] as of November 30, 2021	$211,517,983
Net Asset Value as of November 30, 2021	$217,361,732
Net Asset Value per Share[3] as of November 30, 2021	$56.46
Worst Monthly Loss:[4]	-14.67% (November 2016)
Worst Peak-to-Valley Loss:[5]	-70.62% (August 2011 -September 2018)
PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.
Rate of Return:[6]	2016	2017	2018	2019	2020	2021
January	9.75%	11.40%	8.07%	5.88%	7.74%	-5.54%
February	22.46%	6.82%	-4.34%	-1.41%	-3.01%	-13.04%
March	-0.20%	-2.09%	0.49%	-3.69%	1.93%	-2.14%
April	7.59%	3.15%	-2.03%	-1.98%	11.92%	5.95%
May	-11.52%	-0.44%	-1.61%	3.03%	5.16%	15.64%
June	18.01%	-4.11%	-8.63%	16.14%	5.31%	-13.92%
July	2.86%	3.76%	-5.06%	1.59%	17.50%	4.56%
August	-5.20%	6.64%	-3.42%	12.99%	-1.41%	-0.23%
September	1.70%	-4.68%	-2.90%	-7.40%	-8.52%	-6.90%
October	-7.84%	-2.41%	4.15%	5.73%	-1.89%	2.87%
November	-14.67%	1.25%	-0.01%	-6.44%	-11.42%	-1.36%
December	-5.81%	1.36%	9.73%	6.92%	12.92%
Annual	10.68%	21.19%	-6.90%	32.56%	37.32%	N/A
Year-to-Date	N/A	N/A	N/A	N/A	N/A	-16.45%
-100

See accompanying Footnotes to Performance Information.
Name of Pool:	ProShares Ultra Silver
Type of Pool:	Public, Exchange-listed Commodity Pool
Date of Inception of Trading:	December 1, 2008
Aggregate Gross Capital Subscriptions[1] as of November 30, 2021	$3,825,882,286
Aggregate Net Capital Subscriptions[2] as of November 30, 2021	$1,483,941,555
Net Asset Value as of November 30, 2021	$499,815,823
Net Asset Value per Share[3] as of November 30, 2021	$33.44
Worst Monthly Loss:[4]	-34.13% (September 2020)
Worst Peak-to-Valley Loss:[5]	-97.51% (April 2011 - March 2020)
PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.
Rate of Return:[6]	2016	2017	2018	2019	2020	2021
January	2.96%	12.62%	3.85%	6.81%	0.67%	1.86%
February	8.87%	11.21%	-9.39%	-6.68%	-18.09%	-6.37%
March	7.86%	-3.08%	-2.37%	-6.79%	-29.61%	-14.52%
April	33.68%	-7.53%	0.65%	-2.92%	7.86%	10.41%
May	-19.67%	-1.72%	1.56%	-5.62%	51.00%	16.47%
June	29.58%	-9.94%	-6.78%	9.58%	-1.37%	-13.54%
July	17.59%	2.62%	-7.87%	14.13%	65.32%	-5.39%
August	-13.33%	6.18%	-10.29%	22.48%	31.26%	-12.73%
September	5.61%	-6.06%	-5.18%	-15.15%	-34.13%	-16.45%
October	-16.49%	-1.01%	-0.15%	12.79%	0.07%	17.43%
November	-13.12%	-3.35%	-2.05%	-12.10%	-11.20%	-10.20%
December	-5.94%	3.12%	17.23%	9.49%	35.08%
Annual	23.57%	0.34%	-21.34%	20.10%	59.97%	N/A
Year-to-Date	N/A	N/A	N/A	N/A	N/A	-34.06%
See accompanying Footnotes to Performance Information.
Name of Pool:	ProShares Ultra VIX Short-Term Futures ETF
Type of Pool:	Public, Exchange-listed Commodity Pool
Date of Inception of Trading:	October 3, 2011
Aggregate Gross Capital Subscriptions[1] as of November 30, 2021	$27,443,632,332
Aggregate Net Capital Subscriptions[2] as of November 30, 2021	$7,662,531,394
Net Asset Value as of November 30, 2021	$917,153,016
Net Asset Value per Share[3] as of November 30, 2021	$20.55
Worst Monthly Loss:[4]	-51.67% (March 2016)
Worst Peak-to-Valley Loss:[5]	-100.00% (Inception - October 2021)
PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.
Rate of Return:[6]	2016	2017	2018	2019	2020	2021
January	34.25%	-42.60%	10.20%	-35.48%	9.33%	36.42%
February	5.64%	-11.29%	48.44%	-17.46%	58.78%	-34.87%
March	-51.67%	-26.86%	12.39%	-10.08%	165.90%	-40.58%
April	-13.26%	-12.79%	-20.67%	-18.62%	-27.02%	-17.77%
May	-36.41%	-23.70%	-16.23%	25.96%	-22.77%	-22.08%
-101

Rate of Return:[6]	2016	2017	2018	2019	2020	2021
June	-14.07%	-8.79%	-2.98%	-24.06%	-0.13%	-22.66%
July	-45.21%	-25.99%	-23.74%	-9.46%	-24.15%	2.35%
August	-21.67%	-0.75%	-11.63%	17.21%	-9.21%	-23.68%
September	-13.70%	-28.54%	-11.59%	-21.26%	-11.13%	12.07%
October	-1.25%	-26.02%	67.32%	-23.74%	7.28%	-32.63%
November	-35.39%	-10.74%	-16.43%	-23.67%	-48.56%	24.85%
December	-19.36%	-24.16%	59.59%	-14.19%	-4.09%
Annual	-93.81%	-94.06%	57.60%	-84.44%	-15.84%	N/A
Year-to-Date	N/A	N/A	N/A	N/A	N/A	-80.74%
See accompanying Footnotes to Performance Information.
Name of Pool:	ProShares UltraShort Bloomberg Crude Oil†
Type of Pool:	Public, Exchange-listed Commodity Pool
Date of Inception of Trading:	November 24, 2008
Aggregate Gross Capital Subscriptions[1] as of November 30, 2021	$7,115,722,027
Aggregate Net Capital Subscriptions[2] as of November 30, 2021	$74,278,774
Net Asset Value as of November 30, 2021	$108,705,108
Net Asset Value per Share[3] as of November 30, 2021	$16.90
Worst Monthly Loss:[4]	-50.78% (May 2020)
Worst Peak-to-Valley Loss:[5]	-96.78% (February 2009 - October 2021)
PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.
Rate of Return:[6]	2016	2017	2018	2019	2020	2021
January	17.85%	5.18%	-13.38%	-29.89%	36.14%	-11.92%
February	1.14%	-3.06%	7.43%	-11.14%	30.49%	-28.34%
March	-18.27%	13.56%	-11.79%	-9.00%	126.55%	-1.78%
April	-29.23%	5.81%	-12.16%	-12.55%	-5.34%	-14.89%
May	-11.42%	2.69%	2.56%	38.83%	-50.78%	-10.32%
June	0.72%	8.90%	-16.97%	-17.80%	-19.95%	-17.59%
July	33.66%	-16.58%	9.02%	-2.51%	-7.74%	-6.87%
August	-13.03%	8.88%	-6.01%	6.76%	-9.90%	6.81%
September	-16.03%	-14.83%	-11.15%	-6.54%	9.25%	-16.01%
October	5.69%	-9.51%	21.99%	-2.22%	18.70%	-13.75%
November	-13.39%	-10.56%	56.22%	-5.59%	-33.10%	29.46%
December	-13.41%	-10.59%	15.00%	-19.44%	-12.00%
Annual	-52.41%	-23.30%	22.52%	-59.07%	-4.76%	N/A
Year-to-Date	N/A	N/A	N/A	N/A	N/A	-63.62%
See accompanying Footnotes to Performance Information.
Name of Pool:	ProShares VIX Short-Term Futures ETF
Type of Pool:	Public, Exchange-listed Commodity Pool
Date of Inception of Trading:	January 3, 2011
Aggregate Gross Capital Subscriptions[1] as of November 30, 2021	$5,024,137,090
Aggregate Net Capital Subscriptions[2] as of November 30, 2021	$1,334,082,950
Net Asset Value as of November 30, 2021	$360,553,193
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Name of Pool:	ProShares VIX Short-Term Futures ETF
Net Asset Value per Share[3] as of November 30, 2021	$20.83
Worst Monthly Loss:[4]	-35.26% (November 2020)
Worst Peak-to-Valley Loss:[5]	-99.96% (September 2011 - October 2021)
PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.
Rate of Return:[6]	2016	2017	2018	2019	2020	2021
January	19.62%	-23.72%	5.70%	-24.67%	7.12%	24.81%
February	4.01%	-5.32%	47.34%	-11.73%	38.55%	-23.96%
March	-29.41%	-13.98%	9.38%	-6.13%	107.86%	-28.60%
April	-5.45%	-5.35%	-13.62%	-12.54%	-17.16%	-11.87%
May	-19.23%	-10.71%	-10.45%	18.61%	-14.30%	-13.59%
June	1.63%	-4.18%	-1.11%	-16.49%	3.69%	-15.18%
July	-25.53%	-13.63%	-16.10%	-5.94%	-16.22%	2.81%
August	-11.04%	3.95%	-7.34%	13.97%	-5.91%	-15.95%
September	-4.60%	-15.03%	-7.58%	-14.19%	-6.72%	8.99%
October	0.02%	-13.61%	42.86%	-15.80%	5.88%	-22.88%
November	-17.88%	-5.09%	-10.42%	-16.26%	-35.26%	19.08%
December	-9.47%	-12.58%	37.96%	-9.11%	-2.25%
Annual	-67.96%	-72.49%	65.26%	-68.12%	11.87%	N/A
Year-to-Date	N/A	N/A	N/A	N/A	N/A	-62.14%
See accompanying Footnotes to Performance Information.
Name of Pool:	ProShares Ultra Bloomberg Commodity[a]
Type of Pool:	Public, Exchange-listed Commodity Pool
Date of Inception of Trading:	November 24, 2008
Aggregate Gross Capital Subscriptions[1] as of September 1, 2016	$57,464,446
Aggregate Net Capital Subscriptions[2] as of September 1, 2016	$1,435,107
Net Asset Value as of September 1, 2016	$—
Net Asset Value per Share[3] as of September 1, 2016	$—
Worst Monthly Loss:[4]	-10.28% (July 2016)
Worst Peak-to-Valley Loss:[5]	-84.25% (April 2011—February 2016)
PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.
Rate of Return:[6]	2016	2017	2018	2019	2020	2021
January	-3.71%	N/A	N/A	N/A	N/A	N/A
February	-3.64%	N/A	N/A	N/A	N/A	N/A
March	7.39%	N/A	N/A	N/A	N/A	N/A
April	17.25%	N/A	N/A	N/A	N/A	N/A
May	-0.72%	N/A	N/A	N/A	N/A	N/A
June	8.02%	N/A	N/A	N/A	N/A	N/A
July	-10.28%	N/A	N/A	N/A	N/A	N/A
August	1.62%	N/A	N/A	N/A	N/A	N/A
September	N/A	N/A	N/A	N/A	N/A	N/A
October	N/A	N/A	N/A	N/A	N/A
November	N/A	N/A	N/A	N/A	N/A
-103

Rate of Return:[6]	2016	2017	2018	2019	2020	2021
December	N/A	N/A	N/A	N/A	N/A
Annual	N/A	N/A	N/A	N/A	N/A	N/A
Year-to-Date	14.23%	N/A	N/A	N/A	N/A	N/A
See accompanying Footnotes to Performance Information.
Name of Pool:	ProShares Managed Futures Strategy[a]
Type of Pool:	Public, Exchange-listed Commodity Pool
Date of Inception Trading:	October 1, 2014
Aggregate Gross Capital Subscriptions[1] as of March 30, 2016	$19,699,612
Aggregate Net Capital Subscriptions[2] as of March 30, 2016	$7,378,135
Net Asset Value as of March 30, 2016	$—
Net Asset Value per Share[3] as of March 30, 2016	$—
Worst Monthly Loss:[4]	-2.42% (March 2016)
Worst Peak-to-Valley Loss:[5]	-7.96% (January 2015—March 2016)
PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.
Rate of Return:[6]	2016	2017	2018	2019	2020	2021
January	-1.53%	N/A	N/A	N/A	N/A	N/A
February	1.62%	N/A	N/A	N/A	N/A	N/A
March	-2.42%	N/A	N/A	N/A	N/A	N/A
April	N/A	N/A	N/A	N/A	N/A	N/A
May	N/A	N/A	N/A	N/A	N/A	N/A
June	N/A	N/A	N/A	N/A	N/A	N/A
July	N/A	N/A	N/A	N/A	N/A	N/A
August	N/A	N/A	N/A	N/A	N/A	N/A
September	N/A	N/A	N/A	N/A	N/A	N/A
October	N/A	N/A	N/A	N/A	N/A
November	N/A	N/A	N/A	N/A	N/A
December	N/A	N/A	N/A	N/A	N/A
Annual	N/A	N/A	N/A	N/A	N/A	N/A
Year-to-Date	-2.36%	N/A	N/A	N/A	N/A	N/A
See accompanying Footnotes to Performance Information.
Name of Pool:	ProShares UltraPro 3x Crude Oil ETF[a]
Type of Pool:	Public, Exchange-listed Commodity Pool
Date of Inception of Trading:	March 24, 2017
Aggregate Gross Capital Subscriptions[1] as of April 3, 2020	$891,992,538
Aggregate Net Capital Subscriptions[2] as of April 3, 2020	$376,396,221
Net Asset Value as of April 3, 2020	$—
Net Asset Value per Share[3] as of April 3, 2020	$—
Worst Monthly Loss:[4]	-97.33% (March 2020)
Worst Peak-to-Valley Loss:[5]	-99.67% (September 2018—March 2020)
PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.
-104

Rate of Return:[6]	2016	2017	2018	2019	2020	2021
January			21.88%	58.31%	-40.24%	N/A
February			-13.37%	15.30%	-37.70%	N/A
March[b]		16.98%	16.04%	12.85%	-97.33%	N/A
April		-10.47%	17.06%	19.04%	N/A	N/A
May		-10.32%	-7.95%	-43.50%	N/A	N/A
June		-16.85%	25.86%	24.34%	N/A	N/A
July		24.62%	-16.39%	-2.06%	N/A	N/A
August		-15.97%	6.39%	-21.33%	N/A	N/A
September		23.61%	16.64%	-11.23%	N/A	N/A
October		12.65%	-29.41%	0.44%	N/A
November		15.00%	-55.93%	2.64%	N/A
December		15.42%	-35.43%	35.12%	N/A
Annual		51.15%	-65.37%	64.10%	N/A	N/A
Year-to-Date	N/A	N/A	N/A	N/A	-99.01%	N/A
See accompanying Footnotes to Performance Information.
Name of Pool:	ProShares UltraPro 3x Short Crude Oil ETF[a]
Type of Pool:	Public, Exchange-listed Commodity Pool
Date of Inception of Trading:	March 24, 2017
Aggregate Gross Capital Subscriptions[1] as of April 13, 2020	$464,876,088
Aggregate Net Capital Subscriptions[2] as of April 13, 2020	$(81,065,469)
Net Asset Value as of April 13, 2020	$—
Net Asset Value per Share[3] as of April 13, 2020	$—
Worst Monthly Loss:[4]	-42.29% (January 2019)
Worst Peak-to-Valley Loss:[5]	-89.93% (June 2017—December 2019)
PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.
Rate of Return:[6]	2016	2017	2018	2019	2020	2021
January			-19.72%	-42.29%	57.34%	N/A
February			10.44%	-16.88%	47.11%	N/A
March[b]		-15.37%	-17.91%	-13.66%	84.56%	N/A
April		8.31%	-18.40%	-18.72%	N/A	N/A
May		2.69%	2.79%	61.35%	N/A	N/A
June		12.44%	-25.26%	-26.77%	N/A	N/A
July		-24.62%	12.74%	-4.90%	N/A	N/A
August		12.49%	-9.50%	7.38%	N/A	N/A
September		-21.91%	-16.69%	-15.78%	N/A	N/A
October		-14.52%	33.47%	-3.92%	N/A
November		-15.95%	90.61%	-9.40%	N/A
December		-15.95%	19.22%	-28.09%	N/A
Annual		-57.67%	17.63%	-78.59%	N/A	N/A
Year-to-Date		N/A	N/A	N/A	327.18%	N/A
See accompanying Footnotes to Performance Information.
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Name of Pool:	ProShares UltraShort Bloomberg Commodity[a]
Type of Pool:	Public, Exchange-listed Commodity Pool
Date of Inception of Trading:	November 24, 2008
Aggregate Gross Capital Subscriptions[1] as of September 1, 2016	$95,173,249
Aggregate Net Capital Subscriptions[2] as of September 1, 2016	$1,803,800
Net Asset Value as of September 1, 2016	$—
Net Asset Value per Share[3] as of September 1, 2016	$—
Worst Monthly Loss:[4]	-15.82% (April 2016)
Worst Peak-to-Valley Loss:[5]	-29.14% (February 2016—June 2016)
PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.
Rate of Return:[6]	2016	2017	2018	2019	2020	2021
January	2.68%	N/A	N/A	N/A	N/A	N/A
February	2.49%	N/A	N/A	N/A	N/A	N/A
March	-7.86%	N/A	N/A	N/A	N/A	N/A
April	-15.82%	N/A	N/A	N/A	N/A	N/A
May	-0.22%	N/A	N/A	N/A	N/A	N/A
June	-8.44%	N/A	N/A	N/A	N/A	N/A
July	10.33%	N/A	N/A	N/A	N/A	N/A
August	-2.25%	N/A	N/A	N/A	N/A	N/A
September	N/A	N/A	N/A	N/A	N/A	N/A
October	N/A	N/A	N/A	N/A	N/A
November	N/A	N/A	N/A	N/A	N/A
December	N/A	N/A	N/A	N/A	N/A
Annual	N/A	N/A	N/A	N/A	N/A	N/A
Year-to-Date	-19.58%	N/A	N/A	N/A	N/A	N/A
See accompanying Footnotes to Performance Information.
Footnotes to Performance Information

a.
ProShares Managed Futures Strategy, ProShares Ultra Bloomberg Commodity, ProShares UltraPro 3x Crude Oil ETF, ProShares UltraPro 3x Short Crude Oil ETF, and ProShares UltraShort Bloomberg Commodity were terminated on March 30, 2016, September 1, 2016, April 3, 2020, April 13, 2020, and September 1, 2016, respectively and are no longer in operations.
b.
Represents rate of return from inception to March 31, 2017, as the inception of trading date for the pool was after March 1, 2017.
†
As of June 30, 2020 the Fund’s benchmark was the Bloomberg WTI Crude Oil SubindexSM. The Fund changed its benchmark from the Prior Oil Benchmark to the New Oil Index on September 17, 2020.
1.
“Aggregate Gross Capital Subscriptions” is the aggregate of all amounts ever contributed to the pool, including those of investors who subsequently redeemed their investments.
2.
“Aggregate Net Capital Subscriptions” is the aggregate of all amounts ever contributed to the pool, excluding those of investors who subsequently redeemed their investments.
3.
“Net Asset Value per Share” is the net asset value, based on the pricing policies of the Trust and determined in accordance with GAAP, of the pool divided by the total number of Shares outstanding as of November 30, 2021. Please see “Description of the Shares; The Funds; Certain Material Terms of the Trust Agreement—Net Asset Value (NAV)” for additional information regarding the pricing policies of the Trust.
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4.
“Worst Monthly Loss” is the largest single month loss sustained during the most recent five calendar years and year-to-date (or since inception of the Fund, if the Fund has had less than five calendar years of performance), expressed as a percentage. “Loss” as used in this section of the Prospectus means losses experienced by the relevant pool over the specified period and is calculated on a rate of return basis, i.e., dividing net performance by beginning equity. Loss is measured on the basis of monthly returns only, and does not reflect intra-month figures.
5.
“Worst Peak-to-Valley Loss” is the largest percentage decline in Net Asset Value per Share over the most recent five calendar years and year-to-date (or since inception of the Fund, if the Fund has had less than five calendar years of performance). This need not be a continuous decline, but can be a series of positive and negative returns where the negative returns are larger than the positive returns. Worst Peak-to-Valley Loss represents the greatest percentage decline from any month-end Net Asset Value per Share that occurs without such month-end Net Asset Value per Share being equaled or exceeded as of a subsequent month-end. A Peak-to-Valley loss that begins prior to the beginning of the most recent five calendar years and ends within the most recent five calendar year period is deemed to have occurred during such five calendar year period.
6.
Based on the latest calculated net asset value, as applicable to creations and redemptions of Creation Units, with respect to each period.
USE OF PROCEEDS
Each Fund seeks to use substantially all of the proceeds of the offering of Shares of the Funds to make portfolio investments in a manner consistent with its investment objective. Each Fund also holds cash or cash equivalents such as U.S. Treasury securities or other high credit quality, short-term fixed-income or similar securities (such as shares of money market funds) as collateral for Financial Instruments and pending investment in Financial Instruments. To the extent that the Funds do not invest the proceeds of the offering of the Shares in the manner described above on the day such proceeds are received, such proceeds may be deposited with the Custodian.
The Sponsor, a registered commodity pool operator, is responsible for the cash management activities of the Funds, including investing in cash equivalents that may be used as margin for the applicable Fund’s portfolio holdings.
WHO MAY SUBSCRIBE
Only Authorized Participants may create or redeem Creation Units. Each Authorized Participant must (1) be a registered broker-dealer or other securities market participant such as a bank or other financial institution which is not required to register as a broker-dealer to engage in securities transactions, (2) be a participant in DTC, and (3) have entered into an agreement with the Trust and the Sponsor (an Authorized Participant Agreement).
CREATION AND REDEMPTION OF SHARES
Each Fund creates and redeems Shares from time to time, but only in large blocks of Shares known as “Creation Units”, each of which consists of 50,000 Shares (25,000 Shares with respect to the VIX Futures Fund). Except when aggregated in Creation Units, the Shares are not redeemable securities.
The manner by which Creation Units are purchased and redeemed is governed by the terms of the Authorized Participant Agreement and Authorized Participant Procedures Handbook, and all such procedures are at the discretion of the Sponsor. By placing a purchase order, an Authorized Participant agrees to deposit cash with the Custodian of the Funds (unless as provided otherwise in this Prospectus).
If permitted by the Sponsor in its sole discretion with respect to a Fund, an Authorized Participant may also agree to enter into or arrange for an exchange of a futures contract for related position (“EFCRP”) or block trade with the relevant Fund whereby the Authorized Participant would also transfer to such Fund a number and type of exchange-traded futures contracts at or near the closing settlement price for such contracts on the purchase order date. Similarly, the Sponsor in its sole discretion may agree with an Authorized Participant to use an EFCRP to effect an order to redeem Creation Units.
An EFCRP is a technique permitted by the rules of certain futures exchanges that, as utilized by a Fund in the Sponsor’s discretion, would allow such Fund to take a position in a futures contract from an Authorized Participant, or give futures contracts to an Authorized Participant, in
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the case of a redemption, rather than to enter the futures exchange markets to obtain such a position. An EFCRP by itself will not change either party’s net risk position materially. Because the futures position that a Fund would otherwise need to take in order to meet its investment objective can be obtained without unnecessarily impacting the financial or futures markets or their pricing, EFCRPs can generally be viewed as transactions beneficial to a Fund. A block trade is a technique that permits certain Funds to obtain a futures position without going through the market auction system and can generally be viewed as a transaction beneficial to the Fund.
Authorized Participants pay a fixed transaction fee of up to $250 in connection with each order to create or redeem a Creation Unit in order to compensate BNYM, as the Administrator, the Custodian and the Transfer Agent of each Fund and its Shares, for services in processing the creation and redemption of Creation Units and to offset the costs of increasing or decreasing derivative positions. Authorized Participants also may pay a variable transaction fee to the Funds of up to 0.10% (and a variable transaction fee to the VIX Futures Fund of 0.05%) of the value of the Creation Unit that is purchased or redeemed unless the transaction fee is waived or otherwise adjusted by the Sponsor. The Sponsor provides such Authorized Participant with prompt notice in advance of any such waiver or adjustment of the transaction fee. Authorized Participants may sell the Shares included in the Creation Units they purchase from the Funds to other investors.
The form of Authorized Participant Agreement and the related Authorized Participant Procedures Handbook set forth the procedures for the creation and redemption of Creation Units and for the payment of cash required for such creations and redemptions. The Sponsor may delegate its duties and obligations under the form of Authorized Participant Agreement to SEI or the Administrator without consent from any shareholder or Authorized Participant. The form of Authorized Participant Agreement, the related procedures attached thereto and the Authorized Participant Procedures Handbook may be amended by the Sponsor without the consent of any shareholder or Authorized Participant. Authorized Participants who purchase Creation Units from the Funds receive no fees, commissions or other form of compensation or inducement of any kind from either the Sponsor or the Funds, and no such person has any obligation or responsibility to the Sponsor or the Fund to effect any sale or resale of Shares.
Authorized Participants are cautioned that some of their activities may result in their being deemed participants in a distribution in a manner which would render them statutory underwriters and subject them to the prospectus delivery and liability provisions of the 1933 Act, as described in “Plan of Distribution.”
Each Authorized Participant must be registered as a broker-dealer under the 1934 Act and regulated by the Financial Industry Regulatory Authority (“FINRA”), or exempt from being, or otherwise not required to be, so regulated or registered, and must be qualified to act as a broker or dealer in the states or other jurisdictions where the nature of its business so requires. Certain Authorized Participants may be regulated under federal and state banking laws and regulations. Each Authorized Participant must have its own set of rules and procedures, internal controls and information barriers as it determines is appropriate in light of its own regulatory regime.
Authorized Participants may act for their own accounts or as agents for broker-dealers, custodians and other securities market participants that wish to create or redeem Creation Units.
Persons interested in purchasing Creation Units should contact the Sponsor or the Administrator to obtain the contact information for the Authorized Participants. Shareholders who are not Authorized Participants are only able to redeem their Shares through an Authorized Participant.
Pursuant to the Authorized Participant Agreement, the Sponsor agreed to indemnify the Authorized Participants against certain liabilities, including liabilities under the 1933 Act, and to contribute to the payments the Authorized Participants may be required to make in respect of those liabilities.
The following description of the procedures for the creation and redemption of Creation Units is only a summary and an investor should refer to the relevant provisions of the Trust Agreement and the form of Authorized Participant Agreement for more detail. The Trust Agreement and the form of Authorized Participant Agreement are filed as exhibits to the Registration Statement of which this Prospectus is a part.
Creation Procedures
On any Business Day (as defined below), an Authorized Participant may place an order with the Distributor to create one or more Creation Units. For purposes of processing both purchase and redemption orders, a “Business Day” for each Fund means any day on which the NAV of such Fund is determined.
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Purchase orders must be placed by the cut-off time shown above in the Summary section titled “Creation and Redemption Transactions.” The cut-off time may be earlier if, for example, the Exchange or other exchange material to the valuation or operation of such Fund closes before the cut-off time. If a purchase order is received prior to the applicable cut-off time, the day on which SEI receives a valid purchase order is the purchase order date. If the purchase order is received after the applicable cut-off time, the purchase order date will be the next business day. Purchase orders are irrevocable. By placing a purchase order, and prior to delivery of such Creation Units, an Authorized Participant’s DTC account will be charged the non-refundable transaction fee due for the purchase order.
Determination of Required Payment
The total payment required to create each Creation Unit is the NAV of a block of Shares, each of which consists of 50,000 Shares (25,000 Shares with respect to the VIX Futures Fund), on the purchase order date plus the applicable transaction fee.
Delivery of Cash
Cash required for settlement will typically be transferred to the Custodian through: (1) the Continuous Net Settlement (“CNS”) clearing process of NSCC, as such processes have been enhanced to effect creations and redemptions of Creation Units; or (2) the facilities of DTC on a Delivery Versus Payment (“DVP”) basis, which is the procedure in which the buyer’s payment for securities is due at the time of delivery. Security delivery and payment are simultaneous. If the Custodian does not receive the cash by the market close on the first Business Day following the purchase order date (“T+1”), such order may be charged interest for delayed settlement or cancelled. The Sponsor reserves the right to extend the deadline for the Custodian to receive the cash required for settlement up to the second Business Day following the purchase order date (“T+2”). In the event a purchase order is cancelled, the Authorized Participant will be responsible for reimbursing the Fund for all costs associated with cancelling the order including costs for repositioning the portfolio. At its sole discretion, the Sponsor may agree to a delivery date other than T+2. Additional fees may apply for special settlement. The Creation Unit will be delivered to the Authorized Participant upon the Custodian’s receipt of the purchase amount.
Delivery of Exchange of Futures Contract for Related Position (“EFCRP”) Futures Contracts or Block Trades
In the event that the Sponsor shall have determined to permit the Authorized Participant to transfer futures contracts pursuant to an EFCRP or to engage in a block trade purchase of futures contracts from the Authorized Participant with respect to a Fund, as well as to deliver cash, in the creation process, futures contracts required for settlement must be transferred directly to the Fund’s account at its FCM. If the cash is not received by the market close on the second Business Day following the purchase order date (T+2); such order may be charged interest for delayed settlements or cancelled. In the event a purchase order is cancelled, the Authorized Participant will be responsible for reimbursing a Fund for all costs associated with cancelling the order including costs for repositioning the portfolio. At its sole discretion, the Sponsor may agree to a delivery date other than T+2. The Creation Unit will be delivered to the Authorized Participant upon the Custodian’s receipt of the cash purchase amount and the futures contracts.
Limitation, Suspension or Rejection of Purchase Orders
In respect of any Fund, the Sponsor may, in its sole discretion, limit or suspend the right to purchase, or postpone the purchase settlement date. For example, the Sponsor may limit or suspend purchases or postpone settlement for (1) any period during which the Exchange or any other exchange, marketplace or trading center, deemed to affect the normal operations (e.g., valuation) of such Fund, is closed, or when trading is restricted or suspended on such exchanges in any of the Funds’ Financial Instruments or underlying Reference Assets; (2) any period during which an emergency exists as a result of which the fulfillment of a purchase order is not reasonably practicable; or (3) such other period as the Sponsor determines, in its sole discretion, to be appropriate for the protection of the Fund, the shareholders of the Fund or otherwise in the interest of such Fund (for example, in response to, or anticipation of, a period of significant and/or rapid increases in the size of a Fund as a result of an increase in creation activity). The Sponsor will not be liable to any person or in any way for any loss or damages that may result from any such suspension or postponement.
The Sponsor also may reject a purchase order if:
•It determines that the purchase order is not in proper form;
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•The Sponsor believes that the purchase order would have adverse tax consequences to a Fund or its shareholders;
•The order would be illegal; or
•Circumstances outside the control of the Sponsor make it, in the Sponsor’s sole discretion, not feasible to process creations of Creation Units.
None of the Sponsor, the Administrator or the Custodian will be liable for the suspension or rejection of any purchase order.
Redemption Procedures
The procedures by which an Authorized Participant can redeem one or more Creation Units mirror the procedures for the creation of Creation Units. On any Business Day, an Authorized Participant may place an order with the Distributor to redeem one or more Creation Units. Redemption Orders must be received prior to the applicable cut-off time shown above in the Summary section titled “Creation and Redemption Transactions.” The cut-off time may be earlier if, for example, the Exchange or other exchange material to the valuation or operation of such Fund closes before the cut-off time. If a redemption order is received prior to the applicable cut-off time, the day on which SEI receives a valid redemption order is the redemption order date. If the redemption order is received after the applicable cut-off time, the redemption order date will be the next day. Redemption orders are irrevocable. Individual shareholders may not redeem directly from a Fund.
By placing a redemption order, an Authorized Participant agrees to deliver the Creation Units to be redeemed through DTC’s book-entry system to the applicable Fund not later than noon (Eastern Time), on the first Business Day immediately following the redemption order date (T+1). The Sponsor reserves the right to extend the deadline for the Fund to receive the Creation Units required for settlement up to the second Business Day following the redemption order date (T+2). By placing a redemption order, and prior to receipt of the redemption proceeds, an Authorized Participant must wire to the Custodian the non-refundable transaction fee due for the redemption order or any proceeds due will be reduced by the amount of the fee payable. At its sole discretion, the Sponsor may agree to a delivery date other than T+2. Additional fees may apply for special settlement.
Upon request of an Authorized Participant made at the time of a redemption order, the Sponsor at its sole discretion may determine, in addition to delivering redemption proceeds, to transfer futures contracts to the Authorized Participant pursuant to an EFCRP or to a block trade sale of futures contracts to the Authorized Participant.
Determination of Redemption Proceeds
The redemption proceeds from a Fund consist of the cash redemption amount and, if permitted by the Sponsor in its sole discretion with respect to a Fund, an EFCRP or block trade with the relevant Fund as described in “Creation and Redemption of Shares” above. The cash redemption amount is equal to the NAV of the number of Creation Unit(s) of such Fund requested in the Authorized Participant’s redemption order as of the time of the calculation of such Fund’s NAV on the redemption order date, less transaction fees and any amounts attributable to any applicable EFCRP or block trade.
Delivery of Redemption Proceeds
The redemption proceeds due from a Fund are delivered to the Authorized Participant at noon (Eastern Time), on the second Business Day immediately following the redemption order date if, by such time on such Business Day immediately following the redemption order date, a Fund’s DTC account has been credited with the Creation Units to be redeemed. The Fund should be credited through: (1) the CNS clearing process of NSCC, as such processes have been enhanced to effect creations and redemptions of Creation Units; or (2) the facilities of DTC on a DVP basis. If a Fund’s DTC account has not been credited with all of the Creation Units to be redeemed by such time, the redemption distribution is delivered to the extent whole Creation Units are received. Any remainder of the redemption distribution is delivered on the next Business Day to the extent any remaining whole Creation Units are received if: (1) the Sponsor receives the fee applicable to the extension of the redemption distribution date which the Sponsor may, from time to time, determine, and (2) the remaining Creation Units to be redeemed are credited to the Fund’s DTC account by noon (Eastern Time), on such next Business Day. Any further outstanding amount of the redemption order may be cancelled. The Authorized Participant will be responsible for reimbursing a Fund for all costs associated with cancelling the order including costs for repositioning the portfolio.
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The Sponsor is also authorized to deliver the redemption distribution notwithstanding that the Creation Units to be redeemed are not credited to a Fund’s DTC account by noon (Eastern Time), on the second Business Day immediately following the redemption order date if the Authorized Participant has collateralized its obligation to deliver the Creation Units through DTC’s book-entry system on such terms as the Sponsor may determine from time to time.
In the event that the Authorized Participant shall have requested, and the Sponsor shall have determined to permit the Authorized Participant to receive futures contracts pursuant to an EFCRP, as well as the cash redemption proceeds, in the redemption process, futures contracts required for settlement shall be transferred directly from the Fund’s account at its FCM to the account of the Authorized Participant at its FCM.
Suspension or Rejection of Redemption Orders
In respect of any Fund, the Sponsor may, in its sole discretion, limit or suspend the right of redemption, or postpone the redemption settlement date. For example, the Sponsor may limit or suspend redemptions or postpone settlement for: (1) any period during which the Exchange or any other exchange, marketplace or trading center, deemed to affect the normal operations (e.g., valuation) of such Fund, is closed, or when trading is restricted or suspended on such exchanges in any of the Funds’ Financial Instruments or underlying Reference Assets; (2) any period during which an emergency exists as a result of which the redemption distribution is not reasonably practicable; or (3) such other period as the Sponsor determines, in its sole discretion, to be appropriate for the protection of the Fund, the shareholders of the Fund or otherwise in the interest of such Fund. The Sponsor will not be liable to any person or in any way for any loss or damages that may result from any such suspension or postponement.
The Sponsor will reject a redemption order if the order is not in proper form as described in the form of Authorized Participant Agreement or if the fulfillment of the order might be unlawful.
Creation and Redemption Transaction Fee
To compensate BNYM for services in processing the creation and redemption of Creation Units and to offset some or all of the transaction costs, an Authorized Participant may be required to pay a fixed transaction fee to BNYM of up to $250 per order to create or redeem Creation Units and may pay a variable transaction fee to a Fund of up to 0.10% (and a variable transaction fee to the VIX Futures Fund of 0.05%) of the value of a Creation Unit. An order may include multiple Creation Units. The transaction fee(s) may be reduced, increased or otherwise changed by the Sponsor at its sole discretion.
Special Settlement
The Sponsor may allow for early settlement of purchase or redemption orders. Such arrangements may result in additional charges to the Authorized Participant.
LITIGATION
The Sponsor and the Trust were named as defendants in the following purported class action lawsuits filed in the United States District Court for the Southern District of New York on the following dates: (i) on January 29, 2019 and captioned Ford v. ProShares Trust II et al.; (ii) on February 27, 2019 and captioned Bittner v. ProShares Trust II, et al.; and (iii) on March 1, 2019 and captioned Mareno v. ProShares Trust II, et al. The allegations in the complaints were substantially the same, namely that the defendants violated Sections 11 and 15 of the 1933 Act, Sections 10(b) and 20(a) and Rule 10b-5 of the 1934 Act, and Items 303 and 105 of Regulation S-K, 17 C.F.R. Section 229.303(a)(3)(ii), 229.105 by issuing untrue statements of material fact and omitting material facts in the prospectus for ProShares Short VIX Short-Term Futures ETF, and allegedly failing to state other facts necessary to make the statements made not misleading. Certain Principals of the Sponsor and Officers of the Trust were also defendants in the actions, along with a number of others. The Court consolidated the three actions under the caption In re ProShares Trust II Securities Litigation and appointed lead plaintiffs and lead counsel. On January 3, 2020, the Court granted defendants’ motion to dismiss the consolidated class action in its entirety and ordered the case closed. On January 31, 2020, the plaintiffs filed a notice of appeal to the Second Circuit Court of Appeals. On March 4, 2021, the Second Circuit Court of Appeals heard oral argument. On
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March 15, 2021, the Second Circuit Court of Appeals found the plaintiffs’ arguments to be without merit and affirmed the District Court’s judgment. No further appeals are pending, and this matter is now closed.
On July 28, 2020, the Sponsor, the Trust, and ProShares Ultra Bloomberg Crude Oil (“UCO”), a series of the Trust, were named as defendants in a purported class action lawsuit filed in the United States District Court for the Southern District of New York, captioned Di Scala v. ProShares Ultra Bloomberg Crude Oil, et al. The allegations in the complaint claim that the defendants violated Sections 10(b) and 20(a) and Rule 10b-5 of the 1934 Act as well as Items 303 and 105 of Regulation S-K, 17 C.F.R. §§ 229.303(a)(ii), 229.105, by issuing untrue statements of material fact and omitting material facts in the prospectus disclosures for ProShares Ultra Bloomberg Crude Oil, and allegedly failing to state other facts necessary to make the statements made not misleading. Certain Principals of the Sponsor and Officers of the Trust were also defendants in the action. After the Court appointed a lead plaintiff and lead counsel and entered a scheduling order for filing an amended complaint and motion to dismiss briefing, the lead plaintiff decided to voluntarily dismiss the lawsuit. On February 22, 2021, the parties filed a stipulation of voluntary dismissal, and the case was closed. The parties have not exchanged monetary consideration and each party will bear its own costs and attorneys’ fees.
BofAS, RBC, Man, DBSI, SGAS, BCI, UBSS, CSS, StoneX, and GS are clearing members of the CBOT, CME, NYMEX, and all other major U.S. commodity exchanges. From time to time, each of BofAS, RBC, Man, DBSI, SGAS, BCI, UBSS, CSS, StoneX, GS, and GSI (in its capacity as a commodities broker) and its respective principals may be involved in numerous legal actions, some of which individually and all of which in the aggregate, seek significant or indeterminate damages. However, except for the actions described in the section entitled “Futures Commission Merchants—Litigation and Regulatory Disclosure Relating to FCMs” beginning on page 131, each of BofAS, RBC, Man, DBSI, SGAS, BCI, UBSS, CSS, StoneX, GS, and GSI has advised that during the five years preceding the date of this Prospectus there has been no material administrative, civil, or criminal action against it or any of its respective principals.
DESCRIPTION OF THE SHARES; THE FUNDS; CERTAIN MATERIAL
TERMS OF THE TRUST AGREEMENT
The following summary describes in brief the Shares and certain aspects of the operation of the Trust, the Funds, and the respective responsibilities of the Trustee and the Sponsor concerning the Trust and the material terms of the Trust Agreement. Prospective investors should carefully review the Trust Agreement filed as an exhibit to the Registration Statement of which this Prospectus is a part and consult with their own advisors concerning the implications to such prospective investors of investing in a series of a Delaware statutory trust. Capitalized terms used in this section and not otherwise defined shall have such meanings assigned to them under the Trust Agreement.
Description of the Shares
Each Fund issues common units of beneficial interest, or Shares, which represent units of fractional undivided beneficial interest in and ownership of the Funds.
The Shares may be purchased from the Funds or redeemed on a continuous basis, but only by Authorized Participants and only in Creation Units. Individual Shares may not be purchased or redeemed from the Funds. Shareholders that are not Authorized Participants may not purchase or redeem any Shares or Creation Units from the Funds.
Principal Office; Location of Records; Fiscal Year
The Trust is organized as a statutory trust under the DSTA. The Trust is managed by the Sponsor, whose office is located at 7272 Wisconsin Avenue, 21st Floor, Bethesda, Maryland 20814.
The books and records of the Funds are maintained as follows: all marketing materials are maintained at the offices of SEI, One Freedom Valley Drive, Oaks, Pennsylvania 19456. Creation Unit creation and redemption books and records, certain financial books and records and certain trading and related documents received from FCMs are maintained by BNYM, 225 Liberty Street, New York, New York 10286.
All other books and records of the Funds are maintained at the Funds’ principal office, c/o ProShare Capital Management LLC, 7272 Wisconsin Avenue, 21st Floor, Bethesda, Maryland 20814.
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Certain Trust books and records are available for inspection and copying (upon payment of reasonable reproduction costs) by Fund shareholders or their representatives for purposes reasonably related to such shareholder’s interest as a beneficial owner during regular business hours as provided in the Trust Agreement. The Sponsor will maintain and preserve the Trust’s books and records for a period of not less than six years.
The fiscal year of each Fund ends on December 31 of each year.
The Funds
The Trust is formed and operated in a manner such that each Fund is liable only for obligations attributable to such Fund and shareholders of a Fund are not subject to the losses or liabilities of any other series of the Trust. If any creditor or shareholder in a Fund asserted against a Fund a valid claim with respect to its indebtedness or Shares, the creditor or shareholder would only be able to recover money from that particular Fund and its assets. Accordingly, the debts, liabilities, obligations and expenses, or collectively, claims, incurred, contracted for or otherwise existing solely with respect to a particular Fund are enforceable only against the assets of that Fund, and not against any other series of the Trust or the Trust generally, or any of their respective assets. The assets of each Fund include only those funds and other assets that are paid to, held by or distributed to a Fund on account of and for the benefit of that Fund, including, without limitation, funds delivered to the Trust for the purchase of Shares or Creation Units in a Fund. This limitation on liability is referred to as the “Inter-Series Limitation on Liability.” The Inter-Series Limitation on Liability is expressly provided for under the DSTA, which provides that if certain conditions (as set forth in Section 3804(a)) are met, then the debts of any particular series will be enforceable only against the assets of such series and not against the assets of any other series of the Trust or the Trust generally.
The Trustee
Wilmington Trust Company, a Delaware trust company, is the sole Trustee of the Trust. The rights and duties of the Trustee and the Sponsor with respect to the offering of the Shares and Fund management and the shareholders are governed by the provisions of the DSTA and by the Trust Agreement. The Trustee will accept service of legal process on the Trust in the State of Delaware and will make certain filings under the DSTA. The Trustee does not owe any other duties to the Trust, the Sponsor or the shareholders of a Fund. The Trustee’s principal offices are located at 1100 North Market Street, Wilmington, Delaware 19890. The Trustee is unaffiliated with the Sponsor.
The Trustee is permitted to resign upon at least sixty (60) days’ notice to the Trust, provided, that any such resignation will not be effective until a successor Trustee is appointed by the Sponsor. The Trustee is compensated by the Funds, as appropriate, and is indemnified by the Funds, as appropriate, against any expenses it incurs relating to or arising out of the formation, operation or termination of such Fund, as appropriate, or the performance of its duties pursuant to the Trust Agreement, except to the extent that such expenses result from the gross negligence or willful misconduct of the Trustee. The Sponsor has the discretion to replace the Trustee.
Only the assets of the Trust and the Sponsor are subject to issuer liability under the federal securities laws for the information contained in this Prospectus and under federal securities laws with respect to the issuance and sale of the Shares. Under such laws, neither the Trustee, either in its capacity as Trustee or in its individual capacity, nor any director, officer or controlling person of the Trustee is, or has any liability as, the issuer or a director, officer or controlling person of the issuer of the Shares. The Trustee’s liability in connection with the issuance and sale of the Shares is limited solely to the express obligations of the Trustee set forth in the Trust Agreement.
Under the Trust Agreement, the Sponsor has exclusive management and control of all aspects of the Trust’s business. The Trustee has no duty or liability to supervise the performance of the Sponsor, nor will the Trustee have any liability for the acts or omissions of the Sponsor. The shareholders have no voice in the day-to-day management of the business and operations of the Funds and the Trust, other than certain limited voting rights as set forth in the Trust Agreement. In the course of its management of the business and affairs of the Funds and the Trust, the Sponsor may, in its sole and absolute discretion, appoint an affiliate or affiliates of the Sponsor as additional sponsors and retain such persons, including affiliates of the Sponsor, as it deems necessary to effectuate and carry out the purposes, business and objectives of the Trust.
Because the Trustee has no authority over the Trust’s operations, the Trustee itself is not registered in any capacity with the CFTC.
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The Sponsor
ProShare Capital Management LLC is the Sponsor of the Trust, the Funds and the other series of the Trust. As noted above, the Sponsor has exclusive management and control of all aspects of the business of the Funds. The Trustee has no duty or liability to supervise the performance of the Sponsor, nor will the Trustee have any liability for the acts or omissions of the Sponsor.
The Sponsor serves as the Trust’s commodity pool operator.
Specifically, with respect to the Trust, the Sponsor:
•selects the Funds’ service providers;
•negotiates various agreements and fees;
•performs such other services as the Sponsor believes that the Trust may require from time to time;
•selects the FCM and Financial Instrument counterparties, if any;
•manages the Funds’ portfolio of other assets, including cash equivalents; and
•manages the Funds with a view toward achieving the Funds’ investment objectives.
The Shares are not deposits or other obligations of the Sponsor, the Trustee or any of their respective subsidiaries or affiliates or any other bank, are not guaranteed by the Sponsor, the Trustee or any of their respective subsidiaries or affiliates or any other bank and are not insured by the Federal Deposit Insurance Corporation (“FDIC”) or any other governmental agency. An investment in the Shares of the Funds offered hereby is speculative and involves a high degree of risk.
The principal office of the Sponsor is located at 7272 Wisconsin Avenue, 21st Floor, Bethesda, Maryland 20814. The telephone number of the Sponsor is (240) 497-6400.
Background and Principals
The Sponsor currently serves as the commodity pool operator of the Trust and the Funds, and previously also served as the commodity trading advisor to the Trust and the Funds. The Sponsor is registered as a commodity pool operator with the CFTC and is a member in good standing of the NFA. The Sponsor’s membership with the NFA was originally approved on June 11, 1999. It withdrew its membership with the NFA on August 31, 2000 but later re-applied and had its membership subsequently approved on January 8, 2001. Its membership with the NFA is currently effective. The Sponsor’s registration as a commodity trading advisor was approved on June 11, 1999. On February 17, 2013, the Sponsor’s commodity trading advisor registration was withdrawn. The Sponsor’s registration as a commodity pool operator was originally approved on June 11, 1999. It withdrew its registration as a commodity pool operator on August 30, 2000 but later re-applied and had its registration subsequently approved on November 28, 2007. Its registration as a commodity pool operator is currently effective. As a registered commodity pool operator, with respect to the Trust, the Sponsor must comply with various regulatory requirements under the CEA, and the rules and regulations of the CFTC and the NFA, including investor protection requirements, antifraud prohibitions, disclosure requirements, and reporting and recordkeeping requirements. The NFA approved the Sponsor as a Swaps Firm on January 4, 2013. The Sponsor is also subject to periodic inspections and audits by the CFTC and NFA. Its principal place of business is 7272 Wisconsin Avenue, 21st Floor, Bethesda, Maryland 20814 and its telephone number is (240) 497-6400. The registration of the Sponsor with the CFTC and its membership in the NFA must not be taken as an indication that either the CFTC or the NFA has recommended or approved the Sponsor, the Trust and the Funds.
In its capacity as a commodity pool operator, the Sponsor is an organization which operates or solicits funds for commodity pools; that is, an enterprise in which funds contributed by a number of persons are combined for the purpose of trading futures contracts. For past performance of commodity pools operated by the Sponsor, see the section entitled “Performance of the Offered Commodity Pools Operated by the Commodity Pool Operator” beginning on page 70 and the section entitled “Performance of the Other Commodity Pools Operated by the Commodity Pool Operator” beginning on page 99.
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Executive Officers of the Trust and Principals and Significant Employees of the Sponsor
Name	Position
Michael L. Sapir	Chief Executive Officer and Principal of the Sponsor
Louis M. Mayberg	Principal of the Sponsor
William E. Seale	Principal of the Sponsor
Sapir Family Trust	Principal of the Sponsor
Northstar Trust	Principal of the Sponsor
Timothy N. Coakley	Chief Financial Officer and Principal of the Sponsor
Edward J. Karpowicz	Principal Financial Officer of the Trust and Principal of the Sponsor
Todd B. Johnson*	Principal Executive Officer of the Trust and Chief Investment Officer and Principal of the Sponsor
Hratch Najarian	Director, Portfolio Management and Principal of the Sponsor
Alexander Ilyasov	Senior Portfolio Manager of the Sponsor
James Linneman	Portfolio Manager and Principal of the Sponsor
Benjamin McAbee	Portfolio Manager and Principal of the Sponsor
Victor M. Frye	Principal of the Sponsor

*
Denotes principal of the Sponsor who supervises persons who participate in making trading decisions for the Funds.
The following is a biographical summary of the business experience of the executive officers of the Trust and the principals and significant employees of the Sponsor.
ProFund Advisors LLC (“PFA”) and ProShare Advisors LLC (“PSA”) are investment advisors registered under the Investment Advisers Act of 1940 (the “Advisers Act”) and commodity pool operators registered under the CEA. PFA is also a commodity trading advisor registered under the CEA.
Michael L. Sapir, Co-Founder, Chief Executive Officer and a listed principal of the Sponsor since August 14, 2008; Co-Founder, Chief Executive Officer and a member of PFA since April 1997, and a listed principal of PFA since November 26, 2012; and Co-Founder, Chief Executive Officer and a member of PSA since January 2005 and a listed principal of PSA since January 14, 2014. As Chief Executive Officer of the Sponsor, PFA and PSA, Mr. Sapir’s responsibilities include oversight of all aspects of the Sponsor, PFA and PSA, respectively.
Louis M. Mayberg, a member and a listed principal of the Sponsor since June 9, 2008; a member of PFA since April 1997 and a listed principal of PFA since November 26, 2012; and a member of PSA since January 2005 and a listed principal of PSA since January 14, 2014. Mr. Mayberg served as Principal Executive Officer of the Trust from June 2008 to December 2013. Mr. Mayberg no longer has oversight responsibilities with respect to the operation of the Sponsor, PFA or PSA.
William E. Seale, Ph.D., a listed principal of the Sponsor since June 11, 1999; a member of PFA since April 1997 and a listed principal of PFA since November 8, 2013; and a member of PSA since April 2005 and a listed principal of PSA since January 14, 2014. He served as Chief Investment Officer of PFA from January 2003 to July 2005 and from October 2006 to June 2008 and as Director of Portfolio from January 1997 to January 2003. He served as Chief Investment Officer of PSA from October 2006 to June 2008. In these roles, Dr. Seale’s responsibilities included oversight of the investment management activities of the respective entities. Dr. Seale no longer has oversight responsibilities with respect to the operation of the Sponsor, PFA or PSA. Dr. Seale is a former commissioner of the CFTC.
Sapir Family Trust, a listed principal of the Sponsor. The Sapir Family Trust has an ownership interest in the Sponsor and PSA. The Sapir Family Trust has a passive ownership interest in the Sponsor and exercises no management authority over the Funds.
Northstar Trust, a listed principal of the Sponsor. Northstar Trust has an ownership interest in the Sponsor and PFA. Northstar Trust has a passive ownership interest in the Sponsor and exercises no management authority over the Funds.
Timothy N. Coakley, Chief Financial Officer and a listed principal of the Sponsor since March 7, 2014; Chief Financial Officer and a listed principal of PFA since March 11, 2014; and Chief Financial Officer and a listed principal of PSA since March 11, 2014. As Chief
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Financial Officer of the Sponsor, Mr. Coakley’s responsibilities include oversight of the financial matters of the Sponsor. Prior to becoming a listed principal of the Sponsor, Mr. Coakley has served as Chief Financial Officer of the Sponsor and PFA since January of 2000 and PSA since October of 2005.
Edward J. Karpowicz, Principal Financial Officer of the Trust since July 2008 and a listed principal of the Sponsor since September 18, 2013. Mr. Karpowicz has been employed by PFA since July 2002 and PSA since its inception as Vice President of Financial Administration.
Todd B. Johnson, Principal Executive Officer of the Trust since January 2014; Chief Investment Officer of the Sponsor since February 27, 2009, a registered swap associated person of the Sponsor from January 4, 2013 to January 29, 2021, a registered associated person of the Sponsor since January 29, 2010, and a listed principal of the Sponsor since January 16, 2009. As Principal Executive Officer of the Trust, Mr. Johnson’s responsibilities include oversight of the operations of the Trust. As Chief Investment Officer of the Sponsor, Mr. Johnson’s responsibilities include oversight of the investment management activities of the Sponsor. Mr. Johnson has served as Chief Investment Officer of PFA and PSA since December 2008 and has been registered as an associated person of PFA since December 5, 2012 and listed as a principal of PFA since November 26, 2012. In addition, Mr. Johnson has been listed as a principal and associated person of PSA since January 14, 2014. Mr. Johnson served from 2002 to December 2008 at World Asset Management (a financial services firm), working as President and Chief Investment Officer from January 2006 to December 2008, and as Managing Director and Chief Investment Officer of Quantitative Investments of Munder Capital Management, an asset management firm, from January 2002 to December 2005.
Hratch Najarian, Director, Portfolio Management of the Sponsor since August 2013 and a listed principal of the Sponsor since October 15, 2013. In these roles, Mr. Najarian’s responsibilities include oversight of the investment management activities of the Sponsor. Mr. Najarian also has served as Director, Portfolio Management of PFA and PSA since August 2013, and is listed as a principal of PFA since January 8, 2014 and a principal of PSA since January 14, 2014. Mr. Najarian served as Senior Portfolio Manager of PSA from December 2009 through September 2013. He also served as Senior Portfolio Manager of PFA from December 2009 through September 2013, as Portfolio Manager of PFA from May 2007 through November 2009, and as Associate Portfolio Manager of PFA from November 2004 through April 2007. Mr. Najarian served as an NFA associated Member, associated person and swap associated person for PSA from January 2014 through February 2021.
Alexander Ilyasov, Senior Portfolio Manager of the Sponsor since August 22, 2016. In this role, Mr. Ilyasov’s responsibilities include oversight of the investment management activities as well as the day-to-day portfolio management of the Funds and certain other series of the Trust. Mr. Ilyasov also has served as a Senior Portfolio Manager of PFA since October 2013 and has served as Portfolio Manager of PSA since October 2013.
James Linneman, Principal of the Sponsor since February 1, 2021, has served as a swap associated person of the Sponsor since January 25, 2021, a registered associated person and an NFA associate member of the Sponsor since August 11, 2015 and a Portfolio Manager of the Sponsor since April 2019. In these roles, Mr. Linneman’s responsibilities include day-to-day portfolio management of the Funds and certain other series of the Trust. Mr. Linneman also serves as a principal of PSA since February 1, 2021, a Portfolio Manager of PSA since April 2019, and a swap associated person, a registered associated person and an NFA associated member of PSA since January 25, 2021. Mr. Linneman also serves as a registered associated person and an NFA associate member of PFA since January 25, 2021. In addition, Mr. Linneman served as an Associate Portfolio Manager of the Sponsor and PSA from August 2016 to April 2019 and served as a Portfolio Analyst of the Sponsor and PSA from February 2014 to August 2016.
Benjamin McAbee, Principal of the Sponsor since February 1, 2021, has served as a swap associated person of the Sponsor since January 29, 2021, Portfolio Manager of the Sponsor since August 22, 2016, a registered associated person of the sponsor since December 16, 2010, and an NFA associate member of the Sponsor since December 16, 2010. In these roles, Mr. McAbee’s responsibilities include day-to-day portfolio management of certain other series of the Trust. Since February 1, 2021, Mr. McAbee also serves as a principal, swap associated person, NFA associated member, and registered associated person of PSA. Additionally, he has served as a Portfolio Manager of PSA since August 2016. In addition, Mr. McAbee has been registered as a registered associated person and an NFA associated member of PFA since December 5, 2012. Mr. McAbee also has served as a Portfolio Manager of PFA since August 2016 and has served as an Associate Portfolio Manager from December 2011 to August 2016.
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Victor Frye, a listed principal of the Sponsor since December 2, 2008, a listed principal of PFA since November 26, 2012, and a listed principal of PSA since January 14, 2014. Mr. Frye’s responsibilities include the review and approval of advertising material of the Sponsor. Mr. Frye has been employed as Chief Compliance Officer of PFA since October 2002 and of PSA since December 2004.
Duties of the Sponsor
The general fiduciary duties which would otherwise be imposed on the Sponsor (which would make its operation of the Trust as described herein impracticable due to the strict prohibition imposed by such duties on, for example, conflicts of interest on behalf of a fiduciary in its dealings with its beneficiaries), are replaced by the terms of the Trust Agreement (to which terms all shareholders, by subscribing to the Shares, are deemed to consent).
The Trust Agreement provides that the Sponsor and its affiliates shall have no liability to the Trust or to any shareholder for any loss suffered by the Trust arising out of any action or inaction of the Sponsor or its affiliates or their respective directors, officers, shareholders, partners, members, managers or employees (the “Sponsor Related Parties”), if the Sponsor Related Parties, in good faith, determined that such course of conduct was in the best interests of the Funds and such course of conduct did not constitute gross negligence or willful misconduct by the Sponsor Related Parties. The Trust has agreed to indemnify the Sponsor Related Parties against claims, losses or liabilities based on their conduct relating to the Trust, provided that the conduct resulting in the claims, losses or liabilities for which indemnity is sought did not constitute gross negligence or willful misconduct and was done in good faith and in a manner reasonably believed to be in the best interests of the Funds.
Under Delaware law, a beneficial owner of a statutory trust (such as a shareholder of a Fund) may, under certain circumstances, institute legal action on behalf of himself and all other similarly situated beneficial owners (a “class action”) to recover damages for violations of fiduciary duties, or on behalf of a statutory trust (a “derivative action”) to recover damages from a third party where there has been a failure or refusal to institute proceedings to recover such damages. In addition, beneficial owners may have the right, subject to certain legal requirements, to bring class actions in federal court to enforce their rights under the federal securities laws and the rules and regulations promulgated thereunder by the SEC. Beneficial owners who have suffered losses in connection with the purchase or sale of their beneficial interests may be able to recover such losses from the Sponsor where the losses result from a violation by the Sponsor of the anti-fraud provisions of the federal securities laws.
Under certain circumstances, shareholders also have the right to institute a reparations proceeding before the CFTC against the Sponsor (a registered commodity pool operator), an FCM, as well as those of their respective employees who are required to be registered under the CEA, and the rules and regulations promulgated thereunder. Private rights of action are conferred by the CEA. Investors in futures and in commodity pools may, therefore, invoke the protections provided thereunder.
The foregoing summary describing in general terms the remedies available to shareholders under federal law is based on statutes, rules and decisions as of the date of this Prospectus. As this is a rapidly developing and changing area of the law, shareholders who believe that they may have a legal cause of action against any of the foregoing parties should consult their own counsel as to their evaluation of the status of the applicable law at such time.
Ownership or Beneficial Interest in the Funds
As of the date of this Prospectus, the Sponsor does not own any Shares of ProShares VIX Mid-Term Futures ETF, the Natural Gas Funds, the UltraShort Gold Fund, the UltraShort Silver Fund, the UltraShort Australian Dollar Fund, the Ultra Euro Fund, the Short Euro Fund, the UltraShort Euro Fund, the Ultra Yen Fund or the UltraShort Yen Fund. As of the date of this Prospectus, the principals of the Sponsor do not own more than a de minimis amount of shares in any Fund.
Although the Sponsor and its trading principals (i.e., those principals that are responsible for or oversee the Funds’ trading decisions) do not currently trade or hold commodity interests that could be held by the Funds for their own accounts as of the date of this Prospectus, the Sponsor and its principals reserve the right to trade commodity interests for their own accounts. Fund investors will not be permitted to inspect the records of such person’s trades or any written policies related to such trading.
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Management; Voting by Shareholders
The shareholders of the Funds take no part in the management or control, and have no voice in the Trust’s operations or business.
The Sponsor has the right unilaterally to amend the Trust Agreement as it applies to the Funds provided that the shareholders have the right to vote only if expressly required under Delaware or federal law or rules or regulations of the Exchange, or if submitted to the shareholders by the Sponsor in its sole discretion. No amendment affecting the Trustee shall be binding upon or effective against the Trustee unless consented to by the Trustee in writing.
Recognition of the Trust and the Funds in Certain States
A number of states do not have “statutory trust” statutes such as that under which the Trust has been formed in the State of Delaware. It is possible, although unlikely, that a court in such a state could hold that, due to the absence of any statutory provision to the contrary in such jurisdiction, the shareholders, although entitled under Delaware law to the same limitation on personal liability as stockholders in a private corporation for profit organized under the laws of the State of Delaware, are not so entitled in such state.
Possible Repayment of Distributions Received by Shareholders
The Shares are limited liability investments; investors may not lose more than the amount that they invest plus any profits recognized on their investment. However, shareholders of the Funds could be required, as a matter of bankruptcy law, to return to the estate of a Fund any distribution they received at a time when such Fund was in fact insolvent or in violation of the Trust Agreement.
Shares Freely Transferable
The Shares of each Fund are listed for trading on the Exchange and provide institutional and retail investors with direct access to each Fund. Each Fund’s Shares may be bought and sold on the Exchange like any other exchange-listed security.
Book-Entry Form
Individual certificates will not be issued for the Shares. Instead, global certificates are deposited by the Trust with DTC and registered in the name of Cede & Co., as nominee for DTC. The global certificates evidence all of the Shares outstanding at any time. Under the Trust Agreement, shareholders are limited to (1) participants in DTC such as banks, brokers, dealers and trust companies (“DTC Participants”), (2) those who maintain, either directly or indirectly, a custodial relationship with a DTC Participant (“Indirect Participants”), and (3) those banks, brokers, dealers, trust companies and others who hold interests in the Shares through DTC Participants or Indirect Participants. The Shares are only transferable through the book-entry system of DTC. Shareholders who are not DTC Participants may transfer their Shares through DTC by instructing the DTC Participant holding their Shares (or by instructing the Indirect Participant or other entity through which their Shares are held) to transfer the Shares. Transfers are made in accordance with standard securities industry practice.
Reports to Shareholders
The Sponsor will furnish an annual report of the Funds in the manner required by the rules and regulations of the SEC as well as any reports required by the CFTC and the NFA, including, but not limited to, annual audited financial statements of the Funds examined and certified by independent registered public accountants and any other reports required by any other governmental authority that has jurisdiction over the activities of the Funds. Monthly account statements conforming to CFTC and NFA requirements are posted on the Sponsor’s website at www.ProShares.com. Shareholders of record will also be provided with appropriate information to permit them to file U.S. federal and state income tax returns with respect to Shares held. Additional reports may be posted on the Sponsor’s website at the discretion of the Sponsor or as required by regulatory authorities.
The Sponsor will notify shareholders of any change in the fees paid by the Trust or of any material changes to the Funds by filing with the SEC a supplement to this Prospectus and a Form 8-K, as applicable, which will be publicly available at www.sec.gov and at the Sponsor’s website at www.ProShares.com. Any such notification will include a description of shareholders’ voting rights.
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Net Asset Value (“NAV”)
The NAV in respect of a Fund means the total assets of that Fund including, but not limited to, all cash and cash equivalents or other debt securities less total liabilities of such Fund, consistently applied under the accrual method of accounting. In particular, the NAV includes any unrealized profit or loss on Financial Instruments, and any other credit or debit accruing to a Fund but unpaid or not received by a Fund. The NAV per Share of a Fund is computed by dividing the value of the net assets of such Fund (i.e., the value of its total assets less total liabilities) by its total number of Shares outstanding. Expenses and fees are accrued daily and taken into account for purposes of determining the NAV. Each Fund’s NAV is calculated on each day other than a day when the Exchange is closed for regular trading. The Funds compute their NAV only once each trading day as of the times set forth below (the “NAV Calculation Time”), or an earlier time as set forth on www.ProShares.com. For example, a Fund may calculate its NAV as of an earlier time if the Exchange or other exchange material to the valuation or operation of such Fund closes early.
Fund	NAV Calculation Time
ProShares VIX Mid-Term Futures ETF	4:00 p.m. (Eastern Time)
ProShares Ultra Bloomberg Natural Gas	2:30 p.m. (Eastern Time)
ProShares UltraShort Bloomberg Natural Gas	2:30 p.m. (Eastern Time)
ProShares UltraShort Silver	1:25 p.m. (Eastern Time)
ProShares UltraShort Gold	1:30 p.m. (Eastern Time)
ProShares UltraShort Australian Dollar	4:00 p.m. (Eastern Time)
ProShares Ultra Euro	4:00 p.m. (Eastern Time)
ProShares Short Euro	4:00 p.m. (Eastern Time)
ProShares UltraShort Euro	4:00 p.m. (Eastern Time)
ProShares Ultra Yen	4:00 p.m. (Eastern Time)
ProShares UltraShort Yen	4:00 p.m. (Eastern Time)
In calculating the NAV of a Fund, futures contracts traded on a U.S. exchange are valued at their then-current market value, which typically is based upon the settlement price or the last traded price before the NAV time for that particular futures contract. The value of a Fund’s non-exchange traded Financial Instruments typically is determined by applying the then-current disseminated levels for the benchmark to the terms of such Fund’s non-exchange traded Financial Instruments. A swap counterparty may have the right to close out a Fund’s position due to the occurrence of certain events (for example, if the counterparty is unable to hedge its obligations to the Fund, or if the Fund defaults on certain terms of the swap agreement, or if there is a material decline in the Fund’s benchmark on a particular day) and request immediate payment of amounts owed by the Fund under the agreement. If the level of a Fund’s benchmark undergoes a dramatic intraday move, the terms of the swap agreement may permit the counterparty to immediately close out a transaction with the Fund at a price determined in good faith by the counterparty. Swap agreements terminated in this manner may be valued using factors and considerations known only to the counterparty at the time of the swap’s termination.
In certain circumstances (e.g., if the Sponsor believes market quotations do not accurately reflect the fair value of a Fund investment, or a trading halt closes an exchange or market early), the Sponsor may, in its sole discretion, choose to determine a fair value price as the basis for determining the market value of such investment. Such fair value prices would generally be determined based on available inputs about the current value of the underlying Reference Assets and would be based on principles that the Sponsor deems fair and equitable.
The Funds may use a variety of money market instruments to invest excess cash. Money market instruments used in this capacity generally will be valued using market prices or at amortized cost.
Indicative Optimized Portfolio Value (“IOPV”)
The IOPV is an indicator of the value of a Fund’s net assets at the time the IOPV is disseminated. The IOPV is calculated and disseminated every 15 seconds throughout the trading day. The IOPV is generally calculated using the prior day’s closing net assets of a Fund as a base and updating throughout the trading day changes in the value of the Financial Instruments held by a Fund. The IOPV should not be viewed as an actual real time update of the NAV because NAV is calculated only once at the end of each trading day. The IOPV also should not be viewed as a precise value of the Shares. Because the market price per Share may differ from the IOPV, the price at which an investor may be
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able to sell Shares at any time, and especially in times of market volatility, may be significantly less than the IOPV at the time of sale. Neither the Funds nor the Sponsor are liable for any errors in the calculation of IOPV or any failure to disseminate IOPV.
The Exchange disseminates the IOPV. In addition, the IOPV is published on the Exchange’s website and is available through on-line information services such as Bloomberg Finance L.P. and/or Reuters.
Termination Events
The Trust, or, as the case may be, a Fund, may be terminated at any time and for any reason by the Sponsor without advance notice to the shareholders.
DISTRIBUTIONS
The Sponsor does not expect to make distributions. Depending on a Fund’s performance and an investor’s own tax situation, an investor’s income tax liability for his, her or its allocable share of such Fund’s net ordinary income or loss and capital gain or loss may exceed the capital gains an investor may realize from selling his, her or its Shares of such Fund in a taxable year.
THE ADMINISTRATOR
The Trust, on behalf of itself and on behalf of the Funds, has appointed BNYM as the Administrator of the Funds and BNYM has entered into an administration and accounting agreement (the “Administration and Accounting Agreement”) with the Trust (for itself and on behalf of the Funds) in connection therewith. In addition, BNYM provides certain accounting services to the Funds pursuant to the Administration and Accounting Agreement.
The Administrator’s fees are paid on behalf of the Funds by the Sponsor.
Pursuant to the terms of the Administration and Accounting Agreement and under the supervision and direction of the Sponsor, BNYM prepares and files certain regulatory filings on behalf of the Funds. BNYM may also perform other services for the Funds pursuant to the Administration and Accounting Agreement as mutually agreed to from time to time.
The Administrator and any of its affiliates may from time to time purchase or sell Shares for their own account, as agent for their customers and for accounts over which they exercise investment discretion.
The Sponsor, on behalf of the Funds, is expected to retain the services of one or more additional service providers to assist with certain tax reporting requirements of the Funds and their shareholders.
BNYM is authorized to conduct a commercial banking business in accordance with the provisions of New York State Banking Law, and is subject to regulation, supervision, and examination by the New York State Department of Financial Services and the Board of Governors of the Federal Reserve System.
THE CUSTODIAN
BNYM serves as the Custodian of the Funds and has entered into a custody agreement (the “Custody Agreement”) with the Trust (for itself and on behalf of the Funds) in connection therewith. Pursuant to the terms of the Custody Agreement, BNYM is responsible for the holding and safekeeping of assets delivered to it by the Funds, and performing various administrative duties in accordance with instructions delivered to BNYM by the Funds. The Custodian’s fees are paid on behalf of the Funds by the Sponsor.
THE TRANSFER AGENT
BNYM serves as the Transfer Agent of the Funds for Authorized Participants and has entered into a transfer agency and service agreement (the “Transfer Agency and Service Agreement”). Pursuant to the terms of the Transfer Agency and Service Agreement, BNYM is
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responsible for processing purchase and redemption orders and maintaining records of the ownership of the Funds. The Transfer Agent fees are paid on behalf of the Funds by the Sponsor.
THE DISTRIBUTOR
SEI serves as the Distributor of the Funds and assists the Sponsor and the Administrator with functions and duties relating to distribution and marketing, which include the following: taking creation and redemption orders, and consulting with the marketing staff of the Sponsor and its affiliates with respect to compliance matters in connection with marketing efforts.
SEI retains all marketing materials separately for the Funds, at the offices of SEI, One Freedom Valley Drive, Oaks, Pennsylvania 19456; and its telephone number is (610) 676-1000.
The Sponsor pays SEI for performing its duties on behalf of the Funds.
Description of SEI
SEI is a wholly owned subsidiary of SEI Investments Company, which is a public company and a global provider of investment processing, fund processing, and investment management business outsourcing solutions.
THE SECURITIES DEPOSITORY; BOOK-ENTRY ONLY SYSTEM; GLOBAL SECURITY
DTC acts as securities depository for the Shares. DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of section 17A of the 1934 Act. DTC was created to hold securities of DTC Participants and to facilitate the clearance and settlement of transactions in such securities among the DTC Participants through electronic book-entry changes. This eliminates the need for physical movement of securities certificates. DTC Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations, some of whom (and/or their representatives) own DTC. Access to the DTC system is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a DTC Participant, either directly or indirectly. DTC has agreed to administer its book-entry system in accordance with its rules and bylaws and the requirements of law.
Individual certificates will not be issued for the Shares. Instead, global certificates are signed by the Sponsor on behalf of the Funds, registered in the name of Cede & Co., as nominee for DTC, and deposited with the Trust on behalf of DTC. The global certificates evidence all of the Shares of the Funds outstanding at any time. The representations, undertakings and agreements made on the part of the Funds in the global certificates are made and intended for the purpose of binding only the Funds and not the Trustee or the Sponsor individually.
Upon the settlement date of any creation, transfer or redemption of Shares, DTC credits or debits, on its book-entry registration and transfer system, the amount of the Shares so created, transferred or redeemed to the accounts of the appropriate DTC Participants. The Sponsor and the Authorized Participants designate the accounts to be credited and charged in the case of creation or redemption of Shares.
Beneficial ownership of the Shares is limited to DTC Participants, Indirect Participants and persons holding interests through DTC Participants and Indirect Participants. Owners of beneficial interests in the Shares are shown on, and the transfer of ownership is effected only through, records maintained by DTC (with respect to DTC Participants), the records of DTC Participants (with respect to Indirect Participants) and the records of Indirect Participants (with respect to shareholders that are not DTC Participants or Indirect Participants). Shareholders are expected to receive from or through the DTC Participant maintaining the account through which the shareholder has purchased their Shares a written confirmation relating to such purchase.
Shareholders that are not DTC Participants may transfer the Shares through DTC by instructing the DTC Participant or Indirect Participant through which the shareholders hold their Shares to transfer the Shares. Shareholders that are DTC Participants may transfer the Shares by instructing DTC in accordance with the rules of DTC. Transfers are made in accordance with standard securities industry practice.
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DTC may decide to discontinue providing its service with respect to Creation Units and/or the Shares of the Funds by giving notice to the Trust and the Sponsor. Under such circumstances, the Sponsor will either find a replacement for DTC to perform its functions at a comparable cost or, if a replacement is unavailable, terminate the Funds.
The rights of the shareholders generally must be exercised by DTC Participants acting on their behalf in accordance with the rules and procedures of DTC. Because the Shares can only be held in book-entry form through DTC and DTC Participants, investors must rely on DTC, DTC Participants and any other financial intermediary through which they hold the Shares to receive the benefits and exercise the rights described in this section. Investors should consult with their broker or financial institution to find out about procedures and requirements for securities held in book-entry form through DTC.
Any participant of the Euroclear System that holds shares of a Fund in the Euroclear System will be deemed to have represented to and agreed with the applicable Fund and Euroclear Bank as a condition to such Fund shares being in the Euroclear System to furnish to the Euroclear Bank (a) its tax identification number, (b) notice of whether it is (i) a person who is not a United States person, (ii) a foreign government, an international organization or any wholly owned agency or instrumentality of either of the foregoing or (iii) a tax exempt identity, and (c) such other information as the Euroclear Bank may request from time to time in order to comply with its United States tax reporting obligations. If a participant in the Euroclear System fails to provide such information, Euroclear Bank may, amongst other courses of action, block trades in such Fund shares and related income distributions of such participant.
SHARE SPLITS OR REVERSE SPLITS
If the Sponsor believes that the per Share price of a Fund in the secondary market has fallen outside a desirable trading price range, the Sponsor may direct the Trust to declare a split or reverse split in the number of Shares outstanding and, if necessary in the Sponsor’s opinion, to make a corresponding change in the number of Shares of a Fund constituting a Creation Unit.
CONFLICTS OF INTEREST
Sponsor
In the course of providing services, the Sponsor may simultaneously recommend the sale of a particular investment position for one account while recommending the purchase of the same investment position for another account if such recommendations are consistent with each client’s investment strategies. The Sponsor also may recommend the purchase or sale of investment positions that may also be recommended by ProShare Advisors LLC and/or ProFund Advisors LLC, affiliates of the Sponsor.
The Sponsor, its principals, officers and employees (and members of their families) and affiliates may participate directly or indirectly as investors in the Sponsor’s clients, such as the Funds. Thus, the Sponsor may recommend to clients the purchase or sale of investment positions in which it, or its officers, employees or related persons have a financial interest. The Sponsor may give advice and take actions in the performance of its duties to its clients that differ from the advice given or the timing and nature of actions taken, with respect to other clients’ accounts and/or employees’ accounts that may invest in some of the same investment positions recommended to clients.
In addition, the Sponsor, its affiliates and principals may trade for their own accounts. Consequently, non-customer and proprietary trades may be executed and cleared through any FCM or prime broker utilized by clients. It is possible that the Sponsor, including its officers and employees may buy or sell investment positions or other instruments that the Sponsor has recommended to, or purchased for, its clients and may engage in transactions for their own accounts in a manner that is inconsistent with the Sponsor’s recommendations to a client. Personal transactions by the Sponsor, including its officers and employees, may raise potential conflicts of interest when such persons trade in an investment position that is owned by, or considered for purchase or sale for, a client, including conflicts that would arise if such proprietary accounts were to trade ahead of client accounts, place trades that are opposite to the trades of client accounts (such as the Funds), or receive preferential treatment in terms of allocation of resources or of investment opportunities. The Sponsor has adopted policies and procedures designed to detect and prevent such conflicts of interest and, when they do arise, to ensure that it effects transactions for clients in a manner that is consistent with any fiduciary duty owed by the Sponsor to its clients and in accordance with applicable law.
FCMs
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An FCM or its affiliates may own stock in, or have some other form of ownership interest in, one or more U.S. or foreign exchanges or swap execution facilities (each, a “Trading Facility”) or CFTC-registered derivatives clearinghouses (each, a “Clearinghouse”) where the Funds’ transactions in futures, options on futures, swaps (as defined in the CEA), forwards or other commodity derivatives (“Contracts”) may be executed and/or cleared. As a result, an FCM or its affiliates may receive financial or other benefits related to its ownership interest when Contracts are executed on a given Trading Facility or cleared through a given Clearinghouse, and the FCM would, in such circumstances, have an incentive to cause Contracts to be executed on that Trading Facility or cleared by that Clearinghouse. In addition, employees and officers of an FCM or its affiliates may also serve on the board of directors or on one or more committees of a Trading Facility or Clearinghouse.
In addition, Trading Facilities and Clearinghouses may from time to time have in place other arrangements that provide their members or participants with volume, market-making or other discounts or credits, may call for members or participants to pre-pay fees based on volume thresholds, or may provide other incentive or arrangements that are intended to encourage market participants to trade on or direct trades to that Trading Facility or Clearinghouse. An FCM or its affiliates may participate in and obtain financial benefits from such incentive programs.
When providing execution services to the Funds (either in conjunction with clearing services or in an execution-only capacity), an FCM may direct orders to affiliated or unaffiliated market-makers, other executing firms, individual brokers or brokerage groups for execution. When such affiliated or unaffiliated parties are used, they may, where permitted, agree to price concessions, volume discounts or refunds, rebates or similar payments in return for receiving such business. Likewise, where permitted by law and the rules of the applicable Trading Facility, an FCM may solicit a counterparty to trade opposite your order or enter into transactions for its own account or the account of other counterparties that may, at times, be adverse to your interests in a Contract. In such circumstances, that counterparty may make payments and/or pay a commission to the FCM in connection with that transaction. The results of the Funds’ transactions may differ from the results achieved by the FCM for its own account, its affiliates, or for other customers.
In addition, where permitted by applicable law (including, where applicable, the rules of the applicable Trading Facility), an FCM, its directors, officers, employees and affiliates may act on the other side of a Fund’s order or transaction by the purchase or sale for an account, or the execution of a transaction with a counterparty, in which the FCM or a person affiliated with the FCM has a direct or indirect interest, or may effect any such order with a counterparty that provides the FCM or its affiliates with discounts related to fees for Contracts or other products. In cases where an FCM has offered a Fund a discounted commission or clearing fee for Contracts executed through the FCM as agent or with the FCM or its affiliate acting as counterparty, the FCM or its affiliates may be doing so because of the enhanced profit potential resulting from acting as executing broker or counterparty.
An FCM or its affiliates may act as, among other things, an investor, research provider, placement agent, underwriter, distributor, remarketing agent, structurer, securitizer, lender, investment manager, investment adviser, commodity trading advisor, municipal advisor, market maker, trader, prime broker or clearing broker. In those and other capacities, an FCM, its directors, officers, employees and affiliates may take or hold positions in, or advise other customers and counterparties concerning, or publish research or express a view with respect to, a Contract or with a related financial instrument that may not be consistent with, or may be contrary to, the Funds’ interests. Unless otherwise disclosed in writing, an FCM is not necessarily acting in the Funds’ best interest and are not assessing the suitability for the Fund’ of any Contract or related financial instrument. Acting in one or more of the capacities noted above may give an FCM or its affiliates access to information relating to markets, investments and products. An FCM and its affiliates are under no duty to make any such information available to the Sponsor, except to the extent the FCM has agreed in writing or as may be required under applicable law.
MATERIAL CONTRACTS
Administration and Accounting Agreement
BNYM serves as the Funds’ Administrator pursuant to the terms of the Administration and Accounting Agreement between the Trust, on behalf of itself and on behalf of the Funds, and the Administrator. The Administrator performs or supervises the performance of services necessary for the operation and administration of the Funds (other than making investment decisions or providing services provided by other service providers), including the NAV calculations, accounting and other fund administrative services.
The Administration and Accounting Agreement has an initial term of three years and, after the initial term, will continue in effect for additional one-year terms unless earlier terminated. Notwithstanding the foregoing, beginning in the second year of the Administration and
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Accounting Agreement, the Trust may terminate the Administration and Accounting Agreement on at least ninety (90) days’ prior written notice to the Administrator, and either party may terminate the Administration and Accounting Agreement at any time upon thirty (30) days’ prior written notice to the other party if the other party is adjudged bankrupt or insolvent, or there shall be commenced against such party a case under any applicable bankruptcy, insolvency or other similar law. In its capacity as Administrator, BNYM is indemnified under the Administration and Accounting Agreement.
Transfer Agency and Service Agreement
BNYM serves as the Funds’ Transfer Agent. Pursuant to the Transfer Agency and Service Agreement among the Trust, on behalf of itself and on behalf of the Funds, and the Transfer Agent, the Transfer Agent serves as the Funds’ transfer agent and agent in connection with certain other activities as provided under the Transfer Agency and Service Agreement. Under the Transfer Agency and Service Agreement, the Transfer Agent’s services include, among other things, assisting the Funds with the issuance and redemption of Creation Units to and from Authorized Participants, recording the issuance of Creation Units and maintaining a record of the total number of Creation Units that are authorized, issued and outstanding based upon data provided to the Transfer Agent by the Funds or the Sponsor.
The Transfer Agency and Service Agreement has an initial term of three years and, after the initial term, will continue in effect for additional one-year terms unless earlier terminated. Notwithstanding the foregoing, beginning in the second year of the Transfer Agency and Service Agreement, the Trust may terminate the Transfer Agency and Service Agreement on at least ninety (90) days’ prior written notice to the Transfer Agent, and either party may terminate the Transfer Agency and Service Agreement at any time upon thirty (30) days’ prior written notice to the other party if the other party is adjudged bankrupt or insolvent, or there shall be commenced against such party a case under any applicable bankruptcy, insolvency or other similar law. In its capacity as Transfer Agent, BNYM is indemnified under the Transfer Agency and Service Agreement.
Custody Agreement
BNYM serves as the Funds’ Custodian. Pursuant to the Custody Agreement between the Trust, on its own behalf and on behalf of the Funds, and the Custodian, the Custodian serves as custodian of all securities and cash at any time delivered to the Custodian by the Funds during the term of the Custody Agreement and has authorized the Custodian to hold its securities in its name or the names of its nominees. Pursuant to the terms of the Custody Agreement, the Custodian may deposit and/or maintain the investment assets of the Funds in a securities depository and may appoint a subcustodian to hold investment assets of the Funds. The Custodian establishes and maintains one or more securities accounts and cash accounts for the Funds pursuant to the Custody Agreement. The Custodian maintains separate and distinct books and records segregating the assets of the Funds.
The Custody Agreement has an initial term of three years and, after the initial term, will continue in effect for additional one-year terms unless earlier terminated. Notwithstanding the foregoing, beginning in the second year of the Custody Agreement, the Trust may terminate the Custody Agreement on at least ninety (90) days’ prior written notice to the Custodian, and either party may terminate the Custody Agreement at any time upon thirty (30) days’ prior written notice to the other party if the other party is adjudged bankrupt or insolvent, or there shall be commenced against such party a case under any applicable bankruptcy, insolvency or other similar law.
Upon termination of the Custody Agreement, the parties agree to cooperate in the execution of documents and performance of other actions necessary or desirable in order to facilitate the succession of a new custodian. Upon the date set forth in such notice, the Custodian shall deliver directly to the successor custodian all Funds’ assets. In its capacity as Custodian, BNYM is indemnified under the Custody Agreement.
Distribution Agreement
Pursuant to the Distribution Agreement between the Trust and SEI, SEI assists the Sponsor and the Administrator with certain functions and duties relating to distribution and marketing of Shares including reviewing and approving marketing materials.
The Distribution Agreement became effective on the date of the offering of the Shares of the Funds and the Distribution Agreement will continue until December 19, 2014, continuing automatically for successive periods of three years. The Distribution Agreement may be terminated by either party at the end of the initial term or the end of any renewal term on ninety (90) days’ prior written notice. Notwithstanding the foregoing, either party may terminate the Distribution Agreement in the event of a material breach of the agreement by the other party, upon
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forty-five (45) days’ prior written notice, if such breach is not cured. The Distribution Agreement will automatically terminate in the event of a termination of the Trust.
PURCHASES BY EMPLOYEE BENEFIT PLANS
General
The following section sets forth certain consequences under the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) and the Code, which a fiduciary of an “employee benefit plan” as defined in and subject to ERISA or of a “plan” as defined in and subject to Section 4975 of the Code who has investment discretion should consider before deciding to invest the plan’s assets in a Fund (such “employee benefit plans” and “plans” being referred to herein as “Plans,” and such fiduciaries with investment discretion being referred to herein as “Plan Fiduciaries”). The following summary is not intended to be complete, but only to address certain questions under ERISA and the Code which are likely to be raised by the Plan Fiduciary’s own counsel.
In general, the terms “employee benefit plan” as defined in and subject to Title I of ERISA and “plan” as defined in and subject to Section 4975 of the Code together refer to any plan or account of various types which provide retirement benefits or welfare benefits to an individual or to an employer’s employees and their beneficiaries. Such plans and accounts include, but are not limited to, corporate pension and profit-sharing plans, “simplified employee pension plans,” plans for self-employed individuals (including partners), individual retirement accounts described in Section 408 of the Code and medical plans.
Each Plan Fiduciary must give appropriate consideration to the facts and circumstances that are relevant to an investment in a Fund, which may include, among other things, the role that such an investment would play in the Plan’s overall investment portfolio. Each Plan Fiduciary, before deciding to invest in a Fund, must be satisfied that such investment is prudent for the Plan; that the investments of the Plan, including the investment in a Fund, are diversified so as to minimize the risk of large losses to the extent required by ERISA or other applicable law; that an investment in a Fund complies with the Plan documents; and that the purchase will not result in any non-exempt prohibited transaction under ERISA or Section 4975 of the Code.
EACH PLAN FIDUCIARY CONSIDERING ACQUIRING SHARES ON BEHALF OF A PLAN MUST CONSULT WITH ITS OWN LEGAL AND TAX ADVISORS BEFORE DOING SO. AN INVESTMENT IN A FUND IS SPECULATIVE AND INVOLVES A HIGH DEGREE OF RISK. NONE OF THE FUNDS IS INTENDED AS A COMPLETE INVESTMENT PROGRAM.
“Plan Assets”
ERISA and a regulation issued thereunder by the U.S. Department of Labor contain rules for determining when an investment by a Plan in an equity interest of an entity will result in the underlying assets of such entity being considered to constitute assets of the Plan for purposes of ERISA and Section 4975 of the Code (i.e., “plan assets”). Those rules provide that assets of an entity will not be considered assets of a Plan which purchases an equity interest in the entity if one or more exceptions apply, including (1) an exception applicable if the equity interest purchased is a “publicly offered security” (the “Publicly Offered Security Exception”), and (2) an exception applicable if equity interests purchased by a plan are not “significant.”
The Publicly Offered Security Exception applies if the equity interest is a security that is (1) “freely transferable,” (2) part of a class of securities that is “widely held,” and (3) either (a) part of a class of securities registered under Section 12(b) or 12(g) of the 1934 Act, or (b) sold to the Plan as part of a public offering pursuant to an effective registration statement under the 1933 Act and the class of which such security is a part is registered under the 1934 Act within 120 days (or such later time as may be allowed by the SEC) after the end of the fiscal year of the issuer in which the offering of such security occurred.
The Trust expects that the Publicly Offered Security Exception should apply with respect to the Shares of each Fund.
Ineligible Purchasers
Among other considerations, Shares generally may not be purchased with the assets of a Plan if the Sponsor, the FCMs or any of their respective affiliates, any of their respective employees or any employees of their respective affiliates: (1) has investment discretion with respect
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to the investment of such plan assets; (2) has authority or responsibility to give or regularly gives investment advice with respect to such plan assets, for a fee, and pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to such plan assets and that such advice will be based on the particular investment needs of the Plan; or (3) is an employer maintaining or contributing to such Plan. A party that is described in clause (1) or (2) of the preceding sentence would be a fiduciary under ERISA and/or the Code (as applicable) with respect to the Plan, and unless an exemption applies, any such purchase might result in a “prohibited transaction” under ERISA and the Code.
Governmental, Church and Non-US Plans
While U.S. Federal, state and local governmental plans, non-U.S. plans, and so-called “non-electing” church plans are not subject to ERISA or Section 4975 of the Code, the laws applicable to these plans may contain fiduciary and prohibited transaction requirements similar to those under ERISA and the Code. Accordingly, fiduciaries of such plans, in consultation with their advisers, should consider the impact of their respective laws and regulations on an investment in a Fund and the considerations discussed above, if applicable.
Form 5500 Reporting Requirements
Plan Fiduciaries of ERISA Plans are required to file Form 5500 annual returns/reports with the U.S. Department of Labor and the U.S. Internal Revenue Service that set forth the current value and other information with respect to the assets of such ERISA Plans. The Sponsor believes that the annual reports of the Funds will provide sufficient information to permit Plan Fiduciaries to provide an annual valuation of Plan investments as required for this purpose; however, fiduciaries should note that they have the ultimate responsibility for providing such valuation. Certain ERISA Plans may further be required to report certain compensation paid by the Funds (or by third parties) to the Funds’ service providers as “indirect compensation” on Schedule C to Form 5500. To the extent any compensation arrangements described herein constitute indirect compensation that meets the definition of “eligible indirect compensation,” as defined in the Instructions for Schedule C to Form 5500, the descriptions herein of those compensation arrangements are intended to satisfy the alternative reporting option for “eligible indirect compensation” under such Instructions.
Except as otherwise set forth, the foregoing statements regarding the consequences under ERISA and the Code of an investment in Shares of the Funds are based on the provisions of ERISA and the Code as currently in effect, and the existing administrative and judicial interpretations thereunder. No assurance can be given that administrative, judicial or legislative changes will not occur that will not make the foregoing statements incorrect or incomplete.
ACCEPTANCE OF INVESTMENTS ON BEHALF OF PLANS IS IN NO RESPECT A REPRESENTATION BY THE SPONSOR OR ANY OTHER PARTY RELATED TO THE FUNDS THAT AN INVESTMENT IN A FUND MEETS THE RELEVANT LEGAL REQUIREMENTS WITH RESPECT TO INVESTMENTS BY ANY PARTICULAR PLAN OR THAT SUCH AN INVESTMENT IS APPROPRIATE FOR ANY PARTICULAR PLAN. THE PERSON WITH INVESTMENT DISCRETION SHOULD CONSULT WITH HIS OR HER ATTORNEY AND FINANCIAL ADVISORS AS TO THE PROPRIETY OF AN INVESTMENT IN SHARES IN LIGHT OF THE CIRCUMSTANCES OF THE PARTICULAR PLAN AND CURRENT TAX LAW.
PLAN OF DISTRIBUTION
Buying and Selling Shares
Most investors buy and sell Shares in secondary market transactions through brokers. Shares of the Funds trade on the Exchange under the ticker symbols listed in this Prospectus. Shares are bought and sold throughout the trading day like other publicly traded securities. When buying or selling Shares through a broker, most investors incur customary brokerage commissions and charges.
Authorized Participants
The Funds continuously offer Shares in Creation Units to Authorized Participants. Shares of the Funds are to be offered to Authorized Participants in Creation Units at each Fund’s respective NAV.
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Authorized Participants may offer to the public, from time to time, Shares of a Fund from any Creation Units they create. Shares of a Fund offered to the public by Authorized Participants are offered at a per Share market price that varies depending on, among other factors, the trading price of the Shares of each Fund on its Exchange, the NAV per Share and the supply of and demand for the Shares at the time of the offer. Shares initially comprising the same Creation Unit but offered by Authorized Participants to the public at different times may have different offering prices. Additionally, the price at which an Authorized Participant sells a Share may be higher or lower than the price paid by such Authorized Participant in connection with the creation of such Share in a Creation Unit. Authorized Participants do not receive from any Fund, the Sponsor or any of their affiliates, any fee or other compensation in connection with their sale of Shares to the public, although investors are expected to be charged a customary commission by their brokers in connection with the purchase and sale of Shares that varies from investor to investor. Investors are encouraged to review the terms of their brokerage accounts for applicable charges.
As of the date of this Prospectus, ABN AMRO Clearing Chicago LLC, Barclays Capital Inc., BofA/Merrill Lynch Professional Clearing, BNP Paribas Securities Corp., Citigroup Global Markets, Inc., Citadel Securities LLC, Cowen, Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc., Goldman, Sachs & Co., Jane Street Capital, LLC, Jefferies LLC, J.P. Morgan Securities Inc., Mizuho Securities USA Inc., RBC Capital Markets, LLC, SG Americas Securities, LLC, Timber Hill LLC-Interactive Brokers, UBS Securities LLC, Virtu Financial BD LLC and Wedbush Morgan Securities, Inc. have each executed an Authorized Participant Agreement and are the only Authorized Participants.
Likelihood of Becoming a Statutory Underwriter
Each Fund issues Shares in Creation Units to Authorized Participants from time to time generally in exchange for cash. Because new Shares can be created and issued on an ongoing basis at any point during the life of each Fund, a “distribution,” as such term is used in the 1933 Act, will be occurring. An Authorized Participant, other broker-dealer firm or its client could be deemed a statutory underwriter, and thus would be subject to the prospectus delivery and liability provisions of the 1933 Act, if it purchased a Creation Unit from each Fund, broke the Creation Unit down into the constituent Shares and sold the Shares to its customers; or if it chose to couple the creation of a supply of new Shares with an active selling effort involving solicitation of secondary market demand for the Shares. A determination of whether one is an underwriter must take into account all the facts and circumstances pertaining to the activities of the broker-dealer or its client in the particular case, and the examples mentioned above should not be considered a complete description of all the activities that would lead to categorization as an underwriter. Authorized Participants, other broker-dealers and other persons are cautioned that some of their activities may result in their being deemed participants in a distribution in a manner which would render them statutory underwriters and subject them to the prospectus delivery and liability provisions of the 1933 Act.
Dealers who are neither Authorized Participants nor “underwriters” but are participating in a distribution (as contrasted to ordinary secondary trading transactions), and thus dealing with Shares that are part of an “unsold allotment” within the meaning of section 4(3)(C) of the 1933 Act, would be unable to take advantage of the prospectus delivery exemption provided by section 4(3) of the 1933 Act.
General
Retail investors may purchase and sell Shares through traditional brokerage accounts. Investors who purchase Shares through a commission/fee based brokerage account may pay commissions/fees charged by the brokerage account. Investors are encouraged to review the terms of their brokerage accounts for applicable charges.
The offering of Creation Units is being made in compliance with FINRA Rule 2310. Accordingly, the Authorized Participants may not make any sales to any account over which they have discretionary authority without the prior written approval of a purchaser of Shares. In any event, the maximum amount of all items of value, including compensation paid from the offering proceeds and in the form of “trail commissions,” to be paid to FINRA members, including to SEI and PDI, in connection with the offering of the Shares by a Fund will not exceed 10% of gross offering proceeds.
LEGAL MATTERS
Morgan, Lewis & Bockius LLP has advised the Sponsor in connection with the Shares being offered. Morgan, Lewis & Bockius LLP also advises the Sponsor with respect to its responsibilities as sponsor of, and with respect to matters relating to, the Trust and the Funds. Morgan, Lewis & Bockius LLP has prepared the sections “Material U.S. Federal Income Tax Considerations” with respect to U.S. federal income tax
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laws and “Purchases By Employee Benefit Plans” with respect to ERISA. Morgan, Lewis & Bockius LLP has not represented, nor will it represent, the Trust, the Funds or the shareholders in matters relating to the Trust or the Funds and no other counsel has been engaged to act on their behalf.
Richards, Layton & Finger, P.A. has represented the Trust in connection with the legality of the Shares being offered hereby.
Certain opinions of counsel have been filed with the SEC as exhibits to the Registration Statement of which this Prospectus is a part.
EXPERTS
The combined financial statements of ProShares Trust II, the individual financial statements of each of the funds comprising ProShares Trust II, management’s assessment of the effectiveness of internal control over financial reporting of ProShares Trust II, and management’s assessment of the effectiveness of internal control over financial reporting of each of the individual funds comprising ProShares Trust II (which are included in Management’s Report on Internal Control over Financial Reporting) incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2020 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
WHERE INVESTORS CAN FIND MORE INFORMATION
The Trust has filed a Registration Statement on Form S-1 with the SEC under the 1933 Act. This Prospectus constitutes part of the Registration Statement filed by the Trust for itself and on behalf of each Fund. Additionally, as further discussed under “Incorporation by Reference of Certain Documents,” we have incorporated by reference certain historical information. This Prospectus does not contain all of the information set forth in such Registration Statement, certain portions of which have been omitted pursuant to the rules and regulations of the SEC, including, without limitation, certain exhibits thereto (for example, the form of the Authorized Participant Agreement).
The descriptions contained herein of agreements included as exhibits to the Registration Statement are necessarily summaries and may not be complete; the exhibits themselves may be inspected without charge at the Public Reference Room maintained by the SEC at 100 F Street, NE, Washington, DC 20549, and copies of all or part thereof may be obtained from the SEC upon payment of the prescribed fees. Investors may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of such site is www.sec.gov.
RECENT FINANCIAL INFORMATION AND ANNUAL REPORTS
You should read the financial statements and the notes to those financial statements in the Trust’s Annual Report on Form 10-K for the year ended December 31, 2020, along with any amendments thereto, which have been incorporated by reference into this Prospectus and, subsequent to the date of this Prospectus, future filings with the SEC will be automatically deemed incorporated into this Prospectus, including subsequent financial statements, data and related notes with respect to all of the Funds. Please refer to the section entitled “Incorporation by Reference of Certain Documents” in Part Two of this Prospectus.
The Sponsor will furnish an annual report of the Funds in the manner required by the rules and regulations of the SEC as well as with those reports required by the CFTC and the NFA, including, but not limited to, annual audited financial statements of the Funds examined and certified by independent registered public accountants and any other reports required by any other governmental authority that has jurisdiction over the activities of the Funds. Monthly account statements conforming to CFTC and NFA requirements, as well as the current annual and quarterly reports and other filings made with the SEC, are posted on the Sponsor’s website at www.ProShares.com. Shareholders of record will also be provided with appropriate information to permit them to file U.S. federal and state income tax returns with respect to Shares held. Additional reports may be posted on the Sponsor’s website at the discretion of the Sponsor or as required by regulatory authorities.
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PRIVACY POLICY
The Trust’s Commitment to Investors
The Sponsor and the Trust are committed to respecting the privacy of personal information investors entrust to the Trust in the course of doing business.
The Information the Trust Collects About Investors
The Sponsor, on behalf of the Trust, collects non-public personal information from various sources. For instance, forms may include names, addresses, and social security numbers. The Funds receive information from transactions in investors’ accounts, including account balances, and from correspondence between investors and the Funds or third parties, such as the Funds’ service providers. The Sponsor, on behalf of the Funds, uses such information provided by investors or their representative to process transactions, to respond to inquiries from investors, to deliver reports, products, and services, and to fulfill legal and regulatory requirements.
How the Trust Handles Investors’ Personal Information
The Sponsor does not disclose any non-public personal information about investors to anyone unless permitted by law or approved by the affected investor. The Sponsor may share information about investors with certain third parties who are not affiliated with the Trust to process or service a transaction that investors have requested or as permitted by law. For example, sharing information with non-affiliated third parties that maintain or service investors’ accounts for the Funds is essential.
The Sponsor may also share information with companies that perform administrative or marketing services for the Funds including research firms. When the Funds enter into such a relationship, such third parties’ use of customer’s information is restricted and they are prohibited from sharing it or using it for any purposes other than those for which they were hired. The Sponsor also requires service providers to maintain physical, electronic and procedural safeguards that comply with federal standards to guard investors’ non-public personal information.
How the Trust Safeguards Investors’ Personal Information
The Sponsor maintains physical, electronic, and procedural safeguards to protect investors’ personal information. Within the Funds, access to personal information is restricted to those employees who require access to that information in order to provide products or services to customers such as processing transactions and handling inquiries. Use of customer information is restricted and customer information is required to be held in strict confidence.
The Sponsor will adhere to the policies and practices described in this notice for both current and former customers of the Funds.
INCORPORATION BY REFERENCE OF CERTAIN DOCUMENTS
The SEC allows the Trust to “incorporate by reference” into this Prospectus certain information that the Trust files with the SEC, meaning it can disclose important information to an investor by referring to those documents on file with the SEC.
The information that the Trust incorporates by reference is an important part of this Prospectus and later information that we will file with the SEC will automatically update and supersede some of this information. We incorporate by reference any future filings we make with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act. The Trust also incorporates by reference the documents listed below:
•The Trust’s Annual Report on Form 10-K for the year ended December 31, 2020; and
•The Trust’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2021;
•The Trust’s current report on Form 8-K filed on May 11, 2021;
•The Trust’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2021;
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•The Trust’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2021;
•The Trust’s current report on Form 8-K filed on December 23, 2021;
•All other reports filed pursuant to Section 13(a) or 15(d) of the 1934 Act since December 31, 2020, including all information filed on Form 8-K other than Furnished Information (as defined below).
The Trust may furnish to the SEC certain material non-public information, including (i) information regarding its results of operations or financial condition for a completed quarterly or annual fiscal period under Item 2.02 of Form 8-K, (ii) in order to comply with SEC Regulation FD prohibiting selective disclosure of material information under Item 7.01 of Form 8-K, and (iii) any other information that may be permitted in the future to be furnished as a result of changes in SEC regulations (all such information, together with any exhibits filed on Form 8-K that are related to such disclosure, “Furnished Information”). Furnished Information is not incorporated herein by reference unless we expressly state otherwise.
Any statement contained in a document that is incorporated by reference will be modified or superseded for all purposes to the extent that a statement contained in this Prospectus (or in any other document that is subsequently filed with the SEC and incorporated by reference) modifies or is contrary to that previous statement. Any statement so modified or superseded will not be deemed a part of this Prospectus except as so modified or superseded.
The Trust also incorporates by reference any future filings, other than Furnished Information unless we expressly state otherwise, made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the 1934 Act, in each case, other than those documents or the portions of those documents deemed to be furnished and not filed in accordance with SEC rules, until the offering of the securities under the registration statement of which this Prospectus forms a part is terminated or completed. Information in such future filings updates and supplements the information provided in this Prospectus. Any statements in any such future filings will be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements.
Because the Trust is incorporating by reference future filings with the SEC, this Prospectus is continually updated and later information filed with the SEC may update and supersede some of the information included or incorporated by reference in this Prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this Prospectus or in any document previously incorporated by reference have been modified or superseded.
The Trust will provide to you a copy of the filings that have been incorporated by reference in this Prospectus upon your request, at no cost. In addition, the Trust will also provide you with information regarding the other series of the Trust upon your request, at no cost. Any request may be made by writing or calling at the following address or telephone number:
ProShares Trust II
c/o ProShare Capital Management LLC
7272 Wisconsin Avenue
21st Floor
Bethesda, Maryland 20814
Telephone: (240) 497-6400
These documents may also be accessed through the web at www.ProShares.com or as described under “Where Investors Can Find More Information.” The information and other content contained on or linked from the website are not incorporated by reference in this Prospectus and should not be considered a part of this Prospectus.
Annual, quarterly and current reports and other information are on file with the SEC. The SEC maintains an internet site at www.sec.gov that contains reports, proxy and information statements and other information regarding the Trust and the Funds.
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FUTURES COMMISSION MERCHANTS
Each Fund intends to use BofAS, RBC, BCI, DBSI, Man, SGAS, CSS, StoneX, UBSS, GS, and GSI, in its capacity as a registered FCM, as its FCM. Each of BofAS, RBC, BCI, DBSI, Man, SGAS, CSS, StoneX, UBSS, GS, and GSI, in its capacity as a registered FCM, serves as a clearing broker to the Trust and the Funds and certain other funds of the Trust and as such arranges for the execution and clearing of the Funds’ futures transactions. Each of BofAS, RBC, BCI, DBSI, Man, SGAS, CSS, StoneX, UBSS, GS, and GSI acts as clearing broker for many other funds and individuals. A variety of executing brokers may execute futures transactions on behalf of the Funds. The executing brokers will give up all such transactions to BofAS, RBC, BCI, DBSI, Man, SGAS, CSS, StoneX, UBSS, GS, or GSI as applicable.
Investors should be advised that none of BofAS, RBC, BCI, DBSI, Man, SGAS, CSS, StoneX, UBSS, GS, or GSI is affiliated with or acts as a supervisor of the Funds or the Funds’ commodity pool operators, commodity trading advisors, investment managers, trustees, general partners, administrators, transfer agents, registrars or organizers, as applicable. Additionally, none of BofAS, RBC, BCI, DBSI, Man, SGAS, CSS, StoneX, UBSS, GS, or GSI, in its capacity as a registered FCM, is acting as an underwriter or sponsor of the offering of any Shares or interests in the Funds or has passed upon the merits of participating in this offering.
None of BofAS, RBC, BCI, DBSI, Man, SGAS, CSS, StoneX, UBSS, GS, or GSI has passed upon the adequacy of this Prospectus or on the accuracy of the information contained herein. Additionally, none of BofAS, RBC, BCI, DBSI, Man, SGAS, CSS, StoneX, UBSS, GS, or GSI provides any commodity trading advice regarding the Funds’ trading activities. Investors should not rely upon BofAS, RBC, BCI, DBSI, Man, SGAS, CSS, StoneX, UBSS, GS, or GSI in deciding whether to invest in the Funds or retain their interests in the Funds. Investors should also note that the Funds may select additional clearing brokers or replace BofAS, RBC, BCI, DBSI, Man, SGAS, CSS, StoneX, UBSS, GS, and/or GSI as the Funds’ clearing broker.
Litigation and Regulatory Disclosure Relating to FCMs
BofA Securities, Inc.
BofA Securities, Inc. (the “Company” or “BofAS”), a Delaware corporation, is registered with the U.S. Commodity Futures Trading Commission (“CFTC”) as a Futures Commission Merchant (“FCM”). The Company is a clearing member of the Chicago Board of Trade, and the Chicago Mercantile Exchange, and is either a clearing member or member of all other principal U.S. futures and futures options exchanges. With regard to those domestic futures and futures options exchanges of which it is not a clearing member, the Company has entered into third party brokerage relationships with FCMs that are clearing members of those exchanges. The Company maintains its principal place of business at One Bryant Park, New York, NY10036.
Bank of America Corporation (the “Corporation” or “Bank of America”), the Company’s ultimate parent (the “Parent”) makes all required disclosures in its Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, which may be updated by Current Reports on Form 8-K, all of which are filed with the Securities and Exchange Commission (“SEC”) (“Regulatory Filings”). The Company makes all required disclosures in its Form BD and ADV filings (“Form BD and ADV Filings”) with the Financial Industry Regulatory Authority (“FINRA”). Those Regulatory Filings and Form BD and ADV Filings include disclosures of Regulatory Inquiries as required by federal law and applicable regulations. The Regulatory Filings are publicly available on the SEC’s website at www.sec.gov. The Form BD Filings are publicly available on the FINRA BrokerCheck system at http://brokercheck.finra.org/. The Form ADV filings are publicly available on the SEC’s Investment Adviser Search website at: http://www.adviserinfo.sec.gov/IAPD/default.aspx. Additional concluded actions can be found at http://www.nfa.futures.org/basicnet/welcome.aspx. This link will take you to the Welcome Page of the NFA’s Background Affiliation Status. Information Center (“BASIC”). At this page, there is a box where you can enter the NFA ID of BofA Securities, Inc. (0500214) and then click “Go”. You will be transferred to the NFA’s information specific to BofAS. Under the heading “Regulatory Actions”, click “View All Actions” and you will be directed to the full list of regulatory actions brought by the CFTC and exchanges.
In the ordinary course of business, the Company is occasionally a defendant in or party to pending and threatened legal actions and proceedings. In view of the inherent difficulty of predicting the outcome of such litigation and regulatory matters, particularly where the claimants seek unspecified or very large or indeterminate damages or where the matters present novel legal theories or involve a large number of parties, the Company cannot predict what the eventual outcome of the pending matters will be, what the timing of the ultimate resolution of these matters will be, or what the eventual loss, fines or penalties related to each pending matter may be.
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In accordance with applicable accounting guidance, the Company establishes an accrued liability for litigation and regulatory matters when those matters present loss contingencies that are both probable and estimable. In such cases, there may be an exposure to loss in excess of any amounts accrued. As a matter develops, the Company, in conjunction with any outside counsel handling the matter, evaluates on an ongoing basis whether such matter presents a loss contingency that is probable and estimable. Once the loss contingency related to a matter is deemed to be both probable and estimable, the Company will establish an accrued liability. The Company continues to monitor the matter for further developments that could affect the amount of the accrued liability that has been previously established.
In some of the matters described below, loss contingencies are not both probable and estimable in the view of management, and accordingly, an accrued liability has not been established for those matters. Information is provided below regarding the nature of all these contingencies and, where specified, the amount of the claim associated with these loss contingencies. Based on current knowledge, management does not believe that loss contingencies arising from pending matters, including the matters described herein, will have a material adverse effect on the Company’s consolidated financial position or liquidity. However, in light of the inherent uncertainties involved in these matters, some of which are beyond the Company’s control, and the very large or indeterminate damages sought in some of these matters, an adverse outcome in one or more of these matters could be material to the Company’s results of operations or cash flows for any particular reporting period.
On May 13, 2019, BofAS acquired the Global Banking and Markets (“GBAM”) assets of Merrill Lynch, Pierce, Fenner & Smith Incorporated (“MLPF&S”), then an affiliated futures commission merchant. BofAS deems it appropriate to disclose certain MLPF&S litigation and regulatory matters arising from the GBAM business acquired from MLPF&S that would otherwise have been required to be disclosed under CFTC Rule 1.55(k)(7) prior to the transfer of the business to BofAS.
The actions against the Company, and those arising from the GBAM business acquired from MLPF&S include, but are not limited to, the following:
Mortgage-Backed Securities (“MBS”) Litigation
MLPF&S and certain of its affiliates have been named as defendants in a number of cases relating to their various roles as issuer, originator, seller, depositor, sponsor, and/or underwriter in MBS offerings, pursuant to which the MBS investors were entitled to a portion of the cash flow from the underlying pools of mortgages. These cases generally include actions by individual MBS purchasers and governmental actions. Although the allegations vary by lawsuit, these cases generally allege that the registration statements, prospectuses and prospectus supplements for securities issued by securitization trusts contained material misrepresentations and omissions, in violation of the Securities Act and/or state securities laws and other state statutory and common laws.
These cases generally involve allegations of false and misleading statements regarding: (i) the process by which the properties that served as collateral for the mortgage loans underlying the MBS were appraised; (ii) the percentage of equity that mortgage borrowers had in their homes; (iii) the borrowers’ ability to repay their mortgage loans; (iv) the underwriting practices by which those mortgage loans were originated; (v) the ratings given to the different tranches of MBS by rating agencies; and (vi) the validity of each issuing trust’s title to the mortgage loans comprising the pool for the securitization (collectively, “MBS Claims”). Plaintiffs in these cases generally seek unspecified compensatory damages, unspecified costs and legal fees and, in some instances, seek rescission. A number of other entities threatened legal actions against MLPF&S concerning MBS offerings.
Tutor Perini Corp. v. Banc of America Securities LLC and Bank of America, N.A.
Tutor Perini Corporation filed an action on May 18, 2011 in the U.S. District Court for the District of Massachusetts entitled Tutor Perini Corporation v. Banc of America Securities LLC, now known as Merrill Lynch, Pierce, Fenner & Smith Incorporated, successor by merger, and Bank of America, N.A. The complaint alleges that Defendants failed to disclose material facts about the market for auction-rate securities (“ARS”) that Tutor Perini purchased from BAS in late 2007 and early 2008. The complaint alleges that auctions for those ARS failed beginning in February 2008, allegedly preventing Tutor Perini from liquidating its ARS at par value in the auctions, and that Tutor Perini subsequently sold its ARS on the secondary market at a loss. The complaint asserts federal securities-fraud, Massachusetts Uniform Securities Act (“MUSA”), Massachusetts Unfair and Deceptive Trade Practices Act (“UDTPA”), common-law fraud, unsuitability, and intentional-and negligent-misrepresentation claims. Plaintiff seeks damages in excess of $100M.
On August 12, 2015, the District Court granted defendants summary judgment dismissing all claims. On November 21, 2016, the U.S. Court of Appeals for the First Circuit affirmed the District Court’s decision with respect to all claims against BANA and as to Perini’s
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unsuitability, common-law fraud, and intentional misrepresentation claims against BAS, but vacated and remanded for further proceedings on the federal securities-fraud, MUSA, UDTPA, and negligent-misrepresentation claims against BAS. The parties resolved the matter for $37 million and the case was dismissed with prejudice on June 6, 2017.
SEC 15(c)(3) Order 6/23/2016
On June 23, 2016, the SEC issued an administrative order in which it found that MLPF&S and Merrill Lynch Professional Clearing Corp. (“MLPro”) had willfully violated Section 15(c)(3) of the Securities Exchange Act of 1934 (“Exchange Act”) and Rule 15c3-3 thereunder and Section 17(a)(1) of the Exchange Act and Rules 17a-3(a)(10) and 17a-5(a) thereunder, and that MLPF&S willfully violated Section 17(a)(1) of the Exchange Act and Rules 17a-5(d)(3) (as it existed prior to amendments to Rule 17a-5 in 2014), 17a-5(d)(2)(ii), 17a-5(d)(3) and 17a-11(e) thereunder, and Exchange Act Rule 21F-17. Specifically, the order found that (i) MLPF&S and MLPro engaged in a series of complex trades that allowed it to use customer cash to finance firm inventory, (ii) MLPF&S allowed certain of its clearing banks to hold liens on customer securities, and (iii) MLPF&S used language in certain of its policies, procedures, and agreements with employees that unduly limited the disclosure of confidential information. In determining to accept MLPF&S’s and MLPro’s offer, the SEC considered remedial acts promptly undertaken by MLPF&S and MLPro and substantial cooperation afforded the SEC staff during the course of its investigation. In the order, (i) MLPF&S and MLPro were censured, (ii) MLPF&S was ordered to cease and desist from committing or causing any violations and any future violations of Sections 15(c)(3) and 17(a)(1) of the Exchange Act and Rules 15c3-3, 17a-3(a)(10), 17a-5(a), 17a-5(d)(2)(ii), 17a-5(d)(3), 17a-11(e) and 21F-17 thereunder, (iii) MLPro was ordered to cease and desist from committing or causing any violations and any future violations of Sections 15(c)(3) and 17(a)(1) of the Exchange Act and Rules 15c3-3, 17a-3(a)(10) and 17a-5(a) thereunder, (iv) MLPF&S and MLPro were ordered to pay disgorgement of $50,000,000 and prejudgment interest in the amount of $7,000,000, and (v) MLPF&S was ordered to pay a civil monetary penalty of $358,000,000.
SEC Market Access Rule Order 9/26/2016
On September 26, 2016, MLPF&S entered into a settlement with the SEC resulting in the SEC issuing an Order. MLPF&S consented to the entry of the order (the “Order”) that finds that it violated Section 15(c)(3) of the Exchange Act and Rule 15c3-5 thereunder (the “Market Access Rule”). The Order finds that MLPF&S violated the Market Access Rule by failing to establish, document, and maintain a system of risk management controls and supervisory procedures reasonably designed to manage the financial, regulatory, and other risks of its market access activity. In particular, MLPF&S failed to establish pre-trade risk management controls reasonably designed to prevent the entry of erroneous orders, to establish pre-trade risk management controls reasonably designed to prevent the entry of orders that would exceed pre-set credit or capital limits for several of its trading desks, to establish required controls and procedures for fixed income securities, to review adequately the effectiveness of its risk management controls and supervisory procedures require by the Market Access Rule, particularly for preventing the entry of erroneous orders, and to comply with the Market Access Rule’s CEO certification requirements. Without admitting or denying any of the findings or conclusions in the order, MLPF&S consented to the imposition of the following sanctions: (i) to be censured, (ii) to cease and desist from committing or causing any violations and any future violations of Section 15(c)(3) of the Exchange Act and Rule 15c3-5 thereunder, and (iii) to pay a civil monetary penalty of $12,500,000.
CFTC Order 9/22/2017
On September 22, 2017, the Commodity Futures Trading Commission announced that MLPF&S agreed to the entry of an order that alleged that the CFTC had reason to believe that MLPF&S (a) violated Regulation 166.3, 17 C.F.R. § 166.3 (2016), under the Commodity Exchange Act (CEA) in connection with its alleged failure to supervise diligently MLPF&S’s response to the investigation by the CME Group Inc.’s Market Regulation Department regarding recordkeeping and execution practices with respect to block trades; (b) violated Regulation 166.3, 17 C.F.R. § 166.3 (2016), under the CEA in connection with its alleged inadequate procedures for preparing and maintaining records for block trades executed by the Swaps Desk, including procedures for recording accurate block trade execution times and not being diligent in ensuring that its existing procedures for preparing and maintaining records for block trades were being implemented; and (c) violated Section 4g of the CEA, 7 U.S.C. § 6g (2012) and Regulations 1.31 and 1.35 under the CEA, 17 C.F.R. §§ 1.31 and 1.35 (2016) in connection with the alleged failure to maintain certain books and records regarding the execution of block trades. Without admitting or denying any of the findings or conclusions in the order, MLPF&S consented to the imposition of the following sanctions: (1) to cease and desist from violating Section 4g of the CEA and Regulations 1.31, 1.35 and 166.3 thereunder, (2) to pay a civil monetary penalty in the amount of $2,500,000, and (3) to comply with certain undertakings.
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SEC Section 17(A) Order 12/21/2017
On December 21, 2017, the SEC announced that public administrative and cease-and-desist proceedings we instituted pursuant to Section 15(b) and 21C of the Exchange Act and Section 203(E) of the Advisers Act against MLPF&S. MLPF&S, in addition to offering its customers the ability to buy and sell securities, offered its customers other services in brokerage accounts, such as ATM cash deposits, wires, journal-entry transfers, check writing, ATM withdrawals, cash advances and ACH transfers. By offering these additional services, MLPF&S was susceptible to risks of money laundering and other illicit financial activity associated with these services. During the relevant period, MLPF&S primarily used a system called “Mantas” for the automated monitoring of retail brokerage accounts to detect potential money laundering activity related to money movements. Mantas alerted on transactions that fit within the parameters of specific scenarios selected by MLPF&S. MLPF&S had other methods of detecting suspicious movements of funds in accounts, but those methods were primarily manual, or only alerted on certain types of activity.
MLPF&S also used a separate automated surveillance systems to conduct trade surveillance and referred to the alerts produced by its anti-money laundering (AML) detection channels as “Events.” MLPF&S also used a system called “Event Processor,” or “EP,” which grouped Mantas events and events produced by other firm detection channels and assigned points to the event groups. From 2006 through January 2012, MLPF&S did not investigate Mantas events that were not grouped with an Event from one of the other detection channels, such an employee referral, a government subpoena, or an Event related to a wire transfer or ATM transaction that had been routed through a consumer bank before being debited or credited to an MLPF&S customer’s retail brokerage account. EP used a number of systems and techniques to group Events arising from related retail brokerage accounts. However, EP inadvertently did not link related accounts that involved customers who had both U.S. Dollar-denominated and foreign currency-denominated accounts. Accordingly, certain Event groups did not meet the risk-based threshold and became an investigation for further review as rapidly as they otherwise would have, if at all. MLPF&S did not have adequate policies and procedures for filing what were commonly known as “Continuing Activity” or “Ongoing Activity” Suspicious Activity Reports (SARS).
MLPF&S had AML policies and procedures that were not reasonably designed to account for the additional risk associated with the additional services offered by certain of its retail brokerage accounts. Once an AML case was opened, the platform used by MLPF&S’ AML investigators during part of the relevant period did not provide sufficient visibility into transactions occurring in an account, causing the investigators sometimes unduly to limit their review to the specific events that triggered the Event and not to review the account more broadly to determine whether the risk associated with that event warranted additional investigation or reporting. Because of the deficiencies in its AML policies and procedures MLPF&S failed to adequately monitor for, detect, and report certain suspicious activity related to transaction or pattern of transactions in its customers’ accounts. By failing to file SARS with Financial Crimes Enforcement Network (FINCEN) as required by the BSA with respect to certain of its customers’ activity as described above, MLPF&S wilfully violated Section 17(A) of the Exchange Act and Rule 17A-8 thereunder. Without admitting or denying any of the findings or conclusions in the order, MLPF&S consented to the imposition of the following sanctions: (1) cease and desist from committing or causing any violations and any future violations of Exchange Act Section 17(a) or Rule 17a-8 promulgated thereunder, (2) to be censured, and (3) to pay a civil monetary penalty in the amount of $13,000,000.
SEC ATS (Masking) Settlement 6/19/2018 (Attorney General of the State of New York 3.22.2018)
On June 19, 2018, the SEC issued an administrative proceeding against MLPF&S concerning MLPF&S’s sustained efforts to hide its practice of routing certain institutional customer orders to other broker-dealers (ELPs), including proprietary trading firms and wholesale market makers, for execution. MLPF&S configured a number of internal/external trade reporting systems so that institutional customer orders that were executed at ELPs instead appeared to institutional customers to have been executed at MPF&S. MLPF&S similarly misreported ELP executions in reports provided to institutional customers and in billing invoices. When responding to institutional customer questionnaires and in other communications, MLPF&S specifically omitted ELPs from lists of venues to which institutional customer orders were routed. MPF&S referred to this practice internally as masking. MLPF&S masked the ELP executions of MLPF&S’s DSA institutional customers, typically financial institutions such as asset managers, mutual fund investment advisers, and public pension funds. As a result, these institutional customers’ orders received unwanted executions against entities with which they believed their orders would not interact. Because of masking, these institutional customers did not know that MLPF&S violated their instructions. MLPF&S’s efforts to mask the correct trading venues, including by altering trade reporting programs, operated as a fraud or deceit upon its institutional customers. As a result, MLPF&S willfully violated sections 17(a)(2) and 17(a)(3) of the Securities Act. MLPF&S was censured and ordered to (i) cease and desist from committing or causing any violations and any future violations of Sections 17(a)(2) and 17(a)(3) of the Securities Act; and (ii) pay a civil money penalty in the amount of $42,000,000. Additionally, based on the same conduct, the Attorney General of the State of New York (“NYAG”) Investor Protection Bureau alleged that Bank of America Corporation and MLPF&S (1) concealed from its institutional clients that orders were routed and executed by “electronic
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liquidity providers” (2) misstated the composition of orders and trades in its dark pool, and (3) did not accurately describe its use of a proprietary “venue ranking” analysis, in violation of the Martin Act and Executive Law § 63(12). NYAG similarly settled the matter for a penalty in the amount of $42,000,000.
SEC Order Conflict of Interest 8/20/2018
On August 20, 2018, MLPF&S entered into a settlement with the SEC resulting in the SEC issuing an order. MLPF&S consented to the entry of the order (the “Order”) that finds that it failed to disclose that the portfolio manager evaluation process employed in connection with a January 2013 termination recommendation for over fifteen hundred of its retail advisory accounts was exposed to a conflict of interest involving other business interests. The Order finds that this undisclosed conflict of interest in MLPF&S’ decision-making process violated Advisers Act Section 206(2). MLPF&S also violated Advisers Act Section 206(4) and Rule 206(4)-7 promulgated thereunder. Without admitting or denying any of the findings or conclusions in the order, MLPF&S consented to the imposition of the following sanctions: (1) cease and desist from committing or causing any violations and any future violations of Sections 206(2) and 206(4) of the Advisers Act and Rule 206(4)-7 promulgated thereunder, (2) to be censured, and (3) to pay disgorgement of $4,032,871.89, prejudgment interest of $806,981.03, and a civil money penalty in the amount of $4,032,871.89.
SEC ADR Settlement 3/22/2019
The SEC deemed it appropriate and in the public interest that public administrative proceedings be instituted pursuant to Section 15(b)(4) of the Securities Exchange Act of 1934 (“Exchange Act”), against MLPF&S (“MLPF&S” or “Respondent”). The SEC found that these proceedings arose out of MLPF&S’s improper practices with respect to securities lending transactions involving pre-released American Depositary Receipts (“ADRs”). ADR facilities, which provide for the issuance of ADRs, are established by a depositary bank (“Depositary”) pursuant to a deposit agreement (“Deposit Agreement”). Typically, a Depositary issues ADRs to a market participant that contemporaneously delivers the corresponding number of foreign securities to the Depositary’s foreign custodian (“Custodian”). However, in certain situations, Deposit Agreements may provide for “pre-release” transactions in which a market participant can obtain newly issued ADRs from the Depositary before delivering ordinary shares to the custodian. Only brokers (or other market participants) that have entered into pre-release agreements with a depositary (“Pre-Release Agreements”) can obtain pre-released ADRs from the Depositary. The Pre-Release Agreements, consistent with the Deposit Agreements, require the broker receiving the pre-released ADRs (“Pre-Release Broker”), or its customer on whose behalf the Pre-Release Broker is acting, to beneficially own the ordinary shares represented by the ADRs, and to assign all beneficial rights, title, and interest to those ordinary shares to the Depositary while the pre-release transaction is outstanding. In effect, the Pre-Release Broker or its customer becomes the temporary custodian of the ordinary shares that would otherwise have been delivered to the Custodian. From at least June 2012 until approximately November 2014, MLPF&S received pre-released ADRs from Pre-Release Brokers that had been issued by Depositaries where neither the Pre-Release Brokers nor MLPF&S had taken reasonable steps to satisfy the Pre-Release Brokers’ obligations under the Pre-Release Agreements. MLPF&S, which was not a Pre-Release Broker, understood that the ADRs that MLPF&S borrowed from Pre-Release Brokers may have been sourced from Depositaries pursuant to Pre-Release Agreements. MLPF&S also understood that the beneficial ownership and other representations that Pre-Release Brokers were required to make to depositaries in order to obtain pre-released ADRS. MLPF&S also understood the conduit nature of Pre-Release Brokers’ securities lending business, which under the circumstances should have indicated that the Pre-Release Brokers did not own underlying ordinary shares. MLPF&S’s associate persons on its securities lending desk, by obtaining ADRs from Pre-Release Brokers in circumstances where they should have known that such ADRs likely had been pre-released without compliance with the Pre-Release Brokers’ obligations under the Pre-release Agreements, violated Section 17(a)(3) of the Securities Act of 1933 (“Securities Act”). MLPF&S’s supervisory policies and procedures were not reasonably designed and implemented to provide sufficient oversight of associated persons to prevent and detect their violations of Section 17(a)(3) of the Securities Act. As a result, MLPF&S failed reasonably to supervise its associated persons within the meaning of Section 15(b)(4)(e) of the Exchange Act. MLPF&S submitted an offer of settlement (the “Offer”) which the SEC has determined to accept. MLPF&S failed reasonably to fulfill its supervisory responsibilities within the meaning of Section 15(b)(4)(e) of the Exchange Act. Solely for the purpose of settling these proceedings, MLPF&S consented to the order without admitting or denying the findings in the order, except as to the SEC’s jurisdiction over it and the subject matter. The SEC ordered that MLPF&S is censured and shall pay disgorgement of $4,448,291.52 together with prejudgment interest of $724,795.40 and a civil money penalty of $2,891,389.48.
CFTC Order 9/10/2019
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The CFTC found that for nearly three years, MLPF&S, at that time a registered Futures Commission Merchant, failed to promptly produce reliable audit trail data requested by the Division of Enforcement, and failed to develop and diligently administer adequate procedures for responding to routine regulatory requests in violation of Section 4g of the Commodity Exchange Act and Regulations 1.31, 1.35 and 166.3. In addition to imposing a $300,000 civil monetary penalty, the order notes that MLPF&S had already taken steps to revise its internal process for responding to regulatory data requests, including, but not limited to, designating personnel to: (1) interpret regulatory data requests, the source of the information, and the timing for the response; (2) locate and provide the data; and (3) independently assess the data extraction process and results.
Included by the Sponsor from the NFA Website and not provided by BofAS
Pursuant to an offer of settlement in which BofA Securities, Inc. neither admitted nor denied the rule violation upon which the penalty is based, on October 15, 2020, the Clearing House Risk Committee found that BofA Securities, Inc. violated CBOT Rule 971.A. BofA Securities Inc. was fined $75,000, effective October 16, 2020.
CBOT Case #: 20-1343-BC. Pursuant to an offer of settlement in which BofA Securities, Inc. (“BofAS”) neither admitted nor denied the rule violation or factual findings upon which the penalty is based, on May 18, 2021, a Panel of the Chicago Board of Trade (“CBOT”) Business Conduct Committee (“Panel”) found that on March 19, 2020, and May 4, 2020, BofAS executed certain Exchange for Related Position (“EFRP”) transactions in the June 2020 Ultra U.S. Treasury Bond futures, June 2020 Five Year Treasury Note futures, June 2020 Ten Year Treasury Note futures, and June 2020 U.S. Treasury Bond futures contracts that were contingent upon the execution of other EFRP transactions. The Panel further found that BofAS executed these transactions simultaneously and without incurring material market risk. The Panel concluded that BofAS thereby violated CBOT Rule 538.C. In accordance with the settlement offer, the Panel ordered BofAS to pay a fine of $55,000. This action became final on May 18, 2021 and effective May 20, 2021.
CBOT Case #: 21-CH-2102. Pursuant to an offer of settlement in which BofA Securities, Inc. neither admitted nor denied the rule violations upon which the penalty is based, on June 10, 2021, the Clearing House Risk Committee found that BofA Securities, Inc. violated CBOT Rules 930.E.1., 930.E.2., 930.E.3., 930.F., and 971.A. In accordance with the settlement offer, the Committee imposed a $75,000 fine. Effective Date: 06/11/2021.
RBC Capital Markets LLC (“RBC” or the “Company”)
RBC Capital Markets, LLC (“RBC Capital”), is a large broker dealer subject to many different complex legal and regulatory requirements. As a result, certain of RBC Capital’s regulators may from time to time conduct investigations, initiate enforcement proceedings and/or enter into settlements with RBC Capital with respect to issues raised in various investigations. RBC Capital complies fully with its regulators in all investigations being conducted and in all settlements it reaches. In addition, RBC Capital is and has been subject to a variety of civil legal claims in various jurisdictions, a variety of settlement agreements and a variety of orders, awards and judgments made against it by courts and tribunals, both in regard to such claims and investigations. RBC Capital complies fully with all settlements it reaches and all orders, awards and judgments made against it.
RBC Capital has been named as a defendant in various legal actions, including arbitrations, class actions and other litigation including those described below, arising in connection with its activities. Certain of the actual or threatened legal actions include claims for substantial compensatory and/or punitive damages or claims for indeterminate amounts of damages. RBC Capital is also involved, in other reviews, investigations and proceedings (both formal and informal) by governmental and self-regulatory agencies regarding RBC Capital’s business, including among other matters, accounting and operational matters, certain of which may result in adverse judgments, settlements, fines, penalties, injunctions or other relief.
RBC Capital contests liability and/or the amount of damages as appropriate in each pending matter. In view of the inherent difficulty of predicting the outcome of such matters, particularly in cases where claimants seek substantial or indeterminate damages or where investigations and proceedings are in the early stages, RBC Capital cannot predict the loss or range of loss, if any, related to such matters; how or if such matters will be resolved; when they will ultimately be resolved; or what the eventual settlement, fine, penalty or other relief, if any, might be. Subject to the foregoing, RBC Capital believes, based on current knowledge and after consultation with counsel, that the outcome of such pending matters will not have a material adverse effect on the consolidated financial condition of RBC Capital.
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On April 27, 2017, pursuant to an offer of settlement, a Panel of the Chicago Board of Trade Business Conduct Committee (“Panel”) found that RBC Capital engaged in EFRP transactions which failed to satisfy the Rules of the Chicago Board of Trade (the “Exchange”) in one or more ways. Specifically, the Panel found that RBC Capital traders entered into EFRP trades in which RBC Capital accounts were on both sides of the transactions. While the purpose of the transactions was to transfer positions between the RBC Capital accounts, the Panel found that the manner in which the trades occurred violated the Exchange’s prohibition on wash trades. The Panel found that RBC Capital thereby violated CBOT Rules 534 and (legacy) 538.B. and C. In accordance with the settlement offer, the Panel ordered RBC Capital to pay a $175,000 fine. On October 1, 2019, the CFTC issued an order filing and settling charges against RBCCM for the above activity, as well as related charges. The order required that RBCCM cease and desist from violating the applicable regulations, pay a $5 million civil monetary penalty, and comply with various conditions, including conditions regarding public statements and future cooperation with the Commission.
On June 18, 2015, in connection with the Municipalities Continuing Disclosure Cooperation initiative of the U.S. Securities and Exchange Commission (“SEC”), the SEC commenced and settled an administrative proceeding against RBC Capital for willful violations of Sections 17(a)(2) of the Securities Act of 1933, as amended (“1933 Act”) after the firm self-reported instances in which it conducted inadequate due diligence in certain municipal securities offerings and as a result, failed to form a reasonable basis for believing the truthfulness of certain material representations in official statements issued in connection with those offerings. RBC Capital paid a fine of $500,000.
RBC Capital and certain affiliates were named as defendants in a lawsuit relating to their role in transactions involving investments made by a number of Wisconsin school districts in certain collateralized debt obligations. These transactions were also the subject of a regulatory investigation, which was resolved in 2011. RBC Capital reached a final settlement with all parties in the civil litigation, and the civil action against RBC Capital was dismissed with prejudice on December 6, 2016.
Various regulators are conducting inquiries regarding potential violations of antitrust law by a number of banks and other entities, including the Company and RBC, regarding foreign exchange trading. Beginning in 2015, putative class actions were brought against RBC Capital and/or Royal Bank of Canada in the U.S., Canada and Israel. These actions were each brought against multiple foreign exchange dealers and allege, among other things, collusive behavior in foreign exchange trading. Various regulators are also conducting inquiries regarding potential violations of law by a number of banks and other entities, including RBC Capital, regarding foreign exchange trading. In August 2018, the U.S. District Court entered a final order approving RBC Capital’s pending settlement with class plaintiffs. In November 2018, certain institutional plaintiffs who had previously opted-out of participating in the settlement filed their own lawsuit in the U.S. District Court. In May 2020, the U.S. District Court dismissed RBC from the opt-out action, but granted the plaintiffs’ motion to amend the complaint. The Canadian class actions remain pending and the Company has reached a settlement for an immaterial amount with respect to an action brought by a class of indirect purchasers. Based on the facts currently known, it is not possible at this time for us to predict the ultimate outcome of these investigations or proceedings or the timing of their resolution.
On April 13, 2015, RBC Capital’s affiliate, Royal Bank of Canada Trust Company (Bahamas) Limited (RBC Bahamas), was charged in France with complicity in tax fraud. RBC Bahamas believes that its actions did not violate French law and contested the charge in the French court. The trial of this matter has concluded and a verdict was delivered on January 12, 2017, acquitting the company and the other defendants and on June 29, 2018, the French appellate court affirmed the acquittals. The acquittals are being appealed.
Various regulators and competition and enforcement authorities around the world, including in Canada, the United Kingdom, and the U.S., are conducting investigations related to certain past submissions made by panel banks in connection with the setting of the U.S. dollar London interbank offered rate (LIBOR). These investigations focus on allegations of collusion between the banks that were on the panel to make submissions for certain LIBOR rates. Royal Bank of Canada, RBC Capital’s indirect parent, is a member of certain LIBOR panels, including the U.S. dollar LIBOR panel, and has in the past been the subject of regulatory requests for information. In addition, Royal Bank of Canada and other U.S. dollar panel banks have been named as defendants in private lawsuits filed in the U.S. with respect to the setting of LIBOR including a number of class action lawsuits which have been consolidated before the U.S. District Court for the Southern District of New York. The complaints in those private lawsuits assert claims against us and other panel banks under various U.S. laws, including U.S. antitrust laws, the U.S. Commodity Exchange Act, and state law. On February 28, 2018, the motion by the plaintiffs in the class action lawsuits to have the class certified was denied in relation to Royal Bank of Canada. As such, unless that ruling is reversed on appeal, Royal Bank of Canada is no longer a defendant in any pending class action. Royal Bank of Canada is still a party to the various individual LIBOR actions.
In addition to the LIBOR actions, in January 2019, a number of financial institutions, including RBC and RBC Capital Markets LLC, were named in a purported class action in New York alleging violations of the U.S. antitrust laws and common law principles of unjust
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enrichment in the setting of LIBOR after the Intercontinental Exchange took over administration of the benchmark interest rate from the British Bankers’ Association in 2014 (the ICE LIBOR action). On March 26, 2020 the defendants’ motion to dismiss the matter was granted. On April 24, 2020, the Plaintiffs filed a notice of appeal. Based on the facts currently known, it is not possible at this time for us to predict the ultimate outcome of these investigations or proceedings or the timing of their resolution.
Thornburg Mortgage Inc. (now known as “TMST”) and RBC Capital were parties to a master repurchase agreement executed in September 2003 whereby TMST financed its purchase of residential mortgage-backed securities. Upon TMST’s default during the financial crisis, RBC Capital valued TMST’s collateral at allegedly deflated prices. After TMST’s bankruptcy filing, TMST’s trustee brought suit against RBC Capital in 2011 for breach of contract. In 2015, TMST was awarded more than $45 million in damages. RBC Capital has appealed. The appeals court set a briefing schedule and simultaneously ordered the parties to participate in a mediation. The parties subsequently reached an agreement to settle the matter; a motion to approve the settlement was filed with the bankruptcy court on January 10, 2016 and granted on February 27, 2017.
On October 14, 2014, the Delaware Court of Chancery (the “Court of Chancery”) in a class action brought by former shareholders of Rural/Metro Corporation, held RBC Capital liable for aiding and abetting a breach of fiduciary duty by three Rural/Metro directors, but did not make an additional award for attorney’s fees. A final judgment was entered on February 19, 2015 in the amount of US$93 million plus post judgment interest. RBC Capital appealed the Court of Chancery’s determination of liability and quantum of damages, and the plaintiffs cross-appealed the ruling on additional attorneys’ fees. On November 30, 2015, the Delaware Supreme Court affirmed the Court of Chancery with respect to both the appeal and cross-appeal. RBC Capital is cooperating with an investigation by the SEC relating to this matter. In particular, the SEC contended that RBC Capital caused materially false and misleading information to be included in the proxy statement that Rural filed to solicit shareholder approval for the sale in violation of section 14(A) of the Exchange Act and Rule 14A-9 thereunder. On August 31, 2016, RBC Capital was ordered by the SEC to cease and desist and paid $500,000 in disgorgement, plus interest of $77,759 and a civil penalty of $2 million.
Case 19-47 CFTC Administrative Action, September 30, 2019 (included by the Sponsor from the NFA website and not provided by RBC Capital Markets LLC)
CFTC Orders RBC Capital Markets, LLC to Pay $5 Million for Supervisory Failures Resulting in Illegal Trades and Other Violations
Washington, DC – The U.S. Commodity Futures Trading Commission today announced the agency issued an order on Monday, September 30, 2019, filing and setting charges against RBC Capital Markets, LLC (RBCCM), a registered futures commission merchant (FCM), for failing to meet its supervisory obligations, which resulted in hundreds of unlawful trades and other violations over the period of at least late 2011 through May 2017.
The order requires RBCCM to cease and desist from future violations, pay a $5 million civil monetary penalty, and for a period of three years to expeditiously and completely cooperate with the Commission and any other governmental agency in all future investigations or inquiries involving the factual and legal subject matters of this action.
“The CFTC will vigorously enforce the rules requiring our registrants to properly supervise their business activities. Where those supervision failures are accompanied by other violations, we will pursue those violations as well,” said CFTC Director of Enforcement James McDonald.
The order finds that between December 2011 and October 2015, RBCMM engaged in at least 385 noncompetitive, fictitious, exchange for physical wash transactions (Wash EFPs). The order finds that RBCCM engaged in Wash EFPs in order to move positions internally between RBCCM accounts, which was less costly and administratively burdensome than other options to manage risk, and because it was believed that the exchange allowed it. RBCCM personnel checked with the appropriate compliance officer on whether the trades were appropriate but the officer did not respond, follow up with the exchange, or provide any formal training until at least May 2015.
Notably, as the order finds, 217 of the Wash EFPs occurred after the entry of a consent order in December 2014, which resolved a CFTC enforcement action against RBCCM’s parent, the Royal Bank of Canada (RBC), for wash sales and fictitious transactions. [See Release No. 7086-14] The order finds that RBCCM had actual notice of the December 2014 injunction against RBC prohibiting wash trading, yet the Wash EFPs continued at RBCCM. The order also finds that RBC delegated execution and surveillance of the bank’s futures transactions on exchanges
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in the United States to RBCCM, but that they failed to adequately implement a reasonable supervisory system overseeing its futures transactions, and failed to detect at least 385 Wash EFPs.
The order further finds that RBCCM failed to prepare and timely file Risk Exposure Reports, disclose material non-compliance issues to the CFTC, and maintain and promptly produce required records to the CFTC.
The order also finds other supervisory failures. For example, all RBC affiliates, including RBCCM, must follow company-wide policies and procedures, but RBCCM failed to implement several of those policies and procedures, which resulted in the various violations set forth in the order. To wit, RBCCM did not have a system to ensure employees reviewed the compliance manual; the compliance manual did not adequately address the requirements of EFPs; there was no formal training on EFPs; and RBCCM failed to adequately monitor for potential futures wash trades.
The order additionally finds that RBCCM disclosed the Wash EFPs to the CFTC shortly before formally disclosing it in its required 2015 Chief Compliance Officer report. RBCCM, however, failed to timely and fully respond to document requests and subpoenas issued by CFTC staff and attempted to dissuade them from inquiring into RBC’s involvement with the Wash EFPs, even from a supervisory perspective. These actions were taken despite the inter-relationship between RBCCM and RBC, as well as the prior consent order, which required cooperation of RBC in any investigation by the Division of Enforcement related to the subject matter of this action. As a result, the order finds that the CFTC expended considerable resources trying to obtain information and timely compliance with its subpoenas from RBC and RBCCM.
Please see RBC’s Form BD, which is available on the FINRA BrokerCheck program, for more details.
CME Case #20-CH-2008. For violations of CME’s Rule 971.A-Segregation, Secured and Cleared Swaps Customer Account Requirements - the Clearing House Risk Committee assessed a fine of $50,000 effective August 21, 2020.
CME Case #18-CH-1804. For violations of CME’s Rule 971.A-Segregation, Secured and Cleared Swaps Customer Account Requirements - the Clearing House Risk Committee assessed a fine of $50,000 effective June 29, 2018.
Included by the Sponsor from the NFA Website and not provided by RBC
NYME Case #: 20-1311-BC. Pursuant to an offer of settlement in which RBC Capital Markets, LLC (“RBC”) neither admitted nor denied the rule violations upon which the penalty is based, on July 22, 2021, a Panel of the NYMEX Business Conduct Committee (“BCC Panel”) found that on multiple occasions during March 2020, RBC submitted block trades in Crude Oil and Natural Gas futures to the Exchange outside the reporting time requirements and submitted inaccurate block trade execution times to the Exchange on one or more occasions. RBC also failed to properly advise and train its brokers as to relevant Exchange rules and Market Regulation Advisory Notices (“MRANs”) in a manner sufficient to ensure compliance with the Exchange’s block trade reporting rules. The Panel found that as a result of the foregoing, RBC violated Rules 432.W., 526.F. and 526. In accordance with the settlement offer, the BCC Panel ordered RBC to pay a $45,000 fine. This action became final on July 22, 2021 and effective July 26, 2021.
CBOT Case #: RSRH-21-6332. During the month of August 2021, RBC Capital Markets, LLC inaccurately reported long positions eligible for delivery in the September 2021 CBT KC Wheat, 10-Year, 5-Year, and 2-Year Treasury Note futures contracts. On September 15, 2021, pursuant to Rule 512, a fine in the amount of $2,000 was assessed against RBC Capital Markets, LLC for its violation of Rule 807. Effective date: October 7, 2021
Barclays Capital Inc. (“BCI”)
Barclays Capital Inc. (“BCI”) is engaged in various legal and regulatory matters in a number of jurisdictions. BCI is subject to legal proceedings by and against BCI which arise from time to time and also subject to enquiries and examinations, requests for information, audits, investigations and legal and other proceedings by regulators, governmental and other public bodies in connection with areas of banking and business activities in which BCI is or has been engaged.
Information relating to legal and regulatory risks is set out in the Legal, Competition and Regulatory matters note to Barclays financial statements in our most recent Annual Report or Interim Results Announcement (as applicable). If a Barclays quarterly Results Announcement has been released since the most recent Annual Report or Interim Results Announcement, this may contain additional information relating to
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such matters. In between Results Announcements, Barclays may from time to time make Regulatory News Service announcements containing information relating to a specific legal, competition or regulatory matter. Copies of Barclays Annual Report, Results Announcements, and Regulatory News Service Announcements are available on the Barclays Investor Relations website in sections headed ‘annual reports’, ‘results’ and ‘regulatory news’ respectively: https://www.home.barclays/barclays-investor-relations.html. Additional Information relating to legal and regulatory risks is set out in the firm’s Statement of Financial Condition (Audited) as of December 31, 2020, available at: https://www.investmentbank.barclays.com/disclosures/barclays-capital-inc-financial-reporting.html. Additionally, a FINRA BrokerCheck Report, detailing proceedings the Firm has been involved in, is available at: http://www.finra.org/Investors/ToolsCalculators/BrokerCheck/.
Investigations into LIBOR and Other Benchmarks and Related Civil Actions
Regulators and law enforcement agencies, including certain competition authorities, from a number of governments have conducted investigations relating to Barclays Bank PLC’s involvement in allegedly manipulating certain financial benchmarks, such as LIBOR. The Serious Fraud Office closed its investigation with no action to be taken against the Group. Various individuals and corporates in a range of jurisdictions have threatened or brought civil actions against the Group and other banks in relation to the alleged manipulation of LIBOR and/or other benchmarks.
USD LIBOR Civil Actions
The majority of the USD LIBOR cases, which have been filed in various US jurisdictions, have been consolidated for pre-trial purposes in the US District Court in the Southern District of New York (SDNY).
The complaints are substantially similar and allege, among other things, that Barclays PLC, Barclays Bank PLC, the Company and other financial institutions individually and collectively violated provisions of the US Sherman Antitrust Act (Antitrust Act), the US Commodity Exchange Act (CEA), the US Racketeer Influenced and Corrupt Organizations Act (RICO), the Securities Exchange Act of 1934 and various state laws by manipulating USD LIBOR rates.
Putative class actions and individual actions seek unspecified damages with the exception of three lawsuits, in which the plaintiffs are seeking a combined total of approximately $900 million in actual damages and additional punitive damages against all defendants, including Barclays Bank PLC. Some of the lawsuits also seek trebling of damages under the Antitrust Act and RICO. The Group has previously settled certain claims. Two class action settlements where the Group has respectively paid $7.1 million and $20 million, have received final court approval.
Sterling LIBOR Civil Action
In 2016, two putative class actions filed in the SDNY against Barclays Bank PLC, the Company and other Sterling LIBOR panel banks alleging, among other things, that the defendants manipulated the Sterling LIBOR rate in violation of the Antitrust Act, CEA and RICO, were consolidated. The defendants’ motion to dismiss the claims was granted in 2018. The plaintiffs have appealed the dismissal.
Japanese Yen LIBOR Civil Actions
In 2012, a putative class action was filed in the SDNY against Barclays Bank PLC and other Japanese Yen LIBOR panel banks by a lead plaintiff involved in exchange-traded derivatives and members of the Japanese Bankers Association’s Euroyen Tokyo Interbank Offered Rate (Euroyen TIBOR) panel. The complaint alleges, among other things, manipulation of the Euroyen TIBOR and Yen LIBOR rates and breaches of the CEA and the Antitrust Act. In 2014, the court dismissed the plaintiff’s antitrust claims and, in 2020, the court dismissed the plaintiff’s remaining CEA claims. The plaintiff has appealed the lower court’s dismissal of such claims.
In 2015, a second putative class action, making similar allegations to the above class action, was filed in the SDNY against Barclays PLC, Barclays Bank PLC and the Company. The plaintiffs filed an amended complaint in 2020, and the defendants have filed a motion to dismiss.
SIBOR/SOR Civil Action
In 2016, a putative class action was filed in the SDNY against Barclays PLC, Barclays Bank PLC, the Company and other defendants, alleging manipulation of the Singapore Interbank Offered Rate (SIBOR) and Singapore Swap Offer Rate (SOR). In 2018, the court dismissed all claims against Barclays PLC, Barclays Bank PLC and the Company. The plaintiffs have appealed the dismissal.
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ICE LIBOR Civil Actions
In 2019, several putative class actions were filed in the SDNY against Barclays PLC, Barclays Bank PLC, the Company, other financial institution defendants and Intercontinental Exchange Inc. and certain of its affiliates (ICE), asserting antitrust claims that defendants manipulated USD LIBOR through defendants’ submissions to ICE. These actions have been consolidated. The defendants’ motion to dismiss was granted in 2020. The plaintiffs have appealed the dismissal. In August 2020, an ICE LIBOR related action was filed in the US District Court for the Northern District of California on behalf of individual borrowers and consumers of loans and credit cards with variable interest rates linked to USD ICE LIBOR.
Non-US Benchmarks Civil Actions
Legal proceedings have been brought or threatened against Barclays Bank PLC (and, in certain cases, Barclays Bank UK PLC) in the UK in connection with alleged manipulation of LIBOR, EURIBOR and other benchmarks. Proceedings have also been brought in a number of other jurisdictions in Europe and Israel. Additional proceedings in other jurisdictions may be brought in the future.
Foreign Exchange Investigations and Related Civil Actions
In 2015, the Group reached settlements totalling approximately $2.38 billion with various US federal and state authorities and the FCA in relation to investigations into certain sales and trading practices in the Foreign Exchange market. Under the related plea agreement with the US Department of Justice (DoJ), which received final court approval in January 2017, the Group agreed to a term of probation of three years, which expired in January 2020. The Group also continues to provide relevant information to certain authorities.
The European Commission is one of a number of authorities still conducting an investigation into certain trading practices in Foreign Exchange markets. The European Commission announced two settlements in May 2019 and the Group paid penalties totalling approximately €210 million ($258 million). In June 2019, the Swiss Competition Commission announced two settlements and the Group paid penalties totalling approximately CHF 27 million ($31 million). The financial impact of the ongoing matters is not expected to be material to the Group’s operating results, cash flows or financial position.
Various individuals and corporates in a range of jurisdictions have threatened or brought civil actions against the Group and other banks in relation to alleged manipulation of Foreign Exchange markets.
FX Opt Out Civil Action
In 2018, Barclays Bank PLC and the Company settled a consolidated action filed in the SDNY, alleging manipulation of Foreign Exchange markets (Consolidated FX Action), for a total amount of $384 million. Also in 2018, a group of plaintiffs who opted out of the Consolidated FX Action filed a complaint in the SDNY against Barclays PLC, Barclays Bank PLC, the Company and other defendants. Some of the plaintiff’s claims were dismissed in 2020.
Retail Basis Civil Action
In 2015, a putative class action was filed against several international banks, including Barclays PLC and the Company, on behalf of a proposed class of individuals who exchanged currencies on a retail basis at bank branches (Retail Basis Claims). The SDNY has ruled that the Retail Basis Claims are not covered by the settlement agreement in the Consolidated FX Action. The Court subsequently dismissed all Retail Basis Claims against the Group and all other defendants. The plaintiffs have filed an amended complaint.
State Law FX Civil Action
In 2017, the SDNY dismissed consolidated putative class actions brought under federal and various state laws on behalf of proposed classes of (i) stockholders of Exchange Traded Funds and others who purportedly were indirect investors in FX instruments, and (ii) investors who traded FX instruments through FX dealers or brokers not alleged to have manipulated Foreign Exchange Rates. Barclays Bank PLC and the Company have settled the claim, which has received final court approval. The settlement was understood to be in the amount of $1,781,080. The financial impact of the settlement is not material to the Barclays Bank Group’s operating results, cash flows or financial position.
Non-US FX Civil Actions
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Legal proceedings have been brought or are threatened against Barclays PLC, Barclays Bank PLC, the Company and Barclays Execution Services Limited (BX) in connection with alleged manipulation of Foreign Exchange in the UK, a number of other jurisdictions in Europe, Israel and Australia and additional proceedings may be brought in the future.
These include two purported class actions filed against Barclays PLC, Barclays Bank PLC, BX, the Company and other financial institutions in the UK Competition Appeal Tribunal in 2019 following the settlements with the European Commission described above. Also in 2019, a separate claim was filed in the UK in the High Court of Justice by various banks and asset management firms against Barclays Bank PLC and other financial institutions alleging breaches of European and UK competition laws related to FX trading.
Metals Investigations and Related Civil Actions
Barclays Bank PLC previously provided information to the DoJ, the US Commodity Futures Trading Commission and other authorities in connection with investigations into metals and metals-based financial instruments.
A number of US civil complaints, each on behalf of a proposed class of plaintiffs, have been consolidated and transferred to the SDNY. The complaints allege that Barclays Bank PLC and other members of The London Gold Market Fixing Ltd. manipulated the prices of gold and gold derivative contracts in violation of the Antitrust Act and other federal laws. This consolidated putative class action remains pending. A separate US civil complaint by a proposed class of plaintiffs against a number of banks, including Barclays Bank PLC, the Company and BX, alleging manipulation of the price of silver in violation of the CEA, the Antitrust Act and state antitrust and consumer protection laws, has been dismissed as against the Group entities. The plaintiffs have the option to seek the court’s permission to appeal.
Civil actions have also been filed in Canadian courts against Barclays PLC, Barclays Bank PLC, Barclays Capital Canada Inc. and the Company on behalf of proposed classes of plaintiffs alleging manipulation of gold and silver prices
Residential Mortgage-backed Securities Civil Action
The Company has been party to a number of lawsuits filed by purchasers of US residential mortgage-backed securities (RMBS) sponsored and/or underwritten by the Group between 2005 and 2008. As a general matter, these lawsuits alleged, among other things, that the RMBS offering materials contained materially false and misleading statements and/or omissions and generally demanded rescission and recovery of the consideration paid for the RMBS and/or recovery of monetary losses arising out of their ownership. The Company has resolved its legacy RMBS securities civil actions, including the action that was dismissed in Washington state court in April 2020.
In 2020, a civil litigation claim was filed in the New Mexico First Judicial District Court by the State of New Mexico against seven banks, including the Company, on behalf of two New Mexico state pension funds and the New Mexico State Investment Council relating to legacy RMBS purchases. As to the Company, the complaint alleges that the funds purchased approximately $22 million in RMBS underwritten by the Company. The plaintiffs have asserted claims under New Mexico state law, which provides for the ability to claim treble damages and civil penalties.
Government and Agency Securities Civil Actions and Related Matters
Certain governmental authorities have conducted investigations into activities relating to the trading of certain government and agency securities in various markets. The Group provided information in cooperation with such investigations.
Treasury Auction Securities Civil Actions
Consolidated putative class action complaints filed in US federal court against Barclays Bank PLC, the Company and other financial institutions under the Antitrust Act and state common law allege that the defendants (i) conspired to manipulate the US Treasury securities market and/or (ii) conspired to prevent the creation of certain platforms by boycotting or threatening to boycott such trading platforms. The defendants have filed a motion to dismiss.
In addition, certain plaintiffs have filed a related, direct action against the Company and certain other financial institutions, alleging that defendants conspired to fix and manipulate the US Treasury securities market in violation of the Antitrust Act, the CEA and state common law.
Supranational, Sovereign and Agency bonds civil actions
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Civil antitrust actions have been filed in the SDNY and Federal Court of Canada in Toronto against Barclays Bank PLC, the Company, BX, Barclays Capital Securities Limited and, with respect to the civil action filed in Canada only, Barclays Capital Canada, Inc. and other financial institutions alleging that the defendants conspired to fix prices and restrain competition in the market for US dollar-denominated Supranational, Sovereign and Agency bonds.
In one of the actions filed in the SDNY, the court granted the defendants’ motion to dismiss the plaintiffs’ complaint, which the plaintiffs have appealed. The plaintiffs have voluntarily dismissed the other SDNY action.
Variable Rate Demand Obligations Civil Actions
Civil actions have been filed against Barclays Bank PLC, the Company and other financial institutions alleging the defendants conspired or colluded to artificially inflate interest rates set for Variable Rate Demand Obligations (VRDOs). VRDOs are municipal bonds with interest rates that reset on a periodic basis, most commonly weekly. Two actions in state court have been filed by private plaintiffs on behalf of the states of Illinois and California. Two putative class action complaints, which have been consolidated, have been filed in the SDNY. In the SDNY class action, certain of the plaintiff’s claims were dismissed in November 2020.
Government bond civil actions
In a putative class action filed in the SDNY in 2019, plaintiffs alleged that the Company and certain other bond dealers conspired to fix the prices of US government sponsored entity bonds in violation of US antitrust law. The Company agreed to a settlement of $87 million, which received final court approval in 2020. Separately, various entities in Louisiana, including the Louisiana Attorney General and the City of Baton Rouge, have commenced litigation against Barclays Bank PLC, the Company, and other financial institutions making similar allegations as the SDNY class action plaintiffs.
In 2018, a separate putative class action against various financial institutions including Barclays PLC, Barclays Bank PLC, the Company, Barclays Bank Mexico, S.A., and certain other subsidiaries of the Group was consolidated in the SDNY. The plaintiffs asserted antitrust and state law claims arising out of an alleged conspiracy to fix the prices of Mexican Government bonds. Barclays PLC has settled the claim for $5.7 million, which is subject to final court approval.
Odd-lot corporate bonds antitrust class action
In 2020, the Company, together with other financial institutions, were named as defendants in a putative class action. The complaint alleges a conspiracy to boycott developing electronic trading platforms for odd-lots and price-fixing. Plaintiffs demand unspecified money damages. The defendants have filed a motion to dismiss.
Interest rate swap and credit default swap US civil actions
Barclays PLC, Barclays Bank PLC and the Company, together with other financial institutions that act as market makers for interest rate swaps (IRS) are named as defendants in several antitrust class actions which were consolidated in the SDNY in 2016. The complaints allege the defendants conspired to prevent the development of exchanges for IRS and demand unspecified money damages.
In 2018, trueEX LLC filed an antitrust class action in the SDNY against a number of financial institutions including Barclays PLC, Barclays Bank PLC and the Company based on similar allegations with respect to trueEX LLC’s development of an IRS platform. In 2017, Tera Group Inc. filed a separate civil antitrust action in the SDNY claiming that certain conduct alleged in the IRS cases also caused the plaintiff to suffer harm with respect to the Credit Default Swaps market. In 2018 and 2019, respectively, the court dismissed certain claims in both cases for unjust enrichment and tortious interference but denied motions to dismiss the federal and state antitrust claims, which remain pending.
Shareholder Derivative Action
A purported Barclays shareholder filed a putative derivative action in New York state court against the Company and a number of current and former members of the Board of Directors of Barclays PLC and senior executives or employees of the Barclays Group. The shareholder filed the claim on behalf of Barclays PLC, alleging that the individual defendants harmed the company through breaches of their duties under the Companies Act 2006. The plaintiff seeks damages for the losses that Barclays PLC allegedly suffered.
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General
The Company and the Group are engaged in various other legal, competition and regulatory matters in the US and a number of overseas jurisdictions, including those which arise in the ordinary course of business from time to time.
The Company and the Group are also subject to enquiries and examinations, requests for information, audits, investigations and legal and other proceedings by regulators, governmental and other public bodies in connection with its business. The Company and the Group as applicable are cooperating with the relevant authorities and keeping all relevant agencies briefed as appropriate in relation to these matters and others described in this note on an ongoing basis.
At the present time, the Company does not expect the ultimate resolution of any of these other matters to have a material adverse effect on its financial position.
Included by the Sponsor from the NFA Website and not provided by BCI
CBOE Case #: USFI-1050-09. From in or about August 2019 through in or about January 2020, Barclays Capital Inc. transferred VX futures positions between it and Barclays Bank PLC, an affiliated but separate legal entity, on four occasions, in violation of CFE Rule 420. From on or about January 10, 2020 through on or about January 13, 2020, Barclays Capital Inc. misreported open interest related to the Oct’20 VX futures contract that impacted the applicable product’s overall open interest, in violation of CFE Rule 410A. Finally, despite receiving directives from CFE Staff in 2011 and 2016 that it could only transfer positions pursuant to the limited circumstances provided in CFE Rule 420 and the restrictions in its written supervisory procedures, Barclays Capital Inc. failed to establish, maintain and administer reasonable written supervisory procedures to ensure it complied with CFE Rule 420. Action Type: Books and Records Violation Fine: $75,000. Effective Date: 06/23/2021
assigning trades inaccurate Customer Type Indicator (CTI) Codes. On June 30, 2021, Barclays Capital, Inc., pursuant to Rule 512 (“Reporting Infractions”), was issued a $1,000 fine for its violation of Rule 536.D. Effective Date: 07/20/2021CBOT Case #: DQA-21-0643. During the period of January 1, 2021, to March 31, 2021, Barclays Capital, Inc. violated Rule 576 by failing to maintain current and accurate information in the Exchange Fee System. On September 9, 2021, Barclays Capital Inc., pursuant to Rule 512 (“Reporting Infractions”) was collectively issued a $4,000 fine for its violations for Rule 576 (includes NYMEX Case DQA-21-0643). The allocation of the fine across exchanges is based on the activity at each Designated Contract Market. Effective Date: September 24, 2021CBOT Case #: DQA-21-0684. During the period of May 1, 2021 to May 31, 2021, Barclays Capital, Inc. violated Rule 536.D by
Deutsche Bank Securities Inc. (“DBSI”)
Legal Contingencies
The Corporation operates in a legal and regulatory environment that exposes it to significant legal risks. As a result, the Corporation is involved in litigation, arbitration and regulatory proceedings in the ordinary course of business that claim substantial damages.
In accordance with ASC 450, Loss Contingencies, the Corporation will accrue a liability when it is probable that a liability has been incurred and the amount of the loss can be reasonably estimated. In many lawsuits, regulatory proceedings and arbitrations, it is not possible to determine whether a liability has been incurred or to estimate the ultimate or minimum amount of that liability until the matter is close to resolution, in which event no accrual is made until that time. In view of the inherent difficulty of predicting the outcome of such matters, particularly in cases in which claimants seek substantial or indeterminate damages, the Corporation cannot determine the probability or estimate what the eventual loss or range of loss related to such matters will be. Subject to the foregoing, the Corporation continues to assess such matters and believes, based on information available, that the resolution of these matters will not have a material adverse effect on the financial condition of the Corporation.
For the Corporation’s significant matters where an estimate can be made, the Corporation currently estimates that, as of June 30, 2019, the aggregate future loss, which is considered to be reasonably possible, is approximately $216 million.
This figure includes contingent liabilities on matters where the Corporation’s potential liability is joint and several and where the Corporation expects any such liability to be paid by a third party.
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This estimated possible loss, as well as any provisions taken, is based upon currently available information and is subject to significant judgment and a variety of assumptions, variables and known and unknown uncertainties. These uncertainties may include inaccuracies in or incompleteness of the information available to the Corporation, particularly at the preliminary stages of matters, and assumptions by the Corporation as to future rulings of courts or other tribunals or the likely actions or positions taken by regulators or adversaries may prove incorrect. Moreover, estimates of possible loss for these matters are often not amenable to the use of statistical or other quantitative analytical tools frequently used in making judgments and estimates, and are subject to even greater degrees of uncertainty than in many other areas where the Corporation must exercise judgment and make estimates.
The matters for which the Corporation determines that the possibility of a future loss is more than remote will change from time to time, as will the matters as to which an estimate can be made and the estimated possible loss for such matters. Actual results may prove to be significantly higher or lower than the estimate of possible loss in those matters where such an estimate was made. In addition, loss may be incurred in matters with respect to which the Corporation believed the likelihood of loss was remote. In particular, the estimated aggregate possible loss does not represent the Corporation’s potential maximum loss exposure for those matters.
The Corporation may settle litigation or regulatory proceedings or investigations prior to a final judgment or determination of liability. It may do so for a number of reasons, including to avoid the cost, management efforts or negative business, regulatory or reputational consequences of continuing to contest liability, even when the Corporation believes it has valid defenses to liability. It may also do so when the potential consequences of failing to prevail would be disproportionate to the costs of settlement. Furthermore, the Corporation may, for similar reasons, reimburse counterparties for their losses even in situations where it does not believe that it is legally compelled to do so.
The actions against the Corporation as of June 30, 2019 include, but are not limited to, the following (listed in alphabetical order):
Corporate Securities Matters
The Corporation regularly acts in the capacity of underwriter and sales agent for debt and equity securities of corporate issuers and is from time to time named as a defendant in litigation commenced by investors relating to those securities.
The Corporation, along with numerous other financial institutions, is a defendant in a consolidated putative class action lawsuit pending in the United States District Court for the District of New Jersey. The complaint asserts claims against the Corporation under Sections 11 and 12 of the Securities Act for alleged misstatements and omissions in the offering documents attendant to Valeant Pharmaceuticals International, Inc.’s (Valeant) issuance of senior notes in January 2015 and March 2015 (the Note Offerings), as well as Valeant’s secondary offering of common stock in March 2015 (the Stock Offering). The Corporation acted as one of several initial purchasers of the Note Offerings and as one of several underwriters of the Stock Offering. On April 28, 2017, the court partially granted and partially denied a motion to dismiss filed by the Corporation and other bank defendants; the claims relating to the Note Offerings were dismissed, but the claims relating to the Stock Offering were allowed to proceed. The matter is currently in discovery. The Corporation and other financial institutions are also defendants in a class action lawsuit pending in the Superior Court of Quebec asserting statutory and civil claims against the Corporation for misrepresentations in primary market disclosures. The matter is currently in discovery. On January 2, 2018, several pension funds filed an additional suit in the District of New Jersey against Valeant and others, including the Corporation, asserting a negligent misrepresentation claim against the Corporation and another financial institution in connection with the March 2015 Note Offering. On September 26, 2018, the court dismissed the sole claim against the Corporation, subject to plaintiff’s appellate rights. On January 4, 2018, a hedge fund and related entities filed suit in the Southern District of New York against Valeant and others, including the Corporation. The complaint asserts claims under Sections 11 and 12 of the Securities Act of 1933 in connection with the March 2015 Stock Offering. The action was later transferred to the District of New Jersey, and on September 14, 2018, the court denied the underwriter group’s partial motion to dismiss the complaint. The matter is currently in discovery. In connection with its role as an initial purchaser in the Note Offerings and an underwriter in the Stock Offering, the Corporation received a customary indemnification agreement from Valeant as issuer.
The Corporation, along with numerous other underwriters of various securities offerings by SunEdison, Inc. and its majority-owned affiliate TerraForm Global, Inc., is named in nine putative securities class and individual actions filed beginning in October 2015 in state and federal courts. The complaints all allege violations of the federal securities laws, and several of the individual actions also variously assert claims under state securities laws and for common law negligent misrepresentation with respect to various offerings by SunEdison or TerraForm. The actions were transferred for pre-trial proceedings to a multi-district litigation (MDL) pending in the Southern District of New York. The issuer and plaintiffs entered into an agreement to resolve the class action based on TerraForm’s initial public offering as to all
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defendants without contribution from the underwriters. The parties submitted the settlement and received preliminary approval in December 2017, and a final approval hearing that was scheduled for April 2018 was adjourned without a date because certain larger institutional class members opted out of the settlement, prompting TerraForm to exercise its termination right. The direct cases and causes of actions arising exclusively out of Terraform offerings were dismissed with prejudice in late December 2017 and early January 2018. On March 6, 2018, defendants’ motion to dismiss the class action based on the SunEdison offering was granted as to certain alleged misstatements and omissions and denied as to others. On March 1, 2019, four of the individual cases were dismissed with prejudice. Following the ruling on the motion to dismiss in the class action, the parties stipulated to have the court’s motion to dismiss decision in the class action apply to certain individual plaintiffs’ amended complaints and incorporate these plaintiffs into discovery. On July 11, 2019, the parties in the class action executed a settlement agreement, which was preliminarily approved by the Court on July 16, 2019. On August 6, 2019, these individuals plaintiffs requested leave to file amended complaints. The underwriters, including the Corporation, received customary indemnification from SunEdison and Terraform in connection with the offerings, but the availability of indemnification from SunEdison was adversely impacted when SunEdison filed for bankruptcy protection on April 21, 2016 in the U.S. Bankruptcy Court for the Southern District of New York.
The Corporation was also named as a defendant in a lawsuit filed in the Superior Court of the State of California, County of San Francisco arising out of its role as an arranger of a term B/second lien loan to SunEdison, Inc. The complaint asserts state common law claims based on allegations that the Corporation misrepresented or failed to disclose to the second lien lenders certain facts about SunEdison’s financial condition, including that SunEdison did not have sufficient liquidity. The Corporation removed the case to the United States District Court for the Northern District of California, and sought transfer to a multi-district litigation (MDL) related to SunEdison pending in the Southern District of New York. On April 3, 2019, the case was transferred to the MDL over plaintiff’s objection. On April 18, 2019, the MDL Court referred the case to the Bankruptcy Court for consideration with SunEdison’s chapter 11 bankruptcy proceedings. On April 24, 2019, plaintiff filed a motion to remand. The Bankruptcy Court remanded the case to California state court on June 3, 2019, and the case was returned to California state court. The Corporation filed a demurrer and motion to stay the action pending the resolution of DBSI’s appeal of the remand order on July 15, 2019, which plaintiff opposes. Meanwhile, the Corporation filed an appeal of the remand order, and its opening brief was filed on August 16, 2019.
The Corporation, along with numerous other financial institutions, has been named as a defendant in a putative consolidated class action lawsuit pending in the United States District Court for the Northern District of Texas regarding the initial public offering of Santander Consumer USA Holdings Inc. The Consolidated Complaint asserts claims against the Corporation under Sections 11 and 12 of the Securities Act for alleged misstatements and omissions in the offering documents issued by Santander Consumer in connection with Santander Consumer’s August 26, 2014 initial public offering. The Corporation acted as one of the underwriters on that initial public offering with other bank defendants. Jointly with the other bank defendants, the Corporation filed a motion to dismiss the Consolidated Complaint on December 18, 2015. On June 13, 2016, the court denied the issuer and underwriters’ motions to dismiss. The plaintiffs’ motion for class certification is currently pending before the court. In connection with its role as an underwriter of the initial public offering, the Corporation received a customary indemnification agreement from Santander Consumer as issuer.
Employment Litigation
The Corporation has been named as respondent in an arbitration proceeding brought by two former Managing Directors for breach of contract, unjust enrichment and violation of New York Labor Law for the failure to pay alleged formulaic bonuses based on an alleged oral promise. The Corporation answered the statement of claim on January 17, 2019. The hearing is scheduled to be held December 3 through December 13, 2019.
Interbank and Dealer Offered Rates
The Corporation is, along with various other financial institutions, a defendant in multiple actions alleging that it conspired to manipulate U.S. Dollar LIBOR that have been coordinated as part of a multidistrict litigation (the U.S. Dollar LIBOR MDL) in the Southern District of New York. On December 20, 2016, the district court in the U.S. Dollar LIBOR MDL issued a ruling dismissing certain antitrust claims while allowing others to proceed. The district court’s ruling indicated that antitrust claims brought against the Corporation by plaintiff Salix Capital US Inc., on its own behalf and as assignee of the FrontPoint Funds, could proceed, and that claims brought against the Corporation by plaintiffs Principal Funds, Inc. and related companies remained dismissed. On February 2, 2017, the court entered an order holding that claims against affiliates of LIBOR panel banks should be dismissed, and directed that the parties meet and confer to identify the particular entities to be dismissed as a result of this holding. Certain plaintiffs have appealed the district court’s December 20, 2016 ruling; briefing of the appeal is
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complete and oral argument was heard on May 24, 2019. On July 8, 2019, plaintiffs Principal Funds, Inc., Principal Financial Group, Inc., and related companies filed revised amended complaints.
Also coordinated as part of the U.S. Dollar LIBOR MDL is a putative class action brought by plaintiffs who allegedly traded exchange-listed Eurodollar futures and options (the exchange-based plaintiffs) and claim that defendants coordinated to make artificial USD LIBOR submissions. As is relevant to the Corporation, on April 15, 2016, the court denied the exchange-based plaintiffs leave to add the Corporation as a defendant, on the basis that their proposed claims were untimely. On July 13, 2017, DBAG, the Corporation, and DB Group Services (UK) Limited entered into an agreement with plaintiffs to settle this action. The settlement agreement is subject to further review and approval by the court.
On January 12, 2018, a putative class action lawsuit was filed in the U.S. District Court for the Southern District of New York relating to the Canadian Dealer Offered Rate (CDOR), a Canadian dollar denominated interest rate benchmark, against numerous financial institutions including the Corporation. Plaintiff filed an amended complaint on March 20, 2018, which alleged that the defendants, members of the panel of banks that provided CDOR submissions and their affiliates, suppressed their CDOR submissions in order to benefit their positions in CDOR-referencing financial instruments. On March 14, 2019, the court granted defendants’ motions to dismiss the amended complaint, dismissing all claims against the Corporation. The plaintiff filed a notice of appeal; however, on July 25, 2019, the plaintiff and defendants filed a stipulation withdrawing the appeal with prejudice.
In January and March 2019, plaintiffs filed three putative class action complaints in the U.S. District Court for the Southern District of New York against numerous financial institutions, including DBAG and the Corporation. The complaints allege that the defendants, members of the panel of banks that provided U.S. Dollar LIBOR submissions, the organization that administers LIBOR, and their affiliates, conspired to suppress USD LIBOR submissions from February 1, 2014 through the present. These actions have been consolidated, and on July 1, 2019, the plaintiffs filed a consolidated amended complaint. On August 30, 2019, the defendants moved to dismiss the consolidated amended complaint.
DBAG has previously entered into settlements with U.S. and foreign government entities to resolve investigations into misconduct concerning the setting of certain interbank offered rates. The Corporation is not a named party to these settlements; however, the settlements may have an impact on the Corporation’s ability to defend against the litigations.
Interest Rate Swaps (IR Swaps) Market
On October 5, 2016, the CFTC issued a subpoena to DBAG and its affiliates, including the Corporation, seeking documents and information concerning the trading and clearing of IR Swaps. DBAG is cooperating fully in response to the subpoena and requests for information.
DBAG and the Corporation are defendants, along with numerous other IR Swaps dealer banks, in a multi-district antitrust civil class action filed in the United States District Court for the Southern District of New York involving class and competitor claims. The class action plaintiffs are consumers of IR Swaps. Competitor trading platforms TeraExchange, Javelin and TrueEx have also filed individual lawsuits. All of the cases have been consolidated for pretrial purposes. The plaintiffs filed second consolidated amended complaints on December 9, 2016 alleging that the banks conspired with TradeWeb and ICAP to prevent the establishment of exchange-traded IR Swaps. On July 28, 2017, defendants’ motions to dismiss the second consolidated amended complaints were granted in part and denied in part. Class plaintiffs filed the Third Consolidated Amended Class Action Complaint on May 30, 2018. On August 7, 2018, TrueEx filed an amended complaint, which defendants moved to dismiss on August 28, 2018. On November 20, 2018, the court granted in part and denied in part defendant’s motion to dismiss the amended TrueEx complaint. Class plaintiffs filed the Fourth Consolidated Amended Class Action complaint on March 22, 2019. Fact discovery in all cases closed on April 10, 2019 and the parties are currently briefing class certification issues. The class plaintiffs served a motion to certify a class on February 20, 2019. The defendants filed an opposition to plaintiffs’ motion for class certification on June 18, 2019, and the motion is scheduled to be fully briefed on October 1, 2019.
Mortgage-Related and Asset Backed Securities Matters and Investigation
Regulatory and Governmental Matters. The Corporation, along with certain affiliates (collectively referred to in these paragraphs as Deutsche Bank), received subpoenas and requests for information from certain regulators and government entities, including members of the Residential Mortgage Backed Securities Working Group of the U.S. Financial Fraud Enforcement Task Force, concerning its activities regarding the origination, purchase, securitization, sale, valuation and/or trading of mortgage loans, residential mortgage-backed securities (RMBS),
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commercial mortgage-backed securities (CMBS), collateralized debt obligations (CDOs), other asset-backed securities and credit derivatives. Deutsche Bank cooperated fully in response to those subpoenas and requests for information. On January 17, 2017, Deutsche Bank executed a settlement with the DOJ to resolve potential claims related to its RMBS business conducted from 2005 to 2007. Under the settlement, Deutsche Bank paid a civil monetary penalty of $3.1 billion and agreed to provide $4.1 billion in consumer relief.
In September 2016, Deutsche Bank received administrative subpoenas from the Maryland Attorney General (Maryland AG) seeking information concerning Deutsche Bank’s RMBS and CDO businesses from 2002-2009. On June 1, 2017, Deutsche Bank and the Maryland AG executed a settlement to resolve the matter for $15 million in cash and $80 million in consumer relief to be allocated from the overall $4.1 billion consumer relief obligation agreed to as part of Deutsche Bank’s settlement with the DOJ.
Deutsche Bank has recorded provisions with respect to some of the outstanding regulatory investigations, a portion of which relate to the consumer relief being provided under the DOJ settlement.
Issuer and Underwriter Civil Litigation. Deutsche Bank has been named as defendant in numerous civil litigations brought by private parties in connection with its various roles, including issuer or underwriter, in offerings of RMBS and other asset-backed securities. These cases, described below, allege that the offering documents contained material misrepresentations and omissions, including with regard to the underwriting standards pursuant to which the underlying mortgage loans were issued, or assert that various representations or warranties relating to the loans were breached at the time of origination.
Deutsche Bank is a defendant in a putative class action relating to its role as underwriter of six RMBS issued by Novastar Mortgage Corporation. No specific damages are alleged in the complaint. The lawsuit was brought by plaintiffs representing a class of investors who purchased certificates in those offerings. The parties reached a settlement agreement to resolve the matter for a total of $165 million, a portion of which was paid by Deutsche Bank. On August 30, 2017, The Federal Housing Finance Agency and The Federal Home Loan Mortgage Corporation (together, “FHFA”) filed an objection to the settlement and shortly thereafter appealed the district court’s denial of their request to stay settlement approval proceedings, which appeal was ultimately resolved against FHFA. The court overruled FHFA’s objection and approved the settlement following a hearing on March 7, 2019. FHFA filed an appeal on June 28, 2019.
Deutsche Bank is a defendant in three actions related to RMBS offerings brought by the Federal Deposit Insurance Corporation (FDIC) as receiver for: (a) Colonial Bank (alleging no less than $213 million in damages against all defendants), (b) Guaranty Bank (alleging no less than $901 million in damages against all defendants), and (c) Citizens National Bank and Strategic Capital Bank (alleging an unspecified amount in damages against all defendants). In each of these actions, the appellate courts have reinstated claims previously dismissed on statute of limitations grounds and petitions for rehearing and certiorari to the U.S. Supreme Court were denied. In the case concerning Colonial Bank, a settlement was fully executed on July 2, 2019. Deutsche Bank was fully indemnified and did not make a monetary contribution to the settlement. In the case concerning Guaranty Bank, on September 14, 2017, the court granted in part Deutsche Bank’s motion for summary judgment regarding the proper method of calculating pre-judgment interest. The parties engaged in mediation on November 27, 2018 and June 3, 2019. No settlement was reached during the mediation. Trial is scheduled to begin on October 28, 2019. In the case concerning Citizens National Bank and Strategic Capital Bank, on July 31, 2017, the FDIC filed a second amended complaint, which defendants moved to dismiss on September 14, 2017. The case is stayed pending resolution of defendants’ motion to dismiss.
Deutsche Bank is a defendant in an action brought by Royal Park Investments (Royal Park) (as purported assignee of claims of a special-purpose vehicle created to acquire certain assets of Fortis Bank) alleging common law claims related to the purchase of RMBS. The complaint did not specify the amount of damages sought. On April 17, 2017, the court dismissed the complaint, and on February 13, 2018, it’s the plaintiff filed its appeal. On October 9, 2018, the dismissal was affirmed by the appellate court. Plaintiff filed a motion for leave to appeal to the New York Court of Appeals on November 8, 2018. Defendants filed an opposition on November 21, 2018, which completed the briefing. On January 15, 2019, the New York Court of Appeals denied the motion.
In the actions against Deutsche Bank solely as an underwriter of other issuers’ RMBS offerings, Deutsche Bank has contractual rights to indemnification from the issuers, but those indemnity rights may in whole or in part prove effectively unenforceable where the issuers are now, or may in the future be, in bankruptcy or otherwise defunct.
Precious Metals Investigations and Litigations
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Deutsche Bank received inquiries from certain regulatory and law enforcement authorities, including requests for information and documents, pertaining to investigations of precious metals trading and related conduct. Deutsche Bank is cooperating with these investigations. On January 29, 2018, Deutsche Bank entered into a $30 million settlement with the U.S. Commodity Futures Trading Commission (CFTC) concerning spoofing, and manipulation and attempted manipulation in precious metals futures and of stop loss orders.
Deutsche Bank is a defendant in two consolidated class action lawsuits pending in the U.S. District Court for the Southern District of New York. The suits allege violations of U.S. antitrust law, the U.S. Commodity Exchange Act and related state law arising out of the alleged manipulation of gold and silver prices through participation in the Gold and Silver Fixes. Deutsche Bank reached agreements to settle the Gold action for $60 million and the Silver action for $38 million, which remain subject to final court approval.
Deutsche Bank is a defendant in Canadian class action proceedings in the provinces of Ontario and Quebec concerning gold and silver. Each of the proceedings seeks damages for alleged violations of the Canadian Competition Act and other causes of action. Deutsche Bank has reached agreements to settle these actions which were approved by the Ontario court on May 29, 2019 and the Quebec court on June 17, 2019. The amounts are not material to the Bank.
Recordkeeping Investigation
The Corporation has received inquiries from a regulatory authority, including requests for information and documents, with respect to the Corporation’s archiving of records and the Corporation’s compliance with and policies and procedures related to the recordkeeping requirements for broker-dealers. The Corporation is cooperating with this investigation.
Sovereign, Supranational and Agency Bonds (SSA) Investigations and Litigations
DBAG has received inquiries from certain regulatory and law enforcement authorities, including requests for information and documents, pertaining to SSA bond trading. Deutsche Bank is cooperating with these investigations.
DBAG is a defendant in several putative class action complaints filed in the U.S. District Court for the Southern District of New York alleging violations of antitrust law. On May 8, 2016, direct market participants filed class actions relating to SSA bond trading; DBAG has reached an agreement to settle the actions by direct market participants in SSA bonds for the amount of $48.5 million, which is pending court approval. In February 2019, alleged indirect market participants filed a class action relating to SSA bond trading, which is in its early stages. In March 2018, alleged market participants filed a class action relating to Mexican government bond trading, which is in early stages and for which a motion to dismiss is pending with the court. In February 2019, alleged market participants filed class actions relating to US Agency bond trading, which were consolidated under a single case heading in April 2019; the Bank has reached a preliminary agreement to settle the action, which is subject to agreement on all other settlement terms, and the settlement agreement is subject to further documentation and approval of the court.
DBAG is also a defendant in actions filed in Canada on November 7, 2017 and December 5, 2017, which relate to SSA bond trading and which are in early stages.
Tax-Related Litigation
DBAG, along with certain affiliates, including DBTCA and the Corporation, and current and/or former employees (collectively referred to in this section as Deutsche Bank), have collectively been named as defendants in a number of legal proceedings brought by customers in various tax-oriented transactions that DBAG participated in between 1999 and 2002 and that are generally the subject of a non-prosecution agreement DBAG entered into with the U.S. Department of Justice in 2010. Deutsche Bank provided financial products and services to these customers, who were advised by various accounting, legal and financial advisory professionals. The customers claimed tax benefits as a result of these transactions, and the U.S. Internal Revenue Service (IRS) has rejected those claims. In these legal proceedings, the customers allege that the professional advisors, together with Deutsche Bank, improperly misled the customers into believing that the claimed tax benefits would be upheld by the IRS. The legal proceedings are pending in state and federal courts, and claims against Deutsche Bank are alleged under both U.S. state and federal law. All but one of these legal proceedings have been resolved and dismissed with prejudice with respect to Deutsche Bank. The remaining proceeding, pending in state court in Illinois, is currently in the pre-trial discovery stage. Deutsche Bank has received and resolved a number of unfiled claims as well.
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Trust Preferred Securities
DBAG and certain of its affiliates and former officers, including the Corporation, are the subject of a consolidated putative class action, filed in the United States District Court for the Southern District of New York, asserting claims under the federal securities laws on behalf of persons who purchased certain trust preferred securities issued by DBAG and its affiliates between October 2006 and May 2008. The court has dismissed all claims related to four of the six offerings, and narrowed claims as to the November 2007 and February 2008 Offerings. The district court limited claims relating to the two offerings remaining in the case to alleged failures (i) to disclose “any known trends or uncertainties that have had or that the registrant reasonably expects will have a material favorable or unfavorable impact on net sales or revenues or income from continuing operations” and (ii) to disclose “the most significant factors that make the offering speculative or risky” pursuant to Items 303 and 503 of Regulation S-K. Defendants served Answers denying all wrongdoing. On October 2, 2018, the district court certified a plaintiff class as to both offerings. All discovery is completed. The parties are proceeding on a court ordered schedule for the presentation of defendants’ motion for summary judgment. Defendants’ briefs were filed on July 31, 2019.
US Treasury Securities Investigations and Litigations
DBAG has received inquiries from certain regulatory and law enforcement authorities, including requests for information and documents, pertaining to U.S. Treasuries auctions, trading, and related market activity. DBAG is cooperating with these investigations. The Corporation was a defendant in several putative class actions alleging violations of U.S. antitrust law, the U.S. Commodity Exchange Act and common law related to the alleged manipulation of the U.S. Treasury securities market. These cases have been consolidated in the Southern District of New York. On November 15, 2017, plaintiffs filed a consolidated amended complaint, which did not name the Corporation as a defendant. On December 11, 2017, the court dismissed the Corporation from the class action without prejudice.
ISDAFIX
On February 1, 2018, the Company entered into a settlement with the US Commodity Futures Trading Commission (CFTC) to resolve the CFTC’s investigation concerning the Company’s involvement in the setting of US Dollar ISDAFIX. The Company agreed to pay a civil monetary penalty of $70 million and to remedial undertakings, including maintaining systems and controls reasonably designed to prevent potential manipulation of interest rate swaps benchmarks.
CFE 10-007, January 16, 2020(included by Sponsor from the NFA website and not provided by DBSI)
DBSI failed to properly report open interest to the Options Clearing Corporation, resulting in overstatements of the February 2019 VX06 open interest for four days proximate to the contract’s final settlement date. This failure was due to a systems issue.
ED&F Man Capital Markets, Inc. (Man)
Except as indicated below, there have been no material civil, administrative, or criminal proceedings pending, on appeal, or concluded against ED&F Man Capital Markets Inc. (the “Firm”) or its principals in the past five (5) years.
United States District Court for the Southern District of New York, Civil Action No. 19-CV-8217
In a private litigation, plaintiffs allege, among other things, that the Firm made certain fraudulent misrepresentations to them that they relied upon in connection with a futures account carried by the Firm in its capacity as a futures commission merchant. The plaintiffs allege claims of common law fraud, negligence, breach of fiduciary duty, breach of contract, breach of the duty of good faith and fair dealing and misrepresentation/omission. The Firm has filed its Answer and Counterclaims to the Complaint and intends to vigorously defend the litigation.
Included by the Sponsor from the NFA Website and not provided by Man
NFA Case #: 21BCC0010. On June 30, 2021, the NFA’s Business Conduct Committee (BCC) issued a complaint against ED&F Man alleging that ED&F Man failed to comply with the Qualification Testing of Associated Persons (APs). On September 16, 2021, the NFA’s BCC issued a Decision accepting ED&F Man’s settlement offer finding that ED&F Man violated NFA Compliance Rule 2-24 and ordered ED&F Man to pay a $150,000 fine. Effective Date: October 1, 2021.ICE Case #: 2017-066D ED&F Man Capital Markets, Ltd. was issued
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a summary fine in the amount of $2,500 for failing to retain electronic audit trail data corresponding to four (4) orders entered onto the electronic trading system in 2016. Effective Date: October 11, 2018
SG Americas Securities, LLC (SGAS)
In the normal course of business, SGAS, a registered broker-dealer and futures commission merchant, and/or its principals may be named as defendant(s) in various legal actions, including arbitrations, class actions and other proceedings, and may be involved in reviews, investigations and other proceedings (formal and informal) by governmental agencies, law enforcement, and self-regulatory organizations. Information on formal regulatory proceedings involving SGAS, including fines, is available through FINRA’s BrokerCheck or via the National Futures Association’s Background Affiliation Status Information Center. Certain material proceedings or other investigations involving SGAS and/or its ultimate corporate parent Societe Generale (SG) and other affiliates can be found in SG’s periodic regulatory filings with the Autorité des marchés financiers (“AMF”), the French analogue to the Securities and Exchange Commission.
Regulatory Matters
•In September 2016, SGAS, as successor to Newedge USA, settled, without admitting or denying the allegations, a matter brought by the CFTC alleging Newedge USA violated Section 4C(A) of the Commodity Exchange Act and Regulations 1.38 and 166.3 by executed and confirming numerous exchange for physical transactions in agricultural and soft commodities for and on behalf of its clients that were for the same contract, quantity and same or similar price with the buyer and seller for each transaction under the same common control and ownership. The settlement included a $750,000 civil penalty and an undertaking to implement policies, procedures and training programs reasonably designed to prevent the execution, clearing and reporting to an exchange of non-bona fide exchange of futures for physical transactions.
•In April 2017, SGAS settled, without admitting or denying the allegations, a matter brought by the Chicago Board of Options Exchange for failing to report, or accurately report, “reportable positions” on its large option position report in violation of Exchange Rules 4.2 and 4.13. In connection with this matter, SGAS paid a fine of $100,000.
•In April 2017, SGAS settled, without admitting or denying the findings, a matter brought by FINRA for failing to establish and maintain a supervisory system reasonably designed to ensure that customers of a recently acquired firm were sent account statements, notified of availability of statements on its customer portal, agreed to receive statements and confirmations electronically, and were sent confirmations which contained all of the required information. The settlement included payment of a fine in the amount of $100,000.
•In July 2017, SGAS settled, without admitting or denying the findings, a matter with the CME Group where the CME alleged SGAS violated CME Rules 9.70.A., 971.A.2.A., B. and C., 980.A., and 980B.1 and 2. The settlement related to two separate CME exam findings: (1) balances were not consistently identifiable in the general ledger and (2) procedures for resolving the general ledger suspense balances were not sufficient. In connection with this matter, SGAS paid a fine of $150,000.
•In January 2018, SGAS settled, without admitting or denying the findings, four disciplinary proceedings with FINRA related to (1) incorrect equity trade reporting; (2) incorrect capacity on customer confirmations; (3) late TRACE reporting for transactions in corporate debt securities; (3) failure to timely report to TRACE new issue offerings in corporate debt securities. The settlement covered various review periods in the 2010-2016 time period. The settlement included payment of a fine totaling $200,000.
•In March 2018, SGAS settled, without admitting or denying the findings, a matter brought by FINRA in connection with SGAS’s over-submissions of shares in certain tender offers. The settlement included payment of a fine in the amount of $50,000 plus disgorgement of profits in the amount of $469,130.
•In September 2018, SGAS settled, without admitting or denying the findings, a matter brought by the SEC alleging that in 2012-2015 Newedge (and then SGAS) engaged in transactions in pre-released American Depositary Receipts (ADRs) without complying with certain obligations of the Securities Act of 1933 and failed to supervise borrowing and lending of pre-released ADRs by its personnel in violation of certain provisions of the Exchange Act of 1934. The settlement included payment of a $250,000 fine, $486,672 in disgorgement, and $82,657 in pre-judgment interest.
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•In October 2018, SGAS settled, without admitting or denying the findings, a matter brought by FINRA on behalf of Cboe BZX, Cboe EDGA, Cboe EDGX, Nasdaq and Nasdaq PHLX regarding incorrect use of capacity codes on exchange orders in 2014-2016. The settlement included payment of fines totaling $175,000.
•In April 2019, SGAS settled, without admitting or denying the findings, a matter brought by FINRA on behalf of NYSE Arca and Cboe regarding deficiencies in large option position reporting at NUSA. The settlement included payment of a fine totaling $600,000.
•In April 2019, SGAS settled, without admitting or denying the findings, a matter brought by NYSE Regulation Enforcement which concerned an equity trade error in 2015 allegedly improperly offset by an affiliate trade. The settlement also alleged inadequate market access controls, testing, and supervisory failures associated with the cause of the trade error. The settlement included payment of a fine in the amount of $380,000.
•In May 2019, SGAS settled, without admitting or denying the findings, a matter brought by FINRA on behalf of Cboe, Nasdaq PHLX, NYSE American, and NYSE Arca concerning inaccurate capturing and recording of order receipt time and order route time for certain manual options orders sent to floor brokers. The settlement included payment of fines totaling $115,000.
•In July 2019, SGAS settled, without admitting or denying the findings, two matters brought by the Chicago Board of Trade (“CBOT”) and the New York Mercantile Exchange (“NYMEX”), which alleged impermissible pre-hedging of block trades as well as late and inaccurate block trade reporting in 2014-2016. The settlement included payment of fines totaling $350,000 and disgorgement of profits totaling $152,625.
•In October 2019, SGAS settled, without admitting or denying the findings, a matter brought by NYSE Regulation Enforcement regarding alleged violations of SEC Regulation SHO and trading through National Best Bid or Offer in two instances, as well as a locate latency issue. The settlement included payment of a fine of $325,000.
•In December 2019, SGAS settled, without admitting or denying the findings, a matter brought by FINRA on behalf of Cboe Exchange, Inc. concerning late submissions of options orders into Cboe’s monthly pricing process for its volatility index (VIX). The settlement included payment of a fine totaling $135,000.
•In December 2019, SGAS settled, without admitting or denying the findings, a matter brought by NYSE Regulation Enforcement regarding alleged violations of NYSE Rules 132 and 7.33, by transmitting orders with discontinued account type indicators between 2016 and 2019. The settlement included payment of a fine totaling $100,000.
•In April 2020, SGAS settled, without admitting or denying the findings, a matter brought by FINRA Enforcement regarding incorrect calculations of tender offer exchanges. The settlement included payment of a fine in the amount of $35,000 plus disgorgement of $178,512.30.
•In June 2020, SGAS settled, without admitting or denying the findings, a matter brought by FINRA and SEC concerning self-reported errors in Blue Sheet submissions stemming from two Legacy Newedge systems, dating back to approximately November 2012. The settlement included payment of a fine totaling $3,100,000.
•In December 2020, SGAS settled, without admitting or denying the findings, a matter brought by FINRA Enforcement concerning its failure to store certain records in a manner compliant with of storage requirements of SEC Rule 17a-4. The settlement included payment of a fine totaling $1,000,000.
Litigation Matters
•The Official Committee of Unsecured Creditors of Tribune Company, et al. v. Dennis J. Fitzsimons, et al. (the “Committee Action”); Deutsche Bank Trust Company Americas, et al. v. Adaly Opportunity Fund TD Securities Inc., et al.; and Williams A. Niese, et al. v. AllianceBernstein L.P., et al. (collectively, the “State Law Creditor Actions”) are lawsuits arising from the bankruptcy of the Tribune Company, which was the subject of a leveraged buyout in 2007. The suits generally allege that the LBO left the company overleveraged, thus leading to its bankruptcy, and seek to recover payments made to holders of Tribune shares under various federal and state law theories of liability. The Committee Action was dismissed and is now on appeal. The State Law Creditor Actions were dismissed and affirmed on appeal, and are now over. SGAS is defending the Committee Action.
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•AC Scout Trading, LLC v. SG Americas Securities, LLC and Newedge USA, LLC was a FINRA arbitration filed by a former NUSA customer alleging claims of fraud, breach of FINRA rules, breach of contract, breach of implied covenant of good faith and fair dealing, and negligence. The allegations involved losses incurred in connection with a position in tin futures contracts traded in the London Metal Exchange (“LME”). Claimant’s claims were denied in their entirety on July 24, 2018 and the matter is now over.
•Vega Opportunity Fund LLC v. Newedge USA, LLC was a FINRA arbitration filed by a former NUSA customer alleging claims of fraud, deceptive trade practices, breach of fiduciary duty, breach of contract, and violation of Illinois Securities Law. NUSA was alleged to be responsible for capital losses due to false representations of risk management by NUSA. This matter has been settled and the matter is now over.
•SGAS, along with other financial institutions, was named as a defendant in several putative class actions alleging violations of US antitrust laws and the CEA in connection with its activities as a US Primary Dealer, buying and selling US Treasury securities. The cases were consolidated in the US District Court in Manhattan, and lead plaintiffs’ counsel was appointed. An amended consolidated complaint was filed on 15 November 2017, and SGAS was not named as a defendant. By order dated 15 February 2018, SGAS was dropped as a defendant in an individual “opt out” action alleging similar causes of action. There are no actions pending against SGAS in this matter.
•Allianz Global Investors GmbH, et al. v. Bank of America Corporation, et al. is a litigation filed on behalf of entities that decided to opt out of the class action settlement in the action In re Foreign Exchange Benchmark Rates Antitrust Litigation, which alleged conspiracy to fix prices in the FX market beginning in 2003. SGAS has been dismissed as a defendant in this case.
•In re ProShares Trust II Securities Litigation was a putative class action brought by investors in ProShares Short VIX Short-Term Futures ETFs, which lost significant value in February 2018. In addition to claims against the issuer, the action asserted claims under the Securities Act of 1933 against SGAS, Newedge, and other “Authorized Participants” who are alleged to be underwriters of ETF shares, based upon purported misstatements or omissions by the issuer in the offering documents. The complaint was dismissed in January 2020; plaintiffs appealed but did not file a petition for certiorari with the U.S. Supreme Court. This case is now over.
•City of Livonia Employees’ Retirement System and City of Livonia Retiree Health and Disability Benefits Plan v. Intercontinental Exchange, Inc., et al., and Hawaii Sheet Metal Workers Health & Welfare Fund, et al. v. Intercontinental Exchange, Inc., et al. are putative class actions concerning purported manipulation of Libor rates from February 2014 to the present brought against several financial institutions, including SG and SGAS. The case was dismissed as to SG and SGAS (and other defendants) and is currently on appeal before the U.S. Court of Appeals for the Second Circuit. SG and SGAS are defending the cases.
•In re GSE Bonds Antitrust Litigation was a putative class action asserting antitrust claims under the Sherman Act against SGAS and other financial institutions based upon alleged anti-competitive behavior in the trading of bonds issued by U.S. Government Sponsored Enterprises (GSEs), i.e., Federal Home Loan Bank (FHLB), Federal Home Loan Mortgage Corporation (Freddie Mac), and Federal National Mortgage Association (Fannie Mae). In June 2020, a global class action settlement involving multiple banks, including SGAS, was finally approved by the court. State of Louisiana v. Bank of America, N.A., et al.; City of Baton Rouge v. Bank of America, N.A., et al; Louisiana Asset Management Pool v. Bank of America Corporation, et al and City of New Orleans, et al v. Bank of America Corporation et al. were pending individual lawsuits containing similar allegations, and have been settled. The cases are now over.
•SGAS has also been named in purported class and individual actions in connection with its role in underwriting various debt and equity securities offerings. Currently pending matters relate to the offerings of Southwestern Energy and Altice USA. Claims in all these cases are asserted under the Securities Act of 1933 and/or state law against SGAS in its role as a member of the underwriting syndicate and are based upon purported misstatements or omissions by the issuers in the offering documents. SGAS is defending the cases.
•SGAS has been named in a litigation filed by Bermuda-based hedge fund Harrington Global Opportunity Fund, Limited, which alleges a market manipulation scheme involving spoofing and abusive naked short selling that caused Harrington to incur losses in connection with its sale of approximately 9 million shares of Concordia International Corp. stock on Canadian and U.S. exchanges in 2016. SGAS is defending the case.
ICE Case #2019-021/022A, October 30, 2019 (included by Sponsor from the NFA website and not provided by SGAS)
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SG Americas Securities LLC was issued a summary fine in the amount of $2,500 for violating Rule 4.19(a) by failing to retain electronic audit trail data corresponding to orders entered on various dates through 2017 and 2018.
CBOT Case #DQA-19-002, August 2, 2019 (included by the Sponsor from the NFA website and not provided by SGAS)
During the period of January 1, 2019 to March 31, 2019, SG Americas Securities LLC violated Rule 576 by failing to maintain current and accurate information in the Exchange Fee System.
On July 17, 2019, SG Americas Securities LLC, pursuant to Rule 512 (“Reporting Infractions”), was issued the following fines by the 512 Committee for its violation of Rule 576: CME $3,000 CBOT $3,000 Total $6,000
CBOT Case #19-5501-3, July 2, 2019 (included by the Sponsor from the NFA website and not provided by SGAS)
During the month of May 2019, SG Americas Securities, LLC. inaccurately reported long positions eligible for delivery in the May 2019 Ethanol, KC Wheat, and Wheat futures contracts. PENALTY: On June 14, 2019, the Rule 512 Committee, pursuant to Rule 512, assessed a fine in the amount of $1,500 against SG Americas Securities, LLC. for its violation of Rule 807.
CBOE Case # USFI-161, October 25, 2018 (included by the Sponsor from the NFA website and not provided by SGAS)
CFE Rule 403(a)(x) - Failure to Submit Correct CTI Code Information – Pursuant to CFE Rule 403(a)(x) all Orders entered into the CFE System contain accurate and complete information, including the Customer Type Indicator (“CTI”) code. From February 26, 2018 to June 29, 2018 SGAS sent orders with incorrect CTI codes for 29 different accounts. The total number of orders sent with incorrect CTI codes was 33,890 or 18.9% of the 179,323 total orders from SGAS during that period. This is the Firm’s 2nd violation of Rule 403(a)(x) within a rolling twelve (12) month period.
CBOT Case # DQA-18-9650, September 14, 2018 (included by the Sponsor from the NFA website and not provided by SGAS)
During the period of January 1, 2018 to March 31, 2018, SG Americas Securities LLC violated Rule 576 by failing to maintain current and accurate information in the Exchange Fee System.
On August 29, 2018, SG Americas Securities LLC, pursuant to Rule 512 (“Reporting Infractions”), was issued the following fines by the 512 Committee for its violation of Rule 576: CME $2,500 CBOT $2,500 Total $5,000 Effective Date: September 14, 2018
CME Case #17-9264, September 29, 2019 (included by Sponsor from the NFA website and not provided by SGAS)
During the period of February 1 through April 30, 2017, SG Americas Securities, LLC violated Rule 576 by submitting Tag 50 IDs across multiple shifts and shift changes. PENALTY: On September 13, 2017, SG Americas Securities, LLC, pursuant to Rule 512 (“Reporting Infractions”), was issued a $2,500 fine by the 512 Committee for its violation of Rule 576. EFFECTIVE DATE: September 29, 2017
Included by the Sponsor from the NFA Website and not provided by SGAS
The MGEX Department of Audits and Investigations determined SGAS apparently violated the aforementioned MGEX Rules by failing to submit information required by the Exchange in a complete format. Specifically, SGAS failed to complete all of the components required by MGEX for Disaster Recovery Testing. For violations of General Conduct Rule 2.3.5, SG Americas Securities, LLC was fined $2,500, effective January 14, 2021.
Credit Suisse Securities USA LLC
Credit Suisse Securities (USA) LLC (CSS LLC) is a broker-dealer registered with the Securities and Exchange Commission (SEC) and a futures commission merchant registered with the Commodity Futures Trading Commission (CFTC). CSS LLC receives inquiries and is sometimes involved in investigations and has been involved in various judicial, regulatory and arbitration proceedings concerning matters arising in connection with the conduct of its business. CSS LLC fully cooperates with the authorities in all such matters. CSS LLC is a member of the Financial Industry Regulatory Authority (FINRA) and information from CSS LLC’s Form BD can be viewed on FINRA’s website. CSS LLC is also an indirect, wholly owned subsidiary of Credit Suisse Group AG, which files periodic reports and other information with the SEC, including an Annual Report on Form 20-F. For purposes of this section, the terms “Credit Suisse” and “the Group” refer to Credit Suisse
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Group AG and its consolidated subsidiaries and the term “the Bank” refers to Credit Suisse AG, the Swiss bank subsidiary of the Group, and its consolidated subsidiaries.
There have been no administrative, civil or criminal actions, whether pending or concluded, against CSS LLC or any of its individual principals during the past five years which would be considered “material” as that term is defined in Section 4.24(l)(2) of the regulations of the CFTC, except as may be described below.
Enron-related litigation
Two Enron-related individual actions remain pending against CSS LLC and certain of its affiliates. In these actions, plaintiffs assert they relied on Enron’s financial statements, and seek to hold the defendants responsible for any inaccuracies in Enron’s financial statements. In Connecticut Resources Recovery Authority v. Lay, et al., pending in the US District Court for the Southern District of Texas (SDT), the plaintiff seeks to recover from multiple defendants, pursuant to the Connecticut Unfair Trade Practices Act and Connecticut state common law, approximately USD 130 million to USD 180 million in losses it allegedly suffered in a business transaction it entered into with Enron. A motion to dismiss is pending. In Silvercreek Management Inc. v. Citigroup, Inc., et al., the plaintiff seeks to assert federal and state law claims relating to its alleged USD 280 million in losses relating to its Enron investments. On August 9, 2011, the SDT granted plaintiffs’ motion for leave to file a third amended complaint in this matter. CSS LLC and the other defendants filed motions to dismiss this complaint on September 27, 2011. On June 2, 2016, the Judicial Panel on Multidistrict Litigation entered an order granting plaintiffs’ motion to remand the Silvercreek case to the US District Court for the Southern District of New York for further proceedings. In Ravenswood I LLC, et al. v. Citigroup, Inc., et al., an individual action asserting similar claims, plaintiffs as putative successors in interest sought to recover approximately USD 140 million relating to the decline in value of certain Enron debt securities purchased by a third party from Enron. On November 29, 2011, the SDT granted the motion to dismiss filed by CSS LLC and the remaining defendants in the case.
On March 31, 2017, the US District Court for the Southern District of New York (SDNY) presiding in the action Silvercreek Management Inc. v. Citigroup, Inc. et al., granted in part defendants’ motion to dismiss, dismissing certain claims against CSS LLC and its affiliates. On November 10, 2017, in the Enron-related action brought by Silvercreek Management Inc. against CSS LLC and certain of its affiliates, Deutsche Bank Securities Inc., Deutsche Bank AG, and Merrill Lynch & Co., Inc., the defendants filed motions for summary judgment, dismissing certain claims. On September 28, 2018, the SDNY granted in part and denied in part the defendants’ motions for summary judgment, dismissing certain additional claims. On December 28, 2018, CSS LLC and its affiliates, together with Deutsche Bank Securities Inc., Deutsche Bank AG, and Merrill Lynch & Co., Inc. executed an agreement with the plaintiffs to settle this litigation. On January 10, 2019, the SDNY entered an order of final judgment dismissing with prejudice all claims against those defendants. This ends the last of CSS LLC and its’ affiliates Enron-related litigation.
On September 27, 2017, following a settlement, an order of final judgment was entered by the US District Court for the Southern District of Texas, presiding in the action brought by Connecticut Resources Recovery Authority, dismissing with prejudice all claims against Credit Suisse Securities (USA) LLC (CSS LLC) and its affiliates.
Mortgage-related matters
Government and regulatory related matters
Various financial institutions, including CSS LLC and certain of its affiliates, have received requests for information from, and/or have been defending civil actions by, certain regulators and/or government entities, including the US Department of Justice (DOJ) and other members of the Residential Mortgage-Backed Securities (RMBS) Working Group of the US Financial Fraud Enforcement Task Force, regarding the origination, purchase, securitization, servicing and trading of subprime and non-subprime residential and commercial mortgages and related issues. CSS LLC and its affiliates are cooperating with such requests for information.
DOJ RMBS settlement
On January 18, 2017, CSS LLC and its current and former US subsidiaries and US affiliates reached a settlement with the DOJ related to its legacy RMBS business, a business conducted through 2007. The settlement resolved potential civil claims by the DOJ related to Credit
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Suisse’s packaging, marketing, structuring, arrangement, underwriting, issuance and sale of RMBS. The settlement required the above-mentioned entities to pay a USD 2.48 billion civil monetary penalty and, within five years of the settlement, to provide USD 2.80 billion in consumer relief. The civil monetary penalty under the terms of the settlement was paid to the DOJ in January 2017. The consumer relief measures include affordable housing payments and loan forgiveness. The DOJ and Credit Suisse agreed to the appointment of an independent monitor to oversee the completion of the consumer relief requirements of the settlement. The monitor has published reports on October 27, 2017, February 20, 2018, and August 31, 2018 noting Credit Suisse’s cooperation and progress toward satisfaction of the consumer relief requirements. As previously disclosed, Credit Suisse recorded a litigation provision of USD 2 billion in the fourth quarter of 2016 in addition to its existing provisions of USD 550 million recorded for this matter in prior periods. The monitor has continued to publish reports periodically, noting Credit Suisse’s cooperation and progress toward satisfaction of the consumer relief requirements.
In relation to the USD 2.80 billion in consumer relief, Credit Suisse currently anticipates that it will take much longer than the five-year period provided in the settlement to satisfy in full its obligations in respect of these consumer relief measures and that it may only complete them by 2026 or later, subject to market conditions and the Group’s risk appetite. In light of Credit Suisse’s current plans as to how it will satisfy these obligations, Credit Suisse expects to incur additional costs beyond those previously anticipated in relation to satisfying those obligations. The amount of consumer relief Credit Suisse must provide also will increase after 2021 pursuant to the original settlement by 5% per annum of the outstanding amount due until these obligations are settled. The monitor publishes reports periodically on these consumer relief matters.
NYAG, NJAG and Virginia litigation
Following an investigation, on November 20, 2012, the New York Attorney General (NYAG), on behalf of the State of New York, filed a civil action in the Supreme Court for the State of New York, New York County (SCNY) against CSS LLC and affiliated entities in their roles as issuer, sponsor, depositor and/or underwriter of RMBS transactions prior to 2008. The complaint, which references 64 RMBS issued, sponsored, deposited and underwritten by CSS LLC and its affiliates in 2006 and 2007, alleges that CSS LLC and its affiliates misled investors regarding the due diligence and quality control performed on the mortgage loans underlying the RMBS at issue, and seeks an unspecified amount of damages.
On December 18, 2013, the New Jersey Attorney General, on behalf of the State of New Jersey (NJAG), filed a civil action in the Superior Court of New Jersey, Chancery Division, Mercer County (SCNJ), against CSS LLC and affiliated entities in their roles as issuer, sponsor, depositor and/or underwriter of RMBS transactions prior to 2008. The original complaint, which references 13 RMBS issued, sponsored, deposited and underwritten by CSS LLC and its affiliates in 2006 and 2007, alleges that CSS LLC and its affiliates misled investors and engaged in fraud or deceit in connection with the offer and sale of RMBS, and seeks an unspecified amount of damages. On August 21, 2014, the SCNJ dismissed without prejudice the action brought against CSS LLC and its affiliates by the NJAG. On September 4, 2014, the NJAG filed an amended complaint against CSS LLC and its affiliates, asserting additional allegations but not expanding the number of claims or RMBS referenced in the original complaint. On August 21, 2019, the New Jersey Attorney General (NJAG) filed a motion for partial summary judgment in the civil action filed on behalf of the State of New Jersey, in the Superior Court of New Jersey, Chancery Division, Mercer County against Credit Suisse Securities (USA) LLC (CSS LLC) and affiliated entities in their roles as issuer, sponsor, depositor and/or underwriter of RMBS transactions prior to 2008. On November 18, 2019, CSS LLC and its affiliates filed a cross-motion for partial summary judgment.
On June 17, 2021, in the civil action filed against CSS LLC and affiliated entities in the Superior Court of New Jersey, Chancery Division, Mercer County (SCNJ) by the New Jersey Attorney General (NJAG), on behalf of the State of New Jersey, the SCNJ entered orders granting the motion for partial summary judgment filed by the NJAG and denying the cross-motion for partial summary judgment filed by CSS LLC and its affiliates.
On June 12, 2018, the New York State Court of Appeals ordered the partial dismissal of the complaint filed by the New York Attorney General (NYAG) referencing 64 RMBS issued, sponsored, deposited, and underwritten by Credit Suisse Securities (USA) LLC (CSS LLC) and its affiliates in 2006 and 2007. The Court of Appeals held that the NYAG’s claim pursuant to New York’s Martin Act was time-barred and remanded the action to the Supreme Court of the State of New York (SCNY), New York County for further proceedings on the NYAG’s claim pursuant to New York’s Executive Law. On December 21, 2018, pursuant to a settlement that resolved all claims by the NYAG against CSS LLC and its affiliates, the NYAG filed with the SCNY a stipulation dismissing its action with prejudice. The settlement required the Credit Suisse defendants to pay USD 10 million to the State of New York. This ends the action with the NYAG against CSS LLC and its affiliates.
Civil litigation
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CSS LLC and certain of its affiliates have also been named as defendants in various civil litigation matters related to their roles as issuer, sponsor, depositor and/or underwriter of RMBS transactions. These cases include a class action lawsuit and putative class action lawsuits, actions by individual investors in RMBS, and actions by monoline insurance companies that guaranteed payments of principal and interest for certain RMBS. Although the allegations vary by lawsuit, plaintiffs in the class actions and individual investor lawsuits generally allege that the offering documents of securities issued by various RMBS securitization trusts contained material misrepresentations and omissions, including statements regarding the underwriting standards pursuant to which the underlying mortgage loans were issued. In addition, certain monoline insurers have alleged that loans that collateralize RMBS they insured breached representations and warranties made with respect to the loans at the time of securitization; and repurchase action plaintiffs allege breached representations and warranties in respect of mortgage loans and failure to repurchase such mortgage loans as required under the applicable agreements.
The amounts disclosed below do not reflect actual realized plaintiff losses to date or anticipated future litigation exposure. Rather, unless otherwise stated, these amounts reflect the original unpaid principal balance amounts as alleged in these actions and do not include any reduction in principal amounts since issuance. Further, amounts attributable to an “operative pleading” for the individual investor actions are not altered for settlements, dismissals or other occurrences, if any, that may have caused the amounts to change subsequent to the operative pleading. In addition to the mortgage-related actions discussed below, a number of other entities have threatened to assert claims against CSS LLC and/or its affiliates in connection with various RMBS issuances, and CSS LLC and/or its affiliates have entered into agreements with some of those entities to toll the relevant statutes of limitations.
Individual investor actions
In other actions brought against CSS LLC and its affiliates as an RMBS issuer, underwriter and/or other participant, CSS LLC and certain of its affiliates, along with other financial institutions, are defendants in seven separate individual actions filed by the Federal Home Loan Banks of Seattle, San Francisco, Chicago, Indianapolis and Boston in various state courts. The claims against CSS LLC and its affiliates relate to approximately USD 3.3 billion of the RMBS collectively at issue in those actions (approximately 9% of the USD 36 billion at issue against all banks across all the actions and coordinated proceedings). The claims in the Seattle action against CSS LLC and its affiliates relate to approximately USD 249 million. On May 4, 2016, the Washington state court presiding in the action granted the motion for partial summary judgment filed by CSS LLC and its affiliates and dismissed, with prejudice, all claims related to certain RMBS, thus reducing the RMBS at issue against CSS LLC and its affiliates in the Seattle action to approximately USD 104 million. On August 9, 2016, a stipulation of voluntary dismissal with prejudice was filed with the Washington state court, which was entered by the court on August 10, 2016, dismissing the action brought by the Federal Home Loan Bank of Seattle (FHLB Seattle) against CSS LLC and its affiliates, relating to approximately USD 104 million of the RMBS at issue against CSS LLC and its affiliates. On August 30, 2016, FHLB Seattle appealed, seeking reversal of the court’s order granting CSS LLC and its affiliates’ motion for partial summary judgment, which reduced the RMBS at issue against CSS LLC and its affiliates in the FHLB Seattle action from approximately USD 249 million to approximately USD 104 million. On December 11, 2017, the Washington State Court of Appeals affirmed the trial court’s May 4, 2016 order, dismissing FHLB Seattle’s claims. The claims in the San Francisco actions against CSS LLC and its affiliates relate to approximately USD 1.7 billion (approximately 18% of the USD 9.5 billion at issue against all defendants in the operative pleadings, reduced to reflect the dismissal of certain certificates). On June 13, 2016, the California state court presiding in the San Francisco actions dismissed with prejudice certain claims against CSS LLC and its affiliates, reducing the RMBS at issue against CSS LLC and its affiliates in the San Francisco actions from approximately USD 1.7 billion to approximately USD 1.6 billion (approximately 17% of the USD 9.5 billion at issue against all defendants in the operative pleadings, reduced to reflect dismissal of actions relating to certain certificates). On June 14, 2016, the court entered an order postponing the trial from August 2016 to October 2016. In September 16, 2016, FHLB San Francisco and CSS LLC and its affiliates reached a settlement in principle in this action with respect to the claims against CSSL LLC and its affiliates. On September 26, 2016, the California state court removed the trial that had been scheduled to begin in October, 2016 from the court’s calendar. The claims in the Boston action against CSS LLC and its affiliates relate to approximately USD 333 million, reduced from USD 373 million following the October 27, 2015 stipulation of voluntary dismissal with prejudice of claims pertaining to certain RMBS offerings, including RMBS offerings on which CSS LLC and its affiliates were sued (approximately 6% of the USD 5.7 billion at issue against all defendants in the operative pleading). Trial has been scheduled to begin in March 2021. CSS LLC, and in some instances certain of its affiliates and employees, are also among the defendants, along with other financial institutions, named in: two actions brought by Cambridge Place Investment Management Inc. in Massachusetts state court, in which claims against CSS LLC and its affiliates relate to approximately USD 525 million of the RMBS at issue (approximately 16% of the USD 3.3 billion at issue against all banks); one action brought by The Charles Schwab Corporation in California state court, in which claims against CSS LLC and its affiliates relate to USD 125 million of the RMBS at issue (approximately 9% of the USD 1.4 billion at issue against all banks); two actions brought by Massachusetts Mutual Life
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Insurance Company in Massachusetts federal court, in which claims against CSS LLC and its affiliates and employees relate to approximately USD 107 million of the RMBS at issue (approximately 97% of the USD 110 million at issue against all banks); one action against CSS LLC brought by Stichting Pensioenfonds ABP in the SCNY, in which claims against CSS LLC relate to an unstated amount of RMBS at issue; two actions brought by The Union Central Life Insurance Company and certain of its affiliates in the SDNY, in which claims against CSS LLC and its affiliates and employees relate to approximately USD 71 million of RMBS at issue (approximately 36% of the USD 199 million at issue against all banks); one action brought by the West Virginia Investment Management Board in West Virginia state court, in which claims against CSS LLC relate to approximately USD 6 million of RMBS at issue (approximately 35% of the USD 17 million at issue against all banks); and one action brought by the Western & Southern Life Insurance Company and certain of its affiliates in the Court of Common Pleas for Hamilton County, Ohio, in which claims against CSS LLC and its affiliates relate to approximately USD 259 million of RMBS at issue (approximately 94% of the USD 276 million at issue against all banks). CSS LLC and certain of its affiliates are the only defendants named in: one action commenced by Allstate Insurance Company in the SCNY related to approximately USD 232 million of RMBS at issue; and one action commenced by IKB Deutsche Industriebank AG and certain of its affiliates in the SCNY related to approximately USD 240 million of RMBS at issue, which is at an intermediate procedural state. CSS LLC and certain of its affiliates and employees are the only defendants named in a separate action commenced by Stichting Pensioenfonds ABP in the SCNY related to an unstated amount of RMBS at issue. In September 2011, the Federal Housing Finance Agency (FHFA), as conservator for Fannie Mae and Freddie Mac, filed seventeen separate complaints against various major financial institutions concerning a total of more than USD 196 billion of RMBS issued. CSS LLC and certain of its affiliates and employees are named as the defendants in one such action filed in the SDNY concerning approximately USD 14.1 billion of RMBS issued and/or underwritten by Credit Suisse defendants. CSS LLC is also named as an underwriter defendant in five of the other FHFA actions filed in September 2011, each pending in the SDNY. These claims against CSS LLC relate to approximately USD 5.5 billion of the RMBS at issue (about 11% of the approximately USD 51 billion at issue against all banks in those actions). Unless otherwise noted, each of these actions is at an early procedural point in the litigation. A number of other entities have threatened to assert claims against CSS LLC and/or its affiliates in connection with various mortgage-related offerings, and CSS LLC and its affiliates have entered into agreements with some of those entities to toll the relevant statutes of limitations.
In actions brought in connection with being an RMBS issuer, underwriter and/or other participant, CSS LLC, and in some instances certain of its affiliates, have been named as defendants, along with other financial institutions in: two actions brought by Landesbank Baden-Württemberg and affiliated entities, on March 8, 2012 and June 11, 2012, in the SCNY, in which claims against CSS LLC relate to approximately USD 200 million of RMBS at issue (100% of the total amount at issue against all banks); one action brought by Watertown Savings Bank on April 27, 2012 in the SCNY, in which claims against CSS LLC and its affiliates relate to an unstated amount of RMBS at issue; one action brought by the Federal Deposit Insurance Corporation (FDIC), as receiver for Citizens National Bank and Strategic Capital Bank, which, following the United States Supreme Court’s denial of defendants’ petition for writ of certiorari on December 4, 2017, will resume in the SDNY, in which claims against CSS LLC and its affiliates relate to approximately USD 28 million of the RMBS at issue (approximately 20% of the USD 141 million at issue against all defendants in the operative pleading); and one action brought by Phoenix Light SF Ltd. and affiliated entities on May 22, 2012 in the SCNY, in which claims against CSS LLC and its affiliates relate to approximately USD 466 million of RMBS at issue (approximately 15% of the USD 3.2 billion at issue against all banks).
On June 28, 2012, the FHFA, as conservator for Fannie Mae and Freddie Mac, in an amended complaint to one of its five actions against CSS LLC relating to an aggregate of approximately USD 5.5 billion of RMBS at issue, reduced the RMBS at issue by approximately USD 230 million; the five actions together now relate to approximately USD 5.2 billion. On July 2, 2012, IKB Deutsche Industriebank AG and affiliated entities filed a consolidated complaint relating to their claims against CSS LLC and its affiliates, reducing the RMBS at issue by approximately USD 143 million to approximately USD 97 million. This action is at an intermediate procedural stage.
In actions brought in connection with being an RMBS issuer, underwriter and/or other participant, CSS LLC, and in some instances certain of its affiliates, have been named as defendants, along with other financial institutions in: one action brought by Royal Park Investments SA/NV, on July 27, 2012, in the SCNY, in which claims against CSS LLC and its affiliates relate to approximately USD 403 million of RMBS at issue (approximately 4% of the USD 9.1 billion at issue against all banks); one action brought by John Hancock Life Insurance Co. (U.S.A.) and affiliated entities, on July 27, 2012, in the US District Court for the District of Minnesota, in which claims against CSS LLC relate to an unstated amount of RMBS at issue; four actions brought by the FDIC as receiver for Colonial Bank, on August 10, 2012: one action in the SDNY, in which claims against CSS LLC relate to approximately USD 92 million of RMBS at issue (approximately 23% of the USD 394 million at issue against all banks), one action in the US District Court for the Central District of California, in which claims against CSS LLC relate to approximately USD 12 million of RMBS at issue (approximately 5% of the USD 259 million at issue against all banks), and two
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actions in the Circuit Court of Montgomery County, Alabama, in which claims against CSS LLC and its affiliates relate to approximately USD 199 million of RMBS at issue (approximately 33% of the USD 594 million at issue against all banks); one action brought by Sealink Funding Limited, on August 23, 2012, in the SCNY, in which claims against CSS LLC and its affiliates relate to approximately USD 180 million of RMBS at issue (100% of the total amount at issue); one action brought by Minnesota Life Insurance Company and affiliated entities, on September 19, 2012, in the Second Judicial District Court, Ramsey County, Minnesota, in which claims against CSS LLC and its affiliates relate to approximately USD 43 million of RMBS at issue (100% of the total amount at issue); and one action brought by the National Credit Union Administration Board, as liquidating agent of the US Central Federal Credit Union, Western Corporate Federal Credit Union and Southwest Corporate Federal Credit Union, on October 4, 2012, in the US District Court for the District of Kansas, in which claims against CSS LLC and its affiliates relate to approximately USD 715 million of RMBS at issue (100% of the total amount at issue against all banks).. On October 5, 2012, Phoenix Light SF Ltd. and affiliated entities filed a complaint relating to their claims against CSS LLC and its affiliates, reducing the RMBS at issue by approximately USD 104 million to approximately USD 362 million (approximately 13% of the USD 2.8 billion at issue against all banks).
In connection with being an RMBS issuer, sponsor, depositor and underwriter, CSS LLC and certain of its affiliates have been named as the only defendants in an action brought by The Prudential Insurance Company of America and affiliated entities, on November 21, 2012, in the US District Court for the District of New Jersey, in which claims against CSS LLC and its affiliates relate to approximately USD 466 million of RMBS. On December 14, 2012, Royal Park Investments SA/NV filed a complaint relating to its claims against CSS LLC and certain of its affiliates, reducing the RMBS at issue by approximately USD 43 million to approximately USD 360 million (approximately 4% of the USD 8.4 billion at issue against all banks). On December 21, 2012, the SDNY entered an order of discontinuance, discontinuing FHFA v. General Electric Company, one of FHFA’s five actions against CSS LLC relating to an aggregate of approximately USD 5.2 billion of RMBS, as a result of a settlement. On January 3, 2013, the SDNY entered an order of voluntary dismissal with prejudice, dismissing Stichting Pensioenfonds ABP v. JPMorgan Chase & Co., in which claims against CSS LLC related to an unstated amount of RMBS, as a result of a settlement. On January 11, 2013, the Indiana state court presiding in the action brought by the Federal Home Loan Bank of Indianapolis dismissed with prejudice claims pertaining to one RMBS offering on which CSS LLC and certain of its affiliates were sued, reducing the RMBS at issue relating to claims against CSS LLC and its affiliates by USD 165 million.
On March 29, 2013, the SDNY dismissed in its entirety the action brought against CSS LLC and its affiliates and employees by The Union Central Life Insurance Company and affiliated entities, although plaintiffs have the ability to seek to amend their complaint within 60 days of the SDNY’s decision. On April 8, 2013, the US District Court for the District of Kansas dismissed in part the action brought against CSS LLC and its affiliates by the National Credit Union Administration Board, as liquidating agent of the US Central Federal Credit Union, Western Corporate Federal Credit Union and Southwest Corporate Federal Credit Union, reducing the RMBS at issue for CSS LLC and its affiliates from approximately USD 715 million to approximately USD 311 million. On April 8, 2013, the US District Court for the Central District of California dismissed in its entirety one of the two actions pending in such court against CSS LLC brought by the Federal Deposit Insurance Corporation, as receiver for Colonial Bank; claims in the remaining action relate to approximately USD 46 million of the RMBS at issue (approximately 16% of the USD 283 million at issue against all defendants in the operative pleading).
On April 24, 2013, the SCNY dismissed the action brought by Phoenix Light SF Ltd. and affiliated entities against CSS LLC and its affiliates, although plaintiffs were granted leave to replead. On May 28, 2013, The Union Central Life Insurance Company and affiliated entities filed a letter motion to propose a second amended complaint in the action brought against CSS LLC and its affiliates and employees. On May 13, 2013, following a settlement, a West Virginia state court dismissed with prejudice the action brought by West Virginia Investment Management Board against CSS LLC. On June 20, 2013, the US District Court for the Central District of California dismissed in part the action pending in such court against CSS LLC brought by the FDIC, as receiver for Colonial Bank. This decision was appealed to the Ninth Circuit, but on June 8, 2016, following a settlements, the Ninth Circuit granted that stipulation withdrawing the FDIC’s appeal of the CDC’s dismissal with prejudice of all claims against CSS LLC. Thus the entire action is dismissed with prejudice. The remaining claims related to approximately USD 34 million of the RMBS at issue (approximately 12% of the USD 283 million at issue against all defendants in the operative pleading) and the matter was subsequently transferred to the US District Court of the Middle District of Alabama. Trial had been scheduled to begin in October 2016, however, on June 1, 2016, following a settlement, a stipulation of dismissal with prejudice was filed with the US District Court for the Middle District of Alabama, and entered by the court on June 8, 2016. Thus, the action brought by the FDIC as receiver for Colonial Bank relating to approximately USD 34 million of the RMBS at issue against CSS LLC has been discontinued.
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On August 6, 2013, the US District Court for the District of New Jersey dismissed without prejudice certain claims in the action against CSS LLC and its affiliates brought by The Prudential Insurance Company of America and affiliated entities, reducing the RMBS at issue for CSS LLC and its affiliates from approximately USD 466 million to approximately USD 461 million. Following the dismissal of an earlier action with leave to replead, on September 9, 2013, Phoenix Light SF Ltd. and affiliated entities filed an action in the SCNY against CSS LLC and certain of its affiliates as the only defendants in the action, in which claims against CSS LLC and its affiliates relate to approximately USD 362 million of RMBS. On September 20, 2013, the Federal Home Loan Bank of Boston filed a notice of dismissal with prejudice to discontinue certain claims against CSS LLC and its affiliates and certain other banks, reducing the RMBS at issue for CSS LLC and its affiliates by USD 50 million. On December 8, 2020, following a settlement, the Massachusetts state court presiding in the investor action brought by the Federal Home Loan Bank of Boston dismissed with prejudice all claims against CSS LLC and its affiliates relating to approximately USD 333 million of RMBS at issue. On September 23, 2013, the National Credit Union Administration Board, as liquidating agent of the Southwest Corporate Federal Credit Union and Members United Corporate Federal Credit Union, filed an action against CSS LLC and one of its affiliates in the SDNY, in which claims against CSS LLC and its affiliate relate to approximately USD 229 million of RMBS. On April 22, 2016, the US District Court for the Southern District of New York entered judgment without any admission of liability against CSS LLC and its affiliates in favor of the National Credit Union Administration, as liquidating agent of the Southwest Corporate Federal Credit Union and Members United Corporate Federal Credit Union, in the amount of USD 50.3 million (plus attorneys’ fees and costs to be determined), resolving all claims related to approximately USD 229 million of RMBS at issue. In reaction to a dismissal with leave to replead of a similar action brought by Phoenix Light SF Ltd. that would have been applied to the action previously brought by Royal Park Investments SA/NV, on September 25, 2013, Royal Park Investments SA/NV filed a complaint in the SCNY against CSS LLC and certain of its affiliates as the only defendants in the action, in which claims against CSS LLC and its affiliates relate to approximately USD 360 million of RMBS.
On October 29, 2013, following a settlement, CSS LLC and its affiliates and employees filed a stipulation of discontinuance with prejudice to discontinue claims against CSS LLC and its affiliates and employees brought by Stichting Pensioenfonds ABP in the SCNY. On November 18, 2013, as a result of settlement, the US District Court for the SDNY entered a stipulation of voluntary dismissal with prejudice, discontinuing Federal Housing Finance Agency v. JPMorgan Chase & Co., one of the Federal Housing Finance Agency’s five actions against CSS LLC and its affiliates and employees, and other financial institutions, relating to approximately USD 870 million of RMBS at issue against the Credit Suisse defendants in that case. On November 26, 2013, the Indiana state court presiding in the action brought by the Federal Home Loan Bank of Indianapolis dismissed with prejudice claims pertaining to certain defendants, including one of the RMBS offerings on which CSS LLC and certain of its affiliates were sued, reducing the RMBS at issue relating to claims against CSS LLC and its affiliates in that case by approximately USD 100 million. On December 5, 2013, the Washington state court presiding in the action brought by the Federal Home Loan Bank of Chicago dismissed with prejudice one of the actions against CSS LLC and other financial institutions, reducing the RMBS at issue relating to claims against CSS LLC by USD 20 million. On December 26, 2013, Commerzbank AG London Branch filed an action against CSS LLC and certain of its affiliates and other financial institutions in the SCNY, relating to approximately USD 148 million of the RMBS at issue (approximately 6% of the USD 2.3 billion at issue against all defendants in the operative pleading). On January 6, 2014, following a settlement, CSS LLC and its affiliates filed a stipulation of discontinuance with prejudice to discontinue claims against CSS LLC and its affiliates relating to approximately USD 35 million of RMBS at issue brought by Sealink Funding Limited in the SCNY. On January 24, 2014, the SCNY dismissed with prejudice certain claims in the action against CSS LLC and its affiliates brought by Allstate Insurance Company, reducing the RMBS at issue for CSS LLC and its affiliates from approximately USD 232 million to approximately USD 187 million.
On April 3, 2014, CMFG Life Insurance Company and affiliated entities filed an action against CSS LLC in the US District Court for the Western District of Wisconsin relating to approximately USD 70 million of RMBS. On April 3, 2014, Texas County and District Retirement System filed an action against CSS LLC and other financial institutions in Texas state court relating to an unstated amount of RMBS at issue. On July 28, 2016, following a settlement, the Texas state court presiding in this action dismissed with prejudice all claims against CSS LLC. On April 11, 2014, following a settlement, the Minnesota state court presiding in the action brought by Minnesota Life Insurance Company and affiliated entities against CSS LLC and its affiliates entered an order of dismissal, discontinuing all claims against CSS LLC and its affiliates, relating to approximately USD 43 million of RMBS. On April 14, 2014, Allstate Insurance Company and CSS LLC and its affiliates filed a partial stipulation of dismissal with the SCNY to discontinue certain claims against CSS LLC and its affiliates, reducing the RMBS at issue for CSS LLC and its affiliates from approximately USD 187 million to approximately USD 169 million. On April 29, 2014, the FHFA entered into an agreement with First Horizon National Corporation and its affiliates and employees to settle all claims in the last remaining action filed by the FHFA against CSS LLC, relating to approximately USD 230 million of RMBS at issue against CSS LLC.
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On May 20, 2014, Commerzbank AG London Branch filed a complaint against CSS LLC and certain of its affiliates and other financial institutions in the SCNY, in which claims against CSS LLC and its affiliates relate to approximately USD 121 million of the RMBS at issue (approximately 6% of the USD 1.9 billion at issue against all defendants in the operative pleading), reducing the RMBS at issue for CSS LLC and its affiliates as stated in the summons filed on December 26, 2013 by approximately USD 27 million. On May 21, 2014, following a settlement, the Illinois state court presiding in the action brought by the Federal Home Loan Bank of Chicago dismissed with prejudice all claims against CSS LLC in the last remaining action filed by the Federal Home Loan Bank of Chicago against CSS LLC, relating to approximately USD 38 million of RMBS at issue against CSS LLC. On June 3, 2014, the SCNY dismissed with prejudice certain claims in the action against CSS LLC and its affiliates brought by Deutsche Zentral-Genossenschaftsbank AG, New York Branch, reducing the RMBS at issue for CSS LLC and its affiliates from approximately USD 138 million to approximately USD 111 million. On July 3, 2014, following a settlement, the Indiana state court presiding in the action brought by the Federal Home Loan Bank of Indianapolis dismissed with prejudice all claims against CSS LLC, relating to approximately USD 224 million of RMBS at issue against CSS LLC.
On July 28, 2014, the Ohio state court presiding in the action brought by the Western & Southern Life Insurance Company and affiliated entities dismissed with prejudice claims pertaining to certain RMBS offerings, reducing the RMBS at issue relating to claims against CSS LLC and its affiliates in that case by approximately USD 5 million, and on August 8, 2014, following a settlement, the Ohio state court dismissed with prejudice all remaining claims against CSS LLC and its affiliates, relating to approximately USD 255 million of RMBS at issue against CSS LLC and its affiliates. On August 25, 2014, following a settlement, the US District Court for the District of New Jersey presiding in the action brought by The Prudential Insurance Company of America and affiliated entities dismissed with prejudice all claims against CSS LLC and its affiliates, relating to approximately USD 461 million of RMBS at issue against CSS LLC and its affiliates. On August 29, 2014, the US District Court for the SDNY presiding in the action brought by the FDIC, as receiver for Colonial Bank, dismissed in its entirety with prejudice, a decision which is now on appeal, all claims against CSS LLC, relating to approximately USD 92 million of RMBS at issue against CSS LLC. On October 2, 2014, following a settlement, the Massachusetts state court presiding in the two actions brought by Cambridge Place Investment Management Inc. dismissed with prejudice all claims against CSS LLC and its affiliates, relating to less than USD 525 million of RMBS at issue against CSS LLC and its affiliates. On October 7, 2014, following a settlement, CSS LLC and its affiliates filed a stipulation of discontinuance with prejudice to discontinue claims against CSS LLC and its affiliates relating to approximately USD 169 million of RMBS at issue brought by The Allstate Insurance Company in the SCNY.
On March 24, 2015, the US District Court for the SDNY presiding in the action brought by the FDIC, as receiver for Citizens National Bank and Strategic Capital Bank, dismissed in its entirety all claims against CSS LLC and its affiliates, relating to approximately USD 28 million of RMBS at issue (approximately 20% of the USD 141 million at issue against all defendants in the operative pleading). On April 7, 2015, FDIC appealed the SDNY’s March 24, 2015 order.
On April 16, 2015, the SCNY presiding in the action brought by Phoenix Light SF Ltd. and affiliated entities, dismissed in its entirety all claims against CSS LLC and its affiliates relating to approximately USD 362 million of RMBS at issue.
On May 27, 2015, the US District Court for the District of Kansas issued an order vacating its prior partial dismissal of the action brought against CSS LLC and its affiliates by the National Credit Union Administration Board, as liquidating agent of the US Central Federal Credit Union, Western Corporate Federal Credit Union and Southwest Corporate Federal Credit Union, increasing the RMBS at issue for CSS LLC and its affiliates from approximately USD 311 million to USD 715 million. On June 22, 2015, Tennessee Consolidated Retirement System filed an amended complaint against CSS LLC and other financial institutions in Tennessee state court relating to approximately USD 24 million of RMBS at issue against CSS LLC (approximately 4% of the USD 644 million at issue against all defendants in the operative pleading).
On August 17, 2015, a stipulation of discontinuance with prejudice was filed with the SCNY discontinuing the action brought by Commerzbank AG London Branch against CSS LLC and its affiliates, in which claims against CSS LLC and its affiliates relate to approximately USD 121 million of RMBS at issue (approximately 6% of the USD 1.9 billion at issue against all defendants in the operative pleading).
On October 9 and 15, 2015, following a settlement, the California state court presiding in the action brought by the Charles Schwab Corporation dismissed with prejudice all claims against CSS LLC and its affiliates relating to USD 100 million of the RMBS at issue against CSS LLC and its affiliates, and dismissed without prejudice the remaining claim against CSS LLC relating to USD 25 million of the RMBS at issue against CSS LLC. Thus, the entire action is dismissed.
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On December 15, 2015, following a settlement, the US Court of Appeals for the Second Circuit, presiding in the appeal of the action brought by The Union Central Life Insurance Company and affiliated entities (Union Central) in the SDNY, granted the stipulation withdrawing Union Central’s appeal of the SDNY’s dismissal with prejudice of all claims against CSS LLC and its affiliates and employees, relating to approximately USD 65 million of RMBS. Thus, the entire action is dismissed with prejudice.
On April 12, 2017, the Supreme Court of the State of New York, New York County (SCNY) presiding in the action brought by Royal Park Investments SA/NV (Royal Park), dismissed with prejudice all claims against CSS LLC and its affiliate relating to approximately USD 360 million of RMBS at issue. On February 13, 2018, Royal Park appealed the SCNY’s April 12, 2017 dismissal. On October 9, 2018, the SCNY, Appelate Division, First Department affirmed the trial court’s April 12, 2017 order dismissing with prejudice all claims against CSS LLC and its affiliate and, on January 15, 2019, the New York State Court of Appeals denied Royal Park’s request to further appeal.
On May 2, 2017, following a settlement in the amount of USD 400 million, the US District Court for the District of Kansas presiding in the action brought by the National Credit Union Administration Board (NCUA) as liquidating agent of the US Central Federal Credit Union, Western Corporate Federal Credit Union and Southwest Corporate Federal Credit Union dismissed with prejudice all claims against CSS LLC and its affiliate related to approximately USD 715 million of RMBS at issue.
On June 29, 2017, following a settlement, the Supreme Court for the State of New York, New York County (SCNY), presiding in the action brought by Deutsche Zentral-Genossenschaftsbank AG, New York Branch dismissed with prejudice all claims against CSS LLC and its affiliates related to approximately USD 111 million of RMBS at issue.
On June 5, 2017, Phoenix Light SF Ltd. and affiliated entities filed an amended complaint against CSS LLC and its affiliate in the SCNY, reducing the RMBS at issue by approximately USD 81 million; the action now relates to approximately USD 281 million of RMBS.
On September 12, 2017, following a settlement, the US District Court for the District of Massachusetts, presiding in the two actions brought by Massachusetts Mutual Life Insurance Company, dismissed with prejudice all claims against CSS LLC and its employees related to approximately USD 107 million of RMBS at issue (approximately 97% of the USD 110 million at issue against all defendants in the operative pleadings).
In addition, on November 24, 2017, following a settlement, the US District Court for the Western District of Wisconsin, presiding over the action brought by CMFG Life Insurance Company and affiliated entities, dismissed with prejudice all claims against CSS LLC related to approximately USD 62 million, reduced from approximately USD 70 million following the December 16, 2016 dismissal in part of the action.
On October 30, 2017, CSS LLC reached an agreement in principle with CMFG Life Insurance Company and affiliated entities to settle the action brought against CSS LLC relating to approximately USD 62 million of RMBS.
On May 3, 2018, the Washington State Supreme Court granted a petition for review of the dismissal of the action brought by the Federal Home Loan Bank of Seattle against CSS LLC and its affiliates relating to approximately USD 104 million of RMBS at issue. On October 3, 2019, in the investor action brought by the Federal Home Loan Bank of Seattle (FHLB Seattle) in Washington state court, the Washington State Supreme Court reversed the trial court’s May 4, 2016 summary judgment order, previously affirmed by the Washington State Court of Appeals, in which the trial court dismissed FHLB Seattle’s claims against CSS LLC and its affiliates relating to approximately USD 145 million of RMBS at issue. The Washington State Supreme Court remanded the action for further proceedings before the trial court. On July 16, 2020, following a settlement, the Washington state trial court presiding in the action dismissed with prejudice all claims against Credit Suisse Securities (USA) LLC (CSS LLC) and its affiliates relating to approximately USD 145 million of RMBS at issue.
On July 9, 2018, following a settlement, the Tennessee state court presiding in the action brought by the Tennessee Consolidated Retirement System dismissed with prejudice all claims against CSS LLC relating to approximately USD 24 million of RMBS at issue.
On July 27, 2018, following a settlement, the SCNY presiding in the action brought by Phoenix Light SF Ltd. and affiliated entities dismissed with prejudice all claims against CSS LLC and its affiliates related to approximately USD 281 million of RMBS at issue.
In the action brought in the Circuit Court of Montgomery County, Alabama by the Federal Deposit Insurance Corporation, as receiver for Colonial Bank, the court postponed the commencement of trial from October 2018 to April 2019.
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On May 16, 2019, following a settlement, the Circuit Court of Montgomery County, Alabama presiding in the action brought by the Federal Deposit Insurance Corporation, as receiver for Colonial Bank, dismissed with prejudice all claims against Credit Suisse Securities (USA) LLC and its affiliates relating to approximately USD 139 million of RMBS at issue.
On October 18, 2019, in the investor action brought by the Federal Deposit Insurance Corporation (FDIC) as receiver for Citizens National Bank and Strategic Capital Bank relating to approximately USD 28 million of RMBS at issue, the US District Court for the Southern District of New York (SDNY) denied a motion filed in September 2017 by the defendants, including CSS LLC and its affiliates, to dismiss the FDIC’s second amended complaint.
Monoline insurer disputes
CSS LLC and certain of its affiliates are defendants in three pending actions each commenced by a monoline insurer that guaranteed payments of principal and interest that in aggregate total approximately USD 1.5 billion of RMBS issued in eight different offerings sponsored by Credit Suisse. One theory of liability advanced by the monoline insurers is that an affiliate of CSS LLC must repurchase affected mortgage loans from the trusts at issue. To date, the monoline insurers have submitted repurchase demands for loans with an aggregate original principal balance of approximately USD 2.3 billion. These actions are pending in the SCNY. In each action, plaintiff claims that the underlying mortgage loans breach certain representations and warranties, and that CSS LLC and its affiliates have failed to repurchase the allegedly defective loans. In two of the actions, those brought by monoline insurers Ambac Assurance Corp. and MBIA Insurance Corp. (MBIA) against CSS LLC and its affiliates, plaintiff claims that it was fraudulently induced into providing the insurance. In those actions, the court dismissed both of the monoline insurer plaintiffs’ fraudulent inducement claims against CSS LLC and its affiliates, but plaintiffs requested reconsideration by the court. On October 7, 2011, the court reinstituted the monoline insurer plaintiffs’ fraudulent inducement claims against CSS LLC and its affiliates but reinstated its earlier decisions to deny plaintiffs’ demands for a jury trial. Discovery in these actions is ongoing. The third action by a monoline insurer was brought by Assured Guaranty Corp. on October 17, 2011. In the action brought by Assured Guaranty Corp., on October 11, 2012, the court dismissed certain claims against CSS LLC and its affiliates, including plaintiffs’ demands for rescissory damages, indemnification, attorneys’ and accountants’ fees and expenses, and consequential damages. Separately, CSS LLC and other underwriters and individuals are defendants in an action pending in California state court brought by MBIA. The action relates to approximately USD 650 million in securities issued by IndyMac, including approximately USD 98 million of RMBS for which CSS LLC was an underwriter in one of the three offerings at issue, and as to which MBIA provided financial guaranty insurance. MBIA purports to be subrogated to the rights of the RMBS holders and seeks recovery of sums it has paid and will pay pursuant to those policies. Discovery in the action is ongoing.
On January 15, 2013, the SCNY, Appellate Division, First Department, issued an order reinstating the demands for jury trial made by monoline insurers MBIA Insurance Corp. and Ambac Assurance Corp. in their respective actions against CSS LLC and certain of its affiliates. On February 27, 2013, CSS LLC and its affiliate settled the action brought by Ambac Assurance Corp. in the SCNY for an amount covered by existing provisions. On March 8, 2013, CSS LLC settled an action brought by MBIA in California state court in which MBIA purported to be subrogated to the rights of certain RMBS holders who purchased RMBS underwritten by CSS LLC; that settlement was covered by existing provisions.
On April 2, 2013, Financial Guaranty Insurance Company (FGIC) filed an action against CSS LLC and one of its affiliates in the Supreme Court for the SCNY relating to insurance issued by FGIC guaranteeing payment of principal and interest on approximately USD 240 million of RMBS issued in one offering sponsored by CSS LLC’s affiliate. FGIC has demanded that the Credit Suisse defendants repurchase loans underlying the offering with an aggregate principal amount of approximately USD 36.6 million.
On October 16, 2013, Assured Guaranty Corp. and its affiliate (Assured) filed an amended complaint against CSS LLC and its affiliates related to financial guaranty insurance policies issued by Assured guaranteeing payment of principal and interest on RMBS issued in offerings sponsored by Credit Suisse. In addition to existing claims made by Assured, the amended complaint alleges the Credit Suisse defendants fraudulently induced Assured to issue its insurance policies on the RMBS.
On November 15, 2013, CIFG Assurance North America, Inc. (CIFG) filed an action against CSS LLC in the SCNY, relating to financial guaranty insurance issued by CIFG on a credit default swap guaranteeing payment on approximately USD 396 million of notes of a collateralized debt obligation. CIFG alleges material misrepresentation in the inducement of an insurance contract and fraud relating to alleged affirmative misrepresentations and material omissions made to induce CIFG to guarantee the securities.
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On July 14, 2014, the SCNY ruled from the bench following oral argument and granted CSS LLC’s motion to dismiss all claims in the action filed by CIFG without prejudice relating to financial guaranty insurance issued by CIFG on a credit default swap guaranteeing payment on approximately USD 396 million of notes of a collateralized debt obligation.
On November 20, 2014, U.S. Bank, National Association, as trustee of six trusts, filed a motion to intervene as it was not previously a party in the action brought by Assured. Following a settlement, on November 25, 2014, a stipulation discontinuing the action brought by Assured was filed in the SCNY. On March 5, 2015, the SCNY denied U.S. Bank, National Association’s motion to intervene. Thus, the action is dismissed.
On May 28, 2015, the Supreme Court of New York, Appellate Division, First Department, issued an order affirming the dismissal of the complaint against CSS LLC filed by CIFG Assurance North America, Inc.
Further, on November 16, 2015, a stipulation of discontinuance with prejudice was filed with the SCNY, discontinuing the action brought by Financial Guaranty Insurance Company (FGIC) against CSS LLC and one of its affiliates. FGIC guaranteed payments of principal and interest related to approximately USD 240 million of RMBS issued in offerings sponsored by Credit Suisse and had submitted repurchase demands for loans with an original principal balance of approximately USD 37 million.
On March 31, 2017, the SCNY ruled on both parties’ respective summary judgment motions in the action filed by MBIA Insurance Corp. (MBIA) against CSS LLC and certain of its affiliates. The SCNY granted in part and denied in part both parties’ respective summary judgment motions, which resulted, among other things, in the dismissal of MBIA’s fraud claim with prejudice. Both MBIA and the Credit Suisse entities involved in this action have filed notices of appeal. On September 13, 2018, the SCNY, Appellate Division, First Department issued its decision on the parties’ cross-appeals from the trial courts’ summary judgment order in the action filed by MBIA against CSS LLC and certain of its affiliates. The First Department, among other things, affirmed the dismissal of MBIA’s fraud claim with prejudice. The First Department also ruled in favor of the Credit Suisse entities on their cross-appeal, reversing the trial court’s interpretation of certain representations and warranties and ruling that they should be decided at trial. Following its decision, the First Department remanded the action to the trial court for further proceedings.
On August 2, 2019, the Supreme Court for the State of New York, New York County (SCNY) concluded a two-week bench trial in the action against CSS LLC and certain of its affiliates commenced by MBIA Insurance Corp. as guarantor for payments of principal and interest related to approximately USD 770 million of RMBS issued in an offering sponsored by the Credit Suisse defendants. The parties are now engaging in post-trial briefing. The parties completed post-trial briefing on November 21, 2019. On November 30, 2020, the SCNY issued a post-trial order determining liability, and on January 25, 2021 entered an order setting damages in the amount of USD 604 million. On February 11, 2021, following a settlement in the amount of USD 600 million, for which Credit Suisse was fully reserved, the SCNY dismissed with prejudice all claims against CSS LLC and its affiliates.
Repurchase litigations
On July 3, 2012, the FHFA, as conservator for Freddie Mac, on behalf of the Trustee of Home Equity Asset Trust 2006-5, filed an action against DLJ Mortgage Capital, Inc. (DLJ) in the SCNY. The action alleges that DLJ breached representations and warranties in respect of certain mortgage loans and failed to repurchase such mortgage loans as required under the applicable agreements. No damages amount is alleged.
On July 31, 2012 and October 2, 2012, the FHFA, as conservator for Freddie Mac, respectively on behalf of the Trustee of Home Equity Asset Trust 2006-6 and the Trustee of Home Equity Asset Trust 2006-7, filed actions against DLJ in the SCNY. The actions allege that DLJ breached representations and warranties in respect of certain mortgage loans and failed to repurchase such mortgage loans as required under the applicable agreements. No damages amount is alleged in either action. On August 31, 2012, Home Equity Mortgage Trust Series 2006-1, Home Equity Mortgage Trust Series 2006-3, and Home Equity Mortgage Trust Series 2006-4 filed an action against DLJ and Select Portfolio Servicing, Inc. (SPS), in the SCNY. The action alleges that DLJ breached representations and warranties in respect of certain mortgage loans and failed to repurchase such mortgage loans as required under the applicable agreements, and that SPS obstructed the investigation into the full extent of the defects in the mortgage pools by refusing to afford the trustee reasonable access to certain origination files. Plaintiffs allege damages of not less than USD 720 million.
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On October 30, 2012, Home Equity Mortgage Trust Series 2006-5 filed an action against DLJ, in which plaintiff alleges damages of not less than USD 497 million. On November 29, 2012, Asset Backed Securities Corporation Home Equity Loan Trust, Series 2006-HE7, filed an action against DLJ and another defendant, in which no damages amount is alleged. On November 30, 2012, Home Equity Asset Trust, Series 2006-8, filed an action against DLJ, in which no damages amount is alleged. On January 25, 2013, the SCNY consolidated into one action the three actions that were brought by the FHFA, as conservator for Freddie Mac, on behalf of the respective Trustees of Home Equity Asset Trust 2006-5, Home Equity Asset Trust 2006-6 and Home Equity Asset Trust 2006-7. On February 1, 2013, Home Equity Asset Trust 2007-1 filed an action against DLJ. These actions are in the SCNY and allege that defendants breached representations and warranties in respect of certain mortgage loans and failed to repurchase such mortgage loans as required under the applicable agreements.
On April 8, 2013, Home Equity Mortgage Trust Series 2006-5 filed a complaint relating to its claims against DLJ, adding Select Portfolio Servicing, Inc. (SPS) as a defendant, alleging that SPS likely discovered DLJ’s alleged breaches of representations and warranties but did not notify the trustee of such breaches, in alleged violation of its contractual obligations. The complaint also increased the alleged damages from not less than USD 497 million to more than USD 500 million. On April 30, 2013, Home Equity Asset Trust Series 2007-3 filed an action against DLJ in the SCNY, alleging that DLJ breached representations and warranties in respect of certain mortgage loans and failed to repurchase such mortgage loans as required under the applicable agreements. No damages amount is alleged.
On May 31, 2013, Asset Backed Securities Corporation Home Equity Loan Trust Series AMQ 2007-HE2 filed an action against DLJ in the SCNY, alleging that DLJ breached representations and warranties in respect of certain mortgage loans and failed to repurchase such mortgage loans as required under the applicable agreements. No damages amount is alleged.
On July 31, 2013, Home Equity Asset Trust 2007-2 filed an action against DLJ in the SCNY, alleging that DLJ breached representations and warranties in respect of certain mortgage loans and failed to repurchase such mortgage loans as required under the applicable agreements. The plaintiff alleges damages of not less than USD 495 million. On July 31, 2013, CSMC Asset-Backed Trust 2007-NC1 filed an action against DLJ in the SCNY, alleging that DLJ breached representations and warranties in respect of certain mortgage loans and failed to repurchase such mortgage loans as required under the applicable agreements. No damages amount is alleged. On August 28, 2013, Home Equity Asset Trust 2007-3 filed an amended complaint against DLJ in the SCNY, alleging damages of not less than USD 206 million. On January 3, 2014, the SCNY dismissed with prejudice the consolidated actions brought by Home Equity Asset Trust 2006-5, Home Equity Asset Trust 2006-6 and Home Equity Asset Trust 2006-7 against DLJ Mortgage Capital, Inc., in which the plaintiffs had alleged damages of not less than USD 319 million. Those dismissals are on appeal.
On March 24, 2015, the SCNY dismissed without prejudice the action brought by Asset Backed Securities Corporation Home Equity Loan Trust, Series 2006-HE7, against DLJ and another defendant, in which plaintiff had alleged damages of not less than USD 319 million. On April 8, 2015, the SCNY dismissed without prejudice the action brought by Asset Backed Securities Corporation Home Equity Loan Trust Series AMQ 2007-HE2, against DLJ, in which no damages amount had been alleged in the complaint.
On September 17, 2015, Asset Backed Securities Corporation Home Equity Loan Trust, Series 2006-HE7, re-filed an action against DLJ and another defendant in the SCNY alleging that DLJ and the other defendant breached representations and warranties in respect of certain mortgage loans and failed to repurchase such mortgage loans as required under the applicable agreements. The plaintiff alleges damages of not less than USD 341 million. The plaintiff and DLJ have appealed the plaintiff’s prior action, which was dismissed without prejudice on March 24, 2015. In addition, on May 13, 2015, Asset Backed Securities Corporation Home Equity Loan Trust Series AMQ 2007-HE2 and DLJ appealed the April 8, 2015 dismissal without prejudice of the action brought by Asset Backed Securities Corporation Home Equity Loan Trust Series AMQ 2007-HE2, in which no damages amount had been alleged in the complaint. On September 18, 2015, the plaintiff and DLJ filed a stipulation withdrawing the appeal with the SCNY.
On August 19, 2019, in the action brought against DLJ in the SCNY by Asset Backed Securities Corporation Home Equity Loan Trust, Series 2006-HE7, the plaintiff filed an amended complaint and alleged revised damages of not less than USD 374 million. This action is proceeding in the SCNY following the resolution of a previously pending appeal. On January 13, 2020, DLJ filed a motion to dismiss this action in its entirety.
On December 21, 2015, the action brought by Home Equity Asset Trust 2007-3, in which plaintiff alleges damages of not less than USD 206 million, was dismissed without prejudice by order of the SCNY and which the plaintiff moved to restore on December 20, 2016, which the court granted on March 15, 2017 by restoring the case to active status.
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On January 10, 2019, the Supreme Court for the State of New York, New York County (SCNY) denied DLJ’s motion for partial summary judgment, and on June 12, 2019, the SCNY set trial to begin in December 2019 in two actions in which DLJ Mortgage Capital, Inc. (DLJ) and its affiliate, Select Portfolio Servicing, Inc., are defendants: one action brought by Home Equity Mortgage Trust Series 2006-1, Home Equity Mortgage Trust Series 2006-3 and Home Equity Mortgage Trust Series 2006-4, in which plaintiffs allege damages of not less than USD 730 million; and one action brought by Home Equity Mortgage Trust Series 2006-5, in which plaintiff alleges damages of not less than USD 500 million. On September 17, 2019, the First Department affirmed the SCNY’s summary judgment order on, and October 22, 2019, the SCNY rescheduled the bench trial that was scheduled to begin in December 2019 to January 27, 2020. The trial has been postponed pending final resolution of DLJ’s summary judgment appeal. On December 12, 2019, DLJ obtained leave to further appeal to the New York State Court of Appeals. Subject to final resolution of DLJ’s summary judgment appeal, the SCNY has scheduled trial in these actions to begin on January 10, 2022.
On July 8, 2019, in the three consolidated actions against DLJ brought by Home Equity Asset Trust 2006-5, Home Equity Asset Trust 2006-6 and Home Equity Asset Trust 2006-7 that were dismissed with prejudice in 2013, the notice of appeal plaintiffs filed before the Appellate Division First Department of the SCNY was deemed dismissed when plaintiffs declined to further pursue their appeal by a court-ordered deadline.
As disclosed in Credit Suisse’s fourth quarter Financial Report 2013 and Annual Report 2018, three consolidated repurchase actions asserting substantially similar claims against DLJ as those alleged in the new repurchase action were dismissed with prejudice by the SCNY in 2013, and those dismissals were upheld by the New York State Court of Appeals on February 19, 2019. On July 8, 2019, the notice of appeal plaintiffs filed before the First Department from the SCNY’s April 2017 denial of plaintiffs’ request that its 2013 dismissal decision be modified to allow plaintiffs to assert new claims not previously included in plaintiffs’ consolidated complaint was deemed dismissed when plaintiffs declined to further pursue their appeal by a court-ordered deadline. On August 15, 2019, the trustees for Home Equity Asset Trust 2006-5, Home Equity Asset Trust 2006-6 and Home Equity Asset Trust 2006-7 commenced a new repurchase action against DLJ in the SCNY, in which plaintiffs alleged damages of not less than USD 936 million, asserting substantially similar claims against DLJ as those alleged in the three consolidated repurchase actions that were dismissed with prejudice in 2013. On September 20, 2019, DLJ filed a motion to dismiss and on November 25, 2019, the SCNY entered an order dismissing this new action with prejudice. On December 20, 2019, the plaintiffs filed a notice of appeal to the First Department.
On December 27, 2018, the SCNY denied DLJ’s motion for partial summary judgment in the action brought by Home Equity Asset Trust 2007-1, in which plaintiff alleges damages of not less than USD 420 million. The First Department affirmed the SCNY’s summary judgment order on October 10, 2019. On January 30, 2020, the First Department granted DLJ leave to further appeal its decision to the New York State Court of Appeals. On March 2, 2020, trial in this action, which was scheduled to begin in October 2020, was postponed pending final resolution of DLJ’s summary judgment appeal. Subject to final resolution of DLJ’s summary judgment appeal, the SCNY has scheduled trial in this action to begin on October 11, 2021.
On May 6, 2021, in the action brought by Home Equity Asset Trust 2007-1 against DLJ Mortgage Capital, Inc. (DLJ), in which plaintiff alleges damages of not less than USD 420 million, following oral argument before the New York State Court of Appeals in DLJ’s appeal from the denial of its motion for partial summary judgment, the New York State Court of Appeals ordered re-argument of the appeal. On June 1, 2021, the Supreme Court for the State of New York, New York County (SCNY) postponed the commencement of the trial that had been scheduled to begin on October 11, 2021 until May 31, 2022. The commencement of the trial remains subject to the final resolution of DLJ’s summary judgment appeal.
On April 19, 2021, the parties in two actions filed against DLJ Mortgage Capital, Inc. (DLJ) and its affiliate Select Portfolio Servicing, Inc. and consolidated in the Supreme Court for the State of New York, New York County (SCNY) executed an agreement to settle both actions for the aggregate amount of USD 500 million, for which Credit Suisse was fully reserved: one action brought by Home Equity Mortgage Trust Series 2006-1, Home Equity Mortgage Trust Series 2006-3 and Home Equity Mortgage Trust Series 2006-4, in which plaintiffs allege damages of not less than USD 730 million; and one action brought by Home Equity Mortgage Trust Series 2006-5, in which plaintiff alleges damages of not less than USD 500 million. The settlement remains subject to approval through a trust instruction proceeding to be brought in Minnesota state court by the trustee of the plaintiff trusts. On April 22, 2021, the parties jointly requested that the SCNY vacate the trial in these actions that had been scheduled to begin on January 10, 2022. Pursuant to the settlement, on April 23, 2021, DLJ’s appeal to the New York State Court of Appeals from the denial of its partial summary judgment motion in these actions was withdrawn.
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On June 4, 2021, following the parties’ April 19, 2021 settlement of the actions, which remains subject to approval in a trust instruction proceeding to be brought in Minnesota state court by the trustee of the plaintiff trusts, the SCNY vacated the trial that had been scheduled to begin on January 10, 2022 in two consolidated actions filed against DLJ and its affiliate Select Portfolio Servicing, Inc.: one action brought by Home Equity Mortgage Trust Series 2006-1, Home Equity Mortgage Trust Series 2006-3 and Home Equity Mortgage Trust Series 2006-4, in which plaintiffs allege damages of not less than USD 730 million; and one action brought by Home Equity Mortgage Trust Series 2006-5, in which plaintiff alleges damages of not less than USD 500 million.
Bank loan litigation
On January 3, 2010, the Bank and other affiliates were named as defendants in a lawsuit filed in the US District Court for the District of Idaho by homeowners in four real estate developments, Tamarack Resort, Yellowstone Club, Lake Las Vegas and Ginn Sur Mer. The Bank arranged, and was the agent bank for, syndicated loans provided for all four developments, which have been or are now in bankruptcy or foreclosure. Plaintiffs generally allege that the Bank and other affiliates committed fraud by using an unaccepted appraisal method to overvalue the properties with the intention to have the borrowers take out loans they could not repay because it would allow the Bank and other affiliates to later push the borrowers into bankruptcy and take ownership of the properties. The claims originally asserted by the plaintiffs include Racketeer Influenced and Corrupt Organizations (RICO), fraud, negligent misrepresentation, breach of fiduciary duty, tortious interference and conspiracy, among others. Plaintiffs are seeking class action status and have demanded USD 24 billion in damages. Cushman & Wakefield, the appraiser for the properties at issue, is also named as a defendant. An amended complaint was filed against all of the defendants on January 25, 2010, adding six new homeowner plaintiffs in the same four real estate developments. On March 29, 2010, the Bank and its named affiliates moved to dismiss the amended complaint in its entirety. The Bank and its named affiliates argued that the claims against them fail because they had no relationship with the plaintiff homeowners, and made no representations to them, fraudulent or otherwise, so there is no legal basis for the plaintiffs’ claims against them. The Bank and its affiliates also argued, among other things, that the plaintiffs failed to plead the necessary elements of the claims asserted against them in the amended complaint. On March 31, 2011, the court dismissed the RICO claim with prejudice and dismissed certain other claims with leave to replead. A third amended complaint was filed on April 21, 2011, adding a Consumer Protection Act claim. On May 5, 2011, the Bank and its affiliates moved to dismiss the third amended complaint. On July 22, 2011, two developers moved to intervene in the lawsuit. On February 17, 2012, the magistrate judge issued a report and recommendation to deny the motion to intervene and to dismiss certain of the claims while allowing others to proceed. The Bank and its affiliates filed objections to the recommendations on March 5, 2012 and are awaiting the district court’s decision to adopt or deny the recommendation. On March 30, 2012, the court dismissed the unjust enrichment, fiduciary duty and Consumer Protection Act claims and limited fraud and negligent misrepresentation claims to three named plaintiffs. On September 17, 2012, plaintiffs filed a motion for class certification. On December 12, 2012, the Bank opposed the motion. On September 24, 2013, the court denied the plaintiffs’ motion for class certification so the case cannot proceed as a class action. On February 5, 2015, the court granted plaintiffs’ motion for leave to file an amended complaint, adding additional individual plaintiffs. On April 13, 2015, the court granted plaintiffs’ motion for leave to add a claim for punitive damages. On November 20, 2015, the plaintiffs moved for partial summary judgment, which the defendants opposed on December 14, 2015. On December 18, 2015, the defendants filed motions for summary judgment. On July 27, 2016, the US District Court for the District of Idaho granted the defendants’ motions for summary judgment, dismissing the case with prejudice. The plaintiffs have filed notices of appeal. Oral argument on the appeal took place on February 9, 2018. On April 26, 2018, the United States Court of Appeals for the Ninth Circuit affirmed the granting of summary judgment for Credit Suisse AG and certain of its affiliates.
The Bank and other affiliates continue to be the subject of certain litigation regarding the four real estate developments that are the subject of the lawsuit filed in the US District Court for the District of Idaho and other similar real estate developments. Such litigation includes two cases brought in Texas and New York state courts against Bank affiliates by entities related to Highland Capital Management LP (Highland).
In the Texas state court case a jury trial was held in December 2014 on Highland’s claim for fraudulent inducement by affirmative misrepresentation and omission. A verdict was issued for the plaintiff on its claim for fraudulent inducement by affirmative misrepresentation, but the jury rejected its claim that the Bank’s affiliates had committed fraudulent inducement by omission. The Texas judge held a bench trial on Highland’s remaining claims in May and June 2015, and entered judgment in the amount of USD 287 million (including prejudgment interest) for the plaintiff on September 4, 2015. Both parties filed notices of appeal from that judgment and briefing was completed on March 10, 2017. Oral argument on the appeals took place on October 18, 2017 and on February 21, 2018 the appeals court affirmed the lower court’s decision. On March 7, 2018, the Bank affiliates filed a motion for rehearing with the appeals court. On April 2, 2018, the motion for rehearing was
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denied. On July 18, 2018, the defendants filed a request for review by the Texas Supreme Court. On December 14, 2018, the court issued an order requiring briefs on the merits in the request for review.
On October 4, 2019, in the case brought in Texas state court by entities related to Highland Capital Management LP, the Texas Supreme Court granted the request for review filed by CSS LLC and certain of its affiliates. On January 8, 2020, the Texas Supreme Court heard oral argument. On April 24, 2020, the Texas Supreme Court issued a ruling on the parties’ appeals related to the trial court’s judgment in favor of the plaintiff entered on September 4, 2015. The Texas Supreme Court reversed the portion of the trial court’s judgment related to the bench trial held in May and June 2015, thereby dismissing plaintiff’s breach of contract, breach of the implied duty of good faith and fair dealing, aiding and abetting fraud, and civil conspiracy claims, including damages of approximately USD 212 million, exclusive of interest, but left standing the separate December 2014 jury verdict for plaintiff on its claim for fraudulent inducement by affirmative misrepresentation. The Texas Supreme Court remanded the case back to the trial court for further proceedings related to the calculation of damages. On June 10, 2020, Highland filed a motion for rehearing in the Texas Supreme Court. On October 2, 2020, the Texas Supreme Court denied Highland’s motion for rehearing.
On June 25, 2021, in the Texas state court action against CSS LLC and certain of its affiliates brought by entities related to Highland Capital Management LP, the trial court entered a new judgment. This new judgment followed the Texas Supreme Court’s decision that reversed a portion of the September 4, 2015 judgment and dismissed various claims, but left standing the separate December 2014 jury verdict for plaintiff on its claims for fraudulent inducement by affirmative misrepresentation and remanded the case back to the trial court for further proceedings related to the calculation of damages and interest. The new judgment of June 25, 2021 awarded plaintiff a total of approximately USD 121 million. CSS LLC and its affiliates filed a notice of appeal from the judgment on July 23, 2021.
In the case in New York state court, the court granted in part and denied in part the Bank’s summary judgment motion. Both parties appealed that decision, but the appellate court affirmed the decision in full. Bank affiliates separately sued Highland-managed funds on related trades and received a favorable judgment awarding both principal owed and prejudgment interest. Highland appealed the portion of the judgment awarding prejudgment interest, however the original decision was affirmed in its entirety. The parties have subsequently agreed to settle the amount owed by the Highland-managed funds under the judgment.
Rates-related matters
Regulatory authorities in a number of jurisdictions, including the US, UK, EU and Switzerland, have for an extended period of time been conducting investigations into the setting of LIBOR and other reference rates with respect to a number of currencies, as well as the pricing of certain related derivatives. These ongoing investigations have included information requests from regulators regarding LIBOR-setting practices and reviews of the activities of various financial institutions, including the Group. The Group, which is a member of three LIBOR rate-setting panels (US Dollar LIBOR, Swiss Franc LIBOR and Euro LIBOR), is cooperating fully with these investigations.
In particular, it has been reported that regulators are investigating whether financial institutions engaged in an effort to manipulate LIBOR, either individually or in concert with other institutions, in order to improve market perception of these institutions’ financial health and/or to increase the value of their proprietary trading positions. In response to regulatory inquiries, Credit Suisse commissioned a review of these issues. To date, Credit Suisse has seen no evidence to suggest that it is likely to have any material exposure in connection with these issues.
In addition, members of the US Dollar LIBOR panel, including Credit Suisse, have been named in various civil lawsuits filed in the US.
In LIBOR multi-district litigation in the SDNY, the briefing on defendants’ motions to dismiss was completed in April 2015. In one of the two matters not consolidated in the multi-district litigation, the SDNY granted the defendants’ motion to dismiss on March 31, 2015, but gave plaintiff leave to file a new pleading. Regarding the civil class action lawsuits in the SDNY relating to the alleged manipulation of foreign exchange rates, one of the foreign-based investors has appealed the dismissal of its case. Additional plaintiffs have recently filed two new civil class action complaints alleging that Credit Suisse Group AG and certain of its affiliates, as well as other financial institutions, manipulated prices for foreign exchange futures and options on foreign exchange futures. On April 13, 2015, the defendants filed a motion to dismiss the pending consolidated civil class action lawsuit relating to the alleged manipulation of the ISDAFIX rate for US dollars in the SDNY. On May 11, 2016, the SDNY preliminarily approved plaintiffs’ settlement agreements with Credit Suisse AG, New York Branch, and six other financial institutions in the consolidated civil class action lawsuit relating to the alleged manipulation of the ISDAFIX rate for US dollars. The settlement provides for dismissal of the case with prejudice and a settlement payment of USD 50 million by Credit Suisse. The settlements
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remain subject to final court approval. On June 1, 2018, the US District Court for the Southern District of New York (SDNY) approved plaintiffs’ settlement agreement with Credit Suisse AG, New York Branch, and several other financial institutions. The settlement provides for dismissal of the case with prejudice and a settlement payment of USD 50 million.
In one of the two US dollar LIBOR matters not consolidated in the multi-district litigation, on June 1, 2015, plaintiff filed a motion for leave to file a second amended complaint in the US District Court for the SDNY; defendants’ opposition brief was filed on July 15, 2015. On June 19, 2015, plaintiffs in the Swiss franc LIBOR litigation filed an amended complaint. Regarding the civil class action lawsuits in the SDNY relating to the alleged manipulation of foreign exchange rates, the foreign-based investor who appealed the dismissal of its case has withdrawn that appeal. Besides the civil class action complaints alleging that Credit Suisse Group AG and certain of its affiliates, as well as other financial institutions, manipulated prices for foreign exchange futures and options on foreign exchange futures filed in 1Q15, additional plaintiffs have recently filed similar civil class action complaints and other plaintiffs have filed an action alleging violations of the US Employee Retirement Income Security Act of 1974 based on the same alleged conduct (see below).
On August 4, 2015, the US District Court for the SDNY in the US Dollar LIBOR multi-district litigation ruled on certain of defendants’ pending motions to dismiss and dismissed certain of plaintiffs’ claims, including claims under the Racketeer Influenced and Corrupt Organizations Act and the Sherman Antitrust Act, while allowing certain Commodity Exchange Act claims, fraud, breach of contract, and unjust enrichment claims to survive. On May 23, 2016, the Second Circuit reversed the decision dismissing the Sherman Antitrust Act claims and remanded the claims to the SDNY for additional briefing on the issue of whether such claims have been adequately alleged In one of the two US Dollar LIBOR matters not consolidated in the multi-district litigation, plaintiffs agreed to dismiss all claims and the matter has been concluded. On August 18, 2015, defendants in the Swiss franc LIBOR litigation filed motions to dismiss. Regarding the putative civil class action lawsuits in the SDNY relating to the alleged manipulation of foreign exchange rates, in July 2015, plaintiffs filed a second consolidated amended complaint, adding additional defendants and asserting additional claims on behalf of a second putative class of exchange investors. In August 2015, the court consolidated all FX-related actions pending in the SDNY, except one putative class action alleging violations of the US Employee Retirement Income Security Act based on the same alleged conduct. On September 20, 2016, the SDNY granted in part and denied in part a motion to dismiss filed by defendants, including Credit Suisse Group AG, Credit Suisse AG, and CSS LLC, in this consolidated action relating to the alleged manipulation of foreign exchange rates. The decision reduced the size of the putative class, but allowed the primary antitrust and Commodity Exchange Act claims to survive
On May 19, 2016, affiliates of the Group, along with several other financial institutions, filed a motion to dismiss a putative class action in the SDNY. The plaintiffs allege that the defendant financial institutions conspired to manipulate certain foreign exchange rates in violation of the US Employee Retirement Income Security Act of 1974. On August 23, 2016, the SDNY dismissed this putative class action brought against Credit Suisse AG and CSS LLC, along with other financial institutions, alleging that the defendants conspired to manipulate certain foreign exchange rates in violation of the US Employee Retirement Income Security Act of 1974. On September 22, 2016, plaintiffs filed an appeal of that decision.
The Group and several affiliates, with other financial institutions, have also been named in two Canadian putative class actions, which make similar allegations.
CSS LLC, along with over 20 other primary dealers of US treasury securities, has been named in a number of putative civil class action complaints in the US relating to the US treasury markets. These complaints generally allege that defendants colluded to manipulate US treasury auctions, as well as the pricing of US treasury securities in the when-issued market, with impacts upon related futures and options. These actions have been consolidated into a multi-district litigation in the SDNY. Plaintiffs have not yet filed a consolidated amended complaint.
Additionally, putative class action complaints and another individual lawsuit were filed against Credit Suisse Group AG and affiliates, along with other financial institutions, relating to interest rate swaps (IRS). Similar to previously filed complaints, plaintiffs allege that dealer defendants conspired with trading platforms to prevent the development of IRS exchanges. The second individual lawsuit was brought by Javelin Capital Markets L LC, a swap execution facility, and an affiliate, which claim to have suffered lost profits as a result of defendants’ alleged conspiracy. All IRS actions, including the two individual actions, have been consolidated in a multi-district litigation in the SDNY. Plaintiffs have not yet filed a consolidated complaint.
On July 1, 2016, Credit Suisse AG and Credit Suisse Group AG, along with other financial institutions, were named in a putative class action brought in the SDNY, alleging manipulation of the Singapore Interbank Offered Rate and Singapore Swap Offer Rate.
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On August 16, 2016, Credit Suisse Group AG and Credit Suisse AG, along with other financial institutions, were named in a putative class action brought in the SDNY, alleging manipulation of the Australian Bank Bill Swap reference rate. Plaintiffs filed an amended complaint on December 16, 2016, which defendants moved to dismiss on February 24, 2017. On November 26, 2018, the SDNY granted in part and denied in part defendants’ motions to dismiss including dismissing the complaint in its entirety against Credit Suisse Group AG and Credit Suisse AG. On March 4, 2019, plaintiffs were granted leave to file a second amended complaint.
On April 3, 2019, in the putative class action brought in the SDNY alleging manipulation of the Australian Bank Bill Swap reference rate, plaintiffs filed a second amended complaint. On May 20, 2019, in the putative class action brought in the SDNY alleging manipulation of the Australian Bank Bill Swap reference rate, defendants filed motions to dismiss. On February 13, 2020, the SDNY granted in part and denied in part defendants’ motion to dismiss.
On September 26, 2016, the Group and affiliates, as well as other financial institutions, were named in a putative class action filed in the SDNY alleging manipulation of the foreign exchange market on behalf of indirect purchasers of foreign exchange instruments.
On March 24, 2017, plaintiffs filed an amended complaint in lieu of opposing defendants’ motions to dismiss in the putative class action in the SDNY, alleging manipulation of the foreign exchange instruments. On April 28, 2017, plaintiffs dismissed the pending action and filed the amended complaint as a new putative class action in the SDNY.
Credit Suisse Group AG and affiliates, along with other financial institutions and individuals, have been named in several putative class action complaints filed in the SDNY relating to supranational, sub-sovereign, and agency (SSA) bonds. The complaints generally allege that defendants conspired to fix the prices of SSA bonds sold to and purchased from investors in the secondary market.
On April 7, 2017, plaintiffs filed a consolidated amended complaint in the consolidated class action in the SDNY relating to supranational, sub-sovereign and agency (SSA) bonds. The amended complaint generally alleges that defendants conspired to fix the prices of SSA bonds sold to and purchased from investors in the secondary market. Plaintiffs filed a second consolidated amended class action complaint on November 3, 2017, which defendants moved to dismiss on December 12, 2017. On August 24, 2018, in the consolidated class action litigation relating to supranational, sub-sovereign and agency (SSA) bonds, the SDNY granted defendants’ motion to dismiss for failure to state a claim, but granted plaintiffs’ leave to amend. On November 6, 2018, plaintiffs filed a second consolidated amended class action complaint, which defendants moved to dismiss on December 21, 2018. On September 30, 2019, the SDNY granted defendants’ motion to dismiss for lack of personal jurisdiction and improper venue. The court indicated that it will further address defendants’ motion to dismiss for failure to state a claim. On March 18, 2020, the SDNY issued an additional opinion granting the motion to dismiss the second amended complaint for failure to state a claim made by CSS LLC and certain other defendants.
On February 7, 2019, Credit Suisse AG and certain of its affiliates, together with other financial institutions and individuals, were named in a putative class action filed in the SDNY, which makes allegations similar to the consolidated class action, but seeks to represent a putative class of indirect purchasers of US dollar SSA bonds where the purchase was made in or connected to New York.
On June 1, 2020, in the consolidated class action litigation brought in the SDNY relating to supranational, sub-sovereign and agency (SSA) bonds, plaintiffs filed a notice of appeal.
On July 19, 2021, in the consolidated class action litigation brought in the SDNY relating to SSA bonds, the United States Circuit Court of Appeals for the Second Circuit affirmed the SDNY’s September 30, 2019 and March 18, 2020 decisions granting defendants’ motions to dismiss.
On June 25, 2020, in the putative class action brought in the SDNY on behalf of indirect purchasers of US dollar SSA bonds, plaintiff voluntarily dismissed the lawsuit.
Credit Suisse Group AG and certain of its affiliates, together with other financial institutions, have also been named in two Canadian putative class actions, which make allegations similar to the consolidated class action.
On June 26, 2017, the only named plaintiff with class claims remaining against a Credit Suisse entity that survived a motion to dismiss withdrew as a class representative. Credit Suisse AG has moved to dismiss this remaining putative class action on the ground that there are no remaining class representatives with claims against it.
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On June 10, 2017, Credit Suisse Group AG and affiliates, along with other financial institutions, were named in a second putative class action brought in the US District Court for the SDNY alleging manipulation of the foreign exchange market on behalf of indirect purchasers of foreign exchange instruments. Both putative class actions have been consolidated in the SDNY, and plaintiffs filed a consolidated complaint on June 30, 2017.
Regulatory authorities in a number of jurisdictions, including the Swiss Competition Commission, the European Competition Commission, the South African Competition Commission, the Brazilian Competition Authority and the New York Department of Financial Services, have been conducting investigations into the trading activities, information sharing and the setting of benchmark rates in the foreign exchange (including electronic trading) markets. On March 31, 2014, the Swiss Competition Commission announced a formal investigation of numerous Swiss and international financial institutions, including the Group, in relation to the setting of exchange rates in foreign exchange trading. The Group is cooperating fully with these investigations.
On September 29, 2017, the US District Court for the Southern District of New York (SDNY) in the multi-district litigation concerning US Dollar LIBOR dismissed without prejudice Credit Suisse AG from the remaining non-stayed putative class action on the ground that there were no remaining class representatives with claims against any Credit Suisse entity.
On September 25, 2017, the SDNY granted defendants’ motion to dismiss all claims against Credit Suisse Group AG and other defendants in the putative class action relating to Swiss franc LIBOR. The SDNY granted plaintiffs leave to file an amended complaint by November 6, 2017, and plaintiffs filed an amended complaint on November 6, 2017. Defendants filed motions to dismiss on February 7, 2018.
On August 18, 2017, the SDNY dismissed all claims against Credit Suisse Group AG and affiliates in the putative class action lawsuit relating to the Singapore Interbank Offered Rate and Singapore Swap Offer Rate. On September 18, 2017, the plaintiffs filed an amended complaint. On October 18, 2017, defendants filed motions to dismiss the amended complaint.
On August 11, 2017, defendants filed motions to dismiss the consolidated putative class action complaint in the SDNY alleging manipulation of the foreign exchange market on behalf of indirect purchasers of foreign exchange instruments.
On August 23, 2017, the SDNY appointed lead counsel in the consolidated putative class actions relating to the US treasury markets. On August 25, 2017, three purported class representatives re-filed their complaints as a collective individual action.
On July 28, 2017, the SDNY granted in part and denied in part defendants’ motion to dismiss plaintiffs’ consolidated putative civil class action complaint and plaintiffs’ consolidated individual complaint, relating to interest rate swaps.
On October 6, 2017, in response to defendants’ motions to dismiss the putative class action in the SDNY relating to supranational, sub-sovereign, and agency bonds, plaintiffs filed a motion for leave to file a consolidated amended class action complaint.
On August 17, 2017, Credit Suisse Group AG and affiliates, along with other financial institutions, were named in a civil putative class action lawsuit filed in the SDNY, alleging that defendants conspired to keep stock loan trading fixed in an over-the-counter market and collectively boycotted certain trading platforms which sought to enter the market.
Members of the US Dollar LIBOR panel, including Credit Suisse, have been named in various civil lawsuits filed in the US. All but one of these matters have been consolidated for pre-trial purposes into a multi-district litigation in the SDNY. On March 29, 2013, the court in the multi-district litigation dismissed a substantial portion of the consolidated cases against the panel banks, dismissing the claims under Sherman Antitrust Act and the Racketeer Influenced and Corrupt Organizations Act, as well as all state law claims, leaving only certain claims under the Commodity Exchange Act based on LIBOR-related instruments entered into after May 30, 2008 (extended to after April 14, 2009 in a subsequent order). Plaintiffs appealed part of the decision. On May 23, 2016, the United States Court of Appeals for the Second Circuit (Second Circuit) reversed the decision of the SDNY dismissing plaintiffs’ Sherman Antitrust Act claims and remanded the claims to the SDNY for additional briefing on the issue of whether such claims have been adequately alleged. Briefing was completed in August 2016 and, in a series of rulings between December 2016 and February 2017, the SDNY dismissed all of plaintiffs’ antitrust claims against Credit Suisse. Between April 2013 and November 2015, the SDNY has issued a number of decisions narrowing and defining the scope of the permissible claimants and claims for the consolidated case in the multi-district litigation. On August 23, 2013, the SDNY rejected plaintiffs’ requests to replead the dismissed causes of action, except for certain of plaintiffs’ state law claims, which plaintiffs asserted in amended complaints. In June 2014, the SDNY denied most of defendants’ motion to dismiss.
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On November 3, 2015, the SDNY further dismissed purported classes brought by student loan borrowers and lending institutions and allowed certain over-the-counter plaintiffs to amend their complaints to add new plaintiffs to certain claims. Plaintiffs appealed several of the SDNY’s rulings to the Second Circuit. On February 23, 2018, the Second Circuit issued a decision in an appeal of one non-class action that largely affirmed the SDNY’s rulings, including upholding dismissal of certain state law and securities law claims as to Credit Suisse, but vacated certain rulings and remanded the case for further proceedings. Another consolidated Second Circuit appeal is still pending. On June 26, 2017, the only named plaintiff with putative class claims remaining against a Credit Suisse entity that survived a motion to dismiss withdrew as a class representative. On February 28, 2018, the SDNY issued a decision dismissing Credit Suisse AG with prejudice from the remaining non-stayed putative class action.
Separately, on May 4, 2017, the plaintiffs in the three non-stayed putative class actions moved for class certification. On February 28, 2018, the SDNY denied certification in two of the actions and granted certification over a single antitrust claim in an action brought by over-the-counter purchasers of LIBOR-linked derivatives. In the same decision, the court dismissed Credit Suisse AG, the only remaining Credit Suisse entity in the action, from the over-the-counter action. All parties moved for immediate appellate review of the class-certification decisions, and the Second Circuit denied their petitions for review.
The one matter that is not consolidated in the multi-district litigation is also in the SDNY, and the SDNY granted the defendants’ motion to dismiss on March 31, 2015, but gave plaintiff leave to file a new pleading. On June 1, 2015, plaintiff filed a motion for leave to file a second amended complaint in the SDNY; defendants’ opposition brief was filed on July 15, 2015. On March 20, 2018, the SDNY denied the plaintiff’s request for leave to file an amended pleading and dismissed the case on the merits. Plaintiff appealed to the Second Circuit.
In the multi-district litigation before the US District Court for the Southern District of New York (SDNY), on June 15, 2018, plaintiffs in several non-class actions filed amended complaints or filed for leave to amend their currently operative complaints. On July 13, 2018, defendants moved to dismiss the amended complaints and opposed leave to amend. On March 25, 2019, the SDNY granted in part and denied in part defendants’ motions to dismiss various actions and certain plaintiffs’ motions for leave to amend their complaints. The SDNY’s decision narrowed the claims in several of the remaining individual investor actions on grounds relating to personal jurisdiction, the statute of limitations and the merits.
On May 31, 2018, plaintiffs served a motion for class certification in the consolidated class action relating to the alleged manipulation of foreign exchange rates.
On July 10, 2018, the United States Court of Appeals for the Second Circuit issued an order affirming in full the SDNY’s decision to dismiss the putative US Employee Retirement Income Security Act of 1974 (ERISA) class action against Credit Suisse AG and affiliates as well as other defendant financial institutions and denying plaintiffs’ request for leave to amend their complaint.
In January 2019, members of the US dollar Intercontinental Exchange (ICE) LIBOR panel, including Credit Suisse Group AG and certain of its affiliates, were named in three civil putative class action lawsuits alleging that panel banks suppressed US dollar ICE LIBOR to benefit defendants’ trading positions. These actions have been consolidated in the SDNY.
On April 30, 2019, in the one matter that is not consolidated in the multi-district litigation, the United States Court of Appeals for the Second Circuit affirmed the SDNY’s March 20, 2018 decision that dismissed the case. On July 29, 2019, plaintiff filed a petition for a writ of certiorari with the Supreme Court of the United States, which was denied on October 7, 2019.
On July 1, 2019, in the consolidated putative class action brought in the US District Court for the Southern District of New York (SDNY) alleging that panel banks suppressed US dollar ICE LIBOR to benefit defendants’ trading positions, plaintiffs filed a consolidated complaint. On August 30, 2019, defendants filed a motion to dismiss. On March 26, 2020, the SDNY granted defendants’ motion to dismiss. On April 24, 2020, plaintiffs filed a notice of appeal. On December 28, 2020, a proposed intervener filed a motion to intervene because of the current plaintiffs’ intent to withdraw. On January 7, 2021, defendants filed a motion to dismiss the appeal based on the current plaintiffs’ intent to withdraw.
On June 23, 2020, in one of the non-stayed putative class actions related to USD LIBOR brought in the multi-district litigation in the US District Court for the Southern District of New York (SDNY), plaintiffs filed a notice of appeal.
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On August 18, 2020, members of the US dollar Intercontinental Exchange (ICE) LIBOR panel, including Credit Suisse Group AG and certain of its affiliates, were named in a civil action in the US District Court for the Northern District of California, alleging that panel banks manipulated ICE LIBOR to profit from variable interest loans and credit cards. On November 10, 2020, plaintiffs filed a motion for preliminary and permanent injunction that seeks to enjoin the panel banks from continuing to set LIBOR or that would automatically set the benchmark to zero every day. On November 11, 2020, defendants filed a motion to transfer the case to the SDNY. On June 3, 2021, the court denied defendants’ motion to transfer the case to the US District Court for the Southern District of New York (SDNY).
CHF LIBOR litigation
In February 2015, various banks that served on the Swiss franc LIBOR panel, including Credit Suisse Group AG, were named in a civil putative class action lawsuit filed in the SDNY, alleging manipulation of Swiss franc LIBOR to benefit defendants’ trading positions. On June 19, 2015, the plaintiffs filed an amended complaint. On August 18, 2015, the defendants filed motions to dismiss. On September 25, 2017, the SDNY granted defendants’ motion to dismiss all claims. The SDNY granted plaintiffs leave to file an amended complaint, and plaintiffs filed an amended complaint on November 6, 2017. Defendants filed motions to dismiss on February 7, 2018. On September 16, 2019, the SDNY granted defendants’ motions to dismiss. On October 16, 2019, plaintiffs filed a notice of appeal.
Regulatory matters
Regulatory authorities in a number of jurisdictions, including the US, UK, EU and Switzerland, have for an extended period of time been conducting investigations into the setting of LIBOR and other reference rates with respect to a number of currencies, as well as the pricing of certain related derivatives. These ongoing investigations have included information requests from regulators regarding LIBOR-setting practices and reviews of the activities of various financial institutions, including the Group. The Group, which is a member of three LIBOR rate-setting panels (US Dollar LIBOR, Swiss Franc LIBOR and Euro LIBOR), is cooperating fully with these investigations. In particular, it has been reported that regulators are investigating whether financial institutions engaged in an effort to manipulate LIBOR, either individually or in concert with other institutions, in order to improve market perception of these institutions’ financial health and/or to increase the value of their proprietary trading positions. In response to regulatory inquiries, Credit Suisse commissioned a review of these issues. To date, Credit Suisse has seen no evidence to suggest that it is likely to have any material exposure in connection with these issues.
Regulatory authorities in a number of jurisdictions, including the Swiss Competition Commission, the European Competition Commission, the South African Competition Commission, the DFS and the Brazilian Competition Authority have been conducting investigations into the trading activities, information sharing and the setting of benchmark rates in the foreign exchange (including electronic trading) markets.
On March 31, 2014, COMCO announced its formal investigation of numerous Swiss and international financial institutions, including Credit Suisse Group AG, in relation to the setting of exchange rates in foreign exchange trading. Credit Suisse continues to cooperate with this ongoing investigation.
On November 13, 2017, Credit Suisse AG and Credit Suisse AG, New York Branch reached a settlement with the DFS, resulting in a pre-tax charge of USD 135 million. The agreement with the DFS settles claims relating to certain areas of Credit Suisse’s voice and electronic foreign exchange trading business between 2008 and 2015.
The reference rates investigations have also included information requests from regulators concerning supranational, sub-sovereign and agency (SSA) bonds and commodities (including precious metals) markets. The Group is cooperating fully with these investigations.
On July 26, 2018, Credit Suisse Group AG and certain affiliates received a Statement of Objections from the European Commission (Commission), alleging that Credit Suisse engaged in anticompetitive practices in connection with its foreign exchange trading business. The Statement of Objections sets out the Commission’s preliminary views and does not prejudge the final outcome of its investigation.
On March 19, 2021, Credit Suisse Group AG and certain affiliates received a Supplemental Statement of Objection from the European Commission (Commission), which alleges that Credit Suisse entities engaged in anticompetitive practices in connection with their foreign exchange trading business. The Supplemental Statement of Objections sets out the Commission’s preliminary views and does not prejudge the final outcome of its investigation.
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The investigation is ongoing and it is too soon to predict the final outcome of the investigation.
On December 20, 2018, Credit Suisse Group AG and Credit Suisse (Securities) Europe Limited received a Statement of Objections from the Commission, alleging that Credit Suisse entities engaged in anticompetitive practices in connection with its supranational, sub-sovereign, and agency (SSA) bonds trading business. The Statement of Objections sets out the Commission’s preliminary views and does not prejudge the final outcome of its investigation. On April 28, 2021, the Commission issued a formal decision imposing a fine of EUR 11.9 million. Credit Suisse intends to appeal this decision to the EU General Court.
SIBOR/SOR litigation
In July 2016, various banks that served on the Singapore Interbank Offered Rate (SIBOR) and Singapore Swap Offer Rate (SOR) panels, including Credit Suisse Group AG and affiliates, were named in a civil putative class action lawsuit filed in the SDNY, alleging manipulation of SIBOR and SOR to benefit defendants’ trading positions. On October 31, 2016, the plaintiffs filed an amended complaint. On November 18, 2016, defendants filed motions to dismiss. On August 18, 2017, the SDNY dismissed all claims against Credit Suisse Group AG and affiliates. On September 18, 2017, the plaintiffs filed an amended complaint. On October 18, 2017, defendants filed motions to dismiss the amended complaint.
On April 12, 2018, the US District Court for the Southern District of New York (SDNY) issued a tentative ruling that it would dismiss plaintiffs’ claims for lack of capacity and failure to plead antitrust injury with the requisite specificity, but granted plaintiffs leave to amend.
On October 4, 2018, in the civil putative class action litigation alleging manipulation of Singapore Interbank Offered Rate (SIBOR) and Singapore Swap Offer Rate (SOR) to benefit defendants’ trading positions, the SDNY granted in part and denied in part defendants’ motion to dismiss plaintiffs’ second amended complaint. On October 25, 2018, plaintiffs filed a third amended complaint. The remaining defendants moved to dismiss on November 15, 2018.
On July 26, 2019, the SDNY issued a decision granting defendants’ motion to dismiss and denying plaintiff’s motion for leave to amend. On August 26, 2019, plaintiffs filed a notice of appeal.
On March 17, 2021, in the civil putative class action litigation alleging manipulation of the Singapore Interbank Offered Rate (SIBOR) and Singapore Swap Offer Rate (SOR) to benefit defendants’ trading positions, the US Court of Appeals for the Second Circuit (Second Circuit) vacated the judgment from the US District Court for the Southern District of New York (SDNY) dismissing the case for lack of subject matter jurisdiction and remanded the case to the SDNY for further proceedings. On April 14, 2021, defendants filed a petition for rehearing and rehearing en banc of the Second Circuit’s decision.
Treasury markets litigation
CSS LLC, along with over 20 other primary dealers of US treasury securities, has been named in a number of putative civil class action complaints in the US relating to the US treasury markets. These complaints generally allege that defendants colluded to manipulate US treasury auctions, as well as the pricing of US treasury securities in the when-issued market, with impacts upon related futures and options. These actions have been consolidated into a multi-district litigation in the SDNY. On August 23, 2017, the SDNY appointed lead counsel, and on August 25, 2017, three purported class representatives re-filed their complaints as a collective individual action. On November 15, 2017, plaintiffs filed a consolidated amended class action complaint naming CSS LLC, Credit Suisse Group AG, and Credit Suisse International (CSI), along with a narrower group of other defendants. The consolidated complaint contains previously-asserted allegations as well as new allegations concerning a group boycott to prevent the emergence of anonymous, all-to-all trading in the secondary market for treasury securities. On February 23, 2018, defendants served motions to dismiss on plaintiffs and the SDNY entered a stipulation voluntarily dismissing Credit Suisse Group AG and other defendant holding companies. A stipulation of voluntary dismissal of CSI is currently pending.
On March 26, 2018, the SDNY entered a stipulation voluntarily dismissing Credit Suisse International for lack of personal jurisdiction in the consolidated putative class action relating to the US treasury markets. The claims against Credit Suisse Securities LLC remain pending.
On March 31, 2021, in the consolidated putative class action relating to the US treasury markets, the SDNY granted defendants’ motions to dismiss.
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On May 14, 2021, in the consolidated putative class action relating to the US treasury markets, plaintiffs filed an amended complaint against CSS LLC, Credit Suisse International (CSI) and other defendants. On July 20, 2021, the SDNY entered a stipulation voluntarily dismissing CSI.
Foreign exchange litigation
Credit Suisse Group AG and affiliates as well as other financial institutions are named in five pending civil class action lawsuits in the SDNY relating to the alleged manipulation of foreign exchange rates.
The first pending matter is a consolidated class action. On January 28, 2015, the court denied defendants’ motion to dismiss the original consolidated complaint brought by US-based investors and foreign plaintiffs who transacted in the US, but granted their motion to dismiss the claims of foreign-based investors for transactions outside of the US. In July 2015, plaintiffs filed a second consolidated amended complaint, adding additional defendants and asserting additional claims on behalf of a second putative class of exchange investors. The Group and affiliates, together with other financial institutions, filed a motion to dismiss the second consolidated amended complaint, which the court granted in part and denied in part on September 20, 2016. The motion to dismiss decision reduced the size of the putative class, but allowed the primary antitrust and Commodity Exchange Act claims to survive. On May 31, 2016, plaintiffs served a motion for class certification, which the Group and affiliates opposed on October 25, 2016.
On September 3, 2019, in the consolidated action relating to the alleged manipulation of foreign exchange rates, the SDNY denied plaintiffs’ motion for certification of a Rule 23(b)(3) damages class, ruling that proof of both injury and damages must proceed on an individual basis, but granted certification as to two threshold issues concerning the alleged conspiracy. The SDNY also denied plaintiffs’ motion for certification of a second proposed class in its entirety. On January 29, 2021, Credit Suisse Group AG and affiliates moved for summary judgment. On March 5, 2021, plaintiffs moved for summary judgment.
The second pending matter names Credit Suisse AG and affiliates, as well as other financial institutions in a putative class action filed in the SDNY on June 3, 2015. This action is based on the same alleged conduct as the consolidated class action and alleges violations of the US Employee Retirement Income Security Act of 1974 (ERISA). On May 19, 2016, affiliates of Credit Suisse AG, along with several other financial institutions, filed a motion to dismiss the putative ERISA class action, which the SDNY granted on August 23, 2016. Plaintiffs appealed that decision, and on July 10, 2018, the Second Circuit issued an order affirming in full the SDNY’s decision to dismiss the putative ERISA class action against Credit Suisse AG and affiliates as well as other defendant financial institutions and denying plaintiffs’ request for leave to amend their complaint.
The third pending matter names Credit Suisse Group AG and affiliates, as well as other financial institutions, in a putative class action filed in the SDNY on September 26, 2016, alleging manipulation of the foreign exchange market on behalf of indirect purchasers of foreign exchange instruments. Defendants moved to dismiss the indirect purchaser complaint on January 23, 2017. On March 24, 2017, plaintiffs filed an amended complaint in lieu of opposing defendants’ motions to dismiss. On April 28, 2017, plaintiffs dismissed the pending action and filed the amended complaint as a new putative class action in the SDNY. On June 10, 2017, Credit Suisse Group AG and affiliates, along with other financial institutions, were named in a second putative class action brought in the SDNY alleging manipulation of the foreign exchange market on behalf of indirect purchasers of foreign exchange instruments. Both putative class actions have been consolidated in the SDNY, and plaintiffs filed a consolidated complaint on June 30, 2017. On August 11, 2017, defendants filed motions to dismiss. On March 15, 2018, the court issued a decision granting defendants’ joint motion to dismiss and dismissing the consolidated complaint in its entirety. On October 25, 2018, in the putative class action alleging manipulation of the foreign exchange market on behalf of indirect purchasers of foreign exchange instruments, the SDNY granted in substantial part plaintiffs’ motion for leave to file a proposed second consolidated class action complaint, which plaintiffs filed on November 28. On December 20, 2018, the Group, together with other financial institutions, filed a motion to dismiss on the basis of personal jurisdiction. On February 19, 2019, plaintiffs voluntarily dismissed Credit Suisse Group AG.
On July 17, 2020, in the consolidated putative class action filed in the SDNY alleging manipulation of the foreign exchange market on behalf of indirect purchasers of foreign exchange instruments, the court entered an order preliminarily approving a group settlement of USD 10 million with the remaining defendants, including Credit Suisse AG and an affiliate. The settlement remains subject to final approval by the court and a hearing is scheduled for November 2020. On November 19, 2020, the court entered an order granting final approval of the settlement and directing that the litigation be dismissed with prejudice.
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The fourth pending matter names Credit Suisse Group AG and affiliates in a putative class action filed in the SDNY on July 12, 2017, alleging improper practices in connection with electronic foreign exchange trading. Plaintiffs amended their complaint on October 19, 2017, and on December 7, 2017, defendants filed a consolidated motion to compel arbitration or dismiss on the grounds of forum non conveniens. On April 12, 2018, the SDNY granted defendants’ motion to compel arbitration.
The fifth pending matter names Credit Suisse Group AG and affiliates, as well as other financial institutions, in a civil action filed in the SDNY on November 13, 2018. This action is based on the same alleged conduct as the consolidated class action. On March 1, 2019, plaintiffs filed an amended complaint. On September 6, 2019, plaintiffs voluntarily dismissed Credit Suisse International. The claims against Credit Suisse AG and CSS remain pending.
On April 5, 2018, plaintiffs moved for leave to file a second consolidated class action complaint on behalf of indirect purchasers of foreign exchange instruments.
On April 1, 2019, in the civil action filed on November 13, 2018 in the SDNY, defendants filed motions to dismiss. On April 23, 2019, plaintiffs sought leave to file a second amended complaint in lieu of responding to defendants’ motions. On April 26, 2019, the SDNY ordered plaintiffs to file their proposed second amended complaint subject to defendants’ right to oppose the amendment and to renew their motions to dismiss.
On June 11, 2019, in the civil action filed on November 13, 2018 in the SDNY, plaintiffs filed a second amended complaint. Defendants filed motions to dismiss on July 25, 2019. On September 6, 2019, plaintiffs voluntarily dismissed Credit Suisse International. The claims against Credit Suisse AG and CSS remain pending. On May 28, 2020, the court granted in part and denied in part defendants’ motion to dismiss the second amended complaint. On July 28, 2020, plaintiffs filed a third amended complaint.
The Group and several affiliates, together with other financial institutions, have also been named in two Canadian putative class actions, which make allegations similar to the consolidated class action. Further, Credit Suisse Group AG and certain of its affiliates, together with other financial institutions, have also been named in two putative class actions in Israel, which make allegations similar to the consolidated class action.
On April 14, 2020, in one of the putative class actions pending in Canada, the court granted in part and denied in part plaintiffs’ motion for class certification in the matter proceeding in Ontario, certifying a class comprising all persons in Canada who, between 2003 and 2013, entered into an FX instrument transaction with a defendant or through an intermediary.
Credit Suisse AG, together with other financial institutions, has also been named in a consolidated putative class action in Israel, which makes allegations similar to the consolidated class action
Mexican government bonds litigation
Credit Suisse AG and affiliates have been named in multiple putative class actions in US federal court alleging a conspiracy among Credit Suisse and other dealer banks to manipulate the Mexican government bond market. These actions have been consolidated in the SDNY and on July 18, 2018 plaintiffs filed their consolidated amended complaint. On September 17, 2018, defendants filed motions to dismiss the consolidated amended complaint. On September 30, 2019, the SDNY granted defendants’ motion to dismiss. On December 9, 2019, plaintiffs filed a second consolidated amended complaint that does not name any Credit Suisse entity as a defendant.
Government-sponsored entity bonds litigation
Since February 22, 2019, Credit Suisse AG and CSS LLC, together with other financial institutions, have been named in multiple putative class action complaints filed in the SDNY, alleging a conspiracy among the financial institutions to fix prices for unsecured bonds issued by Freddie Mac and Fannie Mae.
On April 3, 2019, the SDNY consolidated the putative class action complaints alleging a conspiracy among financial institutions to fix prices for unsecured bonds issued by Freddie Mac and Fannie Mae.
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On May 23, 2019, in the consolidated putative class action brought in the SDNY alleging a conspiracy among financial institutions to fix prices for unsecured bonds issued by certain government-sponsored entities, plaintiffs filed a consolidated amended complaint. On June 13, 2019, defendants filed a motion to dismiss. On July 12, 2019, plaintiffs filed a second consolidated amended complaint.
On August 29, 2019, in the consolidated putative class action brought in the SDNY alleging a conspiracy among financial institutions to fix prices for unsecured bonds issued by certain government-sponsored entities, the SDNY granted defendants’ motion to dismiss, but granted plaintiffs leave to amend. On September 10, 2019, plaintiffs filed a third consolidated amended complaint. On September 17, 2019, defendants filed a motion to dismiss certain aspects of the complaint, which was denied on October 15, 2019. On December 6, 2019, the parties reached an agreement in principle to settle the putative class action in its entirety. Class plaintiffs filed a motion seeking preliminary approval of the global settlement on December 16, 2019, and the SDNY issued an order preliminarily approving the global settlement on February 3, 2020. On June 16, 2020, the court issued an order granting final approval to all settlements, including the global settlement which CSS LLC is a party.
Credit Suisse AG and CSS LLC, along with other financial institutions, have been named in two civil actions in the US District Court for the Middle District of Louisiana, alleging a conspiracy among financial institutions to fix prices for unsecured bonds issued by certain government-sponsored entities: one action brought by the Louisiana Attorney General on behalf of the State of Louisiana on September 23, 2019 and one action brought by the City of Baton Rouge on October 21, 2019.
On July 13, 2020, in the civil action filed on September 23, 2019 in the US District Court for the Middle District of Louisiana alleging a conspiracy among financial institutions to fix prices for unsecured bonds issued by certain government-sponsored entities, plaintiff filed an amended complaint. On July 24, 2020, Credit Suisse AG and CSS LLC filed an answer.
On April 1, 2020, Credit Suisse AG and CSS LLC, along with other financial institutions, were named in a civil action in the US District Court for the Eastern District of Louisiana, alleging a conspiracy among financial institutions to fix prices for unsecured bonds issued by certain government-sponsored entities. On June 26, 2020, CSS LLC and certain other defendants filed a partial motion to dismiss state law claims brought under the Louisiana Unfair Trade Practices Act. On July 17, 2020, the plaintiff filed a first amended complaint in response to the partial motion to dismiss. On July 31, 2020, CSS LLC and certain other defendants filed a partial motion to dismiss plaintiff’s first amended complaint alleging state law claims brought under the Louisiana Unfair Trade Practices Act. On December 31, 2020, the court transferred the action to the US District Court for the Middle District of Louisiana for consolidation with the two earlier-filed Louisiana cases.
On September 21, 2020, Credit Suisse AG and an affiliate, along with other financial institutions, were named in a civil action brought by the City of New Orleans, the New Orleans Municipal Employees Retirement System and the New Orleans Aviation Board in the US District Court for the Eastern District of Louisiana, which also alleges a conspiracy among financial institutions to fix prices for unsecured bonds issued by certain government sponsored entities. On February 17, 2021, the court dismissed without prejudice the claims against Credit Suisse AG for lack of service. The claim against CSS LLC remains pending. On March 8, 2021, the court transferred the action to the US District Court for the Middle District of Louisiana for consolidation with the three earlier-filed Louisiana cases.
In the four civil actions brought in the US District Court for the Middle District of Louisiana, the parties entered into an agreement to settle all claims. On June 9, 2021, plaintiffs voluntarily dismissed each action.
OTC Trading cases
Credit Suisse Group AG and affiliates, along with other financial institutions, have been named in one consolidated putative civil class action complaint and one consolidated complaint filed by individual plaintiffs relating to interest rate swaps, alleging that dealer defendants conspired with trading platforms to prevent the development of interest rate swap exchanges. The individual lawsuits were brought by TeraExchange LLC, a swap execution facility, and affiliates, and Javelin Capital Markets LLC, a swap execution facility, and an affiliate, which claim to have suffered lost profits as a result of defendants’ alleged conspiracy. All interest rate swap actions have been consolidated in a multi-district litigation in the SDNY. Both class and individual plaintiffs filed second amended consolidated complaints on December 9, 2016, which defendants moved to dismiss on January 20, 2017. On July 28, 2017, the SDNY granted in part and denied in part defendants’ motions to dismiss. On February 21, 2018, class plaintiffs moved for leave to amend and file a proposed third amended consolidated class action complaint. On May 30, 2018, class plaintiffs filed a third amended consolidated class action complaint.
On June 8, 2017, Credit Suisse Group AG and affiliates, along with other financial institutions, were named in a civil action filed in the SDNY by Tera Group, Inc. and related entities (collectively “Tera”), alleging violations of antitrust law in connection with the allegation that
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credit default swap (CDS) dealers conspired to block Tera’s electronic CDS trading platform from successfully entering the market. On September 11, 2017, defendants filed motions to dismiss. On July 30, 2019, the SDNY granted in part and denied in part defendants’ motion to dismiss. On January 30, 2020, plaintiffs filed an amended complaint. On April 3, 2020, defendants filed a motion to dismiss.
On May 10, 2018, in the consolidated multi-district litigation relating to interest rate swaps, the SDNY issued an order granting in part and denying in part class plaintiffs’ motion for leave to amend and file a third amended consolidated class action complaint. The SDNY granted plaintiffs’ motion to add a new plaintiff and factual allegations relating to the claims that survived the motion to dismiss, but denied plaintiffs’ attempt to revive the dismissed claims. On May 30, 2018, plaintiffs filed the third amended complaint. On June 14, 2018, a new direct action complaint was filed by swap execution facility trueEx LLC.
On June 20, 2018, the trueEx LLC complaint was added to the existing multi-district litigation. On August 9, 2018, in the consolidated multi-district litigation relating to interest rate swaps, plaintiff trueEX LLC filed an amended complaint against Credit Suisse Group AG and affiliates, along with other financial institutions. On August 28, 2018, defendants filed a joint motion to dismiss the amended complaint. On November 20, 2018, the SDNY issued an order granting in part and denying in part defendants’ motion to dismiss the trueEX LLC amended complaint. The SDNY granted defendants’ motion to dismiss trueEX LLC’s state law claims, but denied the motion as to trueEX LLC’s antitrust claims. On October 25, 2018, class plaintiffs moved for leave to file a fourth amended consolidated complaint.
On February 20, 2019, class plaintiffs filed motions for class certification. On March 13, 2019, the SDNY issued an order granting in part and denying in part class plaintiffs’ motion for leave to amend and file a fourth amended consolidated class action complaint. On March 20, 2019, in the consolidated multi-district litigation relating to interest rate swaps, plaintiffs filed a fourth amended consolidated class action complaint. On June 18, 2019, in the consolidated multi-district litigation relating to interest rate swaps, defendants filed an opposition to plaintiffs’ motion for class certification.
Credit Suisse Group AG and certain of its affiliates, as well as other financial institutions, have been defending against a number of civil lawsuits in the SDNY, certain of which are brought by class action plaintiffs alleging that the defendants conspired to keep stock-loan trading in an over-the-counter market and collectively boycotted certain trading platforms that sought to enter the market, and certain of which are brought by trading platforms that sought to enter the market alleging that the defendants collectively boycotted the platforms. The SDNY denied defendants’ motions to dismiss in the putative class action. On February 22, 2021, plaintiffs filed a motion for class certification in the putative class action. In each of the lawsuits, the court entered a stipulation voluntarily dismissing Credit Suisse Group AG and other defendant holding companies, although certain Credit Suisse Group AG affiliates remain part of the ongoing action.
On August 16, 2017, Credit Suisse Group AG and affiliates, along with other financial institutions, were named in a civil putative class action lawsuit filed in the SDNY, alleging that defendants conspired to keep stock loan trading fixed in an over-the-counter market and collectively boycotted certain trading platforms that sought to enter the market. Plaintiffs filed an amended complaint on November 17, 2017. Defendants filed motions to dismiss on January 26, 2018. On January 26, 2018, the court entered a stipulation voluntarily dismissing Credit Suisse Group AG and other defendant holding companies, although certain Credit Suisse Group AG affiliates remain part of the ongoing action.
On September 27, 2018, in the civil putative class action litigation alleging that defendants conspired to keep stock loan trading fixed in an over-the-counter market and collectively boycotted certain trading platforms that sought to enter the market, the SDNY denied defendants’ motions to dismiss.
On June 29, 2021, in the putative class action brought against certain Credit Suisse AG affiliates, as well as other financial institutions, alleging that the defendants conspired to keep stock-loan trading in an over-the-counter market and collectively boycotted certain trading platforms that sought to enter the market, defendants filed their opposition to plaintiffs’ motion for class certification.
Separately, on January 30, 2018, Credit Suisse Group AG and affiliates, along with other financial institutions, were named in a civil lawsuit filed in the SDNY by the purported successor in interest to a trading platform for stock loans that sought to enter the market. As in the civil putative class action lawsuit, the plaintiff alleges that defendants collectively boycotted its trading platform. On August 6, 2019, the SDNY granted defendants’ motion to dismiss and entered judgment in favor of the defendants. On September 3, 2019, plaintiff filed a motion to amend the judgment to permit plaintiff to file an amended complaint or, in the alternative, to dismiss certain claims without prejudice. On September 10, 2019, the SDNY denied in part plaintiff’s motion to amend the judgment but ordered additional briefing on whether certain claims should be dismissed without prejudice. On January 6, 2020, the SDNY denied plaintiff’s motion to amend the judgment.
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On April 21, 2020, CSS LLC and other financial institutions were named in a putative class action complaint filed in the SDNY, alleging a conspiracy among the financial institutions to boycott electronic trading platforms and fix prices in the secondary market for odd-lot corporate bonds. On July 14, 2020, plaintiff filed an amended complaint. On September 10, 2020, defendants filed a motion to dismiss.
CDS-related matters
In July 2013, the Directorate General for Competition of the European Commission (DG Comp) issued a Statement of Objections to various entities of thirteen CDS dealer banks, certain Markit entities and ISDA in relation to DG Comp’s investigation into possible violations of competition law by certain CDS market participants. Certain Credit Suisse entities were among the named bank entities. In December 2015, DG Comp announced that it was closing the proceedings against the Credit Suisse entities and the other dealer banks without a finding of any wrongdoing, although the proceedings would continue against the Markit entities and ISDA.
In addition, certain Credit Suisse entities, as well as other banks and entities, have been named defendants in a consolidated multi-district civil litigation proceeding in the SDNY alleging violations of antitrust law related to CDS. In September 2014, the court overseeing the litigation granted in part and denied in part the defendants’ motion to dismiss, which allowed the case to proceed to discovery. On September 30, 2015, Credit Suisse and the other defendants executed agreements with the putative class action plaintiffs to settle this litigation. The court has granted preliminary approval to the settlement agreements and they remain subject to final court approval.
Further, a Credit Suisse entity had received civil investigative demands from the United States Department of Justice relating to competition in credit derivatives trading, processing, clearing and information services. By letter dated September 15, 2016, the United States Department of Justice notified Credit Suisse that it has closed its investigation.
On June 8, 2017, Credit Suisse Group AG and affiliates, along with other financial institutions, were named in a civil action filed in the SDNY by Tera Group, Inc. and related entities (collectively, “Tera”), alleging violations of antitrust law in connection with the allegation that CDS dealers conspired to block Tera’s electronic CDS trading platform from successfully entering the market.
On September 11, 2017, defendants filed motions to dismiss the civil action in the SDNY filed by Tera Group, Inc. and related entities alleging violations of antitrust law by credit default swap dealers. On July 30, 2019, the SDNY granted in part and denied in part defendants’ motion to dismiss. On January 30, 2020, plaintiffs filed an amended complaint. On April 3, 2020, defendants filed a motion to dismiss.
On June 30, 2021, Credit Suisse Group AG and affiliates, along with other banks and entities, were named in a putative class action complaint filed in the US District Court for the District of New Mexico alleging manipulation of credit default swap final auction prices.
Tax and securities law matters
Since 2011, Credit Suisse had been responding to subpoenas and other requests for information from the DOJ, the SEC and other authorities involving historical Private Banking services provided on a cross-border basis to US persons. US authorities were investigating possible violations of US tax and securities laws. In particular, the DOJ was investigating whether US clients violated their US tax obligations and whether Credit Suisse and certain of its employees assisted such clients. The SEC investigated whether certain of our relationship managers triggered obligations for Credit Suisse or the relationship managers in Switzerland to register with the SEC as a broker-dealer or investment advisor. A limited number of current or former employees have been indicted and two former employees have pleaded guilty (in one case, as to conduct while employed at other financial institutions that did not involve Credit Suisse and in the other case as to conduct while employed at a former Credit Suisse subsidiary prior to 2006 and other financial institutions after 2006). Credit Suisse received a grand jury target letter from the DOJ in July 2011. We understand that certain US authorities are also investigating other Swiss and non-US financial institutions. On February 21, 2014, Credit Suisse AG reached a settlement with the SEC that resolved the SEC’s investigation regarding registration as an investment advisor and broker-dealer. In a settled administrative and cease-and-desist proceeding, the SEC charged Credit Suisse AG with violating Section 15(a) of the US Securities Exchange Act of 1934 (Exchange Act) and Section 203(a) of the US Investment Advisers Act of 1940 (Advisers Act). Specifically, the SEC’s Order found that from at least 2002 through its exit from the US cross-border securities business which Credit Suisse AG began in 2008, Credit Suisse AG, through actions of certain of its relationship managers, violated the federal securities laws by providing certain cross-border brokerage and investment advisory services to US clients at a time when Credit Suisse AG was not registered with the SEC as a broker-dealer or investment advisor. As part of the settlement of the investigation, Credit Suisse AG agreed, among other things, to cease-and-desist from committing or causing any future violations of Section 15(a) of the Exchange Act or Section 203(a) of the Advisers Act and to pay approximately USD 196 million, inclusive of disgorgement of approximately USD 82 million, prejudgment interest of
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approximately USD 64 million, and a civil money penalty in the amount of USD 50 million. Credit Suisse AG also agreed to the appointment of an independent consultant who will review its cross-border compliance policies with respect to the US securities laws and will verify that Credit Suisse AG has exited the US cross-border business.
On May 19, 2014, Credit Suisse AG entered into a settlement regarding all outstanding US cross-border matters, including agreements with the DOJ, the New York State Department of Financial Services (DFS) and the Board of Governors of the US Fed. As part of the settlement, Credit Suisse AG entered a guilty plea to one count of conspiracy to assist US customers in presenting false income tax returns to the US Internal Revenue Service (IRS) in violation of Title 18, US Code section 371, in connection with the former Swiss-based cross border Private Banking business. In total, Credit Suisse AG agreed to pay USD 2,815 million comprised of the following components: (a) USD 2,000 million for the DOJ, including USD 666.5 million in restitution to the IRS and USD 1,333.5 million as a fine (including USD 196 million for the SEC as described in the preceding paragraph); (b) USD 715 million for the DFS; and (c) USD 100 million for the Fed. In prior quarters, Credit Suisse had taken litigation provisions totaling CHF 892 million related to this matter. As a result, the pre-tax impact of the final settlement in the second quarter 2014 was CHF 1,618 million and the after-tax impact was CHF 1,598 million. The amount due to the DOJ, including the part thereof allocated to the IRS, is expected to be paid following the sentencing hearing for Credit Suisse AG. The penalties due to the SEC, Fed and DFS were paid in May 2014. In addition to such payments, Credit Suisse AG agreed, among other things, to engage an independent corporate monitor reporting to the DFS (a separate position from the independent consultant agreed to in the settlement with the SEC), provide ongoing reports to various agencies (Credit Suisse AG is paying for the cost of the monitor) and terminate the employment of certain individuals at Credit Suisse AG associated with the improper conduct.
On May 19, 2014, Credit Suisse AG entered into settlement agreements with several US regulators regarding its US cross-border matters. As part of the agreements, Credit Suisse AG, among other things, engaged an independent corporate monitor that reports to the New York State Department of Financial Services (DFS). As of July 31, 2018, the monitor has concluded both his review and his assignment.
Net new assets-related matters
On February 26, 2014, the United States Senate Permanent Subcommittee on Investigations issued a report that included a discussion of Credit Suisse’s determinations about and disclosures of net new assets and, as previously disclosed, Credit Suisse is conducting a review of this topic. The SEC is also conducting an investigation. The disclosure of net new assets is required by banks operating in Switzerland pursuant to Guidelines on Accounting Standards issued by the FINMA.
Alternative trading systems
Credit Suisse is responding to inquiries from various governmental and regulatory authorities concerning the operation of its alternative trading systems, and is cooperating with those requests. On January 31, 2016 and February 1, 2016, the SEC and NYAG, respectively, announced settlements with Credit Suisse in three such inquiries. Credit Suisse has paid, on a without admitting-or-denying basis, a total of USD 84.3 million as part of a settlement of various matters related to the operation of its US based alternative trading systems and order handling practices, and related disclosures. Credit Suisse Group AG is also among more than thirty defendants named in putative class action complaints filed in the US District Court for the SDNY since April 2014, alleging violations of US securities laws related to high-frequency trading.
Caspian Energy Litigation
A lawsuit was brought against CSI in English court by Rosserlane Consultants Limited and Swinbrook Developments Limited. The litigation relates to the forced sale by CSI in 2008 of Caspian Energy Group LP (CEG), the vehicle through which the plaintiffs held a 51% stake in the Kyurovdag oil and gas field in Azerbaijan. CEG was sold for USD 245 million following two unsuccessful merger and acquisition processes. The plaintiffs allege that CEG should have been sold for at least USD 700 million. The trial took place at the end of 2014 and on February 20, 2015, the case was dismissed and judgment given in favor of CSI. The plaintiffs appealed the judgment. In January 2017, the Court of Appeal ruled in CSI’s favor.
ATA litigation
A lawsuit was filed on November 10, 2014 in the US District Court for the Eastern District of New York (EDNY) against a number of banks, including Credit Suisse AG, alleging claims under the United States Anti-Terrorism Act (ATA). The action alleges a conspiracy between Iran and various international financial institutions, including the defendants, in which they agreed to alter, falsify, or omit information from
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payment messages that involved Iranian parties for the express purpose of concealing the Iranian parties’ financial activities and transactions from detection by US authorities. The complaint, brought by approximately 200 plaintiffs, alleges that this conspiracy has made it possible for Iran to transfer funds to Hezbollah and other terrorist organizations actively engaged in harming US military personnel and civilians.
On March 16, 2015, Credit Suisse AG and the other defendants filed motions to dismiss. On April 2, 2015, the plaintiffs filed an amended complaint in the EDNY alleging claims under the United States Anti-Terrorism Act (ATA) against Credit Suisse AG and a number of other banks. On May 29, 2015, Credit Suisse AG and all other defendants filed motions to dismiss plaintiffs’ amended complaint.
On July 12, 2016, plaintiffs filed a second amended complaint in the EDNY against a number of banks, including Credit Suisse AG, alleging claims under the ATA. On September 14, 2016, Credit Suisse AG and the other defendants filed motions to dismiss the plaintiffs’ second amended complaint.
On April 12, 2017, the US District Court for the Southern District of Illinois entered an order granting defendants’ motion to transfer the case filed against a number of banks, including Credit Suisse AG, alleging claims under the United States Anti-Terrorism Act, to the Eastern District of New York for further proceedings.
On September 11, 2017, Credit Suisse AG and other defendants served motions to dismiss the plaintiffs’ amended complaint in the case filed against a number of banks alleging claims under the United States Anti-Terrorism Act (ATA) that was transferred to the US District Court for the Eastern District of New York (EDNY) by order dated April 12, 2017. On October 3, 2017, the plaintiffs filed a stipulation of voluntary dismissal and withdrew their complaint. A third lawsuit was filed on November 9, 2017, in SDNY against a number of banks, including Credit Suisse AG, alleging claims under the ATA. On March 2, 2018, Credit Suisse AG and other defendants filed motions to dismiss the plaintiffs’ complaint.
On September 16, 2019, the Eastern District of New York granted defendants’ motion to dismiss the case filed on November 10, 2014, and directed that the case be closed. Plaintiffs moved for partial reconsideration of portions of the dismissal that do not relate to Credit Suisse, which the court denied on October 28, 2019. On November 26, 2019, plaintiffs filed a notice of appeal.
In December 2018, five additional lawsuits were filed in the EDNY or SDNY against a number of banks, including Credit Suisse AG and, in two instances, Credit Suisse AG, New York Branch. Alleging claims under the ATA and the Justice Against Sponsors of Terrorism Act. These actions similarly allege a conspiracy between Iran and various international financial institutions, including the defendants, in which they agreed to alter, falsify or omit information from payment messages that involved Iranian parties, and that this conspiracy made it possible for Iran to transfer funds to terrorist organizations actively engaged in harming US military personnel and civilians.
On March 28, 2019, the SDNY granted the motion to dismiss filed by Credit Suisse AG and other defendants in the lawsuit alleging claims under the United States Anti-Terrorism Act (ATA). On April 22, 2019, plaintiffs filed a motion for leave to amend their complaint.
On April 11, 2019, another action alleging claims under the ATA was filed in the US District Court for the Eastern District of New York (EDNY) that is related to, and makes allegations materially similar to, the other ATA cases already pending in the EDNY. On January 6, 2020, defendants filed a motion to dismiss two of these cases, which are pending before the same EDNY judge that granted defendants’ motion to dismiss.
Other than cases that have been decided or where a motion to dismiss is pending, these cases have been stayed pending the outcome of certain of the decisions described above.
On May 28, 2020, in the action filed on November 9, 2017 in the SDNY alleging claims under the United States Anti-Terrorism Act (ATA), plaintiffs filed a motion to appeal the court’s February 25, 2020 decision dismissing the case with prejudice as to Credit Suisse AG and the other moving bank defendants, which the moving defendants opposed on June 11, 2020.
On June 5, 2020, the US District Court for the Eastern District of New York (EDNY) granted defendants’ motion to dismiss two of the ATA cases that were filed in December 2018 and April 2019 in the EDNY as to Credit Suisse AG and most of the other bank defendants.
Customer account matters
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Several clients have claimed that a former relationship manager in Switzerland had exceeded his investment authority in the management of their portfolios, resulting in excessive concentrations of certain exposures and investment losses. Credit Suisse AG is investigating the claims, as well as transactions among the clients. Credit Suisse AG filed a criminal complaint against the former relationship manager with the Geneva Prosecutor’s Office upon which the prosecutor initiated a criminal investigation. Several clients of the former relationship manager also filed criminal complaints with the Geneva Prosecutor’s Office. On February 9, 2018, the former relationship manager was sentenced to five years in prison by the Geneva criminal court for fraud, forgery and criminal mismanagement and ordered to pay damages of approximately USD 130 million. Civil liability lawsuits were initiated on August 25, 2017 in the High Court of Singapore, the High Court of New Zealand and the Supreme Court of Bermuda against Credit Suisse AG and certain affiliates, based on the findings established in the criminal proceedings against the former relationship manager.
On July 17, 2018, the High Court of New Zealand dismissed, subject to appeal, a civil liability lawsuit brought against Credit Suisse AG and an affiliate in connection with claims that a former relationship manager in Switzerland had exceeded his investment authority. The same civil liability lawsuit was stayed against a New Zealand incorporated affiliate. The plaintiffs have appealed the dismissal decision.
On August 31, 2018, a civil liability lawsuit brought against Credit Suisse AG and an affiliate in connection with claims that a former relationship manager in Switzerland had exceeded his investment authority was stayed by an Assistant Registrar of the High Court of Singapore. The plaintiffs have appealed. On January 18, 2019, the Singapore High Court dismissed the plaintiffs’ appeal and upheld the Assistant Registrar’s decision to stay the civil proceedings in Singapore; the plaintiffs have appealed this decision.
On June 26, 2019, the Criminal Court of Appeals of Geneva ruled in the appeal of the judgment against the former relationship manager, upholding the main findings of the Geneva criminal court. Several parties have appealed the June 26, 2019 decision.
On April 29, 2019, the plaintiffs appealed the decision of the Singapore High Court only with respect to their action against the Credit Suisse affiliate. On June 21, 2019, the plaintiffs discontinued their action against Credit Suisse AG in the Singapore courts. On July 3, 2020, in the civil lawsuit brought against a Credit Suisse affiliate, the Singapore Court of Appeals granted the plaintiffs’ appeal and lifted the stay of the civil proceedings, allowing the plaintiffs’ civil claim against the Credit Suisse affiliate to proceed in the Singapore High Court. On July 10, 2020, plaintiffs filed an amended statement of claim in the Singapore High Court.
On May 3, 2019, the plaintiffs filed a notice of abandonment of appeal in the Court of Appeal of New Zealand.
On June 26, 2019, the Criminal Court of Appeals of Geneva ruled in the appeal of the judgment against the former relationship manager, upholding the main findings of the Geneva criminal court. Several parties have appealed the decision to the Swiss Federal Supreme Court. On February 19, 2020, the Swiss Federal Supreme Court rendered its judgment on the appeals, substantially confirming the findings of the Criminal Court of Appeals of Geneva. Civil lawsuits were initiated between August 7, 2017 and August 25, 2017 in the High Court of Singapore, the High Court of New Zealand and the Supreme Court of Bermuda against Credit Suisse AG and certain affiliates, based on the findings established in the criminal proceedings against the former relationship manager. On July 17, 2018, the High Court of New Zealand dismissed the civil lawsuit brought against Credit Suisse AG and stayed the same lawsuit against a New Zealand incorporated affiliate. On August 31, 2018, the civil lawsuit was stayed by an Assistant Registrar of the High Court of Singapore. Plaintiffs in both the New Zealand and Singapore civil proceedings have appealed these decisions. On January 18, 2019 the Singapore High Court dismissed the plaintiffs’ appeal and upheld the Assistant Registrar’s decision to stay the civil proceedings in Singapore. On April 29, 2019, the plaintiffs appealed the decision of the Singapore High Court only with respect to their action against the Credit Suisse affiliate. On June 21, 2019, the plaintiffs discontinued their action against Credit Suisse AG in the Singapore courts. On May 3, 2019, the plaintiffs filed a notice of abandonment of appeal in the Court of Appeal of New Zealand.
On July 3, 2020, the Singapore Court of Appeals granted the plaintiffs’ appeal against the Credit Suisse affiliate and lifted the stay of the civil proceedings, allowing the plaintiffs’ civil claim to proceed in the Singapore High Court. On July 10, 2020, plaintiffs filed an amended statement of claim in the Singapore High Court. On March 9, 2021 the Singapore High Court transferred the civil lawsuit to the Singapore International Commercial Court.
Hiring practices investigation
Credit Suisse has been responding to requests from certain governmental and regulatory authorities, including the DOJ and the US Securities and Exchange Commission, regarding Credit Suisse’s hiring practices in the Asia Pacific region and, in particular, whether Credit
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Suisse hired referrals from government agencies and other state-owned entities in exchange for investment banking business and/or regulatory approvals, in potential violation of the US Foreign Corrupt Practices Act and related civil statutes. Credit Suisse is cooperating with the authorities on this matter.
On May 30, 2018, Credit Suisse (Hong Kong) Limited (CSHKL) entered into a non-prosecution agreement to resolve the investigation of past hiring practices between 2007 and 2013 in the Asia Pacific region by the US Department of Justice (DOJ), under which CSHKL paid a penalty of USD 47 million. No criminal charges were filed and no monitor was required. As part of the agreement, Credit Suisse AG will continue to cooperate with the DOJ, will maintain prescribed standards in its compliance programs and will report to the DOJ on the functioning of its enhanced compliance programs. On July 5, 2018, Credit Suisse Group AG reached a settlement with the US Securities and Exchange Commission to resolve the parallel investigation of the same conduct for USD 29.8 million.
Write-downs litigation
On December 22, 2017, Credit Suisse Group AG and certain current and former executives were named in a class action complaint filed in the SDNY on behalf of a putative class of purchasers of Credit Suisse AG American Depositary Receipts (ADRs), asserting claims for violations of Sections 10(b) and 20(a) of the US Securities Exchange Act of 1934 and Rule 10b-5 thereunder, alleging that defendants sanctioned increases to trading limits that ultimately led to write-downs in the fourth quarter of 2015 and the first quarter of 2016 and a decline in the market value of the ADRs
On April 18, 2018, plaintiffs filed a consolidated amended complaint in the putative class action relating to write-downs in the fourth quarter of 2015 and the first quarter of 2016 and a decline in the market value of Credit Suisse Group AG’s American Depositary Receipts.
On July 2, 2018, Credit Suisse Group AG and the individual defendants named in the putative class action filed a motion to dismiss the amended complaint. On February 19, 2019, the SDNY granted in part and denied in part, defendants’ motion to dismiss the amended complaint. The decision narrows the scope of the action to claims related to statements concerning Credit Suisse’s risk limits and controls. On March 6, 2019, defendants filed a motion for reconsideration. Discovery is ongoing.
On May 16, 2019, in the putative class action brought in the SDNY relating to write-downs in the fourth quarter of 2015 and the first quarter of 2016 and a decline in the market value of Credit Suisse Group AG’s American Depositary Receipts, the SDNY denied defendants’ motion for reconsideration of the court’s February 19, 2019 denial of defendants’ motion to dismiss.
On July 8, 2020, in the putative class action brought in the SDNY relating to write-downs in the fourth quarter of 2015 and the first quarter of 2016 and a decline in the market value of Credit Suisse Group AG American Depositary Receipts, the parties entered into an agreement to settle all claims for USD 15.5 million. A motion for preliminary approval of the proposed settlement was filed on July 10, 2020, and the court has scheduled a preliminary approval hearing for August 6, 2020. The settlement remains subject to final approval by the court. On December 16, 2020, the court issued an order granting final approval to the settlement.
FIFA-related matters
In connection with investigations by US and Swiss government authorities into the involvement of financial institutions in the alleged bribery and corruption surrounding the Fédération Internationale de Football Association (FIFA), Credit Suisse has received inquiries from these authorities regarding its banking relationships with certain individuals and entities associated with FIFA, including but not limited to certain persons and entities named and/or described in the May 20, 2015 indictment filed in United States v. Webb (E.D.N.Y. 15 CR 0252 (RJD)(RML)). The US and Swiss authorities are investigating whether multiple financial institutions, including Credit Suisse, permitted the processing of suspicious or otherwise improper transactions, or failed to observe anti-money laundering laws and regulations, with respect to the accounts of certain persons and entities associated with FIFA. Credit Suisse is cooperating with the authorities on this matter. The Swiss Financial Market Supervisory Authority FINMA has announced the conclusion of its investigation.
MPS
In late 2014, the Monte dei Paschi di Siena Foundation (Foundation) filed a lawsuit in the Civil Court of Milan, Italy seeking EUR 3 billion in damages jointly from Credit Suisse Securities (Europe) Limited (CSSEL), Banca Leonardo & Co S.p.A. and former members of the Foundation’s management committee. The lawsuit relates to the fairness opinions CSSEL and Banca Leonardo & Co S.p.A. delivered to the
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Foundation in connection with the EUR 9 billion acquisition of Banca Antonveneta S.p.A. by Banca Monte dei Paschi di Siena S.p.A. (BMPS) in 2008. BMPS funded the acquisition by a EUR 5 billion rights offer and the issuance of unredeemable securities convertible into BMPS shares, in which the Foundation invested EUR 2.9 billion and EUR 490 million, respectively. The Foundation alleges that the fairness opinions were issued in the absence of key financial information. CSSEL believes that the claim lacks merit and is not supported by the available evidence. In November 2017, the Civil Court of Milan rejected the Foundation’s claims, ruling in favor of CSSEL. In January 2018, the Foundation filed an appeal against this ruling.
On June 11, 2019, following a settlement, the Civil Court of Milan, Italy dismissed all claims against Credit Suisse Securities (Europe) Limited (CSSEL) brought by the Monte dei Paschi di Siena Foundation (Foundation) relating to the fairness opinions CSSEL and Banca Leonardo & Co S.p.A. delivered to the Foundation in connection with the EUR 9 billion acquisition of Banca Antonveneta S.p.A. by Banca Monte dei Paschi di Siena S.p.A. in 2008.
Icelandic banks
CSSEL is defending clawback claims of USD 16 million and EUR 22 million brought by the Winding Up Committees (WUCs) of the Icelandic banks Kaupthing Bank hf and LBI hf (previously Landsbanki Islands hf) in the District Court of Reykjavik, Iceland. The claims concern the buyback by the Icelandic banks of their own bonds from CSSEL in the months prior to the Icelandic banks’ insolvency. The primary basis for the clawback is that the buybacks constituted early repayments of debt to CSSEL. In addition, CSI is defending a EUR 170 million clawback claim brought by the WUC of Kaupthing Bank hf in the District Court of Reykjavik, Iceland. The claim relates to CSI’s issuance of ten credit linked notes in 2008, which the WUC is seeking to challenge under various provisions of Icelandic insolvency law in order to claw back funds paid to CSI. The WUCs are also claiming significant penalty interest under Icelandic law in respect of both the CSSEL and CSI claims. CSSEL argues that the buyback transactions are governed by English or New York law and CSI argues that the purchase of the credit linked notes is governed by English law, neither of which provides a legal basis for such clawback actions. In October 2014, the Court of the European Free Trade Association States issued a non-binding decision supporting CSI’s and CSSEL’s position that the governing law of the transactions is relevant. A trial was expected to take place in respect of the CSSEL claims in the second half of 2016 and in respect of the CSI claim in 2017. Separately, CSI is pursuing a claim for USD 226 million in the District Court of Reykjavik, Iceland against Kaupthing Bank hf’s WUC in order to enforce certain security rights arising under a 2007 structured trade. CSI acquired the security rights following Kaupthing Bank hf’s insolvency in 2008. A trial of this claim was expected to take place in 2017. In December 2016, CSSEL, CSI and Kaupthing ehf (formerly Kaupthing Bank hf) entered into a settlement agreement and the Kaupthing related proceedings have now been concluded.
Italian investigation
Credit Suisse AG has resolved a previously-disclosed Italian investigation into alleged tax and money laundering issues through agreements to pay an administrative tax penalty and an administrative sanction. The premise of the alleged tax liability was failure to make required disclosures regarding the activities of Italian clients, and Credit Suisse AG agreed to pay a EUR 18 million administrative tax penalty to resolve these claims. As discussed in “Note 23 – Tax”, Credit Suisse AG is also making a tax payment of EUR 83 million comprising EUR 70 million of income tax, associated penalties and interest, on revenue associated with this matter, and EUR 13 million relating to tax and interest on an unrelated Italian tax matter. The premise of the alleged administrative liability was the inadequacy of historical internal controls, and Credit Suisse AG has entered an agreement under Article 63 of Italian Administrative Law 231 to pay EUR 8 million in disgorgement of profits and a EUR 1 million administrative sanction. This agreement under Law 231 is subject to judicial ratification. On December 14, 2016, the competent Italian judge approved this agreement under Law 231, which marked the end of the investigation by the Italian authorities. No admission of wrongdoing was required in connection with either agreement.
Net new assets-related matters
On October 5, 2016, the SEC announced a settlement pursuant to which Credit Suisse agreed to pay USD 90 million and admitted that it did not adequately disclose certain practices related to the recognition of net new assets during the period from 4Q11 until 4Q12.
External asset manager matter
Several clients have claimed that an external asset manager based in Geneva misappropriated funds, forged bank statements, transferred assets between client accounts at Credit Suisse as custodian to conceal losses and made investments without the authorization of those clients. Credit Suisse is investigating the claims. The Geneva Prosecutor’s Office initiated a criminal investigation against representatives of the external
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asset manager and two former Credit Suisse employees. This investigation was expanded in November 2018 to also include one former and one current Credit Suisse AG employee and Credit Suisse AG itself in order to assess the sufficiency of Credit Suisse AG’s controls and supervision. Credit Suisse AG, in March 2019, reached a tentative settlement with the affected clients. In the third quarter of 2019, Credit Suisse AG entered into a two stage, conditional settlement agreement with affected clients. With the cooperation of the Geneva Prosecutor’s Office, the first stage of the settlement was completed in November 2019.
On April 15, 2021, the Geneva Prosecutor’s Office issued an order closing and discontinuing the criminal investigation against Credit Suisse AG and its employees in connection with alleged criminal offenses committed by an external asset manager based in Geneva. In May 2021, Credit Suisse completed the second and final stage of the settlement with affected clients.
CFTC Speculative Position Limit Settlement
On March 22, 2016, the CFTC announced an order for payment of penalties totally $665,000 by Credit Suisse International (“CSI”) of London, U.K. and Credit Suisse Securities (USA) LLC (“CSS USA”). The CFTC order required CSI to pay a $525,000 penalty for exceeding the CFTC all-months speculative position limit for CBOT wheat futures contracts on several days in April and June 2009. The CFTC order required CSS USA to pay a $140,000 penalty for submitting false statements regarding certain positions held which would inflate the hedge exemptions for the wheat futures held in excess of the speculative position limits. In addition to the monetary penalties both CSI and CSS USA were required to cease and desist from further similar violations of the CEA and CFTC regulations.
Mozambique matter
Credit Suisse is responding to requests from regulatory and enforcement authorities related to Credit Suisse’s arrangement of loan financing to Mozambique state enterprises, Proindicus S.A. and Empresa Mocambiacana de Atum S.A. (EMATUM), a distribution to private investors of loan participation notes (LPN) related to the EMATUM financing in September 2013, and Credit Suisse’s subsequent role in arranging the exchange of those LPNs for Eurobonds issued by the Republic of Mozambique. Credit Suisse is cooperating with the authorities on this matter.
On January 3, 2019, the United States Attorney for the Eastern District of New York unsealed an indictment against several individuals in connection with the matter, including three former Credit Suisse employees. Credit Suisse is cooperating with the authorities on this matter. On February 27, 2019, certain Credit Suisse entities, the same three former employees, and several other unrelated entities were sued in the English High Court by the Republic of Mozambique. Credit Suisse has not yet been served. Credit Suisse is aware of statements made by the Attorney General of Mozambique and notes that it had no involvement in the transaction with Mozambique Asset Management S.A. On January 21, 2020, Credit Suisse filed its defense.
On May 20, 2019 and July 19, 2019, two former Credit Suisse employees indicted by the United States Attorney for the Eastern District of New York pleaded guilty to accepting improper personal benefit in connection with financing transactions carried out with two Mozambique state enterprises. On June 25, 2019, certain Credit Suisse entities were served with civil proceedings in the English High Court by the Republic of Mozambique.
On September 6, 2019, the third former Credit Suisse employee indicted by the United States Attorney for the Eastern District of New York pleaded guilty to accepting improper personal benefit in connection with financing transactions carried out with two Mozambique state enterprises, ProIndicus S.A. and Empresa Mocambiacana de Atum S.A. (EMATUM). Credit Suisse continues to cooperate with, and respond to requests from, regulatory and enforcement authorities in connection with these transactions.
Separately, certain Credit Suisse entities are defending civil proceedings brought by the Republic of Mozambique in the English High Court. The Republic of Mozambique seeks a declaration that the sovereign guarantee issued in connection with the ProIndicus loan syndication arranged and funded, in part, by a Credit Suisse subsidiary is void and also seeks unspecified damages alleged to have arisen in connection with the transactions involving ProIndicus and EMATUM, and a transaction in which Credit Suisse had no involvement with Mozambique Asset Management S.A.
On February 27, 2019, certain Credit Suisse entities, the same three former employees, and several other unrelated entities were sued in the English High Court by the Republic of Mozambique. On January 21, 2020, the 410 Consolidated financial statements – Credit Suisse Group Credit Suisse entities filed their defense. On June 26, 2020 the Credit Suisse entities filed third party claims against the project contractor and
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several Mozambique officials. The Republic of Mozambique filed an updated Particulars of Claim on October 27, 2020, and the Credit Suisse entities filed their amended defense and counterclaim on January 15, 2021. The Republic of Mozambique seeks a declaration that the sovereign guarantee issued in connection with the ProIndicus loan syndication arranged and funded, in part, by a Credit Suisse subsidiary is void and also seeks unspecified damages alleged to have arisen in connection with the transactions involving ProIndicus and EMATUM, and a transaction in which Credit Suisse had no involvement with Mozambique Asset Management S.A. Also on January 15, 2021, the project contractor filed a cross claim against the Credit Suisse entities (as well as the three former Credit Suisse employees and various Mozambican officials) seeking an indemnity and/or contribution in the event that the contractor is found liable to the Republic of Mozambique.
On April 27, 2020, Banco Internacional de Moçambique (BIM), a member of the ProIndicus syndicate, brought a claim against certain Credit Suisse entities seeking, contingent on the Republic of Mozambique’s claim, a declaration that Credit Suisse is liable to compensate it for alleged losses suffered as a result of any invalidity of the sovereign guarantee. The Credit Suisse entities filed their defense to this claim on August 28, 2020, to which BIM replied on October 16, 2020.
On December 17, 2020, two members of the ProIndicus syndicate, Beauregarde Holdings LLP and Orobica Holdings LLC, filed a claim against certain Credit Suisse entities in respect of their interests in the ProIndicus loan, seeking unspecified damages stemming from the alleged loss suffered due to their reliance on representations made by Credit Suisse to the syndicate lenders.
Credit Suisse is continuing to respond to requests from regulatory and enforcement authorities regarding certain Credit Suisse entities’ participation in transactions involving Mozambique state enterprises, and is in ongoing dialogue with certain of these authorities regarding the nature of Credit Suisse’s role.
Credit Suisse is in ongoing dialogue with regulatory and enforcement authorities regarding their inquiries into certain Credit Suisse entities’ arrangement of loan financing to Mozambique state enterprises, Proindicus S.A. and Empresa Mocambiacana de Atum S.A. (EMATUM), a distribution to private investors of loan participation notes (LPN) related to the EMATUM financing in September 2013, and certain Credit Suisse entities’ subsequent role in arranging the exchange of those LPNs for Eurobonds issued by the Republic of Mozambique.
The English High Court has scheduled trial to begin in October 2023 in the litigation filed by the Republic of Mozambique against certain Credit Suisse entities, three former employees and several other unrelated entities.
On June 3, 2021, United Bank for Africa PLC, a member of the ProIndicus syndicate, brought a claim against certain Credit Suisse entities seeking, contingent on the Republic of Mozambique’s claim, a declaration that Credit Suisse is liable to compensate it for alleged losses suffered as a result of any invalidity of the sovereign guarantee. The Credit Suisse entities filed their defense to this claim on July 1, 2021.
Mossack Fonseca/Israel Desk matters
Credit Suisse, along with many financial institutions, has received inquiries from governmental and regulatory authorities concerning banking relationships between financial institutions, their clients and the Panama-based law firm of Mossack Fonseca. Credit Suisse has also received governmental and regulatory inquiries concerning cross-border services provided by Credit Suisse’s Switzerland-based Israel Desk. Credit Suisse is conducting a review of these issues and has been cooperating with the authorities.
Cross-border private banking matters
Credit Suisse offices in various locations, including the UK, the Netherlands and France, have been contacted by regulatory and law enforcement authorities that are seeking records and information concerning investigations into our historical private banking services on a cross-border basis and in part through our local branches and banks. Credit Suisse has conducted a review of these issues, the UK aspects of which have now been closed with no action being taken against the bank, and is continuing to cooperate with the authorities. Credit Suisse applies a strict zero tolerance policy on tax evasion. Separately, an inquiry has been opened in Belgium similar to the ongoing reviews. Currently, we cannot predict with any reasonable certainty the outcome of any of the ongoing investigations.
XIV ETN litigation
On March 14, 2018, Credit Suisse Group AG and certain executives were named in a class action complaint filed in the SDNY on behalf of a putative class of purchasers of VelocityShares Daily Inverse VIX Short Term Exchange Traded Notes linked to the S&P 500 VIX
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Short-Term Futures Index due December 4, 2030 (XIV ETNs), asserting claims for violations of Sections 10(b) and 20(a) of the US Securities Exchange Act of 1934 and Rule 10b-5 thereunder, alleging that the defendants are responsible for losses to investors following a decline in the value of XIV ETNs on February 5, 2018. Separately, on March 15, 2018, Credit Suisse AG and Janus Index & Calculation Services LLC were named in a class action complaint filed in the SDNY on behalf of a putative class of purchasers of XIV ETNs, asserting claims for violations of Section 11 of the US Securities Act of 1933 and Section 10(b) of the US Securities Exchange Act of 1934 and Rule 10b-5 thereunder, alleging that the defendants are responsible for investors’ XIV ETN losses.
On August 20, 2018, plaintiffs in the SDNY litigation brought by a putative class of purchasers of VelocityShares Daily Inverse VIX Short Term Exchange Traded Notes linked to the S&P 500 VIX Short-Term Futures Index due December 4, 2030 (XIV ETNs) filed a consolidated amended complaint against Credit Suisse Group AG and affiliates and certain executives. On September 25, 2019, the SDNY granted defendants’ motion to dismiss and dismissed with prejudice all claims against the defendants. On October 18, 2019, plaintiffs filed a notice of appeal.
In addition to the previously disclosed putative class actions relating to the VelocityShares Daily Inverse VIX Short Term Exchange Traded Notes linked to the S&P 500 VIX Short-Term Futures Index due December 4, 2030 (XIV ETNs), Credit Suisse AG was named in an individual civil action on April 17, 2018 in the Northern District of Alabama that makes allegations similar to the two putative class actions. It is possible that additional individual and/or class actions could be brought against Credit Suisse AG and/or its affiliates and certain executives in the future. In the individual civil action in US federal court in Alabama asserting similar claims, on August 10, 2018, defendants filed a motion to transfer the action to the SDNY and, on September 26, 2018, filed a motion to dismiss the complaint. On December 17, 2018, defendants’ motion to dismiss was denied. On December 4, 2018, plaintiffs filed an amended complaint, which defendants moved to dismiss on January 11, 2019. On August 22, 2019, the granted in part and denied in part defnedants’ motion to dismiss.
On February 4, 2019, Credit Suisse Group AG and certain affiliates and executives, along with Janus Index & Calculation Services LLC and affiliates, were named in a separate individual action brought in the EDNY, which asserts claims substantially similar to those brought in the consolidated action.
On February 4, 2019, Credit Suisse Group AG and certain affiliates and executives, along with Janus Index & Calculation Services LLC and affiliates, were named in a class action complaint filed in the SDNY brought on behalf of a putative class of purchasers of VelocityShares Daily Inverse VIX Medium Term Exchange Traded Notes linked to the S&P 500 VIX Mid-Term Futures Index due December 4, 2030 (ZIV ETNs). The complaint asserts claims for violations of Sections 9(a)(4), 9(f), 10(b) and 20(a) of the US Securities Exchange Act of 1934 and Rule 10b-5 thereunder and Sections 11 and 15 of the US Securities Act of 1933 and alleges that the defendants are responsible for losses to investors following a decline in the value of ZIV ETNs in February 2018. On August 20, 2019, plaintiffs filed an amended complaint. On October 21, 2019, defendants filed a motion to dismiss.
On March 29, 2019, in the individual action brought in the EDNY by a purchaser of VelocityShares Daily Inverse VIX Short Term Exchange Traded Notes linked to the S&P 500 VIX Short-Term Futures Index due December 4, 2030, plaintiff voluntarily dismissed its action and filed a substantially similar complaint in the SDNY.
On May 16, 2019, in the individual action brought in the SDNY by a purchaser of VelocityShares Daily Inverse VIX Short Term Exchange Traded Notes linked to the S&P 500 VIX Short-Term Futures Index due December 4, 2030 (XIV ETNs), defendants filed a motion to dismiss. On January 2, 2020, the SDNY granted defendants’ motion to dismiss. On February 3, 2020, plaintiff filed a notice of appeal.
On June 3, 2019, Credit Suisse Group AG and certain affiliates and executives were named in a separate individual action brought in the SDNY by a purchaser of XIV ETNs, which asserts claims similar to those brought in the consolidated class action complaint as well as additional claims under New York and Pennsylvania state law. On November 12, 2019, defendants filed a motion to dismiss. Plaintiffs responded to the motion to dismiss by filing an amended complaint in lieu of opposing the motion to dismiss. The action has been stayed pending a resolution of the appeal in the consolidated class action.
On April 14, 2020, in the individual action filed on March 29, 2019 in the SDNY by a purchaser of VelocityShares Daily Inverse VIX Short Term Exchange Traded Notes linked to the S&P 500 VIX Short-Term Futures Index due December 4, 2030 (XIV ETNs), plaintiff filed a motion for voluntary dismissal with prejudice of its appeal, which was granted by the Second Circuit on April 15, 2020.
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On June 4, 2021, in the individual action brought in the SDNY by a purchaser of VelocityShares Daily Inverse VIX Short Term Exchange Traded Notes linked to the S&P 500 VIX Short-Term Futures Index due December 4, 2030 (XIV ETNs), which asserts claims similar to those brought in the consolidated class action complaint as well as additional claims under Pennsylvania state law, plaintiff filed an amended complaint. On July 19, 2021, Credit Suisse AG filed a motion to dismiss.
In the class action in the SDNY brought on behalf of a putative class of purchasers of VelocityShares Daily Inverse VIX Medium Term Exchange Traded Notes linked to the S&P 500 VIX Mid-Term Futures Index due December 4, 2030 (ZIV ETNs), plaintiffs did not appeal the decision by the SDNY to dismiss all claims against the defendants and the judgment is now final.
On October 1, 2020, in the individual civil action filed on April 17, 2018 in the Northern District of Alabama against Credit Suisse AG as well as Janus Index & Calculation Services LLC relating to the VelocityShares Daily Inverse VIX Short Term Exchange Traded Notes linked to the S&P 500 VIX Short-Term Futures Index due December 4, 2030 (XIV ETNs), plaintiffs voluntarily dismissed with prejudice their claims against Credit Suisse AG.
On April 27, 2021, in the consolidated action in the SDNY brought by a putative class of purchasers of VelocityShares Daily Inverse VIX Short Term Exchange Traded Notes linked to the S&P 500 VIX Short-Term Futures Index due December 4, 2030 (XIV ETNs), the Second Circuit issued an order affirming in part and vacating in part the SDNY’s decision granting defendants’ motion to dismiss.
TWINT
On November 13, 2018, COMCO announced an investigation into several Swiss financial institutions, including UBS Switzerland AG, Credit Suisse (Schweiz) AG, Aduno Holding AG, PostFinance AG, and Swisscard AECS GmbH. According to COMCO, its investigation is focused on whether these institutions entered into an agreement to boycott mobile payment solutions of international providers, including Apple Pay and Samsung Pay, in order to protect TWINT, their own Swiss payment solution.
SWM
CSI is the defendant in a lawsuit brought by the German public utility company Stadtwerke München GmbH in a German court, in connection with a series of interest rate swaps entered into between 2008 and 2012. The claimant alleges breach of an advisory duty to provide both investor- and investment-specific advice, including in particular a duty to disclose the initial mark-to-market value of the trades at inception.
On March 22, 2019, the trial court (the Regional Court of Frankfurt am Main) dismissed in their entirety claims against Credit Suisse International brought by the German public utility company Stadtwerke München GmbH in connection with a series of interest rate swaps entered into between 2008 and 2012.
On April 29, 2019, the German public utility company Stadtwerke München GmbH filed a notice of appeal of the decision of the trial court (the Regional Court of Frankfurt am Main) dismissing all claims against Credit Suisse International in connection with a series of interest rate swaps entered into between 2008 and 2012. On November 29, 2019, the court ruled on the supplementary judgment application, finding that SWM was entitled to a refund of negative interest from CSI. CSI is appealing this ruling.
Bulgarian former clients matter
Credit Suisse AG has been responding to an investigation by the Swiss Office of the Attorney General concerning the diligence and controls applied to a historical relationship with Bulgarian former clients who are alleged to have laundered funds through Credit Suisse AG accounts. On December 17, 2020, the SOAG brought charges against Credit Suisse AG and other parties. Credit Suisse AG believes its diligence and controls complied with applicable legal requirements, and intends to defend itself vigorously.
Following charges brought in 2020 by the Swiss Office of the Attorney General against Credit Suisse AG and other parties concerning the diligence and controls applied to a historical relationship with Bulgarian former clients who are alleged to have laundered funds through Credit Suisse AG accounts, the Swiss Federal Criminal Court has scheduled trial to take place in February 2022.
SCFF and Archegos matters
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We have received requests for documents and information in connection with inquiries, investigations and/or actions relating to the supply chain finance fund (SCFF) and/or Archegos matters by FINMA, the DOJ, the US Securities and Exchange Commission (SEC), the US Federal Reserve, the Commodity Futures Trading Commission (CFTC), the US Senate Banking Committee, the UK Financial Conduct Authority (FCA) and other regulatory and governmental agencies. Credit Suisse is cooperating with the authorities on these matters. In connection with FINMA’s enforcement actions, third parties appointed by it will conduct investigations into these matters. The Luxembourg Commission de Surveillance du Secteur Financier (CSSF) has also announced its intention to review the SCFF matter through a third party.
On April 16, 2021, Credit Suisse Group AG and certain current and former executives were named in a putative class action complaint filed in the SDNY by a holder of Credit Suisse American Depositary Receipts, asserting claims for violations of Sections 10(b) and 20(a) of the US Securities Exchange Act of 1934 and Rule 10b-5 thereunder, alleging that defendants violated US securities laws by making material misrepresentations and omissions regarding Credit Suisse’s risk management practices with respect to the SCFF and Archegos matters.
As these matters develop, we may become subject to additional litigation and regulatory inquiries, investigations and actions.
Additional references
Additional references (and links) to certain publicly-available documents and resources that discuss various administrative, civil, enforcement or criminal complaints or actions filed against CSS LLC during the past three years can be found in Section 7 of CSS LLC’s “Commodity Futures Trading Commission Rule 1.55(k): FCM-Specific Disclosure Document,” a link to which is available at: https://www.credit-suisse.com/us/en/investment-banking/about-investment-banking/customer-notices.html.
Included by the Sponsor from the NFA website and not provided by CSS
Pursuant to an offer of settlement in which CSS neither admitted nor denied the rule violations upon which the penalty is based, on October 15, 2020, the Clearing House Risk Committee found that CSS violated CBOT Rules 930.D., 930.E.1., 930.E.2., 930.F. and 982. In accordance with the settlement offer, the Committee imposed a $100,000 fine, effective October 16, 2020.
CSS was issued a summary fine in the amount of $2,500 for violating Rule 2.22 by reporting inaccurate open interest for the July 2020 Cocoa futures contract for trade date June 11, 2020. For this violation, CSS was fined $2,500, effective November 30, 2020.
CBOE Case #: 0002397. A Rule 714 Summary Fine-First Offense was issued to Credit Suisse Securities (USA) LLC for a violation of CFE Rule 407(a). Action Type: Trade Practice Fine: $5,000 Effective Date: 05/26/2021
ICE Case #: 2020-023. Credit Suisse Securities (Europe) Ltd. was issued a summary fine in the amount of $2,000 for violating Rule 4.15(a) by failing to properly assign each Automated Trading System a unique identification for the purpose of routing orders automatically to the ETS. Action Type: Office Recordkeeping Fine: $2,000
CBOT Case #: 21-CH-2111. Pursuant to an offer of settlement in which Credit Suisse Securities (USA) LLC neither admitted nor denied the rule violations upon which the penalty is based, on August 19, 2021, the Clearing House Risk Committee found that Credit Suisse Securities (USA) LLC violated CBOT Rules 930.D., 930.E.1., 930.E.2. and 930.F. Action Types: Clearing Procedures In accordance with the settlement offer, the Committee imposed a $150,000 fine. Effective Date: 08/20/2021
StoneX Financial Inc. – FCM (f/k/a INTL FCStone Financial Inc. - FCM Division)
On November 14, 2017, INTL FCStone Financial Inc., without admission or denial or liability, entered into a settlement with the Commodity Futures Trading Commission (“CFTC”). The CFTC found that INTL FCStone Financial Inc. failed to have adequate compliance controls to identify trades improperly designated as EFRPs. According to the CFTC Order, the firm failed to determine that the EFPs at issue had the necessary corresponding and related cash or OTC derivative position required for EFRPs. The CFTC Order also found that the firm failed to ensure that the EFPs at issue were documented properly. Finally, the firm failed to ensure that its employees involved in the execution, handling, and processing of EFRPs understood the requirements for executing, handing, and processing valid EFRPs. INTL FCStone Financial Inc., and its affiliate FCStone Merchant Services, jointly paid a $280,000 civil monetary penalty to the CFTC.
After a historic move in the natural gas market in November of 2018, INTL FCStone Financial Inc. – FCM Division (“IFF”) experienced a number of customer deficits. IFF soon thereafter initiated NFA arbitrations, seeking to collect these debits, and has also been countersued and
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sued in a number of these arbitrations. These accounts were managed by Optionsellers.com, (“Optionsellers”) who is a Commodity Trading Advisor (“CTA”) authorized by investors to act as attorney-in-fact with exclusive trading authority over these investors’ trading accounts. These accounts cleared through IFF. After this significant and historic natural gas market movement, the accounts declined below required maintenance margin levels. IFF’s role in managing the accounts was limited. As a clearing firm, IFF did not provide any investment advice, trading advice, or recommendations to customers of Optionsellers who chose to clear with IFF. Instead, it simply executed and cleared trades placed by Optionsellers on behalf of Optionsellers’ customers. Optionsellers is a CFTC registered CTA operating under a CFTC Rule 4.7 exemption from registration. Optionsellers engaged in a strategy that primarily involved selling options on futures products. The arbitrations between IFF, Optionsellers, and the Optionsellers customers are currently ongoing.
The Futures Commission Merchant (“FCM”) division of the INTL FCStone Financial, Inc. (“IFF”) is subject to litigation and regulatory enforcement in the normal course of business. Except as discussed above, the current or pending civil litigation, administrative proceedings, or enforcement actions in which the firm is involved are not expected to have a material effect upon its condition, financial or otherwise. The firm vigorously defends, as a matter of policy, civil litigation, reparation, arbitration proceedings, and enforcement actions brought against it.Included by the Sponsor and not provided by StoneXInvestor claims against Optionsellers exceed $100 million.
UBS Securities LLC
UBS Securities LLC (“UBS Securities”) principal business address is 1285 Avenue of the Americas, New York, NY 10019. UBS Securities is a futures clearing broker for the Trust. UBS Securities is registered in the US with the Financial Industry Regulatory Authority (FINRA) as a Broker-Dealer and with the National Futures Association (NFA) as a Futures Commission Merchant. UBS Securities is a member of various US futures and securities exchanges.
UBS Securities is and has been a defendant in numerous legal proceedings, including actions brought by regulatory organizations and government agencies, relating to its securities and commodities business that allege various violations of federal and state securities laws. UBS AG, the ultimate parent company to UBS Securities LLC, files annual reports and quarterly reports to the SEC in which it discloses material information about UBS matters, including information about any material litigation or regulatory investigations. Actions with respect to UBS Securities’ futures commission merchant business are publicly available on the website of the NFA (http://www.nfa.futures.org/) and with respect to UBS Securities’ brokerage business are publicly available on the website of FINRA. (http://www.finra.org). Additional details are set out in UBS’s Statement of Financial Condition, which can be found at https://www.ubs.com/global/en/investment-bank/ib/llc-financials.html.
UBS Securities operates in a legal and regulatory environment that exposes it to significant litigation and similar risks arising from disputes and regulatory proceedings. As a result, UBS Securities is involved in various disputes and legal proceedings, including litigation, arbitration, and regulatory and criminal investigations.
Such matters are subject to many uncertainties, and the outcome and the timing of resolution are often difficult to predict, particularly in the earlier stages of a case. There are also situations where UBS Securities may enter into a settlement agreement. This may occur in order to avoid the expense, management distraction or reputational implications of continuing to contest liability, even for those matters for which UBS Securities believes it should be exonerated. The uncertainties inherent in all such matters affect the amount and timing of any potential outflows for both matters with respect to which provisions have been established and other contingent liabilities.
UBS Securities makes provisions for such matters brought against it when, in the opinion of management after seeking legal advice, it is more likely than not that UBS Securities has a present legal or constructive obligation as a result of past events, it is probable that an outflow of resources will be required, and the amount can be reliably estimated.
Where these factors are otherwise satisfied, a provision may be established for claims that have not yet been asserted against UBS Securities but are nevertheless expected to be, based on UBS Securities’s experience with similar asserted claims.
If any of those conditions is not met, such matters result in contingent liabilities. If the amount of an obligation cannot be reliably estimated, a liability exists that is not recognized even if an outflow of resources is probable. Accordingly, no provision is established even if the potential outflow of resources with respect to such matters could be significant.
Specific litigation, regulatory and other matters are described below, including all such matters that management considers to be material and others that management believes to be of significance due to potential financial, reputational and other effects. The amount of damages
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claimed, the size of a transaction or other information is provided where available and appropriate in order to assist users in considering the magnitude of potential exposures. It is not practicable to provide an aggregate estimate of liability for our litigation, regulatory and similar matters as a class of contingent liabilities.
Doing so would require us to provide speculative legal assessments as to claims and proceedings that involve unique fact patterns or novel legal theories, which have not yet been initiated or are at early stages of adjudication, or as to which alleged damages have not been quantified by the claimants. Although we therefore cannot provide a numerical estimate of the future losses that could arise from the class of litigation, regulatory and similar matters, we believe that the aggregate amount of possible future losses from this class that are more than remote substantially exceeds the level of current provisions. Litigation, regulatory and similar matters may also result in non-monetary penalties and consequences. For example, the non-prosecution agreement which the Parent entered into with the U.S. Department of Justice (“DOJ”), Criminal Division, Fraud Section in connection with its submissions of benchmark interest rates, including among others the British Bankers’ Association London Interbank Offered Rate (“LIBOR”), was terminated by the DOJ based on its determination that the Parent had committed a “US” crime in relation to foreign exchange matters.
As a consequence, UBS AG pleaded guilty to one count of wire fraud for conduct in the LIBOR matter, paid a fine of $100 million and was subject to probation, which ended in January 2020. A guilty plea to, or conviction of, a crime could have material consequences for the Parent or UBS Securities.
Resolution of regulatory proceedings may require the Parent or UBS Securities to obtain waivers of regulatory disqualifications to maintain certain operations, may entitle regulatory authorities to limit, suspend or terminate licenses and regulatory authorizations and may permit financial market utilities to limit, suspend or terminate participation in such utilities. Failure to obtain such waivers, or any limitation, suspension or termination of licenses, authorizations or participations could have material consequences for the Parent or UBS Securities.
Residential Mortgage-backed Securities and Mortgages. From 2002 through 2007, prior to the crisis in the U.S. residential loan market, UBS Securities was a substantial underwriter of U.S. RMBS.
In November 2018, the DOJ filed a civil complaint in the U.S. District Court for the Eastern District of New York. The complaint seeks unspecified civil monetary penalties under the Financial Institutions Reform, Recovery and Enforcement Act of 1989 related to UBS’s issuance, underwriting and sale of 40 residential mortgage backed securities transactions in 2006 and 2007. The Parent and UBS Securities moved to dismiss the civil complaint on February 6, 2019. On December 10, 2019 the district court denied the motion to dismiss.
Government Bonds. Putative class actions have been filed since 2015 in US federal courts against UBS Securities, the Parent and other banks on behalf of persons who participated in markets for US Treasury securities since 2007. A consolidated complaint was filed in 2017 in the US District Court for the Southern District of New York alleging that the banks, including UBS Securities, colluded with respect to, and manipulated prices of, US Treasury securities sold at auction and in the secondary market and asserting claims under the antitrust laws and for unjust enrichment. Defendants’ motions to dismiss the consolidated complaint are pending. Similar class actions have been filed concerning European government bonds. Government sponsored entities (‘GSE”) bonds: Starting in February 2019, class action complaints were filed in the US District Court for the Southern District of New York against UBS Securities and other banks on behalf of plaintiffs who traded GSE bonds. A consolidated complaint was filed alleging collusion in GSE bond trading between January 1, 2009 and January 1, 2016.
In December 2019, UBS Securities and eleven other defendants agreed to settle the class action for a total of $250,000. The settlement has been approved by the court and this matter is now resolved. Additionally, UBS Securities, the Parent and reportedly other banks are responding to investigations and requests for information from various authorities regarding US Treasury securities and other government bond trading practices. As a result of its review to date, UBS Securities and the Parent have taken appropriate action.
Interest rate swaps and CDS matters. In 2016, putative class action plaintiffs filed consolidated amended complaints in the Southern District of New York against numerous financial institutions and others, including UBS Securities and the Parent, alleging violations of the US Sherman Antitrust Act and common law. Plaintiffs allege that the defendants unlawfully conspired to restrain competition in the market for Interest Rate Swap (“IRS”) trading. Plaintiffs assert claims on behalf of all purchasers and sellers of IRS that transacted directly with any of the dealer defendants since January 1, 2008, and seek unspecified trebled compensatory damages and other relief. The operators of two swap execution facilities (“SEFs”) filed complaints raising similar allegations. In July 2017, the court granted in part and denied in part defendants’ motions to dismiss, limiting the claims to the time period 2013-2016, and dismissing certain state-law claims and claims against certain other
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defendants. In March 2019, the court denied in part and granted in part class plaintiffs’ motion for leave to file a fourth amended complaint, rejecting plaintiffs’ request to add allegations covering the time period 2008-2012 but allowing plaintiffs to add allegations relating to the time period 2013-2016 (the time period covered by the operative complaint). A third SEF filed a complaint in June 2018 and an amended complaint in August 2018 alleging conduct similar to the conduct alleged by the other SEF plaintiffs but continuing into 2018. Defendants have moved to dismiss the third SEF’s amended complaint, and in November 2018 the court granted the motion in part and denied it in part, dismissing certain state-law claims but permitting certain federal and state claims relating to the time period 2013-2018. In June 2017, one of the SEF plaintiffs filed a complaint raising allegations similar to those in the IRS litigation with respect to the trading of credit default swaps. Defendants have moved to dismiss that complaint and, in September 2018 and July 2019, certain defendants’ motions, including the Parent’s, were granted. The SEF plaintiff filed an amended complaint in January 2020 and, in April 2020, the remaining defendants, including the
Company, moved to dismiss the amended complaint. Following the filing of the first class complaint the Parent was served with a subpoena from the U.S. Commodity Futures Trading Commission (“CFTC”) seeking documents and information regarding UBS Securities’s swap trading and Futures Commission Merchant businesses going back to 2008.
Southern District of New York against six stock lending prime broker defendants, including UBS Securities, its Parent and affiliates, as well as EquiLend, a trading platform and purveyor of posttrade services. The named plaintiffs purport to represent a class of all persons or entities that entered into stock loan transactions in the United States with one of the prime broker defendants since January 7, 2009. The plaintiffs allege that the defendants conspired to block the evolution of the stock lending market from an OTC environment, in which stock loans are intermediated by prime brokers, to an electronic market, in which borrowers and lenders can transact directly with one another. Plaintiffs allege violations of Section 1 of the Sherman Act and New York State law and seek unspecified treble damages, fees and costs. In September 2018, the court overseeing the litigation denied defendants’ motions to dismiss. In January 2018 and November 2018, respectively, QS Holdco and SL-x, entities associated with defunct stock lending platforms, each filed an action in the Southern District of New York raising claims similar to the class plaintiffs’ claims and also seeking treble damages and other relief. Defendants have moved to dismiss the QS Holdco and SL-x complaints. In May 2019, different SL-x affiliates filed an additional complaint, raising similar allegations. Defendants’ motion to dismiss the prior SL-x complaint applies to the new complaint as well. In August 2019, the court dismissed the QS Holdco complaint, and in January 2020, the court denied QS Holdco’s motion to alter or amend the judgment.
Included by the Sponsor from the NFA website and not provided by UBSS
CME Case #: 21-0621-CTRA. Pursuant to the results of a back office CTR exam, for trade dates January 4, 2021 through March 31, 2021, UBS Securities, LLC’s data entry errors for sequenced cards, verbal orders, and floor orders exceeded the 10% threshold level mandated by Rule 536.F. Pursuant to the Rule 536.F sanction schedule, UBS Securities, LLC was issued a $2,500 fine on July 16, 2021 for its first violation of Rule 536.F. within 24 months. Effective Date: 08/03/2021
CBOT Case #: 21-CH-2109. Pursuant to an offer of settlement in which UBS Securities LLC neither admitted nor denied the rule violations upon which the penalty is based, on August 19, 2021, the Clearing House Risk Committee found that UBS Securities LLC violated CBOT Rules 930.E.1., 930.E.2., 930.E.3. and 930.F. In accordance with the settlement offer, the Committee imposed a $75,000 fine. Effective Date: 08/20/2021
ICE Case #: 2019-037 (included by the Sponsor from the NFA website and not provided by UBSS)
On April 27, 2020, UBSS was issued a summary fine in the amount of $2,000 for violating Exchange Rule 4.15(a) an 4.15(b) by failing to assign a unique identification and not affixing the necessary Authorized Trader Identifications found in multiple orders from August 26, 2019 to October 3, 2019. The product involved was the MSCI Emerging Markets Index Futures (MME).
MGE Case #: 19-I-22 (included by the Sponsor from the NFA website and not provided by UBSS)
UBSS failed to submit accurate long September Spring Wheat futures positions during the delivery period in apparent violation of MGEX Regulations 1227.00 and 2100.00 and MGEX Resolution 2101.C.
On September 26, 2019, pursuant to the summary fine schedule in MGEX Regulation 1227.00 a $1,000 fine was assessed for the violation.
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OCX Case #: 2018-82 (included by the Sponsor from the NFA website and not provided by UBSS)
Pursuant to a written offer of settlement that UBSS presented on July 9, 2019, in which UBSS neither admitted nor denied the Rule violations upon which the penalty is based, UBSS consented to the finding by the OneChicago, LLC Regulatory Oversight Committee (“ROC”) on July 12, 2019 that it failed to provide audit trail information for an August 2018/September 2018 spread trade in KBE1D futures on August 13, 2018 in violation of OneChicago Rules 403(c) and 502.
Further, UBSS consented to the finding by the ROC that it failed to provide, in a timely fashion, written supervisory procedures and audit trail information for a trade in March 2018 BKNG1D on March 12, 2018, a trade in June 2018 NRG1D futures on May 23, 2018 and a trade in September 2018 BBD1D futures on August 14, 2018 in violation of OneChicago Rule 502. There was no customer harm.
On August 21, 2019 and in accordance with the terms of settlement, UBSS agreed to pay a monetary penalty of $7,500.
CBOT Case #: 19-CH-1903 (included by the Sponsor from the NFA website and not provided by UBSS)
Pursuant to an offer of settlement in which UBSS neither admitted nor denied the rule violations upon which the penalty is based, on June 27, 2019, the Clearing House Risk Committee found that UBSS violated CBOT Rules 930.E., 930.F., 971.A., 980.A. and 980.B. In accordance with the settlement offer, the Committee imposed a $100,000 fine, effective June 28, 2019
CME Case #: 19-9962 (included by the Sponsor from the NFA website and not provided by UBSS)
During January 2019, UBSS violated Rule 853 by reporting transfer trades with inaccurate indicators. On April 4, 2019, UBSS, pursuant to Rule 512(“Reporting Infractions”), was issued a $4,000 fine by the 512 Committee for its violation of Rule 853. It became effective on April 22, 2019.
CME Case #: 19-9920 CTRA (included by the Sponsor from the NFA website and not provided by UBSS)
Pursuant to the results of a back office CTR exam, for trade dates January 2, 2019 through January 31, 2019, UBSS’s data entry errors for sequenced cards, verbal orders, and floor orders exceeded the 10% threshold level mandated by Rule 536.F. Pursuant to the Rule 536.F sanction schedule, UBSS was issued a $2,500 fine on March 22, 2019, for its first violation of Rule 536.F. within 24 months. It became effective on April 8, 2019.
CBOE Case #: CFE 18-0007 (included by the Sponsor from the NFA website and not provided by UBSS)
On various dates throughout 2017, UBSS made erroneous adjustments to OI causing overall exchange open interest in the expiring VX contract to be inaccurately reported. As such, UBSS was fined $15,000 on January 23, 2019 for violations of CFE Rule 410a - Reporting Open Interest Information to the Clearing Corporation.
OCX Case #: OCX 2016-35 (included by the Sponsor from the NFA website and not provided by UBSS)
Between December 2014 and June 2016, in 13 trades across 7 different single stock futures in 6 different monthly expirations (December 19, 2014, September 18, 2015, December 18, 2015, March 18, 2016, April 15, 2016 and June 17, 2016), UBSS engaged in pre-execution discussions with its customers and subsequently consummated trades based on those pre-execution discussions. The trades were consummated by first entering a proprietary order, and then entering the customer order. UBSS was unable to locate communication records for some of these 13 trades. As such, UBSS was fined $35,000 on April 12, 2018 for violations of Rule 611 (Trading Against Customers Orders) and Rule 502 (Inspection and Delivery) by the OCX Regulatory Oversight Committee.
CME Case #: DQA-18-9560 (included by the Sponsor from the NFA website and not provided by UBSS)
During December 2017 and February 2018, UBSS violated Rule 853 by reporting transfer trades with inaccurate indicators. On March 16, 2018, UBSS, pursuant to Rule 512 (“Reporting Infractions”), was issued a $2,000 fine by the 512 Committee for its violation of Rule 853. It became effective on April 3, 2018.
ICE Case #: 2017-048 (included by the Sponsor from the NFA website and not provided by UBSS)
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Exchange Rule 6.10 by failing to ensure that the proper CTI codes were affixed to orders entered on behalf of five (5) accounts between January and April 2017. As such UBSS was fined $4,000 for violations of Rule 6.10 (Trade Type Indicators) on November 11, 2017.
CME Case #: 17-9238 (included by the Sponsor from the NFA website and not provided by UBSS)
During the period of January 1 through March 31, 2017, UBSS violated Rule 576 by failing to maintain accurate and current information in the Exchange Fee System. On July 19, 2017, UBSS, pursuant to Rule 512 (“Reporting Infractions”), was issued a $5,000 fine by the 512 Committee for its violations of Rule 576.
ICE Case #: 2016-065 (included by the Sponsor from the NFA website and not provided by UBSS)
For violations of Exchange Rule 2.22 by reporting inaccurate open interest for the September 2016 Mini MSCI Emerging Market Index futures contract for trade date August 8, 2016, UBSS was issued a fine of $5,000, effective February 15, 2017.
ICE Case #: 2016-093 (included by the Sponsor from the NFA website and not provided by UBSS)
For violations of Exchange Rule 2.22 by reporting inaccurate open interest for the December 2016 Coffee “C” future contract for trade dates November 21-30, 2016, UBSS was issued a fine of $10,000, effective February 15, 2017.
CBOE Case #: ICT NO.109339 (included by the Sponsor from the NFA website and not provided by UBSS)
UBSS failed to submit correct CBOE account type with orders during July 2016 through September 2016. As such, UBSS was fined $2,500 for violations of CFE Rule 403(a), effective January 26, 2017.
CME Case #: 16-9077 (included by the Sponsor from the NFA website and not provided by UBSS)
During September 2016, UBSS violated Rule 536.D by submitting numerous instances of incorrect CTI codes. On October 12, 2016, pursuant to Rule 512 (“Reporting Infractions”), UBSS was issued a fine $1,000 by the CME and $1,500 by the CBT for its violation of Rule 536.D, effective October 31, 2016.
CBOE Case #: ICT 109060 (included by the Sponsor from the NFA website and not provided by UBSS)
UBSS failed to properly document ECRP trade activity on a customer account statement for trade date January 26, 2015. As such, UBSS was issued a fine of $5,000 for violations of CFE Rule 414 (Exchange of Contract for Related Positions), effective September 16, 2016.
MGE Case #: 15-I-29 (included by the Sponsor from the NFA website and not provided by UBSS)
For violations of Rule 2069 (Reporting Requirements And Sanctions) and Rule 1226 (General Requests), UBSS was issued a fine of $1,000. The MGEX Department of Audits and Investigations determined UBSS violated the aforementioned MGEX Regulations for the failure to submit data, records and other documentation requested by the Exchange in an accurate, complete, and timely manner. It became effective on August 2, 2016.
CME Case #: 16-8833 (included by the Sponsor from the NFA website and not provided by UBSS)
During the period of October 1 through December 31, 2015, UBSS violated Rule 576 by failing to maintain accurate and current information in the Exchange Fee System and submitting a Tag 50 ID across multiple shifts. On March 16, 2016, UBSS was issued a $2,500 fine by the 512 Committee for its violations of Rule 576. It became effective on April 18, 2016.
CBOE Case #: ICT NO. 109182 (included by the Sponsor from the NFA website and not provided by UBSS)
UBSS failed to designate the subject transaction as a “block” on its account statements. As such, UBSS violated CFE Rule 415 (Block Trading) and was issued a fine of $2,500. It became effective on March 28, 2016.
ICE Case #: 2014-155F (included by the Sponsor from the NFA website and not provided by UBSS)
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UBSS was issued a fine of $2,500, effective February 8, 2016, for a violation of Exchange Rule 27.12A by failing to provide complete electronic audit trail data corresponding to three (3) orders that was entered onto the ETS in December 2014.
CBOE Case #: ICT NO.109008 (included by the Sponsor from the NFA website and not provided by UBSS)
UBSS failed to designate the subject transaction as a “block” on its account statement and also failed to create and/or maintain an internal order ticket to document the subject block transactions. As such it violated CFE Rule 415 (Block Trading) as was issued a fine of $2,500. It became effective on September 11, 2015.
Goldman Sachs & Co. LLC (“GS” or “GS & Co.”)
GS & Co, in addition to being a registered futures commission merchant, is a registered broker-dealer. From time to time, Goldman Sachs & Co. LLC and its affiliates are involved in judicial, regulatory and arbitration concerning matters arising in connection with the conduct of its business. Goldman Sachs & Co. LLC’s management believes, based on currently available information, that the results of such proceedings, in the aggregate, will not have a material adverse effect on the firm’s financial condition, but may be material to the firm’s operating results for any particular period, depending, in part, upon the results for such period. Please refer to Note 20 contained in Goldman Sachs & Co. LLC’s June 30, 2020 Consolidated Statement of Financial Condition - https://www.goldmansachs.com/investor-relations/financials/current/subsidiary-financial-info/gsco/gsco-06-30-2020-file.pdf. For further information, please refer to the periodic public filings by The Goldman Sachs Group, Inc. (copies of the firm’s recent filings on Form 10-K and Form 10Q may be found at www.gs.com), to Goldman Sachs & Co. LLC’s Form BD as periodically filed with the Securities and Exchange Commission. (FINRA’s BrokerCheck, which is based on the Form BD, can be found at http://brokercheck.finra.org/) and to the Commodity Futures Trading Commission Rule 1.55(K): FCM-Specific Disclosure Document- https://www.goldmansachs.com/disclosures/cftc_fcm_disclosures/cftc-gsco-disclosure-document.pdf.
In this section, when we use the terms “we,” “us” and “our,” we mean Goldman Sachs & Co. LLC (GS&Co.) and its consolidated subsidiaries, and when we use the term “Goldman Sachs” we mean The Goldman Sachs Group, Inc. (Group Inc.) together with its consolidated subsidiaries, including GS&Co. GS&Co. is a registered U.S. broker-dealer, futures commission merchant (FCM) and swap dealer and is a wholly owned subsidiary of Group Inc., except for de minimis non-voting, non-participating interests held by unaffiliated broker-dealers.
GS&Co. is or has been involved in a number of judicial, regulatory and arbitration proceedings concerning matters arising in connection with the conduct of its businesses. In addition, GS&Co. and certain of its affiliates are subject to a number of investigations and reviews by, and in some cases have received subpoenas and requests for documents and information from, various governmental and regulatory bodies and self regulatory organizations relating to various matters relating to their businesses. Pursuant to 17 CFR 1.55(k)(7), the following disclosure is intended to provide information that may be material to an FCM customer regarding administrative, civil, enforcement or criminal actions filed against GS&Co. that have not concluded, and enforcement complaints or actions filed against GS&Co. during the last three years, and is not a comprehensive list of all proceedings to which GS&Co. is or has been a party. Additional information on regulatory, civil and arbitration proceedings involving Goldman Sachs, including the proceedings described below, proceedings involving GS&Co. that are not required to be disclosed under 17 CFR 1.55(k)(7) and proceedings involving other Goldman Sachs entities, is available through FINRA’s BrokerCheck (which can be accessed electronically at www.finra.org), the National Futures Association’s Background Affiliation Status Information Center (which can be accessed electronically at www.nfa.futures.org/basicnet) and under the caption “Legal Proceedings” in the notes to the financial statements included in Group Inc.’s Annual and Quarterly Reports on Forms 10-K and 10-Q filed with the SEC (which are also available through the investor relations section of Goldman Sachs’ website at www.gs.com).
Currencies-Related Litigation
GS&Co. and Group Inc. are among the defendants named in putative class actions filed in the U.S. District Court for the Southern District of New York beginning in September 2016 on behalf of putative indirect purchasers of foreign exchange instruments. On August 5, 2019, the plaintiffs filed a third consolidated amended complaint generally alleging a conspiracy to manipulate the foreign currency exchange markets, asserting claims under various state antitrust laws and state consumer protection laws and seeking treble damages in an unspecified amount. On July 17, 2020, the court preliminarily approved a settlement in principle. Goldman Sachs has reserved the full amount of its proposed contribution to the settlement. GS&Co. and Group Inc. are among the defendants named in an action filed in the U.S. District Court for the Southern District of New York on November 7, 2018 by certain direct purchasers of foreign exchange instruments that opted out of a class settlement reached with, among others, GS&Co. and Group Inc. The third amended complaint, filed on August 3, 2020, generally alleges that
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the defendants violated federal antitrust law and state common law in connection with an alleged conspiracy to manipulate the foreign currency exchange markets and seeks declaratory and injunctive relief, as well as unspecified amounts of compensatory, punitive, treble and other damages.
Underwriting Litigation
GS&Co. is among the defendants in a number of proceedings in connection with securities offerings. In these proceedings, including those described below, the plaintiffs assert class action or individual claims under federal and state securities laws and in some cases other applicable laws, allege that the offering documents for the securities that they purchased contained material misstatements and omissions, and generally seek compensatory and rescissory damages in unspecified amounts. Certain of these proceedings involve additional allegations.
SunEdison, Inc.
GS&Co. is among the underwriters named as defendants in several putative class actions and individual actions filed beginning in March 2016 relating to the August 2015 public offering of $650 million of SunEdison, Inc. (SunEdison) convertible preferred stock. The defendants also include certain of SunEdison’s directors and officers. On April 21, 2016, SunEdison filed for Chapter 11 bankruptcy. The pending cases were transferred to the U.S. District Court for the Southern District of New York and on March 17, 2017, plaintiffs in the putative class action filed a consolidated amended complaint. GS&Co., as underwriter, sold 138,890 shares of SunEdison convertible preferred stock in the offering, representing an aggregate offering price of approximately $139 million. On April 10, 2018 and April 17, 2018, certain plaintiffs in the individual actions filed amended complaints. The defendants have reached a settlement with certain plaintiffs in the individual actions and a settlement of the class action, which the court approved on October 25, 2019. Goldman Sachs has paid the full amount of its contribution to the settlement.
Valeant Pharmaceuticals International, Inc.
GS&Co. and Goldman Sachs Canada Inc. (GS Canada) are among the underwriters and initial purchasers named as defendants in a putative class action filed on March 2, 2016 in the Superior Court of Quebec, Canada. In addition to the underwriters and initial purchasers, the defendants include Valeant Pharmaceuticals International, Inc. (Valeant), certain directors and officers of Valeant and Valeant’s auditor. As to GS&Co. and GS Canada, the complaint relates to the June 2013 public offering of $2.3 billion of common stock, the June 2013 Rule 144A offering of $3.2 billion principal amount of senior notes, and the November 2013 Rule 144A offering of $900 million principal amount of senior notes. The complaint asserts claims under the Quebec Securities Act and the Civil Code of Quebec. On August 29, 2017, the court certified a class that includes only non-U.S. purchasers in the offerings. On August 4, 2020, Valeant entered into a settlement agreement with the plaintiffs, which is subject to court approval. Under the terms of the agreement, Goldman Sachs will not be required to contribute to the settlement.
GS&Co. and GS Canada, as sole underwriters, sold 5,334,897 shares of common stock in the June 2013 offering to non-U.S. purchasers representing an aggregate offering price of approximately $453 million and, as initial purchasers, had a proportional share of sales to non-U.S. purchasers of approximately CAD14.2 million in principal amount of senior notes in the June 2013 and November 2013 Rule 144A offerings.
Snap Inc.
GS&Co. is among the underwriters named as defendants in putative securities class actions pending in California Superior Court, County of Los Angeles, and the U.S. District Court for the Central District of California beginning in May 2017, relating to Snap Inc.’s $3.91 billion March 2017 initial public offering. In addition to the underwriters, the defendants include Snap Inc. and certain of its officers and directors. GS&Co. underwrote 57,040,000 shares of common stock representing an aggregate offering 33 price of approximately $970 million. The underwriter defendants, including GS&Co., were voluntarily dismissed from the district court action on September 18, 2018. The state court actions have been stayed. On April 27, 2020, the district court preliminarily approved a settlement among the parties. Also on April 27, 2020, the state court plaintiffs filed a motion for preliminary approval of a settlement of the state court actions. Under the terms of the federal and state court preliminary settlements, Goldman Sachs will not be required to contribute to either settlement.
Altice USA, Inc.
GS&Co. is among the underwriters named as defendants in putative securities class actions pending in New York Supreme Court, County of Queens, and the U.S. District Court for the Eastern District of New York beginning in June 2018, relating to Altice USA, Inc.’s (Altice) $2.15 billion June 2017 initial public offering. In addition to the underwriters, the defendants include Altice and certain of its officers and directors.
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GS&Co. underwrote 12,280,042 shares of common stock representing an aggregate offering price of approximately $368 million. On June 26, 2020, the court dismissed the amended complaint in the state court action. Plaintiffs in the district court action filed a second amended complaint on October 7, 2020.
Camping World Holdings, Inc.
GS&Co. is among the underwriters named as defendants in several putative securities class actions pending in the U.S. District Court for the Northern District of Illinois, New York Supreme Court, County of New York, and the Circuit Court of Cook County, Illinois, Chancery Division, beginning in December 2018. In addition to the underwriters, the defendants include Camping World Holdings, Inc. (Camping World) and certain of its officers and directors, as well as certain of its stockholders. As to the underwriters, the complaints relate to three offerings of Camping World common stock, a $261 million October 2016 initial public offering, a $303 million May 2017 offering and a $310 million October 2017 offering. GS&Co. underwrote 4,267,214 shares of common stock in the October 2016 initial public offering representing an aggregate offering price of approximately $94 million, 4,557,286 shares of common stock in the May 2017 offering representing an aggregate offering price of approximately $126 million and 3,525,348 shares of common stock in the October 2017 offering representing an aggregate offering price of approximately $143 million. On August 5, 2020, the Illinois district court approved a settlement among the parties to the Illinois district court action. On August 18, 2020, the Illinois state court action was dismissed and on September 8, 2020, the New York state court action was dismissed. Under the terms of the settlement, Goldman Sachs will not be required to contribute to the settlement.
Alnylam Pharmaceuticals, Inc.
GS&Co. is among the underwriters named as defendants in a putative securities class action filed on September 12, 2019 in New York Supreme Court, County of New York, relating to Alnylam Pharmaceuticals, Inc.’s (Alnylam) $805 million November 2017 public offering of common stock. In addition to the underwriters, the defendants include Alnylam and certain of its officers and directors. GS&Co. underwrote 2,576,000 shares of common stock representing an aggregate offering price of approximately $322 million.
Uber Technologies, Inc.
GS&Co. is among the underwriters named as defendants in several putative securities class actions filed beginning in September 2019 in California Superior Court, County of San Francisco and the U.S. District Court for the Northern District of California, relating to Uber Technologies, Inc.’s (Uber) $8.1 billion May 2019 initial public offering. In addition to the underwriters, the defendants include Uber and certain of its officers and directors. GS&Co. underwrote 35,864,408 shares of common stock representing an aggregate offering price of approximately $1.6 billion. On February 11, 2020, plaintiffs in the state court action filed a consolidated amended complaint. On August 7, 2020, defendants’ motion to dismiss the district court action was denied.
Venator Materials PLC.
GS&Co. is among the underwriters named as defendants in putative securities class actions in Texas District Court, Dallas County, New York Supreme Court, New York County, and the U.S. District Court for the Southern District of Texas, filed beginning in February 2019, relating to Venator Materials PLC’s (Venator) $522 million August 2017 initial public offering and $534 million December 2017 secondary equity offering. In addition to the underwriters, the defendants include Venator, certain of its officers and directors and certain of its shareholders. GS&Co. underwrote 6,351,347 shares of common stock in the August 2017 initial public offering representing an aggregate offering price of approximately $127 million and 5,625,768 shares of common stock in the December 2017 secondary equity offering representing an aggregate offering price of approximately $127 million. On January 21, 2020, the Texas Court of Appeals reversed the Texas District Court and dismissed the claims against the underwriter defendants, including GS&Co., in the Texas state court action for lack of personal jurisdiction. On July 1, 2020, defendants’ motion to stay the New York state court action in favor of the federal action was denied.
XP Inc.
GS&Co. is among the underwriters named as defendants in putative securities class actions pending in New York Supreme Court, County of New York, and the U.S. District Court for the Eastern District of York, filed beginning March 19, 2020, relating to XP Inc.’s (XP) $2.3 billion December 2019 initial public offering. In addition to the underwriters, the defendants include XP, certain of its officers and directors and certain of its shareholders. GS&Co. underwrote 19,326,218 shares of common stock in the December 2019 initial public offering representing an aggregate offering price of approximately $522 million. On June 22, 2020, plaintiffs in the state court action filed an amended complaint. On
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July 29, 2020, a consolidated amended complaint was filed in the federal court action. On August 5, 2020, defendants’ motion to stay the state court action in favor of the federal court action was denied.
GoHealth, Inc.
GS&Co. is among the underwriters named as defendants in two putative securities class actions filed on September 21, 2020 and September 28, 2020 in the U.S. District Court for the Northern District of Illinois relating to GoHealth, Inc.’s (GoHealth) $914 million July 2020 initial public offering. In addition to the underwriters, the defendants include GoHealth, certain of its officers and directors and certain of its shareholders. GS&Co. underwrote 11,540,550 shares of common stock representing an aggregate offering price of approximately $242 million. A third putative securities class action relating to GoHealth’s initial public offering that does not name the underwriters as defendants was filed in the U.S. District Court for the Northern District of Illinois on September 25, 2020.
Securities Lending Antitrust Litigation
Group Inc. and GS&Co. are among the defendants named in a putative antitrust class action and three individual actions relating to securities lending practices filed in the U.S. District Court for the Southern District of New York beginning in August 2017. The complaints generally assert claims under federal and state antitrust law and state common law in connection with an alleged conspiracy among the defendants to preclude the development of electronic platforms for securities lending transactions. The individual complaints also assert claims for tortious interference with business relations and under state trade practices law and, in the second and third individual actions, unjust enrichment under state common law. The complaints seek declaratory and injunctive relief, as well as unspecified amounts of compensatory, treble, punitive and other damages. Group Inc. was voluntarily dismissed from the putative class action on January 26, 2018. Defendants’ motion to dismiss the class action complaint was denied on September 27, 2018. Defendants’ motion to dismiss the first individual action was granted on August 7, 2019.
Interest Rate Swap Antitrust Litigation
Group Inc., GS&Co., Goldman Sachs International (GSI), Goldman Sachs Bank USA (GS Bank USA) and Goldman Sachs Financial Markets, L.P. are among the defendants named in a putative antitrust class action relating to the trading of interest rate swaps, filed in November 2015 and consolidated in the U.S. District Court for the Southern District of New York. The same Goldman Sachs entities also are among the defendants named in two antitrust actions relating to the trading of interest rate swaps, commenced in April 2016 and June 2018, respectively, in the U.S. District Court for the Southern District of New York by three operators of swap execution facilities and certain of their affiliates. These actions have been consolidated for pretrial proceedings. The complaints generally assert claims under federal antitrust law and state common law in connection with an alleged conspiracy among the defendants to preclude exchange trading of interest rate swaps. The complaints in the individual actions also assert claims under state antitrust law. The complaints seek declaratory and injunctive relief, as well as treble damages in an unspecified amount. The district court dismissed the state common law claims asserted by the plaintiffs in the first individual action and otherwise limited the state common law claim in the putative class action and the antitrust claims in both actions to the period from 2013 to 2016. On November 20, 2018, the court granted in part and denied in part the defendants’ motion to dismiss the second individual action, dismissing the state common law claims for unjust enrichment and tortious interference but denying dismissal of the federal and state antitrust claims. On March 13, 2019, the court denied the plaintiffs’ motion in the putative class action to amend their complaint to add allegations related to 2008-2012 conduct, but granted the motion to add limited allegations from 2013-2016, which the plaintiffs added in a fourth consolidated amended complaint filed on March 22, 2019.
Variable Rate Demand Obligations Antitrust Litigation
GS&Co. is among the defendants named in a putative class action relating to variable rate demand obligations (VRDOs), filed beginning in February 2019 under separate complaints and consolidated in the U.S. District Court for the Southern District of New York. The consolidated amended complaint, filed on May 31, 2019, generally asserts claims under federal antitrust law and state common law in connection with an alleged conspiracy among the defendants to manipulate the market for VRDOs. The complaint seeks declaratory and injunctive relief, as well as unspecified amounts of compensatory, treble and other damages.
Commodities-Related Litigation
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GS&Co., GSI, J. Aron & Company and Metro International Trade Services (Metro), a previously consolidated subsidiary of Group Inc. that was sold in the fourth quarter of 2014, are among the defendants in a number of putative class and individual actions filed beginning on August 1, 2013 and consolidated in the U.S. District Court for the Southern District of New York. The complaints generally allege violations of federal antitrust laws and state laws in connection with the storage of aluminum and aluminum trading. The complaints seek declaratory, injunctive and other equitable relief, as well as unspecified monetary damages, including treble damages. In December 2016, the district court granted defendants’ motions to dismiss and on August 27, 2019, the Second Circuit vacated the district court’s dismissals and remanded the case to district court for further proceedings. On July 23, 2020, the district court denied the class plaintiff’s motion for class certification.
Group Inc., GS&Co., GSI, J. Aron & Company and Metro are among the defendants in an action filed on February 27, 2020 in the High Court of Justice, Business and Property Courts of England and Wales. The particulars of claim seeks unspecified compensatory and exemplary damages based on alleged violations of U.K. and E.U. competition laws in connection with the storage and trading of aluminum.
U.S. Treasury Securities Litigation
GS&Co. is among the primary dealers named as defendants in several putative class actions relating to the market for U.S. Treasury securities, filed beginning in July 2015 and consolidated in the U.S. District Court for the Southern District of New York. GS&Co. is also among the primary dealers named as defendants in a similar individual action filed in the U.S. District Court for the Southern District of New York on August 25, 2017. The consolidated class action complaint, filed on December 29, 2017, generally alleges that the defendants violated antitrust laws in connection with an alleged conspiracy to manipulate the when-issued market and auctions for U.S. Treasury securities and that certain defendants, including GS&Co., colluded to preclude trading of U.S. Treasury securities on electronic trading platforms in order to impede competition in the bidding process. The individual action alleges a similar conspiracy regarding manipulation of the when-issued market and auctions, as well as related futures and options in violation of the Commodity Exchange Act. The complaints seek declaratory and injunctive relief, treble damages in an unspecified amount and restitution.
Corporate Bonds Antitrust Litigation
Group Inc. and GS&Co. are among the dealers named as defendants in a putative class action relating to the secondary market for odd-lot corporate bonds, filed on April 21, 2020 in the U.S. District Court for the Southern District of New York. The consolidated complaint, filed on July 14, 2020, asserts claims under federal antitrust law in connection with alleged anti-competitive conduct by the defendants in the secondary market for odd-lots of corporate bonds, and seeks declaratory and injunctive relief, as well as unspecified monetary damages, including treble and punitive damages and restitution.
Employment-Related Matters
On September 15, 2010, a putative class action was filed in the U.S. District Court for the Southern District of New York by three female former employees. The complaint, as subsequently amended, alleges that Group Inc. and GS&Co. have systematically discriminated against female employees in respect of compensation, promotion and performance evaluations. The complaint alleges a class consisting of all female employees employed at specified levels in specified areas by Group Inc. and GS&Co. since July 2002, and asserts claims under federal and New York City discrimination laws. The complaint seeks class action status, injunctive relief and unspecified amounts of compensatory, punitive and other damages.
On March 30, 2018, the district court certified a damages class as to the plaintiffs’ disparate impact and treatment claims. On September 4, 2018, the Second Circuit Court of Appeals denied defendants’ petition for interlocutory review of the district court’s class certification decision and subsequently denied defendants’ petition for rehearing. On March 26, 2020, the Magistrate Judge in the district court granted in part a motion to compel arbitration as to class members who are parties to certain agreements with Group Inc. and/or GS&Co. in which they agreed to arbitrate employment-related disputes.
Trading Matters.
On October 4, 2019, GS&Co. entered into a settlement with ICE Futures Europe (ICE) to settle charges alleging that the timing and nature of GS&Co.’s trading activity in certain ICE commodity contracts on behalf of a client was disruptive, reckless and disorderly. Under this settlement, GS&Co. paid approximately $150,000 to ICE.
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On November 26, 2019, GS&Co. entered into a consent order with the CFTC to settle charges that, during a number of days in January and February 2014, GS&Co. failed to make and keep certain recordings of oral communications as required under CFTC regulations for swap dealers. Under this consent order, GS&Co. paid $1 million to the CFTC and agreed to cease and desist from violating certain regulations under the Commodities Exchange Act.
Included by the Sponsor from the NFA website and not provided by GS&Co.
Pursuant to an offer of settlement in which Goldman Sachs & Co. LLC (“Goldman”) neither admitted nor denied the rule violations or factual findings upon which the penalty is based, on November 25, 2019, a Panel of the Chicago Board of Trade Business Conduct Committee (“Panel”) found that on July 9, 2018, Goldman executed an Exchange for Related Position (“EFRP”) package in the Ten -Year Treasury Note futures and options markets where the related position components of the Exchange for Risk (“EFR”) transaction did not have a reasonable degree of price correlation and did not have opposing market bias to the Exchange component. Further, the related component of the Exchange of Option for Option (“EOO”) transaction was not reasonably equivalent to the Exchange component. The EFRP package was therefore non-bona fide. GSC was fined $15,000, effective November 27. 2019
Pursuant to an offer of settlement in which GSC admitted nor denied the rule violation upon which the penalty is based, on June 15, 2020, a Panel of the CBOT Business Conduct Committee (“Panel”) found that from September 11, 2019, through September 13, 2019, a customer of Goldman carried positions at more than one clearing member firm. Two reportable accounts controlled by the customer held a combined net futures equivalent long position of 8,015 DEC19 Soybean Oil futures, 15 (0.19%) contracts over the single month position limit and held that position on an end-of-day and intraday basis. Goldman, a clearing member, received notification of the overage from the Market Regulation Department on September 12, 2019 (and again on September 13 and 16). Despite this notice, Goldman failed to liquidate its pro-rata share of the customer’s position in excess of limits or otherwise ensure that its customer was in compliance with the limits within a reasonable period of time. The Panel concluded that Goldman thereby violated CBOT Rule 562. In accordance with the settlement offer, the Panel ordered Goldman to pay a fine in the amount of $15,000, effective June 17, 2020.
GSC was issued a summary fine in the amount of $10,000 for violating Exchange Rule 6.15(a) by falling to accurately report large trader positions, effective May 27, 2020.
The U.S. Commodity Futures Trading Commission issued on November 26, 2019, an order filing and simultaneously settling charges against GSC for failing to make and keep certain audio recordings as required under CFTC regulations for swap dealers. The order requires Goldman to pay a $1,000,000 civil monetary penalty and to cease and desist from further violations of Commission regulations, as charged. The order also finds that Goldman’s failure impeded an unrelated investigation conducted by the Division of Enforcement (Division).
“Registrants must comply with the Commission’s recordkeeping requirements, as with all other applicable laws,” said CFTC Enforcement Director James McDonald. “When they do not, we are committed to holding them accountable. This action reinforces the critical importance of recordkeeping requirements to the CFTC’s enforcement mission.” The order finds that Goldman, to comply with its recordkeeping obligations as a swap dealer, began using recording hardware to record the phone lines of trading and sales desks in March 2013. In January 2014, after the installation of a software security patch in one of Goldman’s offices, the recording hardware in that office restarted prematurely and, as a result, failed to record audio. Goldman was unaware of the error for approximately three weeks, until it conducted an unrelated spot-check of the affected office’s recording system, at which point Goldman identified the failure and re-engaged the recording system.  The Division subsequently opened an unrelated investigation that concerned the affected office and requested that Goldman produce certain audio recordings for dates within the period of the recording failure. Because of the recording failure, Goldman was unable to produce a significant number of the requested recordings. The Division only learned of Goldman’s failure to keep and maintain the recordings when Goldman informed the Division it was unable to produce them in the context of the Division’s unrelated investigation. Goldman’s recordkeeping failure impeded that investigation, because the Division was unable to obtain the information that should have been captured in the missing recordings through any other means.
During the month of August 2019, GSC did not provide large trader position adjustments within the prescribed deadline, in violation of CME Rule 561. On September 13, 2019, pursuant to Rule 512, a fine in the amount of $1,500 was assessed against GSC for its violation of CME Rule 561, effective October 4, 2019.
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GSC failed to maintain a complete electronic audit trail for certain dates ranging from August 2015 and ending in October 2016. On September 11, 2019, pursuant to Rule 512, a fine in the amount of $2,000 was assessed against Goldman Sachs & Co. for its violation of CBOT Rule 536.B.2, effective September 30, 2019.
GSC was issued a summary fine in the amount of $10,000 for violating Rule 2.22 by reporting inaccurate open interest for the September 2019 FCOJ-A futures contract for three dates--August 29, 2019, August 30, 2019 and September 2, 2019. The fine was effective September 25, 2019.
For trade date June 18, 2019, GSC offset positions in the physically-delivered June 2019 COMEX Silver (SI) futures contract, in violation of Rule 854. On August 8, 2019, the Rule 512 Committee, pursuant to Rule 512, assessed a fine in the amount of $2,000 against GSC for its violation of Rule 854, effective August 27, 2019. During the month of May 2019, GSC inaccurately reported long positions eligible for delivery in the May 2019 Wheat futures contract. On June 14, 2019, the Rule 512 Committee, pursuant to Rule 512, assessed a fine in the amount of $1,000 against GSC for its violation of Rule 807, effective July 2, 2019.
Pursuant to the results of a back office CTR exam, for trade dates December 11, 2017 through February 23, 2018, GSC’s data entry errors for sequenced cards, verbal orders, and floor orders exceeded the 10% error level mandated by Rule 536.F. Pursuant to the Rule 536.F sanction schedule, GSC was issued a $5,000 fine on April 12, 2018 for its second violation of Rule 536.F. within 24 months, effective April 30, 2018.
On two occasions in January 2018, GSC did not report block trades in a timely manner to the Exchange. The block trades were executed in the following products: March 2018 Long Term U.S. Treasury Bond Futures and March 2018 Ultra 10-Year U.S. Treasury Note Futures. On April 4, 2018, the Rule 512 committee, pursuant to Rule 512, assessed a fine in the amount of $1,000 against GSC for its violations of CBOT Rule 526.F, effective April 23, 2018.
During the period of May 1, 2017 through July 31, 2017, GSC violated Rule 576 on multiple occasions by failing to submit accurate Tag 50 IDs on certain order modifications and cancel messages. On November 29, 2017, GSC, pursuant to Rule 512 (“Reporting Infractions”), was collectively issued a $9,000 fine by the 512 Committee for its violations of Rule 576, as follows: CME $1,000; CBOT $2,000; COMEX $2,000; NYMEX $4,000, effective December 11, 2017.
The U.S. Commodity Futures Trading Commission (CFTC) issued an Order on December 21, 2016, filing and settling charges against The Goldman Sachs Group, Inc., and Goldman, Sachs & Co. (collectively, Goldman or the Bank). The Order finds that, beginning in January 2007 and continuing through March 2012 (the Relevant Period), Goldman attempted, by and through certain of its traders in New York, on many occasions to manipulate and made false reports concerning the U.S. Dollar International Swaps and Derivatives Association Fix (USD ISDAFIX), a global benchmark for interest rate products. Goldman’s unlawful conduct involved multiple traders, including the head of Goldman’s Interest Rate Products Trading Group in the United States, according to the CFTC Order. The CFTC Order requires Goldman to pay a $120 million civil monetary penalty, cease and desist from further violations as charged, and take specified remedial steps, including measures 1) to detect and deter trading intended to manipulate swap rates such as USD ISDAFIX, 2) to ensure the integrity and reliability of the Bank’s benchmark submissions, and 3) to improve related internal controls. The Order also requires the current supervisor responsible for oversight of various United States interest-rate trading desks at Goldman to provide a certification as to, among other things, the effectiveness of the internal controls and procedures undertaken and implemented by Goldman as a result of this settlement. “This matter, the third enforcement action relating to the ISDAFIX benchmark, demonstrates the breadth of this kind of misconduct across the industry, and within Goldman, the extent of the misconduct across trading desks and product lines,” commented Aitan Goelman, the CFTC’s Director of Enforcement. Mr. Goelman further commented that “the Division will continue to be vigilant and aggressive in protecting the integrity of the ISDAFIX and other important benchmarks relied upon by the markets.” Goldman, through its traders, bid, offered, and executed transactions in interest rate swap spreads, U.S. Treasuries, and Eurodollar futures contracts in a manner deliberately designed—in timing, price, and other respects—to influence the published USD ISDAFIX in order to benefit the Bank in its derivatives positions, according to the Order. In addition, Goldman, through its employees making the Bank’s USD ISDAFIX submissions, also attempted to manipulate and made false reports concerning USD ISDAFIX by skewing the Bank’s submissions in order to benefit the Bank at the expense of its derivatives counterparties and clients.
The Compliance Staff of ICE found that GSC violated Exchange Rule 6.10 by failing to ensure that the proper CTI codes were affixed to orders. GSC was fined $2000, effective April 4, 2016.
Included by the Sponsor from the NFA Website and not provided by GS
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CME Case #: 21-0605-CTRA. Pursuant to the results of a back office CTR audit, on December 2, 2020 through January 29, 2021, Goldman Sachs & Co. LLC was found to be in violation of data entry errors for sequenced cards, verbal orders, and floor orders exceeded the 10% error level mandated by Rule 536.F. Action Types: Floor Recordkeeping. Pursuant to the Rule 536.F sanction schedule, Goldman Sachs & Co. LLC was issued a $2,500 fine on May 19, 2021 for its first violation of Rule 536.F. within 24 months. Effective Date: 05/21/2021
CME Case #: RSRH-21-6265. During the month of June 2021, Goldman, Sachs & Co. LLC, inaccurately reported its large trader positions in several instances of CME contracts, in violation of Rule 561. Action Types: Office Recordkeeping. On July 13, 2021, pursuant to Rule 512, a fine in the amount of $1,500 was assessed against Goldman, Sachs & Co. LLC for its violation of Rule 561. Effective Date: 07/30/2021
NYME Case #: RSRH-21-6304. During the month of July 2021, Goldman Sachs & Co. LLC inaccurately reported its open interest in August 2021 NYMEX Crude Oil Futures contracts in violation of Rule 854. Action Type(s): Office Recordkeeping. On August 10, 2021, pursuant to Rule 512, a fine in the amount of $2,500 was assessed against Goldman Sachs & Co. LLC for its violation of Rule 854. Effective Date: 08/26/2021
Goldman Sachs International (“GSI”)
Goldman Sachs International is a subsidiary of The Goldman Sachs Group, Inc. (“Group, Inc.”). From time to time, Group, Inc. (and its subsidiaries, including Goldman Sachs International), its officers and employees are involved in proceedings and receive inquiries, subpoenas and notices of investigation relating to various aspects of its business some of which result in sanction. Details are set out in Goldman Sachs International’s entry on the FCA/PRA Financial Services Register (https://register.fca.org.uk/ShPo_HomePage), Goldman Sachs International’s financial statements and Group Inc.’s various regulatory filings under applicable laws and regulations, Forms 10-K and 10-Q and periodic filings pursuant to the U.S. Securities Exchange Act of 1934 (http://www.goldmansachs.com/investor-relations/financials/). Goldman Sachs International is registered in the US with National Futures Association (NFA) as a provisionally registered Swap Dealer.
The disclosures below are extracts from Group Inc’s financial statements dating back five years available on the GS website:
The firm is involved in a number of judicial, regulatory and arbitration proceedings (including those described below) concerning matters arising in connection with the conduct of the firm’s businesses. Many of these proceedings are in early stages, and many of these cases seek an indeterminate amount of damages.
Malaysia Development Berhad (1MDB)-Related Matters
The firm has received subpoenas and requests for documents and information from various governmental and regulatory bodies and self-regulatory organizations as part of investigations and reviews relating to financing transactions and other matters involving 1MDB, a sovereign wealth fund in Malaysia. Subsidiaries of the firm acted as arrangers or purchasers of approximately $6.5 billion of debt securities of 1MDB. On November 1, 2018, the U.S. Department of Justice (DOJ) unsealed a criminal information and guilty plea by Tim Leissner, a former participating managing director of the firm, and an indictment against Ng Chong Hwa, a former managing director of the firm, and Low Taek Jho. Leissner pleaded guilty to a two-count criminal information charging him with conspiring to launder money and conspiring to violate the U.S. Foreign Corrupt Practices Act’s (FCPA) anti-bribery and internal accounting controls provisions. Low and Ng were charged in a three-count indictment with conspiring to launder money and conspiring to violate the FCPA’s anti-bribery provisions. On August 28, 2018, Leissner’s guilty plea was accepted by the U.S. District Court for the Eastern District of New York and Leissner was adjudicated guilty on both counts. Ng was also charged in this indictment with conspiring to violate the FCPA’s internal accounting controls provisions. The charging documents state, among other things, that Leissner and Ng participated in a conspiracy to misappropriate proceeds of the 1MDB offerings for themselves and to pay bribes to various government officials to obtain and retain 1MDB business for the firm. The plea and charging documents indicate that Leissner and Ng knowingly and willfully circumvented the firm’s system of internal accounting controls, in part by repeatedly lying to control personnel and internal committees that reviewed these offerings. The indictment of Ng and Low alleges that the firm’s system of internal accounting controls could be easily circumvented and that the firm’s business culture, particularly in Southeast Asia, at times prioritized consummation of deals ahead of the proper operation of its compliance functions. On May 6, 2019, Ng pleaded not guilty to the DOJ’s criminal charges. On February 4, 2020, the FRB disclosed that Andrea Vella, a former participating managing director whom the DOJ had previously referred to as an unindicted co-conspirator, had agreed, without admitting or denying the FRB’s allegations, to a consent order that prohibited him from participating in the banking industry. No other penalties were imposed by the consent order. On December 17, 2018, the Attorney
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General of Malaysia filed criminal charges in Malaysia against Goldman Sachs International (GSI), as the arranger of three offerings of debt securities of 1MDB, aggregating approximately $6.5 billion in principal amount, for alleged disclosure deficiencies in the offering documents relating to, among other things, the use of proceeds for the debt securities, as well as against Goldman Sachs (Asia) LLC (GS Asia) and Goldman Sachs (Singapore) PTE (GS Singapore). Criminal charges have also been filed against Leissner, Low, Ng and Jasmine Loo Ai Swan. In a related press release, the Attorney General of Malaysia indicated that prosecutors in Malaysia will seek criminal fines against the accused in excess of $2.7 billion plus the $600 million of fees received in connection with the debt offerings. On August 9, 2019, the Attorney General of Malaysia announced that criminal charges had also been filed against seventeen current and former directors of GSI, GS Asia and GS Singapore. The Malaysia Securities Commission issued notices to show cause against Goldman Sachs (Malaysia) Sdn Bhd (GS Malaysia) in December 2018 and March 2019 that (i) allege possible violations of Malaysian securities laws and (ii) indicate that the Malaysia Securities Commission is considering whether to revoke GS Malaysia’s license to conduct corporate finance and fund management activities in Malaysia. The firm has received multiple demands, beginning in November 2018, from alleged shareholders under Section 220 of the Delaware General Corporation Law for books and records relating to, among other things, the firm’s involvement with 1MDB and the firm’s compliance procedures. On December 13, 2019, an alleged shareholder filed a lawsuit in the Court of Chancery of the State of Delaware seeking books and records relating to, among other things, the firm’s involvement with 1MDB and the firm’s compliance procedures. On February 19, 2019, a purported shareholder derivative action relating to 1MDB was filed in the U.S. District Court for the Southern District of New York against Group Inc. and the directors at the time and a former chairman and chief executive officer of the firm. The amended complaint filed on July 12, 2019, which seeks unspecified damages, disgorgement and injunctive relief, alleges breaches of fiduciary duties, including in connection with alleged insider trading by certain current and former directors, unjust enrichment and violations of the anti-fraud provisions of the Exchange Act, including in connection with Group Inc.’s common stock repurchases and solicitation of proxies. Defendants moved to dismiss this action on September 12, 2019. Beginning in March 2019, the firm has also received demands from alleged shareholders to investigate and pursue claims against certain current and former directors and executive officers based on their oversight and public disclosures regarding 1MDB and related internal controls. On November 21, 2018, a summons with notice was filed in New York Supreme Court, County of New York, by International Petroleum Investment Company, which guaranteed certain debt securities issued by 1MDB, and its subsidiary Aabar Investments PJS. The summons with notice makes unspecified claims relating to 1MDB and seeks unspecified compensatory and punitive damages and other relief against Group Inc., GSI, GS Asia, GS Singapore, GS Malaysia, Leissner, Ng, and Vella, as well as individuals (who are not current or former employees of the firm) previously associated with the plaintiffs. On December 20, 2018, a putative securities class action lawsuit was filed in the U.S. District Court for the Southern District of New York against Group Inc. and certain former officers of the firm alleging violations of the anti-fraud provisions of the Exchange Act with respect to Group Inc.’s disclosures concerning 1MDB and seeking unspecified damages. The plaintiffs filed the second amended complaint on October 28, 2019, which the defendants moved to dismiss on January 9, 2020. The firm is cooperating with the DOJ and all other governmental and regulatory investigations relating to 1MDB. The firm is also engaged in discussions with certain governmental and regulatory authorities with respect to potential resolution of their investigations and proceedings. There can be no assurance that the discussions will lead to resolution of any of those matters. Any such resolution, as well as proceedings by the DOJ or other governmental or regulatory authorities, could result in the imposition of significant fines, penalties and other sanctions against the firm, including restrictions on the firm’s activities.
Interest Rate Swap Antitrust Litigation
Group Inc., GS&Co., GSI, GS Bank USA and Goldman Sachs Financial Markets, L.P. (GSFM) are among the defendants named in a putative antitrust class action relating to the trading of interest rate swaps, filed in November 2015 and consolidated in the U.S. District Court for the Southern District of New York. The same Goldman Sachs entities also are among the defendants named in two antitrust actions relating to the trading of interest rate swaps, commenced in April 2016 and June 2018, respectively, in the U.S. District Court for the Southern District of New York by three operators of swap execution facilities and certain of their affiliates. These actions have been consolidated for pretrial proceedings. The complaints generally assert claims under federal antitrust law and state common law in connection with an alleged conspiracy among the defendants to preclude exchange trading of interest rate swaps. The complaints in the individual actions also assert claims under state antitrust law. The complaints seek declaratory and injunctive relief, as well as treble damages in an unspecified amount. Defendants moved to dismiss the class and the first individual action and the district court dismissed the state common law claims asserted by the plaintiffs in the first individual action and otherwise limited the state common law claim in the putative class action and the antitrust claims in both actions to the period from 2013 to 2016. On November 20, 2018, the court granted in part and denied in part the defendants’ motion to dismiss the second individual action, dismissing the state common law claims for unjust enrichment and tortious interference, but denying dismissal of the federal and state antitrust claims. On March 13, 2019, the court denied the plaintiffs’ motion in the putative class action to amend their complaint to add
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allegations related to 2008-2012 conduct, but granted the motion to add limited allegations from 2013-2016, which the plaintiffs added in a fourth consolidated amended complaint filed on March 22, 2019. The plaintiffs in the putative class action moved for class certification on March 7, 2019.
Commodities-Related Litigation
GSI is among the defendants named in putative class actions relating to trading in platinum and palladium, filed beginning on November 25, 2014 and most recently amended on May 15, 2017, in the U.S. District Court for the Southern District of New York. The amended complaint generally alleges that the defendants violated federal antitrust laws and the Commodity Exchange Act in connection with an alleged conspiracy to manipulate a benchmark for physical platinum and palladium prices and seek declaratory and injunctive relief, as well as treble damages in an unspecified amount. Defendants moved to dismiss the third consolidated amended complaint on July 21, 2017. GS&Co., GSI, J. Aron & Company and Metro, a previously consolidated subsidiary of Group Inc. that was sold in the fourth quarter of 2014, are among the defendants in a number of putative class and individual actions filed beginning on August 1, 2013 and consolidated in the U.S. District Court for the Southern District of New York. The complaints generally allege violations of federal antitrust laws and state laws in connection with the storage of aluminum and aluminum trading. The complaints seek declaratory, injunctive and other equitable relief, as well as unspecified monetary damages, including treble damages. In December 2016, the district court granted defendants’ motions to dismiss as to all remaining claims. Certain plaintiffs subsequently appealed in December 2016. On August 27, 2019, the Second Circuit vacated the district court’s dismissals and remanded the case to district court for further proceedings.
Included by the Sponsor from the NFA Website and not provided by Goldman Sachs International:
TRS Case #17-001 (May 26, 2017) – Failure to report a canceled or amended transaction. 513-Cancelled trades and amended trade information. Fine of $1,000.
BLB Case #161 (August 12, 2016) – For trade date June 2, 2016, Goldman Sachs International did not notify nor receive prior approval to offset an error trade as required under BSEF Rule 516. Fine of $1,250.
For trade date March 13, 2020, GSI failed to report two Block Trades to BSEF within 10 minutes after the Participants agreed to and executed the terms of each Block Trade as required under BSEF Rule 531.A(d). Summary Notice of Fine ($1250), effective November 11, 2020.
Margin Levels Expected to be Held at the FCMs
While the portfolio composition may vary over time, it is not expected that, as of any daily rebalance, the Matching Fund and the Short Fund will ever have futures exposure greater than one times (1x) such Fund’s assets or that the Ultra Funds or UltraShort Funds will ever have futures exposure greater than two times (2x) such Fund’s assets (although this is possible in some circumstances, such as during periods of market volatility or in situations where margin requirements are high). It currently is anticipated that each Fund could have as much as 100% of its assets held in segregated accounts as collateral for its transactions in futures contracts and other Financial Instruments.
The Funds receive the income on any securities or other property of the Funds transferred to the FCMs to fulfill requirements for margin to be held by the FCMs in respect of commodity interests, and receive a negotiated portion of any income derived by the FCMs in respect of any cash transferred to the FCMs and held for this purpose.
SWAP COUNTERPARTIES
The Funds intend to use Citibank, N.A. (“Citi”), Société Générale (“SG”), UBS AG (“UBS”), Royal Bank of Canada (“RBC”), Goldman Sachs International (“GSI”), and Morgan Stanley & Co. International PLC (“Morgan Stanley”) as counterparties to swap agreements that are not cleared on an exchange. Goldman Sachs & Co. (“GS&Co.”) may in the future act as a swap counterparty to the Funds. Each such entity may act as a counterparty for many other funds and individuals.
Investors should be advised that none of Citi, SG, UBS, RBC, GS&Co. (to the extent that it acts as a swap agreement counterparty in the future) GSI or Morgan Stanley is affiliated with or acts as a supervisor of the Funds or the Funds’ commodity pool operators, commodity trading advisors, investment managers, trustees, general partners, administrators, transfer agents, registrars or organizers, as applicable. Additionally, none of Citi, SG, UBS, RBC, GS&Co. (to the extent that it acts as a swap agreement counterparty in the future) GSI or Morgan Stanley, in its
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capacity as swap counterparty, is acting as an underwriter or sponsor of the offering of any Shares or interests in the Funds or has passed upon the merits of participating in this offering.
None of Citi, SG, UBS, RBC, GS&Co. (to the extent that it acts as a swap agreement counterparty in the future) GSI or Morgan Stanley has passed upon the adequacy of this Prospectus or on the accuracy of the information contained herein. Additionally, none of Citi, SG, UBS, RBC, GS&Co. (to the extent that it acts as a swap agreement counterparty in the future) GSI or Morgan Stanley provides any commodity trading advice regarding the Funds’ trading activities. Investors should not rely upon Citi, SG, UBS, RBC, GS&Co. (to the extent that it acts as a swap agreement counterparty in the future) GSI or Morgan Stanley in deciding whether to invest in the Funds or retain their interests in the Funds. Investors should also note that the Funds may select additional swap counterparties or replace Citi and/or SG and/or UBS and/or RBC and/or GS& Co. (to the extent that it acts as a swap agreement counterparty in the future) and/or GSI and/or Morgan Stanley as the Funds’ swap counterparty.
Litigation and Regulatory Disclosure Relating to Swap Counterparties
Citibank, N.A.
Citibank, N.A. (“Citi” or “Citibank”) is acting as a swap dealer for ProShares Trust II. Citi is registered in the US with National Futures Association (NFA) as a registered Swap Dealer. Citi is and has been a defendant in numerous legal proceedings, including actions brought by regulatory organizations and government agencies, relating to its derivatives, securities and commodities business that allege various violations of federal and state securities laws. Citigroup, Inc. (“Citigroup”) files annual reports and quarterly reports in which it discloses material information about Citigroup matters, including information about any material litigation or regulatory investigation. Full details on the items noted below can be found here: http://www.citigroup.com/citi/investor/sec.htm. This disclosure does not include any matters initiated against Citibank during or after the fourth quarter of 2020. For active matters initiated prior to the fourth quarter of 2020, updates were based on the matters’ public U.S. state or federal court dockets.
Commodities Financing Contracts
Beginning in May 2014, Citigroup became aware of reports of potential fraud relating to the financing of physical metal stored at the Qingdao and Penglai ports in China. Citibank and Citigroup Global Markets Limited (“CGML”) had financing contracts with Mercuria Energy Trading Pte. Ltd collateralized by physical metal stored at these ports, with the agreements providing that Mercuria would repurchase the inventory at a specified date in the future.
On July 22, 2014, Citibank and CGML commenced proceedings in the High Court in London to enforce their rights under the relevant agreements in relation to approximately $285 million in financing. That counterparty and a Chinese warehouse provider previously brought actions in the English courts to establish the parties’ rights and obligations under these agreements.
In December 2016, the Citigroup affiliates reached a resolution on this matter with Mercuria, and subsequently took steps to withdraw the proceedings in London, as well as related initiatives in Chinese courts. Additional information concerning this action is publicly available in court filings under the claim reference: Mercuria Energy Trading PTE Ltd & Another Citibank & Another, Claim No. 2014 Folio 709, Appeal Nos. 2015/2407 (Citigroup) and 2015/2395 (Mercuria).
Credit Crisis-Related Litigation and Other Matters
Mortgage-Backed Securities Trustee Actions:
In 2014, investors in 27 residential MBS trusts for which Citibank served or currently serves as trustee filed an action in the United States District Court for the Southern District of New York, captioned FIXED INCOME SHARES: SERIES M ET AL. v. CITIBANK N.A., alleging claims that Citibank failed to pursue contractual remedies against securitization sponsors and servicers. Subsequently, all claims were dismissed as to 26 of the 27 trusts. On March 22, 2018, the court granted Citibank’s motion for summary judgment and denied plaintiffs’ motions for partial summary judgment and class certification, which plaintiffs appealed. On June 7, 2019, plaintiffs withdrew their appeal and the case was dismissed. Additional information concerning this action is publicly available in court filings under the docket number 14-cv-9373 (S.D.N.Y.) (Furman, J.) and 18-1196 (2d Cir.)
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On November 24, 2015, largely the same group of investors filed another action in the New York State Supreme Court, captioned FIXED INCOME SHARES: SERIES M, ET AL. v. CITIBANK N.A., related to 24 of the trusts dismissed from the federal court action and one additional trust, asserting claims similar to the original complaint filed in federal court. In 2017, the court granted in part and denied in part Citibank’s motion to dismiss plaintiffs’ amended complaint. Citibank appealed as to the sustained claims, and on January 16, 2018, the New York State appeals court dismissed all of the remaining claims except the claim for breach of contract related to purported discovery of alleged underwriter breaches of representations and warranties. On June 7, 2019, plaintiffs filed an unopposed motion to discontinue the action. On September 24, 2019, the parties filed a stipulation discontinuing the action and the case was dismissed. Additional information concerning this action is publicly available in court filings under the docket number 653891/2015 (N.Y. Sup. Ct.) (Borrok, J.).
In 2015, the Federal Deposit Insurance Corporation (FDIC), as receiver for a financial institution, filed a civil action against Citibank in the United States District Court for the Southern District of New York, captioned FEDERAL DEPOSIT INSURANCE CORPORATION AS RECEIVER FOR GUARANTY BANK v. CITIBANK N.A. The complaint concerns one RMBS trust for which Citibank formerly served as trustee, and alleges that Citibank failed to pursue contractual remedies against the sponsor and servicers of that trust. After the court granted Citibank’s motion to dismiss on grounds that the FDIC lacked standing to pursue its claims, the FDIC filed an amended complaint. In 2018, Citibank filed a motion to dismiss the amended complaint. On March 20, 2019, the court granted Citibank’s motion to dismiss the FDIC’s amended complaint. Additional information concerning this action is publicly available in court filings under the docket number 15-cv-6574 (S.D.N.Y.) (Carter, J.).
Lehman Brothers Bankruptcy Proceedings
On February 8, 2012, Citibank and certain Citigroup affiliates were named as defendants in an adversary proceeding asserting objections to proofs of claim totaling approximately $2.6 billion filed by Citibank and those affiliates, and claims under federal bankruptcy and state law to recover $2 billion deposited by Lehman Brothers Holdings Inc. (LBHI) with Citibank against which Citibank asserts a right of setoff. A global settlement between the parties was approved by the bankruptcy court on October 13, 2017. As part of the global settlement, Citibank retained $350 million from LBHI’s deposit at Citibank and returned to LBHI and its affiliates the remaining deposited funds, and LBHI withdrew its remaining objections to the bankruptcy claims filed by Citibank and its affiliates. This action was dismissed by stipulation on November 3, 2017. Additional information concerning this action is publicly available in court filings under the docket numbers 12-01044 and 08-13555 (Bankr. S.D.N.Y.) (Chapman, J.).
On July 21, 2014, an adversary proceeding was filed on behalf of Lehman Brothers Finance AG against Citibank, Citibank Korea Inc. and CGML asserting that defendants improperly have withheld termination payments under certain derivatives contracts. An amended complaint was filed on August 6, 2014, and defendants filed an answer on October 6, 2014. On July 1, 2016, the bankruptcy court entered an order approving a settlement between the parties. A stipulation of dismissal with prejudice was filed on July 26, 2016. Additional information concerning this action is publicly available in court filings under the docket numbers 14-02050 and 09-10583 (Bankr. S.D.N.Y.) (Chapman, J.).
Terra Firma Litigation
In December 2009, the general partners of two related private equity funds filed a complaint in New York state court, subsequently removed to the United States District Court for the Southern District of New York, asserting multi-billion dollar claims against Citigroup and certain of its affiliates arising out of the May 2007 auction of the music company, EMI, in which Citigroup affiliates acted as advisor to EMI and as a lender to plaintiffs’ acquisition vehicle. Following a jury trial, a verdict was returned in favor of Citigroup on November 4, 2010. Plaintiffs appealed from the entry of the judgment. On May 31, 2013, the United States Court of Appeals for the Second Circuit vacated the November 2010 jury verdict in favor of the defendants and ordered that the case be retried. On March 7, 2014, the parties stipulated to the dismissal of all remaining claims in the action, without prejudice to plaintiffs’ rights to re-file those claims in England.
Additional information concerning this action is publicly available in court filings under the docket numbers 09 Civ. 10459 (S.D.N.Y.) (Rakoff, J.) and 11-0126-cv (2d Cir.). In August and September 2013, plaintiffs in the New York proceedings, together with their affiliates and principal, filed claims against CGML, Citibank and Citigroup arising out of the EMI auction in the High Court of Justice, Queen’s Bench Division and Manchester District Registry Mercantile Court in Manchester, England. The cases have since been transferred to the High Court of Justice, Queen’s Bench Division, Commercial Court in London. On March 7, 2014, the parties to the separate proceedings filed by Terra Firma in 2013 before the High Court of Justice, Queen’s Bench Division, consented to the service by plaintiffs of an amended complaint incorporating the claims that would have proceeded to trial in the United States District Court for the Southern District of New York in July 2014, had the
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New York action not been dismissed. On June 15, 2016, by consent of the parties, the English High Court of Justice dismissed Terra Firma’s lawsuit against CGML, Citibank and Citigroup with prejudice and ordered Terra Firma to pay the Citigroup defendants’ costs associated with defending the lawsuit. Additional information concerning this action is publicly available in court filings under the claim reference Terra Firma Investments (GP) 2 Ltd. & Ors v Citigroup Global Markets Ltd. & Ors (CL-2013-000293).
Credit Default Swaps Matters
Putative class action complaints were filed by various entities against Citigroup, CGMI and Citibank, among other defendants, alleging anticompetitive conduct in the credit default swap (CDS) industry and asserting various claims under Sections 1 and 2 of the Sherman Act as well as a state law claim for unjust enrichment. On October 16, 2013, the U.S. Judicial Panel on Multidistrict Litigation centralized these putative class actions in the Southern District of New York for coordinated or consolidated pretrial proceedings before Judge Denise Cote. On September 4, 2014, the United States District Court for the Southern District of New York granted in part and denied in part defendants’ motion to dismiss the second consolidated amended complaint, dismissing plaintiffs’ claim for violation of Section 2 of the Sherman Act and certain claims for damages, but permitting the case to proceed as to plaintiffs’ claims for violation of Section 1 of the Sherman Act and unjust enrichment. On September 30, 2015, the defendants, including Citigroup, Citibank, and related parties, entered into settlement agreements to settle all claims of the putative class, and on October 29, 2015 and April 16, 2016, the court granted plaintiffs’ motion for preliminary approval and final approval of the proposed settlements, respectively. Additional information relating to this action is publicly available in court filings under the docket number 13 MD 2476 (S.D.N.Y.) (Cote, J.).
On June 8, 2017, a complaint was filed in the United States District Court for the Southern District of New York against numerous CDS market participants, including Citigroup, Citibank, CGMI, and Citigroup Global Markets Ltd. (CGML), under the caption TERA GROUP, INC., ET AL. v. CITIGROUP INC., ET AL. The complaint alleges that defendants colluded to prevent plaintiffs’ electronic CDS trading platform, TeraExchange, from entering the market, resulting in lost profits to plaintiffs. The complaint asserts federal and state antitrust claims, and claims for unjust enrichment and tortious interference with business relations. Plaintiffs seek a finding of joint and several liability, treble damages, attorneys’ fees, interest, and injunctive relief. On September 11, 2017, defendants, including Citigroup, Citibank, CGMI, and CGML, filed motions to dismiss all claims. On July 30, 2019, the court granted in part and denied in part defendants’ motion to dismiss. On January 30, 2020, plaintiffs filed an amended complaint. On March 30, 2020, the Court issued an order granting defendants leave to file a motion to dismiss. Defendants filed a motion to dismiss on April 2, 2020 and the motion was fully briefed on May 15, 2020. Additional information concerning this action is publicly available in court filings under the docket number 17-cv-04302 (S.D.N.Y.) (Sullivan, J.).
Depositary Receipts Conversion Litigation
Regulatory Actions: On November 7, 2018, the SEC entered an order accepting an offer of settlement from Citibank concerning the SEC’s investigation into activity relating to pre-released American Depositary Receipts from 2011 to 2015. While neither admitting nor denying the SEC’s allegations, Citibank agreed to a violation under Section 17(a)(3) of the Securities Act, as well as disgorgement of $20,903,858.25 and pre-judgment interest of $4,258,893.71 plus a civil money penalty of $13,587,507.86 for a total of $38,750,259.82.
Other Litigation: In 2015, Citibank was sued by a purported class of persons or entities who, from January 2000 to the present, are or were holders of depositary receipts for which Citibank served as the depositary bank and converted, or caused to be converted, foreign currency dividends or other distributions into U.S. dollars. On March 23, 2018, the court granted in part and denied in part plaintiffs’ motion for class certification, certifying only a class of holders of Citi-sponsored American depositary receipts that plaintiffs own. On September 6, 2018, the court granted preliminary approval of a class action settlement. On July 12, 2019, the court granted final approval. Additional information concerning this action is publicly available in court filings under the docket number 15 Civ. 9185 (S.D.N.Y.) (McMahon, C.).
Foreign Exchange Matters
Regulatory Actions: Government and regulatory agencies in the U.S. and in other jurisdictions are conducting investigations or making inquiries regarding Citigroup’s foreign exchange business. Citigroup is fully cooperating with these and related investigations and inquiries.
In 2017, the Competition Commission of South Africa confirmed a Consent Agreement with Citibank resolving allegations that between September 2007 and October 2013, Citibank and its affiliates engaged with non-Citi market participants in certain collusive conduct with regards to trading in FX involving the South African Rand (ZAR) in violation of South African law. A penalty of ZAR 69,500,860 was paid. This was the equivalent of between US $5M and $5.5M.
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On May 16, 2019, the EC announced a settlement with Citigroup and Citibank resolving its foreign exchange spot investigation. Citi was among six banks settling the EC’s investigation. As part of the settlement, Citi agreed to pay a fine of 310,776,000 Euro.
On June 6, 2019, the Swiss Competition Commission (COMCO) announced a settlement with Citigroup for the same conduct covered by the EC settlement. Citigroup was among six banks settling COMCO’s investigation. As part of the settlement, Citigroup agreed to pay a fine of 28,500,000 CHF.
Antitrust and Other Litigation: Numerous foreign exchange dealers, including Citigroup and Citibank, are named as defendants in putative class actions that are proceeding on a consolidated basis in the United States District Court for the Southern District of New York under the caption IN RE FOREIGN EXCHANGE BENCHMARK RATES ANTITRUST LITIGATION. The plaintiffs allege that they suffered losses as a result of the defendants’ alleged manipulation of, and collusion with respect to, the foreign exchange market. The plaintiffs allege violations of the Commodity Exchange Act, the Sherman Act, and/or the Clayton Act, and seek compensatory damages, treble damages and declaratory and injunctive relief.
On December 15, 2015, the court entered an order preliminarily approving a proposed settlement between the Citi defendants and classes of plaintiffs who traded foreign exchange instruments in the spot market and on exchanges. The proposed settlement provides for the Citi defendants to receive a release in exchange for a payment of approximately $400 million. On December 20, 2016, the court approved the notice of settlements and preliminarily approved the plan of distribution. The court granted final approval on August 6, 2018. Additional information concerning these actions is publicly available in court filings under the consolidated lead docket number: 13 Civ. 7789 (S.D.N.Y.) (Schofield, J.).
On June 3, 2015, an action captioned ALLEN v. BANK OF AMERICA CORPORATION, ET AL. was brought in the United States District Court for the Southern District of New York against Citigroup, as well as numerous other foreign exchange dealers. The plaintiffs seek to represent a putative class of participants, beneficiaries, and named fiduciaries of qualified Employee Retirement Income Security Act (ERISA) plans for whom a defendant provided foreign exchange transactional services or authorized or permitted foreign exchange transactional services involving a plan’s assets in connection with its exercise of authority or control regarding an ERISA plan. The plaintiffs allege violations of ERISA, and seek compensatory damages, restitution, disgorgement and declaratory and injunctive relief.
On April 6, 2016, the plaintiffs filed a second amended class action complaint against numerous foreign exchange dealers, including Citigroup and Citibank. On April 15, 2016, the settling defendants in IN RE FOREIGN EXCHANGE BENCHMARK RATES ANTITRUST LITIGATION moved to enjoin the ALLEN action pending final settlement approval in IN RE FOREIGN EXCHANGE BENCHMARK RATES ANTITRUST LITIGATION. On June 1, 2016, the court granted the motion in part as to claims based on collusive conduct and directed plaintiffs to file a separate pleading for claims based exclusively on non-collusive conduct. The plaintiffs filed a third amended complaint on July 15, 2016.
On September 20, 2016, the plaintiffs and settling defendants in IN RE FOREIGN EXCHANGE BENCHMARK RATES ANTITRUST LITIGATION filed a joint stipulation dismissing plaintiffs’ claims with prejudice. On October 20, 2016, the ALLEN plaintiffs appealed the lower court’s dismissal of claims against settling defendants in IN RE FOREIGN EXCHANGE BENCHMARK RATES ANTITRUST LITIGATION to the United States Court of
Appeals for the Second Circuit, after having also appealed dismissal as to other defendants. The Second Circuit consolidated the two appeals and, on July 10, 2018, affirmed dismissal. Additional information concerning this action is publicly available in court filings under the docket numbers 13 Civ. 7789 (S.D.N.Y.) (Schofield, J.); 15 Civ. 4285 (S.D.N.Y.) (Schofield, J.); 16-3327 (2d Cir.); and 16-3571 (2d Cir.).
On March 10, 2016, Citibank, Citigroup and various other banks were joined as defendants in a pro se action captioned WAH ET AL. v. HSBC NORTH AMERICA HOLDINGS INC. ET AL. pending in the United States District Court for the Southern District of New York. The complaint asserts claims based on alleged FX market collusion in violation of the Sherman Act and Commodity Exchange Act. On March 31, 2016, plaintiffs filed an amended complaint. On April 29, 2016, Citi and the other newly joined defendants joined a previously filed motion to dismiss or stay the action. On August 11, 2016, the court granted the defendants’ motion to dismiss. The plaintiffs’ amended complaint dated June 8, 2017 removed the Citi entities from the action. Additional information concerning this action is publicly available in court filings under the docket number 15 Civ. 08974 (S.D.N.Y.) (Schofield, J.).
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On September 16, 2015, an action captioned NEGRETE v. CITIBANK, N.A. was filed in the United States District Court for the Southern District of New York. Plaintiffs allege that Citibank engaged in conduct in connection with plaintiffs’ foreign exchange trading that caused them losses. Plaintiffs assert claims for fraud, breach of contract, and negligence, and seek compensatory damages, punitive damages and injunctive relief. On November 17, 2015, Citi filed a motion to dismiss and a motion to stay discovery pending resolution of the motion to dismiss. On December 7, 2015, the court granted Citi’s motion for a stay of discovery. On June 20, 2016, plaintiffs filed an amended complaint. Citibank moved to dismiss the amended complaint, and plaintiffs cross-moved for partial summary judgment. On February 27, 2017, the court granted Citibank’s motion to dismiss in part without leave to amend, and denied plaintiffs’ motion for partial summary judgment. On March 13, 2017, Citibank filed an answer to plaintiffs’ amended complaint. On March 21, 2017, plaintiffs moved for entry of final judgment as to the dismissed claims and requested that litigation of the remaining claim be stayed pending an appeal. On July 11, 2017, the court denied plaintiffs’ motion for entry of final judgment as to the claims dismissed in the court’s February 27, 2017 order. On August 18, 2017, the parties stipulated to voluntary dismissal of plaintiffs’ sole remaining claim that was not dismissed in the court’s February 27, 2017 order. On September 7, 2017, plaintiffs filed a notice of appeal to the United States Court of Appeals for the Second Circuit. On January 3, 2019, the Second Circuit affirmed the district court’s judgment. Additional information concerning this action is publicly available in court filings under the docket number 15 Civ. 7250 (S.D.N.Y.) and 17-2783 (2d Cir.).
In 2015, an action captioned NYPL v. JPMORGAN CHASE & CO., ET AL. was brought in the United States District Court for the Northern District of California (later transferred to the United States District Court for the Southern District of New York) against Citigroup, as well as numerous other foreign exchange dealers.
Subsequently, plaintiffs filed a third amended class action complaint, naming Citigroup, Citibank, and Citicorp as defendants. Plaintiffs seek to represent a putative class of “consumers and businesses in the United States who directly purchased supracompetitive foreign currency at Benchmark exchange rates” from defendants. Plaintiffs allege claims under federal and California antitrust and consumer protection laws, and are seeking compensatory damages, treble damages, and declaratory and injunctive relief. In January 2019, the plaintiffs renewed a previously filed motion for leave to amend their complaint, and on July 9, 2019, the court denied that motion. On January 13, 2020, the court issued an amended case management plan, setting case and pretrial deadlines. On April 30, 2020, plaintiffs filed a motion for class certification. That motion remains pending as expert discovery continues. Additional information concerning this action is publicly available in court filings under the docket numbers 15 Civ. 2290 (N.D. Cal.) (Chhabria, J.) and 15 Civ. 9300 (S.D.N.Y.) (Schofield, J.).
On September 26, 2016, investors in exchange-traded funds (ETFs) commenced a suit captioned BAKER ET AL. v. BANK OF AMERICA CORPORATION ET AL. in the United States District Court for the Southern District of New York against Citigroup, Citibank, Citicorp and CGMI, as well as various other banks. The complaint asserts claims under the Sherman Act, New York state antitrust law, and California state antitrust law and unfair competition law, based on alleged foreign exchange market collusion affecting ETF investments. The plaintiffs seek to certify nationwide, California and New York classes, and request damages and injunctive relief under the relevant statutes, including treble damages. On January 23, 2017, the defendants moved to dismiss the complaint, and on March 24, 2017, the plaintiffs filed an amended complaint in lieu of responding to defendants’ motion. A stipulation of voluntary dismissal was filed on April 28, 2017. Additional information concerning this action is publicly available in court filings under the docket number 16 Civ.7512 (S.D.N.Y) (Schofield, J.).
In 2017, certain plaintiffs filed a consolidated amended complaint on behalf of purported classes of indirect purchasers of foreign exchange instruments sold by defendants, including Citigroup, Citibank, Citicorp, and CGMI as defendants, captioned CONTANT, ET AL. v. BANK OF AMERICA CORPORATION, ET AL. Plaintiffs allege that defendants engaged in a conspiracy to fix currency prices in violation of the Sherman Act and various state antitrust laws. On November 15, 2018, the court denied plaintiffs’ motions for preliminary approval of a proposed class settlement with the Citi defendants. On May 29, 2019, the plaintiffs filed an amended motion for preliminary approval of their settlement, and the court granted the motion on July 29, 2019. On November 19, 2019, the court stayed settlement deadlines so that settlements with two additional defendants could be combined with the Citi settlement. Additional information concerning these actions is publicly available in court filings under the docket numbers 16 Civ. 7512 (S.D.N.Y.) (Schofield, J.), 17 Civ. 4392 (S.D.N.Y.) (Schofield, J.), and 17 Civ. 3139 (S.D.N.Y.) (Schofield, J.).
On July 12, 2017, a putative class action captioned ALPARI (US), LLC v. CITIGROUP INC. & CITIBANK, N.A. was filed in the United States District Court for the Southern District of New York. Plaintiff asserts claims for breach of contract and unjust enrichment arising out of alleged cancellation of electronic FX transactions and seeks damages, restitution, injunctive relief, and attorneys’ fees. On September 11, 2017, plaintiff filed a notice of dismissal, dismissing its case against Citigroup and Citibank in its entirety without prejudice. The court approved
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the dismissal on September 12, 2017 and ordered the case closed. Additional information concerning this action is publicly available in court filings under the docket number 17 Civ. 5269 (S.D.N.Y.).
On November 7, 2018, some of the institutional investors who opted out of an August 2018 settlement with Citi defendants filed a lawsuit against Citigroup, Citibank, CGMI, and other defendants under the caption ALLIANZ GLOBAL INVESTORS, ET AL. v. BANK OF AMERICA CORPORATION, ET AL. Plaintiffs allege that defendants manipulated, and colluded to manipulate, the foreign exchange market. Plaintiffs assert Sherman Act and unjust enrichment claims and seek consequential and punitive damages and other forms of relief. On April 1, 2019, Citigroup, Citibank, CGMI, and other defendants filed a motion to dismiss the amended complaint, and on June 11, 2019, plaintiffs filed a second amended complaint. On July 25, 2019, defendants moved to dismiss plaintiffs’ second amended complaint. On May 28, 2020, the court granted in part and denied in part defendants’ motion ti dismiss the second amended complaint. On July 28, 2020, plaintiffs filed a third amended complaint, to which the defendants filed answers on September 4, 2020. Additional information concerning this action is publicly available in court filings under the docket number 18 Civ. 10364 (S.D.N.Y.) (Schofield, J.).
In 2018, two motions for certification of class actions alleging manipulation of foreign exchange markets were filed in the Tel Aviv Central District Court in Israel against Citigroup and CGMI, and Citibank, respectively. The cases are LANUEL, ET AL. v. BANK OF AMERICA CORPORATION, ET AL., CA 29013-09-18, and GERTLER, ET AL. v. DEUTSCHE BANK AG, C1A 1657-10-18. On September 12, 2019, these motions were consolidated into a single proceeding, and an amended motion for certification of a class action was filed and served on Citibank. On May 26, 2020, the amended motion for certification was served on Citigroup and Citicorp. On August 11, 2020, Citibank moved to dismiss the petition for certification. Additional information concerning this action is publicly available in court filings under the docket number CA 29013-09-18.
On April 25, 2019, a group of institutional investors served their claim in ALLIANZ GLOBAL INVESTORS GMBH AND OTHERS v. BARCLAYS BANK PLC AND OTHERS in the High Court in London against Citibank, Citigroup, and other defendants. The claim asserts that defendants manipulated, and colluded to manipulate, the foreign exchange market and alleges breaches of EU and UK competition law. On July 31, 2019, defendants responded to plaintiffs’ claims, and on September 23, 2019, plaintiffs served their reply. Additional information concerning this action is publicly available in court filings under the docket number CL-2018-000840.
On May 27, 2019, a putative class action captioned J WISBEY & ASSOCIATES PTY LTD v. UBS AG & ORS was filed in the Federal Court of Australia against Citibank and other defendants. Plaintiffs allege manipulation of foreign exchange markets in violation of Australian antitrust laws and seek compensatory damages and declaratory and injunctive relief. On April 30, 2020, plaintiffs filed an application to amend their pleadings. Additional information concerning this action is publicly available in court filings under the docket number VID567/2019.
On July 29, 2019, an application was made to the U.K.’s Competition Appeal Tribunal, captioned MICHAEL O’HIGGINS FX CLASS REPRESENTATIVE LIMITED v. BARCLAYS BANK PLC AND OTHERS, requesting permission to commence collective proceedings against Citibank, Citigroup, and other defendants. The application seeks compensatory damages for losses alleged to have arisen from the actions at issue in the European Commission’s foreign exchange spot trading infringement decision (European Commission Decision of May 16, 2019 in Case AT.40135-FOREX (Three Way Banana Split) C(2019) 3631 final). Additional information concerning this action is publicly available in court filings under the docket number 1329/7/7/19.
On December 20, 2019, an application, captioned PHILLIP EVANS v. BARCLAYS BANK PLC AND OTHERS, was made to the U.K.’s Competition Appeal Tribunal requesting permission to commence collective proceedings against Citibank, Citigroup and other defendants. The application seeks compensatory damages similar to those in the Michael O’Higgins FX Class Representative Limited application. Additional information concerning this action is publicly available in court filings under the docket number 1336/7/7/19.
In September 2015, putative class actions captioned BÉLAND v. ROYAL BANK OF CANADA, ET AL. and STAINES v. ROYAL BANK OF CANADA, ET AL. were filed in the Quebec Superior Court of Justice and the Ontario Superior Court of Justice, respectively, against Citigroup, Citibank, and related parties, as well as numerous other foreign exchange (FX) dealers. Plaintiffs allege that defendants conspired to fix the prices and supply of currency purchased in the FX market, and that this manipulation caused investors to pay inflated rates for currency and/or to receive deflated rates for currency. Plaintiffs assert claims under the Canadian Competition Act and the Quebec Civil Code and/or for civil conspiracy, unjust enrichment and waiver of tort. Plaintiffs seek compensatory and punitive damages on behalf of putative classes of all persons in Quebec or in Canada who entered into an FX instrument or participated in a fund or investment vehicle that entered into an FX instrument between January 1, 2003 and December 31, 2013. Citigroup, Citibank, and related parties have agreed to settle these actions
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for CAD 21 million. On December 14, 2016, the court preliminarily approved the settlement. A final approval hearing was scheduled for April 13, 2017. Additional information concerning these actions is publicly available in court filings under the docket numbers 200-06-000189-152 (C.S.Q. Quebec) and CV-15-200-06-000189-152 (Ont. S.C.J.).
Interest Rate Swaps Matters
Regulatory Actions: The Commodity Futures Trading Commission (CFTC) is conducting an investigation into alleged anticompetitive conduct in the trading and clearing of interest rate swaps (IRS) by investment banks. Citigroup is cooperating with the investigation.
On September 25, 2017, Citibank and Citigroup Global Markets Ltd. agreed to a resolution with the CFTC involving for alleged swap data reporting violations involving Legal Entity Identifier information and related supervision failures from April 2015 to December 2016. The CFTC resolution required Citi to pay a $550,000 civil monetary penalty and to comply with certain undertakings to improve its reporting. The Order recognized Citi’s cooperation with the CFTC’s investigation.
Antitrust and Other Litigation: Beginning in November 2015, numerous interest rate swap (IRS) market participants, including Citigroup, Citibank, CGMI and CGML, were named as defendants in a number of industry- wide putative class actions. These actions have been consolidated in the United States District Court for the Southern District of New York under the caption IN RE INTEREST RATE SWAPS ANTITRUST LITIGATION. Plaintiffs in these actions allege that defendants colluded to prevent the development of exchange-like trading for IRS, thereby causing the putative classes to suffer losses in connection with their IRS transactions. Plaintiffs assert federal antitrust claims and claims for unjust enrichment. Also consolidated under the same caption are two individual actions filed by swap execution facilities TeraExchange LLC (TeraExchange) and Javelin LLC (Javelin), asserting federal and state antitrust claims as well as claims for unjust enrichment and tortious interference with business relations. Plaintiffs in all of these actions seek treble damages, fees, costs and injunctive relief. On July 28, 2017, the Court partially granted and partially denied defendants’ motion to dismiss, leaving Citigroup and ten other defendants in the case. On June 14, 2018, an additional swap execution facility, trueEX LLC (trueEX), filed an individual complaint, and on August 28, 2018, the remaining defendants moved to dismiss the trueEX amended complaint. On November 20, 2018, the Court partially granted and partially denied defendants’ motion to dismiss, and on February 20, 2019, putative class plaintiffs moved to certify a class of IRS purchasers. That motion was fully submitted on January 6, 2020 and remains pending. Additional information concerning these actions is publicly available in court filings under the docket numbers 18-CV-5361 (S.D.N.Y.) (Oetken, J.) and 16-MD-2704 (S.D.N.Y.) (Oetken, J.).
Interbank Offered Rates-Related Litigation and Other Matters
Regulatory Actions: Government agencies in the U.S., including the Department of Justice, the CFTC, the SEC, and a consortium of state attorneys general as well as agencies in other jurisdictions, including the EC, the U.K. Financial Conduct Authority, the Japanese Financial Services Agency (JFSA), the Swiss Competition Commission and the Monetary Authority of Singapore, are conducting investigations or making inquiries regarding submissions made by panel banks to bodies that publish various interbank offered rates and other benchmark rates. As members of a number of such panels, Citigroup subsidiaries have received requests for information and documents. Citigroup is cooperating with the investigation and is responding to the requests.
On May 25, 2016, the CFTC ordered Citibank, Citibank Japan Ltd., and CGM Japan Inc. to pay a civil monetary penalty in the amount of $175 million. The CFTC alleged violative conduct in connection with the London Interbank Offered Rate for Yen and the Euroyen Tokyo Interbank Offered Rate from the spring of 2008 through August 2010.
On June 13, 2018, Citibank agreed a settlement payment of $100 million with the New York State Attorney General. Of that amount, $95 million would be distributed to counterparties that the New York State Attorney General alleges were harmed by Citibank’s LIBOR-related conduct. Counterparties eligible for payments included states, and their municipalities and agencies, as well as affiliated pension funds and credit unions, that entered into LIBOR-based transactions with Citibank during the period August 31, 2007 through December 31, 2009.
Antitrust and Other Litigation: Citigroup and Citibank, along with other U.S. Dollar (USD) LIBOR panel banks, are defendants in a multi-district litigation (MDL) proceeding before the United States District Court for the Southern District of New York captioned IN RE LIBOR-BASED FINANCIAL INSTRUMENTS ANTITRUST LITIGATION (the LIBOR MDL). Plaintiffs, on behalf of different putative classes and individually, assert claims under the Sherman Act, the Commodities Exchange Act, and state antitrust, unfair competition, and restraint of trade laws, as well as various common law claims, based on allegations that defendants suppressed or otherwise manipulated USD LIBOR. Plaintiffs seek compensatory damages, restitution, treble damages where authorized by statute, and injunctive relief.
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On December 5, 2018, a court granted preliminary approval of a settlement among Citigroup, Citibank and a class of investors who purchased USD LIBOR debt securities from non-defendant sellers, pursuant to which the Citi defendants paid $7.025 million. On December 20, 2018, a court granted final approval of a settlement among Citigroup, Citibank and a class of lending institutions with interests in loans tied to USD LIBOR, pursuant to which the Citi defendants paid $23 million. On September 5, 2019, the court granted preliminary approval to the revised plan of distribution submitted by exchange-based plaintiffs in connection with their settlement with Citigroup, Citibank, and CGMI. The exchange-based plaintiffs’ motion for preliminary approval of the settlement is pending. On August 7, 2019, the court ordered a stipulation of dismissal of all of Federal National Mortgage Association’s claims against Citigroup and Citibank. On March 2, 2020, the court granted preliminary approval of a settlement among Citigroup, Citibank, CGMI, and a class of purchasers of exchange traded Eurodollar futures and options. On September 17, 2020, the court granted final approved the settlement. Additional information concerning these actions and related actions and appeals is publicly available in court filings under the docket numbers 11 MD 2262 (S.D.N.Y.) (Buchwald, J.) and 17-1569 (2d Cir.)
On September 17, 2013, the plaintiff class of indirect purchasers of U.S. debt securities filed an appeal in the Second Circuit of the LIBOR MDL’s March 29, 2013 and August 23, 2013 orders. Certain plaintiffs filed a separate appeal in the Second Circuit on September 24, 2013. The Second Circuit dismissed the appeals on October 30, 2013, and denied the plaintiffs’ motions to reconsider dismissal on December 16, 2013. On June 30, 2014, the United States Supreme Court granted the plaintiffs’ petition for a writ of certiorari in GELBOIM, ET AL. v. BANK OF AMERICA CORP., ET AL. with respect to the Second Circuit’s dismissal of their appeal. On January 21, 2015, the Supreme Court ruled that, contrary to the Second Circuit’s opinion, the plaintiffs had a right to appeal, and remanded the case to the Second Circuit for consideration of the plaintiffs’ appeal on the merits. Following the remand, plaintiffs-appellants submitted their opening brief on May 20, 2015, and defendants-appellees submitted their response brief on July 17, 2015. The Second Circuit heard oral argument on November 13, 2015. On May 23, 2016, the Second Circuit reversed the district court’s dismissal of antitrust claims and remanded “efficient enforcer” issues to the district court. Additional information concerning this action is publicly available in court filings under the docket numbers 13-3565 (2d Cir.), 13-3636 (2d Cir.), and 13-1174 (U.S.).
Citigroup and Citibank, along with other USD LIBOR panel banks, also are named as defendants in an individual action filed in the United States District Court for the Southern District of New York on February 13, 2013, captioned 7 WEST 57th STREET REALTY CO. v. CITIGROUP INC., ET AL. Plaintiff alleges that the defendant panel banks manipulated USD LIBOR to keep it artificially high and that this manipulation affected the value of plaintiffs’ OTC municipal bond portfolio in violation of federal and state antitrust laws and federal RICO law.
Plaintiff seeks compensatory damages, treble damages where authorized by statute, and declaratory relief. On March 31, 2015, the United States District Court for the Southern District of New York dismissed this action. On June 1, 2015, plaintiff moved for leave to file a second amended complaint. Briefing on the motion was complete as of August 10, 2015. On March 20, 2018, the Court denied plaintiff’s motion for leave to amend its complaint, and the plaintiff appealed. On April 30, 2019, the United States Court of Appeals for the Second Circuit issued a summary order affirming the district court’s dismissal of the action. Additional information concerning this action is publicly available in court filings under the docket number 13 Civ. 981 (Gardephe, J.) and 18-1102 (2d Cir.).
Separately, on April 30, 2012, an action was filed in the United States District Court for the Southern District of New York on behalf of a putative class of persons and entities who transacted in exchange-traded Euroyen futures and option contracts between June 2006 and September 2010. This action is captioned LAYDON v. MIZUHO BANK LTD. ET AL. The plaintiff filed an amended complaint on November 30, 2012, naming as defendants banks that are or were members of the panels making submissions used in the calculation of Japanese yen LIBOR and TIBOR, and certain affiliates of some of those banks, including Citibank, Citigroup, CJL and CGMJ. The complaint alleges that the plaintiffs were injured as a result of purported manipulation of those reference interest rates, and asserts claims arising under the Commodity Exchange Act and the Sherman Act and for unjust enrichment. On April 15, 2013, the plaintiff filed a second amended complaint alleging that defendants, including Citigroup, Citibank, CJL and CGMJ, manipulated Japanese yen LIBOR and TIBOR in violation of the Commodity Exchange Act and the Sherman Act. The second amended complaint asserts claims under these acts and for unjust enrichment on behalf of a putative class of persons and entities that engaged in U.S.-based transactions in Euroyen TIBOR futures contracts between January 2006 and December 2010. Plaintiffs seek compensatory damages, treble damages under the Sherman Act, restitution, and declaratory and injunctive relief. The defendants moved to dismiss the second amended complaint, and briefing on the motions to dismiss was completed on October 16, 2013. On March 28, 2014, Judge George B. Daniels of the United States District Court for the Southern District of New York issued an opinion and order dismissing plaintiff’s federal antitrust and unjust enrichment claims in their entirety, but allowing plaintiff’s Commodity Exchange Act claims to proceed. On July 24, 2015, a putative class action captioned SONTERRA CAPITAL MASTER FUND, LTD. v. UBS AG was brought in the United States District Court for the Southern District of New York against Citigroup, Citibank, and related parties, as well as other bank
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defendants, and was designated as related to LAYDON v. MIZUHO BANK LTD. ET AL. The complaint alleged manipulation of Yen LIBOR, Euroyen TIBOR, and the prices of Euroyen-based derivatives. The plaintiff asserts claims under the Sherman Act, the Commodity Exchange Act, and the Racketeer Influenced and Corrupt Organizations (RICO) Act and for unjust enrichment, and seeks compensatory damages, treble damages where authorized by statute, injunctive relief, and/or disgorgement. On April 7, 2016 and June 22, 2016, the court preliminary approved a proposed class action settlement with defendants, including the Citi defendants, concerning the remaining claims in both actions.
The court issued a final approval order on November 10, 2016. Additional information concerning this action is publicly available in court filings under the docket number 12-cv-3419 (S.D.N.Y.) and 15-cv-05844 (S.D.N.Y.) (Daniels, J.).
In 2015, plaintiffs in the class action SULLIVAN v. BARCLAYS PLC, ET AL. pending in the United States District Court for the Southern District of New York filed a fourth amended complaint naming Citigroup, Citibank, and various other banks as defendants. Plaintiffs claim to have suffered losses as a result of purported EURIBOR manipulation and assert claims under the Commodity Exchange Act, the Sherman Act, and the federal civil RICO Act and for unjust enrichment. In 2017, the court granted in part and denied in part defendants’ motion to dismiss. On December 19, 2018, the court preliminarily approved a settlement among the Citi and JPMorgan defendants and plaintiffs pursuant to which the settling defendants collectively agreed to pay a total of $182.5 million. On May 17, 2019, the court granted final approval of the class settlement between plaintiffs and Citigroup, Citibank, and other settling defendants. Additional information concerning this action is publicly available in court filings under the docket number 13 Civ. 2811 (S.D.N.Y.) (Castel, J.).
On July 1, 2016, a putative class action captioned FRONTPOINT ASIAN EVENT DRIVEN FUND, LTD. ET AL. v. CITIBANK, N.A. ET AL. was filed in the United States District Court for the Southern District of New York against Citibank, Citigroup and various other banks. Plaintiffs assert claims for violation of the Sherman Act, Clayton Act and RICO Act, as well as state law claims for alleged manipulation of the Singapore Interbank Offered Rate and Singapore Swap Offer Rate. On July 26, 2019, the court dismissed all claims against the non-settling defendants based on lack of subject-matter jurisdiction. The court also found that the lack of jurisdiction deprived the court of the power to approve settlements, and thus denied plaintiffs’ motion for preliminary approval of their settlement with Citibank. Plaintiffs filed an appeal of the court’s decision on August 26, 2019, and briefing on the motion was complete as of March 3, 2020. Oral argument on the appeal took place on September 11, 2020. The appeal remains pending. Additional information concerning this action is publicly available in court filings under the docket number 16 Civ. 5263 (S.D.N.Y.) (Hellerstein, J.) and 19-2719 (2d Cir.).
In 2016, Banque Delubac filed a summons captioned SCS BANQUE DELUBAC & CIE v. CITIGROUP INC. ET AL. against Citigroup, Citigroup Global Markets Limited (CGML), and Citigroup Europe Plc with the Commercial Court of Aubenas, France, alleging that defendants suppressed LIBOR submissions between 2005 and 2012, and that Banque Delubac’s EURIBOR-linked lending activity was negatively impacted as a result. Plaintiff is seeking compensatory damages for losses on LIBOR-linked loans to customers and for alleged consequential losses to its business. On November 6, 2018, the Aubenas Court found that it lacked subject matter jurisdiction and transferred the case to the Commercial Court of Marseille. Plaintiff appealed, and on March 28, 2019, the Court of Appeal of Nîmes held that neither the Commercial Court of Aubenas nor the Commercial Court of Marseille has territorial jurisdiction over Banque Delubac’s claims. On May 23, 2019, Banque Delubac filed another appeal before France’s Court of Cassation challenging the Court of Appeal of Nîmes’s ruling. Additional information concerning this action is publicly available in court filings under the docket numbers RG no. 2018F02750 in the Commercial Court of Marseille and 19-16.931 in the Court de cassation.
Also in 2016, a complaint was filed against Citigroup, Citibank, and 16 other banks in an action captioned DENNIS, ET AL. v. JPMORGAN CHASE & CO., ET AL. asserting common law claims, as well as violations of the Sherman Act, the Commodity Exchange Act, and the Racketeer Influenced and Corrupt Organizations Act. These claims are based on allegations that the banks conspired to manipulate the Bank Bill Swap Reference Rate. The plaintiffs are seeking injunctive relief, disgorgement, and damages, including treble damages where applicable. On December 19, 2016, the plaintiffs filed a first amended complaint that removed all Citi entities from the case. Additional information concerning this action is publicly available in court filings under the docket number 16 Civ. 06496 (S.D.N.Y.) (Kaplan, J.).
On January 15, 2019, a putative class action captioned PUTNAM BANK v. INTERCONTINENTAL EXCHANGE, INC., ET AL., was filed in the United States District Court for the Southern District of New York against the Intercontinental Exchange, Inc. (ICE), Citigroup, Citibank, CGMI, and various other banks. Plaintiff asserts claims for violations of the Sherman Act and Clayton Act and unjust enrichment based on alleged suppression of the ICE LIBOR and seeks compensatory damages, disgorgement and treble damages where authorized by statute. On January 31 and on March 4, 2019, two additional putative class actions, which have been consolidated with PUTNAM BANK v. INTERCONTINENTAL EXCHANGE, INC., ET AL., were filed in the United States District Court for the Southern District of New York
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against ICE, Citigroup, Citibank, CGMI, and various other banks. Each of these complaints asserts claims under the Sherman Act and for unjust enrichment based on alleged suppression of the ICE LIBOR and seeks disgorgement and treble damages where authorized by statute. On July 1, 2019, the plaintiffs filed a consolidated amended complaint, and on August 30, 2019, the defendants moved to dismiss. On March 26, 2020, in IN RE ICE LIBOR ANTITRUST LITIGATION, the court granted Citigroup and the other defendants’ motion to dismiss the action for failure to state a claim. On April 24, 2020, plaintiffs filed a notice of appeal with the United States Court of Appeals for the Second Circuit from the district court’s grant of defendants’ motion to dismiss the consolidated class action complaint. Additional information concerning these actions is publicly available in court filings under the docket numbers 19 Civ. 430 (S.D.N.Y) (Daniels, J.) and 20-1492 (2d Cir.).
On August 18, 2020, individual borrowers and consumers of loans and credit cards filed an action against Citigroup, Citibank, CGMI, and other defendants, captioned MCCARTHY, ET AL. v. INTERCONTINENTAL EXCHANGE, INC., ET AL., in the United States District Court for the Northern District of California. Plaintiffs allege that defendants conspired to fix ICE LIBOR, assert claims under the Sherman Act and the Clayton Act, and seek declaratory relief, injunctive relief, and treble damages. A motion for preliminary and permanent injunction is pending. Additional information concerning this action is publicly available in court filings under the docket number 20 Civ. 5832 (N.D. Cal.) (Donato, J.).
Money Laundering Inquiries
Regulatory Actions: Citibank received a subpoena from the United States Attorney for the Eastern District of New York in connection with its investigation of alleged bribery, corruption and money laundering associated with the Federation Internationale de Football Association (FIFA), and the potential involvement of financial institutions in that activity. The subpoena requested information relating to, among other things, banking relationships and transactions at Citibank and its affiliates associated with certain individuals and entities identified as having had involvement with the alleged corrupt conduct. Citi is cooperating with the authorities in this matter.
Parmalat Litigation
In 2004, an Italian commissioner appointed to oversee the administration of various Parmalat companies, filed a complaint against Citigroup, Citibank, and related parties alleging that the defendants facilitated a number of frauds by Parmalat insiders. In 2008, a jury rendered a verdict in Citigroup’s favor and awarded Citi $431 million.
Citigroup has taken steps to enforce the judgment in Italian court. In 2014, an Italian court of appeal affirmed the decision in the full amount of $431 million, which Parmalat has appealed to the Italian Supreme Court. Additional information concerning this action is publicly available in court filings under the docket number 27618/2014. On April 15, 2019, the Italian Supreme Court upheld the 2014 decision of the Italian court of appeal in Citigroup’s favor. Additional information concerning this action is publicly available in court filings under the docket number 27618/2014 or decision number 10540/2019. On April 23, 2019 Citigroup filed an action to enforce the judgement.
Parmalat filed two applications in opposition to Citi’s enforcement action: One against Citi’s enforcement title (titolo esecutivo) (“opposition to enforcement generally”) and one against Citi’s request for enforcement through allotment of 347 million Parmalat shares (“opposition to specific enforcement”). The two applications are pending, and the Court of Milan stayed the enforcement of judgment while these applications are pending. Additional information concerning the opposition to enforcement generally is available in the Court of Milan - Third Division (Enforcement section) - filings under the docket number 4133/2019; additional information concerning the opposition to specific enforcement is available in the Court of Milan - Third Division (Ordinary section) - filings under the docket number 22098/2019.
In 2015, Parmalat filed a claim in an Italian civil court in Milan claiming damages of €1.8 billion against Citigroup, Citibank, and related parties. On January 25, 2018, the Milan court dismissed Parmalat’s claim on grounds that it was duplicative of Parmalat’s previously unsuccessful claims. On March 2, 2018, Parmalat filed an appeal to the Milan Court of Appeal. Additional information concerning this action is publicly available in court filings under the docket number 1009/2018. On May 23, 2019, the Milan Court of Appeal rejected Parmalat’s appeal of the January 2018 decision of the Milan Commercial Court dismissing Parmalat’s claim. On June 28, 2019, Parmalat filed its appeal with the Italian Supreme Court. Additional information concerning this action is publicly available in court filings under the docket number 20598/2019.
In 2020, Parmalat, its sole shareholder Sofil S.A. and Parmalat’s shareholders filed for a declaratory judgment in Milan, asking the Court to find that they are not liable vis-à-vis Citibank N.A. On November 5, 2020, Citibank N.A. joined the proceedings, seeking the dismissal of the application for declaratory judgement and seeking damages for €990 million, on allegation that Parmalat, Sofil S.A. and Parmalat’s shareholders were jointly and severally liable for the damages Citibank suffered as a result of Parmalat having unlawfully refused to give shares pursuant to
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the composition with creditors (concordato) Parmalat entered into with its creditors. Additional information concerning this action is publicly available in court filings under the docket number 8611/2020.
Regulatory Review of Consumer “Add-On” Products
Certain of Citi’s consumer businesses, including its Citi-branded and retail services cards businesses, offer or have in the past offered or participated in the marketing, distribution, or servicing of products, such as payment protection and identity monitoring, that are ancillary to the provision of credit to the consumer (add-on products). These add-on products have been the subject of enforcement actions against other institutions by regulators, including the Consumer Financial Protection Bureau (CFPB), the Office of the Comptroller of the Currency (OCC), and the FDIC, that have resulted in orders to pay restitution to customers and penalties in substantial amounts. Citi has made restitution to certain customers in connection with certain add-on products. Certain state attorneys general also have filed industry-wide suits under state consumer protection statutes, alleging deceptive marketing practices in connection with the sale of payment protection products and demanding restitution and statutory damages for in- state customers.
On July 21, 2015, Citigroup announced that it had reached an agreement with the OCC and the CFPB to resolve previously disclosed regulatory reviews of billing and marketing practices related to such add-on products, including those administered by third-party vendors, as well as fees for expedited phone payments on certain products. As part of the agreement, Citigroup paid fines totaling $70 million to the OCC and CFPB and will refund $700 million to customers affected by the issues cited in the consent order. Citigroup previously discontinued marketing the products cited in the consent order and no longer charges expedited pay by phone fees. Customer remediation has been underway since 2013.
In light of the current regulatory focus on add-on products and the actions regulators have taken in relation to other credit card issuers, one or more regulators may order that Citi pay additional restitution to customers and/or impose penalties or other relief arising from Citi’s marketing, distribution, or servicing of add-on products.
Regulatory Review of Student Loan Servicing
Citibank is currently subject to regulatory investigation concerning certain student loan servicing practices. Citibank is cooperating with the investigation. Similar servicing practices have been the subject of an enforcement action against at least one other institution. In light of that action and the current regulatory focus on student loans, regulators may order that Citibank remediate customers and/or impose penalties or other relief.
Sovereign Securities Matters
Regulatory Actions: Government and regulatory agencies in the United States and in other jurisdictions are conducting investigations or making inquiries regarding Citigroup’s sales and trading activities in connection with sovereign and other government-related securities. Citigroup is fully cooperating with these investigations and inquiries.
Antitrust and Other Litigation: Beginning in 2016, a number of substantially similar putative class action complaints were filed against a number of financial institutions and traders related to the supranational, sub-sovereign, and agency (SSA) bond market. The actions are based upon defendants’ roles as market makers and traders of SSA bonds and assert claims of alleged collusion under the antitrust laws and unjust enrichment and seek damages, including treble damages where authorized by statute, and disgorgement. These actions were later consolidated in the United States District Court for the Southern District of New York. Subsequently, plaintiffs filed a consolidated complaint that names Citigroup, Citibank, CGMI and CGML among the defendants. Plaintiffs filed a second amended consolidated complaint on November 6, 2018, which defendants moved to dismiss. On September 30, 2019, the court issued an order granting with prejudice defendants’ motion to dismiss certain defendants for lack of personal jurisdiction. On June 1, 2020, plaintiffs filed a notice of appeal with the United States Court of Appeals for the Second Circuit from the district court’s grant of defendants’ motion to dismiss the second amended complaint related to the supranational, sub-sovereign, and agency (SSA) bond market. Additional information concerning these actions is publicly available in court filings under the dockets number 16-cv-03711 (S.D.N.Y.) (Ramos, J.) and 20-1759 (2d Cir.).
In 2017, a class action related to the SSA bond market was filed in the Ontario Court of Justice against Citigroup, Citibank, CGMI, CGML, Citibank Canada and Citigroup Global Markets Canada, Inc., among other defendants, asserting claims for breach of contract, breach of the competition act, breach of foreign law, unjust enrichment, and civil conspiracy. Plaintiffs seek compensatory and punitive damages, as well
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as declaratory relief. On February 19, 2020, the court granted plaintiffs’ motion to dismiss the action. Additional information relating to this action is publicly available in court filings under the docket number CV-17-586082- 00CP (Ont. S.C.J.).
Also in 2017, a second similar action was initiated in Canadian Federal Court by the same law firm against the same Citi entities as the Ontario action, in addition to other defendants. The action asserts claims for breach of the competition act and breach of foreign law. On January 24, 2019, plaintiffs delivered an amended statement of claim, in which they continue to assert claims for breach of the competition law and breach of foreign law, while also asserting additional claims of civil conspiracy, unjust enrichment, waiver of tort and breach of contract. On October 7, 2019, purchasers of supranational, sub-sovereign, and agency (SSA) bonds filed an amended claim in the Canadian Federal Court, in which they continue to assert claims for breach of the competition law and breach of foreign law, while also asserting additional claims of civil conspiracy, unjust enrichment, waiver of tort, and breach of contract. Additional information relating to this action is publicly available in court filings under the docket number T-1871-17 (Fed. Ct.).
On February 7, 2019, a putative class action captioned STACHON v. BANK OF AMERICA, N.A., ET AL., was filed in the United States District Court for the Southern District of New York against Citigroup, Citibank, CGMI, and Citigroup Global Markets Limited (CGML) and other defendants, on behalf of indirect purchasers of supranational, sub-sovereign and agency (SSA) bonds. Plaintiffs assert claims under New York antitrust laws based on the same conduct alleged in the previously filed SSA bond lawsuits and seek treble damages and injunctive relief. The action is currently stayed pending a decision on the motion to dismiss in the consolidated direct purchaser action. On June 25, 2020, plaintiff voluntarily dismissed the action without prejudice in light of the dismissal of the IN RE SSA BONDS ANTITRUST LITIGATION. Additional information relating to these actions is publicly available in court filings under the docket numbers 19 Civ. 01205 (S.D.N.Y.) (Swain, J.), and 16-cv-03711 (S.D.N.Y.) (Ramos, J.).
Variable Rate Demand Obligation Litigation
On May 31, 2019, plaintiffs in the consolidated actions CITY OF PHILADELPHIA v. BANK OF AMERICA CORP., ET AL. and MAYOR AND CITY COUNCIL OF BALTIMORE v. BANK OF AMERICA CORP., ET AL. filed a consolidated complaint naming as defendants Citigroup, Citibank, CGMI, CGML and numerous other industry participants. The consolidated complaint asserts violations of the Sherman Act, as well as state law claims for breach of contract, breach of fiduciary duty, and unjust enrichment, and seeks damages and injunctive relief based on allegations that defendants served as remarketing agents for municipal bonds called variable rate demand obligations (VRDOs) and colluded to set artificially high VRDO interest rates. Defendants filed a motion to dismiss the consolidated complaint on July 30, 2019. The motion was fully submitted on November 14, 2019. On November 2, 2020, Defendants’ motion to dismiss was granted in part and denied in part. Citi filed an answer to the remaining claims on December 7, 2020, and the Court entered a scheduling order and civil case management plan on December 14, 2020. Additional information concerning these actions is publicly available in court filings under the docket numbers 19-CV-1608 (S.D.N.Y.) (Furman, J.) and 19-CV-2667 (S.D.N.Y.) (Furman, J.).
Oceanografia Fraud and Related Matters
Other Litigation: In 2017, a complaint was filed against Citigroup in the United States District Court for the Southern District of New York by OSA and its controlling shareholder, Amado Yáñez Osuna. The complaint alleges that plaintiffs were injured when Citigroup made certain public statements about receivable financings and other financing arrangements related to OSA. The complaint asserts claims for malicious prosecution and tortious interference with existing and prospective business relationships. Plaintiffs later filed an amended complaint adding CGMI, Citibank and Banco Nacional de México, or Banamex, as defendants and adding causes of action for fraud and breach of contract. On September 28, 2018, the court granted defendants’ motion to dismiss with prejudice as to the breach of contract claim and without prejudice as to the remaining claims for malicious prosecution, tortious interference with contract and fraud on forum non conveniens grounds. On August 10, 2019, in the action commenced against Citigroup by Oceanografía and its controlling shareholder, the court denied both plaintiffs’ motion for reconsideration of the court’s prior decision granting defendants’ motion to dismiss and plaintiffs’ motion for leave to amend the complaint. On September 6, 2019, judgment was entered for defendants, which plaintiffs have appealed. On July 15, 2020, the United States Court of Appeals for the Second Circuit affirmed the judgment of the district court. Additional information concerning this action is publicly available in court filings under docket numbers 1:17 Civ. 01434 (S.D.N.Y.) (Sullivan, J.) and 19-3110 (2d Cir.).
Interchange Fees Litigation and Related Matters
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Regulatory Actions: On May 25, 2016, Citibank entered into a civil settlement with the CFTC, concluding the CFTC’s ISDAFIX investigation of Citibank’s conduct from January 2007 through January 2012. As part of the settlement, Citibank agreed to pay a civil monetary penalty in the amount of $250 million and to enhance further the control framework governing interest-rate swap benchmarks. The consent order includes, on a neither admit nor deny basis, charges of trading- and submission-based attempts to manipulate the USD ISDAFIX, a false reporting charge based on Citi’s USD ISDAFIX submissions, and certain remediation requirements.
Interchange Fees Litigation. Beginning in 2005, several putative class actions were filed against Citigroup, Citibank, and related parties, together with Visa, MasterCard and other banks and their affiliates, in various federal district courts and consolidated with other related cases in a multi-district litigation proceeding before Judge Gleeson in the United States District Court for the Eastern District of New York (Interchange MDL). This proceeding is captioned IN RE PAYMENT CARD INTERCHANGE FEE AND MERCHANT DISCOUNT ANTITRUST LITIGATION. The plaintiffs, merchants that accept Visa- and MasterCard-branded payment cards as well as membership associations that claim to represent certain groups of merchants, allege, among other things, that defendants have engaged in conspiracies to set the price of interchange and merchant discount fees on credit and debit card transactions and to restrain trade through various Visa and MasterCard rules governing merchant conduct, all in violation of Section 1 of the Sherman Act and certain California statutes. Supplemental complaints also have been filed against defendants in the putative class actions alleging that Visa’s and MasterCard’s respective initial public offerings were anticompetitive and violated Section 7 of the Clayton Act, and that MasterCard’s initial public offering constituted a fraudulent conveyance.
In 2014, the district court entered a final judgment approving the terms of a class settlement providing for, among other things, a total payment to the class of $6.05 billion; a rebate to merchants participating in the damages class settlement of 10 bps on interchange collected for a period of eight months by the Visa and MasterCard networks; and changes to certain network rules. Various objectors appealed from the final class settlement approval order to the United States Court of Appeals for the Second Circuit.
In 2016, the Court of Appeals reversed the district court’s approval of the class settlement and remanded for further proceedings. The district court thereafter appointed separate interim counsel for a putative class seeking damages and a putative class seeking injunctive relief. Amended or new complaints on behalf of the putative classes and various individual merchants were subsequently filed, including a further amended complaint on behalf of a putative damages class and a new complaint on behalf of a putative injunctive class, both of which named Citigroup and related parties. In addition, a number of merchants have filed amended or new complaints against Visa, MasterCard, and in some instances one or more issuing banks. Three of these suits—7-ELEVEN, INC., ET AL. v. VISA INC., ET AL.; ROUNDY’S SUPERMARKETS, INC. v. VISA INC. ET AL.; and LUBY’S FUDDRUCKERS RESTAURANTS, LLC, v. VISA INC., ET AL—brought on behalf of numerous individual merchants, name Citigroup and affiliates as defendants.
On December 13, 2019, the court granted the damages class plaintiffs’ motion for final approval of a new settlement with the defendants. The settlement involves the damages class only and does not settle the claims of the injunctive relief class or any actions brought on a non-class basis by individual merchants. The settlement provides for a cash payment to the damages class of $6.24 billion, though that amount has been reduced by $700 million based on the transaction volume of class members that opted-out from the settlement. Several merchants and merchant groups have appealed the final approval order. Additional information concerning these consolidated actions is publicly available in 280 court filings under the docket number MDL 05-1720 (E.D.N.Y.) (Brodie, J.).
Revlon Credit Facility Litigation
On August 12, 2020, Citibank and other parties were named as defendants in an action filed in the United States District Court for the Southern District of New York under the caption UMB BANK, NATIONAL ASSOCIATION V. REVLON, INC., ET AL. Plaintiff alleges that, with respect to a 2016 credit agreement between Revlon and various lenders for which Citibank served as administrative and collateral agent, the defendants deprived lenders of the collateral securing loans they made to Revlon under the credit agreement. The claims against Citibank include breach of the implied covenant of good faith and fair dealing, aiding and abetting conversion, breach of contract, tortious interference with contract, and actual and constructive fraudulent transfer. On November 9, 2020, Plaintiff filed a notice of voluntary dismissal without prejudice. Additional information concerning this action is publicly available in court filings under the docket number 20- CV-6352 (S.D.N.Y.) (Schofield, J.).
Wire Transfer Litigation
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On August 17, 18, and 20, 2020, Citibank filed actions in the United States District Court for the Southern District of New York, which have been consolidated under the caption IN RE CITIBANK AUGUST 11, 2020 WIRE TRANSFERS. The actions relate to a payment erroneously made by Citibank on August 11, 2020, in its capacity as administrative agent for a Revlon credit facility. The action seeks the return of the erroneously transferred funds from certain fund managers. Citibank has asserted claims for unjust enrichment, conversion, money had and received, and payment by mistake. The court issued temporary restraining orders related to the subject funds, and trial took place on December 9 and 10, 2020. Additional information concerning this action is publicly available in court filings under the docket number 20- CV-6539 (S.D.N.Y.) (Furman, J.).
Transaction Tax Matters
Citigroup and Citibank are engaged in litigation or examinations with tax authorities in India and Germany concerning the payment of transaction taxes and other non-income tax matters.
Other Matters:
USA v. Citicorp
Case File No.: #3:15-CR-00078-SRU Date opened: 8/28/14
Description: Settlement with Office of the Comptroller of the Currency relating to the OCC allegations that Citibank had internal control deficiencies relating to foreign exchange trading.
This is a settlement of the FX consolidated class action pending before Judge Schofield in the Southern District of New York against Citi (Citigroup, Citibank, CGMI, and Citicorp) and other FX dealers. Lead plaintiffs in the action claim violations of Sherman Act Sections 1 and 2 and unjust enrichment. When this action first was consolidated in early 2014, it was brought on behalf of those who, from January 1, 2003 through the present, traded FX with any of the defendants at or around the time of the fixing of the WM/R (London) Closing Spot Rates or entered into an FX instrument that settled on the basis of that benchmark. In January 2015, the court denied defendants’ motion to dismiss, rejecting, among other things, defendants’ arguments that lead plaintiffs had not plausibly alleged a conspiracy and or antitrust injury—i.e., injury stemming from a reduction in competition. Rather, the court viewed the consolidated amended complaint as having pleaded a per se Sherman Act Section 1 violation to fix prices. (In the same decision, the court dismissed two similar complaints attempting to assert Sherman Act claims barred by the Foreign Trade Antitrust Improvements Act.) In May 2015, we reached a settlement in principle reflecting a settlement payment of $394 million in exchange for the release of all claims relating to the trading of any FX product, except foreign trades and certain other claims. Lead plaintiffs subsequently amended the consolidated complaint to cover a class of all those who traded at least one spot FX trade with any of the defendants between 2003 and the present. The parties executed their settlement agreement on October 1, 2015. On December 15, 2015, Judge Schofield granted preliminary approval of the parties’ settlement agreement. Citi’s settlement payment was due within ten business days thereafter.
On May 20, 2015, Citicorp pleaded guilty in the United States District Court for the District of Connecticut to one count of conspiring to violate the Sherman Antitrust Act, 15, U.S.C. Section 1. Citicorp’s Plea Agreement recites that during the period December 2007 to January 2013, Citicorp, through one of its EUR/USD currency traders, conspired to eliminate competition in the purchase and sale of the EUR/USD currency pair by, among other things, coordinating the trading of the EUR/USD currency pair in connection with European Central Bank and World Markets/Reuters benchmark currency “fixes.” The Plea Agreement recites that the United States and Citicorp agree to recommend jointly that the District Court impose a fine in the amount of $925 million. On January 10, 2017, the court sentenced Citicorp to probation for three years and imposed a fine of $925 million.
2014 Argentina Currency Trading Matter
Case File No.: 831/2014(7283) Date Filed: June 13, 2014
On June 13, 2014, The Attorney General of the Public Prosecutor’s Office for Economic Crime and Money Laundering in Argentina filed a criminal complaint with the Argentinian National Court of Criminal Proceedings in Economic Matters alleging that Citibank violated Article
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309 of Argentina’s Penal Code. Article 309 prohibits transactions or operations that force an increase, decrease or a hold on the price of marketable securities or other financial instruments, using false news, false deals, or collusion among the principle shareholders of the fiscal product. the complaint alleges that Citibank participated in coordinated currency trading with several other banks on January 23, 2013 in an attempt to affect the exchange rate between the Argentinian Peso and U.S. Dollar. The case is captioned “BANCO GALICIA Y BUENOS AIRES S.A., HSBC BANK ARGENTINA S.A., CITIBANK N.A., BBVA BANCO FRANCES S.A. Y BNP PARIBAS SUCURSAL BS AS S/ INFRACCION ART. 309, 2) DEL CP SEGÚN LEY 26.733”. The complaint states that violations of Article 309 are punishable by imprisonment for 1 to 4 years, or a fine equivalent to the amount of the transaction that violated that statute. On August 31, 2016, the court dismissed the complaint. The Attorney General expressed its agreement with the dismissal.
2011-15 Massachusetts Attorney General Chapter 93A Litigation
Case No.: 11-4363-BLS1 (Mass. Super. Ct). Date Filed: December 1, 2011
On December 1, 2011, Massachusetts Attorney General Martha Coakley filed a complaint in Suffolk County Superior Court. The complaint was filed under the Massachusetts Consumer Protection Act, G.L. C. 93A, § 4 and G.L. C. 12, § 10 against Bank of America, Citi, J.P. Morgan Chase, GMAC Mortgage, Wells Fargo (collectively, “Bank Defendants”), Mortgage Electronic Registration Systems, Inc., and its then-corporate parent, Merscorp, Inc. The specific Citi entities named as defendants were Citibank, as trustee, and CitiMortgage, Inc. The complaint originally included six formal counts, but there were three general theories of liability: (1) failure to comply with Massachusetts statutory requirements prior to commencing foreclosure proceedings; (2) deceptive practices in the loan modification process; and (3) failure to register mortgage assignments and transfers of beneficial interests in mortgage loans tracked on the MERS system. As part of the national mortgage settlement, the parties settled and dismissed all counts involving the second theory of liability.
On November 30, 2012, the Court ruled on the pending motions to dismiss and dismissed all counts regarding the third theory of liability and all counts pertaining to the two MERS defendants. However, the Court allowed Count I to proceed, which involved the first theory of liability. In particular, Count I alleged that the Bank Defendants conducted foreclosures by publishing notices of sale without first having been the mortgagee, in violation of the Massachusetts Supreme Judicial Court’s opinion in U.S. Bank, N.A. v. Ibanez, 458 Mass. 637 (2011). On
January 16, 2015, the Court entered a final judgment by consent as to Bank of America, Citi, J.P. Morgan Chase and Wells Fargo, in which the parties voluntarily resolved Count I and all remaining issues in the case and by which Bank of America, Citi, J.P. Morgan Chase and Wells Fargo were dismissed from the case. All requirements under the consent judgment terminated on March 17, 2018.
Included by the Sponsor from the NFA Website and not provided by Citi:
On November 13, 2019, Citibank was fined $8,500 for failing to notify and receiving prior approval to offset and correct an error trade as required under rule BSEF Rule 516.
On August 8, 2019, Citibank NA was fined $1,000 for failing to report block trades in a timely manner or with an accurate execution time to the Exchange in violation of NYMEX Rule 526 and 526.F. These block trades were executed in August 2019 Henry Hub Natural Gas Futures, November 2019 Brent Crude Oil Last Day Financial Futures, and December 2019 NY Harbor ULSD Futures.
On June 13, 2018, Citibank NA was fined $7,500 for failure to notify or receive prior approval to offset an error trade as required under BSEF Rule 516 for a trade executed December 1, 2017.
On November 22, 2017, Citibank NA was fined $5,500 for failure to notify or receive prior approval to offset an error trade as required under BSEF Rule 516 for a trade executed on June 6, 2017.
On September 25, 2017, Citibank, N.A. and London-based Citigroup Global Markets Limited were fined $550,000 for Swap Data Reporting violations involving Legal Entity Identifier information and related supervision failures. As provisionally registered swap dealers, CBNA and CGML are required to comply with certain recordkeeping and reporting requirements related to their swap transactions. In particular, Parts 45 and 46 of the Regulations specify requirements for reporting the LEI of each counterparty to a swap. An LEI is a unique, 20-character, alpha-numeric code, used to uniquely identify legally distinct entities that act as counterparties to swap transactions, among other financial transactions. The reporting requirements are designed to enhance transparency, promote standardization, and reduce systemic risk. According to
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the Order, from at least April 2015 to December 2016, Citi failed to report LEIs properly for tens of thousands of swaps. The Order finds that many of Citi’s LEI reporting errors stemmed from a design flaw in its swap data reporting systems with respect to swap continuation data. As stated in the Order, Citi did not design its swap data reporting systems to re-report trades based solely upon a change in a counterparty’s LEI, absent another event that required the trade to be re-reported. As a result, Citi failed to report updated LEI information in the continuation data for thousands of swaps that were open as of April 2015. The Order also finds that the design flaw in Citi’s swap data reporting systems contributed to Citi failing to correct errors or omissions in its swap data reporting in a timely manner. The Order further finds that Citi violated its reporting obligations by reporting “Name Withheld” as the counterparty identifier for tens of thousands of swaps with counterparties in certain foreign jurisdictions. Recognizing potential conflicts between the CFTC’s reporting requirements and non-U.S. privacy, secrecy, and blocking laws, the CFTC’s Division of Market Oversight (DMO) has issued certain time-limited and conditional no-action relief from LEI reporting requirements. However, such no-action relief has been conditioned upon, among other things, the reporting party reporting, in place of LEI, an alternative counterparty identifier, a “Privacy Law Identifier” or “PLI,” that is unique, static, and consistent for each counterparty. The Order also finds that CBNA and CGML failed to perform their supervisory duties diligently with respect to LEI swap data reporting by failing to enforce existing policies, failing to adequately address compliance with no-action relief where they sought to rely upon such relief, and failing to detect repeated LEI reporting errors. The Order recognizes Citi’s cooperation with the CFTC’s investigation.
On May 24, 2016, Citibank NA was fined $4,500 for failure to notify or receive prior approval to offset an error trade as required under BSEF Rule 516 for a trade executed December 7, 2016.
On November 17, 2016, Citibank NA was fined $2,000 for failure to notify or receive prior approval to offset an error trade as required under BSEF Rule 516 for a trade executed on August 12, 2016.
On November 17, 2016, Citibank NA was fined $1,750 for failure to notify or receive prior approval to offset an error trade as required under BSEF Rule 516 for a trade executed August 2, 2016. On May 25, 2016, Citibank NA and Japanese Affiliates to pay $175 million for attempted manipulation of Yen LIBOR and Euroyen TIBOR, and false reporting of Euroyen TIBOR and U.S. Dollar LIBOR. Citibank, N.A. (Citi); Citibank Japan Ltd. (CJL); and Citigroup Global Markets Japan Inc. (CGMJ) (collectively, Citi and its affiliates) were fined relating to abuses of the London Interbank Offered Rate (LIBOR) and the Euroyen Tokyo Interbank Offered Rate (Euroyen TIBOR) benchmarks. Specifically, CGMJ was charged with attempting to manipulate Yen LIBOR and Euroyen TIBOR, and CJL with false reporting of Euroyen TIBOR, to benefit derivatives trading positions that were priced based on Yen LIBOR or Euroyen TIBOR. Separately, Citi was charged with the false reporting of U.S. Dollar LIBOR at times to avoid generating negative media attention and to protect its reputation during the financial crisis from the spring of 2008 through the summer of 2009.
Citi and its affiliates were ordered jointly and severally to pay a civil monetary penalty of $175 million, immediately cease and desist from further violations of the Commodity Exchange Act as charged, and adhere to specific undertakings to ensure the integrity of its LIBOR, Euroyen TIBOR, and other benchmark interest rate submissions.
The CFTC Order specifically finds that CGMJ, by and through the acts of certain of its traders, attempted to manipulate Yen LIBOR on multiple occasions from at least February 2010 through August 2010, and Euroyen TIBOR, at times, from April 2010 through June 2010, to benefit the derivatives trading positions of those traders. Specifically, a Tokyo-based senior Yen derivatives trader (Senior Yen Trader), hired by CGMJ to enhance the bank’s reputation in the Tokyo derivatives market, attempted to manipulate the benchmark fixings by using his contacts at other Yen LIBOR panel banks and at interdealer brokers to influence the Yen LIBOR submissions of other Yen panel banks. In addition, a senior manager who ran CGMJ’s Tokyo interest rates derivatives trading desk (Senior Yen Manager) pressured CJL’s Euroyen TIBOR submitters to adjust their submissions to benefit the Senior Yen Trader’s derivatives trading positions. CJL’s Euroyen TIBOR submitters, on a few occasions, took the Senior Yen Manager’s requests into account when making Euroyen TIBOR submissions. The Order further finds that at times from the spring of 2008 through the summer of 2009, Citi’s U.S. Dollar LIBOR submitters based its U.S. Dollar LIBOR submissions on a desire to avoid generating negative media attention and to protect Citi’s reputation in the market. As the financial crisis progressed through 2008, Citi experienced financial challenges that included liquidity concerns. During this time, Citi received a significant infusion of funds from the U.S. Government to alleviate the stresses in its funding. Citi, at times, had difficulty securing funding in the London interbank market at or below Citi’s LIBOR submissions, particularly in the longer tenors. Citi’s U.S. Dollar LIBOR submitters became concerned about the signaling effect that the Citi’s U.S. Dollar LIBOR submissions could have in the market. The submitters realized that the Citi’s submissions could draw negative media attention and raise questions about the stability of the bank. Accordingly, during this period, Citi’s submitters, at times, made U.S. Dollar LIBOR submissions based in whole or in part on a desire to avoid that negative scrutiny, rather than based on the fact that Citi, at times, would have had to pay above LIBOR in the London interbank market, particularly in the longer tenors, when securing funding for the
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bank. As a result, according to the Order, Citi’s U.S. Dollar LIBOR submissions, at times, did not accurately or solely reflect Citi’s assessment of the costs of borrowing unsecured funds in the London interbank market.
According to the Order, Citi and its affiliates engaged in this conduct after they knew that the CFTC was investigating Citi’s U.S. Dollar LIBOR submission practices. Moreover, during late 2009, in meetings with Citi senior managers, the Senior Yen Trader talked openly about how he had tried to manipulate Yen LIBOR at his prior place of employment. Even though they were aware of the CFTC’s investigation, the senior managers did not notify the legal or compliance departments about the Senior Yen Trader’s admissions. The Order recognizes the cooperation of Citi and its affiliates with the CFTC Division of Enforcement’s investigation. The CFTC also notes that in the summer of 2010, Citi identified the misconduct with respect to Yen LIBOR and Euroyen TIBOR, and promptly self-reported the misconduct of the Yen traders to the CFTC.
On April 5, 2016, Citibank NA was fined $1,250 for failure to notify or receive prior approval to offset an error trade as required under BSEF Rule 516 for a trade executed on February 10, 2016.
The CFTC announced on September 28, 2020 that it has issued an order filing and simultaneously settling charges against Citibank N.A., and Citigroup Energy Inc., both provisionally registered swap dealers, and Citigroup Global Markets, Inc., a provisionally registered swap dealer and a registered futures commission merchant (collectively, Citi entities), for failing to diligently supervise their audio preservation system. For violations of CEA Rules 6(c) and 6(d) and violations of CFTC Rule 1633.3, Citibank’s affiliates were fined $4.5 million dollars, effective September 28, 2020.
Societe Generale (“SG”)
Like many financial institutions, SG is party to numerous litigations, including class actions lawsuits in the U.S., and to regulatory investigations. The consequences, as assessed on a quarterly basis, of those that are liable to have or have recently had a material impact on the financial condition of SG, its results or its business are provisioned in SG’s financial statements. Details are set out in SG’s registration document and its updates concerning major cases. The current litigation disclosures in the 2021 registration statement, filed on 17 March 2021, and updates thereto are set forth below. Other litigation matters and investigations either have no material effect on SG’s financial condition or it is still too early to determine at this stage whether they may have such an impact. The disclosures below as well as prior disclosures (dating back 10 years) are available on the SG website at www.societegenerale.com
On 24 October 2012, the Court of Appeal of Paris confirmed the first judgment delivered on 5 October 2010, finding J. Kerviel guilty of breach of trust, fraudulent insertion of data into a computer system, forgery and use of forged documents. J. Kerviel was sentenced to serve a prison sentence of five years, two years of which are suspended, and was ordered to pay EUR 4.9 billion in damages to the bank. On 19 March 2014, the Supreme Court confirmed the criminal liability of J. Kerviel. This decision puts an end to the criminal proceedings. On the civil front, on 23 September 2016, the Versailles Court of Appeal rejected Jérôme Kerviel’s request for an expert determination of the damage suffered by Societe Generale, and therefore confirmed that the net accounting losses suffered by the Bank as a result of his criminal conduct amount to EUR 4.9 billion. It also declared J. Kerviel partially responsible for the damage caused to Societe Generale and sentenced him to pay to Societe Generale EUR 1 million. Societe Generale and J. Kerviel did not appeal before the Supreme Court. Societe Generale considers that this decision has no impact on its tax situation. However, as indicated by the Minister of the Economy and Finance in September 2016, the tax authorities have examined the tax consequences of this book loss and indicated that they intended to call into question the deductibility of the loss caused by the actions of J. Kerviel, amounting to EUR 4.9 billion. This proposed tax rectification has no immediate effect and will possibly have to be confirmed by an adjustment notice sent by the tax authorities when Societe Generale is in a position to deduct the tax loss carryforwards arising from the loss from its taxable income. Such a situation will not occur for several years according to the bank’s forecasts. In view of the 2011 opinion of the French Supreme Administrative Court (Conseil d’état) and its established case law which was recently confirmed again in this regard, Societe Generale considers that there is no need to provision the corresponding deferred tax assets. In the event that the authorities decide, in due course, to confirm their current position, Societe Generale group will not fail to assert its rights before the competent courts. By a decision handed down on the 20 September 2018, the Investigation Committee of the reviewing and reassessment Criminal Court has furthermore declared inadmissible the request filed in May 2015 by J. Kerviel against his criminal sentence, confirming the absence of any new element or fact that could justify the reopening of the criminal file.
Between 2003 and 2008, Societe Generale set up gold consignment lines with the Turkish group Goldas. In February 2008, Societe Generale was alerted to a risk of fraud and embezzlement of gold stocks held by Goldas. These suspicions were rapidly confirmed following the
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failure by Goldas to pay or refund gold worth EUR 466.4 million. Societe Generale brought civil proceedings against its insurers and various Goldas Group entities. Goldas launched various proceedings in Turkey and in the UK against Société Générale. In the action brought by Société Générale against Goldas in the UK, Goldas applied to have the action of SG struck-out and applied to the UK court for damages. On 3 April 2017, the UK court granted both applications and will, after an inquiry into damages, rule on the amount due to Goldas, if any. On 15 May 2018, the Court of Appeal discharged entirely the inquiry into damages granted by the High Court to Goldas but rejected Societe Generale’s arguments relating to service of the claims issued against Goldas, which are therefore time barred. On 18 December 2018, the Supreme Court refused permission to appeal to both Societe Generale and Goldas. On 16 February 2017, the Paris Commercial Court dismissed Societe Generale’s claims against its insurers. Societe Generale filed an appeal against this decision.
Societe Generale Algeria (“SGA”) and several of its branch managers are being prosecuted for breach of Algerian laws on exchange rates and capital transfers with other countries and on money laundering and the financing of terrorism. The defendants are accused of having failed to make complete or accurate statements to the Algerian authorities on capital transfers in connection with exports or imports made by clients of SGA and on cash payment transactions made at SGA counters. The events were discovered during investigations by the Algerian authorities, which subsequently filed civil claims before the criminal court. Sentences were delivered by the court of appeal against SGA and its employees in some proceedings, while charges were dropped in other ones. To date, sixteen cases have ended in favour of SGA, one case has ended against SGA and eight remain pending, seven of which before the Supreme Court.
In the early 2000s, the French banking industry decided to transition to a new digital system in order to streamline cheque clearing.
To support this reform (known as EIC—Echange d’Images Chèques), which has contributed to the improvement of cheque payments’ security and to the fight against fraud, the banks established several interbank fees (including the CEIC which was abolished in 2007). These fees were implemented under the aegis of the banking sector supervisory authorities, and to the knowledge of the public authorities.
On 20 September 2010, after several years of investigation, the French competition authority ruled that the joint implementation and the setting of the amount of the CEIC and of two additional fees for related services were in breach of competition law. The authority fined all the participants to the agreement (including the Banque de France) a total of approximately EUR 385 million. Societe Generale was ordered to pay a fine of EUR 53.5 million and Crédit du Nord, its subsidiary, a fine of EUR 7 million.
However, in its 23 February 2012 order, the French Court of Appeal, to which the matter was referred by all the banks involved except Banque de France, held that there was no competition law infringement, allowing the banks to recoup the fines paid. On 14 April 2015, the Supreme Court quashed and annulled the Court of Appeal decision on the grounds that the latter did not examine the arguments of two third parties who voluntarily intervened in the proceedings. The case was heard again on 3 and 4 November 2016 by the Paris Court of Appeal before which the case was remanded. On 21 December 2017, the Court of Appeal confirmed the fines imposed on Societe Generale and Crédit du Nord by the French competition authority. On 22 January 2018, Societe Generale and Crédit du Nord filed an appeal before the Supreme court against this decision. On 29 January 2020, the Supreme Court partially quashed the order the Paris Court of Appeals decision of 21 December 2017 and ordered the remand of the case to this same court of appeal but differently composed. On 13 March 2020, Societe Generale and Credit du Nord filed a new appeal before the Paris Court of Appeal against the decision of the French competition authority. The court proceeding is still pending.
In August 2009, Societe Generale Private Banking (Switzerland) (“SGPBS”), along with several other financial institutions, was named as a defendant in a putative class action that was ultimately transferred to the US District Court for the Northern District of Texas. The plaintiffs sought to represent a class of individuals who were customers of Stanford International Bank Ltd. (“SIBL”), with money on deposit at SIBL and/or holding Certificates of Deposit issued by SIBL as of 16 February 2009. The plaintiffs alleged that they suffered losses as a result of fraudulent activity at SIBL and the Stanford Financial Group or related entities, and that the defendants were responsible for those alleged losses. The plaintiffs further sought to recoup payments made through or to the defendants on behalf of SIBL or related entities on the basis that they were alleged to have been fraudulent transfers. The Official Stanford Investors Committee (“OSIC”) was permitted to intervene and filed a complaint against SGPBS and the other defendants seeking similar relief.
Following motions to dismiss, the Court ultimately in April 2015 permitted the substantial majority of the claims to proceed.
On 7 November 2017, the District Court denied the plaintiffs’ motion for class certification. On 3 May 2019, several hundred individual plaintiffs filed motions to intervene in the pending OSIC action seeking recovery in their individual capacities for losses on their Stanford
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investments. By order of 18 September 2019 the court denied the motions to intervene. One group of plaintiffs appealed the denial, which was rejected by the court of appeal on 3 February 2021, and the remaining group of plaintiffs initiated a separate action in Texas state court in Houston in November 2019, now pending in the Southern District of Texas. On 12 February 2021, all parties in the litigation filed motions for summary judgment. SGPBS seeks dismissal of all pending claims, and OSIC, renewing a prior unsuccessful motion for summary judgement seeks return of a USD 95 million transfer to SGPBS in 2008. Discovery remains to be completed as to SGPBS.
Notwithstanding the agreements reached with US authorities regarding certain London Interbank Offered Rates and the Euro Interbank Offered Rate (the “IBOR matter”), the Bank continues to defend civil proceedings in the United States (as described below) and to respond to information requests received from other authorities, including the Attorneys General of various States of the United States and the New York Department of Financial Services.
In the United States, Societe Generale, along with other financial institutions, has been named as a defendant in putative class actions involving the setting of US Dollar Libor, Japanese Yen Libor, and Euribor rates and trading in instruments indexed to those rates. Societe Generale has also been named in several individual (non-class) actions concerning the US Dollar Libor rate. All of these actions are pending in the US District Court in Manhattan (the “District Court”).
As to US Dollar Libor, all claims against Societe Generale have been dismissed by the District Court or voluntarily dismissed by the plaintiffs, except in two putative class actions and one individual action that are effectively stayed. Certain individual plaintiffs whose claims were dismissed have filed motions for leave to amend their complaints, to add or revive claims against Societe Generale, but those applications were denied by the District Court. The class plaintiffs and a number of individual plaintiffs have appealed the dismissal of their antitrust claims to the United States Court of Appeals for the Second Circuit.
On 13 January 2020, Societe Generale entered into a settlement agreement with the putative class of plaintiffs who purchased financial products tied to US Dollar Libor on an exchange. As part of that settlement, Societe Generale has agreed to pay USD 5.125 million. This settlement was finally approved by the District Court on 17 September 2020.
As to Japanese Yen Libor, the District Court dismissed the complaint brought by purchasers of Euroyen over-the-counter derivative products. On 1 April 2020, the Court of Appeals reversed the dismissal and reinstated the claims. Plaintiffs filed a second amended complaint on 24 August 2020, and defendants have again filed motions to dismiss. In the other action, brought by purchasers or sellers of Euroyen derivative contracts on the Chicago Mercantile Exchange, the District Court has allowed certain Commodity Exchange Act (“CEA”) claims to proceed to discovery. On 27 September 2019, Societe Generale (and other defendants) filed a motion for judgment on the pleadings that seeks dismissal of plaintiff’s remaining CEA claims. On 27 September 2019, plaintiff filed a motion for class certification. Briefing on plaintiff’s motion for class certification has been stayed until the District Court rules on defendants’ motion for judgment on the pleadings. On 25 September 2020, the District Court granted defendants’ motion for judgment on the pleadings and dismissed plaintiffs’ claims. Plaintiffs have appealed.
As to Euribor, the District Court dismissed all claims against Societe Generale in the putative class action and denied the plaintiffs’ motion to file a proposed amended complaint. Plaintiffs have appealed those rulings to the United States Court of Appeals for the Second Circuit.
In Argentina, Societe Generale, along with other financial institutions, has been named as a defendant in litigation brought by a consumer association on behalf of Argentine consumers who held government bonds or other specified instruments that paid interest tied to US Dollar Libor. The allegations concern violations of Argentine consumer protection law in connection with alleged manipulation of the US Dollar Libor rate. Societe Generale has not yet been served with the complaint in this matter.
Beginning on 15 January 2019, Societe Generale and SG Americas Securities, LLC, along with other financial institutions, have been named in three putative antitrust class actions in the US District Court in Manhattan, which have since been consolidated. Plaintiffs allege that the USD ICE Libor panel banks conspired to make artificially low submissions to that benchmark in order to profit on their trading in derivatives tied to USD ICE Libor. Plaintiffs seek to certify a class comprised of US residents (individuals and entities) that transacted with a defendant in floating rate debt instruments or interest rate swaps tied to USD ICE Libor and received a payment at any time between 1 February 2014 to the present, regardless of when the instrument was purchased. By order dated 26 March 2020, the District Court dismissed the action.
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Plaintiffs have appealed that ruling. On 6 April 2021, the Second Circuit permitted a new proposed class representative to intervene as a plaintiff in the appeal and denied defendants’ motion which sought dismissal of the appeal because the original proposed class representatives withdrew from the action.
Societe Generale, along with several other financial institutions, was named as a defendant in a putative class action alleging violations of US antitrust laws and the CEA in connection with foreign exchange spot and derivatives trading. The action was brought by persons or entities that transacted in certain over-the-counter and exchange-traded foreign exchange instruments. Societe Generale reached a settlement of USD 18 million, which was approved by the Court on 6 August 2018. A separate putative class action on behalf of putative classes of indirect purchasers was also filed. SG reached a settlement of USD 975,000 to resolve that proceeding. The settlement was finally approved by the Court on 19 November 2020. On 7 November 2018, a group of individual entities that elected to opt out of the main class action settlement filed a lawsuit against SG, SG Americas Securities, LLC, and several other financial institutions. SG Americas Securities, LLC was dismissed by order dated 28 May 2020. Discovery is proceeding as to SG and the other remaining defendants. On 11 November 2020, Societe Generale has been named, along with several other banks, in a UK action alleging collusion in the market for FX instruments. Societe Generale received the particulars of claim from plaintiffs and intends to defend the action.
On 10 December 2012, the French Supreme Administrative Court (Conseil d’État) rendered two decisions confirming that the “précompte tax” which used to be levied on corporations in France does not comply with EU law and defined a methodology for the reimbursement of the amounts levied by the tax authorities. However, such methodology considerably reduces the amount to be reimbursed. Societe Generale purchased in 2005 the “précompte tax” claims of two companies (Rhodia and Suez, now ENGIE) with a limited recourse on the selling companies. One of the above decisions of the French Supreme Administrative Court relates to Rhodia. Societe Generale has brought proceedings before the French administrative courts. The latest court decision rendered is a rejection, on 1 February 2016 by the French Administrative Supreme Court, of an appeal lodged by ENGIE and Societe Generale.
Several French companies applied to the European Commission, who considered that the decisions handed down by the French Supreme Administrative Court on 10 December 2012, which was supposed to implement the decision rendered by the Court of Justice of the European Union C-310/09 on 15 September 2011, infringed a number of principles of European law. The European Commission subsequently brought infringement proceedings against the French Republic in November 2014, and since then confirmed its position by publishing a reasoned opinion on 28 April 2016 and by referring the matter to the Court of Justice of the European Union on 8 December 2016. The Court of Justice of European Union rendered its judgement on 4 October 2018 and sentenced France for failure by the French Supreme Administrative Court to disregard the tax on EU sub-subsidiaries in order to secure the withholding tax paid in error as well as on the absence of any preliminary question. With regard to the practical implementation of the decision, Societe Generale will assert its rights before the competent courts and the French tax authority, from which it expects diligent treatment and in accordance with the law. On 23 June 2020, the Administrative Court of Appeal of Versailles issued a ruling in favour of Societe Generale on our 2002 and 2003 Suez claims, followed by a mid-July enforcement in our favour. The judgment of Versailles held that the advance payment was not compatible with the Parent-Subsidiary Directive: the French Supreme Administrative Court, which had also received a request for a priority question of constitutionality, also pointed out that the advance payment was incompatible with Article 4 of the Parent-Subsidiary Directive but that a question should be referred to the ECJ for a preliminary ruling in order to ascertain this. It is therefore now appropriate to await the response of the Court of Luxembourg, which should not occur before the end of 2021.
Societe Generale, along with other financial institutions, has been named as a defendant in a putative class action alleging violations of US antitrust laws and the CEA in connection with its involvement in the London Gold Market Fixing. The action is brought on behalf of persons or entities that sold physical gold, sold gold futures contracts traded on the CME, sold shares in gold ETFs, sold gold call options traded on CME, bought gold put options traded on CME, sold over-the-counter gold spot or forward contracts or gold call options, or bought over-the-counter gold put options. The action is pending in the US District Court in Manhattan. Motions to dismiss the action were denied by an order dated 4 October 2016, and fact discovery has now been completed. Societe Generale, along with other financial institutions, is also named as a defendant in two putative class actions in Canada (in the Ontario Superior Court in Toronto and Quebec Superior Court in Quebec City) involving similar claims.
Since August 2015, various former and current employees of the Societe Generale group have been under investigation by German criminal prosecution and tax authorities for their alleged participation in the so called “CumEx” patterns in connection with withholding tax on dividends on German shares. These investigations relate to a fund administered by SGSS GmbH proprietary trading activities and transactions carried out on behalf of clients. The Group entities respond to the requests of the German authorities.
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SGSS GmbH was informed by the Bonn District Court on 19 June 2019 that criminal proceedings had been initiated against two individuals who were employed by a company having previously advised this fund, the latter being suspected by the German prosecutors to have been involved in potentially fraudulent CumEx transactions. On 19 August 2019, the Bonn District Court ordered SGSS GmbH to join these criminal 153 proceedings as a “secondary party”. By order of 16 March 2020, the Bonn District Court, with consent of the Cologne Prosecutors, released SGSS GmbH as a secondary party immediately. In addition to being subject to investigations or criminal proceedings, SG Group entities may be exposed to claims by third parties, including German tax offices, and become party to legal disputes.
In May 2019, SGAS was named, along with other financial institutions, as a defendant in a putative class action in the US alleging anticompetitive behaviour in the pricing of “agency bonds” issued by US Government Sponsored Enterprises (GSEs), including Federal Home Loan Bank (FHLB), Federal Home Loan Mortgage Corporation (Freddie Mac), and Federal National Mortgage Association (Fannie Mae). SGAS, along with several other defendants, filed a motion to dismiss on 13 June 2019 which was granted on 29 August 2019 as against SGAS and several other bank defendants. Plaintiffs filed an amended complaint on 9 September 2019, and a motion to dismiss this amended complaint was filed on 17 September 2019. That motion was denied on 15 October 2019. On 16 December 2019, plaintiffs and twelve bank defendants, including SGAS, submitted for court approval a stipulation of settlement in the class action, for USD 250 million. Although SGAS’s share of the settlement is not public, the amount was not material from a financial statement perspective. The class action settlement was finally approved by the court on 16 June 2020. SGAS was also named in four separate individual opt-out litigations by the following plaintiffs: the State of Louisiana (filed September 2019), the City of Baton Rouge/East Baton Rouge Parish and related entities (October 2019), Louisiana Asset Management Pool (April 2020), and the City of New Orleans and related entities (September 2020). These suits also asserted antitrust claims (and in some cases other related claims) against SGAS and multiple other bank defendants based on these plaintiffs’ purchases of GSE bonds. As to the opt-out litigations, a settlement was reached involving all defendants, of which SGAS’s share was immaterial, and these actions have been dismissed. SGAS also received a subpoena from the US Department of Justice (DOJ) in connection with its US agency bond business. SGAS responded to these requests and is cooperating with the DOJ investigation.
Societe Generale and certain of its subsidiaries are defendants in an action pending in the US Bankruptcy Court in Manhattan brought by the Trustee appointed for the liquidation of Bernard L. Madoff Investment Securities LLC (BLMIS). The action is similar to those brought by the BLMIS Trustee against numerous institutions and seeks recovery of amounts allegedly received by the SG entities indirectly from BLMIS through so-called “feeder funds” that were invested in BLMIS and from which the SG entities received redemptions. The suit alleges that the amounts that the SG entities received are avoidable and recoverable under the US Bankruptcy Code and New York state law. The BLMIS Trustee seeks to recover, in the aggregate, approximately USD 150 million from the SG entities. The SG entities are defending the action. In decisions dated 22 November 2016 and 3 October 2018, the Court rejected most of the claims brought by the BLMIS Trustee. The Trustee appealed to the US Court of Appeals for the Second Circuit. By order dated 25 February 2019, the Second Circuit vacated the judgements and remanded for further proceedings. On 1 June 2020, the United States Supreme Court denied Defendant-Appellees’ petition for a writ of certiorari. The case will now be returned to the District Court for further proceedings.
On 10 July 2019, Societe Generale was named as a defendant in a litigation filed in the US District Court in Miami by plaintiffs seeking to recover under the Cuban Liberty and Democracy Solidarity (Libertad) Act of 1996 (known as the Helms-Burton Act) for alleged losses stemming from the expropriation by the Cuban government in 1960 of Banco Nunez in which they are alleged to have held an interest. Plaintiff claims damages from Societe Generale under the terms of this statute. Plaintiff filed an amended complaint on 24 September 2019 adding three other banks as defendants and adding several new factual allegations as to Societe Generale. Societe Generale filed a motion to dismiss, which was fully briefed as of 10 January 2020. While the motion to dismiss was pending, plaintiffs filed an unopposed motion on 29 January 2020, to transfer the case to federal court in Manhattan, which the court granted on 30 January 2020. Plaintiffs filed a second amended complaint on 11 September 2020, in which it dropped the three other banks as defendants, added a different bank as an additional defendant, and added as additional plaintiffs who purport to be heirs of the founders of Banco Nunez. A motion to dismiss has been filed.
On 9 November 2020, Societe Generale was named as a defendant, together with another bank, in similar Helms-Burton litigation filed in the US District Court in Manhattan (Pujol I) by the purported heirs of former owners, and personal representatives of estates of heirs or former owners, of Banco Pujol, a Cuban bank alleged to have been confiscated by the Cuban government in 1960. On 27 January 2021, Societe Generale filed a motion to dismiss. In response, as permitted by the judge’s rules, plaintiffs chose to file an amended complaint and did so on 26 February 2021. Societe Generale filed a motion to dismiss to dismiss the amended complaint on 19 March 2021. On 16 March 2021, Societe Generale was named as a defendant, together with another bank, in a nearly identical Helms-Burton litigation filed in the US District Court in
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Manhattan (Pujol II) by the personal representative of one of the purported heirs to Banco Pujol who is also a plaintiff in Pujol I. The deadline for the defendants to respond to the complaint in Pujol II is stayed through and including the date of the court’s decision on the motion to dismiss in Pujol I.
On 5 June 2020, a shareholder of Societe Generale filed a derivative action in New York State court against 39 current and former directors and officers of the Bank. The complaint alleges that a 2009 written agreement with US banking regulators required the Bank to implement and maintain an effective anti-money laundering compliance and transaction monitoring system. According to the complaint, the Bank failed to do so, leading to penalties and forfeitures imposed in November 2018 by a number of federal and New York state agencies and criminal authorities relating to US sanctions and anti-money laundering laws. The complaint makes claims for, among other things, breaches of duty related to these matters. This litigation is at an early procedural stage, and a motion to dismiss on a variety of grounds is expected.
On 16 October 2020, Vestia brought proceedings against Societe Generale before the High Court of England regarding the conditions pursuant to which Vestia contracted derivative products with Societe Generale between 2008 and 2011. Vestia claims that these transactions were outside of its capacity and alleges they were induced by corruption. Vestia seeks to rescind the transactions and recover the amounts paid to Societe Generale pursuant to these transactions. On 8 January 2021, Societe Generale filed its Statement of Defence and Counterclaim.
On 20 October 2020, Societe Generale Securities Australia Pty Ltd (“SGSAPL”) was sentenced by the Local Court in Sydney on charges relating to breaches of client money obligations. SGSAPL was required to pay a total penalty of AUD 30,000 for facts which occurred over the period from December 2014 to February 2017 and which were self-declared to the Australian Securities and Investment Commission.
On June 1, 2021, a shareholder of Societe Generale initiated an action designated by him as a “derivative action” (‘action ut singuli’) before the Commercial Court of Paris against the CEO of the company (‘directeur général’), Mr. Frédéric Oudéa. The claimant alleges that Mr. Oudéa has committed so-called acts of mismanagement in connection with the business relationships established between 2007 and 2010 by Societe Generale with Libyan financial institutions. Facts in connection with these business relationships have already led to the signing of (i) a convention judiciaire d’intérêt public on May 24, 2018 between Societe Generale and the Financial Public Prosecutor (the “CJIP”) and (ii) a Deferred Prosecution Agreement on June 5, 2018 between Societe Generale and the United States Department of Justice (the “DPA”). Plaintiff is seeking an order that Mr. Oudéa pay to Societe Generale an amount equal to fines paid to the U.S. and French treasuries under the CJIP and the DPA. Societe Generale voluntarily joined these proceedings at the first procedural hearing. The company intends to seek the dismissal of the claims made by the plaintiff on a variety of grounds.
Compliance Remediation Plan in the Wake of Agreements Entered Into With French and US Authorities
In June 2018, Societe Generale entered into agreements with the US Department of Justice (DOJ) and the US Commodity Futures Trading Commission (CFTC) to resolve their investigations into IBOR submissions, and with the DOJ and the French Parquet National Financier (PNF) to resolve their investigations into certain transactions involving Libyan counterparties.
In November 2018, Societe Generale entered into agreements with the US authorities to resolve their investigations into certain US dollar transactions involving countries, persons or entities subject to US economic sanctions.
As part of these agreements, the Bank has committed to enhance its compliance system in order to prevent and detect any violation of anti-corruption and bribery, market manipulation and US economic sanction regulations, and any violation of New York state laws. The Bank has also committed to enhance corporate oversight of its economic sanctions compliance programme. The Bank will not be prosecuted if it abides by the terms of the agreements, to which Societe Generale is fully committed.
The Bank has also agreed with the US Federal Reserve to hire an independent consultant to assess the Bank’s progress on the implementation of measures to strengthen its compliance programme.
To meet the commitments made by Societe Generale as part of these agreements, the Bank has developed a programme to implement these commitments and strengthen its compliance system in the relevant areas. This programme has been placed under the direct supervision of the Group Head of Compliance. In addition, the programme’s Steering Committee is chaired by a member of the Bank’s General Management, and a programme progress report is presented to the Board of Directors on a monthly basis.
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In 2020, the Programme was rolled out according to the schedule presented to the internal Governance bodies and the various authorities receiving regular reports on the progress of remedial actions. Moreover, the external audits provided in the agreements have been conducted or are under way.
On 14 December 2020, Societe Generale was notified of the termination of proceedings notice issued by the Financial Prosecutor of the French Republic (the Procureur de la République Française, or PRF) in connection with certain transactions with Libyan counterparties.
United States Compliance Remediation Plan
On 19 November 2018, Societe Generale Group and its New York branch (SGNY) entered into an agreement (enforcement action) with the NY State Department of Financial Services regarding the SGNY anti-money laundering compliance programme. This agreement requires (i) submitting an enhanced anti-money laundering programme, (ii) an anti-money laundering governance plan, and (iii) the performance of an external audit in 2020.
As background information, on 14 December 2017, Societe Generale and SGNY on the one hand, and the Board of Governors of the Federal Reserve on the other hand, agreed to a Cease and Desist order (the “Order”) regarding the SGNY compliance programme to adhere to the Bank Secrecy Act (“BSA”) and its anti-money laundering (“AML”) obligations (the “Anti-Money Laundering Compliance Program”), and regarding some aspects of its Know Your Customer programme.
This Cease and Desist Order signed on 14 December 2017 with the US Federal Reserve supersedes the Written Agreement entered into in 2009 between Societe Generale Group and SGNY on the one hand, and the US Federal Reserve and the New York State Financial Services Department on the other hand.
Included by the Sponsor from the NFA website and not provided by Societe Generale
The foregoing discussion was provided by Societe Generale based upon its 2021 registration statement as noted above. Below are CFTC releases related to other matters from the NFA website and not provided by Societe Generale.
CFTC Case #17-01, December 7, 2016. CFTC Orders Paris-Based Societe Generale SA to Pay a $450,000 Penalty for Failing to Timely Report Swap Transactions
Washington, DC – The U.S. Commodity Futures Trading Commission (CFTC) today issued an Order filing and simultaneously settling charges against Societe Generale SA (Societe Generale) for failing to properly report certain non-deliverable forward transactions to a swap data repository (SDR), and failing to timely report to an SDR a large number of FX swap, FX forward, and non-deliverable forward transactions, in violation of the Commodity Exchange Act (CEA) and CFTC Regulations. Societe Generale is a swap dealer headquartered in Paris, France that has been provisionally registered with the CFTC in that capacity since December 31, 2012.
The CFTC Order requires Societe Generale to pay a $450,000 civil monetary penalty and to cease and desist from committing further violations of the CEA and CFTC Regulations, as charged.
As stated in the Order, the accuracy and completeness of swap reporting are critical to the Commission’s mission to protect market participants and to ensure market integrity. In particular, the Order states that the CEA requires parties to a swap transaction to report swap transaction information to a registered SDR in a timely manner, and requires swap dealers to report swap transactions to an SDR within such time period as prescribed by the CFTC. The Order further states that CFTC Regulations 43 and 45 specify requirements for real-time public reporting, public availability of swap transaction and pricing data, and reporting of creation and continuation data to an SDR. According to the Order, the reporting requirements are designed to enhance transparency, promote standardization, and reduce systemic risk.
The Order finds that in July 2014 Societe Generale implemented a software update to its FX trading platform which led to the trading platform incorrectly coding Societe Generale’s counterparty as the reporting counterparty for certain FX swap, FX forward, and non-deliverable forward transactions, which resulted in no reports being made to the SDR regarding the swaps. According to the Order, Societe Generale did not discover the error until January 2015, and it was not until April 2015 that Societe Generale was able to fix it. The Order finds that Societe Generale initiated a project to identify trades affected by the coding error and in September 2015 notified CFTC staff about its failure to report.
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According to the Order, Societe Generale back-loaded approximately 51,821 unreported transactions in October 2015 and in April and May 2016 made submissions to its SDR for approximately 2,024 non-deliverable forward transactions.
During the relevant period, Societe Generale inadvertently failed to properly report non-deliverable forward transactions to a SDR in violation of Section 2(a)(13)(F) and (G) of the Commodity Exchange Act, 7 U.S.C. § 2(a)(l3)(F), (G) (2012) and Regulations 43.3(a)(3) and 43.4(a), 17 C.F.R. §§ 43.3(a)(3), 43.4(a) (2016). Similarly, during the relevant period, Societe Generale, as the reporting counterparty, mistakenly failed to timely report to a registered swap data repository a large number of FX swap, FX forward, and non-deliverable forward transactions, including the requisite continuation data for those transactions, in violation of Section 4r(a)(3) of the Commodity Exchange Act, 7 U.S.C. § 6r(a)(3) (2012) and Regulations 45.3(c)(l) and 45.4(a), 17 C.F.R. §§ 45.3(c)(l), 45.4(a) (2016).
The Order recognizes that Societe Generale cooperated with the CFTC’s investigation by self-reporting its errors, undertaking an internal investigation, and taking remedial action to correct its reporting failures.
CFTC Case #18-14, June 4, 2018. CFTC Orders Societe Generale S.A. to Pay $475 Million Penalty to Resolve Charges of Manipulation, Attempted Manipulation, and False Reporting of LIBOR and Euribor
Washington, DC – The Commodity Futures Trading Commission (CFTC) issued an Order today filing and settling charges against Societe Generale S.A. (Societe Generale or the Bank) for attempted manipulation of and false reporting in connection with the London Interbank Offered Rate (LIBOR) for U.S. Dollar, Yen and Euro, and the Euro Interbank Offered Rate (Euribor), certain instances of manipulation of Yen LIBOR, and aiding and abetting traders at another bank in their attempts to manipulate Euribor. The Bank’s misconduct spans more than six years, from 2006 through mid-2012. The CFTC Order requires Societe Generale to pay a civil monetary penalty of $475 million, cease and desist from further violations as charged, and adhere to specific undertakings to ensure the integrity of its LIBOR, Euribor, and other benchmark interest rate submissions in the future.
LIBOR and Euribor are global interest rate benchmarks that act as the basis of pricing for trillions of dollars of financial instruments, including U.S. based exchange-traded futures contracts and swaps transactions. Markets, investors, and consumers in the United States and around the world rely on the integrity of these benchmark interest rates.
LIBOR and Euribor are fixed each day based on rates submitted by a select panel of banks. They are supposed to reflect or relate to the true costs of borrowing unsecured funds in the relevant interbank market. In determining what rates to submit, each panel bank is to make an honest assessment of those costs. Benchmark submissions thus convey market information about borrowing costs for unsecured funds, the liquidity conditions and stress in the money markets, and a bank’s ability to borrow funds in the particular markets. As reflected in the CFTC’s Order, at various times during the relevant period, Societe Generale made its submissions for U.S. Dollar, Euro and Yen LIBOR and Euribor based on impermissible factors.
The Order finds that Societe Generale engaged in misconduct that undermined the integrity of LIBOR and Euribor for two distinct purposes. From May 2010 through mid-2012, during a period of market strain due to the Greek sovereign debt crisis, Societe Generale made false reports of U.S. Dollar and Euro LIBOR and Euribor to protect its reputation from speculation that it was having more difficulty borrowing unsecured funds than other banks. Societe Generale made these false reports at the direction of certain members of executive management, including the Chief Financial Officer and Head of Corporate Investment Banking, as well as senior Treasury managers, including the Global Head of Treasury. At other times, as detailed below, Societe Generale made false reports concerning U.S. Dollar, Yen, and Euro LIBOR and Euribor in attempts to manipulate the setting of those benchmarks, and for Yen LIBOR was, at certain times, successful in its attempts to manipulate, in order to benefit trading positions that were priced based on LIBOR or Euribor, or in other words, for profit.
As the Order finds, Societe Generale engaged in misconduct even after it knew that the CFTC was investigating the Bank’s Euribor and LIBOR submission practices as of July and September 2011. Societe Generale continued to make false U.S. Dollar LIBOR submissions by submitting rates lower than its true costs of borrowing funds in order to protect its reputation. Moreover, in early 2012, Societe Generale conducted an internal audit of its LIBOR submission process, which produced an anemic report that failed to identify glaring improprieties and concluded the Bank’s submitted rates were “consistent with” British Bankers’ Association guidelines despite an abundance of evidence to the contrary.
Societe GeneraleMakes False Submissions to Protect Reputation As Directed by Executive Management from May 2010 through Mid-2012
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The CFTC Order specifically finds that in May 2010, during a period of market strain due to the Greek sovereign debt crisis to which Societe Generale had exposure, Societe Generale’s U.S. Dollar LIBOR submissions garnered the attention of press and market analysts because the submissions were consistently higher than the submissions of many other banks, reflecting to the market that the Bank was paying higher interest rates than other banks in order to borrow unsecured funds. This raised the concerns of certain members of Societe Generale’s executive management that the relatively higher U.S. Dollar LIBOR submissions were creating an impression that the Bank was struggling to finance itself and the Bank would appear less financially stable compared to its competitors, especially the French banks. Certain members of executive management expressed anger over the Bank’s submissions having a negative impact on its reputation. They instructed the Bank’s Global Head of Treasury that Societe Generale’s submissions should not be among the highest of the non-eliminated banks and should not raise questions about the Bank’s financial stability. Societe Generale’s Global Head of Treasury conveyed these executive managers’ concerns and instructions to the members of Treasury responsible for making the submissions. At the direction of these managers, the Bank’s LIBOR and Euribor submitters were to lower the Societe Generale’s LIBOR submissions to ensure that there was no further scrutiny from the press or market analysts and to assuage the concerns of the executive management. Societe Generale’s submitters followed the instructions, with one manager noting that it was “a total charade.” Societe Generale also lowered its Euribor submissions to match the Bank’s lower Euro LIBOR submissions to avoid detection of their false depression of Euro LIBOR because the benchmarks tended to move in tandem.
The Order finds that at times, members of Societe Generale’s Treasury Desks expressed discomfort and concern about Societe Generale’s submission practices. “We have increased our market funding levels without moving our LIBOR contribution I think we are leaving ourselves exposed to a possible claim of market manipulation … I am extremely uncomfortable with this situation.” Certain members of executive management were informed that submissions did not match what the Bank was paying in the market, being told at one point, “we remain in breach,” “we’re very far away from reality,” and “we’re in cloud cuckoo land with our contributions.” The Bank made false U.S. Dollar LIBOR submissions until at least July 2012 and made false Euro LIBOR and Euribor submissions until at least July 2010.
According to the Order, as scrutiny of panel banks LIBOR submissions practices intensified and Societe Generale’s fear of exposure grew, Societe Generale started to gradually increase its submissions, hoping to avoid any market reaction. Societe Generale also took steps to conceal its misconduct, including preparing fictitious borrowing costs data to submit to the LIBOR administrator to justify the Bank’s submissions, discussing, dissembling and justifying aberrant deals done at levels above the submissions, and sending false bids for U.S. Dollars into the wider market while telling potential lenders one-on-one that the Bank was willing to pay much higher rates. These tactics were meant to hide the disconnection between the costs of funds and its U.S. Dollar LIBOR submissions. The Order also finds that upon facing inquiry into their misconduct, members of the Bank’s Treasury desks wanted indemnification letters, discussed that they “played dumb” when questioned about the Bank’s LIBOR submission process and joked that, “I don’t want to go to prison by myself…” and, “You’ll have to bring us oranges when we’re in prison.”
Societe Generale’s Attempts to Manipulate U.S. Dollar, Yen, and Euro LIBOR and Euribor To Benefit Trading Positions
○The CFTC Order further finds that at various times, Societe Generale, through the acts of members of its Paris Treasury Desk and others, attempted to manipulate the fixing of LIBOR and Euribor by making false submissions to benefit money market and derivatives trading positions. The Treasury Desks were profit centers for Societe Generale and traders’ compensation was based in part upon the profitability of the Desk.
○From February 2009 to mid-May 2010, Societe Generale, through its submitters, based the Bank’s U.S. Dollar LIBOR submissions, in whole or in part, on whatever the Paris Treasury Desk believed was most beneficial for the desk’s positions on any given day. If successful in affecting the fixing, the Bank would profit on certain money market and derivatives positions placed by the Paris Treasury Desk by increasing payments from counterparties on assets or decreasing payments to counterparties on liabilities. At one point, as part of a strategy to push the U.S. Dollar LIBOR fixing higher to benefit a long position in the one month tenor, Societe Generale attempted to make the highest submission that would be included in the calculation for the final U.S. Dollar LIBOR fixing. From mid-September 2009 to mid-March 2010, 88% of the Bank’s U.S. Dollar LIBOR submissions in the one-month tenor were ranked as one of the three highest submissions in the calculation (i.e. the tenth to twelfth highest submission in the panel) for the final fixing. And its submissions were consistently above its borrowing costs and the LIBOR fixing.
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○From 2006 to at least March 2007, Societe Generale, through its submitters and derivatives traders, attempted to manipulate Euribor. Senior Euro derivatives traders at the Bank regularly sent requests to the Bank’s Euribor submitters on the Paris Treasury Desk to adjust the Bank’s Euribor submissions to benefit trading positions, which were occasionally accommodated. On certain occasions, the submitters did not accommodate the requests of the derivatives traders because the Paris Treasury Desk itself held positions which would have benefited with an opposite movement in the fixing, at which point a decision was made to submit toward the “middle” to accommodate both trading positions.
○During the same period, Societe Generale aided and abetted a Barclays derivatives trader’s attempts to manipulate Euribor during the same period. At the time, certain Societe Generale Euro derivatives traders engaged in a two-way scheme of sending submission requests to, and receiving requests from, Barclays derivatives traders to relay to their respective Euribor submitters. Société Générale traders relayed Barclays traders’ requests to Societe Generale’s Euribor submitters to benefit either the Barclays traders’ trading positions, or both the Barclays traders’ and the Société Générale traders’ positions. On certain occasions the Bank’s submitters accommodated these requests.
○In the fall of 2007, Societe Generale through its submitters and certain traders and senior managers on the Paris Treasury Desk, attempted to manipulate Euribor and Euro LIBOR to benefit the desk’s money market and derivatives trading positions and mitigate losses. The Head of Paris Treasury, who eventually became the Global Head of Treasury, instructed the submitters to skew the Bank’s submissions to mitigate losses on a particularly large trading position held by the Desk. One submitter commented, “We have been instructed to [ensure] that the [3 month Euirbor fixing] drops […] And when you’re told you have to, well….You do it.” When the Head of London Treasury asked about it, the Head of Paris Treasury acknowledged, “Yeah, it was some manipulation . . . .”
○From July 2006 through August 2007, Societe Generale, through its derivatives traders, submitters, and senior Treasury managers, attempted to manipulate Yen LIBOR and on certain occasions, successfully manipulated Yen LIBOR. The Société Générale’s Head of Treasury for Europe and Asia ordered the Yen Submitter to accommodate the submission requests of certain Societe Generale Yen derivatives traders in Tokyo. Despite knowing the impropriety of the requests, the Yen LIBOR Submitter complied with the order and accommodated these requests.
The Order also finds that Societe Generale’s lack of internal controls, procedures, and policies concerning its LIBOR and Euribor submission processes and its failure to adequately supervise its money market and derivatives trading desks and traders allowed this misconduct to occur. Societe Generale did not have policies, internal controls, or procedures for determining or monitoring its benchmark interest rate submissions to ensure that the Bank’s LIBOR and Euribor submissions were appropriately submitted based on an assessment of the costs of borrowing unsecured funds in the relevant interbank markets. Société Générale’s failure to provide internal training or implement standards around its LIBOR and Euribor submissions, to prohibit inappropriate communications between traders and submitters, and to recognize and monitor obvious conflicts of interest, all led to a culture of misconduct and permitted such misconduct to continue for a number of years, according to the Order.
In a related action by the U.S. Department of Justice (DOJ), Societe Generale entered into a deferred prosecution agreement for violations of the Commodity Exchange Act for the same underlying misconduct and accepted a penalty of $275 million.
The CFTC Order recognizes the Bank’s significant cooperation with the CFTC Division of Enforcement’s investigation, including identifying and disclosing additional specific misconduct in responding to the Division’s requests for documents and information.
The CFTC thanks and acknowledges the valuable assistance of the Department of Justice, the Washington Field Office of the Federal Bureau of Investigation, The Autorité des marchés financiers in France, and the UK Financial Conduct Authority.The foregoing discussion was provided by Societe Generale. Below is information from a CFTC release and has not been provided by Societe Generale.The Commodity Futures Trading Commission (“CFTC”) on September 29, 2021 issued an Order filing and settling charges against Société Générale S.A. (“Société Générale”), requiring Société Générale to pay a $1.5 million civil monetary penalty and to undertake remedial relief. The Order finds that from in or about 2013 to at least July 2021, Société Générale, a provisionally registered swap dealer, failed to supervise its mid-market mark disclosure process
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diligently, resulting in Société Générale failing to comply with mid-market mark disclosure and swap data repository (“SDR”) reporting requirements for certain swap transactions. Société Générale’s failure to perform its supervisory obligations diligently with respect to mid-market mark disclosures resulted in numerous violations of the Act and Regulations. Specifically, for many years, Société Générale failed to disclose daily mid-market marks (“daily marks”) entirely to a significant portion of its counterparties for which Société Générale was subject to daily mark disclosure requirements. For certain other swaps, Société Générale provided counterparties inaccurate daily marks and reported inaccurate swap valuation data to an SDR. Finally, Société Générale also failed to disclose pre-trade mid-market marks to counterparties to swaps it transacted over certain electronic trading platforms. In each instance, Société Générale’s failures went undetected for extended periods due to its inadequate supervision and controls over its mid-market mark disclosure process.
UBS AG (“UBS”)
UBS AG’s (“UBS”) principal business address is Bahnhofstrasse 45, Zurich, CH 8001, Switzerland. UBS is acting as a swap dealer for the Funds. UBS AG is registered in the US with National Futures Association (NFA) as a provisionally registered Swap Dealer.
UBS AG is a subsidiary of UBS Group AG. From time to time, UBS AG, UBS Group AG and its and their subsidiaries, officers and employees are involved in proceedings and receive inquiries, subpoenas and notices of investigation relating to various aspects of its business some of which result in sanction. Details are set out in UBS AG’s and UBS Group AG’s quarterly and annual reporting, which can be found at https://www.ubs.com/global/en/investor-relations.html. Additional information can be found in the BrokerCheck Report of UBS Securities LLC, a UBS AG affiliate, which is available at https://brokercheck.finra.org/firm/summary/7654 by clicking on Detailed Report.
The disclosures below are extracts from UBS AG’s and UBS Group AG’s Annual Reports dating back five years:
2019 Annual Report
1. Inquiries regarding cross-border wealth management businesses.
Tax and regulatory authorities in a number of countries have made inquiries, served requests for information or examined employees located in their respective jurisdictions relating to the cross-border wealth management services provided by UBS and other financial institutions. It is possible that the implementation of automatic tax information exchange and other measures relating to cross-border provision of financial services could give rise to further inquiries in the future. UBS has received disclosure orders from the Swiss Federal Tax Administration (FTA) to transfer information based on requests for international administrative assistance in tax matters. The requests concern a number of UBS account numbers pertaining to current and former clients and are based on data from 2006 and 2008. UBS has taken steps to inform affected clients about the administrative assistance proceedings and their procedural rights, including the right to appeal. The requests are based on data received from the German authorities, who seized certain data related to UBS clients booked in Switzerland during their investigations and have apparently shared this data with other European countries. UBS expects additional countries to file similar requests. The Swiss Federal Administrative Court ruled in 2016 that, in the administrative assistance proceedings related to a French bulk request, UBS has the right to appeal all final FTA client data disclosure orders. On 30 July 2018, the Swiss Federal Administrative Court granted UBS’s appeal by holding the French administrative assistance request inadmissible.
The FTA filed a final appeal with the Swiss Federal Supreme Court. On 26 July 2019, the Supreme Court reversed the decision of the Federal Administrative Court. In December 2019, the court released its written decision. The decision requires the FTA to obtain confirmation from the French authorities that transmitted data will be used only for the purposes stated in their request before transmitting any data. The stated purpose of the original request was to obtain information relating to taxes owed by account holders. Accordingly, any information transferred to the French authorities must not be passed to criminal authorities or used in connection with the ongoing case against UBS discussed in this item.
Since 2013, UBS (France) S.A., UBS AG and certain former employees have been under investigation in France for alleged complicity in unlawful solicitation of clients on French territory, regarding the laundering of proceeds of tax fraud, and banking and financial solicitation by unauthorized persons. In connection with this investigation, the investigating judges ordered UBS AG to provide bail (“caution”) of EUR 1.1 billion and UBS (France) S.A. to post bail of EUR 40 million, which was reduced on appeal to EUR 10 million.
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A trial in the court of first instance took place from 8 October 2018 until 15 November 2018. On 20 February 2019, the court announced a verdict finding UBS AG guilty of unlawful solicitation of clients on French territory and aggravated laundering of the proceeds of tax fraud, and UBS (France) S.A. guilty of aiding and abetting unlawful solicitation and laundering the proceeds of tax fraud. The court imposed fines aggregating EUR 3.7 billion on UBS AG and UBS (France) S.A. and awarded EUR 800 million of civil damages to the French state. UBS has appealed the decision. Under French law, the judgment is suspended while the appeal is pending. The trial in the Court of Appeal is scheduled for June 2020. The Court of Appeal will retry the case de novo as to both the law and the facts, and the fines and penalties can be greater than or less than those imposed by the court of first instance. A subsequent appeal to the Cour de Cassation, France’s highest court, is possible with respect to questions of law.
UBS believes that based on both the law and the facts the judgment of the court of first instance should be reversed. UBS believes it followed its obligations under Swiss and French law as well as the European Savings Tax Directive. Even assuming liability, which it contests, UBS believes the penalties and damage amounts awarded greatly exceed the amounts that could be supported by the law and the facts. In particular, UBS believes the court incorrectly based the penalty on the total regularized assets rather than on any unpaid taxes on those assets for which a fraud has been characterized and further incorrectly awarded damages based on costs that were not proven by the civil party. Notwithstanding that UBS believes it should be acquitted, our balance sheet at 31 December 2019 reflected provisions with respect to this matter in an amount of EUR 450 million (USD 505 million at 31 December 2019). The wide range of possible outcomes in this case contributes to a high degree of estimation uncertainty. The provision reflected on our balance sheet at 31 December 2019 reflects our best estimate of possible financial implications, although it is reasonably possible that actual penalties and civil damages could exceed the provision amount.
In 2016, UBS was notified by the Belgian investigating judge that it is under formal investigation (“inculpé”) regarding the laundering of proceeds of tax fraud, of banking and financial solicitation by unauthorized persons, and of serious tax fraud. In 2018, tax authorities and a prosecutor’s office in Italy asserted that UBS is potentially liable for taxes and penalties as a result of its activities in Italy from 2012 to 2017. In June 2019, UBS entered into a settlement agreement with the Italian tax authorities under which it paid EUR 101 million to resolve the claims asserted by the authority related to UBS AG’s potential permanent establishment in Italy. In October 2019, the Judge of Preliminary Investigations of the Milan Court approved an agreement with the Milan prosecutor under Article 63 of Italian Administrative Law 231 under which UBS AG, UBS Switzerland AG and UBS Monaco have paid an aggregate of EUR 10.3 million to resolve claims premised on the alleged inadequacy of historical internal controls. No admission of wrongdoing was required in connection with this resolution.
Our balance sheet at 31 December 2019 reflected provisions with respect to matters described in this item 1 in an amount that UBS believes to be appropriate under the applicable accounting standard. As in the case of other matters for which we have established provisions, the future outflow of resources in respect of such matters cannot be determined with certainty based on currently available information and accordingly may ultimately prove to be substantially greater (or may be less) than the provision that we have recognized.
2. Claims related to sales of residential mortgage-backed securities and mortgages
From 2002 through 2007, prior to the crisis in the US residential loan market, UBS was a substantial issuer and underwriter of US residential mortgage-backed securities (RMBS) and was a purchaser and seller of US residential mortgages. A subsidiary of
UBS, UBS Real Estate Securities Inc. (UBS RESI), acquired pools of residential mortgage loans from originators and (through an affiliate) deposited them into securitization trusts. In this manner, from 2004 through 2007, UBS RESI sponsored approximately USD 80 billion in RMBS, based on the original principal balances of the securities issued. UBS RESI also sold pools of loans acquired from originators to third-party purchasers. These whole loan sales during the period 2004 through 2007 totaled approximately USD 19 billion in original principal balance. UBS was not a significant originator of US residential loans. A branch of UBS originated approximately USD 1.5 billion in US residential mortgage loans during the period in which it was active from 2006 to 2008 and securitized less than half of these loans. Lawsuits related to contractual representations and warranties concerning mortgages and RMBS: When UBS acted as an RMBS sponsor or mortgage seller, it generally made certain representations relating to the characteristics of the underlying loans. In the event of a material breach of these representations, UBS was in certain circumstances contractually obligated to repurchase the loans to which the representations related or to indemnify certain parties against losses. In 2012, certain RMBS trusts filed an action in the US District Court for the Southern District of New York seeking to enforce UBS RESI’s obligation to repurchase loans in the collateral pools for three RMBS securitizations issued and underwritten by UBS with an original principal balance of approximately USD 2 billion. In July 2018, UBS and the trustee entered into an agreement under which UBS will pay USD 850 million to resolve this matter. A significant portion of this amount will be borne by other parties that indemnified UBS. In January 2020, the settlement was approved by the court. Proceedings to determine how the settlement funds will be
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distributed to RMBS holders are ongoing. After giving effect to this settlement, UBS considers claims relating to substantially all loan repurchase demands to be resolved and believes that new demands to repurchase US residential mortgage loans are time-barred under a decision rendered by the New York Court of Appeals. Mortgage-related regulatory matters: Since 2014, the US Attorney’s Office for the Eastern District of New York has sought information from UBS pursuant to the Financial Institutions Reform, Recovery and Enforcement Act of 1989 (FIRREA), related to UBS’s RMBS business from 2005 through 2007. On 8 November 2018, the DOJ filed a civil complaint in the District Court for the Eastern District of New York. The complaint seeks unspecified civil monetary penalties under FIRREA related to UBS’s issuance, underwriting and sale of 40 RMBS transactions in 2006 and 2007. UBS moved to dismiss the civil complaint on 6 February 2019. On 10 December 2019, the district court denied UBS’s motion to dismiss.
Our balance sheet at 31 December 2019 reflected a provision with respect to matters described in this item 2 in an amount that UBS believes to be appropriate under the applicable accounting standard. As in the case of other matters for which we have established provisions, the future outflow of resources in respect of this matter cannot be determined with certainty based on currently available information and accordingly may ultimately prove to be substantially greater (or may be less) than the provision that we have recognized.
3. Madoff
In relation to the Bernard L. Madoff Investment Securities LLC (BMIS) investment fraud, UBS AG, UBS (Luxembourg) S.A. (now UBS Europe SE, Luxembourg branch) and certain other UBS subsidiaries have been subject to inquiries by a number of regulators, including the Swiss Financial Market Supervisory Authority (FINMA) and the Luxembourg Commission de Surveillance du Secteur Financier. Those inquiries concerned two third-party funds established under Luxembourg law, substantially all assets of which were with BMIS, as well as certain funds established in offshore jurisdictions with either direct or indirect exposure to BMIS. These funds faced severe losses, and the Luxembourg funds are in liquidation. The documentation establishing both funds identifies UBS entities in various roles, including custodian, administrator, manager, distributor and promoter, and indicates that UBS employees serve as board members.
In 2009 and 2010, the liquidators of the two Luxembourg funds filed claims against UBS entities, non-UBS entities and certain individuals, including current and former UBS employees, seeking amounts totaling approximately EUR 2.1 billion, which includes amounts that the funds may be held liable to pay the trustee for the liquidation of BMIS (BMIS Trustee).
A large number of alleged beneficiaries have filed claims against UBS entities (and non-UBS entities) for purported losses relating to the Madoff fraud. The majority of these cases have been filed in Luxembourg, where decisions that the claims in eight test cases were inadmissible have been affirmed by the Luxembourg Court of Appeal, and the Luxembourg Supreme Court has dismissed a further appeal in one of the test cases. In the US, the BMIS Trustee filed claims against UBS entities, among others, in relation to the two Luxembourg funds and one of the offshore funds. The total amount claimed against all defendants in these actions was not less than USD 2 billion. In 2014, the US Supreme Court rejected the BMIS Trustee’s motion for leave to appeal decisions dismissing all claims except those for the recovery of approximately USD 125 million of payments alleged to be fraudulent conveyances and preference payments. In 2016, the bankruptcy court dismissed these claims against the UBS entities. In February 2019, the Court of Appeals reversed the dismissal of the BMIS Trustee’s remaining claims. In August 2019, the defendants, including UBS, filed a petition to the US Supreme Court requesting that it review the Court of Appeals’ decision. The bankruptcy proceedings have been stayed pending a decision with respect to the defendants’ petition.
4. Puerto Rico
Declines since 2013 in the market prices of Puerto Rico municipal bonds and of closed-end funds (funds) that are sole managed and co-managed by UBS Trust Company of Puerto Rico and distributed by UBS Financial Services Incorporated of Puerto Rico (UBS PR) have led to multiple regulatory inquiries, as well as customer complaints and arbitrations with aggregate claimed damages of USD 3.4 billion, of which claims with aggregate claimed damages of USD 2.4 billion have been resolved through settlements, arbitration or withdrawal of the claim. The claims have been filed by clients in Puerto Rico who own the funds or Puerto Rico municipal bonds and/or who used their UBS account assets as collateral for UBS non-purpose loans; customer complaint and arbitration allegations include fraud, misrepresentation and unsuitability of the funds and of the loans.
A shareholder derivative action was filed in 2014 against various UBS entities and current and certain former directors of the funds, alleging hundreds of millions of US dollars in losses in the funds. In 2015, defendants’ motion to dismiss was denied and a request for permission to appeal that ruling was denied by the Puerto Rico Supreme Court. In 2014, a federal class action complaint also was filed against
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various UBS entities, certain members of UBS PR senior management and the co-manager of certain of the funds, seeking damages for investor losses in the funds during the period from May 2008 through May 2014. Following denial of the plaintiffs’ motion for class certification, the case was dismissed in October 2018. In 2014 and 2015, UBS entered into settlements with the Office of the Commissioner of Financial Institutions for the Commonwealth of Puerto Rico, the US Securities and Exchange Commission (SEC) and the Financial Industry Regulatory Authority in relation to their examinations of UBS’s operations.
In 2011, a purported derivative action was filed on behalf of the Employee Retirement System of the Commonwealth of Puerto Rico (System) against over 40 defendants, including UBS PR, which was named in connection with its underwriting and consulting services. Plaintiffs alleged that defendants violated their purported fiduciary duties and contractual obligations in connection with the issuance and underwriting of USD 3 billion of bonds by the System in 2008 and sought damages of over USD 800 million. In 2016, the court granted the System’s request to join the action as a plaintiff, but ordered that plaintiffs must file an amended complaint. In 2017, the court denied defendants’ motion to dismiss the amended complaint.
Beginning in 2015, and continuing through 2017, certain agencies and public corporations of the Commonwealth of Puerto Rico (Commonwealth) defaulted on certain interest payments on Puerto Rico bonds. In 2016, US federal legislation created an oversight board with power to oversee Puerto Rico’s finances and to restructure its debt. The oversight board has imposed a stay on the exercise of certain creditors’ rights. In 2017, the oversight board placed certain of the bonds into a bankruptcy-like proceeding under the supervision of a Federal District Judge. These events, further defaults or any further legislative action to create a legal means of restructuring Commonwealth obligations or to impose additional oversight on the Commonwealth’s finances, or any restructuring of the Commonwealth’s obligations, may increase the number of claims against UBS concerning Puerto Rico securities, as well as potential damages sought.
In May 2019, the oversight board filed complaints in Puerto Rico federal district court bringing claims against financial, legal and accounting firms that had participated in Puerto Rico municipal bond offerings, including UBS, seeking a return of underwriting and swap fees paid in connection with those offerings. UBS estimates that it received approximately USD 125 million in fees in the relevant offerings.
In August 2019 and February 2020, three US insurance companies that insured issues of Puerto Rico municipal bonds sued UBS and seven other underwriters of Puerto Rico municipal bonds. The two actions seek recovery of an aggregate of USD 955 million in damages from the defendants. The plaintiffs in these cases claim that defendants failed to reasonably investigate financial statements in the offering materials for the insured Puerto Rico bonds issued between 2002 and 2007, which plaintiffs argue they relied upon in agreeing to insure the bonds notwithstanding that they had no contractual relationship with the underwriters.
Our balance sheet at 31 December 2019 reflected provisions with respect to matters described in this item 4 in amounts that UBS believes to be appropriate under the applicable accounting standard. As in the case of other matters for which we have established provisions, the future outflow of resources in respect of such matters cannot be determined with certainty based on currently available information and accordingly may ultimately prove to be substantially greater (or may be less) than the provisions that we have recognized.
5. Foreign exchange, LIBOR and benchmark rates, and other trading practices
Foreign exchange-related regulatory matters: Beginning in 2013, numerous authorities commenced investigations concerning possible manipulation of foreign exchange markets and precious metals prices. In 2014 and 2015, UBS reached settlements with the UK Financial Conduct Authority (FCA) and the US Commodity Futures Trading Commission (CFTC) in connection with their foreign exchange investigations, FINMA issued an order concluding its formal proceedings relating to UBS’s foreign exchange and precious metals businesses, and the Board of Governors of the Federal Reserve System (Federal Reserve Board) and the Connecticut Department of Banking issued a Cease and Desist Order and assessed monetary penalties against UBS AG.
In 2015, the DOJ’s Criminal Division terminated the 2012 non-prosecution agreement with UBS AG related to UBS’s submissions of benchmark interest rates, and UBS AG pleaded guilty to one count of wire fraud, paid a fine and was subject to probation, which ended in early January 2020.
In 2019 the European Commission announced two decisions with respect to foreign exchange trading. UBS was granted immunity by the European Commission in these matters and therefore was not fined. UBS has ongoing obligations to cooperate with these authorities and to undertake certain remediation measures. UBS has also been granted conditional immunity by the Antitrust Division of the DOJ and by
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authorities in other jurisdictions in connection with potential competition law violations relating to foreign exchange and precious metals businesses. Investigations relating to foreign exchange matters by certain authorities remain ongoing notwithstanding these resolutions.
Foreign exchange-related civil litigation: Putative class actions have been filed since 2013 in US federal courts and in other jurisdictions against UBS and other banks on behalf of putative classes of persons who engaged in foreign currency transactions with any of the defendant banks. UBS has resolved US federal court class actions relating to foreign currency transactions with the defendant banks and persons who transacted in foreign exchange futures contracts and options on such futures under a settlement agreement that provides for UBS to pay an aggregate of USD 141 million and provide cooperation to the settlement classes. Certain class members have excluded themselves from that settlement and have filed individual actions in US and English courts against UBS and other banks, alleging violations of US and European competition laws and unjust enrichment.
In 2015, a putative class action was filed in federal court against UBS and numerous other banks on behalf of persons and businesses in the US who directly purchased foreign currency from the defendants and alleged co-conspirators for their own end use. In March 2017, the court granted UBS’s (and the other banks’) motions to dismiss the complaint. The plaintiffs filed an amended complaint in August 2017. In March 2018, the court denied the defendants’ motions to dismiss the amended complaint.
In 2017, two putative class actions were filed in federal court in New York against UBS and numerous other banks on behalf of persons and entities who had indirectly purchased foreign exchange instruments from a defendant or co-conspirator in the US, and a consolidated complaint was filed in June 2017. In March 2018, the court dismissed the consolidated complaint. In October 2018, the court granted plaintiffs’ motion seeking leave to file an amended complaint. In January 2020, UBS and 11 other banks agreed in principle with the plaintiffs to settle the class action for a total of USD 10 million. The settlement is subject to final documentation and court approval.
LIBOR and other benchmark-related regulatory matters: Numerous government agencies, including the SEC, the CFTC, the DOJ, the FCA, the UK Serious Fraud Office, the Monetary Authority of Singapore, the Hong Kong Monetary Authority, FINMA, various state attorneys general in the US and competition authorities in various jurisdictions, have conducted investigations regarding potential improper attempts by UBS, among others, to manipulate LIBOR and other benchmark rates at certain times. UBS reached settlements or otherwise concluded investigations relating to benchmark interest rates with the investigating authorities. UBS has ongoing obligations to cooperate with the authorities with whom we have reached resolutions and to undertake certain remediation measures with respect to benchmark interest rate submissions. UBS has been granted conditional leniency or conditional immunity from authorities in certain jurisdictions, including the Antitrust Division of the DOJ and the Swiss Competition Commission (WEKO), in connection with potential antitrust or competition law violations related to certain rates. However, UBS has not reached a final settlement with WEKO, as the Secretariat of WEKO has asserted that UBS does not qualify for full immunity.
LIBOR and other benchmark-related civil litigation: A number of putative class actions and other actions are pending in the federal courts in New York against UBS and numerous other banks on behalf of parties who transacted in certain interest rate benchmark-based derivatives. Also pending in the US and in other jurisdictions are a number of other actions asserting losses related to various products whose interest rates were linked to LIBOR and other benchmarks, including adjustable rate mortgages, preferred and debt securities, bonds pledged as collateral, loans, depository accounts, investments and other interest-bearing instruments. The complaints allege manipulation, through various means, of certain benchmark interest rates, including USD LIBOR, Euroyen TIBOR, Yen LIBOR, EURIBOR, CHF LIBOR, GBP LIBOR, SGD SIBOR and SOR and Australian BBSW, and seek unspecified compensatory and other damages under varying legal theories.
USD LIBOR class and individual actions in the US: In 2013 and 2015, the district court in the USD LIBOR actions dismissed, in whole or in part, certain plaintiffs’ antitrust claims, federal racketeering claims, CEA claims, and state common law claims. Although the Second Circuit vacated the district court’s judgment dismissing antitrust claims, the district court again dismissed antitrust claims against UBS in 2016. Certain plaintiffs have appealed that decision to the Second Circuit. Separately, in 2018, the Second Circuit reversed in part the district court’s 2015 decision dismissing certain individual plaintiffs’ claims and certain of these actions are now proceeding. UBS entered into an agreement in 2016 with representatives of a class of bondholders to settle their USD LIBOR class action. The agreement has received preliminary court approval and remains subject to final approval. In 2018, the district court denied plaintiffs’ motions for class certification in the USD class actions for claims pending against UBS, and plaintiffs sought permission to appeal that ruling to the Second Circuit. In July 2018, the Second Circuit denied the petition to appeal of the class of USD lenders and in November 2018 denied the petition of the USD exchange class. In December 2019, UBS entered into an agreement with representatives of the class of USD lenders to settle their USD LIBOR class action. The agreement has received preliminary court approval and remains subject to final approval. In January 2019, a putative class action was filed in the
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District Court for the Southern District of New York against UBS and numerous other banks on behalf of US residents who, since 1 February 2014, directly transacted with a defendant bank in USD LIBOR instruments. The complaint asserts antitrust claims. The defendants moved to dismiss the complaint in August 2019.
Other benchmark class actions in the US: In 2014, the court in one of the Euroyen TIBOR lawsuits dismissed certain of the plaintiffs’ claims, including a federal antitrust claim, for lack of standing. In 2015, this court dismissed the plaintiffs’ federal racketeering claims on the same basis and affirmed its previous dismissal of the plaintiffs’ antitrust claims against UBS. In 2017, this court also dismissed the other Yen LIBOR / Euroyen TIBOR action in its entirety on standing grounds, as did the court in the CHF LIBOR action. Also in 2017, the court in the EURIBOR lawsuit dismissed the case as to UBS and certain other foreign defendants for lack of personal jurisdiction. Plaintiffs in the other Yen LIBOR, Euroyen TIBOR and the EURIBOR actions have appealed the dismissals. In October 2018, the court in the SIBOR / SOR action dismissed all but one of plaintiffs’ claims against UBS. Plaintiffs in the CHF LIBOR and SIBOR / SOR actions filed amended complaints following the dismissals, and the courts granted renewed motions to dismiss in July 2019 (SIBOR / SOR) and in September 2019 (CHF LIBOR). Plaintiffs in both actions have appealed. In November 2018, the court in the BBSW lawsuit dismissed the case as to UBS and certain other foreign defendants for lack of personal jurisdiction. Following that dismissal, plaintiffs in the BBSW action filed an amended complaint in April 2019, which UBS and other defendants named in the amended complaint have moved to dismiss. In February 2020, the court in the BBSW action granted in part and denied in part defendants’ motions to dismiss the amended complaint. The court dismissed the GBP LIBOR action in August 2019, and plaintiffs appealed the dismissal in September 2019.
Government bonds: Putative class actions have been filed since 2015 in US federal courts against UBS and other banks on behalf of persons who participated in markets for US Treasury securities since 2007. A consolidated complaint was filed in 2017 in the US District Court for the Southern District of New York alleging that the banks colluded with respect to, and manipulated prices of, US Treasury securities sold at auction and in the secondary market and asserting claims under the antitrust laws and for unjust enrichment. Defendants’ motions to dismiss the consolidated complaint are pending. Similar class actions have been filed concerning European government bonds and other government bonds.
UBS and reportedly other banks are responding to investigations and requests for information from various authorities regarding government bond trading practices. As a result of its review to date, UBS has taken appropriate action. Government sponsored entities (GSE) bonds: Starting in February 2019, class action complaints were filed in the US District Court for the Southern District of New York against UBS and other banks on behalf of plaintiffs who traded GSE bonds. A consolidated complaint was filed alleging collusion in GSE bond trading between 1 January 2009 and 1 January 2016. In December 2019, UBS and eleven other defendants agreed to settle the class action for a total of USD 250 million. The settlement is subject to court approval.
With respect to additional matters and jurisdictions not encompassed by the settlements and orders referred to above, our balance sheet at 31 December 2019 reflected a provision in an amount that UBS believes to be appropriate under the applicable accounting standard. As in the case of other matters for which we have established provisions, the future outflow of resources in respect of such matters cannot be determined with certainty based on currently available information and accordingly may ultimately prove to be substantially greater (or may be less) than the provision that we have recognized.
6. Swiss retrocessions
The Federal Supreme Court of Switzerland ruled in 2012, in a test case against UBS, that distribution fees paid to a firm for distributing third-party and intra-group investment funds and structured products must be disclosed and surrendered to clients who have entered into a discretionary mandate agreement with the firm, absent a valid waiver. FINMA has issued a supervisory note to all Swiss banks in response to the Supreme Court decision. UBS has met the FINMA requirements and has notified all potentially affected clients. The Supreme Court decision has resulted, and may continue to result, in a number of client requests for UBS to disclose and potentially surrender retrocessions. Client requests are assessed on a case-by-case basis. Considerations taken into account when assessing these cases include, among other things, the existence of a discretionary mandate and whether or not the client documentation contained a valid waiver with respect to distribution fees. Our balance sheet at 31 December 2019 reflected a provision with respect to matters described in this item 6 in an amount that UBS believes to be appropriate under the applicable accounting standard. The ultimate exposure will depend on client requests and the resolution thereof, factors that are difficult to predict and assess. Hence, as in the case of other matters for which we have established provisions, the future outflow of resources in respect of such matters cannot be determined with certainty based on currently available information and accordingly may ultimately prove to be substantially greater (or may be less) than the provision that we have recognized.
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7. Securities transaction pricing and disclosure
UBS identified and reported to the relevant authorities instances in which some Global Wealth Management clients booked in Hong Kong and Singapore may have been charged inappropriate spreads on debt securities transactions between 2008 and 2015. In November 2019, UBS AG entered into a settlement with the Hong Kong Securities and Futures Commission (SFC) under which it was reprimanded and fined HKD 400 million (USD 51 million) and a settlement with the Monetary Authority of Singapore (MAS) under which it was fined SGD 11 million (USD 8.3 million). In addition, UBS has commenced reimbursing affected customers an aggregate amount equivalent to USD 47 million, including interest. Our balance sheet at 31 December 2019 reflected a provision with respect to the matter described in this item 7 in an amount that UBS believes to be appropriate under the applicable accounting standard.
2018 Annual Report
1. Inquiries regarding cross-border wealth management businesses
Tax and regulatory authorities in a number of countries have made inquiries, served requests for information or examined employees located in their respective jurisdictions relating to the cross-border wealth management services provided by UBS and other financial institutions. It is possible that the implementation of automatic tax information exchange and other measures relating to cross-border provision of financial services could give rise to further inquiries in the future. UBS has received disclosure orders from the Swiss Federal Tax Administration (FTA) to transfer information based on requests for international administrative assistance in tax matters. The requests concern a number of UBS account numbers pertaining to current and former clients and are based on data from 2006 and 2008. UBS has taken steps to inform affected clients about the administrative assistance proceedings and their procedural rights, including the right to appeal. The requests are based on data received from the German authorities, who seized certain data related to UBS clients booked in Switzerland during their investigations and have apparently shared this data with other European countries. UBS expects additional countries to file similar requests.
The Swiss Federal Administrative Court ruled in 2016 that, in the administrative assistance proceedings related to a French bulk request, UBS has the right to appeal all final FTA client data disclosure orders. On 30 July 2018, the Swiss Federal Administrative Court granted UBS’s appeal by holding the French administrative assistance request inadmissible. The FTA filed a final appeal with the Swiss Federal Supreme Court. On 26 July 2019, the Supreme Court reversed the decision of the Federal Administrative Court. In December 2019, the court released its written decision. The decision requires the FTA to obtain confirmation from the French authorities that transmitted data will be used only for the purposes stated in their request before transmitting any data. The stated purpose of the original request was to obtain information relating to taxes owed by account holders. Accordingly, any information transferred to the French authorities must not be passed to criminal authorities or used in connection with the ongoing case against UBS discussed in this item.
Since 2013, UBS (France) S.A., UBS AG and certain former employees have been under investigation in France for alleged complicity in unlawful solicitation of clients on French territory, regarding the laundering of proceeds of tax fraud, and banking and financial solicitation by unauthorized persons. In connection with this investigation, the investigating judges ordered UBS AG to provide bail (“caution”) of EUR 1.1 billion and UBS (France) S.A. to post bail of EUR 40 million, which was reduced on appeal to EUR 10 million.
A trial in the court of first instance took place from 8 October 2018 until 15 November 2018. On 20 February 2019, the court announced a verdict finding UBS AG guilty of unlawful solicitation of clients on French territory and aggravated laundering of the proceeds of tax fraud, and UBS (France) S.A. guilty of aiding and abetting unlawful solicitation and laundering the proceeds of tax fraud. The court imposed fines aggregating EUR 3.7 billion on UBS AG and UBS (France) S.A. and awarded EUR 800 million of civil damages to the French state. UBS has appealed the decision. Under French law, the judgment is suspended while the appeal is pending. The trial in the Court of Appeal is scheduled for June 2020. The Court of Appeal will retry the case de novo as to both the law and the facts, and the fines and penalties can be greater than or less than those imposed by the court of first instance. A subsequent appeal to the Cour de Cassation, France’s highest court, is possible with respect to questions of law. UBS believes that based on both the law and the facts the judgment of the court of first instance should be reversed. UBS believes it followed its obligations under Swiss and French law as well as the European Savings Tax Directive. Even assuming liability, which it contests,
UBS believes the penalties and damage amounts awarded greatly exceed the amounts that could be supported by the law and the facts. In particular, UBS believes the court incorrectly based the penalty on the total regularized assets rather than on any unpaid taxes on those assets for which a fraud has been characterized and further incorrectly awarded damages based on costs that were not proven by the civil party.
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Notwithstanding that UBS believes it should be acquitted, our balance sheet at 31 December 2019 reflected provisions with respect to this matter in an amount of EUR 450 million (USD 505 million at 31 December 2019). The wide range of possible outcomes in this case contributes to a high degree of estimation uncertainty. The provision reflected on our balance sheet at 31 December 2019 reflects our best estimate of possible financial implications, although it is reasonably possible that actual penalties and civil damages could exceed the provision amount.
In 2016, UBS was notified by the Belgian investigating judge that it is under formal investigation (“inculpé”) regarding the laundering of proceeds of tax fraud, of banking and financial solicitation by unauthorized persons, and of serious tax fraud. In 2018, tax authorities and a prosecutor’s office in Italy asserted that UBS is potentially liable for taxes and penalties as a result of its activities in Italy from 2012 to 2017. In June 2019, UBS entered into a settlement agreement with the Italian tax authorities under which it paid EUR 101 million to resolve the claims asserted by the authority related to UBS AG’s potential permanent establishment in Italy. In October 2019, the Judge of Preliminary Investigations of the Milan Court approved an agreement with the Milan prosecutor under Article 63 of Italian Administrative Law 231 under which UBS AG, UBS Switzerland AG and UBS Monaco have paid an aggregate of EUR 10.3 million to resolve claims premised on the alleged inadequacy of historical internal controls. No admission of wrongdoing was required in connection with this resolution.
Our balance sheet at 31 December 2019 reflected provisions with respect to matters described in this item 1 in an amount that UBS believes to be appropriate under the applicable accounting standard. As in the case of other matters for which we have established provisions, the future outflow of resources in respect of such matters cannot be determined with certainty based on currently available information and accordingly may ultimately prove to be substantially greater (or may be less) than the provision that we have recognized.
2. Claims related to sales of residential mortgage-backed securities and mortgages
From 2002 through 2007, prior to the crisis in the US residential loan market, UBS was a substantial issuer and underwriter of US residential mortgage-backed securities (RMBS) and was a purchaser and seller of US residential mortgages. A subsidiary of UBS, UBS Real Estate Securities Inc. (UBS RESI), acquired pools of residential mortgage loans from originators and (through an affiliate) deposited them into securitization trusts. In this manner, from 2004 through 2007, UBS RESI sponsored approximately USD 80 billion in RMBS, based on the original principal balances of the securities issued.
UBS RESI also sold pools of loans acquired from originators to third-party purchasers. These whole loan sales during the period 2004 through 2007 totaled approximately USD 19 billion in original principal balance.
UBS was not a significant originator of US residential loans. A branch of UBS originated approximately USD 1.5 billion in US residential mortgage loans during the period in which it was active from 2006 to 2008 and securitized less than half of these loans.
Lawsuits related to contractual representations and warranties concerning mortgages and RMBS: When UBS acted as an RMBS sponsor or mortgage seller, it generally made certain representations relating to the characteristics of the underlying loans. In the event of a material breach of these representations, UBS was in certain circumstances contractually obligated to repurchase the loans to which the representations related or to indemnify certain parties against losses. In 2012, certain RMBS trusts filed an action in the US District Court for the Southern District of New York seeking to enforce UBS RESI’s obligation to repurchase loans in the collateral pools for three RMBS securitizations issued and underwritten by UBS with an original principal balance of approximately USD 2 billion. In July 2018, UBS and the trustee entered into an agreement under which UBS will pay USD 850 million to resolve this matter. A significant portion of this amount will be borne by other parties that indemnified UBS. In January 2020, the settlement was approved by the court. Proceedings to determine how the settlement funds will be distributed to RMBS holders are ongoing. After giving effect to this settlement, UBS considers claims relating to substantially all loan repurchase demands to be resolved and believes that new demands to repurchase US residential mortgage loans are time-barred under a decision rendered by the New York Court of Appeals.
Mortgage-related regulatory matters: Since 2014, the US Attorney’s Office for the Eastern District of New York has sought information from UBS pursuant to the Financial Institutions Reform, Recovery and Enforcement Act of 1989 (FIRREA), related to UBS’s RMBS business from 2005 through 2007. On 8 November 2018, the DOJ filed a civil complaint in the District Court for the Eastern District of New York. The complaint seeks unspecified civil monetary penalties under FIRREA related to UBS’s issuance, underwriting and sale of 40 RMBS transactions in 2006 and 2007. UBS moved to dismiss the civil complaint on 6 February 2019. On 10 December 2019, the district court denied UBS’s motion to dismiss.
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Our balance sheet at 31 December 2019 reflected a provision with respect to matters described in this item 2 in an amount that UBS believes to be appropriate under the applicable accounting standard. As in the case of other matters for which we have established provisions, the future outflow of resources in respect of this matter cannot be determined with certainty based on currently available information and accordingly may ultimately prove to be substantially greater (or may be less) than the provision that we have recognized.
3. Madoff
In relation to the Bernard L. Madoff Investment Securities LLC (BMIS) investment fraud, UBS AG, UBS (Luxembourg) S.A. (now UBS Europe SE, Luxembourg branch) and certain other UBS subsidiaries have been subject to inquiries by a number of regulators, including the Swiss Financial Market Supervisory Authority (FINMA) and the Luxembourg Commission de Surveillance du Secteur Financier. Those inquiries concerned two third-party funds established under Luxembourg law, substantially all assets of which were with BMIS, as well as certain funds established in offshore jurisdictions with either direct or indirect exposure to BMIS. These funds faced severe losses, and the Luxembourg funds are in liquidation. The documentation establishing both funds identifies UBS entities in various roles, including custodian, administrator, manager, distributor and promoter, and indicates that UBS employees serve as board members.
In 2009 and 2010, the liquidators of the two Luxembourg funds filed claims against UBS entities, non-UBS entities and certain individuals, including current and former UBS employees, seeking amounts totaling approximately EUR 2.1 billion, which includes amounts that the funds may be held liable to pay the trustee for the liquidation of BMIS (BMIS Trustee).
A large number of alleged beneficiaries have filed claims against UBS entities (and non-UBS entities) for purported losses relating to the Madoff fraud. The majority of these cases have been filed in Luxembourg, where decisions that the claims in eight test cases were inadmissible have been affirmed by the Luxembourg Court of Appeal, and the Luxembourg Supreme Court has dismissed a further appeal in one of the test cases. In the US, the BMIS Trustee filed claims against UBS entities, among others, in relation to the two Luxembourg funds and one of the offshore funds. The total amount claimed against all defendants in these actions was not less than USD 2 billion. In 2014, the US Supreme Court rejected the BMIS Trustee’s motion for leave to appeal decisions dismissing all claims except those for the recovery of approximately USD 125 million of payments alleged to be fraudulent conveyances and preference payments. In 2016, the bankruptcy court dismissed these claims against the UBS entities. In February 2019, the Court of Appeals reversed the dismissal of the BMIS Trustee’s remaining claims. In August 2019, the defendants, including UBS, filed a petition to the US Supreme Court requesting that it review the Court of Appeals’ decision. The bankruptcy proceedings have been stayed pending a decision with respect to the defendants’ petition.
4. Puerto Rico
Declines since 2013 in the market prices of Puerto Rico municipal bonds and of closed-end funds (funds) that are sole-managed and co-managed by UBS Trust Company of Puerto Rico and distributed by UBS Financial Services Incorporated of Puerto Rico (UBS PR) have led to multiple regulatory inquiries, as well as customer complaints and arbitrations with aggregate claimed damages of USD 3.4 billion, of which claims with aggregate claimed damages of USD 2.4 billion have been resolved through settlements, arbitration or withdrawal of the claim. The claims have been filed by clients in Puerto Rico who own the funds or Puerto Rico municipal bonds and/or who used their UBS account assets as collateral for UBS non-purpose loans; customer complaint and arbitration allegations include fraud, misrepresentation and unsuitability of the funds and of the loans.
A shareholder derivative action was filed in 2014 against various UBS entities and current and certain former directors of the funds, alleging hundreds of millions of US dollars in losses in the funds. In 2015, defendants’ motion to dismiss was denied and a request for permission to appeal that ruling was denied by the Puerto Rico Supreme Court. In 2014, a federal class action complaint also was filed against various UBS entities, certain members of UBS PR senior management and the co-manager of certain of the funds, seeking damages for investor losses in the funds during the period from May 2008 through May 2014. Following denial of the plaintiffs’ motion for class certification, the case was dismissed in October 2018.
In 2014 and 2015, UBS entered into settlements with the Office of the Commissioner of Financial Institutions for the Commonwealth of Puerto Rico, the US Securities and Exchange Commission (SEC) and the Financial Industry Regulatory Authority in relation to their examinations of UBS’s operations. In 2011, a purported derivative action was filed on behalf of the Employee Retirement System of the Commonwealth of Puerto Rico (System) against over 40 defendants, including UBS PR, which was named in connection with its underwriting and consulting services. Plaintiffs alleged that defendants violated their purported fiduciary duties and contractual obligations in connection with
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the issuance and underwriting of USD 3 billion of bonds by the System in 2008 and sought damages of over USD 800 million. In 2016, the court granted the System’s request to join the action as a plaintiff, but ordered that plaintiffs must file an amended complaint. In 2017, the court denied defendants’ motion to dismiss the amended complaint.
Beginning in 2015, and continuing through 2017, certain agencies and public corporations of the Commonwealth of Puerto Rico (Commonwealth) defaulted on certain interest payments on Puerto Rico bonds. In 2016, US federal legislation created an oversight board with power to oversee Puerto Rico’s finances and to restructure its debt. The oversight board has imposed a stay on the exercise of certain creditors’ rights. In 2017, the oversight board placed certain of the bonds into a bankruptcy-like proceeding under the supervision of a Federal District Judge. These events, further defaults or any further legislative action to create a legal means of restructuring Commonwealth obligations or to impose additional oversight on the Commonwealth’s finances, or any restructuring of the Commonwealth’s obligations, may increase the number of claims against UBS concerning Puerto Rico securities, as well as potential damages sought.
In May 2019, the oversight board filed complaints in Puerto Rico federal district court bringing claims against financial, legal and accounting firms that had participated in Puerto Rico municipal bond offerings, including UBS, seeking a return of underwriting and swap fees paid in connection with those offerings. UBS estimates that it received approximately USD 125 million in fees in the relevant offerings.
In August 2019 and February 2020, three US insurance companies that insured issues of Puerto Rico municipal bonds sued UBS and seven other underwriters of Puerto Rico municipal bonds. The two actions seek recovery of an aggregate of USD 955 million in damages from the defendants. The plaintiffs in these cases claim that defendants failed to reasonably investigate financial statements in the offering materials for the insured Puerto Rico bonds issued between 2002 and 2007, which plaintiffs argue they relied upon in agreeing to insure the bonds notwithstanding that they had no contractual relationship with the underwriters.
5. Foreign exchange, LIBOR and benchmark rates, and other trading practices
Foreign exchange-related regulatory matters: Beginning in 2013, numerous authorities commenced investigations concerning possible manipulation of foreign exchange markets and precious metals prices. In 2014 and 2015, UBS reached settlements with the UK Financial Conduct Authority (FCA) and the US Commodity Futures Trading Commission (CFTC) in connection with their foreign exchange investigations, FINMA issued an order concluding its formal proceedings relating to UBS’s foreign exchange and precious metals businesses, and the Board of Governors of the Federal Reserve System (Federal Reserve Board) and the Connecticut Department of Banking issued a Cease and Desist Order and assessed monetary penalties against UBS AG. In 2015, the DOJ’s Criminal Division terminated the 2012 non-prosecution agreement with UBS AG related to UBS’s submissions of benchmark interest rates, and UBS AG pleaded guilty to one count of wire fraud, paid a fine and was subject to probation, which ended in early January 2020. In 2019 the European Commission announced two decisions with respect to foreign exchange trading. UBS was granted immunity by the European Commission in these matters and therefore was not fined. UBS has ongoing obligations to cooperate with these authorities and to undertake certain remediation measures. UBS has also been granted conditional immunity by the Antitrust Division of the DOJ and by authorities in other jurisdictions in connection with potential competition law violations relating to foreign exchange and precious metals businesses. Investigations relating to foreign exchange matters by certain authorities remain ongoing notwithstanding these resolutions.
Foreign exchange-related civil litigation: Putative class actions have been filed since 2013 in US federal courts and in other jurisdictions against UBS and other banks on behalf of putative classes of persons who engaged in foreign currency transactions with any of the defendant banks. UBS has resolved US federal court class actions relating to foreign currency transactions with the defendant banks and persons who transacted in foreign exchange futures contracts and options on such futures under a settlement agreement that provides for UBS to pay an aggregate of USD 141 million and provide cooperation to the settlement classes. Certain class members have excluded themselves from that settlement and have filed individual actions in US and English courts against UBS and other banks, alleging violations of US and European competition laws and unjust enrichment.
In 2015, a putative class action was filed in federal court against UBS and numerous other banks on behalf of persons and businesses in the US who directly purchased foreign currency from the defendants and alleged co-conspirators for their own end use. In March 2017, the court granted UBS’s (and the other banks’) motions to dismiss the complaint. The plaintiffs filed an amended complaint in August 2017. In March 2018, the court denied the defendants’ motions to dismiss the amended complaint.
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In 2017, two putative class actions were filed in federal court in New York against UBS and numerous other banks on behalf of persons and entities who had indirectly purchased foreign exchange instruments from a defendant or co-conspirator in the US, and a consolidated complaint was filed in June 2017. In March 2018, the court dismissed the consolidated complaint. In October 2018, the court granted plaintiffs’ motion seeking leave to file an amended complaint. In January 2020, UBS and 11 other banks agreed in principle with the plaintiffs to settle the class action for a total of USD 10 million. The settlement is subject to final documentation and court approval.
LIBOR and other benchmark-related regulatory matters: Numerous government agencies, including the SEC, the CFTC, the DOJ, the FCA, the UK Serious Fraud Office, the Monetary Authority of Singapore, the Hong Kong Monetary Authority, FINMA, various state attorneys general in the US and competition authorities in various jurisdictions, have conducted investigations regarding potential improper attempts by UBS, among others, to manipulate LIBOR and other benchmark rates at certain times. UBS reached settlements or otherwise concluded investigations relating to benchmark interest rates with the investigating authorities. UBS has ongoing obligations to cooperate with the authorities with whom we have reached resolutions and to undertake certain remediation measures with respect to benchmark interest rate submissions. UBS has been granted conditional leniency or conditional immunity from authorities in certain jurisdictions, including the Antitrust Division of the DOJ and the Swiss Competition Commission (WEKO), in connection with potential antitrust or competition law violations related to certain rates. However, UBS has not reached a final settlement with WEKO, as the Secretariat of WEKO has asserted that UBS does not qualify for full immunity.
LIBOR and other benchmark-related civil litigation: A number of putative class actions and other actions are pending in the federal courts in New York against UBS and numerous other banks on behalf of parties who transacted in certain interest rate benchmark-based derivatives. Also pending in the US and in other jurisdictions are a number of other actions asserting losses related to various products whose interest rates were linked to LIBOR and other benchmarks, including adjustable rate mortgages, preferred and debt securities, bonds pledged as collateral, loans, depository accounts, investments and other interest-bearing instruments. The complaints allege manipulation, through various means, of certain benchmark interest rates, including USD LIBOR, Euroyen TIBOR, Yen LIBOR, EURIBOR, CHF LIBOR, GBP LIBOR, SGD SIBOR and SOR and Australian BBSW, and seek unspecified compensatory and other damages under varying legal theories.
USD LIBOR class and individual actions in the US: In 2013 and 2015, the district court in the USD LIBOR actions dismissed, in whole or in part, certain plaintiffs’ antitrust claims, federal racketeering claims, CEA claims, and state common law claims. Although the Second Circuit vacated the district court’s judgment dismissing antitrust claims, the district court again dismissed antitrust claims against UBS in 2016. Certain plaintiffs have appealed that decision to the Second Circuit. Separately, in 2018, the Second Circuit reversed in part the district court’s 2015 decision dismissing certain individual plaintiffs’ claims and certain of these actions are now proceeding. UBS entered into an agreement in 2016 with representatives of a class of bondholders to settle their USD LIBOR class action. The agreement has received preliminary court approval and remains subject to final approval. In 2018, the district court denied plaintiffs’ motions for class certification in the USD class actions for claims pending against UBS, and plaintiffs sought permission to appeal that ruling to the Second Circuit. In July 2018, the Second Circuit denied the petition to appeal of the class of USD lenders and in November 2018 denied the petition of the USD exchange class. In December 2019, UBS entered into an agreement with representatives of the class of USD lenders to settle their USD LIBOR class action. The agreement has received preliminary court approval and remains subject to final approval. In January 2019, a putative class action was filed in the District Court for the Southern District of New York against UBS and numerous other banks on behalf of US residents who, since 1 February 2014, directly transacted with a defendant bank in USD LIBOR instruments. The complaint asserts antitrust claims. The defendants moved to dismiss the complaint in August 2019.
Other benchmark class actions in the US: In 2014, the court in one of the Euroyen TIBOR lawsuits dismissed certain of the plaintiffs’ claims, including a federal antitrust claim, for lack of standing. In 2015, this court dismissed the plaintiffs’ federal racketeering claims on the same basis and affirmed its previous dismissal of the plaintiffs’ antitrust claims against UBS. In 2017, this court also dismissed the other Yen LIBOR / Euroyen TIBOR action in its entirety on standing grounds, as did the court in the CHF LIBOR action. Also in 2017, the court in the EURIBOR lawsuit dismissed the case as to UBS and certain other foreign defendants for lack of personal jurisdiction. Plaintiffs in the other Yen LIBOR, Euroyen TIBOR and the EURIBOR actions have appealed the dismissals. In October 2018, the court in the SIBOR / SOR action dismissed all but one of plaintiffs’ claims against UBS. Plaintiffs in the CHF LIBOR and SIBOR / SOR actions filed amended complaints following the dismissals, and the courts granted renewed motions to dismiss in July 2019 (SIBOR / SOR) and in September 2019 (CHF LIBOR). Plaintiffs in both actions have appealed. In November 2018, the court in the BBSW lawsuit dismissed the case as to UBS and certain other foreign defendants for lack of personal jurisdiction. Following that dismissal, plaintiffs in the BBSW action filed an amended complaint in April 2019, which UBS and other defendants named in the amended complaint have moved to dismiss. In February 2020, the court in the BBSW
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action granted in part and denied in part defendants’ motions to dismiss the amended complaint. The court dismissed the GBP LIBOR action in August 2019, and plaintiffs appealed the dismissal in September 2019.
Government bonds: Putative class actions have been filed since 2015 in US federal courts against UBS and other banks on behalf of persons who participated in markets for US Treasury securities since 2007. A consolidated complaint was filed in 2017 in the US District Court for the Southern District of New York alleging that the banks colluded with respect to, and manipulated prices of, US Treasury securities sold at auction and in the secondary market and asserting claims under the antitrust laws and for unjust enrichment. Defendants’ motions to dismiss the consolidated complaint are pending. Similar class actions have been filed concerning European government bonds and other government bonds.
UBS and reportedly other banks are responding to investigations and requests for information from various authorities regarding government bond trading practices. As a result of its review to date, UBS has taken appropriate action.
Government sponsored entities (GSE) bonds: Starting in February 2019, class action complaints were filed in the US District Court for the Southern District of New York against UBS and other banks on behalf of plaintiffs who traded GSE bonds. A consolidated complaint was filed alleging collusion in GSE bond trading between 1 January 2009 and 1 January 2016. In December 2019, UBS and eleven other defendants agreed to settle the class action for a total of USD 250 million. The settlement is subject to court approval.
With respect to additional matters and jurisdictions not encompassed by the settlements and orders referred to above, our balance sheet at 31 December 2019 reflected a provision in an amount that UBS believes to be appropriate under the applicable accounting standard. As in the case of other matters for which we have established provisions, the future outflow of resources in respect of such matters cannot be determined with certainty based on currently available information and accordingly may ultimately prove to be substantially greater (or may be less) than the provision that we have recognized.
6. Swiss retrocessions
The Federal Supreme Court of Switzerland ruled in 2012, in a test case against UBS, that distribution fees paid to a firm for distributing third-party and intra-group investment funds and structured products must be disclosed and surrendered to clients who have entered into a discretionary mandate agreement with the firm, absent a valid waiver.
FINMA has issued a supervisory note to all Swiss banks in response to the Supreme Court decision. UBS has met the FINMA requirements and has notified all potentially affected clients.
The Supreme Court decision has resulted, and may continue to result, in a number of client requests for UBS to disclose and potentially surrender retrocessions. Client requests are assessed on a case-by-case basis. Considerations taken into account when assessing these cases include, among other things, the existence of a discretionary mandate and whether or not the client documentation contained a valid waiver with respect to distribution fees.
Our balance sheet at 31 December 2019 reflected a provision with respect to matters described in this item 6 in an amount that UBS believes to be appropriate under the applicable accounting standard. The ultimate exposure will depend on client requests and the resolution thereof, factors that are difficult to predict and assess. Hence, as in the case of other matters for which we have established provisions, the future outflow of resources in respect of such matters cannot be determined with certainty based on currently available information and accordingly may ultimately prove to be substantially greater (or may be less) than the provision that we have recognized.
7. Securities transaction pricing and disclosure
UBS identified and reported to the relevant authorities instances in which some Global Wealth Management clients booked in Hong Kong and Singapore may have been charged inappropriate spreads on debt securities transactions between 2008 and 2015. In November 2019, UBS AG entered into a settlement with the Hong Kong Securities and Futures Commission (SFC) under which it was reprimanded and fined HKD 400 million (USD 51 million) and a settlement with the Monetary Authority of Singapore (MAS) under which it was fined SGD 11 million (USD 8.3 million). In addition, UBS has commenced reimbursing affected customers an aggregate amount equivalent to USD 47 million, including interest.
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Our balance sheet at 31 December 2019 reflected a provision with respect to the matter described in this item 7 in an amount that UBS believes to be appropriate under the applicable accounting standard.
2017 Annual Report
1. Inquiries regarding cross-border wealth management businesses
Tax and regulatory authorities in a number of countries have made inquiries, served requests for information or examined employees located in their respective jurisdictions relating to the cross-border wealth management services provided by UBS and other financial institutions. It is possible that the implementation of automatic tax information exchange and other measures relating to cross-border provision of financial services could give rise to further inquiries in the future. UBS has received disclosure orders from the Swiss Federal Tax Administration (FTA) to transfer information based on requests for international administrative assistance in tax matters. The requests concern a number of UBS account numbers pertaining to current and former clients and are based on data from 2006 and 2008. UBS has taken steps to inform affected clients about the administrative assistance proceedings and their procedural rights, including the right to appeal. The requests are based on data received from the German authorities, who seized certain data related to UBS clients booked in Switzerland during their investigations and have apparently shared this data with other European countries. UBS expects additional countries to file similar requests. The Swiss Federal Administrative Court ruled in 2016 that in the administrative assistance proceedings related to a French bulk request, UBS has the right to appeal all final FTA client data disclosure orders. Since 2013, UBS (France) S.A. and UBS AG and certain former employees have been under investigation in France for alleged complicity in having illicitly solicited clients on French territory and regarding the laundering of proceeds of tax fraud and of banking and financial solicitation by unauthorized persons. In connection with this investigation, the investigating judges ordered UBS AG to provide bail (“caution”) of EUR 1.1 billion and UBS (France) S.A. to post bail of EUR 40 million, which was reduced on appeal to EUR 10 million.
In February 2016, the investigating judges notified UBS AG and UBS (France) S.A. that they have closed their investigation. In July 2016, UBS AG and UBS (France) S.A. received the National Financial Prosecutor’s recommendation (“réquisitoire”). In March 2017, the investigating judges issued the trial order (“ordonnance de renvoi”) that charges UBS AG and UBS (France) S.A., as well as various former employees, with illicit solicitation of clients on French territory and with participation in the laundering of the proceeds of tax fraud, and which transfers the case to court. The trial schedule has not yet been announced. In October 2017, the Investigation Chamber of the Court of Appeals decided that UBS (France) S.A. shall not be constituted as a civil party in the guilty plea proceedings against the former UBS (France) S.A. Head of Front Office. UBS (France) S.A. has appealed this decision to the French Supreme Court (“Cour de cassation”).
In 2016, UBS was notified by the Belgian investigating judge that it is under formal investigation (“inculpé”) regarding the laundering of proceeds of tax fraud and of banking, financial solicitation by unauthorized persons and serious tax fraud. In 2015, UBS received inquiries from the US Attorney’s Office for the Eastern District of New York and from the US Securities and Exchange Commission (SEC), which are investigating potential sales to US persons of bearer bonds and other unregistered securities in possible violation of the Tax Equity and Fiscal Responsibility Act of 1982 (TEFRA) and the registration requirements of the US securities laws. UBS is cooperating with the authorities in these investigations. In 2018, UBS was informed by the US Attorney’s Office and the SEC that they have closed their investigations and that they will not take any action. UBS has, and reportedly numerous other financial institutions have, received inquiries from authorities concerning accounts relating to the Fédération Internationale de Football Association (FIFA) and other constituent soccer associations and related persons and entities. UBS is cooperating with authorities in these inquiries.
Our balance sheet at 31 December 2017 reflected provisions with respect to matters described in this item 1 in an amount that UBS believes to be appropriate under the applicable accounting standard. As in the case of other matters for which we have established provisions, the future outflow of resources in respect of such matters cannot be determined with certainty based on currently available information and accordingly may ultimately prove to be substantially greater (or may be less) than the provision that we have recognized.
2. Claims related to sales of residential mortgage-backed securities and mortgages
From 2002 through 2007, prior to the crisis in the US residential loan market, UBS was a substantial issuer and underwriter of US residential mortgage-backed securities (RMBS) and was a purchaser and seller of US residential mortgages. A subsidiary of UBS, UBS Real Estate Securities Inc. (UBS RESI), acquired pools of residential mortgage loans from originators and (through an affiliate) deposited them into
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securitization trusts. In this manner, from 2004 through 2007, UBS RESI sponsored approximately USD 80 billion in RMBS, based on the original principal balances of the securities issued.
UBS RESI also sold pools of loans acquired from originators to third-party purchasers. These whole loan sales during the period 2004 through 2007 totaled approximately USD 19 billion in original principal balance.
UBS was not a significant originator of US residential loans. A branch of UBS originated approximately USD 1.5 billion in US residential mortgage loans during the period in which it was active from 2006 to 2008, and securitized less than half of these loans.
Lawsuits related to contractual representations and warranties concerning mortgages and RMBS: When UBS acted as an RMBS sponsor or mortgage seller, it generally made certain representations relating to the characteristics of the underlying loans. In the event of a material breach of these representations, UBS was in certain circumstances contractually obligated to repurchase the loans to which the representations related or to indemnify certain parties against losses. In 2012, certain RMBS trusts filed an action (Trustee Suit) in the US
District Court for the Southern District of New York (SDNY) seeking to enforce UBS RESI’s obligation to repurchase loans in the collateral pools for three RMBS securitizations with an original principal balance of approximately USD 2 billion.
Approximately 9,000 loans were at issue in a bench trial in the SDNY in 2016, following which the court issued an order ruling on numerous legal and factual issues and applying those rulings to 20 exemplar loans. The court further ordered that a lead master be appointed to apply the court’s rulings to the loans that remain at issue following the trial. In October 2017, UBS and certain holders of the RMBS in the Trustee Suit entered into an agreement under which UBS has agreed to pay an aggregate of USD 543 million into the relevant RMBS trusts, plus certain attorneys’ fees. A portion of these settlement costs will be borne by other parties that indemnified UBS. The agreement is subject to the trustee for the RMBS trusts becoming a party thereto by 9 March 2018. The trustee for the RMBS trusts has evaluated the proposed settlement under the agreement between UBS and the RMBS holders and UBS has been in discussions with the trustee about the terms on which it would become a party to a settlement. Giving effect to a settlement of the Trustee Suit, UBS considers claims relating to substantially all loan repurchase demands to be resolved, and believes that new demands to repurchase US residential mortgage loans are time-barred under a decision rendered by the New York Court of Appeals.
Mortgage-related regulatory matters: In 2014, UBS received a subpoena from the US Attorney’s Office for the Eastern District of New York issued pursuant to the Financial Institutions Reform, Recovery and Enforcement Act of 1989 (FIRREA), which seeks documents and information related to UBS’s RMBS business from 2005 through 2007. In 2015, the Eastern District of New York identified a number of transactions that are the focus of their inquiry, and subsequently provided a revised list of transactions. UBS has provided information in response to this subpoena. UBS has also received and responded to subpoenas from the New York State Attorney General (NYAG) and other state attorneys general relating to UBS’s RMBS business. In 2017, the NYAG identified a number of transactions that are the focus of its inquiry. In addition, UBS responded to inquiries from both the Special Inspector General for the Troubled Asset Relief Program (SIGTARP) (who is working in conjunction with the US Attorney’s Office for Connecticut and the DOJ) and the SEC relating to trading practices in connection with purchases and sales of mortgage-backed securities in the secondary market from 2009 through 2014. UBS is cooperating with the authorities in these matters.
Our balance sheet at 31 December 2017 reflected a provision with respect to matters described in this item 2 in an amount that UBS believes to be appropriate under the applicable accounting standard. As in the case of other matters for which we have established provisions, the future outflow of resources in respect of this matter cannot be determined with certainty based on currently available information and accordingly may ultimately prove to be substantially greater (or may be less) than the provision that we have recognized.
3. Madoff
UBS Europe SE, Luxembourg branch) and certain other UBS subsidiaries have been subject to inquiries by a number ofregulators, including the Swiss Financial Market Supervisory Authority (FINMA) and the Luxembourg Commission de Surveillance du Secteur Financier (CSSF). Those inquiries concerned two third-party funds established under Luxembourg law, substantially all assets of which were with BMIS, as well as certain funds established in offshore jurisdictions with either direct or indirect exposure to BMIS. These funds faced severe losses, and the Luxembourg funds are in liquidation. The documentation establishing both funds identifies UBS entities in various roles, including custodian, administrator, manager, distributor and promoter, and indicates that UBS employees serve as board members. In 2009 and 2010, the liquidators of the two Luxembourg funds filed claims against UBS entities, non-UBS entities and certain individuals, including current and
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former UBS employees, seeking amounts aggregating approximately EUR 2.1 billion, which includes amounts that the funds may be held liable to pay the trustee for the liquidation of BMIS (BMIS Trustee).
A large number of alleged beneficiaries have filed claims against UBS entities (and non-UBS entities) for purported losses relating to the Madoff fraud. The majority of these cases have been filed in Luxembourg, where decisions that the claims in eight test cases were inadmissible have been affirmed by the Luxembourg Court of Appeal, and the Luxembourg Supreme Court has dismissed a further appeal in one of the test cases.
In the US, the BMIS Trustee filed claims against UBS entities, among others, in relation to the two Luxembourg funds and one of the offshore funds. The total amount claimed against all defendants in these actions was not less than USD 2 billion. In 2014, the US Supreme Court rejected the BMIS Trustee’s motion for leave to appeal decisions dismissing all claims except those for the recovery of fraudulent conveyances and preference payments. In 2016, the Bankruptcy Court dismissed the remaining claims against the UBS entities. The BMIS Trustee appealed. In 2014, several claims, including a purported class action, were filed in the US by BMIS customers against UBS entities, asserting claims similar to those made by the BMIS Trustee, and seeking unspecified damages. These claims have either been voluntarily withdrawn or dismissed on the basis that the courts did not have jurisdiction to hear the claims against the UBS entities. In 2016, the plaintiff in one of those claims appealed the dismissal. In February 2018, the United States Court of Appeals for the Second Circuit affirmed the dismissal of the plaintiff’s claim.
4. Puerto Rico
Declines since 2013 in the market prices of Puerto Rico municipal bonds and of closed-end funds (funds) that are sole managed and co-managed by UBS Trust Company of Puerto Rico and distributed by UBS Financial Services Incorporated of Puerto Rico (UBS PR) have led to multiple regulatory inquiries, as well as customer complaints and arbitrations with aggregate claimed damages of USD 2.4 billion, of which claims with aggregate claimed damages of USD 1.4 billion have been resolved through settlements, arbitration or withdrawal of the claim. The claims are filed by clients in Puerto Rico who own the funds or Puerto Rico municipal bonds and / or who used their UBS account assets as collateral for UBS non-purpose loans; customer complaint and arbitration allegations include fraud, misrepresentation and unsuitability of the funds and of the loans. A shareholder derivative action was filed in 2014 against various UBS entities and current and certain former directors of the funds, alleging hundreds of millions of US dollars in losses in the funds. In 2015, defendants’ motion to dismiss was denied. Defendants’ requests for permission to appeal that ruling were denied by the Puerto Rico Court of Appeals and the Puerto Rico Supreme Court. In 2014, a federal class action complaint also was filed against various UBS entities, certain members of UBS PR senior management and the co-manager of certain of the funds, seeking damages for investor losses in the funds during the period from May 2008 through May 2014. In 2016, defendants’ motion to dismiss was granted in part and denied in part. In 2015, a class action was filed in Puerto Rico state court against UBS PR seeking equitable relief in the form of a stay of any effort by UBS PR to collect on non-purpose loans it acquired from UBS Bank USA in December 2013 based on plaintiffs’ allegation that the loans are not valid. The trial court denied defendant’s motion for summary judgment based on a forum selection clause in the loan agreements. The Puerto Rico Supreme Court reversed that decision and remanded the case back to the trial court for reconsideration. On reconsideration the trial court granted defendant’s motion and dismissed the action.
In 2014, UBS reached a settlement with the Office of the Commissioner of Financial Institutions for the Commonwealth of Puerto Rico (OCFI) in connection with OCFI’s examination of UBS’s operations from January 2006 through September 2013, pursuant to which UBS is paying up to an aggregate of USD 7.7 million in investor education contributions and restitution.
In 2015, the SEC and the Financial Industry Regulatory Authority (FINRA) announced settlements with UBS PR of their separate investigations stemming from the 2013 market events. Without admitting or denying the findings in either matter, UBS PR agreed in the SEC settlement to pay USD 15 million and USD 18.5 million in the FINRA matter. We also understand that the DOJ is conducting a criminal inquiry into the impermissible reinvestment of non-purpose loan proceeds. We are cooperating with the authorities in this inquiry.
In 2011, a purported derivative action was filed on behalf of the Employee Retirement System of the Commonwealth of Puerto Rico (System) against over 40 defendants, including UBS PR, which was named in connection with its underwriting and consulting services. Plaintiffs alleged that defendants violated their purported fiduciary duties and contractual obligations in connection with the issuance and underwriting of USD 3 billion of bonds by the System in 2008 and sought damages of over USD 800 million. In 2016, the court granted the System’s request to join the action as a plaintiff, but ordered that plaintiffs must file an amended complaint. In 2017, the court denied defendants’ motion to dismiss the amended complaint.
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Beginning in 2012, two federal class action complaints, which were subsequently consolidated, were filed against various UBS entities, certain closed-end funds and certain members of UBS PR senior management, seeking damages for investor losses in the funds during the period from January 2008 through May 2012. In 2016, the court denied plaintiffs’ motion for class certification. In March 2017, the US Court of Appeals for the First Circuit denied plaintiffs’ petition seeking permission to bring an interlocutory appeal challenging the denial of their motion for class certification.
Beginning in 2015, certain agencies and public corporations of the Commonwealth of Puerto Rico (Commonwealth) defaulted on certain interest payments, in 2016, the Commonwealth defaulted on payments on its general obligation debt (GO Bonds), and in 2017 the Commonwealth defaulted on payments on its debt backed by the Commonwealth’s Sales and Use Tax (COFINA Bonds) as well as on bonds issued by the Commonwealth’s Employee Retirement System (ERS Bonds). The funds hold significant amounts of both COFINA and ERS Bonds and the defaults on interest payments are expected to adversely affect dividends from the funds. Executive orders of the Governor that have diverted funds to pay for essential services instead of debt payments and stayed any action to enforce creditors’ rights on the Puerto Rico bonds continue to be in effect. In 2016, US federal legislation created an oversight board with power to oversee Puerto Rico’s finances and to restructure its debt. The oversight board is authorized to impose, and has imposed, a stay on exercise of creditors’ rights. In May and June 2017, the oversight board placed the GO, COFINA and ERS Bonds, among others, into a bankruptcy-like proceeding under the supervision of a Federal District Judge as authorized by the oversight board’s enabling statute. These events, further defaults, any further legislative action to create a legal means of restructuring Commonwealth obligations or to impose additional oversight on the Commonwealth’s finances, or any restructuring of the Commonwealth’s obligations may increase the number of claims against UBS concerning Puerto Rico securities, as well as potential damages sought.
Our balance sheet at 31 December 2017 reflected provisions with respect to matters described in this item 4 in amounts that UBS believes to be appropriate under the applicable accounting standard. As in the case of other matters for which we have established provisions, the future outflow of resources in respect of such matters cannot be determined with certainty based on currently available information and accordingly may ultimately prove to be substantially greater (or may be less) than the provisions that we have recognized.
5. Foreign exchange, LIBOR and benchmark rates, and other trading practices
Foreign exchange-related regulatory matters: Following an initial media report in 2013 of widespread irregularities in the foreign exchange markets, UBS immediately commenced an internal review of its foreign exchange business, which includes our precious metals and related structured products businesses. Numerous authorities commenced investigations concerning possible manipulation of foreign exchange markets and precious metals prices. In 2014 and 2015, UBS reached settlements with the UK Financial Conduct Authority (FCA) and the US Commodity Futures Trading Commission (CFTC) in connection with their foreign exchange investigations, FINMA issued an order concluding its formal proceedings relating to UBS’s foreign exchange and precious metals businesses, and the Board of Governors of the Federal Reserve System (Federal Reserve Board) and the Connecticut Department of Banking issued a Cease and Desist Order and assessed monetary penalties against UBS AG. In addition, the DOJ’s Criminal Division (Criminal Division) terminated the 2012 Non-Prosecution Agreement (NPA) with UBS AG related to UBS’s submissions of benchmark interest rates and UBS AG pleaded guilty to one count of wire fraud, paid a fine and is subject to probation through January 2020. In January 2018, UBS reached a settlement with the CFTC in connection with the CFTC’s precious metals investigations. As part of that settlement, UBS paid a USD 15 million civil monetary penalty. UBS has ongoing obligations to cooperate with these authorities and to undertake certain remediation. UBS has also been granted conditional immunity by the Antitrust Division of the DOJ (Antitrust Division) and by authorities in other jurisdictions in connection with potential competition law violations relating to foreign exchange and precious metals businesses. Refer to Note 20b in the “Consolidated financial statements” section of the Annual Report 2016 for more information on regulatory actions related to foreign exchange and precious metals and grants of conditional immunity or leniency. Investigations relating to foreign exchange and precious metals matters by certain authorities remain ongoing notwithstanding these resolutions.
Foreign exchange-related civil litigation: Putative class actions have been filed since 2013 in US federal courts and in other jurisdictions against UBS and other banks on behalf of putative classes of persons who engaged in foreign currency transactions with any of the defendant banks. They allege collusion by the defendants and assert claims under the antitrust laws and for unjust enrichment. In 2015, additional putative class actions were filed in federal court in New York against UBS and other banks on behalf of a putative class of persons who entered into or held any foreign exchange futures contracts and options on foreign exchange futures contracts since 2003. The complaints assert claims under the Commodity Exchange Act (CEA) and the US antitrust laws. In 2015, a consolidated complaint was filed on behalf of both putative classes of persons covered by the US federal court class actions described above. UBS has entered into a settlement agreement that would resolve all of
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these US federal court class actions. The agreement, which has been preliminarily approved by the court and is subject to final court approval, requires, among other things, that UBS pay an aggregate of USD 141 million and provide cooperation to the settlement classes.
A putative class action has been filed in federal court in New York against UBS and other banks on behalf of participants, beneficiaries and named fiduciaries of plans qualified under the Employee Retirement Income Security Act of 1974 (ERISA) for whom a defendant bank provided foreign currency exchange transactional services, exercised discretionary authority or discretionary control over management of such ERISA plan, or authorized or permitted the execution of any foreign currency exchange transactional services involving such plan’s assets. The complaint asserts claims under ERISA. The parties filed a stipulation to dismiss the case with prejudice. The plaintiffs have appealed the dismissal. The appeals court heard oral argument in June 2017.
In 2015, a putative class action was filed in federal court against UBS and numerous other banks on behalf of a putative class of persons and businesses in the US who directly purchased foreign currency from the defendants and their co-conspirators for their own end use. That action was transferred to federal court in New York. In March 2017, the court granted UBS’s (and the other banks’) motions to dismiss the complaint. The plaintiffs filed an amended complaint in August 2017.
In 2016, a putative class action was filed in federal court in New York against UBS and numerous other banks on behalf of a putative class of persons and entities who had indirectly purchased foreign exchange instruments from a defendant or co-conspirator in the US. The complaint asserts claims under federal and state antitrust laws. In response to defendants’ motion to dismiss, plaintiffs agreed to dismiss their complaint. In April and June 2017, two new putative class actions were filed in federal court in New York against UBS and numerous other banks on behalf of different proposed classes of indirect purchasers of currency, and a consolidated complaint was filed in June 2017.
In 2015, UBS was added to putative class actions pending against other banks in federal court in New York and other jurisdictions on behalf of putative classes of persons who had bought or sold physical precious metals and various precious metal products and derivatives. The complaints in these lawsuits assert claims under the antitrust laws and the CEA, and other claims. In 2016, the court in New York granted UBS’s motions to dismiss the putative class actions relating to gold and silver. Plaintiffs in those cases sought to amend their complaints to add new allegations about UBS, which the court granted. The plaintiffs filed amended complaints in June 2017. In March 2017, the court in New York granted UBS’s motion to dismiss the platinum and palladium action. In May 2017, plaintiffs in the platinum and palladium action filed an amended complaint that did not allege claims against UBS.
LIBOR and other benchmark-related regulatory matters: Numerous government agencies, including the SEC, the CFTC, the DOJ, the FCA, the UK Serious Fraud Office (SFO), the Monetary Authority of Singapore (MAS), the Hong Kong Monetary Authority (HKMA), FINMA, various state attorneys general in the US and competition authorities in various jurisdictions, have conducted or are continuing to conduct investigations regarding potential improper attempts by UBS, among others, to manipulate LIBOR and other benchmark rates at certain times. In 2012, UBS reached settlements relating to benchmark interest rates with the FSA, the CFTC and the Criminal Division of the DOJ, and FINMA issued an order in its proceedings with respect to UBS relating to benchmark interest rates. In addition, UBS entered into settlements with the European Commission (EC) and with the Swiss Competition Commission (WEKO) regarding its investigation of bid-ask spreads in connection with Swiss franc interest rate derivatives. UBS has ongoing obligations to cooperate with the authorities with whom we have reached resolutions and to undertake certain remediation with respect to benchmark interest rate submissions. UBS has been granted conditional leniency or conditional immunity from authorities in certain jurisdictions, including the Antitrust Division of the DOJ and WEKO, in connection with potential antitrust or competition law violations related to certain rates. However, UBS has not reached a final settlement with WEKO as the Secretariat of WEKO has asserted that UBS does not qualify for full immunity. Refer to Note 20b in the “Consolidated financial statements” section of the Annual Report 2016 for more information on regulatory actions relating to benchmark rates and grants of conditional immunity or leniency. Investigations by certain governmental authorities remain ongoing notwithstanding these resolutions.
LIBOR and other benchmark-related civil litigation: A number of putative class actions and other actions are pending in the federal courts in New York against UBS and numerous other banks on behalf of parties who transacted in certain interest rate benchmark-based derivatives. Also pending in the US and in other jurisdictions are actions asserting losses related to various products whose interest rates were linked to LIBOR and other benchmarks, including adjustable rate mortgages, preferred and debt securities, bonds pledged as collateral, loans, depository accounts, investments and other interest-bearing instruments. All of the complaints allege manipulation, through various means, of various benchmark interest rates, including USD LIBOR, Euroyen TIBOR, Yen LIBOR, EURIBOR, CHF LIBOR, GBP LIBOR, USD and SGD SIBOR and SOR, Australian BBSW and USD ISDAFIX, and seek unspecified compensatory and other damages under varying legal theories.
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In 2013, the US district court in the USD LIBOR action dismissed the federal antitrust and racketeering claims of certain USD LIBOR plaintiffs and a portion of their claims brought under the CEA and state common law. Certain plaintiffs appealed the decision to the Second Circuit, which, in 2016, vacated the district court’s ruling finding no antitrust injury and remanded the case back to the district court for a further determination on whether plaintiffs have antitrust standing. In December 2016, the district court again dismissed plaintiffs’ antitrust claims, this time for lack of personal jurisdiction over UBS and other foreign banks. Certain plaintiffs appealed that decision to the Second Circuit in 2017. In 2018, the district court denied certain plaintiffs’ motions for class certification.
In 2014, the court in one of the Euroyen TIBOR lawsuits dismissed certain of the plaintiff’s claims, including federal antitrust claims. In 2015, the same court dismissed plaintiff’s federal racketeering claims and affirmed its previous dismissal of plaintiff’s antitrust claims. In 2017, the court also dismissed the other Yen LIBOR / Euroyen TIBOR action in its entirety on standing grounds, as did the court in the CHF LIBOR action. Also in 2017, the courts in the EURIBOR and the SIBOR and SOR lawsuits dismissed the cases as to UBS and certain other foreign defendants for lack of personal jurisdiction. Plaintiffs in the CHF LIBOR and SIBOR and SOR actions have filed amended complaints following the dismissals, which UBS and other defendants have moved to dismiss. UBS and other defendants in other lawsuits have also moved to dismiss the GBP LIBOR and Australian BBSW actions. In 2016, UBS entered into an agreement with representatives of a class of bondholders to settle their USD LIBOR class action. The agreement has received preliminary court approval and remains subject to final approval.
Since 2014, putative class actions have been filed in federal court in New York and New Jersey against UBS and other financial institutions, among others, on behalf of parties who entered into interest rate derivative transactions linked to ISDAFIX. The court has given preliminary approval of a settlement agreement under which UBS would pay USD 14 million to settle the case in its entirety. Government bonds: Putative class actions have been filed in US federal courts against UBS and other banks on behalf of persons who participated in markets for US Treasury securities since 2007. The complaints generally allege that the banks colluded with respect to, and manipulated prices of, US Treasury securities sold at auction. They assert claims under the antitrust laws and the CEA and for unjust enrichment. The cases have been consolidated in the SDNY, and a consolidated complaint was filed in November 2017. Following filing of these complaints, UBS and reportedly other banks are responding to investigations and requests for information from various authorities regarding US Treasury securities and other government bond trading practices. As a result of its review to date, UBS has taken appropriate action.
With respect to additional matters and jurisdictions not encompassed by the settlements and orders referred to above, our balance sheet at 31 December 2017 reflected a provision in an amount that UBS believes to be appropriate under the applicable accounting standard. As in the case of other matters for which we have established provisions, the future outflow of resources in respect of such matters cannot be determined with certainty based on currently available information and accordingly may ultimately prove to be substantially greater (or may be less) than the provision that we have recognized.
6. Swiss retrocessions
The Federal Supreme Court of Switzerland ruled in 2012, in a test case against UBS, that distribution fees paid to a firm for distributing third-party and intra-group investment funds and structured products must be disclosed and surrendered to clients who have entered into a discretionary mandate agreement with the firm, absent a valid waiver. FINMA has issued a supervisory note to all Swiss banks in response to the Supreme Court decision. UBS has met the FINMA requirements and has notified all potentially affected clients. The Supreme Court decision has resulted, and may continue to result, in a number of client requests for UBS to disclose and potentially surrender retrocessions. Client requests are assessed on a case-by-case basis. Considerations taken into account when assessing these cases include, among other things, the existence of a discretionary mandate and whether or not the client documentation contained a valid waiver with respect to distribution fees.
Our balance sheet at 31 December 2017 reflected a provision with respect to matters described in this item 6 in an amount that UBS believes to be appropriate under the applicable accounting standard. The ultimate exposure will depend on client requests and the resolution thereof, factors that are difficult to predict and assess. Hence, as in the case of other matters for which we have established provisions, the future outflow of resources in respect of such matters cannot be determined with certainty based on currently available information and accordingly may ultimately prove to be substantially greater (or may be less) than the provision that we have recognized.
7. Investigation of UBS’s role in initial public offerings in Hong Kong
The Hong Kong Securities and Futures Commission (SFC) has been conducting investigations into UBS’s role as a sponsor of certain initial public offerings listed on the Hong Kong Stock Exchange. The SFC has previously indicated that it intended to take enforcement action
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against UBS and certain employees in relation to certain of these offerings. In March 2018, the SFC issued a decision notice in relation to one of the offerings under investigation. The notice provides for a fine of HKD 119 million and a suspension of UBS Securities Hong Kong Limited’s ability to act as a sponsor for Hong Kong listed initial public offerings for 18 months. UBS intends to appeal the decision.
2016 Annual Report
1. Inquiries regarding cross-border wealth management businesses
Tax and regulatory authorities in a number of countries have made inquiries, served requests for information or examined employees located in their respective jurisdictions relating to the cross-border wealth management services provided by UBS and other financial institutions. It is possible that implementation of automatic tax information exchange and other measures relating to cross-border provision of financial services could give rise to further inquiries in the future. UBS has received disclosure orders from the Swiss Federal Tax Administration (FTA) to transfer information based on requests for international administrative assistance in tax matters. The requests concern a number of UBS account numbers pertaining to current and former clients and are based on data from 2006 and 2008. UBS has taken steps to inform affected clients about the administrative assistance proceedings and their procedural rights, including the right to appeal. The requests are based on data received from the German authorities, who seized certain data related to UBS clients booked in Switzerland during their investigations and have apparently shared this data with other European countries. UBS expects additional countries to file similar requests. In addition, the Swiss Federal Supreme Court ruled in September 2016 that the double taxation agreement between the Netherlands and Switzerland provides a sufficient legal basis for an administrative assistance group request without specifying the names of the targeted taxpayers, which makes it more likely that similar requests for administrative assistance will be granted by the FTA.
In 2013, as a result of investigations in France, UBS (France) S.A. and UBS AG were put under formal examination (“mise en examen”) for complicity in having illicitly solicited clients on French territory and were declared witness with legal assistance (“témoin assisté”) regarding the laundering of proceeds of tax fraud and of banking and financial solicitation by unauthorized persons. In 2014, UBS AG was placed under formal examination with respect to the potential charges of laundering of proceeds of tax fraud, and the investigating judges ordered UBS AG to provide bail (“caution”) of EUR 1.1 billion. UBS AG appealed the determination of the bail amount, but both the appeal court (“Cour d’Appel”) and the French Supreme Court (“Cour de Cassation”) upheld the bail amount and rejected the appeal in full in late 2014. UBS AG filed an application to the European Court of Human Rights (ECHR) to challenge various aspects of the French court’s decision. In January 2017, the ECHR denied UBS’s application. The Swiss Federal Administrative Court ruled in October 2016 that in the administrative assistance proceedings related to the French bulk request, UBS has the right to appeal all final FTA client data disclosure orders. In September 2015, the former CEO of UBS Wealth Management was placed under formal examination in connection with these proceedings. In addition, the investigating judges have sought to issue arrest warrants against three Swiss-based former employees of UBS AG who did not appear when summoned by the investigating judge.
In 2015, UBS (France) S.A. was placed under formal examination for complicity regarding the laundering of proceeds of tax fraud and of banking and financial solicitation by unauthorized persons for the years 2004 until 2008 and declared witness with legal assistance for the years 2009 to 2012. A bail of EUR 40 million was imposed and subsequently reduced by the Court of Appeals to EUR 10 million. In February 2016, the investigating judge notified UBS AG and UBS (France) S.A. that he has closed his investigation. In July 2016, UBS AG and UBS (France) S.A. received the National Financial Prosecutor’s recommendation (“réquisitoire”). As permitted, the parties have commented on the recommendation. The next procedural step will be for the judge to issue his final decree (“ordonnance de renvoi en correctionnelle”), which would set out any charges for which UBS AG and UBS (France) S.A. will be tried, both legally and factually, and transfer the case to court.
UBS has been notified by the Belgian investigating judge that it is under formal investigation (“inculpé”) regarding the laundering of proceeds of tax fraud and of banking, financial solicitation by unauthorized persons and serious tax fraud.
In 2015, UBS received inquiries from the US Attorney’s Office for the Eastern District of New York and from the US Securities and Exchange Commission (SEC), which are investigating potential sales to US persons of bearer bonds and other unregistered securities in possible violation of the Tax Equity and Fiscal Responsibility Act of 1982 (TEFRA) and the registration requirements of the US securities laws. UBS is cooperating with the authorities in these investigations.
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UBS has, and reportedly numerous other financial institutions have, received inquiries from authorities concerning accounts relating to the Fédération Internationale de Football Association (FIFA) and other constituent soccer associations and related persons and entities. UBS is cooperating with authorities in these inquiries.
Our balance sheet at 31 December 2016 reflected provisions with respect to matters described in this item 1 in an amount that UBS believes to be appropriate under the applicable accounting standard. As in the case of other matters for which we have established provisions, the future outflow of resources in respect of such matters cannot be determined with certainty based on currently available information and accordingly may ultimately prove to be substantially greater (or may be less) than the provision that we have recognized.
2. Claims related to sales of residential mortgage-backed securities and mortgages
From 2002 through 2007, prior to the crisis in the US residential loan market, UBS was a substantial issuer and underwriter of US residential mortgage-backed securities (RMBS) and was a purchaser and seller of US residential mortgages. A subsidiary of UBS, UBS Real Estate Securities Inc. (UBS RESI), acquired pools of residential mortgage loans from originators and (through an affiliate) deposited them into securitization trusts. In this manner, from 2004 through 2007, UBS RESI sponsored approximately USD 80 billion in RMBS, based on the original principal balances of the securities issued.
UBS RESI also sold pools of loans acquired from originators to third-party purchasers. These whole loan sales during the period 2004 through 2007 totaled approximately USD 19 billion in original principal balance.
We were not a significant originator of US residential loans. A subsidiary of UBS originated approximately USD 1.5 billion in US residential mortgage loans during the period in which it was active from 2006 to 2008 and securitized less than half of these loans. RMBS-related lawsuits concerning disclosures: UBS is named as a defendant relating to its role as underwriter and issuer of RMBS in lawsuits related to approximately USD 2.5 billion in original face amount of RMBS underwritten or issued by UBS. Of the USD 2.5 billion in original face amount of RMBS that remains at issue in these cases, approximately USD 1.2 billion was issued in offerings in which a UBS subsidiary transferred underlying loans (the majority of which were purchased from third-party originators) into a securitization trust and made representations and warranties about those loans (UBS sponsored RMBS). The remaining USD 1.3 billion of RMBS to which these cases relate was issued by third parties in securitizations in which UBS acted as underwriter (third-party RMBS).
In connection with certain of these lawsuits, UBS has indemnification rights against surviving third-party issuers or originators for losses or liabilities incurred by UBS, but UBS cannot predict the extent to which it will succeed in enforcing those rights.
UBS is a defendant in a lawsuit brought by the National Credit Union Administration (NCUA) as conservator for certain failed credit unions, asserting misstatements and omissions in the offering documents for RMBS purchased by the credit unions. The lawsuit was filed in the US District Court for the District of Kansas. The original principal balance at issue in the case is approximately USD 1.15 billion. In March 2017, UBS and NCUA reached an agreement in principle to resolve this matter. In the second quarter of 2016, UBS resolved a similar case brought by the NCUA in the US District Court for the Southern District of New York (SDNY) relating to RMBS with an original principal balance of approximately USD 400 million, for a total of approximately USD 69.8 million, in addition to reasonable attorneys’ fees incurred by NCUA.
Lawsuits related to contractual representations and warranties concerning mortgages and RMBS: When UBS acted as an RMBS sponsor or mortgage seller, we generally made certain representations relating to the characteristics of the underlying loans. In the event of a material breach of these representations, we were in certain circumstances contractually obligated to repurchase the loans to which the representations related or to indemnify certain parties against losses. UBS has received demands to repurchase US residential mortgage loans as to which UBS made certain representations at the time the loans were transferred to the securitization trust aggregating approximately USD 4.1 billion in original principal balance. Of this amount, UBS considers claims relating to approximately USD 2 billion in original principal balance to be resolved, including claims barred by the statute of limitations. Substantially all of the remaining claims are in litigation, including the matters described in the next paragraph. UBS believes that new demands to repurchase US residential mortgage loans are time barred under a decision rendered by the New York Court of Appeals.
In 2012, certain RMBS trusts filed an action (Trustee Suit) in the SDNY seeking to enforce UBS RESI’s obligation to repurchase loans in the collateral pools for three RMBS securitizations with an original principal balance of approximately USD 2 billion, for which Assured Guaranty Municipal Corp., a financial guaranty insurance company, had previously demanded repurchase. A bench trial in the SDNY adjourned
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in May 2016. Approximately 9,000 loans were at issue in the trial. In September 2016, the court issued an order ruling on numerous legal and factual issues and applying those rulings to 20 exemplar loans. The court further ordered that a lead master be appointed to apply the court’s rulings to the loans that remain at issue following the trial. With respect to the loans subject to the Trustee Suit that were originated by institutions still in existence, UBS intends to enforce its indemnity rights against those institutions.
We also have tolling agreements with certain institutional purchasers of RMBS concerning their potential claims related to substantial purchases of UBS-sponsored or third-party RMBS.
3. Madoff
In relation to the Bernard L. Madoff Investment Securities LLC (BMIS) investment fraud, UBS AG, UBS (Luxembourg) S.A. and certain other UBS subsidiaries have been subject to inquiries by a number of regulators, including the Swiss Financial Market Supervisory Authority (FINMA) and the Luxembourg Commission de Surveillance du Secteur Financier (CSSF). Those inquiries concerned two third-party funds established under Luxembourg law, substantially all assets of which were with BMIS, as well as certain funds established in offshore jurisdictions with either direct or indirect exposure to BMIS. These funds now face severe losses, and the Luxembourg funds are in liquidation. The last reported net asset value of the two Luxembourg funds before revelation of the Madoff scheme was approximately USD 1.7 billion in the aggregate although that figure likely includes fictitious profit reported by BMIS. The documentation establishing both funds identifies UBS entities in various roles, including custodian, administrator, manager, distributor and promoter, and indicates that UBS employees serve as board members. UBS (Luxembourg) S.A. and certain other UBS subsidiaries are responding to inquiries by Luxembourg investigating authorities, without, however, being named as parties in those investigations. In 2009 and 2010, the liquidators of the two Luxembourg funds filed claims on behalf of the funds against UBS entities, non-UBS entities and certain individuals, including current and former UBS employees.
The amounts claimed are approximately EUR 890 million and EUR 305 million, respectively. The liquidators have filed supplementary claims for amounts that the funds may possibly be held liable to pay the BMIS Trustee. These amounts claimed by the liquidator are approximately EUR 564 million and EUR 370 million, respectively. In addition, a large number of alleged beneficiaries have filed claims against UBS entities (and non-UBS entities) for purported losses relating to the Madoff scheme. The majority of these cases are pending in Luxembourg, where appeals were filed by the claimants against the 2010 decisions of the court in which the claims in a number of test cases were held to be inadmissible. In 2014, the Luxembourg Court of Appeal dismissed one test case appeal in its entirety, which decision was appealed by the investor. In 2015, the Luxembourg Supreme Court found in favor of UBS and dismissed the investor’s appeal. In June 2016, the Luxembourg Court of Appeal dismissed the remaining test cases in their entirety. In the US, the BMIS Trustee filed claims in 2010 against UBS entities, among others, in relation to the two Luxembourg funds and one of the offshore funds. The total amount claimed against all defendants in these actions was not less than USD 2 billion. Following a motion by UBS, in 2011, the SDNY dismissed all of the BMIS Trustee’s claims other than claims for recovery of fraudulent conveyances and preference payments that were allegedly transferred to UBS on the ground that the BMIS Trustee lacks standing to bring such claims. In 2013, the Second Circuit affirmed the District Court’s decision and, in 2014, the US Supreme Court denied the BMIS Trustee’s petition seeking review of the Second Circuit ruling. In November 2016, the bankruptcy court issued an opinion dismissing the remaining claims for recovery of subsequent transfers of fraudulent conveyances and preference payments on the ground that the US Bankruptcy Code does not apply to transfers that occurred outside the US. The BMIS Trustee has indicated that he will appeal. In 2014, several claims, including a purported class action, were filed in the US by BMIS customers against UBS entities, asserting claims similar to the ones made by the BMIS Trustee, seeking unspecified damages. One claim was voluntarily withdrawn by the plaintiff. In 2015, following a motion by UBS, the SDNY dismissed the two remaining claims on the basis that the New York courts did not have jurisdiction to hear the claims against the UBS entities. The plaintiff in one of those claims has appealed the dismissal. In Germany, certain clients of UBS are exposed to Madoff managed positions through third-party funds and funds administered by UBS entities in Germany. A small number of claims have been filed with respect to such funds. In 2015, a court of appeal ordered UBS to pay EUR 49 million, plus interest of approximately EUR 15.3 million.
3. Puerto Rico
Declines since August 2013 in the market prices of Puerto Rico municipal bonds and of closed-end funds (the funds) that are sole-managed and co-managed by UBS Trust Company of Puerto Rico and distributed by UBS Financial Services Incorporated of Puerto Rico (UBS PR) have led to multiple regulatory inquiries, as well as customer complaints and arbitrations with aggregate claimed damages of approximately USD 2.0 billion, of which claims with aggregate claimed damages of approximately USD 861 million have been resolved through settlements, arbitration or withdrawal of the claim. The claims are filed by clients in Puerto Rico who own the funds or Puerto Rico
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municipal bonds and / or who used their UBS account assets as collateral for UBS non-purpose loans; customer complaint and arbitration allegations include fraud, misrepresentation and unsuitability of the funds and of the loans. A shareholder derivative action was filed in 2014 against various UBS entities and current and certain former directors of the funds, alleging hundreds of millions of US dollars in losses in the funds. In 2015, defendants’ motion to dismiss was denied. Defendants’ requests for permission to appeal that ruling were denied by the Puerto Rico Court of Appeals and the Puerto Rico Supreme Court. In 2014, a federal class action complaint also was filed against various UBS entities, certain members of UBS PR senior management, and the co-manager of certain of the funds seeking damages for investor losses in the funds during the period from May 2008 through May 2014. Defendants had moved to dismiss that complaint, and in December 2016, defendants’ motion to dismiss was granted in part and denied in part. In 2015, a class action was filed in Puerto Rico state court against UBS PR seeking equitable relief in the form of a stay of any effort by UBS PR to collect on non-purpose loans it acquired from UBS Bank USA in December 2013 based on plaintiffs’ allegation that the loans are not valid. The trial court denied defendants’ motion to dismiss the action based on a forum selection clause in the loan agreements; the Puerto Rico Supreme Court has stayed the action pending its review of defendants’ appeal from that ruling.
In 2014, UBS reached a settlement with the Office of the Commissioner of Financial Institutions for the Commonwealth of Puerto Rico (OCFI) in connection with OCFI’s examination of UBS’s operations from January 2006 through September 2013, pursuant to which UBS is paying up to an aggregate of USD 7.7 million in investor education contributions and restitution. In 2015, the SEC and the Financial Industry Regulatory Authority (FINRA) announced settlements with UBS PR of their separate investigations stemming from the 2013 market events. Without admitting or denying the findings in either matter, UBS PR agreed in the SEC settlement to pay USD 15 million and USD 18.5 million in the FINRA matter. We also understand that the DOJ is conducting a criminal inquiry into the impermissible reinvestment of non-purpose loan proceeds. We are cooperating with the authorities in this inquiry.
In 2011, a purported derivative action was filed on behalf of the Employee Retirement System of the Commonwealth of Puerto Rico (System) against over 40 defendants, including UBS PR, which was named in connection with its underwriting and consulting services. Plaintiffs alleged that defendants violated their purported fiduciary duties and contractual obligations in connection with the issuance and underwriting of approximately USD 3 billion of bonds by the System in 2008 and sought damages of over USD 800 million. Defendants’ motion to dismiss is pending. In September 2016, the System announced its intention to join the action as a plaintiff, and the court has since ordered that plaintiffs must file an amended complaint. Also, in 2013, an SEC Administrative Law Judge dismissed a case brought by the SEC against two UBS executives, finding no violations. The charges had stemmed from the SEC’s investigation of UBS’s sale of closed-end funds in 2008 and 2009, which UBS settled in 2012. Beginning in 2012, two federal class action complaints, which were subsequently consolidated, were filed against various UBS entities, certain of the funds, and certain members of UBS PR senior management, seeking damages for investor losses in the funds during the period from January 2008 through May 2012 based on allegations similar to those in the SEC action. In September 2016, the court denied plaintiffs’ motion for class certification. In October 2016, plaintiffs filed a petition with the US Court of Appeals for the First Circuit seeking permission to bring an interlocutory appeal challenging the denial of their motion for class certification. Defendants have filed an opposition to plaintiffs’ petition.
Beginning in 2015, agencies and public corporations of the Commonwealth have defaulted on certain interest payments, and in July 2016, the Commonwealth defaulted on payments on its general obligation debt. Executive orders of the Governor that have diverted funds to pay for essential services instead of debt payments and stayed any action to enforce creditors’ rights on the Puerto Rico bonds continue to be in effect. In June 2016, US federal legislation created an oversight board with power to oversee Puerto Rico’s finances and to restructure its debt. The oversight board is authorized to impose, and has imposed, a stay on exercise of creditors’ rights. These events, further defaults, any further legislative action to create a legal means of restructuring Commonwealth obligations or to impose additional oversight on the Commonwealth’s finances, or any restructuring of the Commonwealth’s obligations, may increase the number of claims against UBS concerning Puerto Rico securities, as well as potential damages sought.
Our balance sheet at 31 December 2016 reflected provisions with respect to matters described in this item 4 in amounts that UBS believes to be appropriate under the applicable accounting standard. As in the case of other matters for which we have established provisions, the future outflow of resources in respect of such matters cannot be determined with certainty based on currently available information and accordingly may ultimately prove to be substantially greater (or may be less) than the provisions that we have recognized.
5. Foreign exchange, LIBOR, and benchmark rates, and other trading practices
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Foreign exchange-related regulatory matters: Following an initial media report in 2013 of widespread irregularities in the foreign exchange markets, UBS immediately commenced an internal review of its foreign exchange business, which includes our precious metals and related structured products businesses. Since then, various authorities have commenced investigations concerning possible manipulation of foreign exchange markets, including FINMA, the Swiss Competition Commission (WEKO), the DOJ, the SEC, the US Commodity Futures Trading Commission (CFTC), the Board of Governors of the Federal Reserve System (Federal Reserve Board), the California State Attorney General, the UK Financial Conduct Authority (FCA) (to which certain responsibilities of the UK Financial Services Authority (FSA) have passed), the UK Serious Fraud Office (SFO), the Australian Securities and Investments Commission (ASIC), the Hong Kong Monetary Authority (HKMA), the Korea Fair Trade Commission (KFTC) and the Brazil Competition Authority (CADE). In addition, WEKO is, and a number of other authorities reportedly are, investigating potential manipulation of precious metals prices. UBS has taken and will continue to take appropriate action with respect to certain personnel as a result of its ongoing review.
In 2014, UBS reached settlements with the FCA and the CFTC in connection with their foreign exchange investigations, and FINMA issued an order concluding its formal proceedings with respect to UBS relating to its foreign exchange and precious metals businesses. UBS has paid a total of approximately CHF 774 million to these authorities, including GBP 234 million in fines to the FCA, USD 290 million in fines to the CFTC, and CHF 134 million to FINMA representing confiscation of costs avoided and profits. In 2015, the Federal Reserve Board and the Connecticut Department of Banking issued an Order to Cease and Desist and Order of Assessment of a Civil Monetary Penalty Issued upon Consent (Federal Reserve Order) to UBS AG. As part of the Federal Reserve Order, UBS AG paid a USD 342 million civil monetary penalty.
In 2015, the DOJ’s Criminal Division (Criminal Division) terminated the December 2012 Non-Prosecution Agreement (NPA) with UBS AG related to UBS’s submissions of benchmark interest rates. As a result, UBS AG entered into a plea agreement with the Criminal Division pursuant to which UBS AG pleaded guilty to a one-count criminal information filed in the US District Court for the District of Connecticut charging UBS AG with one count of wire fraud in violation of 18 USC Sections 1343 and 2. Sentencing occurred on 5 January 2017. Under the plea agreement, UBS AG has paid a USD 203 million fine and is subject to a three-year term of probation starting on the sentencing date. The criminal information charges that, between approximately 2001 and 2010, UBS AG engaged in a scheme to defraud counterparties to interest rate derivatives transactions by manipulating benchmark interest rates, including Yen LIBOR. The Criminal Division terminated the NPA based on its determination, in its sole discretion, that certain UBS AG employees committed criminal conduct that violated the NPA, including fraudulent and deceptive currency trading and sales practices in conducting certain foreign exchange market transactions with clients and collusion with other participants in certain foreign exchange markets.
We have ongoing obligations to cooperate with these authorities and to undertake certain remediation, including actions to improve UBS’s processes and controls. UBS has been granted conditional leniency or conditional immunity by the Antitrust Division of the DOJ (Antitrust Division) from prosecution for EUR / USD collusion and entered into a non-prosecution agreement covering other currency pairs. As a result, UBS AG will not be subject to prosecutions, fines or other sanctions for antitrust law violations by the Antitrust Division, subject to UBS AG’s continuing cooperation. However, the conditional leniency and conditional immunity grant does not bar government agencies from asserting other claims and imposing sanctions against UBS AG, as evidenced by the settlements and ongoing investigations referred to above. UBS has also been granted conditional immunity by authorities in certain jurisdictions, including WEKO, in connection with potential competition law violations relating to foreign exchange and precious metals businesses and, as a result, will not be subject to prosecutions, fines or other sanctions for antitrust or competition law violations in those jurisdictions, subject to UBS AG’s continuing cooperation as the leniency applicant. Investigations relating to foreign exchange and precious metals matters by numerous authorities, including the CFTC, remain ongoing notwithstanding these resolutions. Foreign exchange-related civil litigation: Putative class actions have been filed since November 2013 in US federal courts and in other jurisdictions against UBS and other banks on behalf of putative classes of persons who engaged in foreign currency transactions with any of the defendant banks. They allege collusion by the defendants and assert claims under the antitrust laws and for unjust enrichment. In 2015, additional putative class actions were filed in federal court in New York against UBS and other banks on behalf of a putative class of persons who entered into or held any foreign exchange futures contracts and options on foreign exchange futures contracts since 1 January 2003. The complaints assert claims under the Commodity Exchange Act (CEA) and the US antitrust laws. In 2015, a consolidated complaint was filed on behalf of both putative classes of persons covered by the US federal court class actions described above. UBS has entered into a settlement agreement that would resolve all of these US federal court class actions. The agreement, which has been preliminarily approved by the court and is subject to final court approval, requires, among other things, that UBS pay an aggregate of USD 141 million and provide cooperation to the settlement classes.
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A putative class action has been filed in federal court in New York against UBS and other banks on behalf of participants, beneficiaries, and named fiduciaries of plans qualified under the Employee Retirement Income Security Act of 1974 (ERISA) for whom a defendant bank provided foreign currency exchange transactional services, exercised discretionary authority or discretionary control over management of such ERISA plan, or authorized or permitted the execution of any foreign currency exchange transactional services involving such plan’s assets. The complaint asserts claims under ERISA. The parties filed a stipulation to dismiss the case with prejudice. The plaintiffs have appealed the dismissal. In 2015, a putative class action was filed in federal court against UBS and numerous other banks on behalf of a putative class of persons and businesses in the US who directly purchased foreign currency from the defendants and their co-conspirators for their own end use. That action has been transferred to federal court in New York. Motions to dismiss are pending. In 2016, a putative class action was filed in federal court in New York against UBS and numerous other banks on behalf of a putative class of persons and entities who had indirectly purchased FX instruments from a defendant or co-conspirator in the US. The complaint asserts claims under federal and state antitrust laws. Motions to dismiss will be filed. In 2015, UBS was added to putative class actions pending against other banks in federal court in New York and other jurisdictions on behalf of putative classes of persons who had bought or sold physical precious metals and various precious metal products and derivatives. The complaints in these lawsuits assert claims under the antitrust laws and the CEA, and other claims. In October 2016, the court in New York granted UBS’s motions to dismiss the putative class actions relating to gold and silver. Plaintiffs in those cases are seeking to amend their complaints to add new allegations about UBS. UBS’s motion to dismiss the putative class action relating to platinum and palladium remains pending.
LIBOR and other benchmark-related regulatory matters: Numerous government agencies, including the SEC, the CFTC, the DOJ, the FCA, the SFO, the Monetary Authority of Singapore (MAS), the HKMA, FINMA, the various state attorneys general in the US and competition authorities in various jurisdictions have conducted or are continuing to conduct investigations regarding submissions with respect to LIBOR and other benchmark rates. These investigations focus on whether there were improper attempts by UBS, among others, either acting on our own or together with others, to manipulate LIBOR and other benchmark rates at certain times.
In 2012, UBS reached settlements with the FSA, the CFTC and the Criminal Division of the DOJ in connection with their investigations of benchmark interest rates. At the same time, FINMA issued an order concluding its formal proceedings with respect to UBS relating to benchmark interest rates. UBS has paid a total of approximately CHF 1.4 billion in fines and disgorgement, including GBP 160 million in fines to the FSA, USD 700 million in fines to the CFTC, USD 500 million in fines to the DOJ, and CHF 59 million in disgorgement to FINMA. UBS Securities Japan Co. Ltd. (UBSSJ) entered into a plea agreement with the DOJ under which it entered a plea to one count of wire fraud relating to the manipulation of certain benchmark interest rates, including Yen LIBOR. UBS entered into an NPA with the DOJ, which (along with the plea agreement) covered conduct beyond the scope of the conditional leniency / immunity grants described below, required UBS to pay the USD 500 million fine to the DOJ after the sentencing of UBSSJ and provided that any criminal penalties imposed on UBSSJ at sentencing be deducted from the USD 500 million fine. Under the NPA, we agreed, among other things, that for two years from 18 December 2012 UBS would not commit any US crime and we would advise DOJ of any potentially criminal conduct by UBS or any of its employees relating to violations of US laws concerning fraud or securities and commodities markets. The term of the NPA was extended by one year to 18 December 2015. In 2015, the Criminal Division terminated the NPA based on its determination, in its sole discretion, that certain UBS AG employees committed criminal conduct that violated the NPA.
In 2014, UBS reached a settlement with the European Commission (EC) regarding its investigation of bid-ask spreads in connection with Swiss franc interest rate derivatives and paid a EUR 12.7 million fine, which was reduced to this level based in part on UBS’s cooperation with the EC. In December 2016, UBS reached a settlement with WEKO regarding its investigation of bid-ask spreads in connection with Swiss franc interest rate derivatives and received full immunity from fines. The MAS, HKMA and the Japan Financial Services Agency have also resolved investigations of UBS (and in some cases, other banks). We have ongoing obligations to cooperate with the authorities with whom we have reached resolutions and to undertake certain remediation with respect to benchmark interest rate submissions.
Investigations by the CFTC, ASIC and other governmental authorities remain ongoing notwithstanding these resolutions. UBS has been granted conditional leniency or conditional immunity from authorities in certain jurisdictions, including the Antitrust Division of the DOJ and WEKO, in connection with potential antitrust or competition law violations related to submissions for Yen LIBOR and Euroyen TIBOR. As a result of these conditional grants, UBS will not be subject to prosecutions, fines or other sanctions for antitrust or competition law violations in the jurisdictions where we have conditional immunity in connection with the matters covered by the conditional grants, subject to our continuing cooperation as leniency applicant. However, since the Secretariat of WEKO has asserted that UBS does not qualify for full immunity, UBS has been unable to reach a settlement with WEKO, and therefore the investigation will continue. Furthermore, the conditional leniency and
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conditional immunity grants we have received do not bar government agencies from asserting other claims and imposing sanctions against us, as evidenced by the settlements and ongoing investigations referred to above. In addition, as a result of the conditional leniency agreement with the DOJ, we are eligible for a limit on liability to actual rather than treble damages were damages to be awarded in any civil antitrust action under US law based on conduct covered by the agreement and for relief from potential joint and several liability in connection with such civil antitrust action, subject to our satisfying the DOJ and the court presiding over the civil litigation of our cooperation. The conditional leniency and conditional immunity grants do not otherwise affect the ability of private parties to assert civil claims against us.
LIBOR and other benchmark-related civil litigation: A number of putative class actions and other actions are pending in the federal courts in New York against UBS and numerous other banks on behalf of parties who transacted in certain interest rate benchmark-based derivatives. Also pending in the US and in other jurisdictions are actions asserting losses related to various products whose interest rates were linked to LIBOR and other benchmarks, including adjustable rate mortgages, preferred and debt securities, bonds pledged as collateral, loans, depository accounts, investments and other interest-bearing instruments. All of the complaints allege manipulation, through various means, of various benchmark interest rates, including USD LIBOR, Euroyen TIBOR, Yen LIBOR, EURIBOR, CHF LIBOR, GBP LIBOR, USD ISDAFIX rates and other benchmark rates, and seek unspecified compensatory and other damages under varying legal theories.
In 2013, the US district court in the USD LIBOR action dismissed the federal antitrust and racketeering claims of certain USD LIBOR plaintiffs and a portion of their claims brought under the CEA and state common law. Certain plaintiffs appealed the decision to the Second Circuit, which, in May 2016, vacated the district court’s ruling finding no antitrust injury and remanded the case back to the district court for a further determination on whether plaintiffs have antitrust standing. In December 2016, the district court again dismissed plaintiffs’ antitrust claims, this time for lack of personal jurisdiction over UBS and other foreign banks. In 2014, the court in one of the Euroyen TIBOR lawsuits dismissed certain of the plaintiff’s claims, including federal antitrust claims. In 2015, the same court dismissed plaintiff’s federal racketeering claims and affirmed its previous dismissal of plaintiff’s antitrust claims. UBS and other defendants in other lawsuits including those related to EURIBOR, CHF LIBOR, GBP LIBOR and SIBOR have filed motions to dismiss. UBS has entered into an agreement with representatives of a class of bondholders to settle their USD LIBOR class action. The agreement is subject to court approval.
Since September 2014, putative class actions have been filed in federal court in New York and New Jersey against UBS and other financial institutions, among others, on behalf of parties who entered into interest rate derivative transactions linked to ISDAFIX. The complaints, which have since been consolidated into an amended complaint, allege that the defendants conspired to manipulate ISDAFIX rates from 1 January 2006 through January 2014, in violation of US antitrust laws and certain state laws, and seek unspecified compensatory damages, including treble damages. In March 2016, the court in the ISDAFIX action denied in substantial part defendants’ motion to dismiss, holding that plaintiffs have stated Sherman Act, breach of-contract and unjust-enrichment claims against defendants, including UBS AG.
Government bonds: Putative class actions have been filed in US federal courts against UBS and other banks on behalf of persons who participated in markets for US Treasury securities since 2007. The complaints generally allege that the banks colluded with respect to, and manipulated prices of, US Treasury securities sold at auction. They assert claims under the antitrust laws and the CEA and for unjust enrichment. The cases have been consolidated in the SDNY. Following filing of these complaints, UBS and reportedly other banks are responding to investigations and requests for information from various authorities regarding US Treasury securities and other government bond trading practices. As a result of its review to date, UBS has taken appropriate action.
With respect to additional matters and jurisdictions not encompassed by the settlements and order referred to above, our balance sheet at 31 December 2016 reflected a provision in an amount that UBS believes to be appropriate under the applicable accounting standard. As in the case of other matters for which we have established provisions, the future outflow of resources in respect of such matters cannot be determined with certainty based on currently available information and accordingly may ultimately prove to be substantially greater (or may be less) than the provision that we have recognized.
6. Swiss retrocessions
The Federal Supreme Court of Switzerland ruled in 2012, in a test case against UBS, that distribution fees paid to a firm for distributing third-party and intra-group investment funds and structured products must be disclosed and surrendered to clients who have entered into a discretionary mandate agreement with the firm, absent a valid waiver. FINMA has issued a supervisory note to all Swiss banks in response to the Supreme Court decision. UBS has met the FINMA requirements and has notified all potentially affected clients.
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The Supreme Court decision has resulted, and may continue to result, in a number of client requests for UBS to disclose and potentially surrender retrocessions. Client requests are assessed on a case-by-case basis. Considerations taken into account when assessing these cases include, among others, the existence of a discretionary mandate and whether or not the client documentation contained a valid waiver with respect to distribution fees.
Our balance sheet at 31 December 2016 reflected a provision with respect to matters described in this item 6 in an amount that UBS believes to be appropriate under the applicable accounting standard. The ultimate exposure will depend on client requests and the resolution thereof, factors that are difficult to predict and assess. Hence, as in the case of other matters for which we have established provisions, the future outflow of resources in respect of such matters cannot be determined with certainty based on currently available information and accordingly may ultimately prove to be substantially greater (or may be less) than the provision that we have recognized.
7. Banco UBS Pactual tax indemnity
Pursuant to the 2009 sale of Banco UBS Pactual S.A. (Pactual) by UBS to BTG Investments, LP (BTG), BTG has submitted contractual indemnification claims that UBS estimates amount to approximately BRL 2.6 billion, including interest and penalties, which is net of liabilities retained by BTG. The claims pertain principally to several tax assessments issued by the Brazilian tax authorities against Pactual relating to the period from December 2006 through March 2009, when UBS owned Pactual. These assessments are being challenged in administrative and judicial proceedings. The majority of these assessments relate to the deductibility of goodwill amortization in connection with UBS’s 2006 acquisition of Pactual and payments made to Pactual employees through various profit-sharing plans. In 2015, an intermediate administrative court issued a decision that was largely in favor of the tax authority with respect to the goodwill amortization assessment. In May 2016, the highest level of the administrative court agreed to review this decision on a number of the significant issues.
8. Investigation of UBS’s role in initial public offerings in Hong Kong
The Hong Kong Securities and Futures Commission (SFC) has been conducting investigations into UBS’s role as a sponsor of certain initial public offerings listed on the Hong Kong Stock Exchange. In October 2016, the SFC informed UBS that it intends to commence action against UBS and certain UBS employees with respect to sponsorship work in those offerings. If such action is taken, there may be financial ramifications for UBS, including fines and obligations to pay investor compensation, and suspension of UBS’s ability to provide corporate finance advisory services in Hong Kong for a period of time. On 16 January 2017, a writ was filed by the SFC with Hong Kong’s High Court in which UBS is named as one of six defendants from whom the SFC is seeking compensation in an unspecified amount for losses incurred by certain shareholders of China Forestry Holdings Company Limited, for whom UBS acted as a sponsor in connection with their 2009 listing application.
2015 Annual Report
1. Inquiries regarding cross-border wealth management businesses
Tax and regulatory authorities in a number of countries have made inquiries, served requests for information or examined employees located in their respective jurisdictions relating to the cross-border wealth management services provided by UBS and other financial institutions. It is possible that implementation of automatic tax information exchange and other measures relating to cross-border provision of financial services could give rise to further inquiries in the future.
As a result of investigations in France, in 2013, UBS (France) S.A. and UBS AG were put under formal examination (“mise en examen”) for complicity in having illicitly solicited clients on French territory, and were declared witness with legal assistance (“témoin assisté”) regarding the laundering of proceeds of tax fraud and of banking and financial solicitation by unauthorized persons. In 2014, UBS AG was placed under formal examination with respect to the potential charges of laundering of proceeds of tax fraud, and the investigating judges ordered UBS to provide bail (“caution”) of EUR 1.1 billion. UBS AG appealed the determination of the bail amount, but both the appeal court (“Cour d’Appel”) and the French Supreme Court (“Cour de Cassation”) upheld the bail amount and rejected the appeal in full in late 2014. UBS AG has filed and has had accepted a petition to the European Court of Human Rights to challenge various aspects of the French court’s decision.
In September 2015, the former CEO of UBS Wealth Management was placed under formal examination in connection with these proceedings. In addition, the investigating judges have sought to issue arrest warrants against three Swiss-based former employees of UBS AG
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who did not appear when summoned by the investigating judge. In February 2016, the investigating judge notified UBS that he does not intend to conduct further investigation. This notification commences a period in which the prosecutor may file a request for a judge to issue formal charges.
In March 2015, UBS (France) S.A. was placed under formal examination for complicity regarding the laundering of proceeds of tax fraud and of banking and financial solicitation by unauthorized persons for the years 2004 until 2008 and declared witness with legal assistance for the years 2009 to 2012. A bail of EUR 40 million was imposed, and was reduced by the Court of Appeals in May 2015 to EUR 10 million. Separately, in 2013, the French banking supervisory authority’s disciplinary commission reprimanded UBS (France) S.A. for having had insufficiencies in its control and compliance framework around its cross-border activities and know your customer obligations. It imposed a penalty of EUR 10 million, which was paid.
UBS AG has been notified by the Brussels public prosecutor’s office that it is investigating various aspects of UBS’s cross-border business.
In January 2015, UBS received inquiries from the US Attorney’s Office for the Eastern District of New York and from the US Securities and Exchange Commission (SEC), which are investigating potential sales to US persons of bearer bonds and other unregistered securities in possible violation of the Tax Equity and Fiscal Responsibility Act of 1982 (TEFRA) and the registration requirements of the US securities laws. UBS is cooperating with the authorities in these investigations.
UBS has, and reportedly numerous other financial institutions have, received inquiries from authorities concerning accounts relating to the Fédération Internationale de Football Association (FIFA) and other constituent soccer associations and related persons and entities. UBS is cooperating with authorities in these inquiries.
Our balance sheet at 31 December 2015 reflected provisions with respect to matters described in this item 1 in an amount that UBS believes to be appropriate under the applicable accounting standard. As in the case of other matters for which we have established provisions, the future outflow of resources in respect of such matters cannot be determined with certainty based on currently available information, and accordingly may ultimately prove to be substantially greater (or may be less) than the provision that we have recognized.
2. Claims related to sales of residential mortgage-backed securities and mortgages
From 2002 through 2007, prior to the crisis in the US residential loan market, UBS was a substantial issuer and underwriter of US residential mortgage-backed securities (RMBS) and was a purchaser and seller of US residential mortgages. A subsidiary of UBS, UBS Real Estate Securities Inc. (UBS RESI), acquired pools of residential mortgage loans from originators and (through an affiliate) deposited them into securitization trusts. In this manner, from 2004 through 2007, UBS RESI sponsored approximately USD 80 billion in RMBS, based on the original principal balances of the securities issued.
UBS RESI also sold pools of loans acquired from originators to third-party purchasers. These whole loan sales during the period 2004 through 2007 totaled approximately USD 19 billion in original principal balance. We were not a significant originator of US residential loans. A subsidiary of UBS originated approximately USD 1.5 billion in US residential mortgage loans during the period in which it was active from 2006 to 2008, and securitized less than half of these loans.
RMBS-related lawsuits concerning disclosures: UBS is named as a defendant relating to its role as underwriter and issuer of RMBS in lawsuits related to approximately USD 6.2 billion in original face amount of RMBS underwritten or issued by UBS. Of the USD 6.2 billion in original face amount of RMBS that remains at issue in these cases, approximately USD 3.2 billion was issued in offerings in which a UBS subsidiary transferred underlying loans (the majority of which were purchased from third-party originators) into a securitization trust and made representations and warranties about those loans (UBS-sponsored RMBS). The remaining USD 3 billion of RMBS to which these cases relate was issued by third parties in securitizations in which UBS acted as underwriter (third party RMBS).
In connection with certain of these lawsuits, UBS has indemnification rights against surviving third-party issuers or originators for losses or liabilities incurred by UBS, but UBS cannot predict the extent to which it will succeed in enforcing those rights. UBS is a defendant in two lawsuits brought by the National Credit Union Administration (NCUA), as conservator for certain failed credit unions, asserting misstatements and omissions in the offering documents for RMBS purchased by the credit unions. Both lawsuits were filed in US District Courts, one in the District of Kansas and the other in the Southern District of New York (SDNY). The original principal balance at issue in the Kansas case is
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approximately USD 1.15 billion and the original principal balance at issue in the SDNY case is approximately USD 400 million. In February 2016, UBS made an offer of judgment to NCUA in the SDNY case, which NCUA has accepted, pursuant to which UBS will pay USD 33 million plus an amount of prejudgment interest that will be determined by the court and reasonable attorneys’ fees. Once these amounts are determined and judgment is entered, the SDNY case will end. Prejudgment interest and attorneys’ fees are expected to significantly increase the total amount to be paid in the SDNY case.
Lawsuits related to contractual representations and warranties concerning mortgages and RMBS: When UBS acted as an RMBS sponsor or mortgage seller, we generally made certain representations relating to the characteristics of the underlying loans. In the event of a material breach of these representations, we were in certain circumstances contractually obligated to repurchase the loans to which the representations related or to indemnify certain parties against losses. UBS has received demands to repurchase US residential mortgage loans as to which UBS made certain representations at the time the loans were transferred to the securitization trust aggregating approximately USD 4.1 billion in original principal balance. Of this amount, UBS considers claims relating to approximately USD 2 billion in original principal balance to be resolved, including claims barred by the statute of limitations. Substantially all of the remaining claims are in litigation, including the matters described in the next paragraph. UBS believes that new demands to repurchase US residential mortgage loans are time-barred under a decision rendered by the New York Court of Appeals.
In 2012, certain RMBS trusts filed an action (Trustee Suit) in the SDNY seeking to enforce UBS RESI’s obligation to repurchase loans in the collateral pools for three RMBS securitizations (Transactions) with an original principal balance of approximately USD 2 billion, for which Assured Guaranty Municipal Corp. (Assured Guaranty), a financial guaranty insurance company, had previously demanded repurchase. In January 2015, the court rejected plaintiffs’ efforts to seek damages for all loans purportedly in breach of representations and warranties in any of the three Transactions and limited plaintiffs to pursuing claims based solely on alleged breaches for loans identified in the complaint or other breaches that plaintiffs can establish were independently discovered by UBS. In February 2015, the court denied plaintiffs’ motion seeking reconsideration of its ruling. With respect to the loans subject to the Trustee Suit that were originated by institutions still in existence, UBS intends to enforce its indemnity rights against those institutions. Trial is currently scheduled for April 2016. We also have tolling agreements with certain institutional purchasers of RMBS concerning their potential claims related to substantial purchases of UBS-sponsored or third-party RMBS.
3. Madoff
In relation to the Bernard L. Madoff Investment Securities LLC (BMIS) investment fraud, UBS AG, UBS (Luxembourg) SA and certain other UBS subsidiaries have been subject to inquiries by a number of regulators, including the Swiss Financial Market Supervisory Authority (FINMA) and the Luxembourg Commission de Surveillance du Secteur Financier (CSSF). Those inquiries concerned two third-party funds established under Luxembourg law, substantially all assets of which were with BMIS, as well as certain funds established in offshore jurisdictions with either direct or indirect exposure to BMIS. These funds now face severe losses, and the Luxembourg funds are in liquidation. The last reported net asset value of the two Luxembourg funds before revelation of the Madoff scheme was approximately USD 1.7 billion in the aggregate, although that figure likely includes fictitious profit reported by BMIS. The documentation establishing both funds identifies UBS entities in various roles including custodian, administrator, manager, distributor and promoter, and indicates that UBS employees serve as board members. UBS (Luxembourg) SA and certain other UBS subsidiaries are responding to inquiries by Luxembourg investigating authorities, without, however, being named as parties in those investigations. In 2009 and 2010, the liquidators of the two Luxembourg funds filed claims on behalf of the funds against UBS entities, non-UBS entities and certain individuals including current and former UBS employees. The amounts claimed are approximately EUR 890 million and EUR 305 million, respectively. The liquidators have filed supplementary claims for amounts that the funds may possibly be held liable to pay the BMIS Trustee. These amounts claimed by the liquidator are approximately EUR 564 million and EUR 370 million, respectively.
In addition, a large number of alleged beneficiaries have filed claims against UBS entities (and non-UBS entities) for purported losses relating to the Madoff scheme. The majority of these cases are pending in Luxembourg, where appeals were filed by the claimants against the 2010 decisions of the court in which the claims in a number of test cases were held to be inadmissible. In July 2014, the Luxembourg Court of Appeal dismissed one test appeal in its entirety, which decision was appealed by the investor. In July 2015, the Luxembourg Supreme Court found in favor of UBS and dismissed the investor’s appeal. In the US, the BMIS Trustee filed claims in 2010 against UBS entities, among others, in relation to the two Luxembourg funds and one of the offshore funds. The total amount claimed against all defendants in these actions was not less than USD 2 billion. Following a motion by UBS, in 2011, the SDNY dismissed all of the BMIS Trustee’s claims other than claims for recovery of fraudulent conveyances and preference payments that were allegedly transferred to UBS on the ground that the BMIS Trustee
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lacks standing to bring such claims. In 2013, the Second Circuit affirmed the District Court’s decision and, in June 2014, the US Supreme Court denied the BMIS Trustee’s petition seeking review of the Second Circuit ruling. In December 2014, several claims, including a purported class action, were filed in the US by BMIS customers against UBS entities, asserting claims similar to the ones made by the BMIS Trustee, seeking unspecified damages. One claim was voluntarily withdrawn by the plaintiff. In July 2015, following a motion by UBS, the SDNY dismissed the two remaining claims on the basis that the New York courts did not have jurisdiction to hear the claims against the UBS entities. In Germany, certain clients of UBS are exposed to Madoff-managed positions through third-party funds and funds administered by UBS entities in Germany. A small number of claims have been filed with respect to such funds. In January 2015, a court of appeal reversed a lower court decision in favor of UBS in one such case and ordered UBS to pay EUR 49 million, plus interest (approximately EUR 15.3 million). UBS filed an application for leave to appeal the decision. That application was rejected by the German Federal Supreme Court in December 2015, meaning that the Court of Appeal’s decision is final.
4. Puerto Rico
Declines since August 2013 in the market prices of Puerto Rico municipal bonds and of closed-end funds (the funds) that are sole-managed and co-managed by UBS Trust Company of Puerto Rico and distributed by UBS Financial Services Incorporated of Puerto Rico (UBS PR) have led to multiple regulatory inquiries, as well as customer complaints and arbitrations with aggregate claimed damages of USD 1.6 billion, of which claims with aggregate claimed damages of approximately USD 374 million have been resolved through settlements or arbitration. The claims are filed by clients in Puerto Rico who own the funds or Puerto Rico municipal bonds and / or who used their UBS account assets as collateral for UBS non-purpose loans; customer complaint and arbitration allegations include fraud, misrepresentation and unsuitability of the funds and of the loans. A shareholder derivative action was filed in 2014 against various UBS entities and current and certain former directors of the funds, alleging hundreds of millions in losses in the funds. In 2015, defendants’ motion to dismiss was denied. Defendants are seeking leave to appeal that ruling to the Puerto Rico Supreme Court. In 2014, a federal class action complaint also was filed against various UBS entities, certain members of UBS PR senior management, and the co-manager of certain of the funds seeking damages for investor losses in the funds during the period from May 2008 through May 2014. Defendants have moved to dismiss that complaint. In March 2015, a class action was filed in Puerto Rico state court against UBS PR seeking equitable relief in the form of a stay of any effort by UBS PR to collect on non-purpose loans it acquired from UBS Bank USA in December 2013 based on plaintiffs’ allegation that the loans are not valid.
In 2014, UBS reached a settlement with the Office of the Commissioner of Financial Institutions for the Commonwealth of Puerto Rico (OCFI) in connection with OCFI’s examination of UBS’s operations from January 2006 through September 2013. Pursuant to the settlement, UBS contributed USD 3.5 million to an investor education fund, offered USD 1.68 million in restitution to certain investors and, among other things, committed to undertake an additional review of certain client accounts to determine if additional restitution would be appropriate.
That review resulted in an additional USD 2.1 million in restitution being offered to certain investors. In September 2015, the SEC and the Financial Industry Regulatory Authority (FINRA) announced settlements with UBS PR of their separate investigations stemming from the 2013 market events. Without admitting or denying the findings in either matter, UBS PR agreed in the SEC settlement to pay USD 15 million (which includes USD 1.18 million in disgorgement, a civil penalty of USD 13.63 million and pre-judgment interest), and USD 18.5 million in the FINRA matter (which includes up to USD 11 million in restitution to 165 UBS PR customers and a civil penalty of USD 7.5 million). The SEC settlement involves a charge against UBS PR of failing to supervise the activities of a former financial advisor who had recommended the impermissible investment of nonpurpose loan proceeds into the UBS PR closed-end funds, in violation of firm policy and the customer loan agreements. In the FINRA settlement, UBS PR is alleged to have failed to supervise certain customer accounts which were both more than 75% invested in UBS PR closed-end funds and leveraged against those positions. We also understand that the DOJ is conducting a criminal inquiry into the impermissible reinvestment of non-purpose loan proceeds. We are cooperating with the authorities in this inquiry.
In 2011, a purported derivative action was filed on behalf of the Employee Retirement System of the Commonwealth of Puerto Rico (System) against over 40 defendants, including UBS PR and other consultants and underwriters, trustees of the System, and the President and Board of the Government Development Bank of Puerto Rico. The plaintiffs alleged that defendants violated their purported fiduciary duties and contractual obligations in connection with the issuance and underwriting of approximately USD 3 billion of bonds by the System in 2008 and sought damages of over USD 800 million. UBS is named in connection with its underwriting and consulting services. In 2013, the case was dismissed by the Puerto Rico Court of First Instance on the grounds that plaintiffs did not have standing to bring the claim, but that dismissal was subsequently overturned on appeal. Defendants have renewed their motion to dismiss the complaint on grounds not addressed when the court issued its prior ruling. Also, in 2013, an SEC Administrative Law Judge dismissed a case brought by the SEC against two UBS executives, finding no violations. The charges had stemmed from the SEC’s investigation of UBS’s sale of closed-end funds in 2008 and 2009, which UBS
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settled in 2012. Beginning in 2012, two federal class action complaints, which were subsequently consolidated, were filed against various UBS entities, certain of the funds, and certain members of UBS PR senior management, seeking damages for investor losses in the funds during the period from January 2008 through May 2012 based on allegations similar to those in the SEC action. A motion for class certification was denied without prejudice to the right to refile the motion after limited discovery, and that motion has since been refiled.
In June 2015 Puerto Rico’s Governor stated that the Commonwealth is unable to meet its obligations. In addition, certain agencies and public corporations of the Commonwealth have held discussions with their creditors to restructure their outstanding debt, and certain agencies and public corporations of the Commonwealth have defaulted on certain interest payments that were due in August 2015 and January 2016.
The United States Supreme Court has agreed to hear Puerto Rico’s appeal of a US District Court’s invalidation of the Puerto Rico Public Corporations Debt Enforcement and Recovery Act (the Act), under which Puerto Rico’s public corporations would be permitted to effect a mandatory restructuring of their respective debts with a specified creditor vote that would be binding on all applicable creditors, once approved by a court or, alternatively, under a court-supervised bankruptcy type restructuring. The foregoing events, any further defaults by the Commonwealth or its agencies and public corporations on (or any debt restructurings proposed by them with respect to) their outstanding debt, a Supreme Court decision upholding the Act (or sending it back to the District Court for further proceedings) and any further actions taken by Puerto Rico’s public corporations under the Act, as well as any market reactions to any of the foregoing, may increase the number of claims against UBS concerning Puerto Rico securities as well as potential damages sought.
Our balance sheet at 31 December 2015 reflected provisions with respect to matters described in this item 4 in amounts that UBS believes to be appropriate under the applicable accounting standard. As in the case of other matters for which we have established provisions, the future outflow of resources in respect of such matters cannot be determined with certainty based on currently available information, and accordingly may ultimately prove to be substantially greater (or may be less) than the provisions that we have recognized.
5. Foreign exchange, LIBOR, and benchmark rates, and other trading practices
Foreign exchange-related regulatory matters: Following an initial media report in 2013 of widespread irregularities in the foreign exchange markets, UBS immediately commenced an internal review of its foreign exchange business, which includes our precious metals and related structured products businesses. Since then, various authorities have commenced investigations concerning possible manipulation of foreign exchange markets, including FINMA, the Swiss Competition Commission (WEKO), the DOJ, the SEC, the US Commodity Futures Trading Commission (CFTC), the Board of Governors of the Federal Reserve System (Federal Reserve Board), the UK Financial Conduct Authority (FCA) (to which certain responsibilities of the UK Financial Services Authority (FSA) have passed), the UK Serious Fraud Office (SFO), the Australian Securities and Investments Commission (ASIC), the Hong Kong Monetary Authority (HKMA), the Korea Fair Trade Commission (KFTC) and the Brazil Competition Authority (CADE).
In addition, WEKO is, and a number of other authorities reportedly are, investigating potential manipulation of precious metals prices. UBS has taken and will take appropriate action with respect to certain personnel as a result of its ongoing review. In 2014, UBS reached settlements with the FCA and the CFTC in connection with their foreign exchange investigations, and FINMA issued an order concluding its formal proceedings with respect to UBS relating to its foreign exchange and precious metals businesses. UBS has paid a total of approximately CHF 774 million to these authorities, including GBP 234 million in fines to the FCA, USD 290 million in fines to the CFTC, and CHF 134 million to FINMA representing confiscation of costs avoided and profits. In May 2015, the Federal Reserve Board and the Connecticut Department of Banking issued an Order to Cease and Desist and Order of Assessment of a Civil Monetary Penalty Issued upon Consent (Federal Reserve Order) to UBS AG. As part of the Federal Reserve Order, UBS AG paid a USD 342 million civil monetary penalty.
In May 2015, the DOJ’s Criminal Division (Criminal Division) terminated the December 2012 Non-Prosecution Agreement (NPA) with UBS AG related to UBS’s submissions of benchmark interest rates. As a result, UBS AG entered into a plea agreement with the Criminal Division pursuant to which UBS AG agreed to and did plead guilty to a one-count criminal information filed in the US District Court for the District of Connecticut charging UBS AG with one count of wire fraud in violation of 18 USC Sections 1343 and 2. Under the plea agreement, UBS AG agreed to a sentence that includes a USD 203 million fine and a three-year term of probation. The criminal information charges that between approximately 2001 and 2010, UBS AG engaged in a scheme to defraud counterparties to interest rate derivatives transactions by manipulating benchmark interest rates, including Yen LIBOR. Sentencing is currently scheduled for 9 May 2016. The Criminal Division terminated the NPA based on its determination, in its sole discretion, that certain UBS AG employees committed criminal conduct that violated
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the NPA, including fraudulent and deceptive currency trading and sales practices in conducting certain foreign exchange market transactions with clients and collusion with other participants in certain foreign exchange markets.
We have ongoing obligations to cooperate with these authorities and to undertake certain remediation, including actions to improve processes and controls.
UBS has been granted conditional immunity by the Antitrust Division of the DOJ (Antitrust Division) from prosecution for EUR / USD collusion and entered into a non-prosecution agreement covering other currency pairs. As a result, UBS AG will not be subject to prosecutions, fines or other sanctions for antitrust law violations by the Antitrust Division, subject to UBS AG’s continuing cooperation. However, the conditional immunity grant does not bar government agencies from asserting other claims and imposing sanctions against UBS AG, as evidenced by the settlements and ongoing investigations referred to above. UBS has also been granted conditional leniency by authorities in certain jurisdictions, including WEKO, in connection with potential competition law violations relating to precious metals, and as a result, will not be subject to prosecutions, fines or other sanctions for antitrust or competition law violations in those jurisdictions, subject to UBS AG’s continuing cooperation.
In October 2015, UBS AG settled charges with the SEC relating to structured notes issued by UBS AG that were linked to the UBS V10 Currency Index with Volatility Cap. Investigations relating to foreign exchange and precious metals matters by numerous authorities, including the CFTC, remain ongoing notwithstanding these resolutions.
Foreign exchange-related civil litigation: Putative class actions have been filed since November 2013 in US federal courts and in other jurisdictions against UBS and other banks on behalf of putative classes of persons who engaged in foreign currency transactions with any of the defendant banks. They allege collusion by the defendants and assert claims under the antitrust laws and for unjust enrichment. In 2015, additional putative class actions were filed in federal court in New York against UBS and other banks on behalf of a putative class of persons who entered into or held any foreign exchange futures contracts and options on foreign exchange futures contracts since 1 January 2003.
The complaints assert claims under the Commodity Exchange Act (CEA) and the US antitrust laws. In July 2015, a consolidated complaint was filed on behalf of both putative classes of persons covered by the US federal court class actions described above. UBS has entered into a settlement agreement that would resolve all of these US federal court class actions. The agreement, which has been preliminarily approved by the court and is subject to final court approval, requires, among other things, that UBS pay an aggregate of USD 141 million and provide cooperation to the settlement classes.
In June 2015, a putative class action was filed in federal court in New York against UBS and other banks on behalf of participants, beneficiaries, and named fiduciaries of plans qualified under the Employee Retirement Income Security Act of 1974 (ERISA) for whom a defendant bank provided foreign currency exchange transactional services, exercised discretionary authority or discretionary control over management of such ERISA plan, or authorized or permitted the execution of any foreign currency exchange transactional services involving such plan’s assets. The complaint asserts claims under ERISA.
In 2015, UBS was added to putative class actions pending against other banks in federal court in New York and other jurisdictions on behalf of putative classes of persons who bought or sold physical precious metals and various precious metal products and derivatives. The complaints in these lawsuits assert claims under the antitrust laws and the CEA, and other claims.
LIBOR and other benchmark-related regulatory matters: Numerous government agencies, including the SEC, the CFTC, the DOJ, the FCA, the SFO, the Monetary Authority of Singapore (MAS), the HKMA, FINMA, the various state attorneys general in the US, and competition authorities in various jurisdictions have conducted or are continuing to conduct investigations regarding submissions with respect to LIBOR and other benchmark rates.
These investigations focus on whether there were improper attempts by UBS, among others, either acting on our own or together with others, to manipulate LIBOR and other benchmark rates at certain times.
In 2012, UBS reached settlements with the FSA, the CFTC and the Criminal Division of the DOJ in connection with their investigations of benchmark interest rates. At the same time, FINMA issued an order concluding its formal proceedings with respect to UBS relating to benchmark interest rates. UBS has paid a total of approximately CHF 1.4 billion in fines and disgorgement – including GBP 160 million in fines to the FSA, USD 700 million in fines to the CFTC, USD 500 million in fines to the DOJ, and CHF 59 million in disgorgement to FINMA. UBS
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Securities Japan Co. Ltd. (UBSSJ) entered into a plea agreement with the DOJ under which it entered a plea to one count of wire fraud relating to the manipulation of certain benchmark interest rates, including Yen LIBOR.
UBS entered into an NPA with the DOJ, which (along with the plea agreement) covered conduct beyond the scope of the conditional leniency / immunity grants described below, required UBS to pay the USD 500 million fine to the DOJ after the sentencing of UBSSJ, and provided that any criminal penalties imposed on UBSSJ at sentencing be deducted from the USD 500 million fine. Under the NPA, we agreed, among other things, that for two years from 18 December 2012 UBS would not commit any US crime, and we would advise DOJ of any potentially criminal conduct by UBS or any of its employees relating to violations of US laws concerning fraud or securities and commodities markets. The term of the NPA was extended by one year to 18 December 2015. In May 2015, the Criminal Division terminated the NPA based on its determination, in its sole discretion, that certain UBS AG employees committed criminal conduct that violated the NPA. As a result, UBS entered into a plea agreement with the DOJ under which it entered a guilty plea to one count of wire fraud relating to the manipulation of certain benchmark interest rates, including Yen LIBOR, and agreed to pay a fine of USD 203 million and accept a three-year term of probation. Sentencing is currently scheduled for 9 May 2016.
In 2014, UBS reached a settlement with the European Commission (EC) regarding its investigation of bid-ask spreads in connection with Swiss franc interest rate derivatives and paid a EUR 12.7 million fine, which was reduced to this level based in part on UBS’s cooperation with the EC. The MAS, HKMA and the Japan Financial Services Agency have also resolved investigations of UBS (and in some cases, other banks). We have ongoing obligations to cooperate with the authorities with whom we have reached resolutions and to undertake certain remediation with respect to benchmark interest rate submissions.
Investigations by the CFTC, ASIC and other governmental authorities remain ongoing notwithstanding these resolutions.
UBS has been granted conditional leniency or conditional immunity from authorities in certain jurisdictions, including the Antitrust Division of the DOJ, WEKO and the EC, in connection with potential antitrust or competition law violations related to submissions for Yen LIBOR and Euroyen TIBOR. WEKO has also granted UBS conditional immunity in connection with potential competition law violations related to submissions for CHF LIBOR and certain transactions related to CHF LIBOR. As a result of these conditional grants, we will not be subject to prosecutions, fines or other sanctions for antitrust or competition law violations in the jurisdictions where we have conditional immunity or leniency in connection with the matters covered by the conditional grants, subject to our continuing cooperation. However, the conditional leniency and conditional immunity grants we have received do not bar government agencies from asserting other claims and imposing sanctions against us, as evidenced by the settlements and ongoing investigations referred to above. In addition, as a result of the conditional leniency agreement with the DOJ, we are eligible for a limit on liability to actual rather than treble damages, were damages to be awarded in any civil antitrust action under US law based on conduct covered by the agreement and for relief from potential joint and several liability in connection with such civil antitrust action, subject to our satisfying the DOJ and the court presiding over the civil litigation of our cooperation. The conditional leniency and conditional immunity grants do not otherwise affect the ability of private parties to assert civil claims against us.
LIBOR and other benchmark-related civil litigation: A number of putative class actions and other actions are pending in, or expected to be transferred to, the federal courts in New York against UBS and numerous other banks on behalf of parties who transacted in certain interest rate benchmark-based derivatives.
Also pending are actions asserting losses related to various products whose interest rate was linked to USD LIBOR, including adjustable rate mortgages, preferred and debt securities, bonds pledged as collateral, loans, depository accounts, investments and other interest-bearing instruments. All of the complaints allege manipulation, through various means, of various benchmark interest rates, including USD LIBOR, Euroyen TIBOR, Yen LIBOR, EURIBOR, CHF LIBOR, GBP LIBOR or USD ISDAFIX rates and seek unspecified compensatory and other damages under varying legal theories. In 2013, the court in the USD action dismissed the federal antitrust and racketeering claims of certain USD LIBOR plaintiffs and a portion of their claims brought under the CEA and state common law. Plaintiffs have appealed the dismissal, and the appeal remains pending. In 2014, the court in one of the Euroyen TIBOR lawsuits dismissed certain of the plaintiff’s claims, including federal antitrust claims. In 2015, the same court dismissed plaintiff’s federal racketeering claims and affirmed its previous dismissal of plaintiff’s antitrust claims. UBS and other defendants in other lawsuits including those related to EURIBOR, CHF LIBOR and GBP LIBOR have filed motions to dismiss.
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Since September 2014, putative class actions have been filed in federal court in New York and New Jersey against UBS and other financial institutions, among others, on behalf of parties who entered into interest rate derivative transactions linked to ISDAFIX.
The complaints, which have since been consolidated into an amended complaint, allege that the defendants conspired to manipulate ISDAFIX rates from 1 January 2006 through January 2014, in violation of US antitrust laws and the CEA, among other theories, and seeks unspecified compensatory damages, including treble damages. UBS and other defendants have filed a motion to dismiss, which remains pending.
Government bonds: Putative class actions have been filed in US federal courts against UBS and other banks on behalf of persons who participated in markets for US Treasury securities since 2007. The complaints generally allege that the banks colluded with respect to and manipulated prices of US Treasury securities sold at auction. They assert claims under the antitrust laws and the CEA and for unjust enrichment. The cases have been consolidated in the SDNY. Following filing of these complaints, UBS and reportedly other banks have received requests for information from various authorities regarding US Treasury securities and other government bond trading practices.
With respect to additional matters and jurisdictions not encompassed by the settlements and order referred to above, our balance sheet at 31 December 2015 reflected a provision in an amount that UBS believes to be appropriate under the applicable accounting standard. As in the case of other matters for which we have established provisions, the future outflow of resources in respect of such matters cannot be determined with certainty based on currently available information, and accordingly may ultimately prove to be substantially greater (or may be less) than the provision that we have recognized.
6. Swiss retrocessions
The Federal Supreme Court of Switzerland ruled in 2012, in a test case against UBS, that distribution fees paid to a firm for distributing third party and intra-group investment funds and structured products must be disclosed and surrendered to clients who have entered into a discretionary mandate agreement with the firm, absent a valid waiver.
FINMA has issued a supervisory note to all Swiss banks in response to the Supreme Court decision. The note sets forth the measures Swiss banks are to adopt, which include informing all affected clients about the Supreme Court decision and directing them to an internal bank contact for further details. UBS has met the FINMA requirements and has notified all potentially affected clients.
The Supreme Court decision has resulted, and may continue to result, in a number of client requests for UBS to disclose and potentially surrender retrocessions. Client requests are assessed on a case-by-case basis. Considerations taken into account when assessing these cases include, among others, the existence of a discretionary mandate and whether or not the client documentation contained a valid waiver with respect to distribution fees.
Our balance sheet at 31 December 2015 reflected a provision with respect to matters described in this item 6 in an amount that UBS believes to be appropriate under the applicable accounting standard. The ultimate exposure will depend on client requests and the resolution thereof, factors that are difficult to predict and assess. Hence, as in the case of other matters for which we have established provisions, the future outflow of resources in respect of such matters cannot be determined with certainty based on currently available information, and accordingly may ultimately prove to be substantially greater (or may be less) than the provision that we have recognized.
7. Banco UBS Pactual tax indemnity
Pursuant to the 2009 sale of Banco UBS Pactual S.A. (Pactual) by UBS to BTG Investments, LP (BTG), BTG has submitted contractual indemnification claims that UBS estimates amount to approximately BRL 2.4 billion, including interest and penalties, which is net of liabilities retained by BTG. The claims pertain principally to several tax assessments issued by the Brazilian tax authorities against Pactual relating to the period from December 2006 through March 2009, when UBS owned Pactual. The majority of these assessments relate to the deductibility of goodwill amortization in connection with UBS’s 2006 acquisition of Pactual and payments made to Pactual employees through various profit-sharing plans. These assessments are being challenged in administrative and judicial proceedings. In May 2015, the administrative court issued a decision that was largely in favor of the tax authority with respect to the goodwill amortization assessment. This decision has been appealed.
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8.  Matters relating to the CDS market
In 2013, the EC issued a Statement of Objections against 13 credit default swap (CDS) dealers including UBS, as well as data service provider Markit and the International Swaps and Derivatives Association (ISDA). The Statement of Objections broadly alleges that the dealers infringed European Union antitrust rules by colluding to prevent exchanges from entering the credit derivatives market between 2006 and 2009. In December 2015, the EC issued a statement that it had decided to close its investigation against all 13 dealers, including UBS. The EC’s investigation regarding Markit and ISDA is ongoing. Since mid-2009, the Antitrust Division of the DOJ has also been investigating whether multiple dealers, including UBS, conspired with each other and with Markit to restrain competition in the markets for CDS trading, clearing and other services. In 2014, putative class action plaintiffs filed consolidated amended complaints in the SDNY against 12 dealers, including UBS, as well as Markit and ISDA, alleging violations of the US Sherman Antitrust Act and common law. Plaintiffs allege that the defendants unlawfully conspired to restrain competition in and / or monopolize the market for CDS trading in the US in order to protect the dealers’ profits from trading CDS in the over-the-counter market. In September 2015, UBS and the other defendants entered into settlement agreements to resolve the litigation, pursuant to which UBS has paid USD 75 million out of a total settlement amount paid by all defendants of approximately USD 1.865 billion. The agreements have received preliminary court approval but are subject to final court approval.
Included by the Sponsor from the CFTC Website and not provided by UBS
The Commodity Futures Trading Commission (CFTC) on January 29, 2018 issued an Order filing and settling charges against UBS AG (UBS), requiring UBS to pay a $15 million civil monetary penalty and to undertake remedial relief. The Order finds that from January 2008 through at least December 2013, UBS, by and through the acts of certain precious metals traders on the spot desk (Traders), attempted to manipulate the price of precious metals futures contracts by utilizing a variety of manual spoofing techniques with respect to precious metals futures contracts trading on the Commodity Exchange, Inc. (COMEX), including gold and silver, and by trading in a manner to trigger customer stop-loss orders.
Goldman Sachs International (“GSI”)
Goldman Sachs International is a subsidiary of The Goldman Sachs Group, Inc. (“Group, Inc.”). From time to time, Group, Inc. (and its subsidiaries, including Goldman Sachs International), its officers and employees are involved in proceedings and receive inquiries, subpoenas and notices of investigation relating to various aspects of its business some of which result in sanction. Details are set out in Goldman Sachs International’s entry on the FCA/PRA Financial Services Register (https://register.fca.org.uk/ShPo_HomePage), Goldman Sachs International’s financial statements and Group Inc.’s various regulatory filings under applicable laws and regulations, Forms 10-K and 10-Q and periodic filings pursuant to the U.S. Securities Exchange Act of 1934 (http://www.goldmansachs.com/investor-relations/financials/). Goldman Sachs International is registered in the US with National Futures Association (NFA) as a provisionally registered Swap Dealer.
The disclosures below are extracts from Group Inc’s financial statements dating back five years available on the GS website:
The firm is involved in a number of judicial, regulatory and arbitration proceedings (including those described below) concerning matters arising in connection with the conduct of the firm’s businesses. Many of these proceedings are in early stages, and many of these cases seek an indeterminate amount of damages.
Malaysia Development Berhad (1MDB)-Related Matters
The firm has received subpoenas and requests for documents and information from various governmental and regulatory bodies and self-regulatory organizations as part of investigations and reviews relating to financing transactions and other matters involving 1MDB, a sovereign wealth fund in Malaysia. Subsidiaries of the firm acted as arrangers or purchasers of approximately $6.5 billion of debt securities of 1MDB. On November 1, 2018, the U.S. Department of Justice (DOJ) unsealed a criminal information and guilty plea by Tim Leissner, a former participating managing director of the firm, and an indictment against Ng Chong Hwa, a former managing director of the firm, and Low Taek Jho. Leissner pleaded guilty to a two-count criminal information charging him with conspiring to launder money and conspiring to violate the U.S. Foreign Corrupt Practices Act’s (FCPA) anti-bribery and internal accounting controls provisions. Low and Ng were charged in a three-count indictment with conspiring to launder money and conspiring to violate the FCPA’s anti-bribery provisions. On August 28, 2018, Leissner’s guilty plea was accepted by the U.S. District Court for the Eastern District of New York and Leissner was adjudicated guilty on both counts. Ng was also charged in this indictment with conspiring to violate the FCPA’s internal accounting controls provisions. The charging documents state, among other things, that Leissner and Ng participated in a conspiracy to misappropriate proceeds of the 1MDB offerings for
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themselves and to pay bribes to various government officials to obtain and retain 1MDB business for the firm. The plea and charging documents indicate that Leissner and Ng knowingly and willfully circumvented the firm’s system of internal accounting controls, in part by repeatedly lying to control personnel and internal committees that reviewed these offerings. The indictment of Ng and Low alleges that the firm’s system of internal accounting controls could be easily circumvented and that the firm’s business culture, particularly in Southeast Asia, at times prioritized consummation of deals ahead of the proper operation of its compliance functions. On May 6, 2019, Ng pleaded not guilty to the DOJ’s criminal charges. On February 4, 2020, the FRB disclosed that Andrea Vella, a former participating managing director whom the DOJ had previously referred to as an unindicted co-conspirator, had agreed, without admitting or denying the FRB’s allegations, to a consent order that prohibited him from participating in the banking industry. No other penalties were imposed by the consent order. On December 17, 2018, the Attorney General of Malaysia filed criminal charges in Malaysia against Goldman Sachs International (GSI), as the arranger of three offerings of debt securities of 1MDB, aggregating approximately $6.5 billion in principal amount, for alleged disclosure deficiencies in the offering documents relating to, among other things, the use of proceeds for the debt securities, as well as against Goldman Sachs (Asia) LLC (GS Asia) and Goldman Sachs (Singapore) PTE (GS Singapore). Criminal charges have also been filed against Leissner, Low, Ng and Jasmine Loo Ai Swan. In a related press release, the Attorney General of Malaysia indicated that prosecutors in Malaysia will seek criminal fines against the accused in excess of $2.7 billion plus the $600 million of fees received in connection with the debt offerings. On August 9, 2019, the Attorney General of Malaysia announced that criminal charges had also been filed against seventeen current and former directors of GSI, GS Asia and GS Singapore. The Malaysia Securities Commission issued notices to show cause against Goldman Sachs (Malaysia) Sdn Bhd (GS Malaysia) in December 2018 and March 2019 that (i) allege possible violations of Malaysian securities laws and (ii) indicate that the Malaysia Securities Commission is considering whether to revoke GS Malaysia’s license to conduct corporate finance and fund management activities in Malaysia. The firm has received multiple demands, beginning in November 2018, from alleged shareholders under Section 220 of the Delaware General Corporation Law for books and records relating to, among other things, the firm’s involvement with 1MDB and the firm’s compliance procedures. On December 13, 2019, an alleged shareholder filed a lawsuit in the Court of Chancery of the State of Delaware seeking books and records relating to, among other things, the firm’s involvement with 1MDB and the firm’s compliance procedures. On February 19, 2019, a purported shareholder derivative action relating to 1MDB was filed in the U.S. District Court for the Southern District of New York against Group Inc. and the directors at the time and a former chairman and chief executive officer of the firm. The amended complaint filed on July 12, 2019, which seeks unspecified damages, disgorgement and injunctive relief, alleges breaches of fiduciary duties, including in connection with alleged insider trading by certain current and former directors, unjust enrichment and violations of the anti-fraud provisions of the Exchange Act, including in connection with Group Inc.’s common stock repurchases and solicitation of proxies. Defendants moved to dismiss this action on September 12, 2019. Beginning in March 2019, the firm has also received demands from alleged shareholders to investigate and pursue claims against certain current and former directors and executive officers based on their oversight and public disclosures regarding 1MDB and related internal controls. On November 21, 2018, a summons with notice was filed in New York Supreme Court, County of New York, by International Petroleum Investment Company, which guaranteed certain debt securities issued by 1MDB, and its subsidiary Aabar Investments PJS. The summons with notice makes unspecified claims relating to 1MDB and seeks unspecified compensatory and punitive damages and other relief against Group Inc., GSI, GS Asia, GS Singapore, GS Malaysia, Leissner, Ng, and Vella, as well as individuals (who are not current or former employees of the firm) previously associated with the plaintiffs. On December 20, 2018, a putative securities class action lawsuit was filed in the U.S. District Court for the Southern District of New York against Group Inc. and certain former officers of the firm alleging violations of the anti-fraud provisions of the Exchange Act with respect to Group Inc.’s disclosures concerning 1MDB and seeking unspecified damages. The plaintiffs filed the second amended complaint on October 28, 2019, which the defendants moved to dismiss on January 9, 2020. The firm is cooperating with the DOJ and all other governmental and regulatory investigations relating to 1MDB. The firm is also engaged in discussions with certain governmental and regulatory authorities with respect to potential resolution of their investigations and proceedings. There can be no assurance that the discussions will lead to resolution of any of those matters. Any such resolution, as well as proceedings by the DOJ or other governmental or regulatory authorities, could result in the imposition of significant fines, penalties and other sanctions against the firm, including restrictions on the firm’s activities.
Interest Rate Swap Antitrust Litigation
Group Inc., GS&Co., GSI, GS Bank USA and Goldman Sachs Financial Markets, L.P. (GSFM) are among the defendants named in a putative antitrust class action relating to the trading of interest rate swaps, filed in November 2015 and consolidated in the U.S. District Court for the Southern District of New York. The same Goldman Sachs entities also are among the defendants named in two antitrust actions relating to the trading of interest rate swaps, commenced in April 2016 and June 2018, respectively, in the U.S. District Court for the Southern District of New York by three operators of swap execution facilities and certain of their affiliates. These actions have been consolidated for pretrial proceedings. The complaints generally assert claims under federal antitrust law and state common law in connection with an alleged conspiracy
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among the defendants to preclude exchange trading of interest rate swaps. The complaints in the individual actions also assert claims under state antitrust law. The complaints seek declaratory and injunctive relief, as well as treble damages in an unspecified amount. Defendants moved to dismiss the class and the first individual action and the district court dismissed the state common law claims asserted by the plaintiffs in the first individual action and otherwise limited the state common law claim in the putative class action and the antitrust claims in both actions to the period from 2013 to 2016. On November 20, 2018, the court granted in part and denied in part the defendants’ motion to dismiss the second individual action, dismissing the state common law claims for unjust enrichment and tortious interference, but denying dismissal of the federal and state antitrust claims. On March 13, 2019, the court denied the plaintiffs’ motion in the putative class action to amend their complaint to add allegations related to 2008-2012 conduct, but granted the motion to add limited allegations from 2013-2016, which the plaintiffs added in a fourth consolidated amended complaint filed on March 22, 2019. The plaintiffs in the putative class action moved for class certification on March 7, 2019.
Commodities-Related Litigation
GSI is among the defendants named in putative class actions relating to trading in platinum and palladium, filed beginning on November 25, 2014 and most recently amended on May 15, 2017, in the U.S. District Court for the Southern District of New York. The amended complaint generally alleges that the defendants violated federal antitrust laws and the Commodity Exchange Act in connection with an alleged conspiracy to manipulate a benchmark for physical platinum and palladium prices and seek declaratory and injunctive relief, as well as treble damages in an unspecified amount. Defendants moved to dismiss the third consolidated amended complaint on July 21, 2017. GS&Co., GSI, J. Aron & Company and Metro, a previously consolidated subsidiary of Group Inc. that was sold in the fourth quarter of 2014, are among the defendants in a number of putative class and individual actions filed beginning on August 1, 2013 and consolidated in the U.S. District Court for the Southern District of New York. The complaints generally allege violations of federal antitrust laws and state laws in connection with the storage of aluminum and aluminum trading. The complaints seek declaratory, injunctive and other equitable relief, as well as unspecified monetary damages, including treble damages. In December 2016, the district court granted defendants’ motions to dismiss as to all remaining claims. Certain plaintiffs subsequently appealed in December 2016. On August 27, 2019, the Second Circuit vacated the district court’s dismissals and remanded the case to district court for further proceedings.
Included by the Sponsor from the NFA Website and not provided by Goldman Sachs International:
TRS Case #17-001 (May 26, 2017) – Failure to report a canceled or amended transaction. 513-Cancelled trades and amended trade information. Fine of $1,000.
BLB Case #161 (August 12, 2016) – For trade date June 2, 2016, Goldman Sachs International did not notify nor receive prior approval to offset an error trade as required under BSEF Rule 516. Fine of $1,250.
For trade date March 13, 2020, GSI failed to report two Block Trades to BSEF within 10 minutes after the Participants agreed to and executed the terms of each Block Trade as required under BSEF Rule 531.A(d). Summary Notice of Fine ($1250), effective November 11, 2020.
Royal Bank of Canada (“RBC”)
RBC is a large global institution that is subject to many different complex legal and regulatory requirements that continue to evolve. RBC is and has been subject to a variety of legal proceedings, including civil claims and lawsuits, regulatory examinations, investigations, audits and requests for information by various governmental regulatory agencies and law enforcement authorities in various jurisdictions. Some of these matters may involve novel legal theories and interpretations and may be advanced under criminal as well as civil statutes, and some proceedings could result in the imposition of civil, regulatory enforcement or criminal penalties. RBC reviews the status of all proceedings on an ongoing basis and will exercise judgment in resolving them in such manner as RBC believes to be in its best interest. This is an area of significant judgment and uncertainty and the extent of its financial and other exposure to these proceedings after taking into account current accruals could be material to RBC’s results of operations in any particular period. The following is a description of RBC’s significant legal proceedings.
LIBOR regulatory investigations and litigation
Royal Bank of Canada and other U.S. dollar panel banks have been named as defendants in private lawsuits filed in the U.S. with respect to the setting of U.S. dollar LIBOR including a number of class action lawsuits which have been consolidated before the U.S. District Court for the Southern District of New York. The complaints in those private lawsuits assert claims against us and other panel banks under various U.S.
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laws, including U.S. antitrust laws, the U.S. Commodity Exchange Act, and state law. In addition to the LIBOR actions, in January 2019, a number of financial institutions, including Royal Bank of Canada and RBC Capital Markets LLC, were named in a purported class action in New York alleging violations of the U.S. antitrust laws and common law principles of unjust enrichment in the setting of LIBOR after the Intercontinental Exchange took over administration of the benchmark interest rate from the British Bankers’ Association in 2014. On March 26, 2020, Royal Bank of Canada and RBC Capital Markets LLC were dismissed from the purported class action in New York alleging violations of the U.S. antitrust laws and common law principles of unjust enrichment in the setting of LIBOR after the Intercontinental Exchange took over administration of the benchmark interest rate from the British Bankers’ Association in 2014. On April 24, 2020, the plaintiffs filed a notice of appeal. Based on the facts currently known, it is not possible at this time for us to predict the ultimate outcome of these proceedings or the timing of their resolution.
Royal Bank of Canada Trust Company (Bahamas) Limited proceedings
On April 13, 2015, a French investigating judge notified Royal Bank of Canada Trust Company (Bahamas) Limited (RBC Bahamas) of the issuance of an ordonnance de renvoi referring RBC Bahamas and other unrelated persons to the French tribunal correctionnel to face the charge of complicity in estate tax fraud relating to actions taken relating to a trust for which RBC Bahamas serves as trustee. RBC Bahamas believes that its actions did not violate French law and contested the charge in the French court. On January 12, 2017, the French court acquitted all parties including RBC Bahamas, and on June 29, 2018, the French appellate court affirmed the acquittals. The acquittals were appealed and the hearing took place in November 25, 2020. The court’s decision is expected to be issued in January 2021. On October 28, 2016, Royal Bank of Canada was granted an exemption by the U.S. Department of Labor that allows Royal Bank of Canada and its current and future affiliates to continue to qualify for the Qualified Professional Asset Manager (QPAM) exemption under the Employee Retirement Income Security Act despite any potential conviction of RBC Bahamas in the French proceeding for a temporary one year period from the date of conviction. On November 3, 2020, the Solicitor of Labor of the U.S. 210 Royal Bank of Canada: Annual Report 2020 Consolidated Financial Statements Department of Labor issued an opinion stating that a conviction under non-U.S. law is not a disqualifying event for purposes of the QPAM exemption. Based on that opinion, any conviction in a French court would not trigger disqualification of Royal Bank of Canada and its current and future affiliates under the QPAM exemption.
RBC Bahamas continues to review the trustee’s and the trust’s legal obligations, including liabilities and potential liabilities under applicable tax and other laws. Based on the facts currently known, it is not possible at this time to predict the ultimate outcome of these matters; however, we believe that the ultimate resolution will not have a material effect on our consolidated financial position, although it may be material to our results of operations in the period it occurs.
Interchange fees litigation
Since 2011, seven proposed class actions have been commenced in Canada: Bancroft-Snell v. Visa Canada Corporation, et al., 9085-4886 Quebec Inc. v. Visa Canada Corporation, et al., Coburn and Watson’s Metropolitan Home v. Bank of America Corporation, et al. (Watson), Macaronies Hair Club and Laser Centre Inc. v. BofA Canada Bank, et al., 1023926 Alberta Ltd. v. Bank of America Corporation, et al., The Crown & Hand Pub Ltd. v. Bank of America Corporation, et al., and Hello Baby Equipment Inc. v. BofA Canada Bank, et al. The defendants in each action are VISA Canada Corporation (Visa), MasterCard International Incorporated (MasterCard), Royal Bank of Canada and other financial institutions. The plaintiff class members are Canadian merchants who accept Visa and/or MasterCard branded credit cards for payment. The actions allege, among other things, that from March 2001 to the present, Visa and MasterCard conspired with their issuing banks and acquirers to set default interchange rates and merchant discount fees and that certain rules (Honour All Cards and No Surcharge) have the effect of increasing the merchant discount fees. The actions include claims of civil conspiracy, breach of the Competition Act (the Act), interference with economic relations and unjust enrichment. The claims seek unspecified general and punitive damages. In Watson, a decision to partially certify the action as a class proceeding was released on March 27, 2014, and was appealed. On August 19, 2015, the British Columbia Court of Appeal struck the plaintiff class representative’s cause of action under section 45 of the Competition Act and reinstated the plaintiff class representative’s cause of action in civil conspiracy by unlawful means, among other rulings. In October 2016, the trial court in Watson denied a motion by the plaintiff to revive the stricken section 45 Act claim, and also denied the plaintiff’s motion to add new causes of action. The Supreme Court of Canada declined the B.C. class action plaintiffs’ request to appeal the decision striking the plaintiffs’ cause of action under section 45 of the Competition Act. In October 2020, the parties agreed to adjourn the Watson trial.
In 9085-4886 Quebec Inc. v. Visa Canada Corporation, et al., the Quebec-court dismissed the Competition Act claims by Quebec merchants for post-2010 damages and certified a class action as to the remaining claims. The merchants appealed and on July 25, 2019, the
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Quebec Court of Appeal allowed the appeal to also authorize the merchants to proceed under section 45 of the Competition Act for claims after March 12, 2010 and for claims under section 49 of the Competition Act.
Foreign exchange matters
Various regulators are conducting inquiries regarding potential violations of antitrust law by a number of banks, including Royal Bank of Canada, regarding foreign exchange trading. Beginning in 2015, putative class actions were brought against Royal Bank of Canada and/or RBC Capital Markets, LLC in the United States and Canada. These actions were each brought against multiple foreign exchange dealers and allege, among other things, collusive behaviour in global foreign exchange trading.
In August 2018, the U.S. District Court entered a final order approving RBC Capital Markets’ pending settlement with class plaintiffs. In November 2018, certain institutional plaintiffs who had previously opted-out of participating in the settlement filed their own lawsuit in US District Court. In May 2020, the US District Court dismissed Royal Bank of Canada from the November 2018 lawsuit brought by certain institutional plaintiffs who had previously opted-out of participating in the August 2018 settlement with class plaintiffs. The Canadian class actions and one other U.S. action that is purportedly brought on behalf of different classes of plaintiffs remain pending. Based on the facts currently known, it is not possible at this time to predict the ultimate outcome of the Foreign Exchange Matters or the timing of their ultimate resolution.
Panama Papers inquiries
Following media reports on the contents of files misappropriated from a Panamanian-based law firm, Mossack Fonseca & Co about special purpose entities associated with that firm, regulatory, tax and enforcement authorities are conducting inquiries. The inquiries focus on, among other issues, the potential use of such entities by third parties to avoid tax and disclosure obligations. Royal Bank of Canada has responded to information and document requests by a number of such authorities.
Inquiries on sales practices
RBC has received inquiries about its sales practices and related compensation arrangements. In addition, in March 2017, the Financial Consumer Agency of Canada announced that it will begin a review of sales practices in the Canadian federally regulated financial sector. The Office of the Superintendent of Financial Institutions is also involved in conducting this joint sales practices review. On March 20, 2018, the Financial Consumer Agency of Canada (FCAC) released their industry report on its review of sales practices.
Other matters
RBC is a defendant in a number of other actions alleging that certain of its practices and actions were improper. The lawsuits involve a variety of complex issues and the timing of their resolution is varied and uncertain. Management believes that RBC will ultimately be successful in resolving these lawsuits, to the extent that RBC is able to assess them, without material financial impact to the Bank. This is, however, an area of significant judgment and the potential liability resulting from these lawsuits could be material to its results of operations in any particular period.
Various other legal proceedings are pending that challenge certain of its other practices or actions. While this is an area of significant judgment and some matters are currently inestimable, RBC considers that the aggregate liability, to the extent that RBC is able to assess it, resulting from these other proceedings will not be material to its consolidated financial position or results of operations.
Morgan Stanley & Co. International PLC (MSIP or MSLplc)
Morgan Stanley & Co. International plc (“MSIplc”) is acting as a swap dealer for ProShares Trust II. MSIplc is provisionally registered in the U.S. with the National Futures Association (“NFA”) as a Swap Dealer (NFA ID: 0238917). The NFA BASIC tool identifies one regulatory action involving MSIplc:
Pursuant to an offer of settlement in which MSIplc neither admitted nor denied the rule violation upon which the penalty is based, on September 26, 2017, a Panel of the Chicago Board of Trade (“CBOT”) Business Conduct Committee (“BCC” or “Panel”) found that on October 26, 2015, MSIP facilitated the execution of two Exchange for Related Position (“EFRP”) transactions in the 10-Year U.S. Treasury Note futures market that were contingent upon each other for the purpose of rebalancing positions, which offset the related position without the
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incurrence of material market risk. Additionally, the Panel found that the quantity of the related position was not approximately equivalent to the quantity of the Exchange component of the EFRP. The Panel thus concluded that MSIP thereby violated CBOT Rules 538.C. and 538.E. In accordance with the settlement offer, the Panel ordered MSIP to pay a fine of $25,000.
MSIplc is a wholly-owned subsidiary of Morgan Stanley (“MS” or the “Firm”). MS files annual reports and quarterly reports in which it discloses material information about legal proceedings, including actions brought by regulatory organizations and government agencies, relating to its derivatives, securities and commodities business that allege various violations of federal and state securities laws, including information about any material litigation or regulatory investigation. Full details on the items noted below can be found at: https://www.morganstanley.com/pub/content/msdotcom/en/about-us-ir/sec-filings.html
This disclosure does not include any new matters or updates to existing matters arising during or after the second quarter of 2021. For active matters initiated prior to the second quarter of 2021, updates were based on the matters’ public U.S. state or federal court dockets. Such material litigation disclosure identifies the following matters relating to MSIplc:
On July 15, 2010, China Development Industrial Bank (“CDIB”) filed a complaint against the Firm, styled China Development Industrial Bank v. Morgan Stanley & Co. Incorporated et al., which is pending in the Supreme Court of the State of New York, New York County (“Supreme Court of NY”). The complaint relates to a $275 million CDS referencing the super senior portion of the STACK 2006-1 CDO. The complaint asserts claims for common law fraud, fraudulent inducement and fraudulent concealment and alleges that the Firm misrepresented the risks of the STACK 2006-1 CDO to CDIB, and that the Firm knew that the assets backing the CDO were of poor quality when it entered into the CDS with CDIB. The complaint seeks compensatory damages related to the approximately $228 million that CDIB alleges it has already lost under the CDS, rescission of CDIB’s obligation to pay an additional $12 million, punitive damages, equitable relief, pre- and post-judgment interest, fees and costs. On February 28, 2011, the court denied the Firm’s motion to dismiss the complaint. On December 21, 2018, the court denied the Firm’s motion for summary judgment and granted in part the Firm’s motion for sanctions related to the spoliation of evidence. On January 18, 2019, CDIB filed a motion to clarify and resettle the portion of the court’s December 21, 2018 order granting spoliation sanctions. On January 24, 2019, CDIB filed a notice of appeal from the court’s December 21, 2018 order, and the Firm filed a notice of appeal from the same order. On March 7, 2019, the court denied the relief sought by CDIB in its January 18, 2019 motion. On May 21, 2020, the Appellate Division, First Department (“First Department”), modified the Supreme Court of NY’s order to deny the Firm’s motion for sanctions relating to spoliation of evidence and otherwise affirmed the denial of the Firm’s motion for summary judgment. On June 19, 2020, the Firm moved for leave to appeal the First Department’s decision to the New York Court of Appeals (“Court of Appeals”), which the First Department denied on July 24, 2020.
On October 11, 2011, an Italian financial institution, Banco Popolare Societá Cooperativa (“Banco Popolare”), filed a civil claim against the Firm in the Milan courts, styled Banco Popolare Societá Cooperativa v Morgan Stanley & Co. International plc & others, related to its purchase of €100 million of bonds issued by Parmalat. The claim asserted by Banco Popolare alleges, inter alia, that the Firm was aware of Parmalat’s impending insolvency and conspired with others to deceive Banco Popolare into buying bonds by concealing both Parmalat’s true financial condition and certain features of the bonds from the market and Banco Popolare. Banco Popolare seeks damages of €76 million (approximately $93 million) plus damages for loss of opportunity and moral damages. The Firm filed its answer on April 20, 2012. On September 11, 2018, the court dismissed in full the claim against the Firm. On March 11, 2019, the plaintiff filed an appeal in the Court of Appeal of Milan. On May 31, 2019, the Firm filed its response to the plaintiff’s appeal. The parties filed final submissions in the Court of Appeal of Milan in November 2020. On February 2, 2021, the Firm was served with the Court of Appeal’s judgment, which partially upheld Banco Popolare’s appeal on limited grounds and awarded Banco Popolare approximately €2.3 million (approximately $2.8 million) in damages plus interest and certain legal and other expenses
On June 22, 2017, the public prosecutor for the Court of Accounts for the Republic of Italy filed a claim against the Firm styled Case No. 2012/00406/MNV, which is pending in the Regional Prosecutor’s Office at the Judicial Section of the Court of Auditors for Lazio, Italy. The claim related to certain derivative transactions between the Republic of Italy and the Firm. The transactions were originally entered into between 1999 and 2005, and were restructured (and certain of the transactions were terminated) in December 2011 and January 2012. The claim alleged, inter alia, that the Firm effectively acted as an agent of the state in connection with these transactions and asserts claims related to, among other things, whether the Ministry of Finance was authorized to enter into these transactions, whether the transactions were appropriate, and whether the Firm’s conduct related to the termination of certain transactions was proper. The prosecutor sought damages through an administrative process against the Firm for €2.76 billion (approximately $3.4 billion). On March 30, 2018, the Firm filed its defense to the claim. On June 15, 2018, the Court issued a decision declining jurisdiction and dismissing the claim against the Firm. A hearing of the public prosecutor’s appeal
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was held on January 10, 2019. On March 7, 2019, the Appellate Division of the Court of Accounts for the Republic of Italy issued a decision affirming the decision below declining jurisdiction and dismissing the claim against the Firm. On April 19, 2019, the public prosecutor filed an appeal with the Italian Supreme Court seeking to overturn this decision. On June 14, 2019, the Firm filed its response to the public prosecutor’s affirmed the earlier decisions that the Court of Accounts lacked jurisdiction to hear the claim against the Firm, thereby dismissing the public prosecutor’s claim against the Firm
In matters styled Case number 15/3637 and Case number 15/4353, the Dutch Tax Authority (“Dutch Authority”) is challenging in the Dutch courts the prior set-off by the Firm of approximately €124 million (approximately $152 million) plus accrued interest of withholding tax credits against the Firm’s corporation tax liabilities for the tax years 2007 to 2013. The Dutch Authority alleges that the Firm was not entitled to receive the withholding tax credits on the basis, inter alia, that a Firm subsidiary did not hold legal title to certain securities subject to withholding tax on the relevant dates. The Dutch Authority has also alleged that the Firm failed to provide certain information to the Dutch Authority and keep adequate books and records. On April 26, 2018, the District Court in Amsterdam issued a decision dismissing the Dutch Authority’s claims with respect to certain of the tax years in dispute. On May 12, 2020, the Court of Appeal in Amsterdam granted the Dutch Authority’s appeal in matters re-styled Case number 18/00318 and Case number 18/00319. On June 22, 2020, the Firm filed an appeal against the decision of the Court of Appeal in Amsterdam before the Dutch High Court.
On October 5, 2017, various institutional investors filed a claim against the Firm and another bank in a matter now styled Case number B-803-18 (previously BS 99-6998/2017), in the City Court of Copenhagen, Denmark concerning their roles as underwriters of the initial public offering (“IPO”) in March 2014 of the Danish company OW Bunker A/S. The claim seeks damages of approximately DKK 529 million (approximately $87 million) plus interest in respect of alleged losses arising from investing in shares in OW Bunker, which entered into bankruptcy in November 2014. Separately, on November 29, 2017, another group of institutional investors joined the Firm and another bank as defendants to pending proceedings in the High Court of Eastern Denmark against various other parties involved in the IPO in a matter styled Case number B-2073-16. The claim brought against the Firm and the other bank has been given its own Case number B-2564-17. The investors claim damages of approximately DKK 767 million (approximately $126 million) plus interest, from the Firm and the other bank on a joint and several basis with the Defendants to these proceedings. Both claims are based on alleged prospectus liability; the second claim also alleges professional liability of banks acting as financial intermediaries. On June 8, 2018, the City Court of Copenhagen, Denmark ordered that the matters now styled Case number B-803-18, B-2073-16 and Case number B-2564-17 be heard together before the High Court of Eastern Denmark. On June 29, 2018, the Firm filed its defense to the matter now styled Case number B-2564-17. On February 4, 2019, the Firm filed its defense to the matter now styled Case number B-803-18.
Beginning in February of 2016, the Firm was named as a defendant in multiple purported antitrust class actions now consolidated into a single proceeding in the United States District Court for the Southern District of New York (“SDNY”) styled In Re: Interest Rate Swaps Antitrust Litigation. Plaintiffs allege, inter alia, that the Firm, together with a number of other financial institution defendants, violated U.S. and New York state antitrust laws from 2008 through December of 2016 in connection with their alleged efforts to prevent the development of electronic exchange based platforms for interest rates swaps trading. Complaints were filed both on behalf of a purported class of investors who purchased interest rates swaps from defendants, as well as on behalf of two swap execution facilities that allegedly were thwarted by the defendants in their efforts to develop such platforms. The consolidated complaints seek, among other relief, certification of the investor class of plaintiffs and treble damages. On July 28, 2017, the court granted in part and denied in part the defendants’ motion to dismiss the complaints.
The following are extracts from MS’s filings on Form 10-Q throughout 2021, which relate to MSIplc:
1Q 2021 10-Q
Legal Proceedings
The following developments have occurred since previously reporting certain matters in the Firm’s 2020 Form 10-K and the Firm’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2021 (the “First Quarter Form 10-Q”). See also the disclosures set forth under “Legal Proceedings” in the 2020 Form 10-K and the First Quarter Form 10-Q.
Residential Mortgage and Credit Crisis Related Matter
On March 22, 2021, the parties in China Development Industrial Bank v. Morgan Stanley & Co. Incorporated entered into a settlement agreement. On April 16, 2021, the court entered a stipulation of voluntary discontinuance, with prejudice.
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European Matters
Tax
On January 29, 2021, the Advocate General of the Dutch High Court in matters re-styled Case number 15/3637 and Case number 15/4353 issued an advisory opinion on the Firm’s appeal, which rejected the Firm’s principal grounds of appeal. On February 11, 2021, the Firm and the Dutch Tax Authority each responded to this opinion.
2Q 2021 10-Q
Legal Proceedings
The following developments have occurred since previously reporting certain matters in the Firm’s 2020 Form 10-K, the Firm’s Quarterly Reports on Form 10-Q for the quarterly period ended March 31, 2021 (the “First Quarter Form 10-Q”) and the quarterly period ended June 30, 2021 (the “Second Quarter Form 10-Q”). See also the disclosures set forth under “Legal Proceedings” in the 2020 Form 10-K, the First Quarter Form 10-Q, and the Second Quarter Form 10-Q.
European Matter
On June 22, 2021, Dutch criminal authorities sought various documents in connection with an investigation of the Firm related to the civil claims asserted by the Dutch Tax Authority in matters re-styled Case number 18/00318 and Case number 18/00319, concerning the accuracy of the Dutch subsidiary’s tax returns and the maintenance of its books and records for 2007 to 2012.
MSIplc does not file its own periodic reports with the U.S. Securities and Exchange Commission. However, MSIplc files periodic financial statements including with the U.K. Financial Conduct Authority (the “FCA”), which include current descriptions of litigations, proceedings, and investigations which are considered material to MSIplc.
The following is an extract from MSIplc’s financial statements for the year ended 31 December 2020 (the “Group” includes MSIplc and its subsidiaries):
Litigation matters
In addition to the matters described below, in the normal course of business, the Group has been named, from time to time, as a defendant in various legal actions, including arbitrations, class actions and other litigation, arising in connection with its activities as a global diversified financial services institution. Certain of the actual or threatened legal actions include claims for substantial compensatory and/or punitive damages or claims for indeterminate amounts of damages. In some cases, the entities that would otherwise be the primary defendants in such cases are bankrupt or are in financial distress.
The Group is also involved, from time to time, in other reviews, investigations and proceedings (both formal and informal) by governmental and self-regulatory agencies regarding the business, and involving, among other matters, sales and trading activities, financial products or offerings sponsored, underwritten or sold by the Group, and accounting and operational matters, certain of which may result in adverse judgments, settlements, fines, penalties, injunctions or other relief.
The Group contests liability and/or the amount of damages as appropriate in each pending matter. Where available information indicates that it is probable a liability had been incurred at the date of the consolidated financial statements and the Group can reasonably estimate the amount of that loss, the Group accrues the estimated loss by a charge to income. The future legal expenses may fluctuate from period to period, given the current environment regarding government investigations and private litigation affecting global financial services firms, including the Group.
In many proceedings and investigations, however, it is inherently difficult to determine whether any loss is probable or even possible, or to estimate the amount of any loss. The Group cannot predict with certainty if, how or when such proceedings or investigations will be resolved or what the eventual settlement, fine, penalty or other relief, if any, may be, particularly for proceedings and investigations where the factual record is being developed or contested or where plaintiffs or government entities seek substantial or indeterminate damages, restitution, disgorgement or penalties. Numerous issues may need to be resolved before a loss or additional loss or range of loss or additional range of loss
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can be reasonably estimated for a proceeding or investigation, including through potentially lengthy discovery and determination of important factual matters, determination of issues related to class certification and the calculation of damages or other relief, and by addressing novel or unsettled legal questions relevant to the proceedings or investigations in question.
Subject to the foregoing, the Group believes, based on current knowledge and after consultation with counsel, that the outcome of such proceedings and investigations will not have a material adverse effect on the financial condition of the Group, although the outcome of such proceedings or investigations could be material to the Group’s operating results and cash flows for a particular period depending on, among other things, the level of the Group’s revenues or income for such period.
While the Group has identified below certain proceedings that the Group believes to be material, individually or collectively, there can be no assurance that additional material losses will not be incurred from claims that have not yet been asserted or are not yet determined to be material.
On 15 July 2010, China Development Industrial Bank (“CDIB”) filed a complaint against the Group and another Morgan Stanley Group affiliate, styled China Development Industrial Bank v. Morgan Stanley & Co. Incorporated et al., which is pending in the Supreme Court of the State of New York, New York County (“Supreme Court of NY”). The complaint relates to a $275 million credit default swap (“CDS”) referencing the super senior portion of the STACK 2006-1 collateralised debt obligation (“CDO”). The complaint asserts claims for common law fraud, fraudulent inducement and fraudulent concealment and alleges that the Group and another Morgan Stanley Group affiliate misrepresented the risks of the STACK 2006-1 CDO to CDIB, and that the Group and another Morgan Stanley Group affiliate knew that the assets backing the CDO were of poor quality when it entered into the CDS with CDIB. The complaint seeks compensatory damages related to the approximately $228 million that CDIB alleges it has already lost under the CDS, rescission of CDIB’s obligation to pay an additional $12 million, punitive damages, equitable relief, pre- and post-judgment interest, fees and costs. On 28 February 2011, the court denied the Group’s and another Morgan Stanley Group affiliate’s motion to dismiss the complaint. On 21 December 2018, the court denied the Group’s and another Morgan Stanley Group affiliate’s motion for summary judgment and granted in part the Group’s and another Morgan Stanley Group affiliate’s motion for sanctions related to the spoliation of evidence. On 18 January 2019, CDIB filed a motion to clarify and resettle the portion of the court’s 21 December 2018 order granting spoliation sanctions. On 24 January 2019, CDIB filed a notice of appeal from the court’s 21 December 2018 order, and the Group and another Morgan Stanley Group affiliate filed a notice of appeal from the same order. On 7 March 2019, the court denied the relief sought by CDIB in its 18 January 2019 motion. On 21 May 2020, the Appellate Division, First Department (“First Department”), modified the Supreme Court of NY’s order` to deny the Group’s and another Morgan Stanley Group affiliate’s motion for sanctions relating to spoliation of evidence and otherwise affirmed the denial of the Group’s and another Morgan Stanley Group affiliate’s motion for summary judgment. On 19 June 2020, the Group and another Morgan Stanley Group affiliate moved for leave to appeal the First Department’s decision to the New York Court of Appeals, which the First Department denied on 24 July 2020. On 22 March 2021, the parties reached a settlement in this matter. On 5 April 2021, the parties filed a stipulation of voluntary discontinuance, dismissing the action with prejudice.
On 11 October 2011, an Italian financial institution, Banco Popolare Societá Cooperativa (“Banco Popolare”), filed a civil claim against the Group and another Morgan Stanley Group affiliate in the Milan courts, styled Banco Popolare Societá Cooperativa v Morgan Stanley & Co. International plc & others,related to its purchase of €100 million of bonds issued by Parmalat. The claim asserted by Banco Popolare alleges, inter alia, that the Group and another Morgan Stanley Group affiliate were aware of Parmalat’s impending insolvency and conspired with others to deceive Banco Popolare into buying bonds by concealing both Parmalat’s true financial condition and certain features of the bonds from the market and Banco Popolare. Banco Popolare seeks damages of €76 million (approximately $93 million) plus damages for loss of opportunity and moral damages. The Group and another Morgan Stanley Group affiliate filed their answer on 20 April 2012. On 11 September 2018, the court dismissed in full the claim against the Group and another Morgan Stanley Group affiliate. On 11 March 2019, the plaintiff filed an appeal in the Court of Appeal of Milan. On 31 May 2019, the Group and another Morgan Stanley Group affiliate filed their response to the plaintiff’s appeal. The parties filed final submissions in the Court of Appeal of Milan in November 2020. On 2 February 2021, the Group and another Morgan Stanley Group affiliate were served with the Court of Appeal’s judgment, which partially upheld Banco Popolare’s appeal on limited grounds and awarded Banco Popolare approximately €2.3 million (approximately $2.8 million) in damages plus interest and certain legal and other expenses.
On 22 June 2017, the public prosecutor for the Court of Accounts for the Republic of Italy filed a claim against the Group styled Case No. 2012/00406/MNV, which is pending in the Regional Prosecutor’s Office at the Judicial Section of the Court of Auditors for Lazio, Italy. The claim related to certain derivative transactions between the Republic of Italy and the Group and another Morgan Stanley Group affiliate. The
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transactions were originally entered into between 1999 and 2005, and were restructured (and certain of the transactions were terminated) in December 2011 and January 2012. The claim alleged, inter alia, that the Group effectively acted as an agent of the state in connection with these transactions and asserts claims related to, among other things, whether the Ministry of Finance was authorised to enter into these transactions, whether the transactions were appropriate, and whether the Group’s conduct related to the termination of certain transactions was proper. The prosecutor sought damages through an administrative process against the Group for €2.76 billion (approximately $3.4 billion). On 30 March 2018, the Group filed its defence to the claim. On 15 June 2018, the Court issued a decision declining jurisdiction and dismissing the claim against the Group. A hearing of the public prosecutor’s appeal was held on 10 January 2019. On 7 March 2019, the Appellate Division of the Court of Accounts for the Republic of Italy issued a decision affirming the decision below declining jurisdiction and dismissing the claim against the Group. On 19 April 2019, the public prosecutor filed an appeal with the Italian Supreme Court seeking to overturn this decision. On 14 June 2019, the Group filed its response to the public prosecutor’s appeal. On 17 November 2020, an appeal hearing took place before the Italian Supreme Court. On 1 February 2021, the Italian Supreme Court affirmed the earlier decisions that the Court of Accounts lacked jurisdiction to hear the claim against the Group, thereby dismissing the public prosecutor’s claim against the Group.
In matters styled Case number 15/3637 and Case number 15/4353, the Dutch Tax Authority (“Dutch Authority”) is challenging in the Dutch courts the prior set-off by a subsidiary undertaking of the Group of approximately €124 million (approximately $152 million) plus accrued interest of withholding tax credits against the subsidiary undertaking of the Group’s corporation tax liabilities for the tax years 2007 to 2013. The Dutch Authority alleges that the subsidiary undertaking of the Group was not entitled to receive the withholding tax credits on the basis, inter alia, that the subsidiary undertaking of the Group did not hold legal title to certain securities subject to withholding tax on the relevant dates. The Dutch Authority has also alleged that the subsidiary undertaking of the Group failed to provide certain information to the Dutch Authority and keep adequate books and records. On 26 April 2018, the District Court in Amsterdam issued a decision dismissing the Dutch Authority’s claims with respect to certain of the tax years in dispute. On 12 May 2020, the Court of Appeal in Amsterdam granted the Dutch Authority’s appeal in matters re-styled Case number 18/00318 and Case number 18/00319. On 22 June 2020, the subsidiary undertaking of the Group filed an appeal against the decision of the Court of Appeal in Amsterdam before the Dutch High Court. The Group’s tax charge for the period includes a tax expense of $212 million principally associated with the remeasurement of provisions for this matter, see note 8.
On 5 October 2017, various institutional investors filed a claim against the Group and another bank in a matter now styled Case number B-803-18(previously BS 99-6998/2017), in the City Court of Copenhagen, Denmark concerning their roles as underwriters of the initial public offering (“IPO”) in March 2014 of the Danish company OW Bunker A/S. The claim seeks damages of DKK 534,270,456 (approximately $87 million) plus interest in respect of alleged losses arising from investing in shares in OW Bunker, which entered into bankruptcy in November 2014. Separately, on 29 November 2017, another group of institutional investors joined the Group and another bank as defendants to pending proceedings in the High Court of Eastern Denmark against various other parties involved in the IPO in a matter styled Case number B-2073-16. The claim brought against the Group and the other bank has been given its own Case number B-2564-17. The investors claim damages of DKK 767,235,885 (approximately $126 million) plus interest, from the Group and the other bank on a joint and several basis with the defendants to these proceedings. Both claims are based on alleged prospectus liability; the second claim also alleges professional liability of banks acting as financial intermediaries. On 8 June 2018, the City Court of Copenhagen, Denmark ordered that the matters now styled Case number B-803-18, B-2073-16 and Case number B-2564-17 be heard together before the High Court of Eastern Denmark. On 29 June 2018, the Group filed its defence to the matter now styled Case number B-2564-17. On 4 February 2019, the Group filed its defence to the matter now styled Case number B-803-18.
The Group and other financial institutions are responding to a number of governmental investigations and civil litigation matters related to allegations of anticompetitive conduct in various aspects of the financial services industry, including the matter described below.
Beginning in February of 2016, the Group and certain Morgan Stanley Group affiliates were named as a defendant in multiple purported antitrust class actions now consolidated into a single proceeding in the United States District Court for the Southern District of New York styled In Re: Interest Rate Swaps Antitrust Litigation. Plaintiffs allege, inter alia, that the Group and certain Morgan Stanley Group affiliates, together with a number of other financial institution defendants, violated United States and New York state antitrust laws from 2008 through December of 2016 in connection with their alleged efforts to prevent the development of electronic exchange-based platforms for interest rates swaps trading. Complaints were filed both on behalf of a purported class of investors who purchased interest rates swaps from defendants, as well as on behalf of two swap execution facilities that allegedly were thwarted by the defendants in their efforts to develop such platforms. The consolidated complaints seek, among other relief, certification of the investor class of plaintiffs and treble damages. On 28 July 2017, the court granted in part and denied in part the motion to dismiss the complaints.
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Included by the Sponsor from the NFA website and not provided by MSIP
Pursuant to an offer of settlement in which Morgan Stanley & Co. International Plc (“MSIP”) neither admitted nor denied the rule violation upon which the penalty is based, on September 26, 2017, a Panel of the Chicago Board of Trade (“CBOT”) Business Conduct Committee (“BCC” or “Panel”) found that on October 26, 2015, MSIP facilitated the execution of two Exchange for Related Position (“EFRP”) transactions in the 10-Year U.S. Treasury Note futures market that were contingent upon each other for the purpose of rebalancing positions, which offset the related position without the incurrence of material market risk. Additionally, the Panel found that the quantity of the related position was not approximately equivalent to the quantity of the Exchange component of the EFRP. The Panel thus concluded that MSIP thereby violated CBOT Rules 538.C. and 538.E. In accordance with the settlement offer, the Panel ordered MSIP to pay a fine of $25,000, effective September 28, 2017
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APPENDIX A—GLOSSARY OF DEFINED TERMS
The Glossary of Defined Terms below defines certain of the terms and meanings used throughout this Prospectus. Each term also is defined the first time it is used in this Prospectus.
1933 Act	Securities Act of 1933, as amended
1934 Act	Securities Exchange Act of 1934, as amended
1940 Act	Investment Company Act of 1940, as amended
Administrator	The Bank of New York Mellon, as administrator for the Funds
Advisers Act	The Investment Advisers Act of 1940
Authorized Participant	Those who may purchase (i.e., create) or redeem Creation Units directly from the Funds
Authorized Participant Agreement	The agreement that is entered into between an Authorized Participant, the Sponsor and the Trust that allows an Authorized Participant to purchase or redeem Creation Units directly from the Funds
Authorized Participant Procedures Handbook	A handbook that details the procedures for placing and processing Purchase Orders and Redemption Orders in Creation Units
BNYM	The Bank of New York Mellon
Business Day	Any day on which the NAV of a specified Fund is determined.
Cboe	Chicago Board Options Exchange, Incorporated
CBOT	Chicago Board of Trade
CEA	Commodity Exchange Act, as amended
CFE	Cboe Futures Exchange
CFTC	United States Commodity Futures Trading Commission
CME	Chicago Mercantile Exchange
Code	Internal Revenue Code of 1986, as amended
Creation Unit	A block of 25,000 or 50,000 Shares, as applicable, that is created for sale by the Trust to Authorized Participants and/or submitted to the Trust for redemption by an Authorized Participant.
Currency Fund(s)	The UltraShort Australian Dollar Fund, the Ultra Euro Fund, the Short Euro Fund, the UltraShort Euro Fund, the Ultra Yen Fund and/or the UltraShort Yen Fund
Custodian	The Bank of New York Mellon, as custodian for the Funds
Distributor	SEI Investments Distribution Co., as distributor for the Funds
Dodd-Frank Act	Dodd-Frank Wall Street Reform and Consumer Protection Act
DSTA	Delaware Statutory Trust Act
DTC	Depository Trust Company
EMU	European Monetary Union
EU	European Union
Exchange	The exchange on which a Fund is primarily listed and traded (i.e., NYSE Arca or Cboe BZX Exchange, Inc.)
FCM	Futures Commission Merchant
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1933 Act	Securities Act of 1933, as amended
Financial Instrument
Instruments whose value is derived from the value of an underlying asset, rate, benchmark or an equity market volatility index, including futures contracts, swap agreements, forward contracts, option contracts, and other instruments.

FINRA	Financial Industry Regulatory Authority, Inc.
Fund(s)	One or more of the series of the Trust offered herein.
Geared Funds	The Ultra Funds, the UltraShort Funds and the Short Euro Fund
Gold Subindex	Bloomberg Gold Subindex
ICE	Intercontinental Exchange
IRS	United States Internal Revenue Service
Matching Fund	The VIX Futures Fund
Natural Gas Funds	The Ultra Natural Gas Fund and the UltraShort Natural Gas Fund
Natural Gas Subindex	Bloomberg Natural Gas Subindex
NAV	Net Asset Value
NFA	National Futures Association
NSCC	National Securities Clearing Corporation
NYMEX	New York Mercantile Exchange
NYSE	New York Stock Exchange
NYSE Arca	NYSE Arca Equities, Inc.
Other Fund	A series of the Trust that is not being offered pursuant to this Prospectus.
OTC	Over-The-Counter
PDI	ProFunds Distributors, Inc.
Position Limit Rules	The requirement of U.S. commodities exchanges to establish corresponding speculative position limits.
Precious Metals Fund(s)	The UltraShort Silver Fund and/or the UltraShort Gold Fund
PTP	Publicly-traded partnership
Reference Asset	The underlying asset that is used to determine the value of a Financial Instrument.
Regulations	The income tax regulations promulgated under the Code.
S&P	Standard & Poor’s
SEC	United States Securities and Exchange Commission
SEI	SEI Investments Distribution Co.
Shares	Common units of beneficial interest that represent units of fractional undivided beneficial interest in and ownership of the Funds.
Short Fund	Short Euro
Silver Subindex	Bloomberg Silver Subindex
Sponsor	ProShare Capital Management LLC
Title VII	Title VII of Dodd Frank
Transfer Agent	The Bank of New York Mellon, as transfer agent for the Funds
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1933 Act	Securities Act of 1933, as amended
Trust	ProShares Trust II
Trust Agreement	The Amended and Restated Trust Agreement of ProShares Trust II, as amended by Amendment No. 1.
Trustee	Wilmington Trust Company
U.K.	United Kingdom
Ultra Fund(s)	The Ultra Natural Gas Fund, the Ultra Euro Fund, and/or the Ultra Yen Fund
UltraShort Fund(s)	The UltraShort Natural Gas Fund, the UltraShort Australian Dollar Fund, the UltraShort Euro Fund, the UltraShort Yen Fund and/or the Precious Metals Funds
U.S.	United States of America
VIX	Cboe Volatility Index
VIX Index	Cboe Volatility Index
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(February ___, 2022)
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PART II

Information Not Required in Prospectus

Item 14. Other Expenses of Issuance and Distribution.

The following chart reflects estimated amounts required to prepare and file this Registration Statement and complete the offering of the Shares registered hereby.

Approximate Amount
Securities and Exchange Commission Registration Fee	$276,280
FINRA Filing Fee	$0
Printing Expenses	$15,000
Fees of Certified Public Accountants	$7,500
Fees of Counsel	$15,000

Total	$313,780

Item 15. Indemnification of Directors and Officers.

The amended and restated Trust Agreement of the Trust provides for, and as amended from time-to-time, will provide for, the indemnification of the Sponsor. The Sponsor (including Covered Persons as will be provided under each amended and restated Trust Agreement) shall be indemnified by the Trust (or any Fund separately to the extent the matter in question relates to a single Fund or is otherwise disproportionate), against any losses, judgments, liabilities, expenses and amounts paid in settlement of any claims sustained by it in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, before any court or administrative or legislative body, in which such Sponsor may be or may have been involved as a party or otherwise or with which such Sponsor may be or may have been threatened, while in office or thereafter, by reason of any alleged act or omission as the Sponsor or by reason of his or her being or having been the Sponsor except with respect to any matter as to which such Sponsor shall have been finally adjudicated in any such action, suit or other proceeding not to have acted in good faith in the reasonable belief that such Sponsor’s action was in the best interests of the Trust and except that the Sponsor shall not be indemnified against any liability to the Trust or its Shareholders by reason of willful misconduct or gross negligence of such Sponsor.

Item 16. Exhibits.

The following documents (unless otherwise indicated) are filed herewith and made a part of this Registration Statement:

(a) Exhibits. The following exhibits are filed herewith:

Exhibit Number	Description of Document

4.1	Amended and Restated Trust Agreement of ProShares Trust II(1)

4.1(a)	Amendment No.1 to Amended and Restated Trust Agreement of ProShares Trust II(6)

4.2	Form of Authorized Participant Agreement(6)

5.1	Opinion of Richards, Layton & Finger, P.A. as to legality(7)

8.1	Opinion of Morgan, Lewis & Bockius LLP as to income tax matters(7)

10.1	Form of Sponsor Agreement(3)

10.2	Form of Transfer Agency and Service Agreement(4)

10.3	Form of Custodian Agreement(6)

10.4	Form of Distribution Agreement(2)

10.5	Form of Futures Account Agreement(2)

10.6	Form of Institutional Master Futures Client Account Agreement(5)

10.7	Form of Administration and Accounting Agreement(4)

23.1	Consent of Richards, Layton & Finger, P.A. (included in Exhibit 5.1)(7)

23.2	Consent of Morgan, Lewis & Bockius LLP (included in Exhibit 8.1)(7)

23.3	Consent of PricewaterhouseCoopers LLP

24.1	Power of Attorney for Louis M. Mayberg and Michael L. Sapir(7)

107	Filing Fee Table

(1)	Incorporated by reference to the Trust’s Registration Statement, filed on September 18, 2008.
(2)	Incorporated by reference to the Trust’s Registration Statement, filed on November 17, 2008.
(3)	Incorporated by reference to the Trust’s Registration Statement, filed on August 15, 2008.
(4)	Incorporated by reference to the Trust’s Form 8-K, filed on September 26, 2018.
(5)	Incorporated by reference to the Trust’s Registration Statement filed, on September 16, 2011.
(6)	Incorporated by reference to the Trust’s Registration Statement, filed on March 6, 2020.
(7)	Incorporated by reference to the Trust’s Registration Statement, filed on December 16, 2021.

(b)	Financial Statements. No financial statements are filed herewith.

Item 17. Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933, as amended;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.

Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 per cent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S–3 or Form F–3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	If the registrant is relying on Rule 430B:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be a part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or their securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)

Insofar as indemnification for liabilities under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the provisions described in Item 15 above, or otherwise, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any such action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of their respective counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Bethesda, State of Maryland, on the 14th day of February, 2022.

ProShares Trust II

By:	/s/ Todd B. Johnson
Name:	Todd B. Johnson
Title:	Principal Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-1 has been signed by the following persons in the capacities and on the date indicated.

/s/ Todd B. Johnson	Principal Executive Officer	February 14, 2022
Name: Todd B. Johnson

/s/ Edward Karpowicz	Principal Financial Officer Principal Accounting Officer	February 14, 2022
Name: Edward Karpowicz

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-1 has been signed by the following persons on behalf of the Sponsor in the capacities and on the date indicated.

/s/ Louis M. Mayberg*	Member of the Sponsor (Director)	February 14, 2022
Name: Louis M. Mayberg

/s/ Michael L. Sapir*	Member of the Sponsor (Director)	February 14, 2022
Name: Michael L. Sapir

*	Signed by Richard F. Morris pursuant to power of attorney dated December 16, 2021.